                                                                  EXECUTION COPY

                                                                    Exhibit 10.1

================================================================================

                         MASTER PARTICIPATION AGREEMENT

                                      among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                  as Borrower,

                    JAPAN BANK FOR INTERNATIONAL COOPERATION,
                          as a Senior Facility Lender,

                      SUMITOMO MITSUI BANKING CORPORATION,
                 as a Lead JBIC Arranger and Global Coordinator,

                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                            as a Lead JBIC Arranger,

                                      KfW,
                          as a Senior Facility Lender,

                             CALYON NEW YORK BRANCH,
       as a Senior Facility Lender, Lead Arranger and Global Coordinator,

                         THE ROYAL BANK OF SCOTLAND PLC,
                 as a Senior Facility Lender and Lead Arranger,

                            THE BANK OF NOVA SCOTIA,
                 as a Senior Facility Lender and Lead Arranger,

                          MIZUHO CORPORATE BANK, LTD.,
                 as a Senior Facility Lender and Lead Arranger,

                                       and

                             CALYON NEW YORK BRANCH,
                             as Administrative Agent

                         Dated as of September 30, 2005

================================================================================

                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE I    DEFINITIONS AND INTERPRETATION..............................     4
   1.01         Definitions..............................................     4
   1.02         Interpretation...........................................     4

ARTICLE II   FINANCING PLAN..............................................     5
   2.01         Senior Facility Lenders' Commitment to Lend..............     5
   2.02         Issuance of the Peruvian Bonds...........................     5
   2.03         Termination or Reduction of Commitments..................     7
   2.04         Timing of Advances.......................................     8
   2.05         Base Advances Specific Disbursement Mechanics............     8
   2.06         Stand-By Advances Specific Disbursement Mechanics........    10
   2.07         Several Obligations......................................    10
   2.08         Promissory Notes.........................................    11
   2.09         Senior Facility Lender's Failure to Fund.................    12

ARTICLE III  COMMON LENDING ARRANGEMENTS.................................    13
   3.01         Repayment of the Advances................................    13
   3.02         Interest.................................................    13
   3.03         Senior Facility Loans Pari Passu.........................    14
   3.04         Pro Rata Payments........................................    14
   3.05         Voluntary Prepayment.....................................    14
   3.06         Mandatory Prepayment.....................................    15
   3.07         Partial Payments.........................................    17
   3.08         Application of Prepayments Other Than Prepayments in
                   Full..................................................    17
   3.09         Taxes....................................................    17
   3.10         Single Senior Lender Suspension or Termination...........    19
   3.10A.       Single Lender Acceleration...............................    20
   3.11         Funding Losses...........................................    21
   3.12         Illegality...............................................    22

ARTICLE IV   FEES........................................................    22
   4.01         Commitment Fee...........................................    22
   4.02         Other Fees...............................................    22

ARTICLE V    CONDITIONS PRECEDENT........................................    23
   5.01         Conditions Precedent to Initial Disbursements of Base
                   Advances..............................................    23

   5.02         Conditions Precedent to Initial Disbursements of Stand-By
                   Advances and to Subsequent Advances...................    29
   5.03         Satisfaction of Conditions Precedent.....................    29

ARTICLE VI   REPRESENTATIONS AND WARRANTIES..............................    29
   6.01         Organization, Authority, Binding Effect..................    30
   6.02         Capitalization...........................................    30
   6.03         Compliance with Other Instruments and Laws...............    30
   6.04         Environmental Matters....................................    31
   6.05         Taxes....................................................    31
   6.06         Labor Matters............................................    32
   6.07         Legal Proceedings........................................    32
   6.08         Consents, etc............................................    32
   6.09         Financial Statements.....................................    33
   6.10         No Broker................................................    33
   6.11         Absence of Undisclosed Liabilities.......................    33
   6.12         Absence of Certain Changes and Events....................    33
   6.13         Mining and Beneficiation Concessions and Other Rights....    33
   6.14         Related Party Transactions and Commitments...............    34
   6.15         Project Information......................................    34
   6.16         Ranking..................................................    35
   6.17         No MPA Event of Default or MPA Default...................    35
   6.18         Copies of Documents......................................    35
   6.19         Property and Assets......................................    35
   6.20         No Immunity..............................................    35
   6.21         Stability Agreement......................................    35
   6.22         Description of the Sulfide Project.......................    35
   6.23         Water Rights, etc........................................    35
   6.24         Tax Liability............................................    36

ARTICLE VII  COVENANTS...................................................    36
   7.01         Maintenance of Existence.................................    36
   7.02         Books, Records and Accounts..............................    36
   7.03         Principal Place of Business..............................    36
   7.04         Use of Proceeds..........................................    36
   7.05         Information..............................................    37
   7.06         Confirmation of Progress of Construction.................    39
   7.07         Preservation of Assets...................................    39
   7.08         Mining Concessions.......................................    40
   7.09         Minimum Production.......................................    40
   7.10         Offtake Agreements.......................................    40
   7.11         Sale of Concentrate and Cathodes.........................    41

   7.12         Project Documents........................................    41
   7.13         Power Generation Facility................................    42
   7.14         Taxes....................................................    42
   7.15         Sulfide Project, Capital Expenditures....................    43
   7.16         Limitation on Debt.......................................    43
   7.17         Limitation on Liens......................................    44
   7.18         Drawdowns of Senior Loans................................    45
   7.19         Notice of MPA Defaults; Extraordinary Notices............    45
   7.20         Restricted Payments......................................    46
   7.21         Compliance with Law......................................    47
   7.22         Transactions with Affiliates.............................    47
   7.23         Environmental Compliance.................................    48
   7.24         Permitted Hedges.........................................    49
   7.25         Ordinary Course Transactions.............................    49
   7.26         Determination of Extraordinary Major Maintenance Reserve
                   Amount................................................    49
   7.27         Determination of Tax Contingency Reserve Amount..........    49
   7.28         Further Assurances.......................................    50
   7.29         No Modifications of By-Laws..............................    50
   7.30         Business.................................................    50
   7.31         Access...................................................    51
   7.32         Operation of Business....................................    51
   7.33         No Merger or Consolidation...............................    51
   7.34         No Subsidiaries; no Acquisitions.........................    51
   7.35         Construction of Project..................................    51
   7.36         Operator.................................................    51
   7.37         Limitation on Loans......................................    52
   7.38         Request for Completion Loans.............................    52
   7.39         Limitation on Share Issuance.............................    52
   7.40         Ethical Business Practices...............................    52

ARTICLE VIII INSURANCE...................................................    52
   8.01         Maintenance of Insurance.................................    52
   8.02         Insurance Consultant.....................................    52

ARTICLE IX   MPA EVENTS OF DEFAULT AND REMEDIES..........................    53
   9.01         MPA Events of Default....................................    53
   9.02         Declaration of MPA Event of Default......................    59
   9.03         Cessation of MPA Event of Default........................    60
   9.04         Abandonment..............................................    60

ARTICLE X    SENIOR FACILITY LENDERS ARRANGEMENTS........................    60
   10.01        Senior Facility Lenders Actions..........................    60

   10.02        Sharing of Information...................................    64
   10.03        General Consultation.....................................    64
   10.04        Sharing of Non-Pro Rata Payments.........................    65
   10.05        Termination of Senior Debt Commitments...................    66
   10.06        Global Coordinator.......................................    66

ARTICLE XI   POLITICAL EVENTS OF FORCE MAJEURE...........................    66
   11.01        Declaration of Event of Political Force Majeure..........    66
   11.02        Notices by Administrative Agent..........................    66
   11.03        Arbitration..............................................    66

ARTICLE XII  MISCELLANEOUS...............................................    67
   12.01        Service Providers........................................    67
   12.02        Accession................................................    68
   12.03        Effectiveness............................................    68
   12.04        Termination..............................................    68
   12.05        Stability Agreement......................................    68
   12.06        Currency Equivalents.....................................    68
   12.07        Governing Law............................................    69
   12.08        Severability.............................................    69
   12.09        Entire Agreement.........................................    69
   12.10        Confidentiality..........................................    69
   12.11        Notices..................................................    70
   12.12        Benefits of Agreement....................................    72
   12.13        Successors and Assigns...................................    72
   12.14        Remedies.................................................    73
   12.15        Execution in Counterparts................................    74
   12.16        Consent to Jurisdiction..................................    74
   12.17        Arbitration..............................................    75
   12.18        No Trial by Jury.........................................    76
   12.19        Amendments and Waivers...................................    76
   12.20        Senior Facility Lenders' Credit Decisions................    77
   12.21        Payment of Expenses......................................    77
   12.22        Conflicts................................................    79
   12.23        No Partnership...........................................    79
   12.24        No Immunity..............................................    79
   12.25        Reinstatement............................................    79

Schedule A         Committed Amounts
Schedule B         Repayment Schedule
Schedule C         Drawdown Schedule

Schedule D         Description of the Sulfide Project
Schedule E         Tax Certification
Schedule F         Tax Matters
Schedule 6.02      Borrower Capitalization
Schedule 6.03(c)   Compliance with Other Instruments and Laws
Schedule 6.03(d)   Core Peruvian Governmental Approvals
Schedule 6.04      Environmental Matters
Schedule 6.05      Taxes
Schedule 6.06      Labor Matters
Schedule 6.07      Legal Proceedings
Schedule 6.08      Consents
Schedule 6.09      Financial Statements
Schedule 6.12      Absence of Certain Changes and Events
Schedule 6.13      Title to Assets, Mining and Beneficiation Concessions and
                   Other Rights
Schedule 6.14      Related Party Transactions and Commitments
Schedule 6.24      Tax Liability

Exhibit A          JBIC Loan Agreement
Exhibit B          KfW Loan Agreement
Exhibit C          Commercial Banks Loan Agreement
Exhibit D          Form of Peruvian Bonds Indenture
Exhibit E          Form of Debt Service Coverage Ratio Certificate
Exhibit F          Form of Transferee Accession Agreement
Exhibit G-1        Form of New Party Accession Agreement (Replacement Lender)
Exhibit G-2        Form of New Party Accession Agreement (Bridge Loan Provider)
Exhibit H-1        Form of Consent to Assignment (Operator's Agreement)
Exhibit H-2        Form of Consent to Assignment (Engineering Agreement
                   and Construction Agreement)
Exhibit H-3        Form of Consent to Assignment (Shareholders Agreement)
Exhibit I          Form of Consent of Assignment (Peruvian law agreement)
Exhibit J          Form of Notice of Conditional Assignment

Appendix I-1       Form of Opinion of Rodrigo, Elias & Medrano, Abogados
                   (Borrower Opinion on Share Pledge on behalf of Cyprus and
                   Sumitomo Participants)
Appendix I-2       Form of Opinion of Debevoise & Plimpton LLP on behalf of PDC, the PD Buyer, the PD Participant, Borrower, Operator,
                   PD Buyer and BVN
Appendix I-3       Form of Opinion of Estudio Luis Echecopar Garcia, Special
                   Peruvian Counsel to the Senior Facility Lenders
Appendix I-4       Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP

Appendix I-5       Form of Opinion of Emmet, Marvin & Martin, LLP, Special New
                   York Counsel to the Trustee
Appendix I-6       Form of Opinion of Rodrigo, Elias & Medrano, Abogados
                   (Operator Opinion)
Appendix I-7       Form of Opinion of Rodrigo, Elias & Medrano, Abogados
                   (ElectroPeru S.A. Opinion)
Appendix I-8       Form of Opinion of Rodrigo, Elias & Medrano, Abogados
                   (EGASA Opinion)
Appendix I-9       Form of Opinion of Sullivan & Cromwell LLP on behalf of SMM,
                   SC, SGM and the Sumitomo Participant (Financing Documents)
Appendix I-10      Form of Opinion of Sullivan & Cromwell LLP on behalf of SMM
                   (Offtake Agreements)
Appendix I-11      Form of Opinion of Sakai & Nimura on behalf of SMM
                   (Offtake Agreements)
Appendix I-12      Form of Opinion of Sakai & Nimura on behalf of SMM, SC and
                   SGM (Financing Documents)
Appendix I-13      Form of Opinion of Allen & Overy LLP on behalf of the
                   Sumitomo Participant
Appendix I-14      Form of Opinion of Estudio Aurelio Garcia Sayan, Abogados on
                   behalf of BVN
Appendix II        Insurance
Appendix III       Form of Annual Budget

                         MASTER PARTICIPATION AGREEMENT

     MASTER PARTICIPATION AGREEMENT, dated as of September 30, 2005 (the "Agreement" or "MPA") is made by and among:

     SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru (the "Borrower");

     JAPAN BANK FOR INTERNATIONAL COOPERATION, a Japanese government financial institution organized under the laws of Japan ("JBIC"), in its capacity as a Senior Facility Lender;

     SUMITOMO MITSUI BANKING CORPORATION, a stock corporation organized under the laws of Japan, as lead JBIC arranger and Global Coordinator ("SMBC", and, in its capacity as Global Coordinator, the "Global Coordinator");

     THE BANK OF TOKYO-MITSUBISHI, LTD., a banking institution organized under the laws of Japan, as lead JBIC arranger ("BOT-M" and together with SMBC, in their capacity as lead JBIC arrangers, the "Lead JBIC Arrangers");

     KfW, a public corporation formed under the laws of the Federal Republic of Germany ("KfW"), in its capacity as a Senior Facility Lender;

     CALYON New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic ("Calyon"), in its capacity as a Senior Facility Lender, Lead Arranger and Global Coordinator;

     THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated under the laws of Scotland ("RBS"), in its capacity as a Senior Facility Lender and Lead Arranger;

     THE BANK OF NOVA SCOTIA, a Canadian chartered bank, organized under the laws of Canada ("Scotia Capital"), in its capacity as a Senior Facility Lender and Lead Arranger;

     MIZUHO CORPORATE BANK, LTD., a banking institution organized under the laws of Japan ("Mizuho"), in its capacity as a Senior Facility Lender and Lead Arranger; and

     CALYON New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic, as Administrative Agent for the Senior Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

     A. The Borrower owns the Cerro Verde copper mine, including a copper leaching and solution extraction/electrowinning (SX/EW) operation, located in the District of Uchumayo and Yarabamba, Province of Arequipa, Republic of Peru (the "Current Operations");

     B. The board of directors of the Borrower has approved the development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production (the "Sulfide Project");

     C. In connection with the Sulfide Project, Sumitomo Metal Mining Co., Ltd., a Japanese corporation ("SMM"), Sumitomo Corporation, a Japanese corporation ("SC"), Summit Global Management II B.V., formerly known as Summit Global Management B.V., a Dutch corporation ("SGM"), Phelps Dodge Corporation, a New York corporation ("PDC"), Cyprus Amax Minerals Company, a Delaware corporation ("ACMC"), Cyprus Metals Company, a Delaware corporation ("CMC"), Cyprus Climax Metals Company, a Delaware corporation ("CCMC"), Compania de Minas Buenaventura S.A.A., a sociedad anonima abierta organized under the laws of the Republic of Peru ("BVN"), and the Borrower have entered into a Participation Agreement, dated as of March 16, 2005 (as amended by the Joinder to the Participation Agreement, among SMM Cerro Verde Netherlands B.V., a Dutch corporation (the "Sumitomo Participant" and collectively with SMM, SC, and SGM, the "Sumitomo Parties"), SMM, SC, SGM, BVN, PDC, CAMC, CMC, CCMC and the Borrower, dated as of May 5, 2005, and as further amended by the Amendment to the Participation Agreement, among the Sumitomo Participant, SMM, SC, SGM, BVN, PDC, CAMC, CMC, CCMC and the Borrower, dated as of May 24, 2005, the "Participation Agreement"), pursuant to which the Sumitomo Participant and BVN acquired shares of Common Stock of the Borrower on June 1, 2005;

     D. PDC, CCMC, the Sumitomo Parties, BVN and the Borrower have entered into a Shareholders Agreement, dated as of June 1, 2005 (the "Shareholders Agreement"), which sets forth certain matters relating to the governance and ownership of the shares of the Borrower;

     E. The Borrower and SMM have entered into a Concentrate Sales Agreement dated June 1, 2005, as amended through the date hereof, pursuant to which the Borrower has agreed to sell and SMM has agreed to purchase 50% of the Borrower's annual projected copper Concentrate production up to December 31, 2016 pursuant to the terms set forth therein (the "SMM Concentrate Sales Agreement");

     F. The Borrower and Phelps Dodge Sales Company Incorporated ("PD Sales Company") have entered into a Concentrate Sales Agreement dated as of the date hereof, pursuant to which the Borrower has agreed to sell, and PD Sales Company has agreed to purchase, 20% (which percentage shall in certain circumstances be increased) of the

Borrower's annual projected copper Concentrate production up to December 31, 2015 (the "PD Concentrate Sales Agreement," and together with the SMM Concentrate Sales Agreement, the "Concentrate Sales Agreements");

     G. The Borrower and PD Sales Company have entered into a Cathodes Sales Agreement dated as of the date hereof, pursuant to which the Borrower has agreed to sell, and PD Sales Company has agreed to purchase 70% (which percentage shall in certain circumstances be increased) of the Borrower's annual actual production of Cathodes up to December 31, 2015 (the "PD Cathodes Sales Agreement"), and PDC has entered into a Parent Company Guarantee for the benefit of the Borrower, pursuant to which PDC has agreed to guarantee the obligations of PD Sales Company under the PD Concentrate Sales Agreement and PD Cathodes Sales Agreement (the "PDC Guarantee");

     H. The Borrower and Minera Phelps Dodge Del Peru S.A.C., a Peruvian sociedad anonima cerrada (the "Operator"), have entered into an Operator's Agreement, dated as of June 1, 2005 (the "Operator's Agreement"), pursuant to which the Operator shall provide to the Borrower certain managerial, design, engineering, development, construction and operation services;

     I. The Borrower proposes to incur senior loans for the purpose of financing the Sulfide Project;

     J. The Borrower proposes to enter into a Master Security Agreement, that sets forth certain provisions regarding the management of the cash standing to the credit of certain accounts identified therein and certain arrangements common to the Senior Lenders with respect to the exercise of remedies against the Borrower; and

     K. To induce the Senior Facility Lenders to enter into this Agreement, the Borrower has agreed to grant to the Onshore Collateral Agent and the Offshore Collateral Agent, for the benefit of the Senior Lenders, a first priority security interest in the collateral described in the Security Documents;

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the Lead JBIC Arrangers, each of the Senior Facility Lenders and the Administrative Agent (each an "MPA Party" and collectively, the "MPA Parties", which term shall include any Replacement Lender or Bridge Loan Provider after such Replacement Lender or Bridge Loan Provider has become a party to this Agreement in accordance with
Section 12.02) hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.01 Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Schedule Z to the Master Security Agreement among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent dated as of the date hereof.

     1.02 Interpretation. In this Agreement and in the Appendices hereto, except to the extent that the context otherwise requires:

          (a) the Table of Contents, Articles and Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

          (b) unless otherwise specified, references to Articles, Sections, clauses, Exhibits, Schedules and Appendices are references to Articles, Sections, clauses, Exhibits and Schedules of, and Appendices to, this Agreement;

          (c) references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced and in effect from time to time in accordance with its terms and subject to compliance with the requirements set forth herein and therein;

          (d) references to any party to this Agreement or any other document or agreement or to any other Person shall include its successors and permitted assigns;

          (e) when used in this Agreement, the words "including", "includes" and "include" shall be deemed to be followed in each instance by the words "without limitation";

          (f) when used in this Agreement, the words "herein", "hereby", "hereunder", "hereof", "hereto", "hereinbefore", and "hereinafter", and words of similar import, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, sub-paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement; and

          (g) when used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders, unless the context requires otherwise.

                                   ARTICLE II

                                 FINANCING PLAN

     2.01 Senior Facility Lenders' Commitment to Lend.

     (a) On the date hereof, JBIC shall enter into the JBIC Loan Agreement with the Borrower (the "JBIC Loan Agreement"), KfW shall enter into the KfW Loan Agreement with the Borrower (the "KfW Loan Agreement") and the Commercial Banks shall enter into the Commercial Banks Loan Agreement with the Borrower (the "Commercial Banks Loan Agreement"), in the forms attached respectively as Exhibits A, B and C (each, a "Senior Facility Loan Agreement"). Each Senior Facility Loan Agreement shall reflect, among other terms, the commitment of each Senior Facility Lender that is a party thereto to make from time to time advances (each an "Advance") to the Borrower in an amount up to its Aggregate Committed Amount and shall reflect the Borrower's agreement to repay such Advances with interest.

     (b) The obligations of each Senior Facility Lender and of the Borrower with respect to the making and the repayment of such Advances shall be as set forth in the Senior Facility Loan Agreement to which such Senior Facility Lender is a party and in this Agreement.

     2.02 Issuance of the Peruvian Bonds.

     (a) The Senior Facility Lenders acknowledge and agree that after the date hereof, the Borrower shall have the right to issue bonds (the "Peruvian Bonds") through a program (the "Peruvian Bonds Program") performed under (i) an indenture substantially in the form attached as Exhibit D (or with such changes
(x) as may be requested by CONASEV during its review of the Peruvian Bonds Program so long as such changes (i) are not material changes to the financial terms of the Peruvian Bonds and (ii) are not changes that materially improve the rights of the Peruvian Bondholders or impose materially greater obligations on the Borrower for the benefit of the Peruvian Bondholders except if Borrower gives equivalent rights to the Senior Facility Lenders or (y) that are notified in writing by the Borrower to the Administrative Agent so long as the Administrative Agent acting upon instructions from the Majority Facility Lenders does not object in writing to such form within 15 Business Days of receipt of such notice) (the "Peruvian Bonds Indenture") and (ii) supplementary indentures to be entered into in connection with each specific issue of Peruvian Bonds under the Peruvian Bonds Program. The Borrower may issue the Peruvian Bonds with such rate of interest as may be determined by the Borrower in its sole discretion and with an aggregate principal amount which, shall not exceed (a) the sum of (i) U.S.$100 million and (ii) the amount of accrued and unpaid interest on the Stand-By Advances of the Commercial Banks to be prepaid with the proceeds of such issuance, if any, or (b) such greater amount as may be notified in writing by the Borrower to the Administrative Agent, so long as the Administrative Agent, acting upon instructions from each Senior Facility Lender, does not object in writing to such amount within 15 Business Days of receipt of such notice (the greater of (a) and (b), the "Peruvian Bonds Cap"), provided that (x) principal and interest shall be paid on the Peruvian Bonds on the same dates as principal and interest shall be paid on the Senior Facility Loans, (y) the Peruvian Bonds shall mature no earlier than the Final Maturity Date and (if amortizing) shall amortize at a rate no faster than the Senior Facility Lenders and (z) the interest rate payable on the Peruvian Bonds shall not exceed, in the case of a floating rate issuance, LIBOR plus 3% p.a., or in the case of a fixed rate issuance, a fixed rate equal to LIBOR plus 3% p.a. at the time of issuance. The Borrower shall give the Administrative Agent no less than five Business Days' advance written notice of the anticipated date of the closing of the issuance of the Peruvian Bonds (each, a "Bond Issuance Notice").

     (b) On the date of the closing of the first issuance of Peruvian Bonds by the Borrower (the "Bonds Closing Date"):

          (i) the Common Representative shall become a party to the Completion Guarantee by entering into, in its capacity as Common Representative, a New Party Accession Agreement (substantially in the form of Exhibit G) and thereupon the Peruvian Bondholders, acting through the Common Representative, shall collectively have all of the rights and obligations of a Senior Lender; and

          (ii) the Common Representative shall become a party to the Master Security Agreement by entering into, in its capacity as Common Representative, a New Party Accession Agreement and thereupon the Common Representative and the Peruvian Bondholders shall have all the rights and obligations of, respectively, the Common Representative and the Peruvian Bondholders under the Master Security Agreement.

     (c) On each date of issuance of Peruvian Bonds by the Borrower under the Peruvian Bonds Program (including the Bonds Closing Date):

          (i) the Stand-By Committed Amount of the Commercial Banks will be automatically reduced (but not below zero) by an amount equal to the difference between (x) the principal amount of Peruvian Bonds issued on such date (with the aggregate reduction to be allocated to each Commercial Bank's Stand-By Committed Amount based on their respective Stand-By Committed Amounts) and (y) the proceeds of such issuance used to pay accrued and unpaid interest on the Stand-By Advances of the Commercial Banks prepaid with the proceeds of such issuance, if any;

          (ii) the Borrower shall instruct the placement agent to, and the placement agent shall, deposit to the Proceeds Account the proceeds of the issuance of the Peruvian Bonds on the date of issuance or immediately thereafter; and

          (iii) the Borrower and the Common Representative shall take all other actions required to be taken on such date pursuant to the documents related to the issuance of such Peruvian Bonds.

     (d) Subject to the provisions of this Section 2.02, the Borrower shall have the right to issue the Peruvian Bonds as and when the Borrower deems appropriate.

     2.03 Termination or Reduction of Commitments.

     (a) The Borrower shall have the right, upon not less than 15 Business Days' notice to the Administrative Agent, (i) to terminate entirely all of the Commitments or (ii) from time to time to reduce the Aggregate Committed Amount of each of the Senior Facility Lenders, so long as the Completion Guarantee remains in full force and effect and there is no material breach thereunder which has occurred and is Continuing. Any such reduction shall (x) reduce permanently the Aggregate Committed Amount of each of the Senior Facility Lenders and (y) be required to be made pro rata among the Senior Facility Lenders in accordance with their respective Commitment Percentages. The Borrower shall have the right, at its discretion, to allocate the reduction to the Aggregate Committed Amount of the Commercial Banks between their respective Base Committed Amounts and Stand-By Committed Amounts, provided that the same allocation shall be made for each Commercial Bank. Upon any such reduction in the Aggregate Committed Amount of the Senior Facility Lenders, the Borrower shall promptly provide to the Senior Facility Lenders a funding plan which shall show in the Borrower's good faith judgment that it has sufficient resources to pay for the remainder of construction costs for the Sulfide Project, provided, that such funding plan shall be provided for informational purposes only and shall not bind, constitute a condition precedent, or otherwise limit the Borrower's discretion to terminate the Commitments or reduce the Aggregate Committed Amount of the Senior Facility Lenders in any way.

     (b) On the Availability Period End Date, the Commitment of the Senior Facility Lenders shall terminate and thereafter no Senior Facility Lender shall be required to make any further Advances.

     2.04 Timing of Advances.

     (a) Subject to and upon the terms and conditions set forth herein and in each Senior Facility Loan Agreement, the Borrower shall have the right to request Advances from the Senior Facility Lenders in accordance with the Drawdown Schedule attached as Schedule C, provided that the Borrower may change actual timing of utilization without consent from the Senior Facility Lenders so long as in each Notice of Borrowing the Borrower certifies that it expects to use the proceeds from the disbursements to fund Project Costs expected to become due and payable within the next 90 days and provided further that:

          (i) the Borrower shall first request Advances (a "Base Advance") from the Senior Facility Lenders on a Pro Rata Basis up to their respective Base Committed Amounts; and

          (ii) after the Senior Facility Lenders have made Base Advances in an amount equal to their respective Base Committed Amount, the Borrower may request any subsequent Advances (a "Stand-By Advance") from the Commercial Banks up to their respective Stand-By Committed Amount (as may be reduced in accordance with Section 2.03(a)).

     (b) The failure of one or more Senior Facility Lenders to disburse the proceeds of a Senior Facility Loan on a Disbursement Date upon receipt of a Notice of Borrowing properly given and for which no Senior Facility Lender Negative CP Notice exists and has not been withdrawn pursuant to a Senior Facility Lender Withdrawal Notice shall not excuse any other Senior Facility Lenders from its own obligation to disburse the proceeds of a Senior Facility Loan on such Disbursement Date.

     2.05 Base Advances Specific Disbursement Mechanics.

     (a) Each request for a Base Advance shall be made concurrently under each of the Senior Facility Loan Agreements and on a Pro Rata Basis with respect to each of the Senior Facility Lenders by delivery by the Borrower of concurrent Notices of Borrowing (i) in the case of an Advance under the JBIC Loan Agreement, to JBIC and the JBIC Agent, with a copy thereof to the Administrative Agent, (ii) in the case of an Advance under the KfW Loan Agreement, to KfW, with a copy thereof to the Administrative Agent and (iii) in the case of an Advance under the Commercial Banks Loan Agreement, to the Administrative Agent. The Notices of Borrowing delivered as contemplated above shall direct that the proceeds of each Base Advance be deposited into the Onshore Dollars Account, in accordance with the Master Security Agreement. Each such Notice of Borrowing shall be delivered at least fifteen (15) Business Days before the proposed Disbursement Date, which Disbursement Date shall be a Business Day; provided that, except in the event that any Notice of Borrowing delivered in any calendar month is deemed cancelled pursuant to Section 2.05(b), the Borrower shall not deliver more than one Notice of Borrowing in respect of each Senior Facility Loan in any calendar month.

     (b) In connection with the delivery of any Notice of Borrowing with respect to a Base Advance, if JBIC, KfW or any Commercial Bank determines that any condition precedent to such Senior Facility Lender's obligation to make an Advance set forth in Section 5.01 or 5.02, as the case may be, will not be satisfied or waived, the JBIC Agent on behalf of JBIC or the Administrative Agent on behalf of KfW and the Commercial Banks (as the case may be) shall notify the Borrower and each other Senior Facility Lender no later than six (6) Business Days prior to the Disbursement Date requested by the Borrower in such Notice of Borrowing of such determination in a notice identifying with particularity the condition(s) not satisfied or waived (a "Senior Facility Lender Negative CP Notice"), in which case all such Notices of Borrowing shall be deemed canceled for all purposes of this Agreement. The failure of the JBIC Agent on behalf of JBIC or the Administrative Agent on behalf of KfW and the Commercial Banks to provide such notice shall not waive any right of such Senior Facility Lender not to make an Advance on the Disbursement Date requested by the Borrower if any such condition precedent has not been satisfied or waived as of such date. Notwithstanding anything else herein, neither the JBIC Agent on behalf of JBIC nor the Administrative Agent on behalf of any Senior Facility Lender shall have the right to deliver a Senior Facility Lender Negative CP Notice with respect to a Base Advance (other than the initial Base Advance), (i) in the case of a failure to satisfy any conditions precedent set forth in
Section 5.01(q) subclauses (ii) and (iii), Section 5.01(r) and Section 5.01(s), unless the failure to satisfy such condition precedent has been approved by Senior Facility Lenders pursuant to a Supermajority Facility Vote and (ii) in the case of a failure to satisfy any other conditions precedent to subsequent Base Advance, if such condition has been waived by the Administrative Agent acting pursuant to instructions from each Senior Facility Lender.

     (c) Upon delivery of a Senior Facility Lender Negative CP Notice, the Senior Facility Lenders shall have no obligation to make the Advance requested in the applicable Notice of Borrowing; provided, however, that the Senior Facility Lenders' obligation to make the requested Advance shall be reinstated if the JBIC Agent (in the case of a Senior Facility Lender Negative CP Notice delivered by the JBIC Agent) or the Administrative Agent (in the case of a Senior Facility Lender Negative CP Notice delivered by the Administrative Agent) informs the JBIC Agent on behalf of JBIC, the Administrative Agent, the Borrower and each other Senior Facility Lender in writing that each condition precedent identified in the applicable Senior Facility Lender Negative CP Notice has either been satisfied or waived (a "Senior Facility Lender Withdrawal Notice"). Upon the receipt of a Senior Facility Lender Withdrawal Notice, the Borrower may re-deliver the Notices of Borrowing dated the date such Notices are redelivered, in which it shall propose the new requested Disbursement Date for the Advance requested in such Notice of Borrowing; provided, that such new requested

Disbursement Date shall be no earlier than six (6) Business Days after receipt by the parties referred to above of such Senior Facility Lender Withdrawal Notice, and provided, further, that the issuance of any Senior Facility Lender Withdrawal Notice, shall not waive any right of any Senior Facility Lender not to make an Advance on such requested Disbursement Date if any condition precedent has not been satisfied or waived as of such date.

     (d) Subject to the satisfaction of the foregoing and of the conditions precedent set forth in Section 5.01 or 5.02, as the case may be, on the relevant Disbursement Date, no later than 1:00 P.M. (New York City time) on each requested Disbursement Date for a Base Advance, the JBIC Agent shall transfer the proceeds of the Senior Facility Loans to be provided under the JBIC Loan Agreement, KfW shall transfer the proceeds of the Senior Facility Loans to be provided by KfW and the Administrative Agent shall transfer the proceeds of the Senior Facility Loans to be provided by the Commercial Banks, in each case, to the Borrower for deposit in the Onshore Dollars Account.

     2.06 Stand-By Advances Specific Disbursement Mechanics.

     (a) Each request for a Stand-By Advance shall be made under the Commercial Banks Loan Agreement and on a Pro Rata Basis with respect to each of the Commercial Banks by delivery by the Borrower of a Notice of Borrowing to the Administrative Agent. The Notices of Borrowing delivered as contemplated above shall direct that the proceeds of each Stand-By Advance be deposited into the Onshore Dollars Account, in accordance with the Master Security Agreement. Each such Notice of Borrowing shall be delivered at least 10 New York Business Days before the relevant Disbursement Date, which Disbursement Date shall be a New York Business Day.

     (b) Subject to the satisfaction of the foregoing and of the conditions precedent set forth in Section 5.02 on the relevant Disbursement Date, no later than 1:00 P.M. (New York City time) on each requested Disbursement Date for a Stand-By Advance, the Administrative Agent shall transfer the proceeds of the Senior Facility Loans to be provided by the Commercial Banks to the Borrower for deposit in the Onshore Dollars Account.

     2.07 Several Obligations. The obligations of each Senior Facility Lender hereunder shall be several not joint. No Senior Facility Lender shall have any obligation to any MPA Party for the failure by any other Senior Lender to make any Senior Loans required to be made by such Senior Lender or to comply with any other obligation of such Senior Lender hereunder or under any other Financing Document to which it is a party.

     2.08 Promissory Notes.

     (a) On each Disbursement Date (including on the Closing Date), the Borrower shall deliver to each Senior Facility Lender duly executed promissory notes (pagares) (each, a "Promissory Note") in Spanish together with an English translation thereof, substantially in the forms attached to the respective Senior Facility Loan Agreement, issued in favor of, respectively, each Senior Facility Lender making an Advance on such date, with blanks appropriately completed in conformity herewith and the respective Senior Facility Loan Agreement, which shall (i) be payable to the order of such Senior Facility Lender, (ii) be in the principal amount equal to the Advance made by such Senior Facility Lender on such Disbursement Date, (iii) be payable in installments and mature on the Final Maturity Date, (iv) bear interest as provided in Section 3.02, and (v) be dated on such Disbursement Date.

     (b) On the first Payment Date following the Completion Release Date, the Borrower shall (i) cancel all Promissory Notes previously issued to a given Senior Facility Lender and (ii) replace such Promissory Notes by a single Promissory Note which shall be (x) issued for a principal amount equal to the aggregate amount of all Advances made by such Senior Facility Lender minus all principal repayments made to such Senior Facility Lender up to (and including) the date of replacement and (y) issued on identical terms and conditions as the Promissory Notes being replaced by such single Promissory Note except that (1) in the case of the Promissory Notes issued in favor of the Commercial Banks, the Margin shall be adjusted to reflect the Margin (as defined in the Commercial Banks Loan Agreement) applicable in the periods following the Completion Release Date and (2) in the case of the Promissory Notes issued in favor of JBIC, the interest (as described in Section 5.01 of the JBIC Loan Agreement) shall be adjusted to reflect the interest applicable in the period following the Completion Release Date. Notwithstanding the foregoing, in the case of a Senior Facility Lender that is a Commercial Bank, one Promissory Note shall be issued for its Base Advances and one separate Promissory Note shall be issued for its Stand-By Advances and in the case of JBIC, one Promissory Note shall be issued for its Tranche A Advances and one separate Promissory Note shall be issued for its Tranche B Advances. Borrower shall also cancel and replace the Promissory Notes issued to KfW in connection with an exercise by Borrower of its right to convert Floating Rate Loans into Fixed Rate Loans as such terms are defined in the KfW Loan Agreement.

     (c) The execution and delivery by the Borrower of the Promissory Notes described above shall not affect in any way whatsoever the rights or obligations of the Borrower under this Agreement, and the rights and claims of the Senior Facility Lenders under the Promissory Notes shall not replace or supersede the rights and claims of the Senior Facility Lenders hereunder, provided that payment of any part of principal of any Promissory Note shall, to the extent that such payment if made hereunder would discharge Senior Facility Loans Obligations in respect of the payment of principal of the

Senior Facility Loan evidenced by such Promissory Note, discharge such obligation pro tanto, and the payment of any principal of a Senior Facility Loan in accordance with the terms hereof shall discharge the obligations of the Borrower under the Promissory Note evidencing such Senior Facility Loan pro tanto.

     (d) Upon an assignment by a Senior Facility Lender of any of its interest hereunder as permitted under Section 12.13, the Promissory Note of the assignor may be cancelled, in which case the Borrower shall, upon the written request of the assignor, issue new Promissory Notes to the assignor (to the extent the assignor continues to maintain certain interest hereunder after such assignment) and the assignee.

     (e) Upon discharge of all Senior Facility Loans Obligations under this Agreement, each Senior Facility Lender shall cancel and return each Promissory Note to the Borrower.

     (f) The Promissory Notes shall be non negotiable but may be transferred by assignment together with the assignment of an Advance that is permitted in accordance with Section 12.13(c) hereof.

     2.09 Senior Facility Lender's Failure to Fund.

     (a) Unless the Administrative Agent shall have been notified by any Senior Facility Lender (each, a "Payor") prior to the date on which the Payor is to make payment pursuant to Section 2.05(d) to the Borrower or the Administrative Agent of the proceeds of an Advance to be made by such Payor hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Borrower.

     (b) If the Payor has not in fact made the Required Payment to the Administrative Agent, then (without limiting the claim any Person may have on account of non-receipt of the Required Payment), the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average cost of funding of the Administrative Agent for the period from and including the date on which the Required Payment was required to be made to the date the Payor makes such amount immediately available to the Administrative Agent.

     (c) The Administrative Agent shall promptly notify each Senior Facility Lender and the Borrower of any receipt of notice by the Administrative Agent from a Senior Facility Lender that such Senior Facility Lender does not intend to make payment to the Administrative Agent of the proceeds of an Advance.

                                   ARTICLE III

                           COMMON LENDING ARRANGEMENTS

     3.01 Repayment of the Advances.

     (a) Each Senior Facility Loan Agreement shall provide that, on each Payment Date on or prior to the Final Maturity Date (subject to the timing and location provisions specified in each Senior Facility Loan Agreement), the Borrower shall repay to or for the account of each Senior Facility Lender that is a party to such Senior Facility Loan Agreement an amount equal to the product of (i) the aggregate amount of all Advances of such Senior Facility Lender, and (ii) the Scheduled Repayment Percentage as set forth in the Repayment Schedule attached hereto as Schedule B applicable to such Payment Date.

     (b) The Peruvian Bonds Indenture shall provide that, on each Payment Date on or prior to the Final Maturity Date, the Borrower shall repay to the Common Representative for the account of the Peruvian Bondholders, an amount equal to the product of (i) the principal amount of Peruvian Bonds issued by the Borrower and (ii) the Scheduled Repayment Percentage applicable to such Payment Date.

     3.02 Interest.

     (a) Each Senior Facility Loan Agreement shall provide that, on each Interest Payment Date on or prior to the Final Maturity Date, the Borrower shall pay to or for the account of each Senior Facility Lender that is a party to such Senior Facility Loan Agreement, interest on such Senior Facility Lender's Outstanding Base Amount, accrued during the Interest Period ending on the day immediately preceding such Interest Payment Date (and pro rated with respect to amounts advanced after the beginning of such Interest Period), at the interest rate set forth in such Senior Facility Loan Agreement.

     (b) The Commercial Banks Loan Agreement shall provide that, on each Interest Payment Date on or prior to the Final Maturity Date, the Borrower shall pay to or for the account of each Commercial Bank, interest on such Commercial Bank's Outstanding Stand-By Amount, accrued during the Interest Period ending on the day immediately preceding such Interest Payment Date (and pro rated with respect to amounts advanced after the beginning of such Interest Period), at the interest rate set forth in the Commercial Banks Loan Agreement.

     (c) The Peruvian Bonds Indenture shall provide that, on each Interest Payment Date on or prior to the Final Maturity Date, the Borrower shall pay to the Common Representative for the account of the Peruvian Bondholders, interest on the Outstanding Bond Amount accrued during the Interest Period ending on the day immediately preceding such Interest Payment Date (and pro rated with respect to debt issued since the beginning of such Interest Period), at the rate set forth in such Peruvian Bonds Indenture.

     (d) Each Senior Facility Loan Agreement and the Peruvian Bonds Indenture shall provide that accrued interest for each Interest Period on each Senior Loan shall be payable on the Interest Payment Date at the end of such Interest Period, or upon any earlier payment or prepayment thereof (but only on the principal amount so paid or prepaid).

     3.03 Senior Facility Loans Pari Passu. All Senior Facility Loans shall rank pari passu without any preference among Senior Facility Loans by reason of date of incurrence, currency of repayment or otherwise.

     3.04 Pro Rata Payments.

     (a) After giving effect to any incremental payment for Indemnified Tax withholding, if any, and except for payment of Funding Losses and mandatory prepayment contemplated in Sections 3.11 and 3.12, each payment or prepayment made by the Borrower to a Senior Facility Lender in respect of the Senior Loans Obligations shall be a Pro Rata Payment, except that:

          (i) The Borrower shall have the right to use the proceeds of the issuance of the Peruvian Bonds to prepay the Outstanding Stand-By Amount of the Commercial Banks without prepaying any other Senior Loans; and

          (ii) The Borrower shall have the right to prepay the Outstanding Advance Amounts of the Senior Facility Lenders without prepaying the Outstanding Bond Amounts of the Peruvian Bondholders.

     (b) The Borrower shall not prepay any of the Peruvian Bonds before the Final Maturity Date, unless the Borrower concurrently makes a pro rata prepayment of the Senior Facility Loans (based on the then Outstanding Advance Amount of the Senior Lenders).

     3.05 Voluntary Prepayment. Subject to Section 3.04, the Borrower shall have the right to prepay the Outstanding Advance Amount of the Senior Facility Lenders, so long as the aggregate amount of any such prepayment equals at least US$10 million and subject to payment of the premium set forth in the relevant Senior Loan Document, if any, in whole or in part on any Payment Date upon at least 60 days' prior notice.

     3.06 Mandatory Prepayment.

     (a) Upon each receipt by the Borrower of claim proceeds with respect to a Total Loss of the Sulfide Project or the Current Operations, the Borrower shall within 30 days after such receipt apply the proceeds so received to prepay the Outstanding Advance Amounts of the Senior Facility Lenders.

     (b) Upon each receipt by the Borrower of the proceeds of property Insurance for physical loss or damage (which shall not include any sum paid in settlement of a liability to a third party nor any sum representing the proceeds of business interruption Insurance), the Borrower shall promptly deposit all such proceeds into the Proceeds Account and:

          (i) Subject to paragraph (f) below, if the proceeds so received are in excess of US$10 million but not more than US$100 million, the Borrower shall within 60 days after receipt of such proceeds apply the proceeds so received to prepay the Outstanding Advance Amounts of the Senior Facility Lenders, unless the Borrower (x) intends to use such proceeds for the repair, reconstruction or replacement of the lost or damaged property, or to replenish the Proceeds Account to the extent of any such repair, reconstruction or replacement expenses actually paid with funds credited to the Proceeds Account and (y) notifies to the Administrative Agent in writing within 30 days after receipt of such proceeds its plans for the repair, reconstruction or replacement of the lost or damaged property or the status of implementation of such plans if already started; and

          (ii) If the proceeds so received are in excess of US$100 million, the Borrower shall within 60 days after receipt of such proceeds apply the proceeds so received to prepay the Outstanding Advance Amounts of the Senior Facility Lenders, unless the Borrower submits a plan for the use of such proceeds to the Administrative Agent and the Independent Engineer within 30 days of receipt and such plan is approved by the Administrative Agent (acting upon instructions from the Majority Facility Lenders, taking into consideration the nature of the loss, the reasonableness of the Borrower's plan and the Outstanding Advance Amount and the ability to pay the Senior Facility Loans Obligations as and when they become due), provided that such approval shall be deemed given in the absence of a response from the Administrative Agent within 30 days from receipt of the Borrower's request for approval.

     (c) Upon each receipt by Borrower of expropriation proceeds in connection with an expropriation by the Peruvian government of any of its asset or assets, the Borrower shall promptly deposit all such expropriation proceeds into the Proceeds Account and:

          (i) Subject to paragraph (f) below, if the proceeds so received are in excess of US$10 million but below US$100 million, except if such proceeds related to an expropriation of Non-Replaceable Property, the Borrower shall within 60 days after receipt of such proceeds apply the proceeds so received to prepay the Outstanding Advance Amounts of the Senior Facility Lenders, unless the Borrower (x) intends to use such proceeds for the replacement of the expropriated property or to replenish the Proceeds Account to the extent of any replacement expenses actually paid with funds credited to the Proceeds Account and (y) notifies to the Administrative Agent in writing within 30 days after receipt of such proceeds its plans for the replacement of the expropriated property or the status of implementation of such plans if already started; and

          (ii) If the proceeds so received are in excess of US$100 million or in excess of US$10 million but relate to an expropriation of Non-Replaceable Property, the Borrower shall within 60 days after receipt of such proceeds apply the proceeds so received to prepay the Outstanding Advance Amounts of the Senior Facility Lenders, unless the Borrower submits a plan for the use of such proceeds to the Administrative Agent and the Independent Engineer within 30 days of receipt and such plan is approved by the Administrative Agent (acting upon instructions from the Majority Facility Lenders, taking into consideration the nature of the loss, the reasonableness of the Borrower's plan and the Outstanding Advance Amount and the ability to pay the Senior Facility Loans Obligations as and when they become due), provided that such approval shall be deemed given in the absence of a response from the Administrative Agent within 30 days from receipt of the Borrower's request for approval.

     (d) If 90 days after the making of the Advance made on or immediately prior to the Availability Period End Date, proceeds thereof have not been fully applied to the payment of Project Costs, the Borrower shall, within 30 days, apply such remaining proceeds to prepay the Outstanding Advance Amounts of the Senior Facility Lenders.

     (e) The Borrower may also be required to prepay the Outstanding Advance Amounts of one or several Senior Facility Lenders as and when contemplated in
Section 3.12.

     (f) During the Continuance of a Borrower Event of Default, but prior to delivery of an Enforcement Direction, the application of the proceeds in clauses
(b)(i) and (c)(i) of this Section 3.06 shall be subject to the delivery by the Borrower, and approval by the Administrative Agent, of a plan for the use of such proceeds as provided in clauses (b)(ii) and (c)(ii), as applicable, of this
Section 3.06; provided, however, that upon delivery of a Borrower Enforcement Direction the direction contained therein shall apply.

     (g) On the Debt Buy-Down Closing Date, the Borrower shall prepay the Outstanding Advance Amounts of the Senior Facility Lenders in an amount equal to the difference between the Retired Principal Senior Loan Amount and the aggregate portion of the Purchased Principal Senior Loan Amount purchased and paid for by all Parent Companies.

     3.07 Partial Payments. If at any time at which any Senior Loans Obligations are payable to a Senior Facility Lender such Senior Facility Lender receives insufficient funds to pay in full all Senior Loans Obligations payable to such Senior Facility Lender at such time pursuant to its Senior Loan Document or the other Financing Documents, the funds so received by such Senior Facility Lender at such time shall be deemed to be applied in order of priority for purposes of computations hereunder and under the Senior Loan Document and the other Financing Documents, as follows: first, to fees, commissions, indemnities, expenses and all amounts (other than principal of and interest on the Senior Loans) payable to such Senior Facility Lender; second, to interest (including post-default interest) on the Senior Loans held by such Senior Facility Lender; and third, to principal of the Senior Loans held by such Senior Facility Lender, applied to reduce each outstanding principal installment ratably; provided that if a Senior Loans Obligation has been accelerated, funds may be applied in any order of priority as any Senior Facility Lenders holding such accelerated Senior Loans Obligation may determine.

     3.08 Application of Prepayments Other Than Prepayments in Full. Each prepayment of principal made to a Senior Facility Lender on account of Senior Loans shall (unless such prepayment repays in full the Senior Loans held by such Senior Facility Lender) be applied to prepay each outstanding installment of principal of Senior Loans under such Senior Facility Lender's Senior Loan Document ratably.

     3.09 Taxes.

     (a) Any and all payments made by or on account of the Borrower to a Senior Facility Lender in respect of any obligation hereunder or under the Financing Documents (including, without limitation, all payments of principal, interest, premium and fees) shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding
(i) Taxes imposed on or measured by the net income, profits, or capital of a Senior Facility Lender by the jurisdiction under the laws of which such Senior Facility Lender was incorporated or organized, (ii) Taxes which would not have been imposed on a Senior Facility Lender but for a change by such Senior Facility Lender of its lending office, (iii) Taxes which would not have been imposed on a Senior Facility Lender but for the transfer by such Senior Facility Lender of an interest in its Advances or (iv) Taxes which would not have been imposed on a Senior Facility Lender but for such Senior Facility Lender's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transactions contemplated by the Financing Documents or from having executed, delivered, performed its obligations or received a payment under, or enforced any of the Financing Documents)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes, other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of Peru, unless such deduction or withholding is required by applicable Government Rule, in which case paragraph (b) below shall apply.

     (b) If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of Peru from or in respect of any sum payable hereunder or under the Senior Facility Loan Agreements, the Borrower shall, at its option, either (i) pay to the Senior Facility Lender in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section 3.09(b)), such Senior Facility Lender receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or (ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Senior Facility Lender equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

     (c) The Borrower shall pay any and all present or future stamp duty, documentary, registration, excise, recording, notary, value added or similar Taxes imposed by any Governmental Authority by reason of the preparation, execution, issuance, delivery, registration, notarization, filing, recording, amendment, supplement, waiver, modification, performance or enforcement of this Agreement or any other Financing Document ("Other Taxes").

     (d) Without duplication of Section 12.21(c), the Borrower will indemnify the Administrative Agent and each Senior Facility Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Indemnified Taxes paid directly by the recipient of the payment with respect to which such Indemnified Tax is levied in circumstances where the Borrower has failed to comply with its obligation to pay Additional Tax Amount as contemplated in
Section 3.09(b) and any loss, liability, claim or expense, including interest, penalties, judgments, costs or disbursements and reasonable and documented legal fees, which the Administrative Agent or any Senior Facility Lender may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of such Indemnified Taxes when due.

     (e) Each Senior Facility Lender shall, from time to time, following receipt of a written request therefor by the Borrower, furnish to the Borrower any form or certificate and other assistance reasonably requested that may be necessary to establish any available exemption from, or reduction in the amount of, Indemnified Taxes, including:

          (i) A certification as to the fact that such Senior Facility Lender is "unrelated" to the Borrower, in the form set forth in Schedule E, and any other certification as may be necessary under Peruvian law to qualify for the reduced rate of withholding tax; and

          (ii) In the case of Senior Loans from JBIC and KfW and at the cost of the Borrower, affidavits or certifications issued by Authorized Officers of JBIC and KfW (and duly certified by a Public Notary in the jurisdiction where they are issued and by a Peruvian consul) confirming the matters set forth in Schedule F.

     (f) The Borrower shall provide to the Senior Facility Lenders receipt or other evidence of payment received by the Borrower from the applicable Governmental Authority of Peru in connection with the payment by Borrower of any Indemnified Tax required to be withheld or assessed in respect of any sum payable hereunder or under the Senior Facility Loan Agreements.

     (g) The agreements in this Section 3.09 shall survive the termination of this Agreement.

     3.10 Single Senior Lender Suspension or Termination.

     (a) If JBIC or KfW shall have suspended, cancelled or terminated its Commitment (a "Suspending Lender"), in whole or in part, in accordance with the terms of Section 10.02 of the JBIC Loan Agreement or Section 12.03 of the KfW Loan Agreement, as the case may be, by a notice delivered to the Borrower and the Administrative Agent, each other Senior Facility Lender shall be entitled to suspend its obligation to make additional Advances, provided that (i) such suspension shall terminate (and each Senior Facility Lender shall no longer be entitled to suspend its obligation to make additional Advances solely by reason of such suspension) if the Suspending Lender rescinds the actions described in such notice or if a Replacement Loan Agreement is entered into for the entire amount of the Suspending Lender's undrawn Base Committed Amount and (ii) such suspension shall not be effective with respect to a given requested Advance (and each Senior Facility Lender shall no longer be entitled to suspend its obligation to make a given requested Advance solely by reason of such suspension) if a Bridge Loan Agreement is entered into for an amount at least equal to the Suspending Lender's pro rata share of such requested Advance.

     (b) During a period of 180 days following the date on which the Suspending Lender shall have first given to the Borrower notice of such suspension, cancellation, or termination:

          (i) The Borrower shall have the right to enter into a Replacement Loan Agreement with one or several of the Parent Companies or their Affiliates or any third parties (which third party shall be an Investment Grade Entity) (a "Replacement Lender"), which shall enter into a New Party Accession Agreement to become a party, as a Senior Facility Lender, to this Agreement, the Completion Guarantee, the Master Security Agreement and the Transfer Restrictions Agreement, pursuant to which such Replacement Lender shall undertake to make Advances to the Borrower in an amount equal to the undrawn portion of the Suspending Lender's Base Committed Amount.

          (ii) The Borrower shall have the right to request the Suspending Lender in writing to, and within 10 days of receipt of such written request the Suspending Lender shall (subject, if KfW is the Suspending Lender, to receipt of any necessary German Governmental Approvals), assign all Base Advances made by the Suspending Lender to the Replacement Lender for an amount (payable in cash at the closing of such assignment) equal to the Suspending Lender's Outstanding Base Amount plus accrued and unpaid interest to the date of the closing of such assignment.

          (iii) The Borrower shall have the right to enter into a Bridge Loan Agreement with one or several of the Parent Companies or their Affiliates or any third parties (which third party shall be an Investment Grade Entity) (a "Bridge Loan Provider"). The provider of such bridge loan shall enter into a New Party Accession Agreement to become a party, as a Senior Facility Lender, to this Agreement, the Completion Guarantee, the Master Security Agreement and the Transfer Restrictions Agreement. Such Bridge Loan Agreement may (without any consent from the Senior Facility Lenders)
     (x) subsequently be assigned to a Replacement Lender or to the Suspending Lender or (y) subsequently be prepaid (regardless as to whether or not other Senior Facility Loans are also prepaid) out of the proceeds of a Replacement Loan Agreement.

     (c) If, by the end such 180-day period, (i) the Suspending Lender shall not have rescinded the action described in such notice or (ii) the Borrower shall not have entered into a Replacement Loan Agreement with a Replacement Lender as contemplated under Section 3.10(b)(i), each other Senior Facility Lender shall have the right to terminate its Commitment.

     3.10A. Single Lender Acceleration.

     (a) If JBIC shall have accelerated its Outstanding Base Amount, pursuant to the terms of Section 10.02 of the JBIC Loan Agreement, by a notice delivered to Borrower and the Administrative Agent, each other Senior Facility Lender shall be entitled to suspend its obligation to make additional Advances, provided that such suspension shall terminate (and each Senior Facility Lender shall no longer be entitled to suspend its obligation to make additional Advances solely by reason of such suspension) if (i) JBIC rescinds the actions described in such notice or (ii) the Borrower pays to JBIC the accelerated amount of the JBIC Outstanding Base Amount with the proceeds of a Replacement Loan entered into with one or several of the Parent Companies or their Affiliates or any third parties in an amount equal to the accelerated amount of the JBIC Outstanding Base Amount.

     (b) If, 180 days after the date of acceleration by JBIC of its Outstanding Base Amount, (i) JBIC has not rescinded the action described in such notice and
(ii) the Borrower has failed to pay JBIC as contemplated under clause (ii) of clause (a) of this Section 3.10A, each other Senior Facility Lender by written notice to the Borrower shall have the right:

          (i) To declare its Commitment to be cancelled and terminated whereupon the same shall be immediately cancelled and terminated; and/or

          (ii) To declare all Senior Loans Obligations payable to such Senior Facility Lender to be immediately due and payable, whereupon the same shall become immediately due and payable, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

     In addition, for the purpose of the exercise of remedies under the Master Security Agreement, an MPA Event of Default shall be deemed to have occurred on the date of acceleration by JBIC of its Outstanding Base Amount.

     (c) If JBIC shall have both suspended, cancelled or terminated its Commitment and accelerated its Outstanding Base Amount, each other Senior Facility Lender and the Borrower shall have the rights set forth in Section 3.10 (with respect to the suspension, cancellation or termination of JBIC's Commitment) and Section 3.10A (with respect to the acceleration of the JBIC Outstanding Base Amount).

     3.11 Funding Losses. The Borrower agrees to indemnify each Senior Facility Lender and to hold such Senior Facility Lender harmless from any documented loss, expense, liability or cost ("Funding Losses") which such Senior Facility Lender may reasonably sustain or incur as a consequence of (i) any payment or prepayment by the Borrower of principal of or interest on such Senior Facility Lender's Outstanding Advance Amount for any reason (including, upon acceleration in accordance with the Master Security Agreement or voluntary prepayment made pursuant to Section 3.05) on any date other than an Interest Payment Date or Payment Date, as the case may be, (ii) failure of the Borrower to pay any principal of or interest on such Senior Facility Lender's Outstanding Advance Amount, or any fee or other amount due hereunder when due (whether at the stated maturity, by acceleration or otherwise) or (iii) after delivery of a Notice of Borrowing, failure by the Borrower, for any reason, to satisfy any conditions precedent in Article V hereof. The amount of any Funding Losses of each Senior Facility Lender and a reasonably detailed description of the manner in which such amount was determined shall be set forth in certificates from such Senior Facility Lender, which certificates shall accompany a notice under this Section. Each Senior Facility Lender shall deliver such notice and certificates to the Borrower as promptly as practicable after such Senior Facility Lender becomes aware of the Funding Losses described therein.

     3.12 Illegality.

     (a) Notwithstanding any other provision herein, if the adoption of or any change in any Government Rule or in the interpretation or application thereof by any Governmental Authority shall make it unlawful for any Senior Facility Lender to make or maintain an Advance as contemplated by this Agreement, the obligation of such Senior Facility Lender hereunder to make Advances shall terminate, and such Senior Facility Lender shall have the right, subject to paragraph (b) below, to declare its Outstanding Advance Amount (if any) together with interest thereon, immediately due and payable.

     (b) Such Senior Facility Lender shall take all commercially reasonable steps to change the lending office for its Commitment or Advances or assign such portion of its Commitment or such Advance and transfer all of its rights and obligations hereunder and under all other Financing Documents to which it is a party, to a financial institution willing to purchase such assignment if such assignment will avoid the need for the required repayment contemplated by
Section 3.12(a), provided that such Senior Facility Lender shall not be required to take any step that, in its sole discretion, would result in any material cost or that would otherwise be disadvantageous to such Senior Facility Lender.

                                   ARTICLE IV

                                      FEES

     4.01 Commitment Fee. Each Senior Facility Loan Agreement shall contemplate that for the period from the date hereof to and including the Availability Period End Date, the Borrower shall pay to the Senior Facility Lenders that are parties to such Senior Facility Loan Agreement a commitment fee which shall start accruing on the date hereof and shall be payable in accordance with the terms of the applicable Senior Facility Loan Agreement.

     4.02 Other Fees. The Borrower shall timely pay to each Senior Facility Lender all other amounts due pursuant to the Senior Facility Loan Agreement to which such Senior Facility Lender is a party.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.01 Conditions Precedent to Initial Disbursements of Base Advances. The obligation of each Senior Facility Lender to make the initial disbursement of a Base Advance shall be subject to the satisfaction, or waiver by the Administrative Agent, with the prior consent of each Senior Facility Lender, on or prior to the Closing Date, of the following conditions precedent and to the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to each Senior Facility Lender in form and substance:

     (a) Authorizations, etc.

          (i) The Administrative Agent shall have received certified copies of the organizational deeds of the Borrower and of the actions of the board of directors or other governing body of the Borrower taken to authorize the execution, delivery and performance of this Agreement, each other Closing Document to which it is a party, and the performance by it of its obligations hereunder and thereunder.

          (ii) The Administrative Agent shall have received certified copies of the organizational deeds of each Shareholder and Parent Company and of the actions of the board of directors or other governing body of such Shareholder and Parent Company taken to authorize the execution, delivery and performance by such Shareholder and Parent Company of each Closing Document to which it is a party, and the performance by it of its obligations thereunder.

     (b) Incumbency and Signatures.

          (i) The Administrative Agent shall have received certificates of the Borrower in respect of the authority and incumbency, and containing a specimen signature, of each Person who has signed or will sign on its behalf any Closing Document to which it is a party, or who will, until replaced by another Person or Persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with this Agreement, the other Closing Documents to which it is a party and the transactions contemplated hereby and thereby.

          (ii) The Administrative Agent shall have received certificates of each Shareholder and Parent Company in respect of the authority and incumbency, and containing a specimen signature, of each Person who has signed or will sign on its behalf any Financing Document to which it is a party, or who will, until replaced by another Person or Persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with this Agreement, the other Financing Documents to which it is a party and the transactions contemplated hereby and thereby.

     (c) Execution and Delivery. This Agreement and each other Closing Document (other than the Security Documents) shall have been duly executed and delivered by each of the parties named as a proposed signatory hereto and thereto and shall be in full force and effect, and any copies of such agreements or documents delivered shall be accompanied by a certification from the Borrower that it is a true, correct and complete copy of any such agreement or document.

     (d) Security Documents. Each Security Document shall have been duly executed and delivered by the party required to execute or grant the same, shall be in full force and effect, and all actions required to be taken thereunder to perfect the security interest created thereunder shall have been taken.

     (e) Consents to Assignment. Each counterparty under the following agreements shall have delivered to the Administrative Agent consents (i) to the assignment by the Borrower of its rights under, respectively, the Operator's Agreement, the Construction Agreements and the Shareholders Agreement, in the forms attached hereto as Exhibit H-1, H-2 and H-3, (ii) to the assignment by the Borrower of its rights and obligations under the Transportation Agreements, in the forms attached as Exhibit I and (iii) the Borrower shall have provided a notarized copy of the notice delivered to the counterparty to each of the Power Supply Agreements, the Transportation Agreements and Port Services Agreement identifying each of the Secured Parties and informing them of the assignment by the Borrower of all of its rights and obligations (cesion de posicion contractual) in the forms attached as Exhibit J.

     (f) Governmental Approvals. Each Core Peruvian Governmental Approval listed in Part I of Schedule 6.03(c) as a Core Peruvian Governmental Approval that needs to be made or obtained prior to the Closing Date shall have been made or obtained to the satisfaction of the Senior Facility Lenders (and a copy thereof certified by a notary shall have been delivered to the Administrative Agent), and shall be in full force and effect.

     (g) Legal Opinions. The following legal opinions, each dated the Closing Date, in the English language addressed to the Administrative Agent and each Senior Facility Lender shall have been delivered:

          (i) the opinion of Rodrigo, Elias & Medrano, Abogados, special Peruvian counsel to the Borrower, substantially in the form attached as Appendix I-1;

          (ii) the opinion of Debevoise & Plimpton LLP, special New York counsel to the Borrower, substantially in the form attached as Appendix I-2;

          (iii) the opinion of Estudio Luis Echecopar Garcia, special Peruvian counsel to the Senior Facility Lenders, substantially in the form attached as Appendix I-3;

          (iv) the opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Senior Facility Lenders, substantially in the form attached as Appendix I-4;

          (v) the opinion of Emmet, Marvin & Martin, LLP, special New York counsel to the Trustee, substantially in the form attached as Appendix I-5;

          (vi) the opinion of Rodrigo, Elias & Medrano, Abogados, on behalf of the Operator, substantially in the form attached as Appendix I-6;

          (vii) the opinion of Rodrigo, Elias & Medrano, Abogados, in connection with the Power Supply Agreement (110 MW) dated December 31, 2004, between the Borrower and ElectroPeru S.A. and the Power Supply Agreement (46 MW), dated December 31, 2004, between the Borrower and ElectroPeru S.A., substantially in the form attached as Appendix I-7;

          (viii) the opinion of Rodrigo, Elias & Medrano, Abogados, in connection with the Power Supply Agreement, dated December 29, 2004, between the Borrower and Empresa de Generacion Electrica de Arequipa S.A. - EGASA, substantially in the form attached as Appendix I-8;

          (ix) opinion of Sullivan & Cromwell LLP, special New York counsel to SC and SMM, substantially in the form attached as Appendix I-9;

          (x) the opinion of Sullivan & Cromwell LLP, special New York counsel to SMM, substantially in the form attached as Appendix I-10;

          (xi) the opinion of Sakai & Nimura, special Japanese counsel to SMM, substantially in the form attached as Appendix I-11;

          (xii) the opinion of Sakai & Nimura, special Japanese counsel to SC and SMM, substantially in the form attached as Appendix I-12;

          (xiii) the opinion of Allen & Overy LLP, special Dutch counsel to the Sumitomo Participant, substantially in the form attached as Appendix I-13;

          (xiv) the opinion of Estudio Aurelio Garcia Sayan Abogados, substantially in the form attached as Appendix I-14.

     (h) Closing of New Equity Contributions. The capital increase contemplated in Section 2 of the Participation Agreement shall have been completed and shall have resulted in funds of no less than U.S.$442.7 million (less transactional expenses) being contributed to the Borrower as equity and no more than U.S.$147,172,896.61 being paid out as a dividend to Shareholders since January 1, 2005, as evidenced by (i) a copy certified by a Peruvian notary of the minutes of the Board of Directors of the Borrower of June 1, 2005, which declared the relevant conditions precedent satisfied and the capital increase contemplated in Section 2 of the Participation Agreement perfected, and (ii) a copy certified by a Peruvian notary (testimonio) of the public deed of the capital increase contemplated in Section 2 of the Participation Agreement.

     (i) Opening of Accounts. The Trustee and the Borrower shall have established each of the Accounts contemplated under Section 4.01 of the MSA.

     (j) Insurance. The Borrower shall have delivered to the Administrative Agent and the Insurance Consultant such evidence of insurance required pursuant to Section C(5) of Appendix II and brokers' reports as required pursuant to Section C(6) of Appendix II which reports shall be dated not earlier than 20 Business Days prior to the Closing Date. The Insurance policies then required to be in effect pursuant to Appendix II shall each be in full force and effect and shall have been endorsed in accordance with the requirements thereof, and the Insurance Consultant shall have issued a report confirming the insurance coverage (including reinsurance coverage) obtained by the Borrower complies with the requirements of Appendix II and covering such other matters as the Senior Facility Lenders may reasonably request. Notwithstanding anything to the contrary herein, this condition shall not need to be satisfied more than 7 Business Days prior to the Closing Date.

     (k) Representations and Warranties. The representations and warranties of the Borrower set forth in Article VI, the representations and warranties of the Parent Companies set forth in Article VI of the Completion Guarantee and the representations and warranties of the Shareholders and the Parents in Section
3.01 of the Transfer Restrictions Agreement shall be true and correct in all material respects as of the Closing Date (other than representations and warranties which by their terms are expressly limited to the date of this Agreement or any other particular date, which shall be true and correct in all material respects as of such date).

     (l) No Material Dispute. There shall be no material dispute that is reasonably likely to impair the ability of the Borrower to repay the Senior Loans or construct or operate the Business at the production volumes and cost levels and in the manner contemplated by the current Mine Plan with respect to the mining rights, rights of way, easements or surface interests relating to the mining property, water rights or other material rights necessary for the construction and development of the Sulfide Project or for the operation of the Business until the Final Maturity Date (it being understood that an assertion or determination that certain benefits of the Stability Agreement do not apply to parts of the operations of the Borrower will not be treated as a material dispute that could cause this condition not to be satisfied).

     (m) No Judgment, Decree, Order, Action or Proceeding. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its assets or properties in any court, before or by any governmental department, board, agency, administrator or instrumentality or before any arbitrator, and no existing default by the Borrower under any applicable order, writ, injunction or decree or other decision of any court, governmental department, board, agency, administrator or instrumentality or any arbitrator, in each case that could reasonably be expected to have a Material Adverse Effect, other than as disclosed in writing to the Senior Facility Lenders on or prior to the date hereof.

     (n) Officer Certificates. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower as to the matters set forth in paragraphs (f), (j) (as to the insurance policies required in Appendix II being in full force and effect), (k), (l), (m), (o), (p), (q), (r) and (s).

     (o) Use of Proceeds. The Borrower shall certify that the proceeds of such disbursement shall be used solely for financing Project Costs expected by the Borrower to become due and payable within 90 days after the date of such disbursement.

     (p) Completion Guarantee. The Completion Guarantee shall remain in full force and effect on the date of such disbursement.

     (q) No Completion Guarantee Acceleration Event.

          (i) No Completion Guarantee Acceleration Event shall have occurred with respect to PDC, or, if such a Completion Guarantee Acceleration Event has occurred, a company, whose long term unsecured debt obligations are rated at least BBB+ by Standard & Poor's or Baa1 by Moody's and whose Net Worth is at least equal to U.S.$1,500,000,000 and which, in the reasonable judgment of the Majority Facility Lenders, is a mining company of recognized international standing capable of operating the Business (an "Acceptable PD Replacement"), has (i) assumed the management obligations of Operator pursuant to the Operator's Agreement, (ii) assumed the financial obligations of PDC pursuant to the Completion Guarantee, and (iii) assumed the obligations to purchase Borrower's production of Concentrate and Cathodes pursuant to the terms of the PD Concentrate Sales Agreement and the PD Cathodes Sales Agreement, in a manner and pursuant to documentation reasonably acceptable to the Majority Facility Lenders;

          (ii) No Completion Guarantee Acceleration Event shall have occurred with respect to any of the Sumitomo Parent Companies or, if such a Completion

     Guarantee Acceleration Event has occurred, the Non-Accelerated Parent Companies (not including any of the Sumitomo Parent Companies) shall have increased their exposure under the Completion Guarantee (with PDC participating in such increase at least on a pro rata basis) or the Senior Facility Lenders shall have otherwise been provided with one or several Acceptable Credit Support Instruments (which may be provided on a several basis), in each case, to cover the Accelerated Parent Company's financial obligations pursuant to the Completion Guarantee that relate to Advances made subsequent to the occurrence of the Completion Guarantee Acceleration Event; and

          (iii) No Completion Guarantee Acceleration Event shall have occurred with respect to BVN or, if such a Completion Guarantee Acceleration Event has occurred, either (i) the Non-Accelerated Parent Companies have increased their exposure under the Completion Guarantee (with PDC participating in such increase at least on a pro rata basis) or the Senior Facility Lenders shall have otherwise been provided with one or several Acceptable Credit Support Instruments (which may be provided on a several basis), in each case, to cover BVN's obligations under the Completion Guarantee that relate to both past and future Advances (without giving effect to the acceleration of BVN's obligations under the Completion Guarantee as a result of the Completion Guarantee Acceleration Event), (ii) BVN has paid all of its accelerated obligations under the Completion Guarantee, (iii) Full Completion is achieved, or (iv) following the occurrence of such a Completion Guarantee Acceleration Event as defined in clause (ii) of the definition thereof, a determination is made by a reputable independent public accountant of international standing that the Net Worth of BVN exceeds U.S.$660 million.

     (r) No Borrower Default. No unremedied MPA Default or MPA Event of Default shall have occurred and be Continuing on the date of such disbursement.

     (s) No Political Force Majeure. No Event of Political Force Majeure has been declared either by the Parent Companies in accordance with Section 5.01 of the Completion Guarantee or by the applicable Senior Facility Lenders in accordance with Section 11.01, and in each case is Continuing on the date of such disbursement.

     (t) Payment of All Fees and Expenses. The Borrower shall have paid to each Senior Facility Lender and the Appointed Parties all reasonable fees and expenses that are due and payable prior to or on the Closing Date pursuant to the terms of this Agreement or the Senior Facility Loan Agreement to which such Senior Facility Lender is a party.

     (u) Delivery of Notices of Borrowing. The Borrower shall have delivered a Notice of Borrowing as contemplated in Sections 2.04 and 2.05.

     (v) Acceptance of Appointment of Agent for Service. CT Corporation shall have accepted its appointment as agent for service of process in accordance with
Section 12.16(b).

     (w) Hermes Guarantee. The Hermes Guarantee shall have been issued.

     (x) Completion. The Parent Companies shall not have declared, in accordance with Section 3.01 of the Completion Guarantee, that it is commercially unreasonable to cause the Borrower to attempt to achieve Partial Completion.

     (y) Pagares. The Borrower shall have complied with its obligations under
Section 2.08(a) above.

     5.02 Conditions Precedent to Initial Disbursements of Stand-By Advances and to Subsequent Advances. The obligation of each Senior Facility Lender to make the initial disbursement of a Stand-By Advance, any disbursement of a Base Advance (other than the initial disbursement thereof) and any subsequent disbursement of a Stand-By Advance from time to time is subject to satisfaction, or waiver by the Administrative Agent (acting pursuant to instructions from each Senior Facility Lender), immediately prior to the making of such disbursement, of the following conditions precedent:

          (a) The conditions precedent set forth in Section 5.01(o), Section 5.01(p), Section 5.01(q), Section 5.01(r), Section 5.01(s), Section 5.01(x)
     and Section 5.01(y).

          (b) With respect to, and only with respect to, the initial disbursement of a Stand-By Advance, the Borrower shall have drawn Base Advances from the Senior Facility Lenders up to their respective Base Committed Amounts.

     5.03 Satisfaction of Conditions Precedent. With respect to the initial disbursement of a Stand-By Advance, any disbursement of a Base Advance (other than the initial disbursement thereof) and any subsequent disbursement of a Stand-By Advance, for the purpose of Section 5.02(a) the conditions precedent set forth in Section 5.01(q) subclauses (ii) and (iii), Section 5.01(r) and
Section 5.01(s) shall be satisfied unless the Administrative Agent acting pursuant to a Supermajority Facility Vote notifies the Borrower in writing that any such condition is not satisfied on or prior to the Disbursement Date for the disbursement of such Advance.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each Senior Facility Lender, as of the date hereof and as of the Closing Date (other than representations and warranties which by their terms are expressly limited to the date of this Agreement or any other particular date, which shall be true and correct as of such date), that:

     6.01 Organization, Authority, Binding Effect. The Borrower is a sociedad anonima abierta duly incorporated, validly existing and in good standing under the laws of the Republic of Peru. The Borrower has the corporate power and authority to enter into and perform this Agreement and each other Closing Document and to carry out the transactions contemplated hereby and thereby; the execution and delivery of this Agreement and each other Closing Document and the consummation of the transactions contemplated hereby and thereby have been or will have been duly authorized by all necessary corporate action on the part of the Borrower; this Agreement has been, and, on the Closing Date, each other Closing Document will have been, duly executed and delivered by a duly authorized officer of Borrower; and this Agreement constitutes, and, on the Closing Date, each other Closing Document will constitute, the valid, legal and binding obligation of the Borrower, in each case enforceable in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors or parties to executory contracts generally and by equitable principles of general applicability.

     6.02 Capitalization. At the date hereof, the authorized, issued and outstanding capital stock of the Borrower consists solely of 350,056,012 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, divided as set forth in Schedule 6.02. Except as contemplated by Peruvian law or the Shareholders Agreement or the Security Documents, (i) there will not be any shares of capital stock or other securities of the Borrower subject to any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any Person the right to acquire from the Borrower any shares of capital stock or other securities of the Borrower and (ii) the Borrower will not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Borrower on any matter.

     6.03 Compliance with Other Instruments and Laws.

     (a) Neither the execution and delivery of this Agreement or any of the Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, will result in any violation of or be in conflict with, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Borrower pursuant to any provision of the organizational documents of the Borrower.

     (b) Neither the execution and delivery of this Agreement or any of the Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, will result in any material violation of or be in material conflict with, constitute a material default under, or result in the creation of any lien, charge or encumbrance upon any material property of the Borrower pursuant to any provision of any agreement, instrument, judgment, decree, order, law or regulation applicable to the Borrower or any of its properties.

     (c) Except as disclosed in Schedule 6.03(c), the Borrower is in material compliance with all such provisions, agreements, instruments, judgments, decrees, orders, laws or regulations applicable to the Borrower or any of its properties except for any that the Borrower is disputing in good faith by appropriate proceedings and for which the Borrower has set aside adequate accounting reserves in accordance with United States GAAP.

     (d) Schedule 6.03(d) sets forth each Peruvian Governmental Approval which is necessary under applicable laws and regulations in connection with the transactions contemplated by the Financing Documents and the Project Documents, including any environmental regulatory permits and approvals necessary to commence and conduct construction and to operate the Sulfide Project and the Current Operations, but excepting routine and non-material approvals and authorizations (each, a "Core Peruvian Governmental Approval").

     (e) (i) The Borrower has obtained, and is in compliance with all of the terms and requirements of, each Core Peruvian Governmental Approval listed as having been made or obtained on Schedule 6.03(d) and (ii) all such Core Peruvian Governmental Approvals are in full force and effect.

     (f) Except as set forth in Schedule 6.03(d), the Borrower has no current reason to believe that any Core Peruvian Governmental Approval listed in Part II of Schedule 6.03(d) which has not been made or obtained will not be timely made or obtained in order to complete construction of the Sulfide Project.

     6.04 Environmental Matters. Except as disclosed in Schedule 6.04, (x) the Borrower is in compliance in all material respects with all Applicable Environmental Laws, (y) there is no action, suit, judicial or administrative proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or its assets due to, or related to, the Borrower's failure to comply with any Applicable Environmental Laws and
(z) the Borrower is not currently subject to any outstanding and unpaid fines or sanctions related to non-compliance with Environmental Laws.

     6.05 Taxes. Except as disclosed in Schedule 6.05 and except for taxes being contested in good faith by appropriate proceedings and for which the Borrower has set aside adequate accounting reserves in accordance with United States GAAP, the Borrower has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes shown to be due and payable on such returns, or on any assessments made against it or any of its properties by written notice, and all other taxes, assessments, fees, liabilities or other charges imposed on it or on its properties by applicable laws or regulations, except where such failure to file or pay, in any case or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     6.06 Labor Matters. Except as disclosed in Schedule 6.06, the Borrower is in material compliance with all applicable laws and regulations relating to labor, industrial relations and the employment of its employees.

     6.07 Legal Proceedings.

     (a) There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Borrower, threatened, against or affecting the Borrower or its assets that (i) questions the validity of any of the Closing Documents or any action taken or to be taken pursuant hereto or thereto, or (ii) in any case or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

     (b) Except as set forth on Schedule 6.07, (i) as of the date hereof there is and, as of the Closing Date, there will be no actions, suits, proceedings or investigations, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Borrower, threatened, in which the Borrower's claim to the Concessions is or would be challenged, (ii) as of the date hereof there is and, as of the Closing Date, there will be no actions, suits or proceedings, at law or in equity, initiated by the Borrower relating to the Concessions, and (iii) to the best knowledge of the Borrower, as of the date hereof there is and, as of the Closing Date, there will be no competing existing claims to the Concessions reported in El Peruano within the twelve month period immediately preceding the date of this Agreement or registered in the Book of Mining Rights of the Public Records Office, except, in the case of any such actions, suits, proceedings, investigations or competing existing claims that relate to a Concession that is not a Core Mining Concession, for any such actions, suits, proceedings, investigations or competing existing claims that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

     6.08 Consents, etc. Except as set forth on Schedule 6.08, neither the execution or delivery by the Borrower of this Agreement or any of the Closing Documents nor the consummation or performance by the Borrower of the transactions provided for hereby or thereby is subject to any requirement that the Borrower obtain any consent, approval or authorization of, or make any declaration or filing with, any third party that is not a Governmental Authority, except where the failure to obtain such consent, approval or authorization or to make such declaration or filing, would not reasonably be expected to materially impair the consummation or performance of the transactions contemplated by the Transaction Documents.

     6.09 Financial Statements.

     (a) Attached as Schedule 6.09 to this Agreement are the audited financial statements for the twelve months ended December 31, 2004 of the Borrower (the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition of the Borrower and the results of operations and changes in financial position as of that date and for the twelve-month period ended December 31, 2004 and have been prepared according to Peruvian GAAP, consistently applied throughout the periods reported on therein. There are no material off-balance sheet transactions, arrangements, obligations or relationships attributable to the Borrower's business or to which the Borrower is a party.

     (b) The financial statements of the Borrower for the period ended June 30, 2005 are true, complete and correct and fairly present in all material respects the financial condition of the Borrower as of the date thereof, all in accordance with CONASEV requirements (subject to normal year-end adjustments). Except as otherwise disclosed to the Senior Facility Lenders in writing prior to the date hereof, since the date of such financial statements there has been no material adverse change in the Borrower's financial condition.

     6.10 No Broker. Except for Citigroup Global Markets Inc., no broker, finder, agent or other intermediary has been engaged by the Borrower in connection with the negotiation of any of the Financing Documents or the consummation of the transactions contemplated herein or therein.

     6.11 Absence of Undisclosed Liabilities. The Borrower has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet prepared in accordance with Peruvian GAAP in a manner consistent with the Financial Statements except for (i) liabilities or obligations reflected or reserved against in the Financial Statements or in the financial statements of Borrower referred to in Section 6.09(b) or (ii) liabilities, including liabilities incurred in the ordinary course of business since December 31, 2004 that, in any case or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     6.12 Absence of Certain Changes and Events. Except for the Special Dividend, the Capital Increase and the actions contemplated in this Agreement, and except as set forth in Schedule 6.12, since December 31, 2004 (x) the Borrower has conducted its business in the ordinary course, including the actions contemplated in the Feasibility Study, and has not suffered any Material Adverse Effect, and (y) to the best knowledge of the Borrower, no event or condition is threatened that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

     6.13 Mining and Beneficiation Concessions and Other Rights. Except as set forth in Schedule 6.13 or as would not, in any case or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has full and sufficient rights to use the Core Mining Concessions, water rights and surface lands necessary for the Business as currently conducted and, with respect to the Sulfide Project, as described in Schedule D. Except as would not, in any case or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or as disclosed in Schedule 6.13, the real property not owned by Borrower is currently subject to all easements, rights of way and utilities services that are necessary for the operation of the Business as currently conducted thereon and with respect to the Sulfide Project, anticipated to be conducted by the Feasibility Study.

     6.14 Related Party Transactions and Commitments. Schedule 6.14 sets forth a true, complete and correct list as of the date hereof of all related party transactions, contracts and commitments between the Borrower and its Affiliates involving continuing liabilities and obligations in excess of U.S.$50,000 per year, including an indication of which transactions, contracts and commitments will continue following the Closing Date.

     6.15 Project Information.

     (a) There are no facts or circumstances known to the Borrower which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which have not been disclosed to the Senior Facility Lenders.

     (b) The financial projections contained in the Information Memorandum, dated April 7, 2005 taken as a whole, have been prepared in good faith based on assumptions that the Borrower believed to be reasonable at the time such projections were made (it being understood by the MPA Parties that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, and that no assurances can be given that such projections will be realized).

     (c) There are no facts known to the Borrower that cause it to believe that the conclusions regarding reserve estimates contained in Section 3 of the Feasibility Study are inaccurate in any materially adverse way. There are no facts known to the Borrower that cause it to believe that the procedures used to determine the minable reserve estimates contained in Section 3 of the Feasibility Study were not conducted in accordance with established engineering principles and practices.

     (d) No representation or warranty is or shall be deemed made in this Section as to what the dates of Start-up of Commercial Production or the Completion Release Date, final capital costs, actual operating costs of the Sulfide Project, copper or other metal prices, exchange or interest rates, rates of inflation, transportation, the Sulfide Project's actual rate of production or the actual cash flows or actual financial results to be achieved by the Sulfide Project will turn out to be.

     (e) The representations and warranties in this Section 6.15(b), (c) and (d) are made only as of the date of this Agreement and are not made at any other time.

     6.16 Ranking. The obligations of the Borrower under each Senior Facility Loan Agreement, the Senior Facility Loans made thereunder and any Promissory Notes evidencing such Senior Facility Loans and, if and when issued, the Peruvian Bonds, will at all times rank in right of payment and of collateral security (i) pari passu with the Borrower's obligations under each other Senior Loan Agreement, the Senior Loans made thereunder and any Promissory Notes evidencing such Senior Loans, (ii) senior to the obligations of the Borrower in respect of the Subordinated Debt and (iii) pari passu in right of payment with or senior in right of payment to, and senior in right of collateral security (other than Permitted Liens) to, all other obligations of the Borrower other than those which have priority under applicable Peruvian law.

     6.17 No MPA Event of Default or MPA Default. No MPA Event of Default or MPA Default has occurred and is Continuing.

     6.18 Copies of Documents. The copies of the Senior Facility Loan Agreements, Security Documents and Project Documents and of any amendments to any of the foregoing provided or to be provided by the Borrower to each Senior Facility Lender prior to or on the Closing Date are, or when delivered will be, true and complete copies of such agreements.

     6.19 Property and Assets. The Borrower owns no property or asset of a material value that is not used for, related to, or incidental to the Current Operations or the Sulfide Project.

     6.20 No Immunity. Neither the Borrower nor any of the Project Property has any immunity from jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

     6.21 Stability Agreement. The Stability Agreement is in full force and effect.

     6.22 Description of the Sulfide Project. At the date hereof and the Closing Date, the description of the Sulfide Project in Schedule D conforms in all material respects to the Borrower's current plans for construction of the Sulfide Project.

     6.23 Water Rights, etc. The Borrower has obtained, or has no current reason to believe that it will not timely obtain as and when necessary for construction and operation of the Sulfide Project, all water rights, easements, leases, rights of way and other real property, licenses or rights that are materially necessary in order to conduct the Current Operations and construct and operate the Sulfide Project.

     6.24 Tax Liability. Except as set forth on Schedule 6.24 and to the best knowledge of the Borrower, amounts payable by the Borrower to any Senior Facility Lender in respect of any obligation under the Financing Documents will not be subject by any Governmental Authority of Peru to any Tax.

                                   ARTICLE VII

                                    COVENANTS

     7.01 Maintenance of Existence. The Borrower shall do all things necessary to maintain the Borrower in existence as a sociedad anonima abierta under the laws of Peru.

     7.02 Books, Records and Accounts.

     (a) The Borrower shall:

          (i) keep proper books of record and account in which entries will be made of transactions of or in relation to the Business; and

          (ii) keep accounts and financial and cost records in accordance with United States GAAP (or, alternatively, prepared in accordance with Peruvian GAAP and containing a reconciliation to United States GAAP), provided that the Borrower may also keep, for purposes other than compliance with this Agreement, accounts and records in accordance with Peruvian GAAP or as otherwise required by applicable law.

     (b) The Borrower shall (i) within 90 days from the Closing Date close all accounts other than the Accounts and shall not open any account other than the Accounts and (ii) promptly after the Closing Date and in any event within 90 days from the Closing Date, instruct all Buyers to make payments owed to Borrower to the Accounts in the manner contemplated under the Master Security Agreement.

     7.03 Principal Place of Business. The Borrower shall not change its jurisdiction of incorporation, shall have its principal place of business and chief executive office solely in Peru and shall maintain in such place originals or copies of the principal books and records relating to its business. Other books and records relating to the Sulfide Project and the Current Operations shall be maintained at the offices of the Operator in Peru.

     7.04 Use of Proceeds. The Borrower shall use the proceeds of the Senior Loans solely for the payment of Project Costs, provided that the Borrower may use the proceeds of the issuance of the Peruvian Bonds (if any) to prepay the Stand-By Advances of the Commercial Banks.

     7.05 Information. The Borrower shall furnish to the Administrative Agent (in hard copy or by electronic means):

          (a) Construction Progress Reports. As soon as available but in no event more than 30 days after the end of each calendar quarter ending prior to the Completion Release Date, a summary of construction of the Sulfide Project during such quarter, which shall contain the following information:
     (i) construction during such quarter, including physical progress and expenditure, (ii) cumulative expenditure through the end of such quarter,
     (iii) material variations of such physical progress and cumulative expenditures from those set forth in the budget, (iv) the Borrower's then current estimate of the aggregate costs required to achieve Full Completion and the anticipated date of Start-Up of Commercial Production, (v) the Borrower's then current estimates of the material variations of such costs and timing from those set forth in the budget, (vi) description of "critical path" items for the then current quarter, (vii) any staff employed variation for such quarter and (viii) a safety report setting forth the accident rate and safety training for such quarter;

          (b) Annual Budget. An annual budget and operating plan (approved by the Borrower's board of directors) having substantially the same scope and detail as in the form attached as Appendix III, provided that any major changes from the form shall be explained in a footnote to the plan (the "Annual Budget"), promptly upon approval by the Borrower's board of directors but in any event prior to the commencement of each fiscal year to which it relates. Each Annual Budget shall include estimates of revenues and costs (stating separately Operating Costs and payments of Senior Loans Obligations) for each month of such fiscal year and the Borrower's statement of budgeted cash flows. Each Annual Budget (including any amendment or material change thereto) shall be based upon and fairly reflect the Mining Plan then in effect. The Borrower may amend the Annual Budget at any time and from time to time without consent or approval by any Senior Lender or the Administrative Agent. The Borrower shall promptly furnish to the Administrative Agent (for delivery to each Senior Lender) any revisions to the Annual Budget when made;

          (c) Operating Reports. Not later than 45 days after the end of each calendar quarter with respect to fiscal quarters ending after the Completion Release Date, a summary of operations during such quarter, including information in reasonable detail concerning (i) Operating Costs during such quarter as compared to the Annual Budget last delivered to Senior Facility Lenders, (ii) capital expenditures during such quarter as compared to the Annual Budget last delivered to Senior Facility Lenders,
     (iii) production from the Current Operations and the Sulfide Project and inventory during such quarter and (iv) any material developments during such quarter in the operations of the Business;

          (d) Quarterly/Semi-Annual Financial Statements. As soon as available but in no event more than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, financial statements of the Borrower consisting of an unaudited balance sheet of the Borrower as of the close of such quarter and unaudited statements of income and expense and changes in financial position from the beginning of the then-current fiscal year to the close of such quarter, prepared in accordance with United States GAAP (or, alternatively, prepared in accordance with Peruvian GAAP and containing a reconciliation to United States GAAP), certified by an Authorized Officer of the Borrower;

          (e) Annual Financial Statements. As soon as available but in no event more than 120 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower consisting of a balance sheet as of the end of such fiscal year and a statement of income and expense and changes in financial position for such fiscal year, prepared in accordance with United States GAAP (or, alternatively, prepared in accordance with Peruvian GAAP and containing a reconciliation to United States GAAP) certified by the Independent Public Accountants;

          (f) Debt Service Coverage Ratio. No later than 45 days after the end of each Calculation Period occurring on and after the first Payment Date, a certificate from an Authorized Officer of the Borrower, substantially in the form attached hereto as Exhibit E, certifying the calculation, set forth in reasonable detail, of the Debt Service Coverage Ratio with respect to such Calculation Period;

          (g) Other Events. As soon as practical, a report pertaining to: (i) any other development, event or circumstance relating to the Current Operations or in the construction or operation of the Sulfide Project which could reasonably be expected to materially and adversely affect the Current Operations or the Borrower's rights in the Sulfide Project, or the Borrower's rights in the Project Property, taken as a whole, security interests granted or purported to be granted by or pursuant to any Security Document, taken as a whole, the ability of the Borrower to achieve Full Completion or Partial Completion by the Target Completion Date or to pay Senior Facility Loans Obligations when due; or (ii) any other event that could reasonably be expected to materially increase the total capital cost of the Sulfide Project or have a Material Adverse Project Effect, in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto;

          (h) Reporting to the Peruvian Bondholders. Borrower shall provide the Administrative Agent with a copy of all information provided to the Peruvian Bondholders pursuant to the Indenture (which shall not include information that qualifies as "reserved information" and is disclosed as such to CONASEV) at the same time as such information is provided to the Common Representative; and

          (i) Monthly Construction Reports. If the Parent Companies declare, in accordance with Section 3.01 of the Completion Guarantee that it is commercially unreasonable to cause the Borrower to attempt to achieve Partial Completion, then the Borrower shall be required to provide the Administrative Agent with copies of each monthly construction report received by Borrower under the Construction Agreement since the date hereof and to be received after the date of such declaration.

     7.06 Confirmation of Progress of Construction. Prior to the Completion Release Date, once every calendar year as well as in connection with the Completion Release Date, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall have the right to request the Independent Engineer at the cost and expense of the Borrower to confirm the progress of construction of the Sulfide Project and the Borrower shall permit the Independent Engineer to visit and inspect the Sulfide Project for such purpose; provided that the provisions of Section 12.10 hereof shall apply to all information acquired pursuant to this Section 7.06. The Borrower shall offer all reasonable assistance to the Independent Engineer in connection with any such visit and inspection.

     7.07 Preservation of Assets.

     (a) The Borrower shall maintain the facilities necessary for the operation of the Sulfide Project and its Current Operations in good repair in accordance with good industry mining practice and as required to maintain production in accordance with Section 7.09.

     (b) The Borrower shall not sell, transfer or otherwise dispose of Project Property except for (i) disposition of production, (ii) disposition of assets in the ordinary course of business, (iii) disposition of obsolete assets, (iv) disposition of assets in compliance with any order from a Governmental Authority, (v) disposition of assets no longer used for the Business, (vi) disposition of assets replaced or that are being replaced within 60 days of disposition with similar productive property, (vii) disposition of assets not contemplated in subparagraphs (i) to (vi) the fair value of which, individually or in the aggregate within a given calendar year, does not exceed US$10 million or (viii) any other disposition of assets unless the Administrative Agent acting upon instructions from the Majority Facility Lenders objects to such disposition in writing within 15 Business Days of receipt of written notice from the Borrower specifying the assets proposed to be sold or transferred, the value thereof and the rationale for such sale or transfer; provided, however, that in no event shall the Borrower sell or transfer Non-Replaceable Property.

     7.08 Mining Concessions.

     (a) The Borrower shall keep the Core Mining Concessions in full force and effect, shall pay all fees and other payments payable in connection with the continuation therewith, and shall defend its right, title and interest in, to and under the Core Mining Concessions against any adverse or competing claim.

     (b) The Borrower shall keep the Mining Concessions that are not Core Mining Concessions in full force and effect, shall pay all fees and other payments payable in connection with the continuation therewith, and shall defend its right, title and interest in, to and under such Mining Concessions against any adverse or competing claim, except to the extent that the failure of such Mining Concession to be in full force and effect or the failure of the Borrower to defend its right, title and interest in, to and under such Mining Concessions against any adverse or competing claim would not be reasonably likely to have a Material Adverse Effect.

     7.09 Minimum Production. Following the Completion Release Date, the Borrower will undertake to use best efforts to produce annually until the then-scheduled final maturity of the Senior Loans (i) 410,000 Dry Metric Tonnes of Concentrate, and (ii) up to (and including) the year 2014, 108.5 million pounds of Cathodes, provided, in each case, that:

          (a) upon exercise by the Parent Companies of the Debt Buy-Down Option, such production targets will be reduced to such amounts, which taking into account the reduced debt amount, would result in a minimum Annual DSCR equal to 1.0X (calculated pursuant to the methodology set forth in the first five bullets of Schedule A to the Completion Guarantee);

          (b) the Borrower shall have the right to suspend or curtail production due to engineering maintenance, similar technical reasons or Labor Unrest; and

          (c) to satisfy the above covenant, the Borrower shall not be required to expand the design capacity of the mine and related facilities or make capital expenditures other than those for capital spares, maintenance and replacements.

     7.10 Offtake Agreements.

     (a) The Borrower (i) shall not breach, (ii) shall maintain in full force and effect to the extent within its power to do so, and (iii) shall comply, in all material respects with, its obligations under the Offtake Agreements, in each case, until the Final Maturity Date.

     (b) The Borrower shall promptly (and in any event within 5 Business Days of the same) notify the Administrative Agent of (i) the termination of any of the Offtake

Agreements prior to the Final Maturity Date, (ii) any material default by any of the counterparties thereunder, (iii) any party thereto failing to perform any material obligation thereunder that it would have been obligated to perform but for the occurrence of Force Majeure, to the extent that Force Majeure excuses performance thereunder, (iv) a failure, upon any periodic renegotiation of pricing provisions, payment and calculation provisions, to establish a price or payment and calculation provisions in accordance with the applicable Offtake Agreement, (v) a suspension by any buyer of its obligations thereunder, (vi) the annual pricing provisions, payment and calculation provisions, to the extent such provisions vary in any material respect from the corresponding provisions in effect with respect to the prior year and (vii) in the case of year in which buyer's obligations are suspended, the terms for sale to alternate purchasers, if any.

     (c) Following the termination of any Offtake Agreement for any reason whatsoever, the Borrower shall use commercially reasonable efforts to promptly enter into a replacement contract at then current market price and for similar quantities and duration with a counterparty that qualifies as an Acceptable Guarantor or with a Parent Company or an Affiliate of a Parent Company within 90 days of the effective date of termination of such Offtake Agreement.

     7.11 Sale of Concentrate and Cathodes. The Borrower shall sell (i) the volumes of Concentrate and Cathodes, as the case may be, covered in the Offtake Agreements at the prices stipulated therein, and (ii) the balance of its production of Concentrate and Cathodes in U.S.$ at market prices, and shall cause all proceeds arising from the Offtake Agreements or from other sales of Concentrate or Cathodes to be paid directly to the Trustee for deposit to the Proceeds Account or, in the case of Domestic Sales, to the Borrower for deposit to the Onshore Dollars Account.

     7.12 Project Documents.

     (a) Except with the prior approval of the Administrative Agent (acting pursuant to a Supermajority Facility Vote), the Borrower shall not assign, revise, amend, modify, replace or terminate (x) any material Project Document in circumstances where such assignment, revision, amendment, modification, replacement or termination is reasonably likely to have a Material Adverse Lender Effect; or (y) any Identified Material Project Document in circumstances where such assignment, revision, amendment, modification, replacement or termination is reasonably likely to have a Material Adverse Project Effect.

     (b) The Borrower shall deliver to the Administrative Agent a copy of any Project Document that is entered into after the Closing Date and of any amendment to a Project Document or an Identified Material Project Document, in each case within 15 Business Days after it becomes effective.

     7.13 Power Generation Facility.

     (a) If, at any time, the Borrower has secured Adequate Power Supply Commitments that in the aggregate are sufficient for the Borrower to operate its Business for the years 2011 to 2015 ("Sufficient Power Supply Commitments"), the Borrower shall provide the Senior Facility Lenders with copies of such Adequate Power Supply Commitments together with a report prepared by the Borrower describing how such aggregate commitments satisfy power needs for the Business for such period.

     (b) If, prior to December 15, 2007, the Borrower has not secured Sufficient Power Supply Commitments:

          (i) the Borrower shall, on or prior to December 31, 2007, prepare a budget for work and expenditures required to construct the Power Generation Facility (such budget, as updated from time to time in accordance with clause (c) below, the "Power Generator Construction Budget"), which shall be submitted by the Borrower for review by the Independent Engineer;

          (ii) the Borrower shall initiate, during the year 2008, the activities (including placing orders for long lead-time equipment), which, in its reasonable judgment, are appropriate to enable the construction of the Power Generation Facility during the years 2009 and 2010, so that the Power Generation Facility may be completed and operational by the end of the year 2010.

     (c) In the event that by December 31, 2008 the Borrower has not secured Sufficient Power Supply Commitments, the Borrower will use commercially reasonable efforts to (or cause a third party contractor to) construct the Power Generation Facility in compliance with the covenant on environmental compliance set forth in Section 7.23.

     (d) After December 31, 2007, the Borrower shall update from time to time the Power Generator Construction Budget so that such budget reflects at all times the remaining amounts to be spent for work and expenditures required to construct the Power Generation Facility, taking into account the then current market prices for such work and expenditures and all progress of construction.

     (e) The Borrower shall be released from its obligations under this Section
7.13 as soon as the Borrower shall have secured Sufficient Power Supply Commitments to operate its Business.

     7.14 Taxes. The Borrower shall pay and discharge, before the same shall become delinquent, all Taxes, assessments and governmental charges or levies lawfully imposed on it or its Property (including interest and penalties) unless such Taxes, assessments, charges or levies shall be contested in good faith and by appropriate proceedings and adequate accounting reserves are established in accordance with United States GAAP with respect thereto.

     7.15 Sulfide Project, Capital Expenditures. The Borrower shall not incur or expend Incremental Capital Expenditures or Ancillary Capital Expenditures, unless in its judgment such Incremental Capital Expenditures ("Permitted Incremental Capital Expenditures") or Ancillary Capital Expenditures ("Permitted Ancillary Capital Expenditures"), as the case may be, will not have a Material Adverse Effect.

     7.16 Limitation on Debt. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than the following Indebtedness (collectively, "Permitted Indebtedness"):

          (a) Senior Loans, including Senior Facility Loans incurred under Replacement Loan Agreements in the circumstances contemplated in Section 3.10(b);

          (b) Subordinated Loans provided and held by the Parent Companies or their respective Affiliates that are unsecured and pledged at all times to secure the Senior Loans;

          (c) Working Capital Debt in an amount not to exceed, at any time, U.S.$75,000,000 or its Equivalent;

          (d) reimbursement obligations with respect to unsecured import letters of credit in favor of sellers of equipment necessary for the Business or constituting Sustaining Capital Costs or Incremental Capital Expenditures which by their terms expire not more than 18 months following the issuance thereof;

          (e) trade accounts payable arising in the ordinary course of business which are payable less than 181 days after the date the respective goods are delivered or the respective services are rendered;

          (f) Replacement Debt in connection with a prepayment in full of all outstanding Senior Facility Loans;

          (g) Permitted Hedges; and

          (h) financial assurances, including surety bonds or reimbursement obligations in respect of letters of credit, which are required by the Closure Law and which do not exceed in the aggregate U.S.$50,000,000 or its Equivalent.

     Nothing in this Section 7.16 or elsewhere in this Agreement or any other Financing Document shall be deemed to prohibit the exercise by the Borrower of any right under any Sales Agreement to elect to receive payment for the products sold thereunder in advance of the time at which payment is otherwise required to be made thereunder, which advance payment may require payment (or deduction) of a finance charge, so long as (i) products sold under such arrangements are sold not more than 3 months in advance of shipment and represent not more than 30% of Borrower's annual production of such products and (ii) the proceeds of such arrangements are used for working capital purposes.

     7.17 Limitation on Liens. The Borrower shall not create, assume or suffer to exist any Lien upon any of its Property, assets or contractual rights in each case whether now owned or hereafter acquired, except for the following Liens (collectively, "Permitted Liens"):

          (a) Liens imposed by any Governmental Authority for taxes not yet due or which are being contested in good faith and by appropriate proceedings (and against which adequate accounting reserves are being maintained in accordance with United States GAAP);

          (b) Liens for customs duties, relating to imported assets, owed by the Borrower that have been deferred in accordance with Peruvian law;

          (c) deposits or pledges to secure the Borrower's obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

          (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business;

          (e) bankers' liens arising in the ordinary course of the Borrower's activities with commercial banks;

          (f) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings (and against which adequate reserves are being maintained);

          (g) the rights of a buyer of identified goods of the Borrower pursuant to Section 2-501 of the Uniform Commercial Code as in effect from time to time in the State of New York or any other similar provision of applicable law;

          (h) easements (including easements for electric transmission lines) and minor imperfections of title on real estate and Concessions (other than the Core

     Mining Concessions), provided that such imperfections and easements do not render title unusable for purposes of the Business;

          (i) Liens on any Property of the Borrower to which the Borrower has not consented and which are being contested by the Borrower in good faith and by appropriate proceedings or liens imposed by law (and against which adequate accounting reserves are being maintained in accordance with United States GAAP); and

          (j) Liens created pursuant to the Security Documents or otherwise for the benefit of the Senior Lenders, the Onshore Collateral Agent and the Offshore Collateral Agent.

     7.18 Drawdowns of Senior Loans. The Borrower shall promptly but in any event within 5 Business Days notify the Administrative Agent if a request for an Advance is not honored.

     7.19 Notice of MPA Defaults; Extraordinary Notices. The Borrower shall promptly but in any event within three Business Days in the case of clauses (i) and (iii) and with 30 days in all other cases, notify the Administrative Agent upon its discovery of the occurrence of:

          (i) any MPA Default or MPA Event of Default;

          (ii) any material default by any party under, or termination of, any Project Document;

          (iii) any Event of Political Force Majeure;

          (iv) any litigation, arbitration or governmental proceeding that is instituted or threatened against the Borrower or, until the Guarantee Release Date, the Sponsors, that is reasonably likely to have a Material Adverse Effect;

          (v) any material environmental accidents or spill relating to the Borrower or its property or operations, or any other condition, event or circumstance that results or is reasonably likely to result in material non-compliance by the Borrower with any Environmental Laws;

          (vi) notices from Governmental Authorities in respect of any claim that could materially affect the Core Mining Concessions;

          (vii) any event or development (other than events or developments that are not specific to the Current Operations or the Sulfide Project) known to the Borrower that could reasonably be expected to have a Material Adverse Effect;

          (viii) any event of Force Majeure declared by the Borrower or the relevant counterparty under any Project Document; and

          (ix) the acquisition by the Borrower of any Peruvian mining concessions necessary to operate the Current Operation or the Sulfide Project,

in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto.

     7.20 Restricted Payments.

     (a) Subject to clauses (b) and (c) below, the Borrower shall not make any Restricted Payment (x) except by directing the Trustee to make a transfer from the Restricted Payment Sub-Account and (y) unless on the date such Restricted Payment is proposed to be made:

          (i) there is, and immediately following the making thereof would be, no Continuing MPA Default or MPA Event of Default;

          (ii) there is, and immediately following the making thereof would be, no Continuing Event of Political Force Majeure;

          (iii) after giving effect to the Restricted Payment, there is no Senior Debt Service Reserve Deficiency, Extraordinary Major Maintenance Reserve Deficiency and Power Generator Reserve Deficiency and the credit balance of the Senior Debt Accumulation Sub-Account is not less than the then applicable Required Senior Debt Accumulation Amount;

          (iv) either (x) the Borrower has not received a Royalty Tax Claim or
     (y) the Borrower is not required in accordance with United States GAAP to establish an accounting reserve with respect to such claim, or (z) after giving effect to the Restricted Payment, there is no Tax Contingency Reserve Deficiency;

          (v) after giving effect to the Restricted Payment, the Borrower has sufficient cash in the Proceeds Account (excluding funds credited to the Senior Debt Reserve Sub-Account and the Senior Debt Accumulation Sub-Account and insurance proceeds credited thereto that are subject to
     Section 3.06(b)), the Onshore Dollars Account and the Onshore Nuevos Soles Account to pay Operating Costs for a period of 30 days;

          (vi) the Debt Service Coverage Ratio as of the end of the most recent Calculation Period exceeds 1.25X; and

          (vii) the Guarantee Release Date has occurred and the first scheduled repayment of principal with respect to Senior Loans has been made.

     (b) If each condition set forth in clause (a) above has been satisfied, or if each condition set forth in subclauses (a)(i), (a)(ii) and (a)(vii) has been satisfied and the Parent Companies have furnished the Trustee with an Acceptable Credit Support Instrument in the amount of such Restricted Payment, and the Borrower wishes to make a Restricted Payment, the Borrower may at any time instruct the Trustee to transfer the amount of such payment from the Restricted Payment Sub-Account to the recipients designated by the Borrower in the certificate described in clause (c) below, and the Senior Facility Lenders shall so instruct the Trustee.

     (c) At least ten NY Business Days prior to the date on which a Restricted Payment is proposed to be made, (i) the Borrower shall have delivered to the Trustee with copy to the Administrative Agent a certificate (a "Restricted Payment Certificate") of an Authorized Officer of the Borrower stating (x) the amount and recipient of each such proposed Restricted Payment and (y) that each condition set forth in subclauses (a)(i) through (a)(vii) above has been satisfied (setting forth, where applicable, the information and computations demonstrating compliance with such conditions of paragraph (a) and, in addition, if subclause (a)(iv) is satisfied by reason of subclause (y) thereof, stating that the determination that such subclause (y) is satisfied has been made after consultation with the Borrower's independent auditors) or (ii) the Borrower shall have delivered to the Trustee and the Administrative Agent a certificate of an Authorized Officer (a "Partial Restricted Payment Certificate") stating
(x) the amount and recipient of each such proposed Restricted Payment and (y) that each condition set forth in subclauses (a)(i), (a)(ii) and (a)(vii) has been satisfied and the Borrower shall have delivered to the Trustee an Acceptable Credit Support Instrument in the amount of such Restricted Payment.

     7.21 Compliance with Law. The Borrower shall comply in all material respects with all applicable laws, including required Governmental Approvals, rules, regulations and orders of Peru and each other applicable jurisdiction, unless the necessity of compliance therewith is contested in good faith by appropriate proceedings, and with respect to which adequate accounting reserves have been established and maintained by the Borrower in accordance with United States GAAP with respect thereto.

     7.22 Transactions with Affiliates. All transactions between the Borrower and any of its Affiliates shall be on commercially reasonable terms that are at least as favorable to the Borrower as those which might be obtained in an arm's-length transaction with a Person that is not an Affiliate, provided that the Senior Facility Lenders agree that all Closing Project Documents between the Borrower and any of its Affiliates (excluding changes thereto or negotiation of variable provisions thereunder after the date hereof) shall be deemed to meet the standard in this Section 7.22.

     7.23 Environmental Compliance.

     (a) The Borrower shall, and shall cause all other persons occupying the site of its Business to, in all material respects perform its obligations and operate its Business in accordance with all Applicable Environmental Laws.

     (b) The Borrower shall provide to the Administrative Agent (i) annually within 30 days from the anniversary date hereof a report as to environmental compliance, and (ii) from time to time copies of material documents submitted to environmental authorities.

     (c) The Borrower shall prepare and submit to the Ministry of Energy and Mines of the Republic of Peru or to such other relevant Governmental Authority, as the case may be, no later than December 15, 2005, the Environmental Impact Assessment Addendum, the Environmental Impact Assessment for the Transmission Line, and Environmental and Social Management Plan (ESMP), and shall promptly provide the Administrative Agent a copy of the final documents so submitted as well as upon receipt of the Governmental Approvals delivered to the Borrower with respect thereto.

     (d) The Borrower shall, in accordance with all applicable Equator
Principles:

          (i) comply, in all material respects, with its ESMP in the construction of the Sulfide Project and in the operation of the Current Operations and the Sulfide Project;

          (ii) provide annual reports, prepared by in house staff or third parties, on the status of compliance with the ESMP; and

          (iii) where applicable, decommission the facilities in accordance with an agreed Closure Plan.

     (e) The Borrower shall:

          (i) generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release, or disposal of Hazardous Materials on or in the Project Property; and

          (ii) conduct any investigation, study, sampling and testing and undertake any clean-up, removal, remedial or other action necessary to remove and clean-up all Hazardous Materials from the Project Property, in each case in accordance with the requirements of all Applicable Environmental Laws relating to the treatment, handling and disposal of Hazardous Materials, except as previously disclosed to the Senior Lenders in writing.

     (f) The Borrower shall provide access to the site of the Sulfide Project and the Current Operations to the Senior Facility Lenders for the purpose of monitoring compliance with the Equator Principles as contemplated in Section 7.31.

     (g) If any material issue arises as to compliance by the Borrower with its obligations hereunder, the Borrower and the Administrative Agent shall engage in discussions in good faith to resolve such issues, provided that if any specific issue remains unresolved after three months from receipt by the Borrower of notice from the Administrative Agent, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall have the right to engage the Independent Engineer to provide a report with respect to such issue.

     7.24 Permitted Hedges. The Borrower shall not enter into any Hedge Agreements other than Hedge Agreements to hedge against prices and costs arising in the ordinary course of the Borrower's business and not for speculation ("Permitted Hedges").

     7.25 Ordinary Course Transactions. The Borrower shall not enter into any material transactions except in the ordinary course of business, on ordinary commercial terms and on the basis of arms' length arrangements, provided that neither this covenant nor Section 7.07 shall limit the Borrower's ability to transfer (including, without limitation, by way of donation) its co-ownership interest in the Pillones Dam to any third party so long as the water rights of the Borrower for the Current Operations and the Sulfide Project are unaffected by such transfer and provided further that the Senior Facility Lenders agree that transactions undertaken pursuant to any Identified Material Project Document with a Parent Company shall be deemed to meet the standard in this
Section 7.25.

     7.26 Determination of Extraordinary Major Maintenance Reserve Amount. At the next meeting of the board of directors of the Borrower following the date of Start-up of Commercial Production and thereafter annually in connection with the preparation of the Annual Budget, the board of directors of the Borrower shall exercise its discretion, acting in a reasonable manner, taking into account all future anticipated revenues of the Borrower, and subject to their fiduciary duties, to determine the amount of cash that needs to be reserved in the Extraordinary Major Maintenance Reserve Sub-Account, if any, to enable the Borrower to pay anticipated Extraordinary Major Maintenance Expenditures with respect to the year covered by such Annual Budget (or with respect to the year during which Start-up of Commercial Production occurs) as and when the same shall become due and payable (the "Extraordinary Major Maintenance Reserve Amount").

     7.27 Determination of Tax Contingency Reserve Amount. If the Borrower has at any time received a claim (a "Royalty Tax Claim") from the Peruvian authorities asserting that a Royalty Tax is payable with respect to all or part of its revenues and if the Borrower contests such Royalty Tax Claim, the Borrower shall, starting on the date of

Start-up of Commercial Production, in connection with the preparation of its quarterly financial statements (i) determine, after consultation with its independent auditors, whether or not it is required in accordance with United States GAAP to establish an accounting reserve with respect to such claim, and
(ii) if it so determines, further determine the amount to be reserved in accordance with United States GAAP on account of such claim. After a final determination is made, or a settlement is reached, regarding the Royalty Tax Claim, any Royalty Tax that the Borrower shall be required to pay with respect to future revenues, in accordance with such determination or settlement, shall be paid as part of its Operating Costs and the Borrower shall not be required to reserve such future Royalty Tax.

     7.28 Further Assurances. Subject to the terms and conditions herein provided, the Borrower agrees to do all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by, and to carry out the purposes of each Financing Document and each Project Document, including, but not limited to, obtaining and maintaining all Core Peruvian Governmental Approvals required in connection therewith.

     7.29 No Modifications of By-Laws. The Borrower shall not take any action to amend or modify its Bylaws in circumstances where such amendment or modification, could reasonably be expected to have a Material Adverse Effect.

     7.30 Business.

     (a) The Borrower shall not conduct any business other than any business related to or incidental to the Current Operations and the Sulfide Project and any activity contemplated in the Financing Documents, provided that the Borrower shall have the right to conduct any other mining activity so long as (i) such activity is conducted in the Concessions area, (ii) such activity does not have a Material Adverse Effect, (iii) the Borrower observes its affirmative covenants (including, without limitation, with respect to insurance) in relation to such activity, (iv) the Senior Lenders are given a first priority security interest in the assets of Borrower related to such activity, and (v) such activity is undertaken after the Completion Release Date. Subject to Section 7.22, this provision shall not prevent Borrower from entering into agreements or other arrangements, with PDC or any of its Affiliates regarding any copper concentrate leaching facilities constructed, owned or operated by PDC or such Affiliate of PDC.

     (b) The Borrower shall not establish a place of business in the United States unless Borrower (i) notifies in writing, at least 30 days in advance, the Administrative Agent of its intention to do so and the Administrative Agent (acting upon instructions of the Majority Facility Lenders) does not object in writing within 30 days of such notification and (ii) has taken all steps then required pursuant to the MSA to ensure the maintenance and perfection of the security interests created or purported to be created pursuant to the Security Documents.

     7.31 Access. In addition to the rights set forth under Section 7.06, upon request from the Administrative Agent (acting upon instructions of the Majority Facility Lenders), the Borrower shall permit any Person designated by the Majority Facility Lenders and not reasonably objected to by the Borrower, at the expense and risk of the Senior Facility Lenders (provided that the reasonable costs and expenses incurred by the Senior Facility Lenders pursuant to and in connection with any site visits that are reasonably necessary for (i) review of any proposed Incremental Capital Expenditures, or (ii) review of any request by the Borrower for an amendment, waiver or modification of or supplement to any Financing Document or (iii) review of any other matter relating to the Borrower's non-compliance with the terms of any Financing Document (as determined by the Majority Facility Lenders in their reasonable judgment) shall be at the expense of the Borrower) and subject to the confidentiality provisions set forth in Section 12.10, to visit and inspect the site of the Sulfide Project and the Current Operations (so long as they adhere to the Company's safety and health related procedures and regulations) and to discuss the business and finances of the Borrower with officers of the Borrower, in each case during normal business hours (but not more than once every calendar year if Borrower is requested to reimburse the Senior Facility Lenders for their costs and expenses) and in a manner that does not unreasonably disrupt the operation of the Business. The Borrower shall offer all reasonable assistance to such Persons in connection with any such visit.

     7.32 Operation of Business. The Borrower shall operate the Sulfide Project in accordance with applicable good industry mining practice.

     7.33 No Merger or Consolidation. The Borrower shall not enter into any merger or consolidation with any other entity.

     7.34 No Subsidiaries; no Acquisitions. Without the consent of the Administrative Agent (acting pursuant to a Supermajority Facility Vote), the Borrower shall not acquire any other Person (including by way of purchase of stock or any other equity or ownership interest, or by way of a purchase of all or substantially all of the assets of such Person, but excluding, for this purpose, its indirect interest in the Pillones Dam, if applicable) and shall not form any subsidiaries.

     7.35 Construction of Project. The Borrower shall construct and complete the Sulfide Project in all material respects in accordance with the description of the Sulfide Project set forth in Schedule D on or prior to the Target Completion Date.

     7.36 Operator. The Borrower shall not exercise any right it may have to terminate the Operator's Agreement, unless the Administrative Agent (acting pursuant to a Supermajority Facility Vote) has consented to such termination and the Borrower shall not appoint any successor Operator without the consent of the Administrative Agent (acting pursuant to a Supermajority Facility Vote), provided that this covenant shall not limit the ability of the Borrower to replace the Operator by any other Affiliate of PDC the obligations of which are guaranteed by PDC.

     7.37 Limitation on Loans. The Borrower shall not make any loan or advance to any Person except for (i) Permitted Investments, (ii) down payments and prepayments to suppliers, (iii) loans and advances to its employees and loans to employees of the Operator for travel, moving and household expenses of such employees and for the purchase of land and the construction and purchase of housing for such employees, in the ordinary course of business and in an aggregate amount not exceeding U.S.$5,000,000 (or its Equivalent) at any one time outstanding and (iv) other loans and advances in connection with the Business in an aggregate amount not exceeding U.S.$10,000,000 (or its Equivalent) at any one time outstanding.

     7.38 Request for Completion Loans. In case of a Confirmed Cash Shortfall, the Borrower shall timely request Completion Loans from the Parent Companies in accordance with the Completion Guarantee, if any, so as to enable Borrower to timely meet all its financial obligations.

     7.39 Limitation on Share Issuance. The Borrower shall not issue any Common Stock or other securities convertible into Common Stock if the issuance of such Common Stock would cause the equity ownership of any of the Shareholders to fall below its Minimum Required Equity Ownership, without the consent of the Administrative Agent (acting pursuant to a Supermajority Facility vote).

     7.40 Ethical Business Practices. The Borrower shall comply in all material respects with all applicable laws regarding corrupt practices.

                                  ARTICLE VIII

                                    INSURANCE

     8.01 Maintenance of Insurance. The Borrower shall at all times (either directly or indirectly through one or several global insurance policies maintained by PDC or any of its Affiliates) maintain such property and casualty insurance coverage and comply with all such other requirements as specified in Appendix II.

     8.02 Insurance Consultant. The Borrower shall pay the Senior Facility Lenders for the reasonable fees and expenses of the Insurance Consultant appointed to advise the Senior Facility Lenders with respect to (i) the issuance of the report contemplated in Section 5.01(j) and (ii) the issuance of a report confirming the insurance coverage (including reinsurance coverage) obtained by the Borrower complies with the requirements of Article VIII at the time of achievement of Full Completion or satisfaction of Partial Completion.

                                   ARTICLE IX

                       MPA EVENTS OF DEFAULT AND REMEDIES

     9.01 MPA Events of Default. Subject to Section 9.02, each of the following events shall be a "MPA Event of Default":

     (a) Payment Default. (i) The Borrower has defaulted in the payment of any Senior Loans Obligation (other than a Senior Loans Obligation resulting from an acceleration of JBIC's Outstanding Base Amount in accordance with Section 10.02 of the JBIC Loan Agreement) when and as such payment shall be due and payable (whether at scheduled maturity, by mandatory prepayment, by acceleration or otherwise) and such failure shall continue for (A) in the case of payment of principal, interest or fees on Senior Loans Obligations, 1 Business Day from the due date of such payment; and (B) in the case of payment of any other Senior Loans Obligations, 3 Business Days from the date notice of such failure to pay was received by the Borrower;

          (ii) The Borrower has defaulted in the payment of a Senior Loans Obligation resulting from an acceleration of JBIC's Outstanding Base Amount in accordance with Section 10.02 of the JBIC Loan Agreement and 180 days after the date of acceleration by JBIC of its Outstanding Base Amount, (i) JBIC has not rescinded the acceleration of such acceleration and (ii) the Borrower has failed to pay such Senior Loans Obligation as contemplated under clause (ii) of Section 3.10A(a).

     (b) Breach of Representation or Warranty. A representation or warranty made by the Borrower hereunder shall prove to have been false when made in any material respect and such breach of representation or warranty could in the reasonable judgment of the Majority Facility Lenders have a Material Adverse Effect and is not corrected or cured within 10 Business Days after the notice from the Administrative Agent (acting upon instructions from Majority Facility Lenders) specifying such breach and requiring that it be remedied;

     (c) Breach of Covenant. The Borrower shall fail to observe or perform any material obligation to be observed or performed by it hereunder (except for the obligations set forth in Section 7.10(c) which are addressed under clause
(f)(iii) below and in Section 7.12 which are addressed in clause (f)(i) below) or under any other Financing Document (other than those covenants that could result in a JBIC Event of Default) or Project Document to which it is a party, which failure could in the reasonable judgment of the Majority Facility Lenders have a Material Adverse Effect and such failure shall continue unremedied for:

          (i) with respect to the covenant set forth in Sections 7.19 (Notice of MPA Defaults; Extraordinary Notices), 15 days from the date the Administrative Agent (acting upon instructions from the Majority Facility Lenders) gives the Borrower written notice of the breach of such covenant;

          (ii) (A) with respect to any of the covenants set forth in Sections
     7.04 (Use of Proceeds), 7.06 (Confirmation of Progress of Construction),
     7.07 (Preservation of Assets), 7.08 (Mining Concessions), except as provided under clause (B) below, 7.09 (Minimum Production), 7.10(a) and (b) (Offtake Agreements), 7.11(ii) (Sales of Concentrates and Cathodes), 7.16 (Limitation on Debt), 7.17 (Limitation on Liens), 7.27 (Determination of Tax Contingency Reserve Amount), 7.29 (No Modifications of By-Laws), 7.30 (Business), 7.31 (Access), 7.34 (No Subsidiaries; No Acquisitions), 7.37 (Limitation on Loans), and 7.40 (Ethical Business Practices), 30 days from the date the Administrative Agent (acting upon instructions from the Majority Facility Lenders) gives the Borrower written notice of the breach of such covenant and (B) with respect to any of the covenants set forth in Sections 7.01 (Maintenance of Existence) and 7.08(a) (Mining Concessions), but only as it relates to the covenant to keep the Core Mining Concessions in full force and effect, 30 days from the date of the occurrence of the breach of covenant;

          (iii) with respect to any covenant under any Security Document, 45 days from the date the Administrative Agent (acting upon instructions from the Majority Facility Lenders) gives the Borrower written notice of the breach of such covenant; and

          (iv) with respect to any of the covenants set forth in Sections 7.02 (Book, Records and Accounts), 7.03 (Principal Place of Business), 7.05 (Information), 7.11(i) (Sales of Concentrates and Cathodes), 7.13 (Power Generation Facility), 7.14 (Taxes), 7.15 (Sulfide Project, Capital Expenditures), 7.18 (Drawdowns of Senior Loans), 7.21 (Compliance with
     Law), 7.22 (Transactions with Affiliates), 7.23 (Environmental Compliance),
     7.24 (Permitted Hedges), 7.25 (Ordinary Course Transactions), 7.26 (Determination of Extraordinary Major Maintenance Reserve Amount), 7.28 (Further Assurance), 7.32 (Operation of Business), 7.35 (Construction of Project), 7.38 (Request for Completion Loans) and any other obligation of the Borrower under the Financing Documents, and the insurance related covenants set forth in Appendix II, 90 days from the date the Administrative Agent (acting upon instructions from the Majority Facility Lenders) gives the Borrower written notice of the breach of such covenant, provided that a breach of the covenants set forth in Sections 7.20 (Restricted Payments), 7.33 (No Merger or Consolidation), 7.36 (Operator) and 7.39 (Limitation on Share


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

Issuance) shall be an MPA Event of Default, unless cured prior to receipt of the declaration required pursuant to Section 9.02(a);

     (d) Bankruptcy. The Borrower commences a proceeding under any applicable bankruptcy, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law (whether now or hereafter in effect) relating to itself, or is declared bankrupt, is dissolved by reason of insolvency or makes a general assignment for the benefit of creditors, or any action is taken by it for the purpose of effecting any of the foregoing or by a receiver, custodian or trustee or other officer or representative of a court or of creditors; or there is commenced against it any such proceeding which remains undismissed for 60 days from the date the Borrower receives such notification from the court where such proceeding has been filed;

     (e) Cross Default. Any Indebtedness of the Borrower (other than the Senior Loans and Subordinated Loans) that is due and payable (it being understood that Indebtedness other than for borrowed money shall not be deemed to be due and payable if there is a good faith dispute as to the amount of such Indebtedness) in a principal amount in excess of U.S.$10,000,000 or its Equivalent is not paid when due (and any grace period relating thereto has expired) or becomes or is declared to be due and payable prior to the stated maturity thereof and such Indebtedness shall remain unpaid for 30 days from its due date or from the due date of such acceleration;

     (f) Project Documents.

          (i) Project Documents (Other Than Governmental Approvals and Offtake Agreements). (i) There has been an uncured breach or termination, or an assignment, revision, amendment, modification or replacement, of a material Project Document (other than a Governmental Approval and an Offtake Agreement) that is reasonably likely to have a Material Adverse Lender Effect and the Borrower fails to cure (in the case of an assignment, revision, amendment, modification or replacement) or to enter into a replacement contract (in the case of an uncured breach or termination) on similar terms and conditions within 90 days after notice from the Administrative Agent (acting upon instructions from the Majority Facility Lenders) of the occurrence of such breach or termination or (ii) there has been an uncured breach or termination, or an assignment, revision, amendment, modification or replacement, of an Identified Material Project Document (other than a Governmental Approval and an Offtake Agreement) that is reasonably likely to have a Material Adverse Project Effect and the Borrower fails to cure (in the case of an assignment, revision, amendment, modification or replacement) or to enter into a replacement contract (in the case of an uncured breach or termination) on similar terms and conditions within 180 days after notice from the Administrative Agent (acting upon instructions from the Majority Facility Lenders) of the occurrence of such breach or termination;

          (ii) Governmental Approvals. The Borrower shall fail to obtain, maintain or renew any Core Peruvian Governmental Approval and (i) such failure is reasonably likely to have a Material Adverse Effect and the Borrower fails to obtain a replacement Core Peruvian Governmental Approval within 90 days after the occurrence of such failure to obtain, maintain or renew such Core Peruvian Governmental Approval or (ii) in the case of a Core Peruvian Governmental Approval that is an Identified Material Project Document, such failure is reasonably likely to have a Material Adverse Project Effect and the Borrower fails to obtain a replacement Core Peruvian Governmental Approval within 180 days after the occurrence of such failure to obtain, maintain or renew such Core Peruvian Governmental Approval; and

          (iii) Offtake Agreements. There has been a termination of an Offtake Agreement and the Borrower fails to enter into a replacement contract with a counterparty that qualifies as an Acceptable Guarantor or with a Parent Company or an Affiliate of a Parent Company at then current market price and for similar quantities and duration within 90 days after the occurrence of such breach or termination.

     (g) Material Collateral.

          (i) Security interests purported to be created by or under the Security Documents in (w) the Accounts or Common Stock of the Borrower, or Subordinated Debt (x) the Borrower's rights under the Identified Material Project Agreements, (y) the Core Mining Concessions or (z) other material Project Property with respect to which a security interest is contemplated to be created in the MSA shall fail or cease to be (and, except in the case of Project Property covered by subclause (w), so remain for at least 45 days after written notice from the Administrative Agent acting upon instructions from the Majority Facility Lenders) validly perfected first priority security interests and valid assignments of rights, as applicable, in favor of the Senior Lenders (other than to the extent noted in legal opinions of counsel to the Borrower delivered on or prior to the Closing Date in satisfaction of Section 5.01(g)).

          (ii) A Person other than the Offshore Collateral Agent, the Onshore Collateral Agent or a Senior Lender shall have attached, (a) Collateral consisting of tangible Project Property having a book value equal to or greater than 5% of the total book value of all tangible Project Property (as shown on the balance sheets of the Borrower as of the immediately preceding month-end) or (b) all or any material part of the other Collateral, and in either such case, any attachment of or any judgment Lien against any of such Collateral (x) shall remain unlifted, unstayed or undischarged for a period of 180 days or (y) shall be upheld in a final nonappealable judgment by a court of competent jurisdiction.


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

     (h) PDC Completion Guarantee Acceleration Event. The Administrative Agent (acting upon instructions from the Majority Facility Lenders) has notified the Borrower in writing that a Completion Guarantee Acceleration Event has occurred with respect to PDC and either (i) one year has elapsed since the date of such notice or (ii) the Non-Accelerated Parent Companies fail to work in good faith (and, upon request from the Administrative Agent pursuant to instructions from any Senior Facility Lender, to confirm that they are so doing) to develop a proposal to identify an Acceptable PD Replacement that would (x) succeed to the management obligations of the Operator pursuant to the Operator's Agreement, (y) succeed to the financial obligations of PDC pursuant to the Completion Guarantee, and (z) assume the obligations to purchase the Borrower's production of Concentrate and Cathodes pursuant to the terms of the PD Concentrate Sales Agreement and the PD Cathodes Sales Agreement.

     (i) BVN Completion Guarantee Acceleration Event. The Administrative Agent (acting upon instructions from the Majority Facility Lenders) has notified the Borrower in writing that a Completion Guarantee Acceleration Event has occurred with respect to BVN and one year has passed since the date of such notice without any of the following events occurring: (i) the Non-Accelerated Parent Companies have increased their exposure under the Completion Guarantee (with PDC participating in such increase at least on a pro rata basis) or the Senior Facility Lenders have otherwise been provided with one or several Acceptable Credit Support Instruments (which may be provided on a several basis), in each case, to cover BVN's obligations under the Completion Guarantee that relate to both past and future Advances (without giving effect to the acceleration of BVN's obligations as a result of the Completion Guarantee Acceleration Event),
(ii) BVN has paid all of its accelerated obligations under the Completion Guarantee, (iii) Full Completion is achieved, or (iv) following the occurrence of such a Completion Guarantee Acceleration Event, a determination is made by a reputable independent public accountant of international standing that the Net Worth of BVN exceeds U.S.$660 million.

     (j) Event of Political Force Majeure. An Event of Political Force Majeure shall have been declared in accordance with Section 11.01 or by a Parent Company, and such Event of Political Force Majeure shall be Continuing for a period of 360 days following such declaration.

     (k) Termination of the Completion Guarantee.

          (i) A Parent Company shall have terminated its obligations under the Completion Guarantee for any reason, including following the occurrence of an Event of Political Force Majeure pursuant to Article V of the Completion Guarantee;

          (ii) the Completion Guarantee is declared in a final non-appealable judgment to be unenforceable against a Parent Company; and

          (iii) the Completion Guarantee is terminated prior to the Guarantee Release Date.

     (l) Abandonment, Total Loss. Abandonment or Total Loss of the Sulfide Project or Current Operations shall have occurred.

     (m) Completion.

          (i) Neither Full Completion nor Partial Completion is achieved by the Target Completion Date; or

          (ii) Partial Completion is achieved by the Target Completion Date but the Debt Buy-Down Release Date does not occur within twelve (12) months following the Target Completion Date,

provided that (i) the Debt Buy Down Closing shall only be deemed to have occurred in the circumstances contemplated in Section 3.03(d) of the Completion Guarantee, and (ii) during the pendency of a Completion Arbitration and until the expiration of the additional period of time allowed under the Completion Guarantee to replace the Completion Certificate or exercise the Debt Buy-Down Option following such Completion Arbitration, Borrower shall not be deemed to be in Default under this provision, notwithstanding the fact that, pursuant to the Completion Guarantee, Full Completion or Partial Completion, as the case may be, shall be deemed not to have occurred, so long as the Parent Companies are in compliance with clauses (ii) and (iii) of Section 2.03(c) of the Completion Guarantee.

     (n) Unsatisfied Judgments. Final judgment or judgments for the payment of money in excess of U.S.$10,000,000 in the aggregate or its Equivalent shall be rendered by a court or courts against the Borrower and shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days from the date of entry thereof.

     (o) Breach of Transfer Restrictions Agreement. Any of the Shareholders or the Parents breaches its share transfer restrictions set forth in Article II of the Transfer Restrictions Agreement.

     (p) Unenforceability or Repudiation of Financing Document.

          (i) Any of the Financing Documents is declared in a final non-appealable judgment (in a proceeding where the Borrower, the Parent Companies, the Shareholders or any of their respective Affiliates have claimed unenforceability) to be unenforceable against the Borrower, the Parent Companies or the Shareholders, or any such party shall have expressly repudiated its obligations thereunder and ceased to perform such obligations.


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

          (ii) Any of the Financing Documents is declared in a final non-appealable judgment (other than any such judgment resulting from a proceeding in which the Borrower, the Parent Companies, the Shareholders or any of their respective Affiliates have claimed unenforceability) to be unenforceable against the Borrower, the Parent Companies or the Shareholders, and such unenforceability is not remedied within 120 days or such agreement is not replaced within 120 days; provided that no default shall occur if any such Financing Document shall be replaced on terms reasonably acceptable to the Senior Facility Lenders acting in accordance with Section 10.01. For the purpose of this provision, a statement or dispute regarding the scope or nature regarding a parties' rights and obligations under any such agreement, and a failure to perform any particular obligation thereunder, shall not by itself be deemed to be a repudiation thereof.

     (q) Improper Transfers. An Authorized Officer of the Borrower delivers to the Trustee (i) instructions (other than good faith errors or mistakes) to make transfers from the Proceeds Account that constitute a breach of the MSA or (ii) certificates pursuant to which the Trustee is expected to make transfers from the Proceeds Account that include representations that are known by the Borrower to be inaccurate.

     (r) Permanent Mine Closure. Borrower voluntarily implements, or is ordered pursuant to a final nonappealable judgment (or a final determination by any Governmental Authority that Borrower has not challenged or has ceased to challenge) to implement, a permanent closure of all or substantially all of the Mines, in each case, in circumstances requiring the Borrower to implement the Closure Plan, provided that the foregoing shall not apply to partial or temporary closures of the Mines for any reason.

     9.02 Declaration of MPA Event of Default.

     (a) Upon receipt by the Administrative Agent of a certificate from any Senior Facility Lender stating that an MPA Event of Default described in Section 9.01(a), Section 9.01(l) or 9.01(m) has occurred and remains uncured, the Administrative Agent (subject to Section 9.03 hereof), by written notice to the Borrower and each Senior Facility Lender in accordance with Section 12.11, shall declare that an "MPA Event of Default" has occurred.

     (b) An "MPA Event of Default" shall also occur without such declaration or other notice, upon the occurrence of the MPA Event of Default referred to in
Section 9.01(d) hereof with respect to the Borrower.

     (c) Upon receipt by the Administrative Agent of a certificate approved by the Majority Facility Lenders stating that an MPA Event of Default (other than an MPA Event of Default referred to in Section 9.02(a) or 9.02(b)) has occurred and remains uncured, the Administrative Agent (subject to Section 9.03 hereof), by written notice to


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

the Borrower and each Senior Facility Lender in accordance with Section 12.11, shall declare that an "MPA Event of Default" has occurred.

     9.03 Cessation of MPA Event of Default. Any Senior Facility Lender that has given, or approved, a certificate or declared an MPA Event of Default, pursuant to Section 9.02 hereof, agrees promptly to notify the Administrative Agent upon the cessation of the MPA Event of Default to which such certificate related and of which such Senior Facility Lender has knowledge. Any notice given pursuant to this Section 9.03 is an "MPA Cessation Notice". The Administrative Agent shall promptly forward such MPA Cessation Notice to the Borrower in accordance with
Section 12.11. An MPA Cessation Notice shall be effective, (i) if it relates to an MPA Event of Default described in Section 9.01(a), upon receipt by the Borrower, if it is approved by the Senior Facility Lender that has declared such MPA Event of Default or (so long as such MPA Event of Default shall have been fully cured) the Majority Facility Lenders, and (ii) otherwise, upon receipt by the Borrower, if it is approved by the Majority Facility Lenders.

     9.04 Abandonment. If the Borrower voluntarily ceases all or substantially all construction or production activities of the Sulfide Project or the Current Operations and such cessation continues without interruption for 90 days, the Administrative Agent (acting pursuant to instructions from any Senior Facility Lender) shall have the right to deliver to the Borrower a notice requesting a certificate to the effect that the Borrower intends to cause all or substantially all such construction or production activities to resume as soon as is commercially practicable. If (i) within 30 days following delivery of such notice, the certificate is not delivered or the Borrower does not resume all or substantially all such activities, (ii) the Borrower timely delivers such certificate but does not resume all or substantially all such activities within 30 days following such delivery, or (iii) the Borrower timely delivers such certificate and resumes such activities but does not maintain such activities for at least 120 days during the 180-day period following timely delivery of such certificate, then the Administrative Agent (acting pursuant to instructions from any Senior Facility Lender) shall have the right to declare that Abandonment has occurred (such declaration being herein referred to as "Abandonment"). For purposes of this provision, the Borrower shall not be deemed to have voluntarily ceased construction or production activities of the Sulfide Project or the Current Operations if the cessation of construction or production activities is caused by an Event of Political Force Majeure or results from the depletion of the ore resources for the Current Operations, which is expected to occur prior to the Final Maturity Date.

                                    ARTICLE X

                      SENIOR FACILITY LENDERS ARRANGEMENTS

     10.01 Senior Facility Lenders Actions. Except as otherwise provided herein, any Senior Facility Lenders Action shall be made or taken only by the Administrative Agent and only in accordance with the provisions of this Section 10.01:


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

     (a) The following Senior Facility Lenders Action shall be taken by the Administrative Agent pursuant to (and only pursuant to) written instructions from each Senior Facility Lender:

          (i) To approve an increase in the Peruvian Bonds Cap as contemplated in Section 2.02(a);

          (ii) To enter into any Material Financing Document Amendment with respect to any of the Senior Facility Lender Financing Documents;

          (iii) To waive any condition precedent to the initial disbursement of a Base Advance;

          (iv) To waive any condition precedent to the subsequent disbursement of a Base Advance or the disbursement of a Stand-By Advance set forth in
     Section 5.01(o), (p), (q) subclause (i), (x) and (y), as referred to in
     Section 5.02; and

          (v) To consent to an assignment or transfer by the Borrower of rights and obligations pursuant to Section 12.13.

     (b) The following Senior Facility Lenders Actions shall be taken by the Administrative Agent acting upon written instructions from the Supermajority Facility Lenders:

          (i) To notify the Borrower that a condition precedent is not satisfied in accordance with Section 5.03;

          (ii) To consent to the amendments by the Borrower of Project Documents pursuant to Section 7.12(a);

          (iii) To consent to creation of subsidiaries and acquisitions by the Borrower pursuant to Section 7.34;

          (iv) To consent to the termination of the Operator's Agreement or to the appointment of any successor Operator pursuant to Section 7.36;

          (v) To consent to the issuance of Common Stock or other securities convertible to Common Stock pursuant to Section 7.39;

          (vi) To declare the occurrence of an Event of Political Force Majeure pursuant to Section 11.01;

          (vii) To consent to the amendment of the schedule of minimum insurance requirements set forth in Appendix II pursuant to Article VIII;


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

          (viii) To create, accept and execute any Senior Facility Lenders Financing Document and any amendment, modification, change, supplement or waiver of any of the Senior Facility Lenders Financing Documents, that is not a condition precedent to an Advance and is not a Material Financing Document Amendment; and

          (ix) To approve a Transfer of Restricted Common Stock or Subordinated Loans in accordance with Section 2.02 of the TRA.

     (c) The following Senior Facility Lenders Actions shall be taken by the Administrative Agent acting upon instructions from the Majority Facility
Lenders:

          (i) To object under Section 2.02 with respect to an issuance of Peruvian Bonds;

          (ii) To object to the Borrower's proposed plan for use of insurance proceeds pursuant to Sections 3.06(b) and 3.06(c);

          (iii) [intentionally omitted];

          (iv) To determine whether a Person is an Acceptable PD Replacement pursuant to Section 5.01(q);

          (v) To request the Independent Engineer to confirm the progress of project construction pursuant to Section 7.06;

          (vi) To object to the Borrower's proposal for disposal of Project Property pursuant to Section 7.07(b);

          (vii) To engage the Independent Engineer to provide reports with respect to the Borrower's environmental compliance pursuant to Section 7.23(g);

          (viii) To request access to the Site of the Sulfide Project and the Current Operations pursuant to Section 7.31;

          (ix) To give notice regarding insurance coverage to the Borrower pursuant to Article VIII and Appendix II;

          (x) To request information from the Borrower pursuant to Article VIII and Appendix II;

          (xi) To notify the Borrower with respect to a breach of a representation or warranty pursuant to Section 9.01(b) or of a breach of covenant pursuant to Section 9.01(c);


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

          (xii) To notify the Borrower with respect to a breach or termination of a Project Document pursuant to Section 9.01(f);

          (xiii) To notify the Borrower in writing that a Completion Guarantee Acceleration Event has occurred with respect to PDC or BVN pursuant to
     Section 9.01(h) or Section 9.01(i), respectively;

          (xiv) To declare an MPA Event of Default pursuant to Section 9.02(b);

          (xv) To declare the cessation of an Event of Political Force Majeure pursuant to Section 11.02(b);

          (xvi) To object to the Borrower's proposal for the replacement of the Independent Public Accountant pursuant to Section 12.01(a);

          (xvii) To replace the Independent Engineer or the Insurance Consultant pursuant to Section 12.01(b);

          (xviii) To appoint an arbitrator pursuant to Section 12.17(b); and

          (xix) Any other Senior Facility Lenders Action that is not otherwise described in this Section 10.01 or with respect to which no specific approval requirement has been set forth in any other Sections of this Agreement.

     (d) The following Senior Facility Lender Actions shall be taken by the Administrative Agent upon instructions from any Senior Facility Lenders:

          (i) To declare an MPA Event of Default pursuant to Section 9.02(a);

          (ii) To give notice to the Borrower requesting its resumption of construction or production activity or to declare abandonment pursuant to
     Section 9.04; and

          (iii) To request confirmation that non-accelerated Parent Companies are working in good faith to develop a proposal to identify an Acceptable PD Replacement pursuant to Section 9.01(h).

     (e) The Administrative Agent may take any Senior Facility Lender Action that is a Routine Matter without seeking prior approval from the Senior Facility Lenders, provided that the Administrative Agent may elect to seek approval by the Majority Facility Lenders.


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

     10.02 Sharing of Information.

     (a) Each Senior Facility Lender shall use reasonable efforts promptly to make available to the Administrative Agent any material information it receives regarding (i) the construction or operation of the Sulfide Project, the prospects for the timely occurrence of the Completion Release Date, or the financial condition or business of the Borrower, (ii) the Borrower's ability to pay Senior Debt Obligations when due, (iii) the security interests granted by or pursuant to this Agreement and the Security Documents, (iv) the Parent Companies' ability to comply with their respective obligations under the Completion Guarantee and Transfer Restrictions Agreement, (v) the occurrence of an MPA Event of Default or a PC Event of Default or (vi) any other matter regarding the Borrower, the Parent Companies or the Senior Facility Loans which such Senior Facility Lender considers to be of common interest to Senior Facility Lenders; provided that (i) this Section shall not require any Senior Facility Lender to make available to any other Senior Facility Lender information which, in such Senior Facility Lender's reasonable judgment, is not of common interest to the other Senior Facility Lenders or which information is subject to confidentiality restrictions which prohibit such disclosure and (ii) no Senior Facility Lender shall have any liability for any failure to make available to other Senior Facility Lenders such information or for any inaccuracy or incompleteness of any such information made available by it in good faith.

     (b) Each Senior Facility Lender shall notify the Administrative Agent of any payment received in respect of Senior Loans Obligations in excess of its Pro Rata Payment then due (other than payments excluded under Section 3.04).

     (c) The Administrative Agent shall promptly communicate to each other Senior Facility Lender any information received by it from a Senior Facility Lender or from the Borrower pursuant to this Agreement or any PC Agreement.

     10.03 General Consultation.

     (a) Without prejudice to the rights and claims of each Senior Facility Lender or Senior Facility Lenders Group hereunder and under their respective Senior Facility Loan Agreements or the number of Senior Facility Lenders Groups required to take action hereunder, each Senior Facility Lender acknowledges that, in view of the common undivided interest of Senior Facility Lenders in the Collateral, actions by any one Senior Facility Lender with respect thereto will have a direct effect on the economic interests of the other Senior Facility Lenders.

     (b) Each Senior Facility Lender agrees that (i) to the extent practicable in the circumstances, it shall endeavor to afford each other a reasonable opportunity to exchange views before taking any action that could affect the Borrower, the Sulfide Project, the Collateral or the Senior Loans Obligations of other Senior Facility Lenders, and (ii) at the request of any Senior Facility Lender, it shall exchange views with the


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

other Senior Facility Lenders on any substantial and adverse change in the financial condition or business of the Borrower, in the security interests created by or pursuant to the Security Documents, in the progress or cost of the Sulfide Project, in the ability of the Parent Companies to comply with their obligations under the Completion Guarantee, in the ability of any party thereto to comply with its obligations under the Transfer Restrictions Agreement, in the prospects for the timely occurrence of the Completion Release Date or in the prospects for timely repayment of Senior Loans Obligations.

     (c) It is the intention of each Senior Facility Lender that, in connection with any action or decision requiring a determination by more than one Senior Facility Lender, all Senior Facility Lenders are to be afforded the opportunity to express their views, and to vote, on the matter subject to such determination.

     10.04 Sharing of Non-Pro Rata Payments.

     (a) Each Senior Facility Lender agrees that in the event any Senior Facility Lender shall, after giving effect to any incremental payment for Indemnified Tax withholding, obtain payment of any amounts due to it on or in respect of Senior Loans Obligations, whether through exercise of a right of set-off, banker's lien or counterclaim or from any security or from any realization (whether through attachment, foreclosure or otherwise) of assets of the Borrower or the Parent Companies or otherwise, and such payment is not a Pro Rata Payment, then, except in connection with (i) a prepayment of all or part of the outstanding Stand-By Amount of the Commercial Banks with the proceeds of the issuance of the Peruvian Bonds, (ii) payment of Funding Losses and (iii) mandatory prepayment contemplated in Section 3.12, such Senior Facility Lender shall promptly remit to the Administrative Agent for distribution to the other Senior Facility Lenders the amount of such payment necessary to ensure that each Senior Facility Lender shall have received a Pro Rata Payment.

     (b) The Borrower consents and agrees to the foregoing arrangement, and agrees that any provision to the contrary notwithstanding:

          (i) any Senior Facility Lender that has received a payment that is not a Pro Rata Payment and has remitted the amount of such payment to the Administrative Agent pursuant to this Section shall be deemed to have received payment only of the amount received by such Senior Facility Lender after redistribution by the Administrative Agent to other Senior Facility Lenders, and any Senior Facility Lender that has received a payment pursuant to this Section from the Administrative Agent shall be deemed to have been paid such amount by the Borrower; and,

          (ii) if any sharing of payments pursuant to this Section shall (with the consent of all Senior Facility Lenders) have been accomplished by the purchase by any Senior Facility Lender of participations in Senior Loan Facility


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

     Obligations owed to another Senior Facility Lender, such purchasing Senior Facility Lender shall have and may exercise all legal and equitable rights and remedies (including rights of set-off but excluding voting rights) with respect to such participation as fully as if such Senior Facility Lender were the holder of a direct Senior Loan Facility Obligation in the amount of such participation.

     10.05 Termination of Senior Debt Commitments. In the event the Commitment of a Senior Facility Lender is terminated prior to disbursement of any Advance by such Senior Facility Lender, such Senior Facility Lender shall cease to be a party to this Agreement, the Completion Guarantee, the Transfer Restrictions Agreement and the Security Documents.

     10.06 Global Coordinator. The Global Coordinator shall coordinate globally the lending arrangements among the Senior Facility Lenders. The Global Coordinator shall not be entitled to receive any compensation for such role.

                                   ARTICLE XI

                        POLITICAL EVENTS OF FORCE MAJEURE

     11.01 Declaration of Event of Political Force Majeure. Upon the Continuance of an Event of Political Force Majeure, the Administrative Agent (acting pursuant to a Supermajority Facility Vote) shall have the right, by written notice delivered in accordance with Section 11.02, to declare that an Event of Political Force Majeure has occurred and is Continuing.

     11.02 Notices by Administrative Agent.

     (a) In order for the Administrative Agent to declare that an Event of Political Force Majeure has occurred pursuant to Section 11.01, the Administrative Agent shall deliver a certificate to the Borrower, setting forth in reasonable detail, as applicable, (i) the events, conditions, circumstances or occurrences that constitute an Event of Political Force Majeure, (ii) the type of Event of Political Force Majeure which has occurred, and (iii) the date as of which such Event of Political Force Majeure has occurred.

     (b) If an Event of Political Force Majeure declared under Section 11.01 has ceased, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall deliver a notice to the Borrower declaring that such Event of Political Force Majeure has ceased.

     11.03 Arbitration. The Borrower shall have 30 days after receipt of a certificate delivered under Section 11.02 (a) to deliver a notice to the Senior Facility Lenders to the effect that the Borrower (A) disagrees that an Event of Political Force Majeure has


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occurred and is Continuing and (B) intends to commence arbitration proceedings under Section 12.17, within 45 days of such notice. Each such notice shall state in reasonable detail the bases for the Borrower's disagreement. If the Borrower does not timely deliver a notice under this Section or if such arbitration is not timely commenced by the Borrower, a certificate delivered under Section
11.02 shall be considered determinative of the items addressed therein. Pending resolution of the arbitration proceedings, the certificate delivered under
Section 11.02 shall be given effect, except that, if an arbitration commenced pursuant to this Section 11.03 is pending when the time periods set forth in
Section 9.01(j) to declare an MPA Event of Default expires and the Administrative Agent has declared such MPA Event of Default in accordance with
Section 9.02, such MPA Event of Default shall not become effective until the conclusion of such arbitration (and then only if arbitrators rule the declaration of an MPA Event of Default was permitted under this Agreement).

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.01 Service Providers.

     (a) The Borrower shall have the right from time to time to appoint any independent public accountant selected by the Borrower to replace the Independent Public Accountants, so long as (i) the Borrower has given no less than 15 Business Days advance written notice to the Administrative Agent and
(ii) the Borrower has not, within such period, received written objections from the Administrative Agent (acting upon instructions from the Majority Facility Lenders) to such appointment.

     (b) The Administrative Agent (acting upon instructions from the Majority Facility Lenders) may remove the Independent Engineer or the Insurance Consultant with the prior written consent (not to be unreasonably withheld) of the Borrower or, in the event that such Independent Engineer or the Insurance Consultant, as the case may be, (i) ceases to be a consulting engineering firm or an insurance consultant of recognized international standing, (ii) has become an Affiliate of the Borrower or any of the Parent Companies, (iii) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment or (iv) has failed to satisfactorily perform its duties in its capacity as a Service Provider hereunder. If the Independent Engineer or the Insurance Consultant is removed or resigns and thereby ceases to act as Independent Engineer or the Insurance Consultant, as the case may be, for purposes of this Agreement, (x) if no Borrower Event of Default has occurred and is Continuing, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall, within 30 days of such removal and in any case no later than 30 days after receipt of written request from the Borrower, present to the Borrower a list of not less than four consulting engineering firms or insurance consultants, as the case may be, from which the Borrower shall select the replacement Independent Engineer or


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

Insurance Consultant, as the case may be and (y) if a Borrower Event of Default has occurred and is Continuing, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall select the replacement Independent Engineer or Insurance Consultant, as the case may be.

     12.02 Accession. A Replacement Lender or a Bridge Loan Provider, as the case may be, may become a party to this Agreement by entering into a New Party Accession Agreement and thereupon such Replacement Lender or Bridge Loan Provider, as the case may be, shall have all the rights and obligations of the applicable Suspending Lender.

     12.03 Effectiveness. This Agreement shall come into full force and effect upon its execution and delivery by each of the parties named on the signature pages hereof.

     12.04 Termination. (a) This Agreement shall terminate upon the full payment of all Senior Facility Loans Obligations owed to the Senior Facility Lenders. Notwithstanding the termination of this Agreement as provided above in this clause (a), the Borrower's obligations which are expressly provided in this Agreement to survive shall survive.

     (b) Borrower may elect to terminate this Agreement by written notice to the Administrative Agent thirty days after the date hereof (or such later date as the Borrower and the other MPA Parties may agree) unless Borrower receives evidence that the Hermes Guarantee has been issued and is in full force and effect. Upon such election (i) the Borrower shall provide notice thereof to each Senior Facility Lender, (ii) termination shall become effective 15 Business Days from such notice and (iii) the costs and expenses section of the commitment letters between the Borrower and the Senior Facility Lenders shall be reinstated.

     12.05 Stability Agreement. Each of the Senior Facility Lenders hereby acknowledges that a copy of the Stability Agreement has been made available to it and that it has had adequate opportunity to review the Stability Agreement. Each of the Senior Facility Lenders hereby accepts and acknowledges that the Borrower does not intend to seek any new or amended stability agreement or other agreement of a similar nature with respect to the Sulfide Project.

     12.06 Currency Equivalents. Calculation of currency equivalents (for any amount, its "Equivalent") on any day shall be based on the foreign exchange spot mid-rates for such day reported in The Wall Street Journal, Eastern Edition, or, if not so reported, on the mid-market foreign exchange spot closing rates for such day reported in the Financial Times, or, if not so reported, on spot foreign exchange mid-market rates for trading among banks in amounts of U.S.$1,000,000 and more as quoted by or to the Trustee.


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

     12.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12.08 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the MPA Parties agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     12.09 Entire Agreement. This Agreement and the other Financing Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the Borrower and the Senior Facility Lenders with respect to the financing by the Senior Facility Lenders of the Sulfide Project and there are no warranties, representations or other agreements between such parties in connection with the subject matter hereof except as specifically set forth herein and therein.

     12.10 Confidentiality.

     (a) The Administrative Agent and each Senior Facility Lender shall maintain the confidentiality of all information disclosed to it concerning the Current Operations, the Sulfide Project, the assets and businesses of the Borrower and the Financing Documents and shall, unless otherwise required by law, not voluntarily disclose it without the prior written consent of the Borrower to anyone other than to the directors, officers, employees, accountants, consultants, counsel and representatives of the Administrative Agent or such Senior Facility Lender, or any provider of political risk insurance or guarantee to such Senior Facility Lender or any proposed transferee of Senior Facility Loans with a reasonable need to know such information (provided, in the case of such a proposed transferee or participant, that such transfer is permissible under this Agreement and provided further, in the case of a provider of political risk insurance or guarantee or a proposed transferee or participant, that such provider of political risk insurance or guarantee or proposed transferee or participant, as the case may be, first agrees in writing to be subject to this Section 12.10), except that this provision shall not prevent the Administrative Agent or a Senior Facility Lender from disclosing information that (i) becomes generally available to the public other than as a result of a disclosure by such Person or its representatives in violation of this Agreement,
(ii) is or becomes available to such Person on a non-confidential basis from a source other than the Borrower when such source is entitled to make such disclosure or (iii) subject to paragraph (c) below, is required to be disclosed in accordance with any applicable Governmental Rule.

     (b) If such information is so disclosed to any Person, the disclosing party agrees to instruct such Person to keep such information confidential.


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

     (c) If such information is required to be disclosed in accordance with any applicable Governmental Rule, unless specifically prohibited by applicable law or court order, the disclosing party shall, prior to disclosure thereof, use its best efforts to notify the Borrower of any request for disclosure of any such information (i) by any Governmental Authority (other than any such request in connection with an examination of the financial condition of any Senior Facility Lender) or (ii) pursuant to any legal process, so that in each case the Borrower may seek an appropriate protective order to maintain the confidentiality of such information.

     (d) The agreements in this Section 12.10 shall survive the termination of this Agreement.

     12.11 Notices. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

     If to the Borrower, at
        c/o Asiento Minero Cerro Verde
        Uchumayo (Arequipa/Peru), Casilla Postal #299
        Shipping: Av. Alfonso Ugarte #304
        Cercado, Arequipa, Republic of Peru
        Attention: General Manager
        Telephone: (054) 283-363
        Facsimile: (054) 283-376

     with a copy to PDC, at:
        Phelps Dodge Tower
        1 North Central Avenue
        Phoenix, Arizona 85004
        U.S.A.
        Attention: Treasurer
        Telephone: (602) 366-8100
        Facsimile: (602) 366-8150


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

     If to JBIC, at
        Japan Bank for International Cooperation
        4-1, Ohtemachi 1-Chome
        Chiyoda-ku
        Tokyo 100-8144 Japan
        Attention: Director, Division 3, Energy and Natural Resources Finance Department
        Telephone: +81-3-5218-3514
        Facsimile: +81-3-5218-3966

     If to SMBC, at
        1-2, Yurakucho 1-chome,
        Chiyoda-ku,
        Tokyo,
        Japan (Zip: 100-0006)
        Attention: Corporate Banking, Division No. 3
        Telephone: +81-3-3240-8940
        Facsimile: +81-3-3240-2360

     If to BOT-M, at
        2-7-1, Marunouchi, Chiyoda-Ku
        Tokyo 100-8388
        Japan
        Attention: Structured Finance Division, Project Finance Group
        Telephone: +81-3-5200-6555
        Facsimile: +81-3-5200-6558

     If to KfW, at

        Department X1a1 - Export and Project Finance (Natural Resources) Palmengartenstrasse 5-9
        60325 Frankfurt am Main
        Germany
        Attention: Stephan Pueschel
        Telephone: +49-69-7431-4649
        Facsimile: +49-69-7431-2016


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

     If to any other Senior Facility Lender, to the Administrative Agent
        CALYON New York Branch
        1301 Avenue of the Americas
        New York, New York 10019
        Attention: Ted Vandermel
        Telephone: (212) 261-7888
        Facsimile: (212) 261-3421

     If to the Administrative Agent, at
        CALYON New York Branch
        1301 Avenue of the Americas
        New York, New York 10019
        Attention: Ted Vandermel
        Telephone: (212) 261-7888
        Facsimile: (212) 261-3421

     12.12 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the MPA Parties and their successors and permitted assigns, any benefit or any legal or equitable right or remedy under this Agreement.

     12.13 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Senior Facility Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (acting upon instructions from all Senior Facility Lenders).

     (b) Except with the prior written consent of the Borrower, which shall be deemed given unless the Borrower objects (in writing) within 15 days of receipt of notice, no Senior Facility Lender may assign any portion of its Commitment; provided that no Borrower consent shall be required during the Continuance of a Borrower Event of Default, and provided further that no Borrower consent shall be required in the case of an assignment by a Commercial Bank to another Senior Facility Lender.

     (c) Except with the prior written consent of the Borrower, which shall be deemed given unless the Borrower either (x) reasonably objects (in writing) within 15 days of its receipt of notice or (y) objects without reasons and makes available an alternate purchaser prepared to acquire, on the same terms and conditions, the portion of the Advance intended to be sold, no Senior Facility Lender may assign all or any portion of any Advance made by such Senior Facility Lender to any other lender, unless such assignee is (x) an Affiliate of such assignor, (y) a provider of political risk insurance to such assignor or (z) another Senior Facility Lender, provided that no Borrower consent shall be required during the Continuance of a Borrower Event of Default.


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

     (d) In circumstances where Borrower's consent to the assignment of a Commitment or an Advance is granted or where such transfer is allowed, (i) the assignee (if not a Senior Facility Lender) shall first enter into an accession agreement (a "Transferee Accession Agreement") substantially in the form of Exhibit F pursuant to which such assignee shall become a party to this Agreement, the Master Security Agreement, the Completion Guarantee and the Transfer Restriction Agreement, (ii) the Borrower shall not be required to assume any obligations or costs under the Financing Documents, including for any Indemnified Taxes or Other Taxes or any withholding tax liability, with respect to the assignee in excess of such obligations or costs Borrower is required to assume under the Financing Documents with respect to the assignor, (iii) the assignor shall not assign any interest in a Commitment or an Advance in an amount that is less than U.S.$5 million and (iv) the assignee shall be entitled to the same rights and subject to the same restrictions as are set forth in this
Section 12.13 with respect to subsequent assignments by such assignee. Upon the assignment by a Senior Facility Lender of the entirety of its undrawn Commitments and of its interest in all outstanding Senior Facility Loans made by such Senior Facility Lender, the assignor shall cease to be a Senior Facility Lender under this Agreement, except that the assignor shall continue to enjoy all rights of indemnification provided for hereunder that have occurred prior to the assignment.

     (e) Each Senior Facility Lender may grant participations in all or any portion of its Commitment or of any Advance made by such Senior Facility Lender to any non-voting participant.

     12.14 Remedies.

     (a) Other than as stated expressly herein, no remedy herein conferred upon the Senior Facility Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

     (b) No failure on the part of any Senior Facility Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No Senior Facility Lender shall be responsible for the failure of any other Senior Facility Lender to perform its obligations hereunder or under any Senior Facility Loan Agreement.

     (c) In case any Senior Facility Lender shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for


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

any reason or shall have been determined adversely to such Senior Facility Lender, then and in every such case the Borrower and the Senior Facility Lenders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such other Financing Document.

     12.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different MPA Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     12.16 Consent to Jurisdiction.

     (a) The Borrower hereby irrevocably consents and agrees, for the benefit of the Administrative Agent and each Senior Facility Lender, that, except as contemplated in Section 12.17, any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Senior Facility Loans Obligations may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. The Borrower hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

     (b) The Borrower hereby irrevocably appoints CT Corporation, with offices at the date of this Agreement at 111 Eighth Avenue, New York, NY, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in New York County in the City of New York. The Borrower agrees that service of process in respect of it upon such agent, together with written notice of such service given to it in the manner provided in Section 12.11 hereof, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Borrower agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, the Borrower agrees to designate a new agent in New York County in the City of New York, on the terms and for the purposes of this Section 12.16. Nothing herein shall be deemed to limit the ability of the Administrative Agent or any Senior Facility Lender to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.


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

     12.17 Arbitration.

     (a) Notwithstanding Section 12.16, any dispute regarding (i) the occurrence of an Event of Political Force Majeure or (ii) the modification of the minimum insurance requirements set forth in Appendix II shall be determined by arbitration between the Borrower, on the one hand, and Senior Facility Lenders on the other hand, in accordance with the UNCITRAL Arbitration Rules in effect on the date the arbitration is commenced. Such arbitration shall be the exclusive method for resolution of the dispute, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for modification, vacatur, remand, nonenforcement or similar judicial action respecting an award under the applicable laws governing the recognition or enforcement of arbitral awards) on the Borrower and all Senior Facility Lenders. The MPA Parties agree that, subject to those laws, they will give conclusive effect to the arbitrators' determination and award and that judgment thereon may be entered by any court having jurisdiction. The arbitral tribunal's authority, if any, to determine its own jurisdiction does not affect the competent court's power to review the arbitration award (including as to matters of the arbitral tribunal's assertion of jurisdiction); nor shall such authority by the arbitral tribunal deprive an enforcement court of the authority to review the arbitral tribunal's assertion of jurisdiction. Each MPA Party shall bear its own costs in any such arbitration, provided that, if the arbitral tribunal concludes that any MPA Party shall have acted unreasonably it may, in its discretion, award costs against such MPA Party.

     (b) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto and independent thereof. Within 30 days of the initiation of the arbitration, the Borrower and the Administrative Agent (acting upon instructions from the Majority Facility Lenders) shall each appoint one arbitrator and the third arbitrator, who shall serve as the chair of the arbitral tribunal, shall be appointed in accordance with the UNCITRAL Arbitration Rules in effect on the date the arbitration is commenced. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association.

     (c) The place of arbitration shall be New York, New York, United States of America. The arbitration shall be conducted in the English language and any documents or portions thereof presented at such arbitration in a language other than English shall be accompanied by an English translation thereof. The arbitrators shall give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of New York, without regard to the conflicts of law principles thereof, provided that the arbitration and this arbitration agreement shall be governed by Title 9 (Arbitration) of the United States Code.


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

     (d) The MPA Parties agree that it is of paramount importance that disputes subject to this agreement to arbitrate be resolved expeditiously, and they therefore charge the arbitral tribunal to schedule submissions and otherwise conduct the proceedings in a manner designed to reach a final award as quickly as possible consistent with the opportunity for the tribunal to fully inform itself and the right of the MPA Parties to be fully heard.

     (e) If a Lead Arbitration proceeding is commenced under clause (a) of this Section with respect to a dispute regarding the occurrence, continuance or cessation of a given Event of Political Force Majeure, and if, at any time, there shall also be pending a Parallel Arbitration with respect to a dispute regarding the occurrence, continuance or cessation of the same Event of Political Force Majeure, the Lead Arbitration shall have priority and the parties shall take (and shall take all steps within their control to cause the parties to the Parallel Arbitration to take) all reasonable steps to obtain a stay of the Parallel Arbitration, which stay shall remain in effect pending the issuance of any award or awards in the Lead Arbitration and, further, pending conclusion of any judicial proceedings to enforce, vacate, modify, or remand any award or awards as provided by law. Subject to the conclusion of those judicial proceedings, if any, and the rights of the parties to the Lead Arbitration to contest any arbitral award or its enforcement as provided by law, any arbitral award entered in the Lead Arbitration shall be dispositive of any dispute regarding the occurrence, continuance or cessation of the Event of Political Force Majeure that was the subject of the Parallel Arbitration and the tribunal in the Parallel Arbitration shall enter into an award determinative between the MPA Parties in accord with the determination in the Lead Arbitration.

     12.18 No Trial by Jury. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     12.19 Amendments and Waivers.

     (a) Neither this Agreement nor any terms hereof may be amended, supplemented or modified other than pursuant to a written instrument executed by
(i) Borrower, (ii) the Administrative Agent, acting in accordance with Section
10.01 and (iii) with respect to any amendment, supplement or modification that modifies any provision of this Agreement in a manner that adversely affects any rights of the Administrative Agent hereunder or enlarges its duties hereunder, the Administrative Agent.

     (b) No waiver by any party hereto of any of its rights, powers and privileges under this Agreement shall be effective other than pursuant to a written instrument executed by the Party waiving such right, power or privilege, except that a waiver of rights, powers and privileges by the Senior Facility Lenders can be executed by the Administrative Agent acting in accordance with
Section 10.01.


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     12.20 Senior Facility Lenders' Credit Decisions.

     (a) Each Senior Facility Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Senior Facility Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Senior Facility Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Senior Facility Lender based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Financing Document.

     (b) No implied representation, warranty or covenant of the Borrower shall be read into this Agreement other than as expressly set forth herein.

     12.21 Payment of Expenses.

     (a) The Borrower shall on the Closing Date reimburse to the Senior Facility Lenders all the expenses set forth in their respective Senior Facility Loan Agreement.

     (b) Without limiting the obligations of the Borrower under clause (a) above, the Borrower agrees (i) to pay or reimburse each Senior Facility Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, waiver or modification of this Agreement and any other Financing Document and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, any documentary taxes and the reasonable fees, disbursements and other charges of external counsel to such Senior Facility Lender, the Independent Engineer and the Insurance Consultant, and (ii) to pay or reimburse each Senior Facility Lender for all its reasonable costs and expenses incurred in connection with any amendment, supplement or modification to, or waiver in respect of this Agreement or any other Financing Document, or its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other Financing Documents, including, without limitation, the reasonable fees, disbursements and other charges of external counsel, provided in each case that such Senior Facility Lender shall first have provided the Borrower with a receipt and supporting documentation certifying the amount of such out-of-pocket costs and expenses and that the relevant amounts shall be due and payable 30 days thereafter. The agreements in this Section shall survive the termination of this Agreement, provided that no claims shall be made by any Senior Facility Lender under this clause (b) after the first anniversary of the termination of this Agreement and repayment of the Advances and all other amounts payable hereunder. Notwithstanding the foregoing, the Borrower shall have no obligation to indemnify any Senior Facility Lender against any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, disbursements, or expenses arising out of the failure of such


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Senior Facility Lender upon satisfaction of all conditions set forth herein to the Lenders' obligation to lend, to disburse the amount required to be disbursed hereunder.

     (c) The Borrower shall indemnify the Administrative Agent and each Senior Facility Lender, and each Related Party of any of the foregoing Persons (each an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Financing Documents, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Senior Facility Loans or the use of the proceeds therefrom or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are incurred by reason of the negligence or willful misconduct of such Indemnitee and, provided further that the Borrower shall have no obligation to indemnify any Senior Facility Lender for payment of any premiums or standby fees for insurance coverage under the Hermes guarantee under the KfW Loan Agreement or under any guarantee provided by JBIC related to the Senior Facility Loans made under the JBIC Loan Agreement or for any other amount that results from the default, action or inaction of any Senior Facility Lender or otherwise pursuant to the section of such guarantees that imposes exclusions or reductions in coverage for actions or failure to act by one or more Senior Facility Lenders. The agreements in the foregoing clause shall survive the termination of this Agreement.

     (d) Without limiting the generality of the foregoing, the Borrower will indemnify each Indemnitee from, and hold each of them harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower (or any predecessor in interest to the Borrower) or the environmental contamination of any site or facility owned, operated or leased at any time by the Borrower (or any such predecessor in interest) in connection with the Business, or any Release or threatened Release of any Hazardous Materials by the Borrower (or any such predecessor in interest) at or from any such site or facility, excluding any such loss, liability, claim, damage or expense arising as a result of operations, environmental contamination or any Release or threatened Release that shall occur during any period when the Indemnitee or other representative of the Senior Facility Lenders shall be in possession of or controlling any such site or facility following the exercise by the Appointed Parties or any Senior Facility Lender or other representative of the Senior Facility Lenders of any of its rights and remedies hereunder or under any of the Financing Documents, but including any such loss, liability, claim, damage or expense arising as a result of operations, environmental contamination or any such Release or threatened Release occurring during such period that is caused by, is a continuation of or constitutes conditions previously in existence, or of practices employed by the Borrower, at such site or facility. The agreements in the foregoing clause shall survive the termination of this Agreement.

     (e) Borrower shall have no obligation to pay any and all fees payable to any Senior Facility Lender under any Senior Facility Lender Financing Document and any related fee letter unless and until the Borrower has received evidence that the Hermes Guarantee has been issued.

     12.22 Conflicts. In case of any conflict or inconsistency between this Agreement and any other Senior Facility Lenders Financing Document or any other letter agreement between Borrower and any Senior Facility Lender, this Agreement shall control.

     12.23 No Partnership. Nothing contained in this Agreement and no action by any of the parties hereto is intended to constitute or shall be deemed to constitute among such parties a partnership, association, joint venture or other entity.

     12.24 No Immunity. To the extent that any MPA Party has or hereafter may acquire any immunity (sovereign or otherwise), from any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such MPA Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Financing Documents or the subject matter hereof or thereof (including, without limitation, any obligation for the payment of money). The MPA Parties hereby agree that the waivers set forth in this Section
12.24 shall have the fullest effect permitted under the Foreign Sovereign Immunities Act of 1976 of the United States, as amended, and are intended to be irrevocable and not subject to withdrawal for purposes of such Act. The foregoing waiver shall constitute a present waiver of immunity at any time that any action is initiated against such MPA Party with respect to this Agreement.

     12.25 Reinstatement. This Agreement shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Senior Facility Loans Obligations is rescinded or must otherwise be restored to Borrower or the Person that made such payment on the Borrower's behalf by any holder of the Senior Facility Loans Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and, without duplication of any other indemnification under any Financing Document, the Borrower shall indemnify the

Administrative Agent and each Senior Facility Lender on demand for all reasonable and documented costs and expenses (including reasonable and documented fees of counsel) incurred by the Administrative Agent or such Senior Facility Lender in connection with such rescission or restoration.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By: /s/ Cristian Moran
                                            ------------------------------------
                                        Name: Cristian Moran
                                        Title: Attorney in Fact


                                        JAPAN BANK FOR INTERNATIONAL COOPERATION


                                        By: /s/ Akira Ogawa
                                            ------------------------------------
                                        Name: Akira Ogawa
                                        Title: Director General
                                               Energy and Natural Resources
                                               Finance Department


                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By: /s/ Takashi Shimahara
                                            ------------------------------------
                                        Name: Takashi Shimahara
                                        Title: Joint General Manager
                                               Structured Finance Department


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


                                        By: /s/ Hiroaki Makino
                                            ------------------------------------
                                        Name: Hiroaki Makino
                                        Title: Senior Manager
                                               Structured Finance Division

                                        KfW


                                        By: /s/ Wolfgang Behler
                                            ------------------------------------
                                        Name: Wolfgang Behler
                                        Title: First Vice President


                                        By: /s/ Stephan Pueschel
                                            ------------------------------------
                                        Name: Stephan Pueschel
                                        Title: Senior Project Manager


                                        CALYON NEW YORK BRANCH


                                        By: /s/ Georges Romano
                                            ------------------------------------
                                        Name: Georges Romano
                                        Title: Managing Director


                                        By: /s/ Samuel Sherman
                                            ------------------------------------
                                        Name: Samuel Sherman
                                        Title: Director


                                        THE ROYAL BANK OF SCOTLAND PLC


                                        By: /s/ Gregor Hamilton
                                            ------------------------------------
                                        Name: Gregor Hamilton
                                        Title: Associate Director


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Michael K. Eddy
                                            ------------------------------------
                                        Name: Michael K. Eddy
                                        Title: Director-Mining


                                        By: /s/ Alexander Mihailovich
                                            ------------------------------------
                                        Name: Alexander Mihailovich
                                        Title: Associate

                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ Masatoshi Abe
                                            ------------------------------------
                                        Name: Masatoshi Abe
                                        Title: Senior Vice President


                                        THE ADMINISTRATIVE AGENT

                                        CALYON NEW YORK BRANCH,
                                        as Administrative Agent


                                        By: /s/ Samuel Sherman
                                            ------------------------------------
                                        Name: Samuel Sherman
                                        Title: Director


                                        By: /s/ Ted Vandermel
                                            ------------------------------------
                                        Name: Ted Vandermel
                                        Title: Managing Director

                                   Schedule A

                                Committed Amounts

                                          Stand-By Committed    Aggregate Committed
                 Base Committed Amount         Amount                Amount
                 ---------------------   -------------------   --------------------
JBIC Tranche A    U.S.$173.250 million            0            U.S.$173.250 million
JBIC Tranche B    U.S.$ 74.250 million            0            U.S.$ 74.250 million
KfW               U.S.$ 22.500 million            0            U.S.$ 22.500 million
CALYON            U.S.$ 22.500 million   U.S.$22.500 million   U.S.$ 45.000 million
RBS               U.S.$ 22.500 million   U.S.$22.500 million   U.S.$ 45.000 million
SC                U.S.$ 22.500 million   U.S.$22.500 million   U.S.$ 45.000 million
MIZUHO            U.S.$ 22.500 million   U.S.$22.500 million   U.S.$ 45.000 million

                                   Schedule B

                               Repayment Schedule

                           Scheduled Repayment
      Payment Dates             Percentage
      -------------        -------------------
First Payment Date                6.25%
Second Payment Date               6.25%
Third Payment Date                6.25%
Fourth Payment Date               6.25%
Fifth Payment Date                6.25%
Sixth Payment Date                6.25%
Seventh Payment Date              6.25%
Eighth Payment Date               6.25%
Ninth Payment Date                6.25%
Tenth Payment Date                6.25%
Eleventh Payment Date             6.25%
Twelfth Payment Date              6.25%
Thirteenth Payment Date           6.25%
Fourteenth Payment Date           6.25%
Fifteenth Payment Date            6.25%
Sixteenth Payment Date            6.25%

                                   Schedule C

                                Drawdown Schedule

                                Drawdown Schedule

                 DRAWDOWN AMOUNT
                 ---------------
November 2005          25.0
December 2005
January 2006
February 2006
March 2006            112.5
April 2006
May 2006
June 2006              87.5
July 2006
August 2006
September 2006        112.5
October 2006
November 2006
December 2006
January 2007          112.5
February 2007
March 2007

                                   Schedule D

                         Description of Sulfide Project

     The project consists of an expansion of the current open pit mine, new primary sulfide mill and concentrator, new tailing storage facility and ancillary facilities to mine and process the primary sulfide ore and produce copper and molybdenum concentrates. The process facilities include three stage crushing, ball mill comminution, rougher flotation, and two stages of cleaner flotation to produce bulk copper-molybdenum concentrate. Differential flotation of the bulk concentrate produces separate copper and molybdenum concentrates, both of which are dewatered by thickening and filtration. The copper and molybdenum concentrates are loaded onto ships for shipment (or alternatively loaded onto trucks for transport) to smelting and molybdenum processing facilities. The process tailing remaining after flotation are separated to produce suitable material for construction of an embankment for the retention of the balance of the tailing material. Major operating units are expected to be substantially as set forth below or with such substitutions as deemed substantially equivalent by the Borrower:

     A.   MINE

     Mining is accomplished by conventional open-pit methods and consists of an expansion of the leach mining operation. The equipment fleet for the leach operations has been augmented to meet the demands of both the leaching and sulfide operations. The fleet consists of shovels, diesel rotary blasthole drills, haul trucks, and support equipment to mine approximately 280,000 tonnes-per-day to sustain both primary sulfide milling and oxide & secondary sulfide leach operations.

     B.   PROCESS PLANT

     The process facilities treat about an average of 108,000 tonnes-per-day of primary sulfide ore to produce separate copper and molybdenum concentrates by milling and differential flotation.

     The major operating units are as follows:

     -    primary crushing

     -    secondary cone crushing, tertiary HPGR crushing

     -    ball mill grinding

     -    rougher-scavenger flotation

     -    concentrate regrind

     -    cleaner flotation

     -    concentrate thickening

     -    molybdenum recovery by multi-stage differential flotation

     -    molybdenum concentrate filtration and drying

     -    copper concentrate thickening

     -    copper concentrate filtration

     -    tailing thickening

     C.   RECLAIM AND FRESH WATER SUPPLY

     The water management system consists of the following items:

     - A tailing water reclaim system consisting of barge mounted pumps to return water from the tailing impoundment to the concentrator for reuse.

     - A sump located downstream of the tailing impoundment to collect water deposited from the tailing underflow and any seepage and return this water to the tailing impoundment.

     - A fresh water pumping and piping system designed to supply water to the concentrator and leaching operations.

     D.   TAILINGS MANAGEMENT

     - The tailing storage facility consists of a rock fill starter dam capable of being raised in multiple lifts to an ultimate embankment height of about 260 meters. A tailing distribution system consisting of a gravity pipeline, cyclone station and distribution pipelines.

     E.   POWER SUPPLY

     Power for the new plant is provided via a new 220 kV feeder from the existing Socabaya substation connected by a transmission line of approximately
9.6 km to the main plant site substation.

                                   Schedule E

                                Tax Certification

_______________________, 2005

Messrs.
SOCIEDAD MINERA CERRO VERDE S.A.A.
ATN.: (BORROWER'S LEGAL REPRESENTATIVE)
(BORROWER'S ADDRESS)
Peru

                                   "AFFIDAVIT"

Dear Sirs,

We hereby represent that _________________________, a Bank incorporated under the laws of ___________________, acting in its capacity of ________________, has made available to SOCIEDAD MINERA CERRO VERDE S.A.A. a loan facility with the following characteristics:

BORROWER:                         SOCIEDAD MINERA CERRO VERDE S.A.A.
---------                         ----------------------------------
AGENT:
PURPOSE:
FACILITY TYPE:
AVAILABILITY:
ADVANCE TERM:
AMOUNT:
INTEREST:
INTEREST PERIOD:
SECURITY:
INSTALLMENTS /PAYMENT SCHEDULE:

To our knowledge, this transaction is not hiding a loan between economically related parties.

This certification is being issued by an authorized officer of [Bank's name] and upon request by Sociedad Minera Cerro Verde S.A.A.

Sincerely yours,


-------------------------------------
(SIGNATURE)
(BANK'S NAME)
(NAME OF LEGAL REPRESENTATIVE)

                                   Schedule F

                                   Tax Matters

Certifications issued by Authorized Officers of JBIC shall confirm the following:

- JBIC is a governmental financial institution of Japan which has among its objectives providing overseas investment loans to companies in developing countries in which Japanese companies invest; and

- JBIC has agreed, in accordance with the Japan Bank for International Cooperation Law and institutional objectives, to provide a credit facility to the Borrower, which is invested in by Japanese companies and exports a certain portion of its mining products to Japan, for purposes of developing and promoting mining activities in Peru to be carried out by the Borrower.

Certifications issued by Authorized Officers of KfW shall confirm the following:

- KfW is majority-owned by the German government and has among its objectives granting developing loans to companies in developing countries; and

- KfW has agreed, in accordance with its Bylaws and institutional objectives, to grant a credit facility to the Borrower for purposes of developing and promoting mining activities in Peru to be carried out by the Borrower.

                           DISCLOSURE SCHEDULES TO THE

                         MASTER PARTICIPATION AGREEMENT

                                                                   SCHEDULE 6.02

                             BORROWER CAPITALIZATION

The capital stock of the borrower is divided as follows:

SHAREHOLDER        STOCK      PARTICIPATION
-----------     -----------   -------------
Buenaventura     63,833,717       18.24%
Sumitomo         73,511,763       21.00%
Cyprus Climax   187,500,306       53.56%
Others           25,210,226         7.2%
TOTAL           350,056,012      100.00%

                                                                SCHEDULE 6.03(C)

                   COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS

                      See Schedule 6.06 ("Labor Matters").

                                                                SCHEDULE 6.03(D)

                      CORE PERUVIAN GOVERNMENTAL APPROVALS

     PART I - OBTAINED CORE PERUVIAN GOVERNMENTAL APPROVALS

- Environmental Impact Study Approval was approved by the General Director of Environmental Affairs by the Directorial Resolution No. 438-2004-MEM/DGAAM dated September 27, 2004.

- Approval of Beneficiation Concession Expansion and Construction permit by the Mining Promotion Director on October 26, 2004. This three-phase-permit allows the expansion of the beneficiation concession, and authorizes the construction of the concentrator and its ancillary facilities.

- Supreme Decree 003-2004-AG that reserves water rights in favor of the Borrower dated January 28, 2004.

- Permit by the District Municipality of Yarabamba granting Fluor's contractor the right to extract materials to produce concrete and other construction materials in connection with the construction of the Sulfide Project from the Cantera San Jose. This permit was granted by Municipality's agreement No. 039-2005-MDVY.

- Approval by the Hydrocarbons General Management of the Ministry of Mines of liquid fuel usage permits to allow Fluor to use and store liquid fuels for the construction of the Sulfide Project. This permit was granted to Fluor on September 1, 2005, and resulted in the issuance of the Registration number 0009-CDMV-04-2005.

- Approval by the General Management of Control of Security Services, Arms Control, Munitions and Civil Use of Explosives of the Interior Ministry (DICSCAMEC) of the temporary use of explosives by G&M (Fluor's contractor) in connection with the construction of the Sulfide Project. This permit was granted through Resolution No. 004958 dated August 16, 2005. This authorization is valid through October 19, 2005.

- Authorization granted to the Borrower to change and construct a minor modification to the Department's road that leads to the Mine. This permit was issued by the Regional Manager of the Regional Government of Arequipa through official Communication No 787-2005-GRA-pr/GGR dated July 20, 2005.

- Contract signed between the Borrower and the Regional Government of Arequipa for the construction of the Tiabaya - Uchumayo Bridge on May 18, 2005. The Regional Government is responsible for building the bridge, obtaining all permits and licenses. The Borrower has agreed to contribute material and services.

     PART II - NOT YET OBTAINED CORE PERUVIAN GOVERNMENTAL APPROVALS

- Operation Permit, to be obtained once the construction is finished. This permit is the third phase of the approval of the beneficiation concession expansion and the construction permit, and can be granted by the Ministry of Energy and Mines after completion of the construction and inspection process.

- Approval of the Closure Plan for the Mines and the Sulfide Project by the Ministry of Energy and Mines. Current legislation requires the submission of the Closure Plan by August 14, 2006.

- Approval of the Agriculture Department and Regional Direction of Agriculture in Arequipa for the Borrower's plan to expand the capacity of its water supply infrastructure in connection with the Sulfide Project. A construction permit from the Municipality of Uchumayo may also be required.

- Issuance of Water License by the Technical Administration of the River Chili District granting the Borrower additional water rights necessary for the Sulfide Project. This license can be issued once Pillones dam and the Operation Plan of the Chili River System is finished, according to the terms of Supreme Decree No 003-2004-AG dated January 28, 2004.

- Approval of the Environmental Impact Study for the 220 KV line by the Ministry of Energy and Mines.

- Approval by the Electrical Direction of the Ministry of Energy and Mines of the concession for the 220 KV Transmission Line.

- License by the Municipality of Socabaya for the construction of the sub-station of the 220 KV Transmission Line and the Transmission Line itself located inside the boundaries of the district might be required.

- Recognition of the easements related to the 220 KV Transmission Line by the Electrical General Direction of the Ministry of Energy and Mines.(1)

- Approval of modifications to the Mining Operation Certificate issued by the General Mining Director of the Ministry of Energy and Mines to authorize increased use of explosives by the Borrower in connection with the operation of the Sulfide Project.

- Approval by the General Management of Control of Security Services, Arms Control, Munitions and Civil Use of Explosives of the Interior Ministry (DICSCAMEC) for the increased use of explosives in connection with the operation of the Sulfide Project.

- Approval by the Hydrocarbons General Management of the Ministry of Energy and Mines of the modification of the current liquid fuel usage permit to allow the Borrower to use and store liquid fuels for the operation of the Sulfide Project.

- License from the Ministry of Transportation and Communications for the Borrower's use of radio frequencies in connection with the Sulfide Project.

- Permit from the Ministry of Transportation and Communications for the Borrower to upgrade the road that connects the mine site with the Panamericana road (that eventually connects with the road to Matarani
     Port).

- Permit from the Regional Health Direction of the Health Ministry in Arequipa for the operation of a new first aid center for the Sulfide Project.

- Approval by the Mining Environmental Direction of the Ministry of Energy and Mines of an amendment to the Environmental Impact Study for the Sulfide Project regarding the bimodal transport of concentrates to the Matarani port. In the event that additional modifications to the Sulfide Project are made, corresponding modifications to the Environmental Impact Study may be required.

- License from the General Direction of Environmental Health under Ministry of Health (DIGESA) regarding the new potable (drinking) water system required for the operations.

----------
(1) SMCV is aware of precedents where the recognition of easements by the appropriate Peruvian Governmental Authorities has been delayed by months or, in certain circumstances, years. The delay in the recognition of such easement should not, however, prevent the construction or operation of the Transmission Line.

- License from the General Direction of Environmental Health for the operation of waste water system (septic tank) for the administrative offices required for the construction and operation of the project.

- Approval of the Environmental Impact Study presented by TISUR before the Ministry of Transportation regarding the new facilities in the Matarani Port.

                                                                   SCHEDULE 6.04

                              ENVIRONMENTAL MATTERS

- WASTE WATER TREATMENT SYSTEM. On December 17, 2004, the Borrower received a notice from the Health General Direction (DIGESA) requesting that the Borrower modify its waste water treatment system to comply with the water quality standards set forth in Executive Order No 17552 and corresponding administrative regulations. DIGESA then suggested that the Borrower should apply for a "recycling water authorization". The purpose of asking for a "recycling water authorization", even though the Borrower does not recycle, is to allow DIGESA to inspect the facilities and to verify that the Mine does not have any waste water discharge. This is the only procedure DIGESA has to certify that there is no waste water discharge.

- FREDICON. FREDICON, a community association, filed two criminal claims against the Borrower for failure to water trees planted by FREDICON on the Borrower's property and for failure to plant additional trees on its property. The first criminal claim was dismissed as unfounded by the Second Crime Prevention Prosecutor, but nevertheless forwarded to the Penal Prosecutor. The second criminal claim is still pending.

- MR. HUMBERTO OLAECHEA FILED A CIVIL CLAIM (ACCION DE AMPARO) AGAINST THE BORROWER BEFORE THE 5TH CIVIL COURT OF AREQUIPA, asking the judge to stop the works for the change of the pipeline done in the zone near the tunnel on the way to the mine. The hearing took place on August 26, 2005. Resolution is still pending.

- CLAIM FROM HUMBERTO OLAECHEA AGAINST THE BORROWER - Appeal of July 13, 2005 by Humberto Olaechea Guillen of a prosecutor's decision that Borrower does not violate law by failure to water trees (Reg. No 2970).

- CLAIM FROM HUMBERTO OLAECHEA AGAINST THE BORROWER- Appeal of July 13, 2005 by Humberto Olaechea Guillen of a prosecutor's decision that Borrower does not violate law by performing work on its water pipeline (Reg. 2911).

- PAMA. The Borrower received a notice from the Ministry of Energy and Mines that the "Programa de Adecuacion y Manejo Ambiental" ("PAMA") would need to be updated in order for it to built a new leaching facility to lixiviate the mineral for the cathode production ("Pad 5"). The construction for Pad 5 was originally planned for 2005 but has been postponed until 2008. The Borrower has appealed the notice and has now been informed verbally that PAMA does not need to be amended, but that the Environmental Management Plan to be filed for the project will need to include Pad 5. The Borrower is planning to withdraw its appeal."

                                                                   SCHEDULE 6.05

                                      TAXES

                                      None.

                                                                   SCHEDULE 6.06

                                  LABOR MATTERS

     Law No 27942 and related administrative regulations, approved by Supreme Decree No 010-2003-MIMDES, required employers to implement procedures to protect employees from sexual harassment by March 2004. The Borrower did not timely implement the procedures required under these regulation.

                                                                   SCHEDULE 6.07

                                LEGAL PROCEEDINGS

JUAN NAVARRO MENDOZA (387-04 AND 383-04) AND OTHERS. On December 3, 2003, Juan Navarro Mendoza and a group of approximately 20 farmers submitted an application with the Special Land Titulation Project (PETT) to purchase approximately 105,000 hectares of land located in the Tiabaya 67 mining concession. Under Peruvian law, PETT is authorized to sell available land, provided that such sale will not interfere with any third party rights. The Borrower was granted title to the Tiabaya 67 mining concession in 2000 and this mining concession is recorded with INACC. PETT has ruled in favor of the Borrower. Despite this, the farmers have now asked the Borrower through a mediator to pay approximately US$25,000 in return for vacating the land. Tiabaya 67 is located at the edge of the Borrower's concessions in the district of Yarabamba.

                                                                   SCHEDULE 6.08

                                    CONSENTS

1. Consent by Fluor Daniel Sucursal del Peru for the collateral assignment of the Construction Agreement No. CV12915 signed by and between Fluor Daniel Sucursal del Peru and Sociedad Minera Cerro Verde S.A.A., effective as of December 14, 2004.

2. Consent by Fluor Canada Ltd. for the collateral assignment of the Engineering Agreement No. CV 12913, dated as of December 14, 2004, between the Borrower and Fluor Canada Ltd.

3. Consent by Terminal Internacional del Sur S.A. (TISUR) for the collateral assignment of the contract between TISUR and Sociedad Minera Cerro Verde S.A.A. dated December 31, 2004.

4. Consent by PERURAIL S.A. for the collateral assignment of the contract signed by and between PERURAIL S.A. and Sociedad Minera Cerro Verde S.A.A on June 11, 2005.

5. Consent by Transaltisa S.A for the collateral assignment of the Contrato de Servicios de Transporte de Catodos de Cobre, Mercaderias y Acido Sulfurico between the Borrower and Transaltisa S.A. dated as of June 2, 2003.

6. Consent by Electroperu for the collateral assignment of the contract signed by and between Electroperu and Sociedad Minera Cerro Verde S.A.A. for the supply of 46 MW, dated December 31, 2004.

7. Consent by Electroperu for the collateral assignment of the contract signed by and between Electroperu and Sociedad Minera Cerro Verde S.A.A. for the supply of 110 MW, dated December 31, 2004.

8. Consent by Empresa de generacion de Arequipa S.A. (EGASA) for the collateral assignment of the contract signed by EGASA and Sociedad Minera Cerro Verde S.A.A. dated December 31, 2004.

9. Consent by the Shareholders for the collateral assignment of the Shareholders Agreement among SMM Cerro Verde Netherlands B.V., Sumitomo Metal Mining Co., LTD., Sumitomo Corporation, Summit Global Management II B.V., Compania de Minas Buenaventura S.A.A., Phelps Dodge Corporation, Cyprus

     Climax Metals Company, and Sociedad Minera Cerro Verde S.A.A. dated as of June 1, 2005.

10. Consent by Minera Phelps Dodge del Peru for the collateral assignment of the Operator's Agreement signed by and between Minera Phelps Dodge del Peru and Sociedad Minera Cerro Verde S.A.A. dated June 1, 2005.

11. Consent by Phelps Dodge Sales Company for the collateral assignment of the Supply Agreement by and between Phelps Dodge Sales Company and the Borrower effective as of January 1, 2005.

12. Consent by Sumitomo Metal Mining Co., Ltd. for the collateral assignment of the Concentrate Sales Agreement between Sumitomo Metal Mining, Co., Ltd. and the Borrower dated as of June 1, 2005, as amended by Amendment No.1 thereto dated as of September 30, 2005.

13. Consent by Phelps Dodge Sales Company for the collateral assignment of the Concentrate Sales Agreement between Phelps Dodge Sales Company and the Borrower dated as of September 30, 2005.

14. Consent by Phelps Dodge Sales Company for the collateral assignment of the Cathodes Sales Agreement between Phelps Dodge Sales Company and the Borrower dated as of September 30, 2005.

15. Consent by Phelps Dodge Corporation for the collateral assignment of the Parent Guarantee for the Offtake Agreements between Phelps Dodge Corporation and the Borrower dated as of September 30, 2005.

16. Consent by Phelps Dodge Corporation for the collateral assignment of the Parent Guarantee for the Operator's Agreement between Phelps Dodge Corporation and the Borrower dated as of September 30, 2005.

                                                                   SCHEDULE 6.09

                              FINANCIAL STATEMENTS

SOCIEDAD MINERA CERRO VERDE S.A.A.

ESTADOS FINANCIEROS
31 DE DICIEMBRE DEL 2004 Y 31 DE DICIEMBRE DEL 2003

SOCIEDAD MINERA CERRO VERDE S.A.A.

ESTADOS FINANCIEROS
31 DE DICIEMBRE DEL 2004 Y 31 DE DICIEMBRE DEL 2003

CONTENIDO

Dictamen de los auditores independientes
Balance general
Estado de ganancias y perdidas
Estado de cambios en el patrimonio neto
Estado de flujos de efectivo
Notas a los estados financieros

S/. = Nuevo sol
US$ = Dolar estadounidense

(PRICEWATERHOUSECOOPERS LOGO)                          (80 ANOS EN EL PERU LOGO)

                                         DONGO-SORIA GAVEGLIO Y ASOCIADOS
                                         SOCIEDAD CIVIL
                                         FIRMA MIEMBRO DE PRICEWATERHOUSECOOPERS
                                         Av. Canaval y Moreyra 380
                                         Lima 27, Peru
                                         Apartado 1434-2869
                                         Telfs.:(511)211-6500 411-5800
                                         Fax:(511)442-6522 211-6565

DICTAMEN DE LOS AUDITORES INDEPENDIENTES

2 de febrero del 2005

A los senores Accionistas
Sociedad Minera Cerro Verde S.A.A.

Hemos auditado los balances generales adjuntos de Sociedad Minera Cerro Verde S.A.A al 31 de diciembre del 2004 y al 31 de diciembre del 2003 y los correspondientes estados de ganancias y perdidas, de cambios en el patrimonio neto y de flujos de efectivo por los anos terminados en esas fechas, expresados en dolares estadounidenses. La preparacion de dichos estados financieros es responsabilidad de la Gerencia de la Compania. Nuestra responsabilidad consiste en emitir una opinion sobre estos estados financieros basada en las auditorfas que efectuamos.

Nuestras auditorfas fueron efectuadas de acuerdo con normas de auditorfa generalmente aceptadas en el Peru. Tales normas requieren que planifiquemos y realicemos nuestro trabajo con la finalidad de obtener una seguridad razonable de que los estados financieros no contienen errores importantes. Una auditoria comprende el examen, basado en comprobaciones selectivas, de las evidencias que respaldan los importes y las divulgaciones expuestas en los estados financieros. Una auditoria tambien comprende la evaluacion de los pincipios de contabilidad aplicados y de las estimaciones significativas efectuadas por la Gerencia de la Compania, asi como una evaluacion de la presentacion general de los estados financieros. Consideramos gue las auditorias efectuadas constituyen una base razonable para fundamentar nuestra opinion.

En nuestra opinion, los estados financieros antes indicados presentan razonablemente, en todos sus aspectos significativos, la situacion financiera de SOCIEDAD MINERA CERRO VERDE S.A.A. al 31 de diciembre del 2004 y al 31 de diciembre del 2003, los resultados de sus operaciones y sus flujos de efectivo por los anos terminados en esas fechas, de acuerdo con principios de contabilidad generalmente aceptados en el Peru.

DONGO-SORIA GAVEGLIO Y ASOCIADOS
Refrendado por


/s/ Luis W. Montero
-------------------------------------(socio)
Luis W. Montero
Contador Publico Colegiado
Matricula No. 17729

                                      Inscrita en La Partida No. 11028527
                                      Registro de Personas Juridicas de Lima
                                      Capital pagado S/. 1,035,000.00

SOCIEDAD MINERA CERRO VERDE S.A.A.

BALANCE GENERAL (NOTAS 1 Y, 2)

ACTIVO

                                                 AL 31 DE DICIEMBRE DEL
                                                 ----------------------
                                                      2004      2003
                                                    -------   -------
                                                     US$000    US$000
ACTIVO CORRIENTE
Caja y bancos                                         8,628    28,670
                                                    -------   -------
Inversiones disponibles para la venta (Nota 3)      148,544        --
                                                    -------   -------
Cuentas por cobrar comerciales:
Empresas afiliadas (Nota 4)                           8,848    10,546
Terceros                                                175       131
                                                    -------   -------
                                                      9,023    10,677
Credito fiscal por recuperar                            431       278
Diversas                                                326       378
                                                    -------   -------
                                                      9,780    11,333
                                                    -------   -------
Existencias (Nota 5)                                 25,344    21,642
                                                    -------   -------
Gastos pagados por anticipado                           100       259
                                                    -------   -------
Total del activo corriente                          192,396    61,904

EXISTENCIAS (NOTA 5)                                  3,570     3,175

INMUEBLES, MAQUINARIA Y
EQUIPO, NETO (NOTA 6)                               149,805   153,943

GASTOS DE DESARROLLO
DE MINA (NOTA 7)                                     16,186    17,942

OTROS ACTIVOS                                         2,086     1,983
                                                    -------   -------
                                                    364,043   238,947
                                                    =======   =======

PASIVO Y PATRIMONIO NETO

                                              AL 31 DE DICIEMBRE DEL
                                              ----------------------
                                                   2004      2003
                                                 -------   -------
                                                  US$000    US$000
PASIVO CORRIENTE
Cuentas por pagar comerciales                     13,565     6,402
Empresas afiliadas (Nota 4)                          806       357
Tributos por pagar                                30,128         7
Remuneraciones y beneficios
sociales por pagar                                 8,226     1,270
Cuentas por pagar diversas                         1,514       547
                                                 -------   -------
Total del pasivo corriente                        54,239     8,583
                                                 -------   -------
OTROS PASIVOS A LARGO PLAZO
Provision para remediacion y cierre de mina        4,681     4,014
Impuesto a la renta y participacion de los
trabajadores diferidos (Nota 8)                   38,480    32,127
                                                 -------   -------
                                                  43,161    36,141
                                                 -------   -------
INGRESOS DIFERIDOS                                 1,032     1,275
                                                 -------   -------
PATRIMONIO NETO (NOTA 10)
Capital social                                   122,747   122,747
Capital adicional                                    194       194
Reserva legal                                      9,056     4,728
Resultados acumulados                            133,614    65,279
                                                 -------   -------
                                                 265,611   192,948
                                                 -------   -------
SITUACION TRIBUTARIA (NOTA 11)
                                                 -------   -------
                                                 364,043   238,947
                                                 =======   =======

Las notas que se acompanan forman parte de los estados financieros.

SOCIEDAD MINERA CERRO VERDE S.A.A.

ESTADO DE GANANCIAS Y PERDIDAS (NOTAS 1 Y 2)

                                                        POR EL ANO TERMINADO
                                                        EL 31 DE DICIEMBRE DEL
                                                        ----------------------
                                                           2004       2003
                                                         --------   --------
                                                          US$000     US$000
Ventas netas                                              260,782    156,724
Costo de ventas (Nota 12)                                (119,482)  (103,962)
                                                         --------   --------
Utilidad bruta                                            141,300     52,762
                                                         --------   --------
Gastos de ventas                                           (1,089)      (601)
                                                         --------   --------
Utilidad de operacion                                     140,211     52,161
                                                         --------   --------
Otros (gastos) ingresos:
Gastos financieros, neto (Nota 13)                           (827)    (2,151)
Gastos de exploracion                                          --        (75)
Varios, neto                                                  (31)     6,939
                                                         --------   --------
                                                             (858)     4,713
                                                         --------   --------
Utilidad antes de participacion de los trabajadores e
impuesto  a la renta                                      139,353     56,874
Participacion de los trabajadores:
- Corriente (Nota 9)                                      (10,075)        --
- Diferido (Nota 8)                                        (1,427)    (2,726)
Impuesto a la renta:
- Corriente (Nota 11-b)                                   (35,262)    (1,795)
- Diferido (Nota 8)                                        (4,926)    (9,078)
                                                         --------   --------
Utilidad neta del ano                                      87,663     43,275
                                                         ========   ========
Utilidad por accion (Nota 14)                            US$0.386   US$0.190
                                                         ========   ========

Las notas que se acompanan forman parte de los estados financieros.

SOCIEDAD MINERA CERRO VERDE
S.A.A.

ESTADO DE CAMBIOS EN EL PATRIMONIO NETO (NOTA 10)
POR LOS ANOS TERMINADOS EL 31 DE DICIEMBRE DEL 2004
Y EL 31 DE DICIEMBRE DEL 2003

                                            CAPITAL    CAPITAL    RESERVA   RESULTADOS
                                            SOCIAL    ADICIONAL    LEGAL    ACUMULADOS    TOTAL
                                           --------   ---------   -------   ----------   -------
                                           US$000       US$000     US$000     US$000      US$000
Saldos al 1 de enero del 2003               122,941       --       3,213      22,839     148,993
Transferencia al capital adicional             (194)     194          --          --          --
Transferencia a la reserva legal                 --       --       1,515      (1,515)         --
Ajuste por remediacion y cierre de mina          --       --          --          92          92
Cancelacion del contrato de cobertura de
intereses, neto de su efecto tributario          --       --                     588         588
Utilidad neta del ano                            --       --          --      43,275      43,275
                                            -------      ---       -----     -------     -------
Saldos al 31 de diciembre del 2003          122,747      194       4,728      65,279     192,948
Transferencia a la reserva legal                 --       --       4,328      (4,328)         --
Distribucion de dividendos                       --       --          --     (15,000)    (15,000)
Utilidad neta del ano                            --       --          --      87,663      87,663
                                            -------      ---       -----     -------     -------
Saldos al 31 de diciembre del 2004          122,747      194       9,056     133,614     265,611
                                            =======      ===       =====     =======     =======

Las notas que se acompanan forman parte de los estados financieros.

SOCIEDAD MINERA CERRO VERDE S.A.A.

ESTADO DE FLUJOS DE EFECTIVO (NOTAS 2 Y 16)

                                                                          POR EL ANO TERMINADO
                                                                         EL 31 DE DICIEMBRE DEL
                                                                         ----------------------
                                                                              2004      2003
                                                                            -------   -------
                                                                             US$000    US$000
FLUJOS DE EFECTIVO DE LAS ACTIVIDADES DE OPERACION
Utilidad neta del ano                                                        87,663    43,275
Ajustes al resultado neto que no afectan los
flujos de efectivo de las actividades de operacion:
Depreciacion                                                                 20,824    18,503
Amortizacion de gastos de desarrollo de mina                                  1,756     1,733
Provision para remediacion y cierre de mina                                     379       501
Amortizacion de otros activos                                                   185        --
Ajuste por remediacion y cierre de mina                                          --     1,983
Impuesto a la renta y participacion de los trabajadores diferidos             6,353    11,804
Aumento (disminucion) en el flujo de operaciones por variaciones netas en activos y pasivos:
Cuentas por cobrar comerciales                                                1,654    (2,864)
Otras cuentas por cobrar                                                       (101)      830
Existencias                                                                  (4,097)  (10,017)
Gastos pagados por anticipado y otros activos                                   159    (1,141)
Cuentas por pagar comerciales                                                 7,163     1,316
Tributos por pagar                                                           30,121        (7)
Remuneraciones y beneficios sociales                                          6,956       236
Cuentas por pagar diversas                                                    1,416      (536)
Ingresos diferidos                                                             (243)     (243)
                                                                            -------   -------
Efectivo neto provisto por las actividades de operacion                     160,188    65,373
                                                                            -------   -------

FLUJOS DE EFECTIVO DE LAS ACTIVIDADES DE INVERSION
Inversiones en obras en curso                                               (16,772)   (5,146)
Ingresos por venta de maquinaria y equipo y/o ajustes                            86        --
                                                                            -------   -------
Efectivo neto aplicado a las actividades de inversion                       (16,686)   (5,146)
                                                                            -------   -------

FLUJOS DE EFECTIVO DE LAS ACTIVIDADES DE FINANCIAMIENTO
Prestamos bancarios, neto                                                        --   (33,000)
Pago de dividendos                                                          (15,000)       --
                                                                            -------   -------
Efectivo neto aplicado a las actividades de financiamiento                  (15,000)  (33,000)
                                                                            -------   -------
Aumento neto del efectivo y equivalente de efectivo                         128,502    27,227
Saldo del efectivo y equivalente de efectivo al inicio del ano               28,670     1,443
                                                                            -------   -------
Saldo del efectivo y equivalente de efectivo al final del ano               157,172    28,670
                                                                            =======   =======
Las notas que se acompanan forman parte de los estados financieros.

     SOCIEDAD MINERA CERRO VERDE S.A.A.

     NOTAS A LOS ESTADOS FINANCIEROS
     31 DE DICIEMBRE DEL 2004 Y 31 DE DICIEMBRE DEL 2003

1    ACTIVIDAD ECONOMICA

     SOCIEDAD MINERA CERRO VERDE S.A.A. (en adelante la Compania), subsidiaria de Cyprus Climax Metals Co. (Cyprus) propietaria del 82.48% de las acciones representativas de su capital social, se constituyo en el Peru el 20 de agosto de 1993 como resultado de la division de Empresa Minera del Peru (Minero Peru) encontrandose sus actividades reguladas por la Ley General de Mineria. Su domicilio legal es Av. Alfonso Ugarte No.304 - Arequipa. Su actividad principal es la extraccion, produccion y comercializacion de cobre en sus yacimientos ubicados al suroeste de la ciudad de Arequipa. La Compania cotiza sus acciones en la Bolsa de Valores de Lima.

     El personal empleado por la Compania para desarrollar sus actividades al 31 de diciembre del 2004 ascendio a 665 funcionarios y empleados (603 al 31 de diciembre del 2003).

     Los estados financieros al 31 de diciembre del 2004 seran presentados a consideracion de la Junta General de Accionistas en los plazos establecidos por ley. En opinion de la Gerencia y el Directorio de la Compania, estos estados financieros seran aprobados sin modificaciones. Los estados financieros al 31 de diciembre del 2003 fueron aprobados por la Junta General de Accionistas del 14 de abril del 2004.

     PLANTA DE SULFUROS

     El 27 de setiembre del 2004, a traves de la Resolucion Directoral 438-2004-MEM/AAM emitida por el Ministerio de Energia y Minas, se aprobo el Estudio de Impacto Ambiental del Proyecto Sulfuros Primarios. El 6 de octubre del 2004 el Directorio de Phelps Dodge Corporation, principal accionista de Cyprus, aprobo la construccion de la Planta de Sulfuros Primarios. El 28 de octubre del 2004 la Compania recibio la notificacion del Ministerio de Energia aprobando el proyecto.

     La inversion en este proyecto se estima en US$850 millones y sera financiado con recursos propios y con financiamiento de terceros. Se estima que la construccion de la Planta se llevara a cabo en dos anos, y se espera alcanzar los maximos niveles de produccion en el primer semestre del 2007. La produccion de cobre fino en promedio alcanza 90,000 TM al ano, y se estima que la inversion en este proyecto incrementara la produccion a 260,000 TM por ano.

     Al 31 de diciembre del 2004, la Compania ha suscrito compromisos con proveedores de equipos y de servicios por un monto de aproximadamente US$40 millones.

     Pagina 2

2    PRINCIPIOS Y PRACTICAS CONTABLES

     Los estados financieros se preparan de acuerdo con las disposiciones legales sobre la materia y los principios de contabilidad generalmente aceptados en el Peru. Los principios de contabilidad comprenden sustancialmente a las Normas Internacionales de Informacion Financiera
     (NIIF) las que incorporan a las Normas Internacionales de Contabilidad
     (NIC) oficializadas a traves de resoluciones emitidas por el Consejo Normativo de Contabilidad. A la fecha de los estados financieros, el Consejo Normativo de Contabilidad ha oficializado la aplicacion de las NIC de la 1 a la 41 y los pronunciamientos del 1 al 33 del Comite de Interpretaciones (SIC).

     Los principios y practicas contables mas importantes que han sido aplicados en el registro de las operaciones y la preparacion de los estados financieros son los siguientes:

     a)   Preparacion de estados financieros -

     De acuerdo con lo permitido por el Articulo 87 degrees del Codigo Tributario los registros contables de la Compania son mantenidos en dolares estadounidenses, que corresponde a su moneda de medicion, dado que la mayoria de sus transacciones son pactadas, cobradas y pagadas en esa moneda. Las transacciones efectuadas en nuevos soles son expresadas al tipo de cambio vigente de la fecha en que se realizan.

     b)   Uso de estimaciones contables -

     El proceso de preparacion de los estados financieros requiere que la Gerencia de la Compania lleve a cabo estimaciones y supuestos para la determinacion de los saldos de los activos y pasivos, el monto de las contingencias y el reconocimiento de los ingresos y gastos. En el caso que estas estimaciones y supuestos variaran como resultado de cambios en las premisas en las que se sustentaron, los correspondientes saldos de los estados financieros se corrigen en la fecha en la que el cambio en las estimaciones y supuestos se produce. Las principales estimaciones relacionadas con los estados financieros se refieren a la depreciacion de los bienes del activo fijo, la amortizacion de los gastos de desarrollo de mina, provisiones para obsolescencia de materiales y suministros, para remediacion y cierre de mina y el impuesto a la renta y la participacion de los trabajadores (corrientes y diferidos).

     c)   Instrumentos financieros -

     Los instrumentos financieros corresponden a los contratos que dan lugar, simultaneamente, a un activo financiero en una empresa y a un pasivo financiero o a un instrumento de capital en otra empresa. En el caso de la Compania, los instrumentos financieros corresponden a los depositos en entidades financieras, inversiones, cuentas por cobrar, cuentas por pagar, y hasta el 2003, a instrumentos derivados que corresponden a contratos de cobertura de tasas de interes.

     Las inversiones que se mantendran por un periodo de tiempo indefinido, que pueden ser vendidas por necesidades de liquidez o cambios en las tasas de interes, se clasifican como

     Pagina 3

     disponibles para la venta; estas inversiones se muestran como activos no corrientes a menos que la Gerencia tenga intencion expresa de mantener la inversion por menos de 12 meses contados desde la fecha del balance general
     o a menos que sea necesario venderlas para aumentar el capital operativo de la Compania, en cuyo caso se mostraran como activos corrientes. La Gerencia determina la clasificacion de sus inversiones en la fecha de su compra y evalua tal clasificacion periodicamente.

     Las compras y ventas de inversiones se reconocen en la fecha de la negociacion, que corresponde a la fecha en la que la Compania se compromete a comprar o vender el activo. El costo de adquisicion incluye los costos inherentes de la transaccion. Las inversiones disponibles para la venta son subsecuentemente registradas a su valor razonable. Las ganancias y perdidas realizadas y no realizadas que surgen de cambios en el valor razonable de inversiones disponibles para la venta se incluyen en los resultados del periodo en el que se originan.

     El valor razonable es el monto por el que un activo puede ser intercambiado entre un comprador y un vendedor debidamente informados, o puede ser cancelada una obligacion, entre un deudor y un acreedor con suficiente informacion, bajo los terminos de una transaccion de libre competencia. En este sentido, en opinion de la Gerencia, los valores en libros de los instrumentos financieros al 31 de diciembre del 2004 y al 31 de diciembre del 2003 no difieren significativamente de sus valores razonables. Las politicas contables sobre el reconocimiento y valuacion de estas partidas se revelan en las respectivas politicas contables descritas en esta Nota.

     d) Cuentas por cobrar comerciales -

     Los saldos de las cuentas por cobrar comerciales se registran a su valor nominal, neto del estimado de cuentas incobrables determinado sobre la base de la revision periodica de los saldos pendientes de cobro que considera, entre otros factores, la antiguedad de los saldos por cobrar y la viabilidad de su cobranza. Las cuentas incobrables se castigan cuando se identifican como tales.

     e) Existencias -

     Las existencias se valorizan al costo de produccion o adquisicion o a su valor neto de realizacion, el que resulte menor. La valuacion de las existencias se determina a traves de los metodos de ultimas entradas - primeras salidas (productos terminados y en proceso) y promedio (materiales y suministros). El costo de extraccion de mineral que incluye materiales, mano de obra, otros costos directos y gastos generales de produccion y excluye los gastos de financiamiento, es asignado a los productos terminados (catodos de cobre) y a los productos en proceso.

     El valor neto de realizacion de las existencias es el precio de venta estimado en el curso normal de las operaciones del negocio, menos los costos necesarios para terminar su produccion y los gastos de ventas. El costo de las existencias por recibir ha sido determinado segun el metodo de identificacion especifica.

     Pagina 4

     f) Inmuebles, maquinaria y equipo -

     Los inmuebles, maquinaria y equipo se registran al costo, excepto por los activos adquiridos por Cyprus que se registran a su valor de transferencia menos una provision registrada para reducir su valor en libros a su valor recuperable estimado.

     Los gastos de mantenimiento y reparacion son cargados al costo de produccion cuando se incurren y las renovaciones y mejoras se capitalizan. Cuando el valor en libros es mayor que su valor recuperable estimado es inmediatamente reducido a su valor recuperable. El costo y la depreciacion acumulada de los activos vendidos o retirados se eliminan de sus respectivas cuentas y la utilidad o perdida relacionados con activos permanentes se afecta al saldo de la depreciacion acumulada y los relacionados con activos moviles se afecta a resultados.

     La depreciacion de los inmuebles, maquinaria y equipo se calcula por el metodo de unidades producidas en funcion de la vida util de la mina en el caso de los activos permanentes y por el metodo de linea recta en el caso de los activos moviles. Las tasas anuales de depreciacion utilizadas para los activos moviles fluctuan entre 5% y 33%.

     g) Gastos de desarrollo de mina -

     Los gastos de desarrollo de los asientos mineros que, de acuerdo con estimaciones de la Gerencia, se estima beneficiaran la produccion en el futuro se capitalizan. Los gastos de exploracion de proyectos cuyos resultados en el futuro son inciertos se cargan a los resultados cuando se incurren. Los costos de desbroce incurridos hasta el 31 de diciembre de 1999 en la preparacion de la mina se muestran en el rubro gastos de preparacion de mina del balance general y se amortizan en funcion del mineral extraido. Los costos de desbroce incurridos a partir del ano 2000 se cargan al costo de produccion.

     h) Deterioro de activos -

     En el caso de ocurrencia de eventos o cambios economicos que indiquen que el valor en libros de los activos de vida util prolongada se ha deteriorado, la Compania estima su valor recuperable y si es necesario reconoce una perdida por deterioro con cargo a los resultados del ejercicio. Esta perdida es el monto en el que el valor en libros del activo es reducido a su valor recuperable. El valor recuperable de los activos corresponde al mayor valor entre el monto neto que se obtendria de su venta y su valor en uso. El valor de venta neto corresponde al monto que se obtendria de la venta del activo en una transaccion cerrada entre partes no relacionadas, el precio de referencia en un mercado activo o el de transacciones similares recientes. El valor en uso corresponde al valor presente de los flujos futuros estimados que se obtendrian del uso continuo del activo y de su disposicion final al termino de su vida util.

     Los supuestos en que se basan los estimados de flujos futuros estan sujetos a riesgos e incertidumbres. Cualquier diferencia entre los supuestos y las condiciones de mercado y/o el

     Pagina 5

     desempeno de la Compania podrian tener un efecto importante en la situacion financiera y los resultados de sus operaciones.

     i) Impuesto a la renta -

     El impuesto a la corriente se registra de acuerdo con la legislacion vigente (Nota 11).

     El impuesto a la renta diferido se registra por el metodo del pasivo reconociendo el efecto de las diferencias temporales que surgen entre la base tributaria de los activos y pasivos y su saldo en los estados financieros, aplicando la legislacion y la tasa de impuesto promulgadas o sustancialmente promulgadas. Las principales diferencias temporales se resumen en la Nota 8.

     Impuestos diferidos activos solo se reconocen en la medida que sea probable que se dispondra de utilidades gravables futuras contra las que se pueda utilizar estos beneficios tributarios.

     j) Provisiones -

     Las provisiones se reconocen cuando la Compania tiene una obligacion presente legal o asumida como resultado de hechos pasados, es probable que se requiera de la aplicacion de recursos para cancelar la obligacion y es posible estimar su monto confiablemente.

     La Compania estima el valor presente de su obligacion futura por remediacion y cierre de mina (pasivo por remediacion o "PPR"), e incrementa el valor en libros del activo (activo por remediacion o "APR") a retirarse en el futuro, el mismo que se muestra en el rubro Otros activos en el balance general. Posteriormente, el APR se atribuye a los resultados en el plazo de vida util de los activos que le dieron origen y es ajustado para reflejar los cambios que pudieran resultar por el paso del tiempo y de revisiones de, ya sea, la fecha de ocurrencia o el monto del valor presente originalmente estimados.

     k) Creditos tributarios por programas de reinversion -

     El beneficio tributario por programas de reinversion (Nota 11-c) se reconoce en el ejercicio en el que se restringen las utilidades, como una reduccion del impuesto a la renta a pagar.

     l) Reconocimiento de ingresos por venta -

     Los ingresos por venta de mineral se reconocen en el momento de entrega del mineral al transportista designado por el cliente, momento en el que se transfieren al cliente los riesgos y beneficios inherentes a la propiedad del mineral.

     Pagina 6

     m) Contingencias -

     Los pasivos contingentes no se reconocen en los estados financieros y se exponen en notas a los estados financieros a menos que su ocurrencia sea remota. Los activos contingentes no se reconocen en los estados financieros y se revelan solo si es probable su realizacion.

     n) Efectivo y equivalentes de efectivo -

     Para propositos del estado de flujos de efectivo, el efectivo y equivalentes de efectivo comprenden el efectivo disponible, depositos a la vista en bancos y otras inversiones altamente liquidas de corto plazo.

     o) Nuevos pronunciamientos contables -

     A la fecha el Comite de Normas Internacionales de Contabilidad (IASB por sus siglas en ingles) ha completado el proceso de revision de las Normas Internacionales de Contabilidad, proceso que se conoce como el "Proyecto de Mejora" y ha emitido nuevas normas contables. Todas las revisiones de las NIC existentes y las nuevas NIIF emitidas (seis) tienen vigencia a nivel internacional a partir del 1 de enero de 2005; con excepcion de la NIIF 6 cuya vigencia es a partir del 1 de enero del 2006. A la fecha estas normas no han sido aprobadas en el Peru por el Consejo Normativo de Contabilidad. La Gerencia esta evaluando el impacto que significara la adopcion de las NIC revisadas y las nuevas NIIF emitidas en los estados financieros de la Compania.

     Como parte del proyecto de mejora de las NIC llevado a cabo, quince NIC fueron revisadas con el objetivo de reducir o eliminar procedimientos alternativos, redundancias y conflictos entre las normas, para tratar con ciertos aspectos de convergencia, sustancialmente con las normas norteamericanas, e introducir otras mejoras.

     Las NIC modificadas por el proyecto se detallan a continuacion:

     - NIC 1 (revisada en el 2003) afecta la presentacion del interes minoritario y otras revelaciones.

     - NIC 2 (revisada en el 2003) elimina el metodo de valuacion de ultimas entradas - primeras salidas.

     -    NIC 8, 10, 16, 17, 21, 24, 27, 28, 31, 32, 33, y 40 (revisadas en el
          2003) y la NIC 39 (revisada en el 2004) no contienen cambios importantes.

     En adicion como parte de la revision de las normas relativas a combinaciones de negocios, que resulto en la emision del NIIF 3, las NIC 36 y 38 tambien fueron revisadas.

     Pagina 7

     Las NIIF emitidas se detallan a continuacion:

     NIIF 2 - Pagos en Base a Acciones; NIIF 3 - Combinacion de Negocios; NIIF 4
     - Contratos de Seguro; NIIF 5 - Activos no Corrientes Mantenidos para la Venta y Operaciones Discontinuas y la NIIF 6 - Exploracion y Evaluacion de Recursos Minerales

3    INVERSIONES DISPONIBLES PARA LA VENTA

     Al 31 de diciembre del 2004 este rubro comprende inversiones en Bonos del Tesoro Norteamericano que devengan un interes anual a una tasa variable. Estas inversiones se mantendran por tiempo indefinido y pueden ser vendidas cuando lo requiera la Compania. Estas inversiones se clasifican como activos corrientes dado que la Gerencia estima venderlas para aumentar el capital operativo de la Compania. El valor en libros de estas inversiones corresponde a su valor razonable a la fecha de los estados financieros. Estos bonos han devengado intereses por US$591,000 que se incluyen en la cuenta de gastos financieros, neto en el estado de ganancias y perdidas.

4    EMPRESAS AFILIADAS

     El movimiento de las cuentas por cobrar y por pagar con empresas afiliadas por el ano 2004, es el siguiente:

                                          SALDO                               SALDO
                                         INICIAL   ADICIONES   DEDUCCIONES    FINAL
                                          US$000     US$000        US$000    US$000
                                         -------   ---------   -----------   ------
Por cobrar -
Phelps Dodge Sales Company (PDSC)         10,546    161,383     (163,081)     8,848
                                          ======    =======     ========      =====
Por pagar -
Phelps Dodge Corporation                     306      3,796       (3,333)       769
Phelps Dodge Sales Company                    34        137         (138)        33
Sociedad Minera El Abra S.A                   --         16          (12)         4
Compania Contractual Minera Candelaria        17         --          (17)        --
Phelps Dodge Mining Services                  --        626         (626)        --
                                          ------    -------     --------      -----
                                             357      4,575       (4,126)       806
                                          ======    =======     ========      =====

Las cuentas por cobrar estan referidas a ventas de catodos de cobre. Estos saldos son considerados de vencimiento corriente, no devengan intereses y no tienen garantias especificas.

En el ano 2004, la Compania vendio catodos de cobre a PDSC por aproximadamente US$161,383,000 (US$115,347,000 en el 2003) y le pago comisiones por US$137,000
(US$158,000 en el 2003).

     Pagina 8

     Las cuentas por pagar se originan por operaciones relacionadas principalmente con la prestacion de servicios y reembolsos de gastos. Estos saldos son de vencimiento corriente, no devengan intereses y no tienen garantias especificas.

5    EXISTENCIAS

     Al 31 de diciembre este rubro comprende:

                                      2004     2003
                                     ------   ------
                                     US$000   US$000
Catodos de cobre                      2,401    3,076
Producto en proceso                  13,621    9,428
Materiales y suministros             13,712   15,802
Existencias por recibir                 554      664
                                     ------   ------
                                     30,288   28,970
Provision por obsolescencia de
materiales y suministros             (1,374)  (4,153)
                                     ------   ------
                                     28,914   24,817
Productos en proceso a largo plazo   (3,570)  (3,175)
                                     ------   ------
                                     25,344   21,642
                                     ======   ======

     De acuerdo con estimaciones efectuadas por la Gerencia, el monto de la provision para obsolescencia de materiales y suministros es suficiente sobre la base de la relacion entre su consumo futuro proyectado en el proceso productivo y su rotacion.

     Pagina 9

6    INMUEBLES, MAQUINARIA Y EQUIPO

     El movimiento de la cuenta inmuebles, maquinaria y equipo y el de su correspondiente depreciacion acumulada, por el ano terminado el 31 de diciembre del 2004, es el siguiente:

                                        ADICIONES
                                        AL COSTO/     DEDUC-
                              SALDO    APLICADAS A   CIONES Y   TRANSFE-   SALDO
                             INICIAL    RESULTADOS    AJUSTES    RENCIAS    FINAL
                             -------   -----------   --------   --------   -------
                              US$000      US$000      US$000     US$000     US$000
Costo -
Terrenos                       1,475          --        (51)         --      1,424
Edificios y otras
   construcciones             37,408          --       (121)       3777     37,664
Maquinaria y equipo          275,000          --        (26)      4,914    279,888
Unidades de transporte         4,244          --        (18)        321      4,547
Muebles y enseres                196          --         --          --        196
Equipos diversos               4,030          --       (100)        477      4,407
Obras en curso                 2,526      16,772         --      (6,089)    13,209
Provision por comparacion
   con el valor de mercado   (23,851)         --         49          --    (23,802)
                             -------     -------       ----      ------   --------
Van:                         301,028)         --         --          --    317.533
                             -------     =======       ====      ======   --------
Vienen:                      301,028          --         --          --    317.533
                             -------     =======       ====      ======   --------
Depreciacion acumulada -
Edificios y otras
   construcciones             10,212       1,741        (56)         --     11,897
Maquinaria y equipo          129,894      18,440        (32)         --    148,302
Unidades de transporte         3,551         286        (18)         --      3,819
Muebles y enseres                105          19         --          --        124
Equipos diversos               3,323         338        (75)         --      3,586
                             -------     -------       ----      ------   --------
                             147,085      20,824       (181)         --    167,728
                             =======     =======       ====      ======    =======
Costo neto                   153,943                                       149,805
                             =======                                       =======

     Pagina 10

7    GASTOS DE DESARROLLO DE MINA

     El movimiento de la cuenta gastos de desarrollo de mina y el de su correspondiente amortizacion acumulada, por el ano terminado el 31 de diciembre del 2004, es el siguiente:

                                           ADICIONES
                                           AL COSTO/
                                 SALDO    APLICADAS A    SALDO
                                INICIAL    RESULTADOS    FINAL
                                -------   -----------   ------
                                 US$000      US$000     US$000
Costo -

Gastos de desarrollo             11,982         --      11,982
Gastos de preparacion de mina    14,158         --      14,158
                                 ------     ------      ------
                                 26,140         --      26,140
                                 ------     ======      ------
Amortizacion acumulada -
Gastos de desarrollo y
Gastos de preparacion de mina     8,198      1,756       9,954
                                 ------     ------      ------
Costo neto                       17,942      1,756      16,186
                                 ======     ======      ======

     Los gastos de desarrollo corresponden a los costos incurridos en la confirmacion de las reservas minables en los tajos Santa Rosa y Cerro Verde. Los gastos de preparacion de mina se refieren a los costos de desbroce incurridos hasta el 31 de diciembre de 1999 en la preparacion del tajo Cerro Verde para continuar su explotacion determinado en funcion de las reservas estimadas de mineral.

Pagina 11

     La amortizacion de estos gastos se calcula por el metodo de unidades producidas.

8    IMPUESTO A LA RENTA Y PARTICIPACION DE LOS TRABAJADORES DIFERIDO

     a) Al 31 de diciembre el impuesto a la renta y la participacion de los trabajadores diferido resulta de las siguientes partidas temporales:

                                                           2004       2003
                                                         --------   -------
                                                          US$000     US$000
Deudor:
Provision para obsolescencia de existencias               (1,374)    (4,153)
Diferencia en metodo de valorizacion de existencias       (9,907)   (14,825)
Provision para cierre de mina                             (4,681)    (4,014)
Provision por contratos de cobertura de intereses             --       (913)
                                                         -------    -------
                                                         (15,962)   (23,905)
                                                         -------    -------
Acreedor:
Diferencia en metodo de depreciacion                     110,116     98,898
Gastos de desbroce diferidos                              11,852     13,269
Gastos de desarrollo de mina                               2,086      1,983
                                                         -------    -------
                                                         124,054    114,150
                                                         -------    -------
                                                         108,092     90,245
                                                         =======    =======
Tasa de la participacion de los trabajadores (8%) y
del impuesto a la renta (30%)                               35.6%      35.6%
                                                         =======    =======
Total del impuesto diferido acreedor al final del ano     38,480     32,127
Total del impuesto diferido acreedor al inicio del ano   (32,127)   (19,998)
                                                         -------    -------
Efecto total del ano                                      (6,353)   (12,129)
Efecto en el patrimonio                                       --        325
                                                         -------    -------
Cargo a resultados del ano                                (6,353)   (11,804)
                                                         =======    =======

     b) El impuesto a la renta y participacion de los trabajadores diferidos se discrimina en:

                                     2004     2003
                                    ------   ------
                                    US$000   US$000
Participacion de los trabajadores    8,647    7,220
Impuesto a la renta                 29,833   24,907
                                    ------   ------
                                    38,480   32,127
                                    ======   ======

     Pagina 12

9    PARTICIPACION DE LOS TRABAJADORES

     De acuerdo con la legislacion vigente, la participacion de los trabajadores en las utilidades de la Compania es el 8% de la renta anual antes de impuestos. Esta participacion es considerada como gasto deducible de la Compania para la determinacion del impuesto a la renta.

10   PATRIMONIO NETO

     a) Capital -

     Al 31 de diciembre del 2004 y 2003 el capital autorizado, suscrito y pagado de acuerdo con los estatutos de la Compania y sus modificaciones esta representado por 227,309,099 acciones comunes. Segun el acuerdo de accionistas del 11 de julio del 2003 se acordo denominar el valor nominal de las acciones en dolares estadounidenses en US$0.54 por accion. La cotizacion bursatil de estas acciones al 31 de diciembre del 2004 fue de US$3.96 por accion y su frecuencia de negociacion de 100%.

     Al 31 de diciembre del 2004, la estructura societaria del capital de la Compania es la siguiente:

                                              PORCENTAJE
PORCENTAJE DE PARTICIPACION    NUMERO  DE      TOTAL DE
INDIVIDUAL DEL CAPITAL        ACCIONISTAS   PARTICIPACION
---------------------------   -----------   -------------
Hasta 1.00                        943             8.35
De 1.01 al 10.00                    1             9.17
De 80.01 a 90.00                    1            82.48
                                  ---           ------
                                  945           100.00
                                  ===           ======

     b) Capital adicional -

     Al 31 de diciembre del 2004 y 2003 esta cuenta comprende el diferencial resultante por la conversion del valor nominal de las acciones representativas del capital social a dolares estadounidenses.

     c) Reserva legal -

     De acuerdo con la Ley General de Sociedades, la reserva legal se constituye con la transferencia del 10% de la utilidad neta anual hasta alcanzar un monto equivalente al 20% del capital pagado. En ausencia de utilidades no distribuidas o de reservas de libre disposicion, la reserva legal debera ser aplicada a la compensacion de perdidas, debiendo ser repuesta con las utilidades de ejercicios posteriores. Esta reserva puede ser capitalizada siendo igualmente obligatoria su reposicion.

     Pagina 13

     d) Resultados acumulados -

     En virtud de los contratos de estabilidad tributaria suscritos con el Estado Peruano (Nota 11- a), la Compania esta autorizada a transferir al exterior, en divisas libremente convertibles, el integro de sus capitales y dividendos registrados en el organismo nacional competente. Asimismo, los dividendos y cualquier otra forma de distribucion de utilidades no constituyen renta gravable para efectos del impuesto a la renta.

     Al 31 de diciembre del 2004 esta cuenta incluye US$4.9 millones que seran transferidos en el 2005 a una cuenta especial en el patrimonio neto denominada utilidades restringidas. Este monto corresponde a la inversion sobre la que se calculo el credito contra el impuesto a la renta del ano 2004 en aplicacion del Programa de Reinversion por el periodo de octubre del 2004 a febrero del 2007 (Nota 11- c).

     En adicion, esta cuenta incluye US$8.8 millones correspondiente a la utilidad del ano 2004 que sera transferido a la reserva legal en el 2005.

11   SITUACION TRIBUTARIA

     a) El 16 de marzo de 1994 la Compania suscribio un contrato de garantias y medidas de promocion a la inversion, mediante el cual se otorga ciertas garantias a la Compania entre las que se encuentra la estabilidad en el regimen tributario vigente en la fecha de aprobacion del plan de inversion de la Compania. El 4 de noviembre de 1994 la Compania cumplio con las condiciones de dicho contrato y recibio la aprobacion del Gobierno en diciembre de 1994.

          En adicion, el 13 de febrero de 1998 la Compania suscribio un contrato con las mismas caracteristicas del anterior con relacion a una inversion de US$224,980,000, recibiendo la aprobacion del Gobierno en noviembre de 1998. De acuerdo con los terminos del contrato, el plazo de duracion de la estabilidad del regimen tributario se extiende por un periodo de 15 anos contados a partir del 1 de enero de 1999.

     b) La Gerencia considera que ha determinado la materia imponible bajo el regimen general del impuesto a la renta de acuerdo con la legislacion tributaria vigente en la fecha del contrato antes mencionado, la que exige agregar y deducir al resultado antes de impuestos y participaciones, las partidas que la referida legislacion reconoce como gravables y no gravables, respectivamente.

          Al 31 de diciembre del 2004 y 2003 la tasa del impuesto a la renta es de 30%. En adicion al regimen general, la empresa esta sujeta al impuesto minimo a la renta equivalente al 2% del total de sus activos netos de depreciaciones y amortizaciones. El impuesto cargado a resultados del ano 2003 corresponde al mayor entre el impuesto a la renta del regimen general y el impuesto minimo a la renta. En el ano 2003 el impuesto a la renta corresponde al regimen del impuesto minimo.

     Pagina 14

     Al 31 de diciembre del 2004 la materia imponible ha sido determinada como sigue:

                                                           US$000
                                                          -------
Utilidad antes de participaciones e impuesto a la renta   139,353
                                                          -------
Mas:
Amortizacion de otros activos                               1,417
Provision para cierre de mina                                 379
Gastos no deducibles                                        5,987
Otras adiciones                                               185
                                                          -------
                                                            7,968
                                                          -------
Menos:
Depreciacion a la tasa del 20%                            (11,203)
Ajuste de inventarios en proceso y productos terminados    (5,230)
Provision para desvalorizacion de existencias              (2,779)
Otras deducciones                                          (2,172)
                                                          -------
                                                          (21,384)
                                                          -------
Sub-total                                                 125,937)
Participacion de los trabajadores                         (10,074)
                                                          -------
                                                          115,863)
Reinversion de utilidades (Nota 10-d)                      (4,917)
                                                          -------
                                                          110,946
                                                          -------
Impuesto a la renta                                        33,283
Impuesto de anos anteriores y otros ajustes                 1,979
                                                          -------
Total acreditado en resultados                             35,262
                                                          =======

     Al 31 de diciembre del 2004 el impuesto a la renta sobre la utilidad antes de impuestos difiere del monto teorico que hubiera resultado de aplicar la tasa del impuesto a los ingresos de la Compania, como sigue:

                                                      US$000
                                                     -------
Utilidad antes de impuestos                          139,353
                                                     -------
Impuesto calculado aplicando la tasa de 30%           41,806
Gastos no deducibles                                   1,796
Gastos deducibles                                       (332)
Reinversion de utilidades                             (1,475)
Participacion de los trabajadores                     (3,586)
                                                     -------
Impuesto a la renta del ano (corriente y diferido)    38,209
                                                     =======

     Pagina 15

     Al 31 de diciembre del 2003 no se ha efectuado esta conciliacion debido a que en dicho ano el impuesto minimo resulto mayor que el impuesto a la renta del regimen general.

c) De acuerdo con el Decreto Supremo No 07-94-EF, la Compania puede obtener un beneficio tributario (credito por reinversion) aplicando las utilidades no distribuidas a programas de inversion orientados a lograr un incremento de los niveles de produccion (Programa de Reinversion). Los creditos por reinversion equivalen al 80% del monto invertido y son obtenidos mediante solicitud y aprobados por el Ministerio de Energia y Minas.

     Con fechas 3 de setiembre y 25 octubre del 2004 la Compania remitio para la aprobacion del Ministerio de Energia y Minas el Programa de Reinversion por el periodo de octubre del 2004 a febrero del 2007 por US$800,030,000 relacionado con las obras e infraestructura para la construccion de una planta concentradora para procesar adicionalmente 108,000 TM/dia de mineral de sulfuros primarios para producir concentrado de cobre, lo que se incrementara la capacidad de 39,000 TM/dia a 147,000 TM/dia de mineral de cobre.

     El 9 diciembre del 2004, a traves de la Resolucion Ministerial No.510-2004-MEM/DM, el Ministerio de Energia y Minas aprobo el Programa de Reinversion solicitado por la Compania con cargo a utilidades no distribuidas por el periodo antes indicado.

     En aplicacion de este programa, durante el ano 2004 la Compania reconocio un beneficio de US$4.9 millones correspondientes a las utilidades de dicho ano con cargo a la materia imponible que genero un menor impuesto de US$1.5 millones.

d) La Administracion Tributaria tiene la facultad de revisar y, de ser el caso, corregir el impuesto a la renta determinado por la Compania en los cuatro ultimos anos, contados a partir de la presentacion de la declaracion jurada del impuesto correspondiente (anos abiertos a fiscalizacion).

     En el caso del impuesto a la renta, los anos 1999 al 2003 inclusive, estan sujetos a fiscalizacion. En el caso del Impuesto General a las Ventas el periodo sujeto a fiscalizacion corresponde al comprendido entre diciembre de 1999 y diciembre del 2003. Debido a que pueden producirse diferencias en la interpretacion por parte de la Administracion Tributaria sobre las normas aplicables a la Compania, no es posible anticipar a la fecha si se produciran pasivos tributarios adicionales como resultado de eventuales revisiones. Cualquier impuesto adicional, moras, recargos e intereses, si se produjeran, seran reconocidos en los resultados del ano en el que la diferencia de criterios con la Administracion Tributaria se resuelva. La Gerencia y sus asesores legales estiman que no surgiran pasivos de importancia como resultado de estas posibles revisiones.

     Pagina 16

12   COSTO DE VENTAS

     El costo de ventas por los anos terminados el 31 de diciembre comprende:

                                               2004      2003
                                             -------   -------
                                              US$000    US$000
Inventario inicial de productos terminados     3,076     2,372
Consumo de materias primas e insumos          46,684    39,101
Mano de obra directa                          14,979    13,362
Depreciacion y amortizacion                   22,765    20,396
Otros costos                                  38,572    31,807
Variacion de productos en proceso             (4,193)       --
Inventario final de productos terminados      (2,401)   (3,076)
                                             -------   -------
                                             119,482   103,962
                                             =======   =======

13   GASTOS FINANCIEROS, NETO

     Los gastos financieros, neto por los anos terminados el 31 de diciembre comprenden:

                                           2004     2003
                                          ------   ------
                                          US$000   US$000
Intereses por prestamos bancarios             --     (942)
Intereses por contratos de cobertura de
tasas de interes                              --     (845)
Intereses por depositos bancarios          1,148      142
Otros gastos financieros                  (1,975)    (506)
                                           -----    -----
                                            (827)  (2,151)
                                           =====    =====

14   UTILIDAD POR ACCION

     La utilidad por accion basica por cada accion comun ha sido determinada de la siguiente manera:

                                                     2004             2003
                                                --------------   --------------
Utilidad atribuible                             US$ 87,663,000   US$ 43,275,000
                                                ==============   ==============
Promedio ponderado de acciones en circulacion      227,309,099      227,309,099
                                                ==============   ==============
Utilidad basica por accion                      US$      0.386   US$      0.190
                                                ==============   ==============

     La utilidad basica por accion es calculada dividiendo la utilidad neta entre el promedio ponderado de las acciones comunes en circulacion a la fecha de los estados financieros.

     Pagina 17

15   ADMINISTRACION DE RIESGOS FINANCIEROS

     Factores de riesgo financiero

     Las actividades de la Compania la exponen a ciertos riesgos financieros, que incluyen los efectos de las variaciones en los precios de mercado de los minerales, variaciones en los tipos de cambio y en las tasas de interes. Al 31 de diciembre del 2004 la Compania no mantiene este tipo de contratos de cobertura a estos riesgos. Por otro lado, como parte de Phelps Dodge Mining Company, ciertos riesgos financieros como variacion de precios y riesgo de cambio son cubiertos a nivel del grupo tomado en su conjunto.

     i)   Riesgo de tipo de cambio

     La Compania opera principalmente en dolares estadounidenses y registra sus operaciones en dicha moneda. Sus ventas, compras y gastos operativos son sustancialmente efectuados en dicha moneda, reduciendo asi el riesgo de verse afectada por las variaciones en los tipos de cambio en relacion con el nuevo sol peruano.

     ii)  Concentracion de ventas y riesgo crediticio

     La Compania realiza ventas a una afiliada del exterior y companias locales no relacionadas. Las ventas por concentracion geografica son las siguientes:

                   2004      2003
                 -------   -------
                  US$000    US$000
Norteamerica     161,383   115,347
Ventas locales    99,399    41,377
                 -------   -------
                 260,782   156,724
                 =======   =======

     La Compania ha establecido politicas para asegurar que la venta de bienes y servicios se efectuan a clientes con adecuada historia de credito.

     iii) Riesgo de liquidez

     La administracion prudente del riesgo de liquidez implica mantener suficiente efectivo y equivalentes de efectivo, la disponibilidad de financiamiento a traves de una adecuada cantidad de fuentes de credito comprometidas y la capacidad de cerrar posiciones en el mercado.

     Pagina 18

16   INFORMACION SOBRE FLUJOS DE EFECTIVO

     El estado de flujos de efectivo proporciona informacion sobre los cambios en el efectivo. Los flujos de efectivo de las actividades de operacion incluyen pagos/cobros de intereses y pago del impuesto a la renta como sigue:

                       2004     2003
                      ------   ------
                      US$000   US$000
Intereses pagados      1,975    1,833
Intereses recibidos    1,148      142
Impuesto a la renta    3,278    1,393

17   RESERVAS DE MINERAL (NO AUDITADO)

     Al 31 de diciembre, las reservas probadas de mineral de la Compania, medidas en miles de toneladas metricas secas son:

                                                      LEYES
                                                   -----------
MINERAL                         2004       2003    2004   2003
-------                      ---------   -------   ----   ----
Minerales para lixiviacion     351,214   236,552   0.45   0.54
Minerales para molienda      1,295,528   420,959   0.49   0.61

     Asimismo, la produccion en toneladas metricas netas ha sido la siguiente:

PRODUCCION    2004     2003
----------   ------   ------
Catodos      88,502   87,336

     Precio promedio por tonelada metrica seca:

           2004    2003
          -----   -----
           US$     US$
Catodos   2,868   1,807

                                                                   SCHEDULE 6.12

                      ABSENCE OF CERTAIN CHANGES AND EVENTS

- Advance Payment to Consorcio Colca towards construction work to be performed with respect to the Pillones Dam in an aggregate approved amount of US$1.3 million.

                                                                   SCHEDULE 6.13

      TITLE TO ASSETS, MINING AND BENEFICIATION CONCESSION AND OTHER RIGHTS

- Permit for the third phase of the expansion of the Beneficiation Concession that has not yet been obtained and can only be granted by the Ministry of Energy and Mines after completion of the construction and inspection process.

- Easements related to the 220 KV Transmission Line are in the process of being acquired. In addition, such easements have not yet been recognized by the Electrical General Direction of the Ministry of Energy and Mines.

                                                                   SCHEDULE 6.14

                   RELATED PARTY TRANSACTIONS AND COMMITMENTS

1. Supply Agreement by and between Phelps Dodge Sales Company and the Borrower, effective as of January 1, 2005.

2. Operator's Agreement between Minera Phelps Dodge del Peru S.A.C. and the Borrower, dated as of June 1, 2005.

3. Cathodes Sales Agreement between Phelps Dodge Sales Company and the Borrower, dated as of September 30, 2005.

4. Concentrate Sales Agreement between Phelps Dodge Sales Company and the Borrower, dated as of September 30, 2005.

5. Concentrate Sales Agreement between Sumitomo Metal Mining, Co., Ltd. and the Borrower, dated as of June 1, 2005, as amended by Amendment No.1 thereto dated as of September 30, 2005.

6. Parent Company Guarantee between Phelps Dodge Corporation and the Borrower regarding the Offtake Agreements, dated as of September 30, 2005.

7. Parent Company Guarantee between Phelps Dodge Corporation and the Borrower regarding the Operator's Agreement, dated as of September 30, 2005.

     Each of the above agreements will continue following the Closing.

                                  Schedule 6.24

                                  Tax Liability

     The Borrower has been advised that under the current law of Peru:

1. Interest payments to a non-Peruvian governmental agency, in respect of a loan granted by such agency with the purpose of encouraging, developing and promoting certain activities in Peru, will be exempt from withholding tax until December 31, 2006 (the "Promotional Credit Regime"). If the Promotional Credit Regime is not renewed, interest payments to non-Peruvian governmental agencies will be subject to a 4.99% withholding tax rate, provided that the requirements described in paragraph 2 below are met.

2. Payments to a Person that is not domiciled in Peru, other than interest payments to a non-Peruvian governmental agency that qualifies for the Promotional Credit Regime, in respect of a loan granted by such Person to a borrower domiciled in Peru, will be subject to a 4.99% withholding tax rate, provided that all of the following requirements are met:

(i) Amounts disbursed under the loan are transferred to the borrower through the Peruvian financial system;

(ii) Payments made by the borrower in respect of the loan do not exceed PRIME plus 6 percentage points (in the case of loans granted from the United States) or LIBOR plus 7 percentage points (in the case of loans granted from other countries);

(iii) Amounts disbursed under the loan are used in a business carried out in Peru;

(iv) The lender and the borrower are not "related" parties, as such term is defined in the tax laws of Peru; and

(v) The participation of the lender in the financing is not made with the sole purpose of avoiding a direct debtor-creditor relationship between "related" parties.

3. If the requirements set forth above are not met, amounts paid to a Person not domiciled in Peru, in respect of a loan made by such Person, will be subject to a 30% withholding tax rate in Peru.

                                    Exhibit A

                               JBIC Loan Agreement

================================================================================

                                                                  EXECUTION COPY

                                U.S.$247,500,000

                               JBIC LOAN AGREEMENT

                                  by and among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,

                    JAPAN BANK FOR INTERNATIONAL COOPERATION,

                                       and

                      SUMITOMO MITSUI BANKING CORPORATION,

                                  as JBIC Agent

                        Dated as of September 30th, 2005

                       Cerro Verde Primary Sulfide Project

================================================================================

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I DEFINITIONS AND INTERPRETATION..........................................     2
   Section 1.01.    Definitions...................................................     2
   Section 1.02.    Rules of Interpretation.......................................     5

ARTICLE II AMOUNT OF FACILITY AND USE OF JBIC LOAN................................     6
   Section 2.01.    Commitment....................................................     6
   Section 2.02.    Eligible Currency.............................................     6

ARTICLE III DISBURSEMENT..........................................................     6
   Section 3.01.    Disbursement Procedures.......................................     6
   Section 3.02.    Records.......................................................     6
   Section 3.03.    Final Disbursement............................................     6

ARTICLE IV REPAYMENT AND PREPAYMENT OF THE JBIC LOAN..............................     7
   Section 4.01.    Repayment of JBIC Loan........................................     7
   Section 4.02.    Amortization Schedule.........................................     7
   Section 4.03.    Voluntary Prepayment..........................................     7
   Section 4.04.    Mandatory Prepayment..........................................     8
   Section 4.05.    Amounts Prepaid...............................................     8
   Section 4.06.    Suspension and Termination of JBIC Commitment.................     8

ARTICLE V INTEREST, COMMITMENT CHARGE AND OVERDUE PAYMENT.........................     8
   Section 5.01.    Interest......................................................     8
   Section 5.02.    Overdue Payment...............................................     8
   Section 5.03.    Commitment Charge.............................................     9
   Section 5.04.    Basis of Calculation..........................................    10
   Section 5.05.    Up-front Fee..................................................    10
   Section 5.06.    Agency Fee....................................................    11
   Section 5.07.    Promissory Notes..............................................    11

ARTICLE VI PAYMENTS AND CURRENCY..................................................    11
   Section 6.01.    Place and Time of Payment.....................................    11
   Section 6.02.    Payments to be Free of Claims and Taxes.......................    12
   Section 6.03.    Payments in Eligible Currency.................................    12
   Section 6.04.    Payment to be made on Business Day............................    12
   Section 6.05.    Borrower Acknowledgment.......................................    12

ARTICLE VII REPRESENTATIONS AND WARRANTIES........................................    12
   Section 7.01.    Representations and Warranties................................    12
   Section 7.02.    JBIC Environmental Guidelines.................................    12

                                TABLE OF CONTENTS
                                   (continued)

                                                                                     PAGE
                                                                                     ----
ARTICLE VIII COVENANTS............................................................    13
   Section 8.01.    Master Participation Agreement Covenants......................    13

ARTICLE IX ENVIRONMENTAL AND SOCIAL CONSIDERATIONS................................    13
   Section 9.01.    Environmental and Social Considerations.......................    13
   Section 9.02.    Effect of Breach of Environmental and Social Considerations...    14

ARTICLE X EVENTS OF DEFAULT; REMEDIES.............................................    14
   Section 10.01.   Events of Default.............................................    14
   Section 10.02.   Consequences of JBIC Event of Default.........................    15

ARTICLE XI CONDITIONS PRECEDENT...................................................    15
   Section 11.01.   Conditions Precedent to Initial Disbursement..................    15
   Section 11.02.   Conditions to Subsequent JBIC Disbursements...................    15

ARTICLE XII TAXES, FEES AND EXPENSES..............................................    16
   Section 12.01.   Indemnification for Taxes, Fees and Expenses..................    16
   Section 12.02.   Relevant Currency.............................................    17

ARTICLE XIII GOVERNING LAW AND JURISDICTION.......................................    17
   Section 13.01.   GOVERNING LAW.................................................    17
   Section 13.02.   Good Faith Consultation.......................................    17
   Section 13.03.   Submission to Jurisdiction....................................    17
   Section 13.04.   WAIVER OF TRIAL...............................................    17

ARTICLE XIV JBIC AGENT............................................................    17
   Section 14.01.   Appointment of JBIC Agent.....................................    17
   Section 14.02.   Tax Certification.............................................    18

ARTICLE XV MISCELLANEOUS..........................................................    18
   Section 15.01.   Confidentiality...............................................    18
   Section 15.02.   No Assignment; Funding........................................    19
   Section 15.03.   No Waiver, Remedies Cumulative................................    19
   Section 15.04.   Partial Illegality............................................    19
   Section 15.05.   Communications................................................    19
   Section 15.06.   Use of English Language.......................................    20
   Section 15.07.   Successors and Assigns........................................    20
   Section 15.08.   Further Assurances............................................    21
   Section 15.09.   Counterparts..................................................    21
   Section 15.10.   Abbreviation..................................................    21

                                     ANNEXES

Annex A   Disbursement Procedures
          Schedule 1   Request for Disbursement
          Schedule 2   Statement of Expenditures
          Schedule 3   Table of Proposed Disbursements
          Schedule 4   JBIC Disbursement Schedule

Annex B   Amortization Schedule

Annex C   Repayment and Disbursement Accounts

Annex D   Environmental Monitoring Form

Annex E   JBIC Environmental Guidelines

Annex F   Tax Certification

Annex G   Disbursement and Payment Procedures

Annex H   Form of Promissory Note

Annex I   Environmental Disclosure

                               JBIC LOAN AGREEMENT

     This JBIC LOAN AGREEMENT made as of September 30th, 2005 (this "AGREEMENT") by and among SOCIEDAD MINERA CERRO VERDE S.A.A., a Peruvian sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru (the "BORROWER"), JAPAN BANK FOR INTERNATIONAL COOPERATION ("JBIC"), and SUMITOMO MITSUI BANKING CORPORATION, in its capacity as JBIC Agent (the "JBIC AGENT").

                                   WITNESSETH:

     (A) WHEREAS, (i) the Borrower owns the Cerro Verde copper mine, including a copper leaching and solution extraction/electrowinning (SX/EW) operation, located in the district of Uchumayo and Yarabamba, Province of Arequipa, Peru and (ii) the board of directors of the Borrower has approved the development (the "SULFIDE PROJECT") of the sulfide portion of the ore body beneath the oxide portion of the ore body currently in production, as more fully set forth in Schedule D to the Master Participation Agreement (as defined below);

     (B) WHEREAS, the Borrower, JBIC, each of the Senior Facility Lenders party thereto, and the Appointed Parties party thereto have entered into the Master Participation Agreement dated as of the date hereof (the "MASTER PARTICIPATION AGREEMENT") and the Master Security Agreement dated as of the date hereof, containing, inter alia, certain representations, warranties, and affirmative and negative covenants of the Borrower to the Senior Facility Lenders, certain uniform conditions of disbursement for the Senior Facility Loans, certain other undertakings, common events of default and security provisions for the common benefit of the Senior Facility Lenders;

     (C) WHEREAS, JBIC is a governmental financial institution of Japan which has among its objectives providing overseas investment loans to companies in developing countries in which Japanese companies invest, and has agreed, in accordance with the Japan Bank for International Cooperation Law and institutional objectives, to provide a credit facility to the Borrower, which is invested in by Japanese companies and exports a certain portion of its mining products to Japan, for purposes of developing and promoting mining activities in Peru to be carried out by the Borrower;

     (D) WHEREAS, the Borrower has requested JBIC to make funds available to the Borrower for the financing of the Sulfide Project described above in paragraph
(A)(ii); and

     (E) WHEREAS, JBIC intends that the funding of the Tranche B Loan (as defined below) shall be provided only upon disbursement of the Tranche B Loan Funds by certain financial institutions designated as the JBIC Tranche B Funding Source Banks hereunder.

     NOW THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Master Participation Agreement or the Master Security Agreement, as the case may be. In addition, the following terms shall have the following meanings:

     "ALLEGED BREACH NOTICE": as defined in Section 9.02;

     "AMORTIZATION SCHEDULE": the schedule of the dates and amounts of repayments of the Tranche A Loan and Tranche B Loan set forth in Annex B, as the same may be amended from time to time in accordance with the provisions of this Agreement;

     "AVAILABILITY PERIOD": commencing on the date on which all the conditions set forth in Section 11.01 have been satisfied and ending on the Availability Period End Date;

     "CALCULATION DATE": (i) with respect to any Interest Period, the day which is two (2) LIBOR Business Days prior to the commencement of such Interest Period; and (ii) with respect to any Overdue Period, the day which is two (2) LIBOR Business Days prior to (a) the day on which the Overdue Amount becomes due and payable (for the period from and including such due date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by JBIC, up to and excluding such date)), and (b) to the extent such overdue amount is not paid during the period described in Clause (a) above each succeeding Interest Payment Date (for the subsequent period from and including such Interest Payment Date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by JBIC, up to and excluding such date));

     "DEFAULT": any condition or event which constitutes an MPA Event of Default or a JBIC Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an MPA Event of Default or a JBIC Event of Default;

     "DISBURSEMENT DATE": each date a JBIC Disbursement is made in accordance with the provisions of this Agreement;

     "DISBURSEMENT PROCEDURES": the disbursement procedures set forth in Annex A hereto;

     "DISBURSEMENT SCHEDULE": the disbursement schedule set forth in Schedule 4 to Annex A;

     "ELIGIBLE CURRENCY": as defined in Section 2.02;

     "ENVIRONMENTAL AND SOCIAL CONSIDERATIONS": the considerations described in
Section 9.01(b);

     "FLOATING RATE": with respect to any Interest Period or any Overdue Period,
(i) the rate per annum (on the basis of a 360-day year) quoted on the Telerate Screen Page 3750 for the purpose of displaying London interbank offered rates of major banks for deposits in Dollars as the "British Bankers Association Interest Settlement Rate" in Dollars (hereinafter referred to as "BBA LIBOR"), or if such page ceases to display, such other page on Telerate or on such other service as may be selected by JBIC as suitable for determining BBA LIBOR, for a period of six (6) months, at approximately 11:00 a.m., London time, on the relevant Calculation Date, or (ii) if no rate is quoted on such pages on such Calculation Date, the average (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum for a period of six (6) months at which deposits in Dollars are offered to at least two Reference Banks, as set out below, in the London interbank market, in each case, at approximately 11:00 a.m., London time, on such Calculation Date. "REFERENCE BANKS" shall mean two or more banks selected by JBIC. In the event that such rate is not available at such time for any reason, then "Floating Rate" for such Interest Period or Overdue Period shall be determined by JBIC;

     "GUARANTEE PAYMENT": as defined in Section 5.02(b);

     "INDEMNITEE": as defined in Section 12.01(b);

     "JBIC": as defined in the Recitals hereto;

     "JBIC AGENT": Sumitomo Mitsui Banking Corporation in its capacity as JBIC Agent;

     "JBIC DISBURSEMENT": each disbursement of the JBIC Facility made in accordance with the provisions of this Agreement, or, as the context may require, the principal amount of such disbursement from time to time outstanding;

     "JBIC ENVIRONMENTAL GUIDELINES": means the Japan Bank for International Cooperation Guidelines for Confirmation of Environmental and Social Considerations, dated April, 2002, a copy of which is attached hereto as Annex E;

     "JBIC EVENT OF DEFAULT": as defined in Section 10.01(c);

     "JBIC FACILITY": as defined in Section 2.01;

     "JBIC LOAN": the aggregate principal amount of all JBIC Disbursements hereunder by JBIC to the Borrower from time to time outstanding;

     "JBIC AGENT NEW YORK DISBURSEMENT ACCOUNT": the JBIC Agent New York disbursement account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

     "JBIC AGENT TOKYO DISBURSEMENT ACCOUNT": the JBIC Agent Tokyo disbursement account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

     "JBIC AGENT NEW YORK REPAYMENT ACCOUNT": the JBIC Agent New York repayment account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

     "JBIC NEW YORK REPAYMENT ACCOUNT": the JBIC repayment account specified in Annex C (or such other account as may be designated from time to time by JBIC Agent);

     "JBIC TRANCHE B FUNDING SOURCE BANK": each of the financial institutions providing the funds for the Tranche B Loan;

     "LIBOR BUSINESS DAY": a day on which dealings in deposits in Dollars are carried on in the London interbank Euro-currency market;

     "MASTER PARTICIPATION AGREEMENT": as defined in the Recitals hereto;

     "MATERIAL PROJECT PARTY": a party to any of the Closing Documents;

     "MONTH": a period commencing on a specific day in any calendar month and ending on and including the day immediately preceding the numerically corresponding day in the next succeeding calendar month, provided that if there is no such numerically corresponding day in the next succeeding calendar month, such period shall expire on and including the last day of such next succeeding calendar month, and references to "Months" shall be construed accordingly;

     "OVERDUE AMOUNT": the Tranche A Overdue Amount and Tranche B Overdue
Amount;

     "OVERDUE INTEREST": the Tranche A Overdue Interest and Tranche B Overdue Interest;

     "OVERDUE PERIOD": the Tranche A Overdue Period and Tranche B Overdue
Period;

     "PAYMENT AMOUNT": as defined in Annex G;

     "PAYMENT PROCEDURES": the payment procedures set forth in Annex G;

     "PERSON": means any individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a sovereign state or any agency, authority or political subdivision thereof, or any international organization, agency or authority;

     "PREPAYMENT NOTICE": as defined in Section 4.03;

     "RELEVANT CURRENCY": as defined in Section 12.02;

     "REQUEST FOR DISBURSEMENT": a request given by the Borrower to the JBIC Agent in the form specified in Schedule 1 to Annex A;

     "REQUESTED DISBURSEMENT DATE": the Business Day specified in a Request for Disbursement on which the Borrower has requested JBIC to make a JBIC Disbursement pursuant to this Agreement and the Master Participation Agreement;

     "STATEMENT OF EXPENDITURES": a statement furnished by the Borrower which shall be in the form specified in Schedule 2 to Annex A;

     "TRANCHE A": as defined in Section 2.01;

     "TRANCHE A LOAN": as defined in Section 2.01;

     "TRANCHE A OVERDUE AMOUNT": as defined in Section 5.02(a);

     "TRANCHE A OVERDUE INTEREST": as defined in Section 5.02(a);

     "TRANCHE A OVERDUE PERIOD": as defined in Section 5.02(a);

     "TRANCHE B": as defined in Section 2.01;

     "TRANCHE B LOAN": as defined in Section 2.01;

     "TRANCHE B LOAN FUNDS": the funds provided by the JBIC Tranche B Funding Source Banks for the Tranche B Loans;

     "TRANCHE B OVERDUE AMOUNT": as defined in Section 5.02(b);

     "TRANCHE B OVERDUE INTEREST": as defined in Section 5.02(b); and

     "TRANCHE B OVERDUE PERIOD": as defined in Section 5.02(b).

          Section 1.02. Rules of Interpretation.

          (a) Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.02 of the Master Participation Agreement shall apply to this Agreement.

          (b) This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and conditions of the Loans. Except in connection with a breach of Section 7.02 and
Article IX, remedies shall be exercised solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement, provided that in connection with the occurrence of a JBIC Event of Default, (i) JBIC and the JBIC Agent may exercise the remedies set forth in Section 10.02 and
(ii) all other Borrower Enforcement Actions shall be exercised solely in accordance with the Master Security Agreement.

          (c) In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, except for Section 3.02, Section 4.06(b), Section 7.02, Article IX, Article X, Section 15.01,
Section 15.02 and Annex A, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

                                   ARTICLE II

                     AMOUNT OF FACILITY AND USE OF JBIC LOAN

          Section 2.01. Commitment. JBIC hereby agrees to make available to the Borrower, on and subject to the terms and conditions of this Agreement, a loan facility in Dollars in an aggregate amount not exceeding two hundred forty-seven million five hundred thousand Dollars (U.S.$247.5 million) (the "JBIC FACILITY"), consisting of (a) a loan facility in Dollars in an aggregate principal amount not exceeding one hundred seventy-three million two hundred fifty thousand Dollars (U.S.$173.25 million) (such loan facility is herein referred to as "TRANCHE A" and the aggregate principal amount of loans made under Tranche A from time to time outstanding hereunder is referred to as the "TRANCHE A LOAN") and (b) a loan facility in Dollars in an aggregate principal amount not exceeding seventy-four million two hundred fifty thousand Dollars (U.S.$74.25 million) (such loan facility is herein referred to as "TRANCHE B" and the aggregate principal amount of loans made under Tranche B from time to time outstanding hereunder is referred to as the "TRANCHE B LOAN").

          Section 2.02. Eligible Currency. The currency in which JBIC shall make JBIC Disbursements and, except as provided in Section 12.02, the Borrower shall make all payments hereunder is Dollars (the "ELIGIBLE CURRENCY").

                                   ARTICLE III

                                  DISBURSEMENT

          Section 3.01. Disbursement Procedures. Subject to the fulfillment of the conditions referred to in Article XI and the other terms and conditions of this Agreement, JBIC shall disburse the JBIC Facility only in accordance with the Disbursement Procedures. Each such JBIC Disbursement shall consist of a disbursement of the Tranche A Loan and the Tranche B Loan made at the same time and in proportion to the aggregate principal amount of Tranche A and the aggregate principal amount of Tranche B, provided that if the condition set forth in Section 11.01(c) with respect to the initial Disbursement and Section 11.02(c) with respect to all subsequent JBIC Disbursements is not met in respect of Tranche B, JBIC shall disburse only such portion of Tranche B with respect to which the JBIC Agent shall have received the corresponding portion thereof from the relevant JBIC Tranche B Funding Source Banks.

          Section 3.02. Records. The Borrower shall retain or cause to be retained until two (2) years after the Availability Period End Date all records (contracts, orders, notices, invoices, bills, receipts and other documents) evidencing the expenditures for which JBIC Disbursements are requested in accordance with Annex A hereto and shall enable representatives or agents of JBIC to examine such records.

          Section 3.03. Final Disbursement. No JBIC Disbursement shall be made by JBIC under this Agreement or the Master Participation Agreement after the Availability Period End Date, unless otherwise agreed in writing by JBIC and in accordance with Section 10.01 of the Master Participation Agreement.

                                   ARTICLE IV

                    REPAYMENT AND PREPAYMENT OF THE JBIC LOAN

          Section 4.01. Repayment of JBIC Loan. On each Payment Date, the Borrower shall repay a portion of the aggregate principal amount of the JBIC Loan outstanding on the Availability Period End Date in an amount equal to the product of such aggregate principal amount of the JBIC Loan multiplied by the percentage set forth on the Amortization Schedule with respect to such Payment Date. The final principal installment shall be repaid on the Sixteenth (16th) Payment Date and in any event shall be in an amount equal to the aggregate principal amount of the JBIC Loan outstanding on such date. The final Payment Date shall occur not later than ninety (90) months after the first Payment Date, it being understood that in no event shall the Borrower be required to repay an amount exceeding the principal amount of the JBIC Loan outstanding on such Payment Date.

          Section 4.02. Amortization Schedule.

          (a) If any prepayment of the JBIC Loan occurs, the amount prepaid shall be deducted ratably from each of the installments shown in the Amortization Schedule.

          (b) Promptly after the Availability Period End Date, or, if any adjustment pursuant to paragraph (a) of this Section 4.02 shall be made, promptly after such adjustment, the JBIC Agent (in consultation with JBIC) shall prepare and deliver to the Borrower a notice together with the adjusted Amortization Schedule setting forth the amount of each installment to be repaid by the Borrower on each Repayment Date. Such adjusted Amortization Schedule shall be conclusive in the absence of manifest error.

          Section 4.03. Voluntary Prepayment.

          (a) Except as expressly provided otherwise in the Master Participation Agreement, the Borrower may not voluntarily prepay all or any part of the JBIC Loan.

          (b) Subject to satisfaction of the terms of Sections 3.04 and 3.05 of the Master Participation Agreement, the Borrower may, on any Payment Date falling after the Completion Release Date and upon giving no less than sixty
(60) days' prior written irrevocable notice to the JBIC Agent and to JBIC (which notice shall state the amount to be prepaid and the Payment Date on which such voluntary prepayment shall be made; such notice, a "PREPAYMENT NOTICE"), prepay in advance of maturity all or any part (but if in part the amount of any prepayment shall be at least five million five hundred thousand Dollars (U.S.$5,500,000)) of the JBIC Loan, together with all interest accrued thereon up to and including the day immediately preceding the date of such prepayment. Once given, a Prepayment Notice may not be withdrawn.

          (c) In the event of a voluntary prepayment, the Borrower shall pay a prepayment premium of one-half of one per cent (0.5%) of the amount of principal amount of Tranche A to be prepaid to JBIC, which premium shall be paid simultaneously with such prepayment (the "PREPAYMENT PREMIUM"). Once the date for any voluntary prepayment has been notified pursuant to clause (b) above, such date shall be deemed as the due date for the amounts to be paid on that date (including the Prepayment Premium), and should the Borrower fail to pay any such amount on such date, the Borrower shall pay interest on such overdue principal and/or interest and/or Prepayment Premium. Any request for prepayment made by the Borrower in accordance with this Agreement shall be irrevocable and the Borrower shall be bound to prepay the JBIC Loan in accordance therewith.

          (d) Partial prepayments shall be applied to the JBIC Loan in accordance with Section 3.08 of the Master Participation Agreement.

          Section 4.04. Mandatory Prepayment. The Borrower shall prepay the JBIC Loan in accordance with the terms of Section 3.06 of the Master Participation Agreement.

          Section 4.05. Amounts Prepaid. Amounts prepaid pursuant hereto shall not be reborrowed.

          Section 4.06. Suspension and Termination of JBIC Commitment.

          (a) JBIC or the JBIC Agent may, by notice to the Borrower, suspend the commitment to make available the JBIC Facility under the circumstances set forth in Section 3.10 of the Master Participation Agreement.

          (b) JBIC or the JBIC Agent may, by notice to the Borrower terminate the commitment to make available the JBIC Facility in accordance with Section 10.02.

                                    ARTICLE V

                 INTEREST, COMMITMENT CHARGE AND OVERDUE PAYMENT

          Section 5.01. Interest. The Borrower shall pay interest on the JBIC Loan for each Interest Period at the rate of (a) in the case of Tranche A, the Floating Rate for such Interest Period plus (i) prior to the Completion Release Date 0.875% per annum and (ii) following the Completion Release Date 1.475% per annum and (b) in the case of Tranche B, the Floating Rate for such Interest Period plus (i) prior to the Completion Release Date 1.35% per annum and (ii) following the Completion Release Date 1.85% per annum. Such interest shall be paid in arrears in respect of the Tranche A Loan and Tranche B Loan on each Interest Payment Date for each Interest Period.

          Section 5.02. Overdue Payment.

          (a) If the Borrower fails to pay any principal or interest payable under this Agreement with respect to Tranche A on the due date thereof (such overdue amount being hereinafter referred to as the "TRANCHE A OVERDUE AMOUNT"), the Borrower shall pay JBIC interest (hereinafter referred to as the "TRANCHE A OVERDUE INTEREST") on such Tranche A Overdue Amount for the period from and including the due date thereof up to and excluding the date of actual receipt of the payment by JBIC (hereinafter referred to as the "TRANCHE A OVERDUE PERIOD") on demand, to the fullest extent permitted by applicable law, at the applicable interest rate and margin set forth in Section 5.01 plus 2% per annum on each Calculation Date. Such Tranche A Overdue Interest shall accrue after as well as before judgment and in accordance with Section 5.04. Interest at the rate stipulated in Section 5.01 shall not accrue on any Tranche A Overdue Amount during this Period.

          (b) If the Borrower fails to pay any principal or interest payable under this Agreement with respect to Tranche B on the due date thereof (such overdue amount being hereinafter referred to as the "TRANCHE B OVERDUE AMOUNT"), the Borrower shall pay JBIC interest (hereinafter referred to as the "TRANCHE B OVERDUE INTEREST") on such Tranche B Overdue Amount for the period from and including the due date thereof up to and excluding the date of actual receipt of the payment by JBIC (hereinafter referred to as the "TRANCHE B OVERDUE PERIOD") on demand, to the fullest extent permitted by applicable law, at the applicable interest rate and margin set forth in Section 5.01 plus 2% per annum on each Calculation Date provided that, if JBIC has made a payment to the JBIC Tranche B Funding Source Banks, under a political risk guarantee issued to such JBIC Tranche B Funding Source Banks (a "GUARANTEE PAYMENT"), interest on such portion of the Tranche B Overdue Amount equal to the amount of the Guarantee Payment shall accrue at a rate per annum equal to the reasonably evidenced costs of funds to JBIC of funding such Guarantee Payment from time to time, as determined by JBIC in its sole discretion (if such rate is greater than the applicable interest rate and margin set forth in Section 5.01(b)), plus 2% per annum. Such Tranche B Overdue Interest shall accrue after as well as before judgment and in accordance with Section 5.04. Interest at the rate stipulated in Section 5.01 shall not accrue on any Tranche B Overdue Amount during the Tranche B Overdue Period.

          (c) Upon request by the Borrower, the JBIC Agent will promptly notify the Borrower of the Floating Rate so determined by JBIC, provided that the Borrower's obligation to pay such Tranche A Overdue Interest and Tranche B Overdue Interest shall not be conditional upon notification of the relevant rate to the Borrower by the JBIC Agent and such determination by JBIC shall be conclusive absent manifest error.

          (d) Payment of interest by the Borrower in accordance with clause (a) above shall not prejudice the right of JBIC to exercise any other of its rights or claims hereunder, at law or otherwise to remedy any such failure to pay any amount on the due date for payment hereunder.

          Section 5.03. Commitment Charge.

          (a) The Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan a commitment charge on the daily unutilized portion of Tranche A, as such Tranche A may be reduced or terminated as contemplated by Section 2.03 of the Master Participation Agreement, at the rate of 0.25% per annum, and such commitment charge shall accrue from and including the date hereof to and including the Availability Period End Date. Such commitment charge shall be payable in arrears on each Interest Payment Date and on each date falling three
(3) calendar months after each such Interest Payment Date for the period commencing on the date hereof (in the case of the first payment of such commitment charge) or the immediately preceding Interest Payment Date or the date falling three (3) calendar months thereafter (in the case of each subsequent payment of such commitment charge) and ending on the day immediately preceding such subsequent Interest Payment Date or the date falling three (3) calendar months thereafter, with the last installment of such commitment charge to be paid on the Availability Period End Date.

          (b) The Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan a commitment charge on the daily unutilized portion of Tranche B, as such Tranche B may be reduced or terminated as contemplated by Section 2.03 of the Master Participation Agreement, at the rate of 0.25% per annum, and such commitment charge shall accrue from and including the date hereof to and including the Availability Period End Date. Such commitment charge shall be payable in arrears on each Interest Payment Date and on each date falling three
(3) calendar months after each such Interest Payment Date for the period commencing on the date hereof (in the case of the first payment of such commitment charge) or the immediately preceding Interest Payment Date or the date falling three (3) calendar months thereafter (in the case of each subsequent payment of such commitment charge) and ending on the day immediately preceding such subsequent Interest Payment Date or the date falling three (3) calendar months thereafter, with the last installment of such commitment charge to be paid on the Availability Period End Date.

          Section 5.04. Basis of Calculation.

          (a) Interest on Tranche A shall accrue on a day-to-day basis and be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (U.S.$0.01) being disregarded). Notwithstanding anything to the contrary in the Master Participation Agreement or any other Financing Document, interest on the JBIC Tranche A Loan shall commence to accrue from the date of the JBIC Disbursement in Tokyo, Japan and shall cease to accrue only upon receipt by the JBIC Agent of payment of such interest in New York, New York at the JBIC Agent New York Repayment Account.

          (b) Interest on Tranche B shall accrue on a day-to-day basis and be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (U.S.$0.01) being disregarded). Notwithstanding anything to the contrary in the Master Participation Agreement or any other Financing Document, interest on the JBIC Tranche B Loan shall commence to accrue from the date of the JBIC Disbursement in Tokyo, Japan and shall cease to accrue only upon receipt by the JBIC Agent of payment of such interest in New York, New York at the JBIC Agent New York Repayment Account.

          Section 5.05. Up-front Fee. Subject to Section 12.21(e) of the Master Participation Agreement, the Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan (i) an up-front fee with respect to the Tranche A Loans in the amount of 0.85% times the aggregate principal amount of Tranche A on the earlier of the Closing Date and the date that is 30 (thirty) days after the date of this Agreement; and (ii) an up-front fee with respect to the Tranche B Loans in the amount of 1.10% times the aggregate principal amount of Tranche B on the earlier of the Closing Date and the date that is 30 (thirty) days after the date of this Agreement.

          Section 5.06. Agency Fee. The Borrower shall pay to the JBIC Agent in respect of this Agreement, the Master Participation Agreement and any other Financing Documents all fees provided for in the fee letters executed between the Borrower and the JBIC Agent, the amount and method of payment of which shall be agreed separately in such fee letters.

          Section 5.07. Promissory Notes. (a) As additional evidence of the Borrower's obligation to pay the principal of the JBIC Loans as provided in
Section 4.01 hereof, the Borrower shall execute and deliver to the JBIC Agent on behalf of JBIC Promissory Notes issued by the Borrower, in substantially the form set forth in Annex H, with a dual column translation into Spanish to be included therein, in accordance with Section 2.08 of the Master Participation Agreement.

          (b) The execution and delivery by the Borrower of the Promissory Notes shall not affect in any way whatsoever the rights or obligations of the Borrower under this Agreement, and the right and claims of JBIC under the Promissory Notes held by it shall not replace or supersede the rights and claims of JBIC hereunder, provided that payment of any part of the principal of any such Promissory Note in accordance with the terms of this Agreement shall, to the extent that such payment if made hereunder would discharge the Borrower's obligations hereunder in respect of the payment of the principal of the JBIC Loan evidenced by such Promissory Note, discharge pro tanto and the payment of any principal of a JBIC Loan in accordance with the terms and conditions hereof shall discharge the obligations of the Borrower under the Promissory Note evidencing such JBIC Loan to the extent of such payment.

                                   ARTICLE VI

                              PAYMENTS AND CURRENCY

          Section 6.01. Place and Time of Payment. (a) All payments shall be made in accordance with the Payment Procedures set forth in Annex G (or such other payment procedures as may be agreed by the parties from time to time).

          (b) All payments to be made by the Borrower under this Agreement and the Promissory Notes shall be paid in the Eligible Currency (or, if made pursuant to Article XII, in the Relevant Currency) in immediately available funds to the JBIC Agent at the JBIC Agent New York Repayment Account. In all cases payment shall be required to be made to the JBIC Agent no later than 11:00 a.m., New York time, on the relevant Payment Date. Any payment made on such due date but after such time shall be deemed to have been made on the immediately succeeding Business Day, and Tranche A Overdue Interest pursuant to Section 5.02(a) and Tranche B Overdue Interest pursuant to Section 5.02(b) shall accrue and be payable upon any payment so made. So long as the JBIC Agent receives each such payment by 11:00 a.m., New York time, the JBIC Agent shall transfer such funds to (i) JBIC at the JBIC New York Repayment Account and (ii) to the Tranche B Funding Source Banks to such account as may be designated from time to time by each of the Tranche B Funding Source Banks, in each case on the same Business Day no later than 12:00 p.m., New York time.

          Section 6.02. Payments to be Free of Claims and Taxes. Section 3.09 of the Master Participation Agreement, as qualified by Section 12.13 of the Master Participation Agreement, is incorporated by reference as is fully set forth herein.

          Section 6.03. Payments in Eligible Currency. The obligation of the Borrower hereunder to make payments in the Eligible Currency or the Relevant Currency, as the case may be, shall not be discharged or satisfied by any amount, tender or recovery (whether pursuant to any judgment or otherwise) expressed, paid or made in or converted into any currency other than the Eligible Currency or the Relevant Currency, as the case may be, except to the extent to which such amount, tender or recovery so expressed, paid, made or converted shall result in the effective receipt by JBIC of the full amount of the Eligible Currency or the Relevant Currency, as the case may be, payable to JBIC hereunder at any relevant time and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Eligible Currency or the Relevant Currency, as the case may be, of the amount (if any) by which such effective receipt shall fall short of the full amount of the Eligible Currency or the Relevant Currency, as the case may be, payable hereunder, and shall not be affected by judgment being obtained for any other sum due under this Agreement.

          Section 6.04. Payment to be made on Business Day. If any payment to be made by the Borrower hereunder falls due on any day which is not a Business Day, such payment shall be made on the immediately following Business Day and the amount of interest shall be adjusted accordingly.

          Section 6.05. Borrower Acknowledgment. The Borrower hereby acknowledges and agrees that any assignee of or a holder of a participation or other interest in the JBIC Loan (including each of the JBIC Tranche B Funding Source Banks) shall be entitled through the JBIC Agent and without duplication to the rights and benefits under each of Sections 6.02, 12.01, 12.02, 12.03 and
12.04 of this Agreement and Sections 3.11, 3.12 and 12.21 of the Master Participation Agreement, as if each such provision named, and operated directly in favor, of such assignee or holder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          Section 7.01. Representations and Warranties. The Borrower has given certain representations and warranties set forth in Article VI of the Master Participation Agreement. The rights of JBIC in respect of such representations and warranties are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 7.02. JBIC Environmental Guidelines. The Borrower represents and warrants that except as disclosed in Annex I, as of the date hereof and as of the Closing Date, the construction activities conducted in connection with the Sulfide Project and the operations and properties of the Borrower are in compliance with the JBIC Environmental Guidelines, except for any immaterial issues of non-compliance of which the Borrower is not specifically aware and as to which no remedial action has been requested by any applicable Governmental Authority.

                                  ARTICLE VIII

                                    COVENANTS

          Section 8.01 Master Participation Agreement Covenants. The Borrower has undertaken certain covenants as set forth in Article VII of the Master Participation Agreement. The rights of JBIC in respect of such covenants are set forth in the Master Participation Agreement and the Master Security Agreement.

                                   ARTICLE IX

                     ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

          Section 9.01. Environmental and Social Considerations.

          (a) The Borrower shall construct the Sulfide Project and operate the Business in compliance with the JBIC Environmental Guidelines. If, due to unforeseen circumstances, the Borrower learns that it is not in compliance with the JBIC Environmental Guidelines, the Borrower shall promptly report such non-compliance to JBIC.

          (b) The Borrower shall implement and maintain an environmental monitoring program which monitors the environmental compliance of the Borrower and its Business in accordance with Section 7.23 of the Master Participation Agreement. The Borrower shall, upon JBIC's reasonable request, report to JBIC on measures and monitoring related to environmental and social considerations (hereinafter referred to as the "ENVIRONMENTAL AND SOCIAL CONSIDERATIONS") undertaken by the Borrower in connection with its compliance with the JBIC Environmental Guidelines (including, to the extent applicable, on the results of discussions with stakeholders of the Business held in accordance with clause (c) below). Such report shall be in form and substance reasonably satisfactory to JBIC and shall address, among other matters, measures taken by the Borrower with respect to air pollution, water pollution and disposal of wastes as they relate to the Business. From and after the date of Start-up of Commercial Production, the Borrower shall provide an annual environmental compliance report, in the form attached hereto as Annex D, by no later than March 31st of each year. The Borrower shall provide promptly upon request such other items as may be reasonably requested in writing from time to time by JBIC or the JBIC Agent with respect to the Borrower's compliance with Applicable Environmental Laws and the JBIC Environmental Guidelines.

          (c) If any problems regarding the Environmental and Social Considerations arise, the Borrower shall make reasonable efforts for discussions to be held between the Borrower and stakeholders of the Business (including, to the extent applicable, local residents and local NGOs affected by the Project).

          (d) When the Government of the Republic of Peru (including local governments) and other stakeholders of the Business have important roles to play in terms of the Environmental and Social Considerations, the Borrower shall endeavor to enter into agreements with such parties.

          (e) If JBIC reasonably believes that the Borrower is not in compliance with the JBIC Environmental Guidelines, JBIC or the JBIC Agent shall have the right to notify the Borrower of the same and to request discussion with the Borrower concerning such non-compliance. If, following discussion of such non-compliance, JBIC continues to reasonably believe that the Borrower is not in compliance with the JBIC Environmental Guidelines, JBIC shall have the right to require that the Borrower permit JBIC, any environmental consultant chosen by JBIC or any agent or representative thereof access to the Project Property, in each case (i) at the expense of the Borrower and (ii) subject to the confidentiality provisions set forth in Section 15.01.

          Section 9.02. Effect of Breach of Environmental and Social Considerations. If the Borrower is in breach in any material respect of its obligations under Section 9.01, then, after consultation between JBIC and the Borrower, JBIC may send to the Borrower a notice of such breach (an "ALLEGED BREACH NOTICE"). Thereafter, JBIC shall have the right to require that the Borrower permit JBIC, any environmental consultant chosen by JBIC or any agent or representative thereof access to the Project Property, (i) in each case at the expense of the Borrower and (ii) subject to the confidentiality provisions set forth in Section 15.01. If such breach remains uncured within ninety (90) days after the receipt by the Borrower of an Alleged Breach Notice, JBIC or the JBIC Agent may, by notice to the Borrower, declare that a JBIC Event of Default has occurred in accordance with Section 10.01(c)(iii). Notwithstanding the foregoing, the parties acknowledge that neither JBIC nor the JBIC Agent shall have the right to declare the occurrence of a JBIC Event of Default, if the Borrower has within such ninety (90) day period adopted a plan reasonably acceptable to JBIC to cure such breach and thereafter diligently implements such plan.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

          Section 10.01. Events of Default. (a) Article IX of the Master Participation Agreement is incorporated by reference herein as if fully set forth herein in accordance with their terms, unless waived in accordance with the Master Participation Agreement.

          (b) Upon the occurrence and Continuance of an MPA Event of Default, JBIC shall have each of the rights and remedies provided in Article V of the Master Security Agreement exercisable only pursuant and in accordance to the terms thereof.

          (c) Each of the following events shall be a "JBIC EVENT OF DEFAULT" under this Agreement:

                    (i) if the SMM Concentrate Sales Agreement is terminated or cancelled for any reason or amended, supplemented or otherwise modified to reduce the quantity of minimum annual purchases thereunder or to reduce the term thereof, and the same is not replaced within one hundred eighty (180) days with equivalent arrangements acceptable to JBIC with customers in Japan;

                    (ii) if either SC or SMM is in breach of its obligations under Section 2.01(c) of the Transfer Restrictions Agreement or the Sumitomo Participant (or any Sumitomo Affiliate Transferee) makes or permits a Transfer of its Restricted Common Stock that requires the prior written consent of JBIC in accordance with Section 2.02(d) of the Transfer Restrictions Agreement without the prior written consent of JBIC; or

                    (iii) if at any time (i) JBIC shall declare the existence of a JBIC Event of Default in accordance with the requirements of Section 9.02 or
(ii) the representation and warranty made by the Borrower under Section 7.02 shall prove to have been false when made in any material respect and is not corrected or cured within ten (10) Business Days after notice from JBIC or the JBIC Agent specifying such breach and requesting that it be remedied.

          Section 10.02. Consequences of JBIC Event of Default. Upon the occurrence of a JBIC Event of Default pursuant to Section 10.01, JBIC or the JBIC Agent (acting on behalf of JBIC) may, by notice to the Borrower, take the following actions, so long as such actions are taken concurrently: (i) terminate its commitment to make available the JBIC Facility and (ii) declare the JBIC Loan then outstanding, together with accrued interest and any other charges thereon, to be immediately due and payable.

                                   ARTICLE XI

                              CONDITIONS PRECEDENT

          Section 11.01. Conditions Precedent to Initial Disbursement. The obligation of JBIC to make the initial JBIC Disbursement under this Agreement shall be subject to (a) the fulfillment, in a manner satisfactory to JBIC, prior to or concurrently with the making of such initial JBIC Disbursement, of the conditions precedent set forth in Section 5.01 of the Master Participation Agreement (or waiver thereof in accordance with Section 5.01 of the Master Participation Agreement), which conditions are incorporated by reference herein as if fully set forth herein; (b) the fulfillment of the conditions set out in clause (1) of Annex A attached hereto (or waiver thereof by JBIC in accordance with Section 5.01 of the Master Participation Agreement); and (c) with respect to any JBIC Disbursement of Tranche B, the JBIC Agent shall have received the corresponding portion of Tranche B from each JBIC Tranche B Funding Source Bank.

          Section 11.02. Conditions to Subsequent JBIC Disbursements. The obligation of JBIC to make any JBIC Disbursement under this Agreement subsequent to the initial JBIC Disbursement shall be subject to (a) the fulfillment, in a manner satisfactory to the Requisite Lenders, prior to or concurrently with the making of such JBIC Disbursement, of the conditions precedent set forth in
Section 5.02 of the Master Participation Agreement (or waiver thereof in accordance with Section 5.02 of the Master Participation Agreement), which conditions are incorporated by reference herein as if fully set forth herein;
(b) the fulfillment of the conditions set out in paragraph (1) of Annex A attached hereto (or waiver thereof in accordance with Section 5.02 of the Master Participation Agreement); and (c) with respect to any JBIC Disbursement of Tranche B, the JBIC Agent shall have received the corresponding portion of Tranche B from each JBIC Tranche B Funding Source Bank.

                                   ARTICLE XII

                            TAXES, FEES AND EXPENSES

          Section 12.01. Indemnification for Taxes, Fees and Expenses. The Borrower shall pay or cause to be paid and shall indemnify JBIC and the JBIC Agent against:

          (a) Without duplication of the Borrower's obligations under Section
12.21 of the Master Participation Agreement, the Borrower agrees (i) to pay or reimburse each of JBIC and the JBIC Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, waiver or modification of this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, any documentary taxes and the reasonable fees, disbursements and other charges of external counsel to each of JBIC and the JBIC Agent, and (ii) to pay or reimburse each of JBIC and the JBIC Agent for all its reasonable costs and expenses incurred in connection with any amendment, supplement or modification to, or waiver in respect of this Agreement, or its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, the reasonable fees, disbursements and other charges of external counsel, provided in each case JBIC or the JBIC Agent shall first have provided the Borrower with a receipt and supporting documentation certifying the amount of such costs and expenses and that the relevant amounts shall be due and payable 30 days thereafter. The agreements in this Section shall survive repayment of the Advances, provided that no claims shall be made by JBIC or the JBIC Agent under this Section after the first anniversary of the termination of this Agreement and repayment of the Advances and all other amounts payable hereunder. Notwithstanding the foregoing, and subject to Section 3.01 hereof, the Borrower shall have no obligation to indemnify either JBIC or the JBIC Agent against any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, disbursements, or expenses arising out of the failure of JBIC or the JBIC Agent, as the case may be, upon satisfaction of all conditions set forth in
Article XI, to disburse the amount required to be disbursed hereunder.

          (b) Without duplication of the Borrower's obligations under Section
12.21 of the Master Participation Agreement, the Borrower shall indemnify the JBIC Agent and JBIC, and each Related Party of the JBIC Agent or JBIC (each an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the JBIC Loan or the use of the proceeds therefrom or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are incurred by reason of the negligence or willful misconduct of such Indemnitee; provided further that in each case JBIC or the JBIC Agent shall first have provided the Borrower with a certificate setting forth the amount of such losses, claims, damages, liabilities and related expenses, together with reasonable evidence of payment therefore.

          Section 12.02. Relevant Currency. All amounts payable by the Borrower under this Article XII in respect of any tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability shall be payable in the currency in which such tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability is denominated or, if JBIC or the JBIC Agent shall so request, in any other currency at the current exchange rate specified by JBIC or the JBIC Agent (such denominated or other currency, the "RELEVANT CURRENCY").

                                  ARTICLE XIII

                         GOVERNING LAW AND JURISDICTION

          Section 13.01. GOVERNING LAW. IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 13.02. Good Faith Consultation. The parties hereto undertake to use good faith efforts to resolve any dispute arising out of or in connection with this Agreement through consultation in good faith and mutual understanding, provided that such consultation shall not prejudice the exercise of any right or remedy of either party hereto by any such party in respect of any such dispute.

          Section 13.03. Submission to Jurisdiction. The provisions of Section
12.16 of the Master Participation Agreement are incorporated by reference herein as if fully set forth herein.

          Section 13.04. WAIVER OF TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE ACTIONS OF ANY OTHER PERSON PARTY HERETO OR THERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                   ARTICLE XIV

                                   JBIC AGENT

          Section 14.01. Appointment of JBIC Agent. JBIC hereby appoints Sumitomo Mitsui Banking Corporation to act as JBIC's agent in connection herewith, the Master Participation Agreement and any other related agreements to which JBIC and the JBIC Agent are parties, and any other Financing Document and authorizes the JBIC Agent to exercise such rights, powers and discretions as are specifically delegated to the JBIC Agent by the terms hereof and thereof together with all such rights, powers and discretions as are reasonably incidental thereto. The Borrower hereby acknowledges that JBIC has irrevocably appointed and authorized the JBIC Agent to act on its behalf in all matters related to this Agreement, the Master Participation Agreement, the other Financing Documents and any other related agreement to which JBIC and the JBIC Agent are parties. The JBIC Agent shall be obligated to perform only those duties and responsibilities specifically set out in this Agreement, any other Financing Documents and any other related Agreement to which JBIC and the JBIC Agent are parties, and the parties hereto agree that there shall be no implied covenants or obligations arising under this Agreement or any other Financing Document on the part of the JBIC Agent.

          Section 14.02. Tax Certification. The JBIC Agent shall, from time to time following receipt of a written request therefor by the Borrower, furnish to the Borrower a certification as to the fact that the JBIC Agent is "unrelated" to the Borrower, in the form set forth in Annex F, and any other certification as may be necessary under Peruvian law to qualify for a reduced rate of withholding tax.

                                   ARTICLE XV

                                  MISCELLANEOUS

          Section 15.01. Confidentiality.

          (a) Each party to this Agreement shall maintain the confidentiality of all information disclosed to it concerning this Agreement and the JBIC Facility and shall, unless otherwise required by law, not voluntarily disclose it without the prior written consent of the other parties hereto to anyone other than to the directors, officers, employees, accountants, consultants, counsel and representatives of the parties hereto, or any proposed transferee of the Tranche B Loan with a reasonable need to know such information (provided, in the case of such a proposed transferee or participant, that such transfer is permissible under this Agreement and provided further, in a proposed transferee or participant, the proposed transferee or participant, as the case may be, first agrees in writing to be subject to this Section 15.01), except that this provision shall not prevent the parties from disclosing information that (i) becomes generally available to the public other than as a result of a disclosure by such Person or its representatives in violation of this Agreement, (ii) is or becomes available to such Person on a non-confidential basis from a source other than the parties hereto when such source is entitled to make such disclosure or
(iii) subject to paragraph (c) below, is required to be disclosed in accordance with any applicable Governmental Rule.

          (b) If such information is so disclosed to any Person, the disclosing party agrees to instruct such Person to keep such information confidential.

          (c) If such information is required to be disclosed in accordance with any applicable Governmental Rule, unless specifically prohibited by applicable law or court order, the disclosing party shall, prior to disclosure thereof, use its best efforts to notify the other parties hereto of any request for disclosure of any such information (i) by any Governmental Authority (other than any such request in connection with an examination of the financial condition of any Senior Facility Lender) or (ii) pursuant to any legal process, so that in each case the other parties hereto may seek an appropriate protective order to maintain the confidentiality of such information.

          (d) The agreements in this Section 15.01 shall survive the termination of this Agreement.

          Section 15.02. No Assignment; Funding. This Agreement shall be binding upon and inure to the benefit of the Borrower, JBIC and their respective successors and assigns; provided that the Borrower may not assign any or all of its rights or obligations hereunder to any Person in any manner whatsoever without the prior written consent of JBIC. The Borrower acknowledges and agrees that the Tranche B Loan shall be provided only upon disbursement of the Tranche B Loan Funds by the JBIC Tranche B Funding Source Banks.

          Section 15.03. No Waiver, Remedies Cumulative. No failure or delay in exercising on the part of JBIC any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof, or the exercise of any other right. No waiver by JBIC hereunder shall be effective unless it is in writing. The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

          Section 15.04. Partial Illegality. If at any time any provision hereof becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity nor enforceability of any other provision hereof shall in any way be affected or impaired thereby.

          Section 15.05. Communications. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

If to the Borrower:     Sociedad Minera Cerro Verde S.A.A.
                        Asiento Minero Cerro Verde S/N
                        Uchumayo - Arequipa
                        Peru
                        Attention: General Manager
                        Telephone: (054) 283-363
                        Facsimile: (054) 283-376

With a copy to PDC, at: Phelps Dodge Tower
                        1 North Central Avenue
                        Phoenix, Arizona 85004
                        U.S.A.
                        Attention: Treasurer
                        Telephone: (602) 366-8100
                        Facsimile: (602) 366-8150

If to JBIC:             Japan Bank for International Cooperation
                        4-1, Ohtemachi 1 - Chome
                        Chiyoda-ku
                        Tokyo, Japan 100 - 8144
                        Attention: Director, Division 1,
                                   Project Finance Department
                        Telephone: +81-3-5218-3812
                        Facsimile: +81-3-5218-3976

If to the JBIC Agent:   Sumitomo Mitsui Banking Corporation
                        Structured Finance Department
                        1-2, Yurakucho 1 - Chome
                        Chiyoda-ku
                        Tokyo, Japan 100 - 0006
                        Attention: Credit Control & Administration Group
                        Telephone: +81-3-3592-8244
                        Facsimile: +81-3-3580-8432

or in each case to such other address as any party hereto may designate by written notice to the other party hereto.

     Notices, requests, demands or other communications given or made as aforesaid (i) by registered air mail shall be deemed to have been duly given or made seven (7) Business Days after being deposited in the mails, and (ii) by internationally recognized courier service or by facsimile shall be deemed to have been duly given or made when the internationally recognized courier service or facsimile or is duly received by the recipient.

          Section 15.06. Use of English Language. All documents to be furnished or notices, requests or other communications to be given or made under this Agreement shall, unless specified otherwise in this Agreement, be in the English language or, if in another language, shall, if JBIC so requests, be accompanied by a translation into English certified by a representative of the Borrower.

          Section 15.07. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Borrower, the JBIC Agent and JBIC, except that neither the Borrower nor the JBIC Agent may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of JBIC.

          Section 15.08. Further Assurances. The Borrower agrees to cooperate with JBIC in connection with the exercise of any of its rights hereunder and agrees, promptly upon request by JBIC or the JBIC Agent, to execute, acknowledge and deliver all further instruments and documents, and take all such further acts, consistent with legal and regulatory restrictions applicable to the Borrower, as JBIC or the JBIC Agent may reasonably request from time to time in order to carry out the purposes hereof or to enable JBIC to exercise and enforce its rights and remedies hereunder.

          Section 15.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 15.10. Abbreviation. This Agreement shall be referred to as the "JBIC LOAN TO CERRO VERDE" in communications between the Borrower and JBIC, as well as in relevant documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower, JBIC and the JBIC Agent, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first written above.

JAPAN BANK FOR INTERNATIONAL COOPERATION:   SOCIEDAD MINERA CERRO VERDE S.A.A.:


By:                                         By:
    -------------------------------------       --------------------------------
Name:                                       Name:
      -----------------------------------         ------------------------------
Title:                                      Title:
       ----------------------------------          -----------------------------


SUMITOMO MITSUI BANKING CORPORATION:


By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

                                                                         ANNEX A

                             DISBURSEMENT PROCEDURES

     Unless otherwise agreed in writing by the parties to this Agreement, JBIC Disbursements under this Agreement and the Master Participation Agreement shall be made in accordance with the following procedures:

          1. REQUEST FOR DISBURSEMENT

          1.1 Simultaneously with the execution of this Agreement, the Borrower shall deliver to JBIC and the JBIC Agent a proposed schedule of disbursement for the JBIC Loan substantially in the form of Schedule 4 to this Annex A.

          1.2 The Borrower shall, at least fifteen (15) Business Days prior to the intended date of Disbursement, submit to the JBIC Agent a duly completed Request for Disbursement substantially in the form of Schedule 1 to this Annex A signed by the Borrower and accompanied by a duly completed and signed Statement of Expenditures substantially in the form of Schedule 2 to this Annex A.

          1.3 The Statement of Expenditures shall include the expenditures already paid by the Borrower as Project Costs or estimated to be paid through the relevant Disbursement Date. The Statement of Expenditures may also include the expenditures that are scheduled to be paid by the Borrower during the ninety
(90) day period after the date of the relevant Statement of Expenditures (the "Estimated Expenditures"), provided that should any Statement of Expenditures include the Estimated Expenditures, the Borrower shall submit to the JBIC Agent the revised relevant Statement of Expenditures promptly after such period.

          1.4 In the event that any expenditure shown in a Statement of Expenditures is incurred in a currency other than the Eligible Currency, such amounts shall be converted into the Eligible Currency at a rate of exchange reasonably chosen by the Borrower and used by the Borrower for the preparation of its financial statements, as set forth in the Statement of Expenditures.

          1.5 The Request for Disbursement and the Statement of Expenditures shall be reviewed by the JBIC Agent as to its compliance with the provisions of this Agreement. If the Request for Disbursement will result in breach of any provision of this Agreement, the JBIC Agent, after consultation with JBIC, may reject such Request for Disbursement.

          2. DISBURSEMENT

          2.1 Subject to the terms and conditions of this Agreement, including without limitation, Sections 11.01 and 11.02 and this Annex A, the JBIC Agent shall, upon its receipt, notify JBIC of the date and the amount of the requested JBIC Disbursement in a Request for Disbursement. On each Disbursement Date before the close of business in Tokyo, JBIC shall disburse the Tranche A Loans to the JBIC Agent Tokyo Disbursement Account and on or prior to 12:00 p.m., New York time, the JBIC Tranche B Funding Source Banks shall disburse the

Tranche B Loans into the JBIC Agent New York Disbursement Account and the Disbursement Procedures set forth in Annex G (or such other procedures as may be agreed by the parties from time to time) shall be observed, provided that, if the said intended date of the JBIC Disbursement is not a Business Day, such JBIC Disbursement shall be made on the immediately succeeding Business Day.

          2.2 Notwithstanding the foregoing, JBIC shall be deemed to have made a JBIC Disbursement to the Borrower at the time when JBIC disburses the Tranche A Loans to the JBIC Agent Tokyo Disbursement Account and the Tranche B Loans are disbursed into the JBIC Agent New York Disbursement Account in accordance with
Section 2.1 and shall, as from the date of such disbursement, constitute a valid and binding obligation upon the Borrower in respect of repayment of the corresponding amount of the JBIC Loan and the payment of interest and any other amount payable hereunder in relation thereto, each in accordance with and in the manner contemplated by this Agreement.

          2.3 No more than one (1) JBIC Disbursement shall be made hereunder in any calendar month period. In addition, no JBIC Disbursement shall be made during any thirty (30) day period immediately preceding the date of payment of commitment charges pursuant to Section 5.03.

          2.4 In the event that the total amount set forth in the Statement of Expenditures with respect to any JBIC Disbursement is less than the amount of the JBIC Disbursement requested in the relevant Request for Disbursement, then the JBIC Disbursement shall be made only up to the amount set forth in such Statement of Expenditures. Except with respect to the last JBIC Disbursement, each JBIC Disbursement shall not be less than five hundred thousand Dollars (U.S.$500,000).

          2.5 Promptly after the JBIC Disbursement is made, the JBIC Agent shall
(i) notify the Borrower of the date and amount of the Disbursement by sending two (2) original copies of the Table of Disbursements (the "Table of Disbursements") substantially in the form of Schedule 3 to this Annex A to the Borrower and (ii) send a copy thereof to JBIC. The Borrower, promptly after receipt thereof, shall (i) duly acknowledge and confirm such Table of Disbursements and return one (1) original copy to the JBIC Agent and (ii) send a copy thereof to JBIC.

          3. GENERAL

     On each day on which a JBIC Disbursement shall be made, the amount of the Facility shall be reduced by the amount of such JBIC Disbursement. Notwithstanding any provision of this Agreement to the contrary, JBIC shall not be required to make any JBIC Disbursement hereunder if, as a result thereof, the amount of the Facility would thereby be exceeded. JBIC Disbursements will be made only during the Availability Period.

                                                                      Schedule 1

                            Request for Disbursement
                         (Re: JBIC Loan to Cerro Verde)

                                                          Date: ________________
                                                          Serial No.: __________

Sumitomo Mitsui Banking Corporation, as JBIC Agent
[Address]

Attn: [Director]
      [Name of Department]

Dear Sirs:

     Pursuant to Section 1.2 of Annex A to the JBIC Loan Agreement dated Ocotber 5th, 2005 among Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower, and Sumitomo Mitsui Banking Corporation, as JBIC Agent (the "JBIC Loan Agreement") (JBIC Loan to Cerro Verde) (terms defined in the JBIC Loan Agreement (including those defined by reference to the Master Participation Agreement referred to therein) have the same meaning herein), we hereby request JBIC to disburse the amount specified below.

Date of JBIC Disbursement:

Disbursement Amount in the Eligible Currency:   Tranche A [____________]
                                                Tranche B [____________]

     Please make a JBIC Disbursement of the above-mentioned amount by means of a telegraphic transfer into the following account.

Bank Name/Branch Name:  Sumitomo Mitsui Banking Corporation
Address of the Branch:
Account Name/Account Number:
Reference:
Attn:

     The current outstanding principal amount of the [JBIC Loan] excluding the amount set forth in this Request for Disbursement is:

                                                Tranche A: [____________]
                                                Tranche B: [____________]

     We enclose the Statement of Expenditures specifying the above-mentioned amount for the JBIC Disbursement.

     We hereby certify (i) that no Default has occurred and is continuing or would result from the making of such Disbursement (ii) that such JBIC Disbursement is in accordance with the Table of Disbursements (attached hereto as Schedule 3), (iii) that the proceeds of such JBIC Disbursement are (a) to be used solely to pay expenditures (x) already paid by the Borrower as Project Costs, (y) estimated to be paid through the relevant Disbursement Date, or (z) that are scheduled to be paid by the Borrower as Project Costs during the ninety
(90) day period after the relevant Disbursement Date and (b) are necessary to pay such Project Costs already paid, due or projected to become due within ninety (90) days after such Requested Disbursement Date (other than in cases of Punchlist Items on the final JBIC Disbursement), and (iv) that each of the conditions precedent set forth in Section [5.01/5.02(2)] of the Master Participation Agreement has been satisfied or waived.

                                         Yours faithfully,

                                         Sociedad Minera Cerro Verde S.A.A.


                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

----------
(2) This reference should be Section 5.01 in case of the initial disbursement and Section 5.02 in case of all subsequent disbursements.

                                                                      Schedule 2

                            Statement of Expenditures
                         (Re: JBIC Loan to Cerro Verde)

                                                               Date:____________
                                                              Serial No.________

Sumitomo Mitsui Banking Corporation, as JBIC Agent
[Address]

Attn: [Director]
      [Name of Department]

Dear Sirs:

     Pursuant to Section 1.3 of Annex A to the JBIC Loan Agreement dated September 30th, 2005 between Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower and Sumitomo Mitsui Banking Corporation, as JBIC Agent (the "JBIC Loan Agreement") (JBIC Loan to Cerro Verde) (terms defined in the JBIC Loan Agreement (including those defined by reference to the Master Participation Agreement referred to therein) having the same meaning herein) and in relation to the disbursement requested to be made on ____________, 20__, we hereby submit to you our Statement of Expenditures.

                                         Yours faithfully,

                                         Sociedad Minera Cerro Verde S.A.A.


                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                                                      Schedule 2

                            Statement of Expenditures
                           (JBIC Loan to Cerro Verde)

      1             2                 3                  4                   5                  6                 7
Name of Payee  Category of  Brief Description of  Date of Payment  Amount in Currency of  Exchange Rate    Amount in [the
               Expenditure  Payment                                Expenditure                           Eligible Currency]


(A) Total                    *

(B) Amount to be disbursed   *

                                        Sociedad Minera Cerro Verde S.A.A.

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Remarks:

     Please insert the amount denominated in the Eligible Currency.

                                                                      Schedule 3

                                                      (JBIC Loan to Cerro Verde)
                                                       No. _____________________

                                                       Date: ___________________

                             Table of Disbursements

                           (JBIC Loan to Cerro Verde)

Dear Sirs:

     We are sending herewith two (2) copies of the Table of Disbursements concerning the captioned JBIC Loan.

     The said Table of Disbursements shall be conclusive and binding in the absence of manifest error.

                                        Yours faithfully,

                                        Sumitomo Mitsui Banking Corporation, as
                                        JBIC Agent


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and confirmed
Sociedad Minera Cerro Verde S.A.A.


By
   ----------------------------------
   (authorized signature)

                                                      (Attachment to Schedule 3)

                    JAPAN BANK FOR INTERNATIONAL COOPERATION

                             TABLE OF DISBURSEMENTS

                          for JBIC Loan to Cerro Verde

                                                (Amounts expressed in _________)

                                                                Outstanding
  Date of                                                    Balance (Total of
    JBIC                Amount            Amount Disbursed      Tranche A          Remarks as of
Disbursement      Disbursed Tranche A         Tranche B       and Tranche B)       previous month
------------   ------------------------   ----------------   -----------------   ----------------








Total                                                                            as of this month

                                                           Schedule 4 to Annex A

                       JBIC Proposed Disbursement Schedule

                     Amount for Disbursement   Amount for Disbursement
Disbursement Date           Tranche A                 Tranche B
-----------------    -----------------------   -----------------------
November 2005                9,625,000                 4,125,000
March 2006                  43,312,500                18,562,500
June 2006                   33,687,500                14,437,500
September 2006              43,312,500                18,562,500
January 2007                43,312,500                18,562,500
                           -----------                ----------
Total Amount U.S.$         173,250,000                74,250,000
                           ===========                ==========

                                                                         ANNEX B

                         Amortization Schedule

               PERCENTAGE   PERCENTAGE   AMOUNT (U.S.$)   AMOUNT (U.S.$)
PAYMENT NO.     TRANCHE A    TRANCHE B     TRANCHE A*       TRANCHE B*
------------   ----------   ----------   --------------   --------------
      1.          6.25%        6.25%
      2.          6.25%        6.25%
      3.          6.25%        6.25%
      4.          6.25%        6.25%
      5.          6.25%        6.25%
      6.          6.25%        6.25%
      7.          6.25%        6.25%
      8.          6.25%        6.25%
      9.          6.25%        6.25%
     10.          6.25%        6.25%
     11.          6.25%        6.25%
     12.          6.25%        6.25%
     13.          6.25%        6.25%
     14.          6.25%        6.25%
     15.          6.25%        6.25%
     16.          6.25%        6.25%
                  ----         ----
Total Amount
   U.S.$           100%         100%
                  ====         ====

----------
*    To be inserted on the Availability Period End Date

                                                                         ANNEX C

                              DISBURSEMENT ACCOUNTS

JBIC Agent New York Disbursement Account

Account Name: Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn: Capital Markets and Treasury Operations Department) Account Bank: Sumitomo Mitsui Banking Corporation, New York Branch
Account Number: 895002

JBIC Agent Tokyo Disbursement Account

Account Name:  Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn: Capital Markets and Treasury Operations Department) Account Bank: JP Morgan Chase Bank, Tokyo Branch
Account Number: 0141503300

                               REPAYMENT ACCOUNTS

JBIC Agent New York Repayment Account

Account Name: Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn: Capital Markets and Treasury Operations Department) Account Bank: Sumitomo Mitsui Banking Corporation, New York Branch
Account Number: 895002

JBIC New York Repayment Account

Account Name: Japan Bank for International Cooperation
Reference: Cerro Verde
Account Bank: Bank of Tokyo-Mitsubishi Trust Company
Account Number: 26019442

                                                                         ANNEX D

                          Environmental Monitoring Form
                           (JBIC Loan to Cerro Verde)

                                                              Date: ____________

To: Japan Bank for International Cooperation
    4-1, Ohtemachi 1-chome
    Chiyoda-ku, Tokyo 100-8144, Japan
    Attn: Director General
    Energy and Natural Resources Finance Department

     Dear Sirs:

     As required by Section 9.01(b) of the JBIC Loan Agreement dated September 30th, 2005 between Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower, and Sumitomo Mitsui Banking Corporation, as JBIC Agent (JBIC Loan to Cerro Verde), please find enclosed the environmental monitoring form prepared by the Borrower for the year ended on December 31, [____].

     In addition, except as disclosed below, we hereby certify that, as of the date hereof, the Borrower is not aware of any violation of the JBIC Environmental Guidelines.

                                        Yours faithfully,


                                        ----------------------------------------

                          ENVIRONMENTAL MONITORING FORM

1. WATER QUALITY (SURFACE WATER; CHILI RIVER, WATER INTAKE POINT)

                                                  EFFLUENT LIMITATIONS
                           MEASURED    MEASURED   --------------------      REMARKS
                            VALUE       VALUE       MAXIMUM   AVERAGE     (FREQUENCY,
    ITEM         UNIT     (AVERAGE)   (MAXIMUM)      DAILY    MONTHLY    METHOD, ETC.)
-----------   ---------   ---------   ---------     -------   -------    -------------
pH            --
EC            mS/cm
Temperature   degrees C
Acidity       mg/L                                                       (CaCO3)
Alkalinity    mg/L
TDS           mg/L
TSS           mg/L

2. WATER QUALITY (GROUNDWATER; DOWNSTREAM OF WASTE ROCK DUMP PLACE)

                            MEASURED    MEASURED                             REMARKS
                             VALUE       VALUE           REFERRED          (FREQUENCY,
    ITEM          UNIT     (AVERAGE)   (MAXIMUM)    STANDARDS/CRITERIA    METHOD, ETC.)
------------   ---------   ---------   ---------   --------------------   -------------
Water Level
pH             --
DO
EC             mS/cm
Temperature    degrees C
Acidity        mg/L                                                       (CaCO3)
Alkalinity     mg/L
TDS            mg/L
TSS            mg/L
Total Metals   mg/L
Sulfates       mg/L

3. WATER QUALITY (GROUNDWATER; DOWNSTREAM OF TAILINGS DAM)

                              MEASURED    MEASURED                             REMARKS
                               VALUE       VALUE           REFERRED          (FREQUENCY,
    ITEM            UNIT     (AVERAGE)   (MAXIMUM)    STANDARDS/CRITERIA    METHOD, ETC.)
------------     ---------   ---------   ---------   --------------------   -------------
Water Level
pH               --
DO
EC               mS/cm
Temperature      degrees C
Acidity          mg/L                                                       (CaCO3)
Alkalinity       mg/L
TDS              mg/L
TSS              mg/L
Total Metals     mg/L
Total Nutrient   mg/L

                                                                         ANNEX E

                    JAPAN BANK FOR INTERNATIONAL COOPERATION
                         GUIDELINES FOR CONFIRMATION OF
                     ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

                                   APRIL 2002

                    JAPAN BANK FOR INTERNATIONAL COOPERATION

PREFACE

Japan Bank for International Cooperation (hereinafter referred to as "JBIC") establishes and makes public "JBIC Guidelines for Confirmation of Environmental and Social Considerations" (hereinafter referred to as the "Guidelines") with the objective of contributing to efforts by the international community, particularly developing regions, towards sustainable development, through consideration of the environmental and social aspects in all projects (hereinafter referred to as "project" or "projects") subject to lending or other financial operations (hereinafter collectively referred to as "funding") by JBIC. Environmental and social considerations refer not only to the natural environment, but also to social issues such as involuntary resettlement and respect for the human rights of indigenous peoples (hereinafter collectively referred to as "environment"). The Guidelines apply commonly to JBIC's International Financial Operations and Overseas Economic Cooperation Operations.

The Guidelines have been formulated on the basis of Japan's approach to international co-operation in environmental conservation, discussions about the international framework on environmental and social considerations and human rights, and discussions held at the Organisation for Economic Co-Operation and Development (OECD) regarding common approaches to the environment and public export credits, which requires consistency between public export credit policies and environmental conservation policies, and also regarding good environmental practices of the Development Assistance Committee (DAC) and other issues. The Guidelines will be reviewed as necessary in future, taking into account future progress made in these areas.

While encouraging appropriate consideration of the environment and social aspects in projects subject to funding, it is JBIC's policy to provide active support to projects that promote environmental conservation and to projects that contribute to the protection of the global environment, such as projects to reduce greenhouse gas emissions. JBIC also has a policy of being actively involved in the support of enhancing environmental and social considerations in developing countries.

GUIDELINES

                                    Contents

                                                                                                Page
                                                                                                ----
Part 1
1. JBIC's Basic Policies Regarding Confirmation of Environmental and Social Considerations ..     3
2. Objectives and Meaning of the Guidelines .................................................     4
3. Basic Principles Regarding Confirmation of Environmental and Social Considerations .......     4
4. Procedures for Confirmation of Environmental and Social Considerations ...................     6
5. Disclosure of Information Regarding Confirmation of Environmental and Social
Considerations by JBIC ......................................................................     9
6. Taking Environmental Reviews into Account for Decision-making and Loan
Agreements ..................................................................................    11
7. Ensuring Appropriate Implementation of and Compliance with the Guidelines ................    11
8. Implementation and Review of the Guidelines ..............................................    12

Part 2(NB)
1. Environmental and Social Considerations Required for Funded Projects .....................    13
2. EIA Reports for Category A Projects ......................................................    17
3. Illustrative List of Sensitive Sectors, Characteristics and Areas ........................    20
4. Information Required for Screening Process ...............................................    22
5. Checklist Categories and Items ...........................................................    23
6. Items Requiring Monitoring ...............................................................    24

NB: Part 2 is inseparable from Part 1.

[PART 1]

1. JBIC'S BASIC POLICIES REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

JBIC confirms that project proponents are undertaking appropriate environmental and social considerations, through various measures, so as to prevent or minimize the impact on the environment and local communities which may be caused by the projects for which JBIC provides funding, and not to bring about unacceptable effects. It will thus contribute to the sustainable development of developing regions.

In its confirmation of environmental and social considerations, JBIC places importance on dialogue with the host country (including local governments), borrowers and project proponents (hereinafter collectively referred to as "borrowers and related parties") regarding environmental and social considerations, while respecting the sovereignty of the host country. It also takes note of the importance of transparent and accountable processes, as well as the participation in those processes of stakeholders in the project concerned, including local residents and local NGOs affected by the project (hereinafter referred to as "stakeholders"). JBIC makes clear in its Guidelines the environmental and social considerations required for projects to receive JBIC's funding, and confirms those environmental and social considerations.

In making its funding decisions, JBIC conducts screenings and reviews of environmental and social considerations to confirm that the requirements are duly satisfied.

JBIC makes the utmost efforts to ensure that appropriate environmental and social considerations are undertaken, in accordance with the nature of the project for which JBIC provides funding, as stated in the Guidelines, through such means as loan agreements.

Following funding decisions, if necessary, JBIC will monitor or take steps over a certain period of time to encourage borrowers and related parties to ensure that appropriate environmental and social considerations are undertaken.

In cases where it is involved in the planning and preparatory stages of a project, JBIC will take steps to encourage borrowers and related parties to undertake appropriate environmental and social considerations from the earliest stage possible.

JBIC consistently strives to improve its organizational structure and operational capacity to achieve sufficient and effective confirmation of environmental and social considerations.

2. OBJECTIVES AND MEANING OF THE GUIDELINES

The objective of the Guidelines is to encourage project proponents to implement appropriate environmental and social considerations in accordance with the Guidelines, by making clear its procedures (both before and after funding decisions are made), criteria for decision-making and requirements which projects subject to funding are to meet. In so doing, JBIC endeavors to ensure transparency, predictability and accountability in its confirmation of environmental and social considerations.

3. BASIC PRINCIPLES REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

(1) Parties Responsible for Environmental and Social Considerations The project proponents are responsible for environmental and social considerations for the project. JBIC confirms such considerations in light of the Guidelines. JBIC encourages project proponents seeking funding from JBIC to undertake appropriate environmental and social considerations in accordance with the nature of the project, based on the principles listed in Section 1 of Part 2 of the Guidelines.

(2) Confirmation of Environmental and Social Considerations by JBIC. JBIC does the following to confirm environmental and social considerations;

(a) classifies the project into one of the categories listed in Section 4.(2) of Part 1 (hereinafter referred to as "screening");

(b) conducts a review of environmental and social considerations when making a decision on funding, to confirm that the requirements are duly satisfied (hereinafter referred to as "environmental review"); and

(c) conducts monitoring and follow-up after the decision has been made on funding (hereinafter, such monitoring and follow-up processes will be simply referred to as "monitoring").

JBIC conducts screening and environmental reviews of projects for which it intends to provide funding before it makes decisions on funding.

In light of the Guidelines and taking into account the characteristics of the project and the particular circumstances of the country and its location, JBIC confirms in its environmental reviews: 1) whether appropriate and sufficient consideration is given to environmental and social issues before the implementation of the project, 2) whether appropriate environmental and social considerations can be expected after JBIC makes decisions on the funding of the project in light of such factors as the state of preparation by the project proponent and host government, their experience, operational capacity, and the state of securing funds, as well as external factors of instability.

From the standpoint that confirmation of environmental and social considerations is an important aspect in the risk assessment for the funding, JBIC carries out environmental reviews in strict conjunction with its financial, economic and technical review of projects.

As well as undertaking efficient pre-funding screening and environmental reviews through the appropriate use of "screening forms" and "environmental checklists", amongst other means, JBIC places emphasis on post-funding monitoring.

(3) Information Required for Confirmation of Environmental and Social Considerations JBIC conducts screening and environmental reviews based principally on information provided by borrowers and related parties (in the case of export finance, including exporters). However, JBIC may request additional information from the borrowers and related parties when necessary.

JBIC recognizes the importance of information received not only from the borrowers and related parties but also from governments and organizations of host countries, co-financiers and stakeholders, and utilizes such information in its screening and environmental reviews.

With respect to projects that are co-financed by other financial institution(s), JBIC endeavors to exchange information on environmental and social considerations with the other institution(s) concerned.

For Category A projects (see Section 4.(2) of Part 1), JBIC checks the extent of stakeholder participation and information disclosure being undertaken for the project, in accordance with the environmental impact assessment systems of the host country.

JBIC may, when necessary, conduct surveys of proposed project sites by dispatching environmental experts to confirm environmental and social considerations.

JBIC may, when necessary, seek and make use of opinions from outside experts.

(4) Standards for Confirmation of Appropriateness of Environmental and Social Considerations

JBIC in principle conducts environmental reviews to confirm that projects meet the requirements for environmental and social considerations stated in the Guidelines in the following ways: JBIC ascertains whether a project complies with environmental laws and standards, of the host national and local governments concerned, as well as whether it conforms to their environmental policies and plans.

JBIC also uses, as reference points or benchmarks, examples of standards and/or good practices regarding environmental and social considerations established by international and regional organizations and developed countries such as Japan. If JBIC believes the environmental and social considerations of the project substantially deviate from these standards and good practices, it will consult with the host governments (including local governments), borrowers and project proponents to confirm the background and rationale for this deviation.

JBIC takes note of the importance of good governance with regard to projects for the sake of appropriate environmental and social considerations.

(5) Taking into Account for Funding Decisions

JBIC takes the outcomes of its environmental reviews into account for decisions on funding. If, as a result of its environmental review, JBIC judges that appropriate environmental and social considerations are not ensured, it will encourage the project proponent, through the borrower, to undertake appropriate environmental and social considerations. If appropriate environmental and social considerations are not undertaken, there may be cases where funding is not extended.

4. PROCEDURES FOR CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

(1) Screening

Before starting an environmental review of a project, JBIC classifies the project into one of the following categories. The subsequent environmental review will then be conducted in accordance with the procedures for that category.

JBIC requests the borrowers and related parties to submit the necessary information promptly so that it may perform the screening process at an early stage.

During the screening process, JBIC classifies each project in terms of its potential environmental impact, taking into account such factors as: the sector and scale of the project, the substance, degree and uncertainty of its potential environmental impact and the environmental and social context of the proposed project site and surrounding areas.

JBIC may revise the categorization when necessary, e.g., in cases where environmental impact worth considering comes to light even after the screening based on the information provided by the borrowers and related parties is performed.

(2) Categorization

Category A: A proposed project is classified as Category A if it is likely to have significant adverse impact on the environment. A project with complicated impact or unprecedented impact which are difficult to assess is also classified as Category A. The impact of Category A projects may affect an area broader than the sites or facilities subject to physical construction. Category A, in principle, includes projects in sensitive sectors (i.e., sectors that are liable to cause adverse environmental impact) or with sensitive characteristics (i.e., characteristics that are liable to cause adverse environmental impact) and projects located in or near sensitive areas. An illustrative list of sensitive sectors, characteristics and areas is given in Section 3 of Part 2.

Category B: A proposed project is classified as Category B if its potential adverse environmental impact is less adverse than that of Category A projects. Typically, this is site-specific, few if any are irreversible, and in most cases normal mitigation measures can be designed more readily. Projects funded by Engineering Service Loans that are yen loans for survey and design, are classified as Category B, with the exception of those belonging to Category C.

Category C: A proposed project is classified as Category C if it is likely to have minimal or no adverse environmental impact. Projects that correspond to one of the following are, in principle, classified as Category C, with the exception of projects with sensitive characteristics and projects located in sensitive areas as indicated in Section 3 of Part 2:

     1) Projects for which the JBIC's share is not above SDR 10 million;

     2) Sectors or projects in which no particular environmental impact would be normally expected (e.g., human resources development, support for international balance of payments, maintenance of existing facilities, acquisition of rights and interests without additional capital investment); or

     3) Cases in which there is only minor involvement of the project by the borrower or JBIC, such as the export/import or lease of items of machinery or equipment that is not connected with a particular project, and where there would be little reasonable significance in JBIC's conducting an environmental review.

Category FI: A proposed project is classified as Category FI if it satisfies all of the following: JBIC's funding of the project is provided to a financial intermediary etc.; the selection and assessment of the actual sub-projects is substantially undertaken by such an institution only after JBIC's approval of the funding and therefore the sub-projects cannot be specified prior to JBIC's approval of funding (or assessment of the project); and those sub-projects are expected to have potential impact on the environment.

(3) Environmental Review for Each Category

After the screening process, JBIC carries out environmental reviews according to the following procedures for each category.

Category A: Environmental reviews for Category A projects examine the potential negative and positive environmental impact of projects. JBIC evaluates measures necessary to prevent, minimize, mitigate or compensate for potential negative impact, and measures to promote positive impact if any such measures are available. Borrowers and related parties must submit Environmental Impact Assessment (EIA) reports (see Section 2 of Part 2) for Category A projects. For projects that will result in large-scale involuntary resettlement, basic resettlement plans must be submitted. JBIC undertakes its environmental reviews based on the EIA and other reports prepared by the project proponents and submitted through the borrower.

Category B: The scope of environmental reviews for Category B projects may vary from project to project, but it is narrower than that for Category A projects. The environmental reviews for Category B are similar to that of category A in that they examine potential negative and positive environmental impact and evaluate measures necessary to prevent, minimize, mitigate or compensate for the potential negative impact, and measures to promote positive impact if any such measures are available. JBIC undertakes its environmental reviews based on information provided by borrowers and related parties. Where an EIA procedure has been conducted, the EIA report may be referred to, but this is not a mandatory requirement.

Category C: For projects in this category, environmental reviews will not proceed beyond screening.

Category FI: JBIC checks through the financial intermediary etc. to see whether appropriate environmental and social considerations as stated in the Guidelines are ensured for projects in this category.

The corresponding environmental checklists for each sector will be referred to in conducting the aforementioned reviews.

(4) Monitoring

JBIC in principle confirms through the borrower over a certain period of time, the results of monitoring the items which have a significant environmental impact by the project proponents. This is in order to confirm the project proponents' undertaking of environmental and social considerations for category A and B projects.

The information necessary for monitoring by JBIC needs to be supplied by the borrowers and related parties by appropriate means. When necessary, JBIC may also conduct its own investigations. When third parties point out in concrete terms that environmental and social considerations are not being fully undertaken, JBIC forwards such claims to the borrowers and, if necessary, encourages them to request the project proponents to take appropriate action. In the project proponents' response to the claim, JBIC confirms that they carry out the investigation of the specific claim, the examination of countermeasures, and their incorporation into the project plans through transparent and accountable processes.

Also, when necessary, JBIC may request the cooperation of the borrowers and related parties in conducting its own investigations to confirm the state of undertaking of environmental and social considerations.

If JBIC judges that there is a need for improvement in the situation with respect to environmental and social considerations, it may ask the project proponent, through the borrower, to take appropriate action in accordance with the loan agreement. If the response of the project proponent is inappropriate, JBIC may consider taking its own actions in accordance with the loan agreement, including the suspension of the disbursement.

5. DISCLOSURE OF INFORMATION REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS BY JBIC

(1) Basic Principles

JBIC welcomes information provided by concerned organizations and stakeholders, so that it may consider a diverse range of opinions and information in its environmental reviews and supervision of projects. In order to encourage concerned organizations and stakeholders to provide information to JBIC at an early stage and to ensure its accountability and transparency in the environmental review process, JBIC makes available, important information on environmental reviews in ways appropriate to the nature of the project, while the environmental review is in progress. JBIC may also, when necessary, seek the opinions of concerned organizations and stakeholders.

In addition to the aforementioned principles, if requested by third parties, JBIC will provide them with information regarding environmental and social considerations within its capacity to do so.

JBIC respects the confidentiality of the commercial and other matters of the borrowers and related parties, and observes concurrently the principles of information disclosure and such confidentiality.

(2) Timing of Disclosure and Content of Disclosed Information

Prior to making decisions on funding and depending on the nature of the project, JBIC discloses information in principle at the timing and with the contents listed below. JBIC endeavors to disclose information in a manner that allows enough time before decisions are made on funding:

     - Upon completion of the screening of a project, JBIC discloses, as soon as possible, the project name, country, location, an outline and sector of the project, and its category classification, as well as the reasons for that classification; and

     - For Category A and Category B projects, JBIC publishes the status of major documents on environmental and social considerations by the borrowers and related parties, such as EIA reports and environmental permit certificates, etc. issued by the host government on the JBIC website, and promptly makes available the EIA reports etc.

After executing a loan agreement, JBIC provides the results of its environmental reviews of projects in Categories A, B and FI for public perusal on the JBIC website.

JBIC pays due consideration to the confidentiality of the commercial and other matters of the borrowers and related parties, taking into account their competitive relationships, and encourages them to exclude such confidential information from any documents on environmental considerations submitted by them that may later be subject to public disclosure. Any information that is prohibited from public disclosure in the agreement between JBIC and the borrower may be disclosed only with either the agreement of the borrowers and related parties or in accordance with legal requirements.

6. TAKING ENVIRONMENTAL REVIEWS INTO ACCOUNT FOR DECISION-MAKING AND LOAN AGREEMENTS

JBIC takes the results of environmental reviews into account for its decision-making on funding. If JBIC considers that a project is likely to have an adverse impact on the environment due to inappropriate environmental and social considerations, it will encourage, through the borrower the project proponent to undertake appropriate environmental and social considerations. If appropriate environmental and social considerations are not undertaken, JBIC may decide not to extend funding.

JBIC will make its utmost effort to ensure that the following requirements are met through loan agreements or their attached documents, when it is considered necessary to ensure the enforcement of environmental and social considerations by borrowers and related parties:

     - The borrower is to report to JBIC on measures and monitoring related to environmental and social considerations undertaken by the project proponents. If, due to unforeseen circumstances, there is a possibility that the requirements for environmental and social consideration may not be fulfilled, the borrower is to report this to JBIC;

     - If any problems regarding environmental and social considerations arise, the borrower is to make efforts for discussions to be held between the project proponents and project stakeholders;

     - When project proponents and the host governments (including local governments) other than the borrower have important roles to play in terms of environmental and social considerations, the borrower is to endeavor to enter into agreements with these arties as well; and

     - If it becomes evident that the borrower and the project proponents have not met the conditions required by JBIC under the Guidelines, or if it becomes apparent that the project will have an adverse impact on the environment after funding is extended, due to the borrower's or related parties' failure to supply correct information during the environmental review process, JBIC may, in accordance with the loan agreement, suspend the disbursement or declare all the principal outstanding at the time, with interest and any other charges thereon, to be payable immediately.

7. ENSURING APPROPRIATE IMPLEMENTATION OF AND COMPLIANCE WITH THE GUIDELINES

JBIC endeavors to ensure appropriate implementation of the policies and procedures stated in the Guidelines and compliance with the Guidelines. In order to ensure its compliance with the Guidelines, JBIC accepts objections regarding its non-compliance with the Guidelines and takes the necessary actions.

8. IMPLEMENTATION AND REVIEW OF THE GUIDELINES

JBIC verifies the status of the implementation of the Guidelines, and, based on its findings, conducts a comprehensive review of the Guidelines within five (5) years of their enforcement. Revisions may then be made as needed. When making revisions, JBIC will seek the opinions of the Japanese Government, the governments of developing countries, Japanese companies, experts, NGOs etc., while maintaining transparency in the process.

These Guidelines will come into force from October 1, 2003. The "Environmental Guidelines for JBIC International Financial Operations" and "JBIC Environmental Guidelines for ODA Loans" will apply to projects for which loan applications have essentially been made before the enactment of these Guidelines.

N.B.: If there is any ambiguity in English version and/or any inconsistency with Japanese version, the Japanese version prevails.

PART 2.

1. ENVIRONMENTAL AND SOCIAL CONSIDERATIONS REQUIRED FOR FUNDED PROJECTS

In principle, appropriate environmental and social considerations are undertaken, according to the nature of the project, based on the following:

(Underlying Principles)

- Environmental impact which may be caused by a project must be assessed and examined from the earliest planning stage possible. Alternative proposals or minimization measures to prevent or reduce adverse impact must be examined and incorporated into the project plan:

- Such examination must include analysis of environmental costs and benefits in as quantitative terms as possible and be conducted in close harmony with economic, financial, institutional, social and technical analysis of the project;

- The findings of the examination of environmental and social considerations must include alternative proposals, mitigation measures and be recorded as separate documents or as a part of other documents. Environmental Impact Assessment (EIA) reports must be produced for projects in which there is a reasonable expectation of particularly large adverse environmental impact; and

- For projects that have particularly large potential adverse impact or are highly contentious, a committee of experts may be formed to seek their opinions, in order to increase accountability.

(Examination of Measures)

- Multiple alternative proposals must be examined to prevent or minimize adverse impact and to choose a better project option in terms of environmental and social considerations. In examination of measures, priority is to be given to the prevention of environmental impact, and when this is not possible, minimization and reduction of impact must be considered next. Compensation measures must be examined only when impact cannot be prevented by any of the aforementioned measures; and

- Appropriate follow-up plans and systems, such as monitoring plans and environmental management plans, must be prepared; and costs of implementing such plans and systems, and financial methods to fund such costs, must be determined. Plans for projects with particularly large potential adverse impact must be accompanied by detailed environmental management plans.

(Scope of Impact to be Examined)

- Environmental impact to be investigated and examined includes factors that impact human health and safety as well as the natural environment, such as: air, water, soil, waste, accidents, water usage, ecosystems, and biota. Social concerns include: involuntary resettlement of the population, the indigenous people, cultural heritage, landscape, gender, children's rights and communicable diseases such as HIV/AIDS and impact that may lead to trans-boundary and global environmental problems; and

- In addition to the direct and immediate impact of projects, derivative, secondary and cumulative impact are also to be examined and investigated to a reasonable extent. It is also desirable that the impact which can occur at any time during the duration of the project be continuously considered throughout the life cycle of the project.

(Compliance with Laws, Standards and Plans)

- Projects must comply with laws, ordinances and standards relating to environmental and social considerations established by the governments that have jurisdiction over the project site (including both national and local governments). They are also to conform to environmental and social consideration policies and plans of the governments that have jurisdiction over the project site; and

- Projects must, in principle, be undertaken outside protected areas that are specifically designated by laws or ordinances of the government for the conservation of nature or cultural heritage (excluding projects whose primary objectives are to promote the protection or restoration of such designated areas). Projects are also not to impose significant adverse impact on designated conservation areas.

(Social Acceptability and Social Impacts)

Project must be adequately coordinated so that they are accepted in a manner that is socially appropriate to the country and locality in which the project is planned. For projects with a potentially large environmental impact, sufficient consultations with stakeholders, such as local residents, must be conducted via disclosure of information from an early stage where alternative proposals for the project plans may be examined. The outcome of such consultations must be incorporated into the contents of the project plan; and

- Appropriate consideration must be given to vulnerable social groups, such as women, children, the elderly, the poor and ethnic minorities, all of whom are susceptible to environmental and social impact and who may have little access to the decision-making process within society.

(Involuntary Resettlement)

- Involuntary resettlement and loss of means of livelihood are to be avoided where feasible, exploring all viable alternatives. When, after such examination, it is proved unfeasible, effective measures to minimize impact and to compensate for losses must be agreed upon with the people who will be affected;

- People to be resettled involuntarily and people whose means of livelihood will be hindered or lost must be sufficiently compensated and supported by the project proponents, etc. in timely manner. The project proponents, etc. must make efforts to enable the people affected by the project, to improve their standard of living, income opportunities and production levels, or at least to restore them to pre-project levels. Measures to achieve this may include: providing land and monetary compensation for losses (to cover land and property losses), supporting the means for an alternative sustainable livelihood, and providing the expenses necessary for relocation and the re-establishment of a community at relocation sites; and

- Appropriate participation by the people affected and their communities must be promoted in planning, implementation and monitoring of involuntary resettlement plans and measures against the loss of their means of livelihood.

(Indigenous Peoples)

- When a project may have adverse impact on indigenous peoples, all of their rights in relation to land and resources must be respected in accordance with the spirit of the relevant international declarations and treaties. Efforts must be made to obtain the consent of indigenous peoples after they have been fully informed.

(Monitoring)

- It is desirable that, after a project begins, the project proponents monitor: (i) whether any situations that were unforeseeable before the project began have arisen, (ii) the implementation situation and the effectiveness of the mitigation measures prepared in advance, and that they then take appropriate measures based on the results of such monitoring;

- In cases where sufficient monitoring is deemed essential for the achievement of appropriate environmental and social considerations, such as the projects for which mitigation measures should be implemented while monitoring their effectiveness, project proponents must ensure that project plans include monitoring plans which are feasible;

- It is desirable that project proponents make the results of the monitoring process available to project stakeholders; and

- When third parties point out, in concrete terms, that environmental and social considerations are not being fully undertaken, it is desirable that a forum for discussion and examination of countermeasures be established based on sufficient information disclosure and include the participation of stakeholders in the relevant project. It is also desirable that an agreement be reached on procedures to be adopted with a view to resolving the problem.

2. EIA REPORTS FOR CATEGORY A PROJECTS

The following conditions are met in principle:

- When assessment procedures already exist in host countries, and projects are subject to such procedures, borrowers and related parties must officially complete those procedures and obtain the approval of the government of the host country;

- EIA reports (which may be referred to differently in different systems) must be written in the official language or a language widely used in the country where the project is to be implemented. When explaining projects to local residents, written materials must be provided in a language and form understandable to them;

- EIA reports are required to be made available in the country and to the local residents where the project is to be implemented. The EIA reports are required to be available at all times for perusal by project stakeholders such as local residents and that copying be permitted;

- In preparing EIA reports, consultation with stakeholders, such as local residents, must take place after sufficient information has been disclosed. Records, etc. of such consultations must be prepared;

- Consultations with relevant stakeholders, such as local residents, should take place if necessary throughout the preparation and implementation stages of a project. Having consultations is highly desirable, especially when the items to be considered in the EIA are being selected, and when the draft report is being prepared; and

- It is desirable that EIA reports cover the items enumerated in the Appendix hereto.

2. APPENDIX

     ILLUSTRATIVE ENVIRONMENTAL IMPACT ASSESSMENT REPORT FOR CATEGORY A PROJECTS NB

An EIA's scope and level of detail should be decided in accordance with the project's potential impacts. The EIA report should include the following items (not necessarily in the order shown):

- Executive Summary: concisely discusses significant findings and recommended actions.

- Policy, legal and administrative framework: discusses the policy, legal and administrative framework within which the EIA report is to be carried out.

- Project description: describes the proposed project and its geographic, ecological, social and temporal context, including any off-site investments that may be required (e.g. dedicated pipelines, access roads, power plants, water supply, housing, and raw material and product storage facilities). Indicates the need for any resettlement or social development plan. Normally includes a map showing the project site and the area affected by the project.

- Baseline data: assesses the dimensions of the study area and describes relevant physical, biological and socio-economic conditions, including all changes anticipated before the project commences. Additionally, takes into account current and proposed development activities within the project area but not directly connected to the project. Data should be relevant to decisions about project site, design, operation, or mitigatory measures; the section indicates accuracy, reliability and sources of the data.

- Environmental Impacts: predicts and assesses the project's likely positive and negative impacts, in quantitative terms to the extent possible. Identifies mitigation measures and any negative environmental impacts that cannot be mitigated. Explores opportunities for environmental enhancement. Identifies and estimates the extent and quality of available data, essential data gaps and uncertainties associated with predictions, and specifies topics that do not require further attention.

- Analysis of alternatives: systematically compares feasible alternatives to the proposed project site, technology, design and operation including the "without project" situation in terms of their potential environmental impacts; the feasibility of mitigating these impacts; their capital and recurrent costs; their suitability under local conditions; and their institutional, training and monitoring requirements. For each of the alternatives, quantifies the environmental impacts to the extent possible, and attaches economic values where feasible. States the basis for selecting the particular project design proposed and offers justification for recommended emission levels and approaches to pollution prevention and abatement.

- Environmental Management Plan (EMP): describes mitigation, monitoring and institutional measures to be taken during construction and operation to eliminate adverse impacts, offset them, or reduce them to acceptable levels.

- Consultation: Record of consultation meetings, including consultations for obtaining the informed views of the affected people, local non-governmental organizations (NGOs) and regulatory agencies.

NB This Appendix is based on the World Bank Operational Policy - OP 4.01, Annex
B.

3. ILLUSTRATIVE LIST OF SENSITIVE SECTORS, CHARACTERISTICS AND AREAS

1. Sensitive Sectors

Large-scale projects in the following sectors:

     (1) Mining

     (2) Oil and natural gas development

     (3) Oil and gas pipelines

     (4) Iron and steel (projects that include large furnaces)

     (5) Non-ferrous metals smelting and refining

     (6) Petrochemicals (manufacture of raw materials; including complexes)

     (7) Petroleum refining

     (8) Oil, gas and chemical terminals

     (9) Paper and pulp

     (10) Manufacture and transport of toxic or poisonous substances regulated by international treaties, etc.

     (11) Thermal power

     (12) Hydropower, dams and reservoirs

     (13) Power transmission and distribution lines involving large-scale involuntary resettlement, large-scale logging or submarine electrical cables

     (14) Roads, railways and bridges

     (15) Airports

     (16) Ports and harbors

     (17) Sewage and wastewater treatment having sensitive characteristics or located in sensitive areas or their vicinity

     (18) Waste management and disposal

     (19) Agriculture involving large-scale land-clearing or irrigation

     (20) Forestry

     (21) Tourism (construction of hotels, etc.)

2. Sensitive Characteristics

     (1) Large-scale involuntary resettlement

     (2) Large-scale groundwater pumping

     (3) Large-scale land reclamation, land development and land-clearing

     (4) Large-scale logging

3. Sensitive Areas

Projects in the following areas or their vicinity

     (1) National parks, nationally-designated protected areas (coastal areas, wetlands, areas for ethnic minorities or indigenous peoples and cultural heritage, etc. designated by national governments)

     (2) Areas considered to require careful consideration by the country or locality

     Natural Environment

          a) Primary forests or natural forests in tropical areas

          b) Habitats with important ecological value (coral reefs, mangrove wetlands and tidal flats, etc.)

          c) Habitats of rare species requiring protection under domestic legislation, international treaties, etc.

          d) Areas in danger of large-scale salt accumulation or soil erosion

          e) Areas with a remarkable tendency towards desertification

     Social Environment

          a) Areas with unique archeological, historical or cultural value

          b) Areas inhabited by ethnic minorities, indigenous peoples or nomadic peoples with traditional ways of life and other areas with special social value.

4. INFORMATION REQUIRED FOR SCREENING PROCESS

The following data shall be used in principle to conduct screening. When necessary, additional data may be required depending on the nature of the project and peripheral circumstances, etc.

Items to be Listed

1. Permits and Approvals

     -    Need for permits and approvals for Environmental Impact Assessment

     -    Status of acquisition of permits and approvals for EIA

     -    Date of issue of permits and approvals for EIA

     -    Names of organizations issuing permits and approvals for EIA

     -    Status of acquisition of other environmental permits and approvals

2. Project Details

     -    Location of project site

     -    Project Description

     -    Relevant sector

     -    Scale, etc. of project

3. Environmental Impact

     -    Degree of environmental impact

     -    Existence of sensitive areas

     -    Existence of sensitive characteristics

     -    Scale of sensitive characteristics

5. CATEGORIES AND ITEMS IN CHECKLIST

The checklists include the following categories and items related to the environment. When using these checklists, the appropriate items should be checked based on the sector and nature of the project.

Category                                 Item
--------                                 ----
1. Permits and approvals, explanations   -    EIA and environmental permits

                                         -    Explanations to the Public

2. Anti-pollution measures               -    Air quality

                                         -    Water quality

                                         -    Waste

                                         -    Soil contamination

                                         -    Noise and vibration

                                         -    Subsidence

                                         -    Odor

                                         -    Sediment

3. Natural environment                   -    Protected areas

                                         -    Ecosystem

                                         -    Hydrology

                                         -    Topography and geology

                                         -    Management of abandoned sites

4. Social environment                    -    Resettlement

                                         -    Living and livelihood

                                         -    Heritage

                                         -    Landscape

                                         -    Ethnic minorities and indigenous
                                              peoples

5. Other                                 -    Impact during construction

                                         -    Accident prevention measures

                                         -    Monitoring

6. ITEMS REQUIRING MONITORING

Items requiring monitoring shall be decided according to the sector and nature of the project, with reference to the following list of items.

Items

1.   Permits and approvals, explanations

-    Response to matters indicated by authorities

2.   Anti-pollution measures

-    Air quality: SO(2), No(2), CO, O(2), soot and dust, suspended particulate matter, coarse particulate, etc.

-    Water quality: pH, SS (suspended solids), BOD (biochemical oxygen demand)

                       / COD (chemical oxygen demand), DO (dissolved oxygen), total nitrogen, total phosphorus, heavy metals, hydrocarbons, phenols, cyanogen compounds, mineral oils, water temperature, etc.

-    Waste

-    Noise and vibration

-    Odors

3. Natural environment

-    Ecosystems: Impact on valuable species, countermeasures, etc

4. Social environment

-    Resettlement

-    Lifestyle and livelihood

NB: For air and water quality, specify whether you are monitoring emission levels or environmental levels. Also, it should be noted that the items which require monitoring will differ depending on whether the impact in question will occur during construction or during the operation of the project.

                                                                         ANNEX F

_____________, 2005

Messrs.
SOCIEDAD MINERA CERRO VERDE S.A.A.
ATN.: (BORROWER'S LEGAL REPRESENTATIVE)
(BORROWER'S ADDRESS)
Peru.

                                   "AFFIDAVIT"

Dear Sirs,

We hereby represent that _________________, a Bank incorporated under the laws of __________, is acting in its capacity of Agent in a loan facility that has been made available to SOCIEDAD MINERA CERRO VERDE S.A.A., with the following characteristics:

LENDER:
LENDER'S COUNTRY OR ORIGIN:
BORROWER:                          SOCIEDAD MINERA CERRO VERDE S.A.A.
AGENT:
PURPOSE:
FACILITY TYPE:
AVAILABILITY:
ADVANCE TERM:
AMOUNT:
INTEREST TYPE / RATE:
INTEREST PERIOD:
SECURITY:
INSTALLMENTS / PAYMENT SCHEDULE:
FEES:

To our knowledge, this transaction is not hiding a loan between economically related parties.

This certification is being issued by an authorized officer of Sumitomo Mitsui Banking Corporation and upon request by Sociedad Minera Cerro Verde S.A.A.

Sincerely yours,

Sumitomo Mitsui Banking Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX G

                       DISBURSEMENT AND PAYMENT PROCEDURES

1. Disbursement Procedures

Not later than 2:00 p.m., New York time, on each Disbursement Date, the JBIC Agent shall:

     i. transfer to the Onshore Dollars Account the amounts of the disbursement of the Tranche A Loan on deposit in the JBIC Agent Tokyo Disbursement Account and the disbursement of the Tranche B Loans on deposit in the JBIC Agent New York Disbursement Account;

     ii. issue to its corresponding bank for Dollar payments an MT 202 SWIFT message with instructions to transfer the disbursements referred to in the immediately preceding sub-clause (i) to the Onshore Dollars Account with a value date that is the Disbursement Date; and

     iii. issue a payment order in the form of an MT 103 SWIFT message to the Onshore Collateral Agent.

2. Payment Procedures

(1) Not later than 11:00 a.m., New York time, on the date that is two (2) Business Days prior to each Payment Date the Borrower shall arrange for, and confirm to the JBIC Agent that:

     i. it has cash available in the Proceeds Account at least equal to the amount required to be paid on such Payment Date (the "PAYMENT AMOUNT"); and

     ii. it has instructed the Offshore Collateral Agent to (A) issue an MT 202 SWIFT message with irrevocable instructions to transfer the Payment Amount to the JBIC Agent New York Repayment Account with a value date that is the Payment Date and (B) issue to the JBIC Agent an MT 103 SWIFT message advising the JBIC Agent of the transfer.

(2) Not later than 11:00 a.m., Tokyo time, on each Payment Date, the JBIC Agent shall:

     i. issue to its corresponding bank in New York an MT 202 SWIFT message with instructions to transfer funds to the JBIC New York Repayment Account and to the accounts of the Tranche B Funding Source Banks as designated by them, in each case with a value date that is the Payment Date; and

     ii. notify by telephone each of JBIC and the Tranche B Funding Source Banks of the transfer to each of its respective portion of the Payment Amount.

                                                                         ANNEX H

                          FORM OF JBIC PROMISSORY NOTE

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, __
Amount US$__

FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. __, and whose principal office is at __, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note") except as permitted in
Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of __ (the "Holder"), against presentment of this note, the sum of __ dollars of the United States of America (US$__) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                             PRINCIPAL AMOUNT
       PAYMENT DATE            TO BE REPAID
--------------------------   ----------------
    First Payment Date              __

6th month after the First           __
   Payment Date
12th month after the First          __
   Payment Date
18th month after the First          __
   Payment Date
24th month after the First          __
   Payment Date
30th month after the First          __
   Payment Date
36th month after the First          __
   Payment Date
42nd month after the First          __
   Payment Date
48th month after the First          __
   Payment Date
54th month after the First          __
   Payment Date
60th month after the First          __
   Payment Date
66th month after the First          __
   Payment Date
72nd month after the First          __
   Payment Date
78th month after the First          __
   Payment Date
84th month after the First          __
   Payment Date
90th month after the First          __
   Payment Date

The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be made on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (US$0.01) being disregarded).

If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest from the due date thereof, up to the date of payment of such principal amount to the Holder (after as well as before judgment) at an annual rate equal to the Default Rate.

     The Borrower may prepay on any Payment Date after the Completion Release Date and upon not less than 60 days prior written irrevocable notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least __ (3) dollars of the United States of America (US$__).

     [No premium or penalty shall be payable in connection with a prepayment of all or part of the outstanding principal amount hereof.][Borrower shall pay to the Holder a prepayment premium equal to one-half of one per cent (0.5%) of the amount of principal to be prepaid if Borrower elects to voluntarily prepay all or part of the outstanding principal amount hereof. No premium or penalty shall be payable in connection with other prepayments.](4)

     Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

     For purposes of this Promissory Note, the following terms shall have the following meanings:

     "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

     "Applicable Margin" means [0.875% per annum][1.35% per annum] (5).

----------
(3) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

(4) Include prepayment premium language for Tranche A loans. Otherwise, include no prepayment premium language.

(5) Include as appropriate for loans of Tranche A or Tranche B. The pagares must be replaced on the Payment Date immediately following the Completion Release Date.

     "Base Rate" means, with respect to any Interest Period and for purposed of the Default Rate, (i) the rate per annum (on the basis of a 360-day year) quoted on the Telerate Screen Page 3750 for the purpose of displaying London interbank offered rates of major banks for deposits in dollars as the "British Bankers Association Interest Settlement Rate" in dollars (hereinafter referred to as "BBA LIBOR"), or if such page ceases to display, such other page on Telerate or on such other service as may be selected by the Holder as suitable for determining BBA LIBOR, for a period of six (6) months, at approximately 11:00 a.m., London time, on the relevant Calculation Date, or (ii) if no rate is quoted on such pages on such Calculation Date, the average (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum for a period of six (6) months at which deposits in dollars are offered to at least two Reference Banks, as set out below, in the London interbank market, in each case, at approximately 11:00 a.m., London time, on such Calculation Date. "Reference Banks" shall mean two or more banks selected by the Holder. In the event that such rate is not available at such time for any reason, then "Floating Rate" for such Interest Period or for purposed of the Default Rate shall be determined by the Holder.

     "Business Day" means a day on which banks are generally open for business in London, England, New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany and Lima, Peru.

     "Calculation Date" means (i) with respect to any Interest Period, the day which is two (2) LIBOR Business Days prior to the commencement of such Interest Period; and (ii) with respect to the Default Rate, the day which is two (2) LIBOR Business Days prior to (a) the day on which the unpaid amount becomes due and payable (for the period from and including such due date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by the Holder, up to and excluding such date)), and (b) to the extent such overdue amount is not paid during the period described in Clause (a) above each succeeding Interest Payment Date (for the subsequent period from and including such Interest Payment Date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by the Holder, up to and excluding such date)).

     "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

     "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

     "Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

     "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and (ii) March 20, 2008.

     "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

     "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

     "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

     "Interest Period" means any of the following periods:

          (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

          (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

     "LIBOR Business Day" means a day on which dealings in deposits in dollars are carried on in the London interbank Euro-currency market;

     "Loan Agreement" means the Loan Agreement dated as of September 30th, 2005 between the Borrower and KfW.

     "MPA" means the Master Participation Agreement dated as of September 30th, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

     "MSA" means the Master Security Agreement dated as of September 30th, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

     "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

     "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

     "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

     All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America, not later than 11:00 a.m., New York City time, on the due date for payment thereof (any payment received after such time shall be deemed to have been made on the immediately succeeding Business Day), by transfer of immediately available funds to the account of Sumitomo Mitsui Banking Corporation in its capacity as the Holder's agent at [ __(6)].

     Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

     If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

     The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

     The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of

----------
(6)  Insert payment instructions, including place of payment.

Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

     This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and
(ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, __

By: Sociedad Minera Cerro Verde, S.A.A.

Taxpayer Registry No.: 20170072465

Name of authorized officer: __

Identification Card No __

Power register in Entry No. __ of the Public Registry

                                                                         ANNEX I

                            Environmental Disclosure

         The Borrower excludes from this representation all construction activities and operations that are not conducted by, or that are not under the control of, the Borrower, other than construction activities that are being performed by third parties who are acting pursuant to construction contractual arrangements with the Borrower.

                                    Exhibit B

                               KfW Loan Agreement

                                                                  EXECUTION COPY

================================================================================

                               KFW LOAN AGREEMENT

                                     between

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                   as Borrower

                                       and

                                      KfW,
                                    as Lender

                         Dated as of September 30, 2005

                                  US$22,500,000

================================================================================

                                TABLE OF CONTENTS

     This table of contents is not part of the Agreement to which it is attached, but is inserted for convenience only.

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   1.01 Definitions......................................................     1
   1.02 Other Definitions; Interpretation................................     3
   1.03 Incorporation by Reference.......................................     3
   1.04 Types of Loans...................................................     4

ARTICLE II THE LOANS.....................................................     4
   2.01 Loans............................................................     4
   2.02 Manner of Borrowing..............................................     4
   2.03 Certain Notices..................................................     5
   2.04 Conversions into Fixed Rate Loans................................     5
   2.05 Reduction in Commitment..........................................     5
   2.06 Availability Period..............................................     5

ARTICLE III PRINCIPAL, INTEREST AND PROMISSORY NOTES.....................     5
   3.01 Principal........................................................     5
   3.02 Interest.........................................................     5
   3.03 Post-Default Interest............................................     6
   3.04 Promissory Notes.................................................     6
   3.05 Selection of Fixed Rates.........................................     7
   3.06 Consolidation of Applicable Base Rate for Fixed Rate Loans.......     7

ARTICLE IV COMMISSIONS...................................................     7
   4.01 Commitment Commission............................................     7
   4.02 Loan Management Commission.......................................     8
   4.03 Facility Fee.....................................................     8

ARTICLE V THE HERMES GUARANTEE...........................................     8
   5.01 The HERMES Guarantee.............................................     8
   5.02 Information......................................................     8
   5.03 KfW's Right to Demand Information and Give Approval Regarding
           Export Contracts..............................................     8

ARTICLE VI PREPAYMENT....................................................     9
   6.01 Voluntary Prepayments............................................     9
   6.02 Pro Rata Prepayment..............................................     9
   6.03 Prepayment Compensation for Fixed Rate Loans.....................     9
   6.04 Mandatory Prepayments............................................    10

ARTICLE VII PAYMENTS.....................................................    11
   7.01 Payments.........................................................    11

                               KfW Loan Agreement

   7.02 Non-Business Days................................................    11
   7.03 Computations.....................................................    11

ARTICLE VIII CERTAIN INDEMNITIES.........................................    11
   8.01 Increased Cost of Loans..........................................    11
   8.02 Alternative Interest Rate........................................    12
   8.03 Mitigation.......................................................    13

ARTICLE IX CONDITIONS OF LENDING.........................................    13
   9.01 Initial Loan.....................................................    13
   9.02 Additional Conditions............................................    14

ARTICLE X COVENANTS.......................................................   14

ARTICLE XI REPRESENTATIONS AND WARRANTIES................................    14

ARTICLE XII EVENTS OF DEFAULT; REMEDIES..................................    14
   12.01 Events of Default...............................................    14
   12.02 Remedies........................................................    15
   12.03 Suspension, Cancellation or Termination of Commitment...........    15

ARTICLE XIII MISCELLANEOUS...............................................    15
   13.01 No Waiver.......................................................    15
   13.02 No Immunity.....................................................    15
   13.03 Jurisdiction and Service of Process.............................    15
   13.04 GOVERNING LAW...................................................    15
   13.05 Assignments and Participations; Information.....................    16
   13.06 Amendments, Etc.................................................    16
   13.07 Counterparts....................................................    16
   13.08 Judgment Currency...............................................    17
   13.09 Successors and Assigns..........................................    17
   13.10 Stamp Taxes.....................................................    17
   13.11 Survival........................................................    17
   13.12 Severability....................................................    17
   13.13 WAIVER OF JURY TRIAL............................................    17
   13.14 Notices.........................................................    18
   13.15 English Language................................................    18
   13.16 No Restriction..................................................    18

EXHIBIT A - Amortization Schedule

EXHIBIT B - Form of Promissory Note

EXHIBIT C - Form of KfW Loan Agreement Drawdown Certificate

                               KfW Loan Agreement

                               KfW LOAN AGREEMENT

     KfW LOAN AGREEMENT dated as of September 30, 2005 (this "Agreement") between SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "Borrower"), and KfW, a corporation under the public law of the Federal Republic of Germany ("KfW").

     KfW is majority-owned by the German government and in accordance with its Bylaws and institutional objectives, KfW has agreed to grant a credit facility to the Borrower for purposes of developing and promoting mining activities in Peru.

     For purposes of financing in part the development by the Borrower of the Sulfide Project (referred to in the Master Participation Agreement referred to below), the Borrower is entering into various loan and credit agreements, including this Agreement, setting out the terms upon which financing is to be provided for such development. In conjunction therewith, the Borrower, KfW, JBIC, the Lead JBIC Arrangers, the Commercial Banks and the Administrative Agent are entering into a master participation agreement (the "Master Participation Agreement"), containing certain representations, covenants, undertakings and security for the common benefit of the Senior Facility Lenders providing the Senior Facility Loans (as defined in the Master Participation Agreement). Also in connection therewith, the Parent Companies shall enter into a transfer restrictions agreement (the Transfer Restrictions Agreement referred to in the Master Participation Agreement), for the common benefit of such Senior Facility Lenders, and the Parent Companies shall enter into a Completion Guarantee (the Completion Guarantee referred to in the Master Participation Agreement) guaranteeing the payment of the Senior Loan Obligations until Completion and containing undertakings regarding Completion of the Sulfide Project. Based on the foregoing, KfW is prepared, on the terms and subject to the conditions set forth herein and in the other Financing Documents, to make Loans to the Borrower that constitute Loans in an aggregate principal amount up to US$22,500,000 for the purchase of equipment and services delivered by the Exporter under the Export Contracts in connection with the development of the Sulfide Project.

     Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.01 Definitions. Terms defined in this Agreement shall have their respective defined meanings as provided herein. Capitalized terms used herein (including the preamble and recital of this Agreement) and not otherwise defined herein shall have the meanings assigned to such terms in the Master Participation Agreement (including Schedule Z thereto). As used in this Agreement, the following terms shall have the following respective meanings:

     "Applicable Base Rate" shall mean:

          (a) for each Floating Rate Loan during each Interest Period or Default Interest Period therefor, the interest rate per annum for Dollar deposits for a period equal to (or, if there is no equal, then most comparable to) such Interest Period or Default Interest Period


                               KfW Loan Agreement
     which appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; provided that, if no such rate appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) for any relevant Interest Period or Default Interest Period, the Applicable Base Rate shall mean for each Loan during such Interest Period or Default Interest Period the rate per annum determined by KfW which appears on the page designated Page 3750 on the Moneyline Telerate Inc. at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; and provided further that if no such rates so appear on the page designated Page 3750 on the Moneyline Telerate Inc. for any relevant period, the relevant rate of interest shall be determined in accordance with Section 8.03 hereof.

          (b) for each Fixed Rate Loan during each Fixed Rate Period therefor, the rate per annum equal to the funding costs of KfW in Dollars of a KfW Loan for maturities matching as closely as possible the maturity of the requested KfW Loan.

     "Default Interest Period" shall mean each successive period (not in excess of six months) while any amount payable by the Borrower hereunder is in default, as KfW shall choose in its sole discretion, the first such period to commence as of the date on which such amount in default becomes due and each succeeding such period to commence immediately upon the expiry of the immediately preceding such period.

     "Default Margin" shall mean a rate per annum equal to 2%.

     "Drawdown Certificate" shall have the meaning given to that term in Section 9.02(b) hereof.

     "Export Contracts" shall mean (i) the agreement between Fluor Daniel Sucursal Del Peru ("Fluor") and Exporter, dated March 15, 2005, for the purchase of 4 High Pressure Grinding Rolls in a total amount of US$20,092,452.57 and (ii) the agreement between Fluor and Exporter, dated February 18, 2005, for the purchase of 4 ball mills in a total amount of US$10,620,502.51, each in connection with the Sulfide Project.

     "Exporter" shall mean Polysius AG, an entity domiciled in Germany that has entered into certain contracts for the supply of goods and/or the rendering of services in connection with the Sulfide Project.

     "Facility Fee" shall have the meaning assigned to such term in Section 4.03 hereof.

     "Fixed Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (b) in the definition of "Applicable Base Rate" in this Section 1.01.

                               KfW Loan Agreement

     "Fixed Rate Period" shall mean, for each Fixed Rate Loan, the period from the date such Loan is made or converted from a Floating Rate Loan into a Fixed Rate Loan until the maturity of the Loan.

     "Floating Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (a) in the definition of "Applicable Base Rate" in this Section 1.01.

     "Frankfurt Business Day" shall mean any day on which banks are generally open for business in Frankfurt Germany.

     "German Supply Portion" shall mean those items of equipment and services of German origin which have been provided by the Exporters pursuant to the Export Contracts.

     "Germany" shall mean the Federal Republic of Germany.

     "Head Office" shall mean the principal office of KfW in Germany, presently located at PalmengartenstraBe 5-9, D-60325 Frankfurt am Main, Germany.

     "HERMES" shall mean Euler Hermes Kreditversicherungs-AG acting on behalf of the government of the Federal Republic of Germany.

     "HERMES Guarantee" shall mean the insurance coverage to be provided by HERMES in favor of KfW in respect of the Borrower's obligations under this Agreement, which shall be in form and substance satisfactory to KfW.

     "KfW Loans" or "Loans" shall mean the loans provided for in Section 2.01 hereof, which may be Floating Rate Loans and/or Fixed Rate Loans.

     "Margin" shall mean 0.35% per annum.

     "Master Participation Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

     "Reuters Screen LIBOR01 Page" shall mean the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates for Dollar deposits).

     "Type" shall have the meaning given to that term in Section 1.04 hereof.

     "U.S." shall mean the United States of America.

          1.02 Other Definitions; Interpretation. This Agreement shall be interpreted in accordance with the rules of interpretation set forth in Section
1.02 of the Master Participation Agreement, which are incorporated by reference herein as if fully set forth herein.

          1.03 Incorporation by Reference. This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and

                               KfW Loan Agreement
conditions of the Loans, provided that the exercise of enforcement remedies shall be made solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement. In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

          1.04 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Floating Rate Loan or a Fixed Rate Loan, each of which constitutes a Type.

                                   ARTICLE II

                                    THE LOANS

          2.01 Loans. KfW agrees, upon the terms and conditions of this Agreement and the Master Participation Agreement, to make Loans to the Borrower from time to time in such aggregate principal amount not exceeding its Aggregate Committed Amount, and on such Business Days during the period from the date hereof to but excluding the Availability Period End Date as the Borrower shall request pursuant to Section 2.02 hereof. KfW's Aggregate Committed Amount shall be utilized for the following purposes: (i) an aggregate principal amount not to exceed approximately US$20,670,300 to finance or reimburse the Borrower for expenses incurred in connection with up to 85% of the German Supply Portion and
(ii) an aggregate amount not to exceed approximately US$1,829,700 to finance or reimburse the Borrower for expenses incurred in connection with up to 100% of the Facility Fee, collectively not to exceed, in any event, US$22,500,000 in the aggregate.

     The Loans may be borrowed as Fixed Rate Loans or as Floating Rate Loans. Floating Rate Loans may be converted into Fixed Rate Loans as provided in
Section 2.04 hereof.

     The Loans shall be advanced from time to time, but in no event more frequently than once per calendar month, in accordance with the terms of this Agreement and the Master Participation Agreement. Any amounts borrowed and paid or prepaid pursuant to the terms herein may not be reborrowed by the Borrower.

     The Borrower shall not be relieved of its obligations under this Agreement to pay all amounts due and payable on the relevant due date by reason of the KfW Loans being insufficient to finance up to 100% of the Facility Fee under this Agreement.

          2.02 Manner of Borrowing. The Borrower shall give KfW not less than fifteen (15) Business Days' prior notice (which notice shall be copied to the Trustee and the Administrative Agent and shall be irrevocable and effective upon receipt) specifying the date and amount of each borrowing hereunder, such notice to be substantially in the form of Exhibit C and specifying whether the Borrower requests a Floating Rate Loan or a Fixed Rate Loan. Except as to the borrowing which utilizes the unborrowed portion of the Commitment in full, each borrowing of Loans shall be in a minimum amount of US$500,000. No more than one borrowing may be requested in any calendar month. The proceeds of each Loan shall be made available directly to the Borrower by KfW in Dollars, on the respective borrowing date, by credit to the Onshore Dollars Account, thus reimbursing the Borrower for payments already made

                               KfW Loan Agreement
under the respective Export Contract, provided that the conditions precedent set forth in Section 9.01 have been met.

          2.03 Certain Notices. The Borrower shall notify KfW in writing (which notice shall be irrevocable and effective upon receipt), at least five (5) Frankfurt Business Days prior to the end of an Interest Period for any Floating Rate Loan, if the Borrower wishes to convert such Loan into a Fixed Rate Loan pursuant to Section 2.04 hereof.

          2.04 Conversions into Fixed Rate Loans. The Borrower shall have the right to convert Floating Rate Loans into Fixed Rate Loans; provided that (a) the Borrower shall give KfW notice of each such conversion pursuant to Section
2.03 hereof; (b) each such conversion shall be in a minimum amount of US$500,000, provided, however, that the Borrower may convert any Floating Rate Loans outstanding as of the Availability Period End Date in an amount less than US$500,000; and (c) a Floating Rate Loan may be so converted only on the last day of an Interest Period for such Loan. Upon conversion of Floating Rate Loans to Fixed Rate Loans all subsequent disbursements shall be made as Fixed Rate Loans. For the avoidance of doubt, once the Borrower shall have converted Floating Rate Loans to Fixed Rate Loans, the Borrower shall not be permitted to revert any such Loans back to Floating Rate Loans.

          2.05 Reduction in Commitment. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment subject to and in accordance with Section 2.03 of the Master Participation Agreement.

          2.06 Availability Period. The facility will be available from the date on which the conditions precedent set forth in Section 5.01 of the Master Participation Agreement are fulfilled through the Availability Period End Date.

                                   ARTICLE III

                    PRINCIPAL, INTEREST AND PROMISSORY NOTES

          3.01 Principal. The Borrower agrees to repay the principal amount of each Loan in 16 consecutive semi-annual installments on each Payment Date, commencing on the first Payment Date in accordance with the Amortization Schedule set forth in Exhibit A; provided, however, that the amount of the final payment of principal of the Loans shall in any event be equal to the remaining unpaid principal amount of the Loans.

          3.02 Interest. The Borrower agrees to pay KfW interest on the Outstanding Base Amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Floating Rate Loan, for each Interest Period relating thereto, the Applicable Base Rate for such Floating Rate Loan for such Interest Period plus the applicable Margin plus, upon the occurrence and during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement, the Default Margin; and

          (b) during such periods as such Loan is a Fixed Rate Loan, for each Fixed Rate Period relating thereto, the Applicable Base Rate for such Fixed Rate Loan for such

                               KfW Loan Agreement

     Fixed Rate Period plus the applicable Margin plus, upon the occurrence and during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement, the Default Margin.

Interest shall accrue (i) in the case of a Fixed Rate Loan, from and including the date of such Loan in case of the first interest payment with respect to any Advance or from and including the Interest Payment Date to which interest has been paid in case of the second and any subsequent interest payments with respect to each Advance to but excluding the next succeeding Interest Payment Date or, in the case of payment pursuant to clause (B) below, to but excluding the date of such payment, and (ii) in the case of a Floating Rate Loan, from and including the first day of each Interest Period for such Loan to but excluding the last day of such Interest Period or, in the case of payment pursuant to clause (B) or (C) below, to but excluding the date of such payment. Accrued interest on each Loan shall be payable (A) on each Interest Payment Date; (B) upon the payment or prepayment thereof (on the principal amount so paid or prepaid); and (C) in the case of a Floating Rate Loan, upon the conversion of such Loan to a Fixed Rate Loan (on the principal amount so converted). Each Interest Period for a Floating Rate Loan shall (y) comply with the definition of the term "Interest Period" and (z) except for the first Interest Period for a Floating Rate Loan, will have a duration of six months.

          3.03 Post-Default Interest. If any installment of principal of any Loan or any other amount (including interest on a Loan) payable by the Borrower hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Borrower hereby agrees to pay from time to time upon KfW's demand interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall be due and unpaid, at a rate per annum equal to the sum of (a) the Margin plus
(b) the Default Margin plus (c) (i) in the case of Fixed Rate Loan, during a Fixed Rate Period therefor, the Applicable Base Rate therefor, and (ii) in all other cases, the Applicable Base Rate for Floating Rate Loans for such Default Interest Period.

          3.04 Promissory Notes.

     (a) As additional evidence of the Borrower's obligation to pay the principal of the Loans as provided in Section 3.01 hereof, the Borrower shall execute and deliver to the Trustee on behalf of KfW Promissory Notes issued by the Borrower, in substantially the form set forth in Exhibit B hereto, with a dual column translation into Spanish to be included therein, in accordance with
Section 2.08 of the Master Participation Agreement.

     (b) The execution and delivery by the Borrower of the Promissory Notes shall not affect in any way whatsoever the rights or obligations of the Borrower under this Agreement, and the rights and claims of KfW under the Promissory Notes held by it shall not replace or supersede the rights and claims of KfW hereunder, provided that payment of any part of the principal of any such Promissory Note in accordance with the terms of this Agreement shall, to the extent that such payment if made hereunder would discharge the Borrower's obligations hereunder in respect of the payment of the principal of the Loan evidenced by such Promissory Note, discharge such obligation pro tanto and the payment of any principal of a Loan in accordance with the terms and conditions hereof shall discharge the obligations of the Borrower under the Promissory Note evidencing such Loan to the extent of such payment.

                               KfW Loan Agreement

          3.05 Selection of Fixed Rates. Not more than 15 and not less than seven Business Days prior to a proposed borrowing of a Loan hereunder or prior to the last day of an Interest Period for any Floating Rate Loan, the Borrower may request that KfW advise the Borrower on an indicative basis (which shall not be binding) of KfW's best estimate of what the expected Applicable Base Rate would be for a Fixed Rate Loan with a Fixed Rate Period commencing on the date of borrowing of the proposed Loan or on the last day of such Interest Period, as the case may be, and ending on the Final Maturity Date; provided, however, that any change in such Applicable Base Rate from that so advised by KfW shall result only from a change in KfW's funding costs.

          3.06 Consolidation of Applicable Base Rate for Fixed Rate Loans. In the event that more than one Fixed Rate Loan is outstanding, KfW may in its own discretion consolidate the Applicable Base Rates for Fixed Rate Loans outstanding on such date into a single interest rate corresponding to the weighted average of the Applicable Base Rates for such Fixed Rate Loans, rounded down to 1/10,000 if the fifth decimal to be omitted is below 5 or rounded up to 1/10,000 if the fifth decimal to be omitted is 5 or above. Commencing with the first Payment Date following such consolidation, such weighted average interest rate shall constitute the Applicable Base Rate for the further computation and payment of interest for such consolidated Fixed Rate Loans.

                                   ARTICLE IV

                                   COMMISSIONS

          4.01 Commitment Commission. The Borrower agrees to pay KfW a commitment commission on the daily unborrowed amount of the Commitment which may be reduced or terminated as contemplated in Section 2.03 of the Master Participation Agreement for the period from and including the date of this Agreement to but excluding the earliest of (a) the date the Commitment is borrowed in full, (b) the date the Commitment is terminated and (c) the Availability Period End Date, at a rate per annum equal to 0.25%. Accrued commitment commission under this Section 4.01 shall be payable quarterly, in arrears, on each Interest Payment Date and on each date falling three calendar months after each such Interest Payment Date, with the last installment of the commitment commission hereunder to be paid on the Availability Period End Date.

          4.02 Loan Management Commission. The Borrower shall pay to KfW an upfront fee equal to 1% of the Commitment (determined as of the date of this Agreement) payable within 30 days from and after the date of this Agreement.

          4.03 Facility Fee. On the date of disbursement of the initial Advance, the Borrower agrees to pay a facility fee (the "Facility Fee") in such amount as KfW shall determine is necessary to compensate it for costs and expenses associated with the HERMES Guarantee. The Facility Fee as determined by KfW shall be binding on the Borrower. If the Facility Fee or a portion thereof is refunded to KfW by HERMES, KfW shall reimburse the Borrower in an amount equal to the amount refunded to KfW by HERMES promptly upon receipt of such refund from HERMES. If the Facility Fee exceeds the amount set forth in Section 2.01, the Borrower shall pay the full amount of the Facility Fee (including such excess) to KfW in accordance with this Section 4.03.

                               KfW Loan Agreement

                                    ARTICLE V

                              THE HERMES GUARANTEE

          5.01 The HERMES Guarantee. KfW's rights to receive payment from the Borrower under this Agreement shall be guaranteed by the Federal Republic of Germany, pursuant to the HERMES Guarantee.

          5.02 Information. Subject to Section 12.10 of the Master Participation Agreement and the generally applicable procedures of KfW in respect of confidential commercial information, KfW shall be entitled to give information relating to the Sulfide Project and to the KfW Loan Agreement to representatives of the Federal Republic of Germany having any responsibility in connection with the HERMES Guarantee and its representatives and advisors. Furthermore, subject to Section 12.10 of the Master Participation Agreement and the generally applicable procedures of KfW in respect of confidential commercial information, KfW and the representatives of the Federal Republic of Germany shall be entitled to give information relating to the KfW Loan Agreement to international organizations entrusted with the collection of statistical data, particularly data in connection with debt servicing.

          5.03 KfW's Right to Demand Information and Give Approval Regarding Export Contracts. The Borrower shall inform KfW without delay of any event that, in its reasonable judgment, could be reasonably expected to materially impede or endanger the implementation of the Export Contracts according to schedule. The Borrower shall not, without the prior written consent of KfW (which may not be unreasonably withheld), agree to any modification of or amendment to the Export Contracts that (a) reduces the total price of the Export Contracts below US$22,500,000 or (b) changes the Exporter under such Export Contracts. In addition, the Borrower shall inform KfW without delay of its own accord of any modification of or amendment to the Export Contracts that may materially affect the volume of goods and services or any other material provision of the Export Contracts. The Borrower shall on demand furnish any information reasonably requested by KfW regarding the Export Contracts.

                                   ARTICLE VI

                                   PREPAYMENT

          6.01 Voluntary Prepayments.

     (a) The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty other than as required by Sections 6.01(b) and
Section 6.03 hereof, at any time or from time to time in accordance with Section
3.05 of the Master Participation Agreement; provided, however, that each prepayment of a Fixed Rate Loan, and each prepayment of a Floating Rate Loan on a date other than the last day of the then current Interest Period, shall be accompanied by, and the Borrower hereby agrees to pay to KfW on the date of such prepayment, payment of the prepayment compensation (if any) required under
Section 6.03 hereof and reimbursement of funding losses or expenses (if any) required under Section 3.11 of the Master Participation Agreement. Partial prepayment shall be applied to the Loans in accordance with Section 3.08 of the Master Participation Agreement.

                               KfW Loan Agreement

     (b) Notwithstanding any provision herein to the contrary, if the Borrower makes a voluntary prepayment of all or any portion of the principal outstanding amount of any Floating Rate Loan or Fixed Rate Loan at any time prior to the Final Maturity Date with the proceeds of replacement debt obtained (either at the time or within a period of one year from the date of such voluntary prepayment) from a Person other than the Parent Companies or an Affiliate of the Parent Companies, the Borrower shall, on the date that such replacement debt is obtained, pay to KfW a prepayment fee equal to one-half of one per cent (0.5%) of the aggregate principal amount of Floating Rate Loans and Fixed Rate Loans prepaid by the Borrower.

     (c) Notwithstanding any provisions herein to the contrary, if KfW exercises its rights to suspend, cancel or terminate its aggregate Committed Amount pursuant to Section 12.03 (other than by reason of, directly or indirectly, improper acts or inactions of the Borrower), then the Borrower may prepay all or any portion of any Loan without prepayment premium or penalty of any kind whatsoever.

          6.02 Pro Rata Prepayment. The extent to which payments or prepayments by the Borrower to any Senior Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement. KfW may waive its right to receive any such prepayment without prejudice to its right to receive any subsequent prepayment. Each prepayment of Loans under this Section 6.02 shall be accompanied by the prepayment compensation (if any) required under Section 6.03 hereof and amounts (if any) then payable under Section 3.11 of the Master Participation Agreement.

          6.03 Prepayment Compensation for Fixed Rate Loans. Without duplication of any compensation payable under Section 3.11 of the Master Participation Agreement, upon any payment prior to scheduled maturity (whether pursuant to this Article VI or Article XII hereof or otherwise) of any principal of any Fixed Rate Loan, in whole or in part if (a) the sum of the interest payments which (in the absence of such prepayment) would have been payable on each installment of such Loan (or portion thereof) so prepaid, on each Payment Date from the date of such prepayment to the original scheduled maturity date of such installment, at the applicable rate for such Loan specified in Article III hereof minus the applicable Margin (for purposes of this Section 6.03, the "Prepayment Interest") exceeds (b) the sum of the interest payments which would be received if the principal amount of each installment of such Loan (or portion thereof) so prepaid were re-invested, for the period from the date of such prepayment to the original scheduled maturity date hereunder of such installment, at the Reinvestment Rate (as defined below) (for purposes of this Section 6.03, the "Reinvestment Interest"), the Borrower agrees to pay KfW a prepayment commission in respect of each such prepayment in an amount (computed as of the date of such prepayment) equal to the Present Value (as defined below) of the amount of such excess.

     For purposes of this Section 6.03, "Reinvestment Rate" shall mean, in respect of each installment of principal prepaid, the rate which appears on the Reuters Screen RTRTSY1 Page at or about 4:00 p.m. (Frankfurt time) on a date selected by KfW occurring on or within five Eurodollar Business Days prior to the date of such prepayment, for actively traded U.S. Treasury obligations having substantially the same scheduled maturity as such installment (interpolating, where appropriate, between the yield to maturity quotations for the next shorter and next longer

                               KfW Loan Agreement
maturities for any Loan installment scheduled to mature at a time for which no such yield quotation is expressed); and the "Present Value" of any amount receivable or deemed receivable on a specified future date shall mean such amount discounted to present value (from such specified future date to the date of such prepayment) at the Reinvestment Rate.

          6.04 Mandatory Prepayments. The Borrower shall make Mandatory Prepayments as set forth in Section 3.06 of the Master Participation Agreement. KfW may waive its right to receive any Mandatory Prepayments without prejudice to its right to receive any subsequent Mandatory Prepayment. Each prepayment of Loans under this Section 6.04 shall be accompanied by the prepayment compensation (if any) required under Section 6.03 hereof and amounts (if any) then payable under Section 3.11 of the Master Participation Agreement.

     In case of mandatory prepayments made in accordance with Section 3.06 of the Master Participation Agreement, the Borrower shall, upon KfW's demand, prepay the outstanding Loans in full (or in the amount of the affected portion thereof) together with accrued interest thereon and all other amounts payable to KfW hereunder (including amounts, if any, payable under Section 6.03 hereof and Section 3.11 of the Master Participation Agreement), in the case of each outstanding Floating Rate Loan, on the last day of the then current Interest Period for such Floating Rate Loan and, in the case of each outstanding Fixed Rate Loan, on the first Payment Date occurring at least three months after the date of such demand (or, in the case of any Loan, on such earlier date as shall be certified by KfW as being the last permissible date for such prepayment under the relevant law, rule, regulation, treaty or directive).

                                   ARTICLE VII

                                    PAYMENTS

          7.01 Payments. All payments and prepayments on account of the principal of and interest on the Loans, fees, commissions, indemnities and other amounts payable under this Agreement or any Promissory Note by the Borrower shall be made to KfW in Dollars and in immediately available funds, without set-off, counterclaim or reduction for any reason whatsoever, by credit to an account designated by KfW at Citibank in New York, New York (Swift Code: BIC CITIUS33, Account number: 10926093, Account name: KfW) and designating KfW in Frankfurt am Main, Germany as the beneficiary (Swift Code: KFWIDEE, Payment
Reference: yyyymmdd/Cerro Verde (8137091719), not later than 11:00 a.m. New York City time on the date on which such payment shall become due.

          7.02 Non-Business Days. If any payment under this Agreement falls due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          7.03 Computations. Interest hereunder calculated on the basis of the quotations referred to in clause (a) and clause (b) of the definition of "Applicable Base Rate" shall be computed on the basis of a year of 360 days and actual days elapsed. Prepayment compensation under Section 6.04 hereof, shall be computed on the basis of a year of 365 days (or 366 days, as the case may be) and actual days elapsed. Commitment commission hereunder shall be computed on the basis of a year of 360 days and actual days elapsed.

                               KfW Loan Agreement

                                  ARTICLE VIII

                               CERTAIN INDEMNITIES

          8.01 Increased Cost of Loans. In the event that, at any time or from time to time, as a result of any change in any applicable laws (including the adoption of any new laws), rules, regulations, treaties, directives or requests of general applicability of any applicable governmental, fiscal or monetary authority (whether imposing or modifying taxation (other than Excluded Taxes and Indemnified Taxes, provision for which is made in Section 8.01 hereof), reserve or special or other deposit requirements or any other requirements or conditions, and whether or not having the force of law), or in the interpretation or administration thereof by any court or any such authority charged with the interpretation or administration thereof (including, without limitation, any change in the regulations implementing the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as modified and supplemented), or by reason of KfW's compliance with any such law, rule, regulation, treaty, directive or request, the cost to KfW of making, maintaining or funding the Loans is increased, or any amount (or the effective return on any amount) received or receivable by KfW hereunder or under the Promissory Notes is reduced, or the rate of return to be earned by KfW with respect to any Loan is reduced, or KfW is required to make any payment in connection with any transactions contemplated hereby, by or in an amount reasonably deemed by KfW to be material, then the Borrower will on demand by KfW from time to time pay KfW such additional amount or amounts as (in the good faith determination of KfW) are necessary to compensate KfW for such increased cost, reduction or payment; provided that, KfW shall not be entitled to make any claim for additional costs under this Section 8.01, to the extent any such additional cost is attributable directly or indirectly to the application of, compliance with or implementation of any part or "pillar" of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basle Committee on Banking Supervision in June 2004 (as in effect on the date hereof), or any implementation or interpretation thereof, whether by any law or regulation, or otherwise, or to any change by KfW from one method of calculating capital adequacy to another, insofar as such additional costs are directly or indirectly attributable to credit-related events or circumstances that are specific to KfW and not solely to general regulatory guidelines or requirements imposed on the banking sector generally. Any such demand by KfW shall be accompanied by a certificate from KfW stating the basis for its demand and setting forth in reasonable detail the calculations of the amount thereof.

          8.02 Alternative Interest Rate. If, with respect to any Interest Period for any Floating Rate Loan or with respect to any Default Interest Period, KfW determines in its reasonable judgment that quotations of interest rates of the types referred to in clause (a) in the definition of "Applicable Base Rate" are not being provided in the relevant amounts or for the relevant maturity for purposes of determining the "Applicable Base Rate" for such Interest Period or Default Interest Period, KfW shall promptly give notice thereof to the Borrower, and the following provisions shall apply:

          (a) During the thirty-day period following the date of any such notice (the "Negotiation Period"), KfW and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute

                               KfW Loan Agreement

     Basis") for determining the rate of interest to be applicable to such Loan from time to time and if, at the expiration of the Negotiation Period, KfW and the Borrower have agreed upon a Substitute Basis and any required governmental approvals therefor have been obtained, the Substitute Basis shall take effect from such date (including, if agreed, such retroactive date) as KfW and the Borrower may in such circumstance agree.

          (b) If at the expiration of the Negotiation Period, a Substitute Basis shall not have been agreed upon or any required governmental approvals therefor shall not have been obtained, KfW shall notify the Borrower of the cost to KfW (as reasonably determined by it) of funding and maintaining the outstanding affected Loan for such Interest Period or Default Interest Period, and the interest payable to KfW on such Loan for such Interest Period or Default Interest Period shall be interest at a rate per annum equal to the cost of funding and maintaining such Loan as so notified by KfW plus the applicable Margin (and, as appropriate, the Default Margin).

The procedures specified in (a) and (b) above shall apply to each relevant period succeeding the first such period to which they were applied unless and until KfW notifies the Borrower that the condition referred to in the first sentence of this Section 8.02 no longer exists (which notice KfW agrees to give promptly following the cessation of such condition) or until each affected Floating Rate Loan is converted into a Fixed Rate Loan pursuant to Section 2.04 hereof, whereupon interest on such Loan shall again be determined in accordance with the provisions of Section 3.02 hereof, effective commencing on the first Payment Date next succeeding the date of such notice or (if a Fixed Rate Period is so established) the first day of such Fixed Rate Period.

          8.03 Mitigation. If an event or circumstance occurs that would entitle KfW to exercise any of the rights or benefits afforded by this Article VIII, KfW, promptly upon becoming aware of the same, shall take such steps as may be reasonably available to it to eliminate or mitigate the effects of such event or circumstance; provided, however, that KfW shall not be under any obligation to take any steps that, in its sole discretion, would (a) result in its incurring additional costs or taxes or (b) otherwise be disadvantageous to KfW.

                                   ARTICLE IX

                              CONDITIONS OF LENDING

          9.01 Initial Loan. The obligation of KfW to make the initial Loan to be made by it hereunder is subject to the satisfaction (or waiver by KfW) of the following conditions:

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent to the initial disbursement of the Senior Facility Loans set forth in Section 5.01 of the Master Participation Agreement shall have been satisfied (or waived as provided therein).

          (b) HERMES Guarantee. The HERMES Guarantee shall have been issued, shall be the legal, valid and binding obligation of HERMES (acting in its capacity as an agent of the government of the Federal Republic of Germany), shall be in full force and effect, shall have been duly registered with the relevant governmental or other authorities

                               KfW Loan Agreement
     and all relevant fees and charges relating thereto which are then due and payable shall have been paid in full.

          (c) Export Contracts. The Export Contracts shall not have been cancelled, rescinded or terminated for reasons other than performance of their terms.

          (d) No modifications of Export Contracts. No modification of, or amendment to, the Export Contracts that will (i) reduce the total price of the Export Contracts below US$22,500,000 or (ii) change the Exporter under the Export Contracts, in each case without the prior consent of KfW.

          (e) Drawdown Certificate. Not less than 15 Business Days prior to the proposed date of borrowing, KfW shall have received a KfW Loan Agreement Drawdown Certificate in substantially the form set forth in Exhibit C hereof (a "Drawdown Certificate"), duly completed and executed by the Borrower and the Borrower shall have provided the Trustee and the Administrative Agent with a copy of such Drawdown Certificate.

          9.02 Additional Conditions. The obligation of KfW to make each Loan (excluding the initial Loan which is subject to the conditions described in Section 9.01 above) hereunder is subject to the further conditions:

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent set forth in Section 5.02 of the Master Participation Agreement shall have been satisfied (or waived as provided therein);

          (b) Drawdown Certificate. Not less than 15 Business Days prior to the proposed date of borrowing KfW shall have received a KfW Loan Agreement Drawdown Certificate in substantially the form set forth in Exhibit C hereof (a "Drawdown Certificate"), duly completed and executed by the Borrower and the Borrower shall have provided the Trustee and the Administrative Agent with a copy of such Drawdown Certificate; and

          (c) HERMES Guarantee. The HERMES Guarantee shall not have been revoked, canceled, restricted or suspended, unless such revocation, cancellation, restriction or suspension was directly and proximately caused by (i) the failure of KfW to pay any applicable guarantee fee after the Borrower has paid to KfW all amounts demanded in respect thereof pursuant to Section 4.03 hereof when due or (ii) misrepresentations by KfW to HERMES unless such misrepresentations were based upon information supplied to KfW in writing by the Borrower or the Parent Companies.

                                    ARTICLE X

                                    COVENANTS

     The Borrower has undertaken certain covenants as set forth in Article VII of the Master Participation Agreement. The rights of KfW in respect of such covenants are set forth in the Master Participation Agreement and Master Security Agreement. The Borrower further

                               KfW Loan Agreement
covenants and agrees with KfW that it shall use the loan proceeds solely in accordance with the terms of Section 2.01 hereof.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

          The Borrower has given certain representations and warranties in
Article VI of the Master Participation Agreement. The rights of KfW in respect of such representations and warranties are set forth in the Master Participation Agreement and Master Security Agreement.

                                   ARTICLE XII

                           EVENTS OF DEFAULT; REMEDIES

          12.01 Events of Default. Subject to Section 12.02, each of the MPA Events of Default set forth in Section 9.01 of the Master Participation Agreement is hereby incorporated by reference in this Agreement as if fully set forth herein, in accordance with their terms, unless waived in accordance with the Master participation Agreement.

          12.02 Remedies. Upon the occurrence and Continuance of an MPA Event of Default, KfW shall only have each of the rights and remedies provided in the Master Participation Agreement and the Master Security Agreement exercisable only pursuant to and in accordance with the terms thereof.

          12.03 Suspension, Cancellation or Termination of Commitment. In the event that HERMES revokes, cancels, restricts or suspends the HERMES Guarantee (other than by reason of improper acts or inactions on the part of KfW) then (i) KfW shall have the right to suspend, cancel or terminate its Aggregate Committed Amount, (ii) KfW shall not be required to disburse or fund any additional Loans and (iii) the provisions of Section 3.10 of the Master Participation Agreement shall apply.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.01 No Waiver. No failure on the part of KfW to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Promissory Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Promissory Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly provided herein and in the Master Participation Agreement, the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          13.02 No Immunity. To the extent that any party hereto has or hereafter may acquire any immunity from any court or from jurisdiction of any process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the Promissory Notes.

                               KfW Loan Agreement

          13.03 Jurisdiction and Service of Process. The provisions of Section
12.16 of the Master Participation Agreement shall be deemed incorporated herein mutatis mutandis. The Borrower confirms its appointment of CT Corporation as agent for process pursuant to Section 12.16(b) of the Master Participation Agreement.

          13.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          13.05 Assignments and Participations; Information.

     (a) The Borrower may not assign its rights or obligations hereunder or under the Promissory Notes without the prior consent of KfW.

     (b) KfW may at any time transfer the Loans, the Promissory Notes and Commitments to a wholly-owned subsidiary of KfW whose jurisdiction is Germany, and in the event of such transfer all references herein to "KfW" shall be deemed to such wholly-owned subsidiary.

     (c) KfW may at any time sell, assign, transfer, grant participations in, or otherwise dispose of a portion of the Loans, the Promissory Notes or the Commitment (collectively, "Transferred Interests") (i) to any other Person subject to Section 12.13 of the Master Participation Agreement or (ii) if an MPA Event of Default has occurred and is continuing, to HERMES or any agency, instrumentality or political subdivision of Germany (for purposes of this Section 13.05, collectively, "HERMES" and, together with any transferee in accordance with clause (i) of this Section 13.05(c), "Transferees"). Upon the execution and delivery by any Transferee to the Borrower of an instrument in writing pursuant to which such Transferee agrees to assume the obligations of KfW hereunder with respect to the Transferred Interest, such Transfer will be effective and such Transferee may exercise all legal and equitable rights and remedies, and shall be entitled to the benefits of Article VII hereof, as if such Transferee were a lender hereunder holding a "Loan" in the amount of the Transferred Interest held by it.

     (d) KfW may furnish any information concerning the Borrower in the possession of KfW from time to time to Transferees (including prospective Transferees) subject to the confidentiality provisions contained in Section
12.10 of the Master Participation Agreement.

     (e) Notwithstanding anything in the Master Participation Agreement to the contrary, KfW shall be entitled as and when required or requested by HERMES to give information to the representatives of HERMES and international organizations entrusted with the collection of statistical data, particularly in connection with debt servicing, in connection with the implementation of this Agreement.

     (f) Except as otherwise expressly provided in this Agreement, this Agreement is legally independent of all Export Contracts. In connection with the performance of its obligations under this Agreement, the Borrower may in no event raise objections on the basis of the Export Contracts for which the financing is in part provided or any other contract providing for the export of goods or services.

                               KfW Loan Agreement

          13.06 Amendments, Etc. Subject to Article X of the Master Participation Agreement, the provisions of this Agreement may not be amended, modified or waived except by an instrument or instruments in writing or by facsimile transmission signed by the Borrower and KfW.

          13.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          13.08 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, U.S. is of the essence, and Dollars shall be the currency of account in all events. The obligations of the Borrower to make payments hereunder shall not be discharged by an amount paid in any currency other than Dollars, whether pursuant to a court or arbitral judgment or otherwise, to the extent that the amount so paid upon conversion to Dollars and transferred to New York, New York under normal banking procedures does not yield the amount of Dollars due, and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Trustee, the Appointed Parties' Agents and each Senior Facility Lender against, and to pay to the Trustee, the Appointed Parties' Agents and each Senior Facility Lender on demand, in Dollars, any difference between the sum originally due in Dollars and the amount of Dollars received upon any such conversion and transfer. The provisions of Section 12.06 of the Master Participation Agreement shall be deemed incorporated herein in their entirety.

          13.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and KfW and their respective permitted successors and assigns.

          13.10 Stamp Taxes. The Borrower agrees to pay all stamp and other duties or taxes imposed by any taxing authority of or in Peru on this Agreement, the Loans or the Promissory Notes, or on the enforcement of any thereof or of any rights under any thereof, or on the introduction of any thereof before any court or other authority, and shall indemnify KfW against all liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such duty or tax.

          13.11 Survival. Without limitation, the obligations of the Borrower under Sections 6.03, 8.01 and 13.10 hereof and Sections 3.09 and 3.11 of the Master Participation Agreement and the obligations of KfW under Section 3.09 of the Master Participation Agreement shall survive the repayment of the Loans and the cancellation of the Promissory Notes.

          13.12 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Any gap resulting as a consequence of any such invalidity shall be filled by a provision consistent with the purpose of this Agreement.

          13.13 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND KfW HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

                               KfW Loan Agreement

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROMISSORY NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR OTHER THEORY.

          13.14 Notices. The provisions of Section 12.11 of the Master Participation Agreement shall be deemed incorporated herein in its entirety. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier and received or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          13.15 English Language. This Agreement is made in the English language. Any translation of this Agreement shall have no legal validity.

          13.16 No Restriction. Nothing herein shall in any way limit the Borrower's ability to seek damages from Exporter under any of the Export Contracts if the goods delivered pursuant to the Export Contract do not meet contract specifications set forth under such Export Contract.

                               KfW Loan Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               KfW Loan Agreement

                                        KfW


                                        By:
                                            -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               KfW Loan Agreement

                                                                       EXHIBIT A
                                                           to KfW Loan Agreement

                     AMORTIZATION SCHEDULE

                                                 % of the aggregate
                                                   amounts of all
Repayment                                         Advances made by
  Number                                          KfW to be repaid
---------                                        ------------------
     1                                                  6.25
     2                                                  6.25
     3                                                  6.25
     4                                                  6.25
     5                                                  6.25
     6                                                  6.25
     7                                                  6.25
     8                                                  6.25
     9                                                  6.25
    10                                                  6.25
    11                                                  6.25
    12                                                  6.25
    13                                                  6.25
    14                                                  6.25
    15                                                  6.25
    16                                                  6.25

                               KfW Loan Agreement

                                                                       EXHIBIT B
                                                           to KfW Loan Agreement

                        Form of Promissory Note (Pagare)

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, __
Amount US$ __

     FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. __, and whose principal office is at __, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note"), except as permitted in
Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of __ (the "Holder"), against presentment of this note, the sum of __ dollars of the United States of America (US$ __) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                       PRINCIPAL AMOUNT                           PRINCIPAL AMOUNT
    PAYMENT DATE         TO BE REPAID          PAYMENT DATE         TO BE REPAID
--------------------   ----------------   ---------------------   ----------------
First Payment Date            __          48th month after the           __
                                          First Payment Date
6th month after the           __          54th month after the           __
First Payment Date                        First Payment Date
12th month after the          __          60th month after the           __
First Payment Date                        First Payment Date
18th month after the          __          66th month after the           __
First Payment Date                        First Payment Date
24th month after the          __          72nd month after the           __
First Payment Date                        First Payment Date
30th month after the          __          78th month after the           __
First Payment Date                        First Payment Date
36th month after the          __          84th month after the           __
First Payment Date                        First Payment Date
42nd month after the          __          90th month after the           __
First Payment Date                        First Payment Date

                               KfW Loan Agreement

     The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be made on the basis of a year of 360 days and actual days elapsed.

     If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall be due and unpaid, at an annual rate equal to the Default Rate.

     The Borrower may prepay on any Payment Date upon at least 60 days' prior notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least __(7) dollars of the United States of America (US$__).

     If Borrower prepays all or part of the outstanding principal amount hereof [on a date other than the last day of the then current Interest Period](8), the Borrower shall pay to the Holder [(a) a prepayment commission equal to the Present Value of the excess (if any) of (i) the sum of the interest payments which (in the absence of such prepayment) would have been payable on each installment hereof (or portion thereof) so prepaid, on each Payment Date from the date of such prepayment to the original scheduled maturity date of such installment, at the Base Rate over (ii) the sum of the interest payments which would be received if the principal amount of each installment hereof (or portion thereof) so prepaid were re-invested, for the period from the date of such prepayment to the original scheduled maturity date hereunder of such installment, at the Reinvestment Rate (as defined below), and (b)](9) reimbursement of its funding losses or expenses (if any) related to such prepayment; provided that, if the Borrower makes a voluntary prepayment of all or any portion of the principal outstanding amount hereof with the proceeds of replacement debt obtained (either at the time or within a period of one year from the date of such voluntary prepayment) from a person other than the Parent Companies or an Affiliate of the Parent Companies, the Borrower shall, as of the date that such replacement debt is obtained, pay to the Holder a prepayment fee equal to 0.5% of the aggregate principal amount prepaid and provided further that if the Holder suspends, cancels or terminates its commitments to lend to the Borrower under the credit facility, as contemplated in Section 12.03 of the Loan Agreement, the

----------
(7) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

(8)  Include this bracketed language only for Floating Rate Loans.

(9)  Include this bracketed language only for Fixed Rate Loans.

                               KfW Loan Agreement

Borrower may prepay all or any portion of the outstanding amount hereof without prepayment premium or penalty of any kind whatsoever.

     Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

     For purposes of this Promissory Note, the following terms shall have the following meanings:

     "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

     "Affiliate" means, with respect to any Person (the "First Person"), any other Person (the "Second Person") which directly or indirectly Controls, or is under common Control with, or is Controlled by, such First Person.

     "Applicable Margin" means 0.35% per annum.

     "Base Rate" means, for any Interest Period or Default Interest Period therefor, [the interest rate per annum for dollar deposits for a period equal to (or, if there is no equal, then most comparable to) such Interest Period or Default Interest Period which appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; provided that, if no such rate appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) for any relevant Interest Period or Default Interest Period, the Base Rate shall mean for each Loan during such Interest Period or Default Interest Period the rate per annum determined by the Holder which appears on the page designated Page 3750 on the Moneyline Telerate Inc. at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period](10)

     "Business Day" means a day on which banks are generally open for business in London, England, New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany and Lima, Peru.

     "Collateral Agent" means Citibank del Peru S.A. in its capacity of onshore collateral agent for the Holder according to the MSA.

----------
(10) Insert (i) this bracketed language for Floating Rate Loans or (ii) the Fixed Rate calculated in accordance with clause (b) of the definition of Applicable Base Rate.

                               KfW Loan Agreement

     "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

     "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

     "Control" (including, with its correlative meanings "Controlled by" and "under common Control with") means possession, directly or indirectly, of power (whether or not exercised) to direct or cause the direction of or exercise a controlling influence on management or policies (whether through legal or beneficial ownership of securities or partnership or other ownership interests, by contract, representation on the board of directors or similar governing body or otherwise).

     "Default Interest Period" means each successive period (not in excess of six months) while any amount payable by the Borrower hereunder is in default, as the Holder shall choose in its sole discretion, the first such period to commence as of the date on which such amount in default becomes due and each succeeding such period to commence immediately upon the expiry of the immediately preceding such period.

     "Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

     "Eurodollar Business Day" means any day on which banks are generally open for business in London, England.

     "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and (ii) March 20, 2008.

     "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

     "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

     "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

     "Interest Period" means any of the following periods:

                               KfW Loan Agreement

          (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

          (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

     "Loan Agreement" means the Loan Agreement dated as of September 30, 2005 between the Borrower and KfW.

     "MPA" means the Master Participation Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

     "MSA" means the Master Security Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

     "Parent Companies" means, collectively, Phelps Dodge Corporation, Sumitomo Metal Mining Co. Ltd., Sumitomo Corporation and Compania de Minas Buenaventura S.A.A.

     "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

     "Present Value" of any amount receivable or deemed receivable on a specified future date, means such amount discounted to present value (from such specified future date to the date of such prepayment) at the Reinvestment Rate.

     "Reinvestment Rate" means, in respect of each installment of principal prepaid, the rate which appears on the Reuters Screen RTRTSY1 Page at or about 4:00 p.m. (Frankfurt time) on a date selected by the Holder occurring on or within five Eurodollar Business Days prior to the date of such prepayment, for actively traded U.S. Treasury obligations having substantially the same scheduled maturity as such installment (interpolating, where appropriate, between the yield to maturity quotations for the next shorter and next longer maturities for any Loan installment scheduled to mature at a time for which no such yield quotation is expressed).

     "Reuters Screen LIBOR01 Page" shall mean the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates for Dollar deposits).

     "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

                               KfW Loan Agreement

     "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

     All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America and in immediately available funds, without set-off, counterclaim or reduction for any reason whatsoever, by credit to an account designated by the Holder at Citibank in New York, New York (Swift Code: BIC CITIUS33, Account number: 10926093, Account name: KfW) and designating the KfW in Frankfurt am Main, Germany as the beneficiary (Swift
Code: KFWIDEE, Payment Reference: yyyymmdd/Cerro Verde (8137091719), not later than 11:00 a.m. New York City time on the date on which such payment shall become due.

     Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

     If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

     The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

                               KfW Loan Agreement

     The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

     This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and
(ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, __

By: Sociedad Minera Cerro Verde, S.A.A.
Taxpayer Registry No.: 20170072465
Name of authorized officer: __
Identification Card No __
Power register in Entry No. __ of the Public Registry

                               KfW Loan Agreement

                                                                       EXHIBIT C
                                                           to KfW Loan Agreement

                         [Form of Drawdown Certificate]

To: KfW IPEX-Bank
    Postfach 11 11 41
    D-60 046 Frankfurt/Main

From: SOCIEDAD MINERA CERRO VERDE S.A.A.
                                                           Date: _______________

                               KFW LOAN AGREEMENT
                             Request for drawing no.

X1a1 - Loan No. [__________]
       dated as of [_________]
          for US$[___]

1. The Borrower hereby requests a [Floating Rate / Fixed Rate] Loan under the KfW Loan Agreement in US$ as follows:

     (a)  Drawdown Date: __________________

     (b)  Amount: ______________ US$_____________

2.   The Amount in paragraph 1(b) is made up of:

     (a) US$______________ in respect of German goods and services supplied by Polysius AG; and/or

     [(b) US$_____________ in respect of the Facility Fee charged by HERMES for the HERMES Guarantee](11)

3.   The Borrower confirms that:

     (a) the representation and warranties contained in Article VI of the Master Participation Agreement shall be true and correct in all material respects as of the date of the initial disbursement;

     (b)  no MPA Default has occurred and is Continuing; and

     (c) each of the other conditions contained in [Section 5.01 [first disbursement only], [Section 5.02 [Conditions Precedent for subsequent disbursements only] of the Master Participation Agreement and [Section
          9.01 [initial disbursement only], [Section 9.02 [Conditions Precedent for subsequent disbursements only] of the KfW Loan Agreement is satisfied on the date of this Request or is expected to be satisfied immediately after the disbursement is made (as applicable).

----------
(11) [Only applies to disbursement of the initial Advance and shall include 100% of the Facility Fee.]

                               KfW Loan Agreement

4. The Borrower confirms that the aggregate amount borrowed under the KfW Loan Agreement does not exceed 85% of the aggregate amounts of the purchase orders placed to date under the Export Contracts plus the amounts borrowed to finance the Facility Fee.

5. The Borrower requests that the amount mentioned under paragraph 1(b) above be paid to the Onshore Dollars Account.

6. Terms defined in the KfW Loan Agreement shall bear the same meanings when used in this Request.

                                        BORROWER


                                        By:
                                            ------------------------------------
Authorized Signatory

                               KfW Loan Agreement

                                    Exhibit C

                         Commercial Banks Loan Agreement

                                                                  EXECUTION COPY

================================================================================

                                 LOAN AGREEMENT

                                      among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                   as Borrower

                        EACH OF THE LENDERS NAMED HEREIN,

                                       and

                             CALYON NEW YORK BRANCH,
                             as Administrative Agent

                         Dated as of September 30, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
APPENDIX 1 - Notice of Borrowing

EXHIBIT A  - Form of Promissory Note
EXHIBIT B  - Amortization Schedule
EXHIBIT C  - Assignment and Acceptance Agreement

     LOAN AGREEMENT dated as of September 30, 2005 among SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "Borrower"); each of the Lenders that is a signatory hereto as a "Lender", or each lender that may from time to time become a Lender, pursuant to Section 11.05(b) hereof, (each, a "Lender" and, collectively, the "Lenders"); and CALYON NEW YORK BRANCH, as agent for the Lenders (in such capacity, the "Administrative Agent").

     WHEREAS, On the date hereof, the Borrower, JBIC, the Lead JBIC Arrangers, KfW, the Lenders and the Administrative Agent have entered into the Master Participation Agreement (the "Master Participation Agreement"), which sets forth various terms for the financing of the development of the Sulfide Project;

     WHEREAS, for purposes of financing in part the development of the Sulfide Project, the Borrower desires that the Lenders make certain loans to it, and the Lenders wish to make certain loans to the Borrower, all on the terms and conditions set forth herein and in the Master Participation Agreement.

     NOW THEREFORE, in consideration of the foregoing, the agreements contained herein and in the Master Participation Agreement and for other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

          Section 1. Definitions and Accounting Matters.

          1.01 Certain Defined Terms. Except as otherwise defined herein, capitalized terms used herein (including the preamble and recital of this Agreement) shall have the meanings assigned to such terms in the Master Participation Agreement (including Schedule Z thereto). For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     "Additional Costs" has the meaning assigned thereto in Section 5.01(a).

     "Advance Date" has the meaning assigned thereto in Section 4.05.

     "Agreement" means this Loan Agreement.

     "Applicable Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time designate pursuant to Section 5.05 as the office by which its Loans are to be made and maintained.

     "Availability Period" means, collectively, the Tranche A Availability Period and the Tranche B Availability Period.

     "Borrower" has the meaning assigned thereto in the first paragraph of this Agreement.

                         Commercial Banks Loan Agreement

     "Borrowing" means Loans made on the same date and as to which a single Interest Period is in effect pursuant to a Notice of Borrowing.

     "Commitment" means the aggregate of the Tranche A Commitment and the Tranche B Commitment.

     "Default Interest Period" means each successive period (not in excess of six months) as the Administrative Agent shall choose (with the consent of the Majority Bank Lenders), during which any amount payable by the Borrower hereunder is in default. The first such period shall commence as of the date on which such amount in default becomes due, and each such succeeding period shall commence immediately upon the expiry of the immediately preceding period; provided, however, that in the absence of, or pending consent of the Majority Bank Lenders, each Default Interest Period has a duration of one month.

     "Default Margin" means, in respect of any principal of any Loan or any other amount under this Agreement (including interest on a Loan), a rate per annum equal to 2%.

     "Eurocurrency Liabilities" has the meaning assigned thereto in Regulation
D.

     "Lenders" has the meaning assigned thereto in the first paragraph of this Agreement.

     "LIBOR Rate" means, with respect to any Interest Period or Default Interest Period for any Loan, the interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant interest period which appears on page 3750 on the Moneyline Telerate Inc. (or such other page or pages as shall replace that page or pages for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars) at or about 11:00 a.m. London time on the second Eurodollar Business Day before and for value on the first day of the Interest Period or Default Interest Period. If such rate does not appear on page 3750 on the Moneyline Telerate Inc. or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, the LIBOR Rate shall be the interest per annum equal to the average (rounded upward to the nearest fifth decimal place, if such average is not such a decimal) of the interest rates per annum (as provided to the Administrative Agent) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) two Eurodollar Business Days before the first day of the Interest Period or Default Interest Period in an amount substantially equal to each such Reference Bank's Loan comprising part of such borrowing to be outstanding during such interest period and for a period equal to (or if there is no equal, then most comparable) such interest period. The LIBOR Rate for any interest period for each Loan comprising part of the same borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by such agent from the Reference Banks two Eurodollar Business Days before the first day of such interest period. If any of the Reference Banks shall be unable or otherwise fails to provide a rate for the purposes of determining LIBOR as hereinabove provided, then LIBOR shall be determined on the basis of the rate or rates quoted by the remaining Reference Banks.

     "LIBOR Reserve Period" has the meaning assigned to that term in Section 5.01(d).

                         Commercial Banks Loan Agreement

     "Loans" means, collectively, the Tranche A Loans and the Tranche B Loans provided to the Borrower pursuant to Section 2.01.

     "Majority Bank Lenders" means Lenders holding more than 50% of the sum of
(a) the aggregate amount of uncancelled and undrawn Commitments and (b) the aggregate principal amount of outstanding Loans.

     "Margin" means (a) for the period from and including the date hereof to but excluding the Completion Release Date, 1.20% per annum, (b) for the period from and including the Completion Release Date to but excluding the third anniversary of the Completion Release Date, 1.4% per annum, (c) for the period from and including the third anniversary of the Completion Release Date to but excluding the fifth anniversary of the Completion Release Date, 1.70% per annum, (d) for the period from and including the fifth anniversary of the Completion Release Date to but excluding the seventh anniversary of the Completion Release Date, 2% per annum and (e) for the period from and including the seventh anniversary of the Completion Release Date thereafter, 2.20% per annum.

     "Master Participation Agreement" has the meaning assigned thereto in the recitals of this Agreement.

     "Participant" has the meaning assigned thereto in Section 11.05(c).

     "Reference Banks" means, collectively CALYON New York Branch, Mizuho Corporate Bank Ltd., Scotia Capital and The Royal Bank of Scotland plc, or such substitute banks designated as such by the Administrative Agent from time to time to provide the quotations required for the determination of the LIBOR Rate and being the principal London offices of each such bank.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in any law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender of or under any law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Substitute Basis" has the meaning assigned thereto in Section 5.02.

     "Tranche A Availability Period" means the period from the date hereof until the Tranche A Commitment Termination Date.

     "Tranche A Commitment" means, for each Lender, the obligation of such Lender to make Tranche A Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite the name of such Lender in Appendix A-1 of the Master Participation Agreement (as the same may be reduced at any time or from time to time pursuant to Sections 2.01, 2.10 and

                         Commercial Banks Loan Agreement

11.05 hereof and Section 2.03 of the Master Participation Agreement or pursuant to a permitted assignment) or, in the case of an assignee of a Tranche A Commitment, the amount specified in the Assignment and Acceptance Agreement entered into by such assignee.

     "Tranche A Commitment Termination Date" means the earlier of (i) the Availability Period End Date and (ii) the date on which the aggregate amount of the Tranche A Commitments of all Lenders is fully borrowed, terminated or reduced to zero.

     "Tranche A Loans" has the meaning assigned thereto in Section 2.01.

     "Tranche B Availability Period" means the period from the date on which the Tranche A Loans shall have been fully drawn until the Tranche B Commitment Termination Date.

     "Tranche B Commitment" means, for each Lender, the obligation of such Lender to make Tranche B Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite the name of such Lender in Appendix A-1 of the Master Participation Agreement (as the same may be reduced at any time or from time to time pursuant to Sections 2.01, 2.10 and 11.05 hereof and
Section 2.03 of the Master Participation Agreement or pursuant to a permitted assignment) or, in the case of an assignee of a Tranche B Commitment, the amount specified in the Assignment and Acceptance Agreement entered into by such assignee.

     "Tranche B Commitment Termination Date" means the earlier of (i) the Availability Period End Date and (ii) the date on which the aggregate amount of the Tranche B Commitments of all Lenders is fully borrowed, terminated or reduced to zero.

     "Tranche B Loans" has the meaning assigned thereto in Section 2.01.

          1.02 Other Definitions; Headings. The table of contents to this Agreement and section headings contained herein are for convenience of reference only and shall not affect the construction hereof.

          1.03 Reference to Master Participation Agreement. This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and conditions of the Loans; provided that the exercise of enforcement remedies shall be made solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement. In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

          1.04 Interpretation. Section 1.02 of the Master Participation Agreement is hereby incorporated herein by reference as if fully set forth herein.

                         Commercial Banks Loan Agreement

          Section 2. Loans, Promissory Notes and Prepayments.

          2.01 Loans.

     (a) Subject to the terms and conditions of this Agreement and the Master Participation Agreement, each Lender severally agrees to make loans to the Borrower in Dollars from time to time during the Tranche A Availability Period (the "Tranche A Loans") in an aggregate principal amount up to but not exceeding the amount of the Tranche A Commitment of such Lender. If the full amount of the Tranche A Commitment is not disbursed during the Tranche A Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.03 of the Master Participation Agreement.

     (b) Subject to the terms and conditions of this Agreement and the Master Participation Agreement, each Lender severally agrees to make loans to the Borrower in Dollars from time to time during the Tranche B Availability Period (the "Tranche B Loans") in an aggregate principal amount up to but not exceeding the amount of the Tranche B Commitment of such Lender. If the full amount of the Tranche B Commitment is not disbursed during the Tranche B Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.03 of the Master Participation Agreement.

     (c) Any amounts borrowed and paid or prepaid in accordance with the terms herein shall not be reborrowed by the Borrower.

          2.02 Borrowings. The Borrower shall give the Administrative Agent (who shall promptly notify the Lenders) notice of each Borrowing hereunder (which notice shall be copied to the Trustee and shall be irrevocable and effective upon receipt) as provided in Section 4.04, such notice to be substantially in the form of Appendix 1 to this Agreement. Except as to a Borrowing which utilizes the unborrowed Tranche A Commitments or Tranche B Commitments, as the case may be, in full, each Borrowing hereunder shall be in a minimum amount of US$2,500,000 and, if greater, in an amount which is an integral multiple of US$1,000,000.

     Not later than 10:00 a.m. New York time on the date specified in each notice for borrowing hereunder, each Lender shall make available the aggregate amount of the Loans to be made by it on such date (as determined in accordance with Section 4.02) to the Administrative Agent, at account number 01-88179-3701-00 (Attn: Loan Settlement, Ref: Cerro Verde) maintained by the Administrative Agent with CALYON New York Branch (ABA# 026-008-073) in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement and the Master Participation Agreement, be made available to the Borrower by 11:00 a.m. New York time on such date, by depositing such amount, in immediately available funds, in the Onshore Dollars Account.

          2.03 Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, the Administrative Agent's fee, and to the Lenders (as Lead Arrangers) the upfront fees, each in the amounts set forth in the fee letter dated July 28, 2005 between the Lenders and the Borrower on the dates set forth in such fee letter.

                         Commercial Banks Loan Agreement

          2.04 Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Tranche A Commitment and Tranche B Commitment, for the period from and including the date hereof to but excluding the final day of the Tranche A Availability Period and the Tranche B Availability Period, as the case may be, at a rate per annum equal to 0.375%. Accrued commitment fees shall be payable quarterly in arrears on each Interest Payment Date, on each date falling three calendar months after each Interest Payment Date and, in the case of the last installment of commitment fees payable hereunder, on the last day of the Tranche A Availability Period and the Tranche B Availability Period, as the case may be.

          2.05 Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

          2.06 Several Obligations; Remedies Independent. The amounts payable by the Borrower at any time hereunder and under the Promissory Notes to each Lender shall be separate and independent obligations of the Borrower and each Lender shall be entitled, in accordance with the Master Participation Agreement, to protect and enforce its rights arising out of this Agreement and the Promissory Notes held by it, and, except as otherwise provided in the Master Participation Agreement, it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07 Promissory Notes. As additional evidence of the Borrower's obligation to pay the principal of the Loans as provided herein, the Borrower shall execute and deliver to the Administrative Agent on behalf of each Lender, Promissory Notes issued by the Borrower, in substantially the form set forth in Exhibit A hereto, with a dual column translation into Spanish to be included therein, in accordance with Section 2.08 of the Master Participation Agreement.

          2.08 Voluntary Prepayments of Loans. The Borrower shall have the right to prepay Loans, either in whole or in part, in accordance with Section 3.05 of the Master Participation Agreement, at any time or from time to time. Each prepayment of Loans under this Section 2.08 shall be accompanied by the prepayment compensation (if any) required under Section 3.11 of the Master Participation Agreement. Any prepayment made by the Borrower pursuant to Sections 2.08, 2.09 and 2.11 shall be made together with all accrued but unpaid interest on amounts prepaid and all other amounts (including any amounts due pursuant to Section 5) then due from the Borrower hereunder. Partial prepayment shall be applied to the Loans in accordance with Section 3.08 of the Master Participation Agreement.

          2.09 Pro Rata Prepayments. The extent to which prepayments by the Borrower to any Senior Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement. A Lender may waive its right to receive any such prepayment without prejudice to its right to receive any subsequent prepayment. Each prepayment of Loans shall be accompanied by the prepayment compensation (if any) required under Section 3.11 of the Master Participation Agreement and shall be applied in accordance with the Master Participation Agreement. Amounts prepaid pursuant to this Section 2.09 may not be reborrowed by the Borrower.

                         Commercial Banks Loan Agreement

          2.10 Change in Commitments.

     (a) Commitments Generally. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment subject to and in accordance with Section 2.03 of the Master Participation Agreement.

     (b) Tranche B Loan Commitments. On the date on which the Borrower issues Peruvian Bonds under the Peruvian Bonds Program, the Borrower shall reduce the aggregate unutilized amount of Tranche B Commitments outstanding on such date in an amount equal to the lesser of: (i) the aggregate amount of the Peruvian Bonds issuance and (ii) the aggregate unutilized amount of Tranche B Commitments outstanding on such date. To the extent that the aggregate proceeds of issuance of the Peruvian Bonds on such date exceeds the aggregate unutilized amount of Tranche B Commitments outstanding on such date, the Borrower shall prepay the Tranche B Loans outstanding (together with interest accrued and payable thereon) in an amount equal to the difference between (x) the aggregate proceeds of issuance of the Peruvian Bonds on such date and (y) the aggregate unutilized amount of Tranche B Commitments outstanding on such date.

     (c) No Reinstatement. Any portion of the Commitments once terminated or reduced may not be reinstated.

          2.11 Mandatory Prepayments.

     (a) Loans. The Borrower shall be obligated to prepay the Loans pursuant to
Section 3.06 of the Master Participation Agreement.

     (b) Peruvian Bonds Program. On the date on which the Borrower issues Peruvian Bonds under the Peruvian Bonds Program, the Borrower shall prepay the Tranche B Loans in the principal amount required under Section 2.10(b).

          Section 3. Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrower hereby promises to pay to the Administrative Agent, for the account of the Lenders, the principal amount of the Loans in consecutive semi-annual installments payable commencing on the first Payment Date and on each subsequent Payment Date thereafter, each such installment to be in an aggregate principal amount computed in accordance with the Amortization Schedule set forth in Exhibit B (which Amortization Schedule may be revised by the Administrative Agent from time to time to take into account (a) prepayments of the Loans pursuant to the terms hereof and the Master Participation Agreement and (b) the actual first Payment Date); provided, however, that the amount of the final payment of principal of the Loans shall in any event be equal to the remaining unpaid principal amount of the Loans.

          3.02 Interest.

     (a) The Borrower hereby promises to pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of the Loan from such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to, for each Interest Period, the LIBOR Rate for such Loan for such Interest Period plus the applicable Margin.

                         Commercial Banks Loan Agreement

     (b) The Borrower agrees that during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement (other than an MPA Event of Default under Section 9.01(a) of the Master Participation Agreement relating to this Agreement), the interest rate per annum which the Borrower is obligated to pay in respect of each Interest Period pursuant to sub-Section (a) above shall be increased by adding to such interest rate the Default Margin.

     (c) Accrued interest on each Loan shall be payable on each Interest Payment Date and upon any prepayment of a Loan (on the prepaid amount). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to each of the Lenders and the Borrower.

     (d) If any installment of principal of any Loan or any other amount (including interest on a Loan) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration, by mandatory prepayment or otherwise), the Borrower hereby agrees to pay from time to time upon demand interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid, at a rate per annum equal to (i) in respect of principal, the Default Margin plus the greater of (A) the rate of interest payable in respect of such principal pursuant to Section 3.02(a) (or, if applicable, Section 5.02) in effect immediately prior to such default in payment and (B) the sum of the LIBOR Rate for such Default Interest Period plus the Margin and (ii) in respect of such other amounts, the Default Margin plus the LIBOR Rate for such Default Interest Period plus the Margin.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.

          4.01 Payments.

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Promissory Notes (including fees and indemnities) shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent for the account of the Lenders at account number 01-88179-3701-00 (Attn: Loan Settlement, Ref: Cerro Verde) maintained by the Administrative Agent with CALYON New York Branch (ABA#026-008-073), not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) Each payment received by the Administrative Agent under this Agreement or any Promissory Note for the account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

     (c) If the due date of any payment under this Agreement or any Promissory Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the

                         Commercial Banks Loan Agreement
period of such extension; provided, however, that if such next succeeding Business Day falls in the following month, such date shall be the Business Day immediately preceding such date.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein or in the Master Participation Agreement, the Loans shall be disbursed by the Lenders pro rata in accordance with the maximum respective principal amounts of each Lender's Commitment. The extent to which payments by the Borrower to any Senior Facility Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement.

          4.03 Computations. Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest and commitment fees are payable.

          4.04 Certain Notices.

     (a) Notices by the Borrower to the Administrative Agent of borrowings, termination or reduction of Commitments and voluntary prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of days, as the case may be, prior to the date of the relevant borrowing, termination or reduction of Commitments and voluntary prepayments of Loans, as the case may be, specified below:

Type of Notice                        Required Prior Notice
-----------------------------------   ----------------------------------
Borrowing of Loans;                   15 Business Days for Base Advances
Termination or Reduction of           and 10 New York Business Days for
Commitments under Section 2.10; and   Stand-by Advances
Mandatory Prepayments of Loans
Voluntary Prepayments of Loans        60 days

     (b) If received later than 11:00 a.m. New York time on such date, such notice shall be effective on the next succeeding Business Day unless the Borrower is notified by the Administrative Agent that such notice shall be effective on the original Business Day.

     (c) Each notice of borrowing or voluntary prepayment shall specify (i) the Tranche A Loans and/or Tranche B Loans to be borrowed or prepaid, (ii) the aggregate amount (subject to Sections 2.02, 2.08 and 2.09) of each Tranche A Loan and/or Tranche B Loan to be borrowed and (iii) the date of borrowing or voluntary prepayment (which shall be a Business Day). Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice (and in any event by the Business Day after the Administrative Agent's receipt thereof).

                         Commercial Banks Loan Agreement

          4.05 Non-Receipt of Funds by the Administrative Agent.

     (a) Without limiting Section 2.07 of the Master Participation Agreement, unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to that indicated by the Administrative Agent in a notice to such recipient(s) as the Administrative Agent's cost of funds for such period (determined by the Administrative Agent in its reasonable discretion, which determination shall be conclusive) and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

     (b) If neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrower, as the case may be, to the Lenders, the Payor(s) and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for pursuant to Section 3.02 (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of any such Payor(s) under Section 3.02 to pay interest to such recipient(s) in respect of the Required Payment); and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 (and, in case the Borrower shall return such Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).

     (c) In the event that the Payor and the recipient(s) both return the Required Payment to the Administrative Agent together with interest thereon as required hereby, the

                        Commercial Banks Loan Agreement

Administrative Agent shall promptly pay to the recipient(s) such Required Payment together with such interest paid by the recipient(s).

     (d) The Administrative Agent shall promptly notify each Lender of any receipt of notice by the Administrative Agent from the Borrower that the Borrower does not intend to make the Required Payment to the Administrative Agent for account of one or more of the Lenders.

          Section 5. Yield Protection, Etc.
          5.01 Additional Costs.

     (a) The Borrower shall pay directly to each Lender from time to time such amounts as are necessary to compensate such Lender for any increase in costs attributable to its making or maintaining of any Loans to the Borrower or its obligation to make any Loans hereunder to the Borrower, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case, from those costs and amounts receivable existing on the date hereof, resulting from any Regulatory Change that:

          (i) imposes or modifies any reserve, special deposit or similar requirements, including any application of the Regulation D requirement, relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Rate" in Section 1.01), or any commitment of such Lender (including the Commitment of such Lender hereunder); or

          (ii) imposes or any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender.

     (b) Without limiting the effect of the foregoing provisions of this Section
5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine in good faith to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any increase in costs that it in good faith determines is attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive, guideline or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of or by any court or governmental, monetary, fiscal or other authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) issued after the date of this Agreement by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive, guideline or request). For purposes of this Section 5.01(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking

                        Commercial Banks Loan Agreement

Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

     (c) Section 5.01 does not apply, and no Lender shall be entitled to make any claim under Section 5.01, to the extent any Additional Cost is attributable directly or indirectly to the application of, compliance with or implementation of any part or "pillar" of the International Convergence of Capital Measurement
Standards: a Revised Framework, published by the Basle Committee on Banking Supervision in June 2004 (as in effect on the date hereof), or any implementation or interpretation thereof, whether by any law or regulation, or otherwise, or to any change by a Lender from one method of calculating capital adequacy to another, insofar as such Additional Costs are directly or indirectly attributable to credit-related events or circumstances that are specific to a Lender and not solely to general regulatory guidelines or requirements imposed on the commercial banking sector generally.

     (d) Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under clause (a) or
(b) of this Section 5.01 as promptly as practicable, but in any event, within six months after such Lender obtains actual knowledge thereof; provided, that if such Lender fails to give such notice within six months after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date six months prior to the date that such Lender does give such notice. Each Lender shall designate a different Applicable Lending Office, if possible, for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender shall furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under clause (a) or (b) of this Section 5.01. The payment of any such amount by the Borrower shall not preclude the Borrower from contesting such calculation.

     (e) In the event that any Lender shall determine at any time that it is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which the principal amount of any Loan is outstanding (each such period, for such Lender, a "LIBOR Reserve Period"), but only in respect of any period during which any reserve shall actually be maintained by such Lender for the Loans as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then such Lender shall promptly give notice to the Borrower and the Administrative Agent of such determination, and the Borrower shall directly pay to such Lender additional interest on the unpaid principal amount of such Loan during such LIBOR Reserve Period at a rate per annum which shall, during each monthly period applicable to such Loan, be the amount by which (i) the LIBOR Rate for such monthly period divided (and rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to such Lender in respect of Eurocurrency Liabilities exceeds (ii) the LIBOR Rate for such monthly period. Any Lender so requesting compensation shall furnish along with such

                        Commercial Banks Loan Agreement
notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loan or, if later demanded by any Lender, promptly on the next Payment Date for any principal of the Loans after such demand. Each Lender agrees that, if it gives notice to the Borrower and the Administrative Agent of the existence of a LIBOR Reserve Period, it shall promptly notify the Borrower and the Administrative Agent of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this paragraph until such time, if any, as a subsequent LIBOR Reserve Period shall occur.

     (f) Any determination or allocation made by any Lender pursuant to this
Section 5.01 shall be made by such Lender in good faith and, absent error, will be conclusive, so long as such determination is applied to the Borrower in a non-discriminatory manner as compared to similarly situated borrowers.

          5.02 Alternate Interest Rate. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period or Default Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section
     1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest as provided herein; or

          (b) the Majority Bank Lenders notify the Administrative Agent that (i) the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.01 hereof upon which the rate of interest for such Interest Period or Default Interest Period is to be determined will not adequately reflect the cost to such Lenders of making or maintaining Loans, or maintaining any other amount hereunder not paid when due, for such Interest Period or Default Interest Period or (ii) deposits in Dollars in the London interbank market are not available to Lenders in the ordinary course of business in sufficient amounts to make and/or maintain their Loans, then the Administrative Agent shall notify the Borrower thereof and the following provisions shall apply:

          (A) During the thirty-day period following the date of any such notice (the "Negotiation Period"), the Administrative Agent (on behalf of the Lenders) and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute Basis") for determining the rate of interest to be applicable to Loans, and any other amounts hereunder not paid when due, from time to time and if, at the expiry of the Negotiation Period, the Administrative Agent (on behalf of the Lenders) and the Borrower have agreed upon a Substitute Basis and any required governmental approvals therefor have been obtained, the Substitute Basis shall take effect

                        Commercial Banks Loan Agreement
     from such date (including such retroactive date) as the Administrative Agent (on behalf of the Lenders) and the Borrower may in such circumstance agree.

          (B) If at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon or any required governmental approvals therefor shall not have been obtained, the Administrative Agent (with the consent of the Majority Bank Lenders) shall notify the Borrower of the cost to the Lenders (as reasonably determined by them) of funding and maintaining the outstanding affected Loans, and any other amounts hereunder not paid when due for such Interest Period or Default Interest Period and the interest payable to the Lenders on Loans and such other amounts not paid when due to which such Interest Period or Default Interest Period applies shall be interest at a rate per annum equal to the cost of funding and maintaining such Loans or such other amounts as so notified by the Administrative Agent plus the applicable Margin plus, during any Interest Period or any Default Interest Period, upon the occurrence and during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement (other than any Event of Default under Section 9.01(a) thereof relating to this Agreement), the Default Margin.

The procedures specified in (A) and (B) above shall apply to each relevant period succeeding the first such period to which they were applied unless and until the Administrative Agent notifies the Borrower that the condition referred to in clause (a) of this Section 5.02 no longer exists or the Administrative Agent (at the request of the Majority Bank Lenders) notifies the Borrower that the condition referred to in clause (b) of this Section 5.02 no longer exists (which notice the Lenders agree to give or cause to be given promptly following the cessation of such condition), whereupon interest on Loans shall again be determined in accordance with the provisions of Section 3.02, effective commencing on the third Business Day after the date of such notice.

          5.03 Compensation. Upon request of the Administrative Agent on behalf of any Lender, the Borrower shall pay to the Administrative Agent for the account of such Lender such amount or amounts as shall be sufficient to indemnify it for any Funding Losses in accordance with Section 3.11 of the Master Participation Agreement.

          5.04 Mitigation. If an event or circumstance occurs that would entitle a Lender to exercise any of the rights or benefits afforded by this Section 5, such Lender, promptly upon becoming aware of the same, shall take all steps as may be reasonably available to eliminate or mitigate the effects of such event or circumstance; provided, however, that such Lender shall not be under any obligation to take any step that, in its sole discretion, would (a) result in its incurring additional material costs or taxes or (b) otherwise be disadvantageous to such Lender; provided, further, that the Borrower shall reimburse any such Lender for all reasonable and documented costs and taxes incurred pursuant to this Section 5.04.

          5.05 Applicable Lending Offices. A Lender may change its Applicable Lending Office for any Loan by written notice to the Administrative Agent, the Trustee and the Borrower and such notice shall be effective for purposes of this Agreement as of the date specified therein.

                        Commercial Banks Loan Agreement

          Section 6. Conditions Precedent.

          6.01 Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to Section 3.10 of the Master Participation Agreement and the satisfaction (or waiver by each Lender) of any conditions set forth in
Section 5.01 of the Master Participation Agreement.

          6.02 Additional Conditions. The obligation of each Lender to make any Loan hereunder (excluding its initial Tranche A Loan which is subject to conditions described in Section 6.01 above) is subject to the satisfaction (or waiver by it) of the following conditions:

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent set forth in Section 5.02 of the Master Participation Agreement shall have been satisfied (or waived as provided therein); and

          (b) Suspension. The obligation of any Senior Facility Lender shall not have been deemed to be suspended pursuant to Section 3.10 of the Master Participation Agreement.

          Section 7. Representations and Warranties. The Borrower has given certain representations and warranties for the benefit of the Lenders in Article VI of the Master Participation Agreement. The rights of the Lenders in respect of such representations and warranties are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 8. Covenants. The Borrower has given covenants and agreements set forth in Article VII of the Master Participation Agreement. The rights of the Lenders in respect of such covenants and agreement are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 9. Events of Default; Remedies.

          9.01 Events of Default. Subject to Section 9.02, each of the MPA Events of Default set forth in Section 9.01 of the Master Participation Agreement is hereby incorporated by reference in this Agreement as if fully set forth herein, in accordance with their terms, unless waived in accordance with the Master Participation Agreement.

          9.02 Remedies. Upon the occurrence and Continuance of an MPA Event of Default as provided in Section 9.01 hereof, the Lenders shall have each of the rights and remedies provided in the Master Participation Agreement and the Master Security Agreement exercisable only pursuant to and in accordance with the terms thereof.

                        Commercial Banks Loan Agreement

          Section 10. The Administrative Agent.

          10.01 Appointment, Powers and Immunities.

     (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder, with such rights, authorities, discretions and powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and each Lender authorizes and instructs the Administrative Agent to execute and deliver each of the Master Participation Agreement, the Completion Guarantee, the Transfer Restrictions Agreement and any other Financing Document to which such Lender and/or the Administrative Agent is a party and each such Lender agrees to be bound by the terms and conditions of each such agreement as if it had executed and delivered such agreement for and in its own name.

     (b) Each Lender hereby agrees and acknowledges that the Administrative Agent shall act for and on behalf of the Lenders hereunder for purposes of each of the Master Participation Agreement, the Completion Guarantee and the Transfer Restrictions Agreement, and each Lender hereby authorizes such action by the Administrative Agent on its behalf in accordance with its appointment hereunder. Notwithstanding the foregoing, the Administrative Agent shall promptly upon request of any Lender deliver any request, notice or communication permitted to be given by any Senior Facility Lender under or pursuant to the Master Participation Agreement, the Completion Guarantee and the Transfer Restrictions Agreement.

     (c) The Administrative Agent (which term as used in this sentence and in Section 10.05 shall include reference to its Affiliates and its Affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities except those expressly set forth in this Agreement, or by reason of this Agreement be a trustee for any Lender, (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Promissory Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder, (iii) be required to initiate or conduct any litigation or collection proceedings hereunder or (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

     (d) The Administrative Agent may employ agents and attorneys-in-fact, and the Administrative Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Promissory Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

     (e) Any bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from,

                        Commercial Banks Loan Agreement
lend money to and generally engage in any kind of business with the Borrower or Affiliate thereof as if it were not the Administrative Agent hereunder.

          10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice, request, consent, statement, instrument, document or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Bank Lenders, and such instructions of the Majority Bank Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement, any other Financing Document or the Sulfide Project, (b) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (d) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (e) the satisfaction of any condition set forth in
Section 6 or elsewhere herein, other than to confirm receipt of items required to be delivered to the Administrative Agent.

          10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an MPA Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such MPA Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of any MPA Default, the Administrative Agent shall give prompt notice thereof to the Lenders and the Borrower (and shall give each Lender prompt notice of each such non-payment).

          10.04 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.21 of the Master Participation Agreement, but without limiting the obligations of the Borrower under said Section 12.21 of the Master Participation Agreement) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, settlements, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against (including by any Lender) the Administrative Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under
Section 12.21 of the Master Participation Agreement but excluding, unless an MPA Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of the Administrative Agent's agency duties hereunder) or the enforcement of any of the terms hereof

                        Commercial Banks Loan Agreement
or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

          10.05 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its respective Affiliates and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which the Administrative Agent only shall have the duty to forward what it has received), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its respective Affiliates that may come into its possession.

          10.06 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.04 against any and all liability and expense that may be incurred by the Administrative Agent by reason of taking or continuing to take any such action.

          10.07 Resignation or Removal of Administrative Agent. The Administrative Agent, subject to the appointment of a successor as provided in this Section 10.07, may resign at any time by notifying the Lenders and the Borrower. The Administrative Agent may be removed as agent hereunder upon 30 days' notice by an instrument in writing signed by the Majority Bank Lenders and the Borrower. Upon any such resignation or removal, the Majority Bank Lenders shall have the right, with the approval of the Borrower not to be unreasonably withheld, to appoint a successor Administrative Agent. No removal or resignation of a Administrative Agent or appointment of a successor Administrative Agent shall be effective until (a) the appointment of a successor is accepted and (b) solely in the case of a removal all indemnity and compensation required under the Financing Documents have been paid or provided for. If no successor shall have been so appointed by Majority Bank Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the approval of the Borrower not to be unreasonably withheld which shall be a bank with an office in New York, New York or London, or an affiliate of any such bank. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The

                        Commercial Banks Loan Agreement
fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After a Administrative Agent's resignation hereunder, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.08 Voting. Except as otherwise specified in the Master Participation Agreement, in each instance that the Lenders are required to vote hereunder, a vote shall be taken among the Lenders within the period of time specified by the Administrative Agent.

          10.09 Administrative Agent Notices. The Administrative Agent agrees to promptly furnish to each Lender a copy of each written communication (including financial information and project reports) received by it from the Parent Companies, the Borrower or the Trustee expressly relating to, and any amendment or waiver of any of the provisions of, this Agreement, the Master Participation Agreement, the Transfer Restrictions Agreement, the Security Documents, the other Financing Documents, the Project Documents and the transactions contemplated hereby and thereby, or from any Senior Lender pursuant to Section
10.02 of the Master Participation Agreement. In addition, the Administrative Agent agrees to promptly advise each Lender of any material action taken, or any action proposed by the Lenders to be taken that is not taken, by the Senior Lenders at any meeting of Senior Lenders.

          Section 11. Miscellaneous.

          11.01 Waiver. Except as expressly provided herein, no failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Promissory Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices.

     (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be (i) in writing (including telecopier) and (ii) telecopied or sent by overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified in the signature pages hereto, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto.

     (b) All such notices and communications shall be effective (i) if sent by telecopier, when sent (on receipt of written or oral confirmation of receipt) and (ii) if sent by courier, (A) one day after deposit with an overnight courier if for inland delivery and (B) three days after deposit with an international courier if for overseas delivery. Notice of any address or facsimile number change shall be effective only upon receipt.

     (c) The Borrower agrees that the Administrative Agent may make any notices and communications received hereunder (the "Communications") available to the Lenders in an

                        Commercial Banks Loan Agreement
electronic/soft medium by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH CREDIT PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

     (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

          11.03 Amendments, Etc.

     (a) Neither this Agreement nor any terms hereof may be amended, supplemented or modified other than pursuant to a written instrument executed by
(i) Borrower, (ii) the Administrative Agent, acting in accordance with clause
(b) of this Section 11.03 and Section 10.01 of the Master Participation Agreement and (iii) with respect to any amendment, supplement or modification that modifies any provision of this Agreement in a manner that adversely affects any rights of the Administrative Agent hereunder or enlarges its duties hereunder, the Administrative Agent.

                        Commercial Banks Loan Agreement

     (b) No amendment, modification, supplement or waiver of any provision of this Agreement shall, unless by an instrument signed or consented to by all of the Lenders: (i) increase, or extend the term of the Tranche A Commitments or Tranche B Commitments, or extend the term or waive any requirement for the reduction or termination of the Tranche A Commitments or Tranche B Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan or any commitment or other fee hereunder or under the Promissory Notes,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any commitment or other fee is payable hereunder, or alter the basis for calculating any other obligations, (v) alter the rights or obligations of the Borrower under Section 2.08, 2.09, 2.10 or 2.11, (vi) alter the terms of this Section 11.03 or Section 4.02, (vii) modify the definition of the term "Majority Bank Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (viii) waive any of the conditions precedent set forth in Section 6.

     (c) No waiver by any party hereto of any of its rights, powers and privileges under this Agreement shall be effective other than pursuant to a written instrument executed by the Party waiving such right, power or privilege, except that a waiver of rights, powers and privileges by the Senior Facility Lenders can be executed by the Administrative Agent acting in accordance with
Section 10.01 of the Master Participation Agreement.

     (d) Any modification, supplement or waiver shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          11.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.05 Assignments and Participations.

     (a) The Borrower may not assign any of its rights or obligations hereunder or under the Promissory Notes without the prior written consent of all of the Lenders and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

     (b) Each of the Lenders may assign any and all of its rights and obligations hereunder only pursuant to Section 12.13 of the Master Participation Agreement. Upon execution and delivery by the assignee to the Borrower and the Administrative Agent and the Administrative Agent of an assignment and acceptance agreement substantially in the form of Exhibit C hereto (such agreement, an "Assignment and Acceptance"), pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, the assignee shall have, to the extent of such assignment, the rights, obligations and benefits of a Lender hereunder holding the Commitment and Loans (or portion(s) thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Loans (or portion(s) thereof) so assigned (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this

                        Commercial Banks Loan Agreement

Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to, for periods during which it held the Loans, the benefits of Sections 5.01 and 11.06 hereof and Sections 3.09 and 12.21 of the Master Participation Agreement).

     (c) Each Lender may sell or agree to sell to one or more commercial banks or lending institutions (a "Participant") a participation in all or any part of its Loans, its Promissory Notes or in its Commitments; provided that no Participant shall have any rights or benefits under this Agreement, any Promissory Note or any other Financing Documents. All amounts payable by the Borrower to any Lender under Section 5 in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold.

     (d) A Lender or the Administrative Agent, as the case may be, may furnish any information concerning the Borrower in the possession of such Lender or the Administrative Agent from time to time to assignees and Participants (including prospective assignees and Participants) subject to the confidentiality provisions set forth in Section 12.10 of the Master Participation Agreement.

          11.06 Survival/Reinstatement. The obligations of the Borrower under
Section 5 and the obligations of the Lenders under Section 10.04 shall survive the repayment of the Loans and the termination of the Commitments. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower's obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

          11.07 No Immunity. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the Promissory Notes.

          11.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.09 GOVERNING LAW AND SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 12.16 OF THE MASTER PARTICIPATION AGREEMENT SHALL BE DEEMED INCORPORATED HEREIN MUTATIS MUTANDIS. THE BORROWER CONFIRMS ITS APPOINTMENT OF

                        Commercial Banks Loan Agreement

CT CORPORATION AS AGENT FOR SERVICE OF PROCESS, PURSUANT TO SECTION 12.16(B) OF THE MASTER PARTICIPATION AGREEMENT.

          11.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDERS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR OTHER THEORY.

          11.11 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, United States of America is of the essence, and Dollars shall be the currency of account in all events. The provisions of Section 12.06 of the Master Participation Agreement shall be deemed incorporated herein in its entirety.

          11.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.13 English Language. This Agreement is made in the English language. Any translation of this Agreement shall have no legal validity.

            [The remainder of this page is intentionally left blank.]

                        Commercial Banks Loan Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        The Borrower

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                          Address for: Sociedad Minera Cerro Verde S.A.A.
                          Notices

                                        c/o Asiento Minero Cerro Verde
                                        Uchumayo (Arequipa/Peru), Casilla
                                        Postal #299
                                        Shipping: Av. Alfonso Ugarte #304
                                        Cercado, Arequipa, Republic of Peru
                                        Attention: General Manager
                                        Fax No.: (054) 283-376
                                        Telephone No.: (054) 283-363

                                        With a copy to: PDC, at

                                                  Phelps Dodge Tower
                                                  1 North Central Avenue
                                                  Phoenix, Arizona 85004
                                                  U.S.A
                                                  Attention: Treasurer

                                        Fax No: (602) 366-8150
                                        Telephone No: (602) 366-8100

                        Commercial Banks Loan Agreement

                                        The Administrative Agent

                                        CALYON NEW YORK BRANCH,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   Address for notices: CALYON New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Attention: Ted Vandermel
                                        Fax No.: 212.261.3421
                                        Telephone No.: 212.261.7888

                        Commercial Banks Loan Agreement

                                        The Lenders

Commitment
Tranche A: US$22,500,000                CALYON NEW YORK BRANCH,
Tranche B: US$22,500,000                as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        Lending Office: New York Branch

                   Address for notices: CALYON New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Attention: Ted Vandermel
                                        Fax No.: 212.261.3421
                                        Telephone No.: 212.261.7888

                        Commercial Banks Loan Agreement

Commitment
Tranche A: US$22,500,000                MIZUHO CORPORATE BANK, LTD.,
Tranche B: US$22,500,000                as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        Lending Office: New York Branch

                   Address for Notices: 1251 Avenue of the Americas
                                        New York, New York 10020

                                        Attention: Paul Nicholas
                                        Fax No.: 212.282.3618
                                        Telephone No.: 212.282.4864

                        Commercial Banks Loan Agreement

Commitment
Tranche A: US$22,500,000                THE BANK OF NOVA SCOTIA,
Tranche B: US$22,500,000                as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        Lending Office: Toronto

                   Address for Notices: Scotia Capital
                                        40 King Street West, 62nd Floor
                                        P.O. Box 4085, Station A
                                        Corporate Banking - Mining
                                        Toronto, Ontario, Canada
                                        M5W 2X6

                                        Attention: Michael K. Eddy
                                                   Alexander Mihailovich
                                        Fax No.: 416.866.2009
                                        Telephone No.: 416.866.7186/0006

                        Commercial Banks Loan Agreement

Commitment
Tranche A: US$22,500,000                THE ROYAL BANK OF SCOTLAND PLC,
Tranche B: US$22,500,000                as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        Lending Office: The Royal Bank of Scotland plc
                                        Structured Finance, Level 5
                                        135 Bishopsgate
                                        London EC2M 3UR
                                        United Kingdom

                   Address for notices: The Royal Bank of Scotland plc
                                        Structured Finance, Level 5
                                        135 Bishopsgate
                                        London EC2M 3UR
                                        United Kingdom

                                        Attention: Graham Boreham
                                        Fax No.: ++44 20 7375 8762
                                        Telephone No.: ++44 20 7648 3978

                        Commercial Banks Loan Agreement

                                                                      Appendix 1
                                                               to Loan Agreement

                           FORM OF NOTICE OF BORROWING

                                                                      [Date](12)

TO:   [________________________________________] (the "Administrative Agent")
FROM: Sociedad Minera Cerro Verde S.A.A. (the "Borrower")
RE: Notice of Borrowing pursuant to Section 2.02 of the Commercial Banks Loan Agreement dated as of September 30, 2005 between the Borrower, CALYON New York Branch, as Administrative Agent and the Lenders party thereto (the "Loan Agreement")

     The Borrower hereby requests disbursement under the Loan Agreement to the Onshore Dollars Account under the Master Security Agreement on ________, 20__ (the "Disbursement Date") in an aggregate amount equal to [US$___________ as a Tranche A Loan] and/or [US$________ as a Tranche B Loan].(13)

     Disburse to: [name of bank in New York, account number]

     The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the date hereof that:

          1. The requested disbursement date is a Business Day falling on or before the [Tranche A Commitment Termination Date] and/or [the Tranche B Commitment Termination Date].(14)

          2. The requested disbursement is pro rata with disbursements requested under the Senior Loan Documents and is calculated in accordance with Section [ ] of the Master Participation Agreement.

          3. The disbursements requested hereby have been or are scheduled to be utilized in accordance with Section 7.04 of the Master Participation Agreement.

          4. The disbursements of Senior Loans made to date (if any) have been or are being utilized for purposes of the Sulfide Project in accordance with Section 7.04 of the Master Participation Agreement.

----------
(12) [To be dated no later than 15 Business Days before the date for the Loan to which this Notice of Borrowing relates.]

(13) [To be inserted as applicable.]

(14) [To be inserted as applicable.]

                  Appendix 1 to Commercial Banks Loan Agreement

          5. No MPA Default or MPA Event of Default has occurred and is Continuing.

          6. The conditions contained in [Section 5.01 [initial disbursement only] and] Section 5.02 of the Master Participation Agreement 15 and [Section 6.01 [initial disbursement only] and] Section 6.02 of the Commercial Banks Loan Agreement have been satisfied (or are expected to be satisfied on the date of disbursement, as applicable).

     The Borrower agrees that, if prior to its receipt of the disbursement requested hereby it determines that any matter certified by it herein will not be true and correct as of the time of such disbursement, it will promptly so notify the Administrative Agent. Except to the extent set forth in any such notice, each matter certified by the Borrower herein shall be deemed once again to be certified as true and correct as of the time of such disbursement as if then made.

     All defined terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(15) [To be inserted solely in connection with the initial disbursement of Loans.]

                  Appendix 1 to Commercial Banks Loan Agreement

                                                                       Exhibit A
                                                               to Loan Agreement

                       [FORM OF PROMISSORY NOTE (PAGARE)]

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, __
Amount US$__

FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. __, and whose principal office is at __, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note"), except as permitted in
Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of __ (the "Holder"), against presentment of this note, the sum of __ dollars of the United States of America (US$__) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                             PRINCIPAL AMOUNT
       PAYMENT DATE            TO BE REPAID
--------------------------   ----------------
First Payment Date                  __

6th month after the First           __
Payment Date

12th month after the First          __
Payment Date

18th month after the First          __
Payment Date

24th month after the First          __
Payment Date

30th month after the First          __
Payment Date

36th month after the First          __
Payment Date

42nd month after the First          __
Payment Date

48th month after the First          __
Payment Date

54th month after the First          __
Payment Date

60th month after the First          __
Payment Date

66th month after the First          __
Payment Date

72nd month after the First          __
Payment Date

78th month after the First          __
Payment Date

84th month after the First          __
Payment Date

90th month after the First          __
Payment Date

     The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be

                  Exhibit A to Commercial Banks Loan Agreement made on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest are payable.

     If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid at an annual rate equal to the Principal Default Rate. If any other amount payable hereunder is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid at an annual rate equal to the Other Amounts Default Rate.

     The Borrower may prepay on any Payment Date upon at least 60 days' prior notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least __(16) dollars of the United States of America (US$__).

     Borrower shall reimburse to the Holder its funding losses or expenses (if any) related to such prepayment, if Borrower elects to voluntarily prepay all or part of the outstanding principal amount hereof on a date other that an Interest Payment Date or a Payment Date, as the case may be. No premium or penalty shall be payable in connection with other prepayments.

     Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

     For purposes of this Promissory Note, the following terms shall have the following meanings:

     "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

     "Applicable Margin" means [1.20% per annum](17).

----------
(16) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

(17) On the closing date include the first applicable margin. On the Payment Date immediately following the Completion Release Date, the pagare shall be substituted to include the complete "Margin" language.

                  Exhibit A to Commercial Banks Loan Agreement

     "Base Rate" means, with respect to any Interest Period or Default Interest Period, the interest rate per annum for deposits in dollars of the United States of America, if any, for a period equal to the relevant interest period which appears on page 3750 on the Moneyline Telerate Inc. (or such other page or pages as shall replace that page or pages for the purpose of displaying offered rates of leading banks for London interbank deposits in dollars) at or about 11:00 a.m. London time on the second Eurodollar Business Day before and for value on the first day of the Interest Period or Default Interest Period. If such rate does not appear on page 3750 on the Moneyline Telerate Inc. or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, the Base Rate shall be the interest per annum equal to the average (rounded upward to the nearest fifth decimal place, if such average is not such a decimal) of the interest rates per annum (as provided to the Administrative Agent) at which deposits in dollars of the United States are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) two Eurodollar Business Days before the first day of the Interest Period or Default Interest Period in an amount substantially equal to each such Reference Bank's Loan comprising part of such borrowing to be outstanding during such interest period and for a period equal to (or if there is no equal, then most comparable) such interest period. The Base Rate for any interest period shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by such agent from the Reference Banks two Business Days before the first day of such interest period. If any of the Reference Banks shall be unable or otherwise fails to provide a rate for the purposes of determining the Base Rate as hereinabove provided, then the Base Rate shall be determined on the basis of the rate or rates quoted by the remaining Reference Banks.

     "Business Day" means a day on which banks are generally open for business in New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany, London, England and Lima, Peru.

     "Collateral Agent" means Citibank del Peru S.A. in its capacity of onshore collateral agent for the Holder according to the MSA.

     "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

     "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

     "Default Interest Period" means each successive period (not in excess of six months) as the Administrative Agent shall choose (with the consent of the Majority Bank Lenders), during which any amount payable by the Borrower hereunder is in default. The first such period shall commence as of the date on which such amount in default becomes due, and each such succeeding period shall commence immediately upon the expiry of the immediately preceding period; provided, however, that in the absence of, or pending consent of the Majority Bank Lenders, each Default Interest Period has a duration of one month.

                  Exhibit A to Commercial Banks Loan Agreement

     "Eurodollar Business Day" means any day on which banks are generally open for business in London, England.

     "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and (ii) March 20, 2008.

     "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

     "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

     "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

     "Interest Period" means any of the following periods:

          (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

          (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

     "Loan Agreement" means the Loan Agreement dated as of September 30, 2005 among the Borrower, CALYON NEW YORK BRANCH, MIZUHO CORPORATE BANK, LTD., THE BANK OF NOVA SCOTIA, and THE ROYAL BANK OF SCOTLAND PLC.

     "MPA" means the Master Participation Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

     "MSA" means the Master Security Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The

                  Exhibit A to Commercial Banks Loan Agreement

Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

     "Other Amounts Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

     "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

     "Principal Default Rate" means 2% per annum plus the greater of (i) the Interest Rate (including the Applicable Margin) in effect immediately prior to the date in which the respective principal amount became due and was not paid, and (ii) the Base Rate for such Default Interest Period plus the Applicable Margin.

     "Reference Banks" means, collectively CALYON New York Branch, Mizuho Corporate Bank Ltd., Scotia Capital and The Royal Bank of Scotland plc, or such substitute banks designated as such by CALYON New York Branch from time to time to provide the quotations required for the determination of the Base Rate and being the principal London offices of each such bank.

     "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

     "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

     All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America, in immediately available funds, without deduction, set-off or counterclaim, to CALYON New York Branch for the account of the Holder at account number __, favour __ maintained by CALYON, New York Branch (SWIFT code __) with __ (SWIFT code [ ]), in New York, New York, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Eurodollar Business Day).

     Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now

                  Exhibit A to Commercial Banks Loan Agreement or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

     If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

     The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

     The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

     This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and
(ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, __

By: Sociedad Minera Cerro Verde, S.A.A.

                  Exhibit A to Commercial Banks Loan Agreement

Taxpayer Registry No.: 20170072465
Name of authorized officer: __
Identification Card No __
Power register in Entry No. __ of the Public Registry

                  Exhibit A to Commercial Banks Loan Agreement

                                                                       EXHIBIT B

           AMORTIZATION SCHEDULE

              % of aggregate amount of all
Repayment   Advances made by the Lenders to
  Number               be repaid
---------   -------------------------------
     1                    6.25
     2                    6.25
     3                    6.25
     4                    6.25
     5                    6.25
     6                    6.25
     7                    6.25
     8                    6.25
     9                    6.25
    10                    6.25
    11                    6.25
    12                    6.25
    13                    6.25
    14                    6.25
    15                    6.25
    16                    6.25

                  Exhibit B to Commercial Banks Loan Agreement

                                                                       EXHIBIT C

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     Reference is made to the Loan Agreement dated as of September 30, 2005 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), among Sociedad Minera Cerro Verde S.A.A., as Borrower, each of the Lenders named therein and [ ], as Administrative Agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

     1. [__________] (the "Assignor") hereby sells and assigns to [___________] (the "Assignee") without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor without recourse to the Assignor, effective as of the date set forth in Schedule 1 attached hereto (the "Assignment Date"), the interests set forth on Schedule 1 hereto (the "Assigned Interest") in the Assignor's rights and obligations under the Loan Agreement, including, without limitation, the interests in the Commitment of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date as listed in Schedule 1 hereto, but excluding accrued interest and fees to and excluding the Assignment Date. The assignment executed hereby is made pursuant to and in accordance with Section 11.05(b) of the Commercial Banks Loan Agreement. From and after the execution and delivery by the Assignee to the Trustee and the Administrative Agent of this Assignment and Acceptance Agreement, (a) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement, the Master Participation Agreement and each other Financing Document the Assignor was party to and, to the extent of the Assigned Interest, have the rights, obligations and benefits of a Lender thereunder holding the Commitment and Loans (or portion(s) thereof) set forth on
Schedule 1 hereto and (b) the Assignor shall, to the extent of the Assigned Interest, be released from the Commitment and Loans (or portion(s) thereof) so assigned.

     2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Master Participation Agreement, the Loan Agreement, the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Master Participation Agreement, the Loan Agreement, the other Financing Documents or any other instrument or document furnished pursuant thereto and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under the Master Participation Agreement, the Senior Loan Documents, the other Financing Documents or the Project Documents or any other instrument or document furnished pursuant thereto.

                  Exhibit B to Commercial Banks Loan Agreement

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Master Participation Agreement, the Senior Loan Documents, the other Financing Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (c) agrees that it will, independently and without reliance upon the Trustee, the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Loan Documents, the Master Participation Agreement and the other Financing Documents, (d) appoints and authorizes the Administrative Agent and the Administrative Agent, respectively, to take such action as agent (in their respective capacities as Administrative Agent under the Master Participation Agreement and Administrative Agent under the Commercial Banks Loan Agreement, respectively), on its behalf and to exercise such powers and discretion under the Master Participation Agreement, the Commercial Banks Loan Agreement and each other Financing Document as are delegated to the Administrative Agent and the Administrative Agent, respectively, by the terms thereof, together with such powers as are incidental thereto, (e) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the Master Participation Agreement, the Commercial Banks Loan Agreement, the Promissory Notes and the other Financing Documents are required to be performed by it as a Lender and (f) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     From and after the Assignment Date, the Trustee and the Administrative Agent, as applicable, shall make all payments under the Financing Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest or distributions) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Financing Documents for periods prior to the Assignment Date directly between themselves.

     THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Lending Office (and address for
                                        notices):

                                        [Address]

Acknowledged this ______ day of

___________________, ____

[___________________________________],
        as Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                             Dated ___________, ____

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment ("Assignment Date")(18):

Amount of Assigned Tranche A Interest:
Assigned Tranche A Commitment:
Assigned Tranche A Loans outstanding as of the Assignment Date:
Assignor's Total Tranche A Commitment and Tranche A Loans Outstanding as of the Assignment Date:
Assignee's Total Tranche A Commitment and Tranche A Loans
Outstanding as of the Assignment Date:

Amount of Assigned Tranche B Interest:
Assigned Tranche B Commitment:
Assigned Tranche B Loans outstanding as of the Assignment Date:
Assignor's Total Tranche B Commitment and Tranche B Loans Outstanding as of the Assignment Date:
Assignee's Total Tranche B Commitment and Tranche B Loans Outstanding as of the Assignment Date:

----------
(18) [Must be at least five Business Days after execution hereof by all required parties.]

                                    Exhibit D

                        Form of Peruvian Bonds Indenture

                                                                       EXHIBIT D
                                                FORM OF PERUVIAN BONDS INDENTURE

                            PERUVIAN BONDS INDENTURE

                                      Among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                   as Issuer,

                           CITICORP PERU S.A. S.A.B.,
                            as Common Representative,

                                       and

                             CITIBANK DEL PERU S.A.
                              as Structuring Entity

                         Dated as of ____________, 2005

                                Table of Contents

                                                                            Page
                                                                            ----
Article I DEFINITIONS....................................................     3

Article II PURPOSE OF THE INDENTURE......................................    32
   Section 2.01   Purpose................................................    32

Article III GENERAL TERMS AND CONDITIONS OF THE PROGRAM..................    32
   Section 3.01   Placing Agent..........................................    32
   Section 3.02   Class..................................................    32
   Section 3.03   Co-Ownership...........................................    32
   Section 3.04   Issuance Costs.........................................    32
   Section 3.05   Use of Proceeds........................................    32
   Section 3.06   Issues and Series......................................    32
   Section 3.07   Placement Date.........................................    33
   Section 3.08   Issue Date.............................................    33
   Section 3.09   Collateral.............................................    33
   Section 3.10   Applicable Law.........................................    33
   Section 3.11   Place of Payment and Paying Agent......................    33
   Section 3.12   Secondary Market.......................................    33
   Section 3.13   Currency...............................................    34
   Section 3.14   Program Amount.........................................    34
   Section 3.15   Private Offering.......................................    34
   Section 3.16   Optional Redemption....................................    34
   Section 3.17   Term of the Program....................................    35
   Section 3.18   Placement Price........................................    35
   Section 3.19   Redemption of the Bonds and Payments of Principal......    35
   Section 3.20   Common Representative..................................    35
   Section 3.21   Placement of Issues....................................    35
   Section 3.22   Interest Rate..........................................    36
   Section 3.23   Face Amount of the Bonds...............................    36
   Section 3.24   Commercial Production Start-up Date....................    36
   Section 3.25   Other Terms and Conditions.............................    36

Article IV OBLIGATIONS OF THE ISSUER.....................................    36
   Section 4.01   Obligations of the Issuer..............................    36

Article V RESTRICTIONS APPLICABLE TO THE ISSUER..........................    40
   Section 5.01   Applicable Restrictions................................    40

Article VI REPRESENTATIONS AND WARRANTIES OF THE ISSUER..................    42
   Section 6.01   Organization...........................................    42
   Section 6.02   Information Disclosed and Provided.....................    42
   Section 6.03   Legal Proceedings......................................    43
   Section 6.04   Compliance with Other Instruments and Laws.............    43
   Section 6.05   Taxes..................................................    43

                                Table of Contents

                                                                            Page
                                                                            ----
   Section 6.06   Absence of Undisclosed Liabilities.....................    44
   Section 6.07   Financial Statements...................................    44
   Section 6.08   Ranking................................................    44
   Section 6.09   [Mining and Beneficiation Concessions..................    44
   Section 6.10   [Environmental Matters.................................    45
   Section 6.11   [Labor Matters.........................................    45
   Section 6.12   [Consents, etc.........................................    45
   Section 6.13   [No MPA Default........................................    45
   Section 6.14   [Security Documents....................................    45
   Section 6.15   Ratification and Amendment of Representations and
                  Warranties.............................................    45

Article VII COLLATERAL...................................................    46
   Section 7.01   Collateral.............................................    46
   Section 7.02   Enforcement on the Collateral..........................    46
   Section 7.03   Release of Collateral..................................    46

Article VIII DEFAULTS AND EVENTS OF DEFAULT..............................    46
   Section 8.01   Defaults...............................................    46
   Section 8.02   Occurrence of Defaults.................................    48
   Section 8.03   Events of Default and Remedies Prior to Payment in Full
                  of Senior Facility Loan Obligations....................    49
   Section 8.04   Remedies Following Payment in Full of Senior Facility
                  Loan Obligations.......................................    56
   Section 8.05   [Abandonment...........................................    59

Article IX COMMON REPRESENTATIVE.........................................    60
   Section 9.01   Duties.................................................    60
   Section 9.02   Liability..............................................    60
   Section 9.03   Powers, Rights and Duties of Common Representative With
                  Respect to Each Issue..................................    60
   Section 9.04   Powers, Rights and Duties of Common Representative With
                  Respect to All Issues..................................    62
   Section 9.05   Limited Interference in Business of the Issuer.........    63
   Section 9.06   Statutory Bondholder Remedies..........................    63
   Section 9.07   Actions of Common Representative Binding on Present and
                  Future Bondholders.....................................    63
   Section 9.08   Events of Defaults.....................................    64
   Section 9.09   Obligations of the Common Representative Pursuant to
                  Applicable Law.........................................    64
   Section 9.10   Resignation of the Common Representative...............    64
   Section 9.11   Removal of the Common Representative...................    65
   Section 9.12   Dissolution of the Common Representative...............    66
   Section 9.13   Consultation with Counsel, etc.........................    66

Article X BONDHOLDERS MEETINGS...........................................    66
   Section 10.01  Powers of the General Meeting..........................    66

                                Table of Contents

                                                                            Page
                                                                            ----
   Section 10.02  Powers of the Special Meeting..........................    67
   Section 10.03  Notice of a General Meeting or Special Meeting.........    68
   Section 10.04  Quorum, Installation and Resolutions...................    69

Article XI ISSUER'S INDEMNIFICATION......................................    72
   Section 11.01  Claims Indemnified.....................................    72
   Section 11.02  Claims Excluded........................................    72
   Section 11.03  Claim Procedure........................................    72
   Section 11.04  Issuer's Rights Under Applicable Law...................    73

Article XII ARBITRATION..................................................    73
   Section 12.01  Resolution of Disputes Through Arbitration.............    73
   Section 12.02  Arbitration Procedure..................................    73

Article XIII MISCELLANEOUS...............................................    74
   Section 13.01  Statement of Equivalence...............................    74
   Section 13.02  Notices................................................    74
   Section 13.03  Interpretation.........................................    76
   Section 13.04  Severability...........................................    76
   Section 13.05  Governing Law..........................................    76
   Section 13.06  Public Instrument......................................    76

Schedule A -- Committed Amounts
Schedule B -- Mining Concessions
Schedule 6.04 -- Core Governmental Approval
Schedule 6.05 -- Taxes
Schedule 6.09 -- Mining Benefits and Concessions
Schedule 6.10 -- [Environmental Matters]
Schedule 6.11 -- [Labor Matters]
Schedule 6.12 -- [Consents]

The Notary Public is hereby requested to enter in his Register of Public Instruments this Bond Issue Indenture (hereinafter the "Indenture"), entered into by and between:

- Sociedad Minera Cerro Verde S.A.A., (the "Issuer"), a company (a) duly organized and existing under the laws of the Republic of Peru, with Taxpayer Registration (RUC) No __, with a place of business for all purposes hereof at __, (b) duly represented by its General Manager, Mr. __, identified with National Identity Document (DNI) No __and by its Financial Manager, Mr. __, identified with [foreign] identity card No. __, and (c) authorized for such purpose by that certain meeting of the Board of Directors of the Issuer held on __; and

- Citicorp Peru S.A. S.A.B., (the "Common Representative"), a company (a) duly organized and existing under the laws of the Republic of Peru, with Taxpayer Registration No __, with a place of business for all purposes hereof at __, and (b) duly represented by __, identified with National Identity Document (DNI) No __, pursuant to the power of attorney recorded on file No __ of the Lima and Callao Corporate Register;

With the intervention of:

- Citibank del Peru S.A., (the "Structuring Entity"), a company (a) duly organized and existing under the laws of the Republic of Peru, with Taxpayer Registration (RUC) No __, with a place of business for all purposes hereof at __, and (b) duly represented by its attorney-in-fact, Mr. __, identified with National Identity Document (DNI) No __, pursuant to the power of attorney recorded on file No __ of the Lima and Callao Corporate Register;

Subject to the terms and conditions set forth in the following clauses:

                                    RECITALS

     (a) The Issuer is a stock corporation incorporated under the laws of the Republic of Peru, established for an indefinite term, the purpose of which is to engage in mining activities, under its by-laws and Applicable Law;

     (b) The Issuer was organized by public instrument dated __, drawn up before the Notary Public in and for Lima, __, and recorded in file No __ of the Lima and Callao Public Mining Registry Office. The Issuer is regulated by its by-laws, the General Corporate Law and other Applicable Law;

     (c) The Shareholders' Equity of the Issuer is US$ __ (__ and 00/100 Dollars), as stated in the audited annual financial statements of the Issuer as of __. The registered capital stock of the Issuer on the date hereof is S/.__ (__ and 00/100 Nuevos Soles);

     (d) The Issuer owns the Cerro Verde copper mine, including a copper leaching and solution extraction/electrowinning (SX/EW) operation, located in the District of Uchumayo and Yarabamba, Province of Arequipa, Peru (the "CURRENT OPERATIONS");

     (e) The Board of Directors of the Issuer has approved the development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production (the "SULFIDE PROJECT");

     (f) By resolution of the general shareholder meeting, dated __ (the "GENERAL SHAREHOLDERS' MEETING"), the Shareholders approved the issuance of the Bonds through the Program in an amount not to exceed US$[250,000,000.00] (two hundred and fifty million and 00/100 Dollars);

     (g) Likewise, such General Shareholders' Meeting authorized the Board of Directors of the Issuer to agree and decide on the terms and conditions of the Program and the various Issues to be made thereunder and to delegate all or some of such power in the officers or attorneys of the Issuer that they may deem convenient;

     (h) Pursuant to the aforementioned authorization, the meeting of the Board of Directors of the Issuer held on __ empowered Mr. __ and __ with the same powers granted to the Board of Directors by the General Shareholders' Meeting, including the power to agree on the terms and characteristics of the Program including the various Issues to be made thereunder. Additionally, the aforementioned officers were also authorized to execute, either jointly or severally, any and all public and/or private documents deemed appropriate or necessary for the purposes of the Program and each Issue to be made thereunder;

     (i) Pursuant to the aforementioned authorization, the general terms and conditions of the Program (as set forth herein) have been agreed upon. The specific terms and conditions of each Issue under the Program are to be determined in the applicable supplements to the Offering Circular and the Supplemental Indentures;

     (j) On September 30, 2005, the Issuer entered into that certain Master Security Agreement (the "MASTER SECURITY AGREEMENT"), by and among the Issuer, Japan Bank for International Cooperation ("JBIC"), Sumitomo Mitsui Banking Corporation ("SMBC"), The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M"), KfW ("KFW"), Calyon New York Branch ("CALYON"), The Royal Bank of Scotland PLC ("RBS"), The Bank of Nova Scotia ("SCOTIA CAPITAL"), Mizuho Corporate Bank ("MIZUHO" and collectively with JBIC, SMBC, BOT-M, KfW, Calyon, RBS and Scotia Capital, the "SENIOR FACILITY LENDERS"), Calyon, as administrative agent (the "ADMINISTRATIVE AGENT"), Citibank, N.A., as trustee and offshore collateral agent (in such capacities, the "TRUSTEE" and the "OFFSHORE COLLATERAL AGENT") and Citibank del Peru S.A., as onshore collateral agent (the "ONSHORE COLLATERAL AGENT");

     (k) On September 30, 2005, the Issuer entered into that certain Master Participation Agreement (as amended, supplemented and modified in accordance with terms thereof, the "MASTER PARTICIPATION AGREEMENT"), by and among the Issuer, JBIC, SMBC, BOT-M, KfW, the Commercial Banks and the Administrative Agent;

     (l) On September 30, 2005, the Issuer entered into that certain Completion Guarantee (as amended, supplemented and modified in accordance with terms thereof, the "COMPLETION GUARANTEE") among the Parent Companies (as defined herein), the Issuer, the Senior Facility Lenders and the Administrative Agent.

                                    ARTICLE I

                                   DEFINITIONS

In this Indenture, the following terms and expressions shall have the following meanings:

ABANDONMENT                      the meaning given in Section 8.05 of this
                                 Indenture.

ABANDONMENT EVENT OF DEFAULT     the meaning given in Section 8.02(d) of this
                                 Indenture.

ABANDONMENT INQUIRY              the meaning given in Section 8.05 of this
                                 Indenture.

ABANDONMENT TRIGGERING EVENT     the meaning given in Section 8.05 of this
                                 Indenture.

ACCOUNTS:                        the Proceeds Account, the Onshore Dollars
                                 Account, the Onshore Nuevos Soles Account, the
                                 Operating Onshore Dollars Account and the
                                 Operating Onshore Nuevos Soles Account, each
                                 established pursuant to the Master Security
                                 Agreement.

ADMINISTRATIVE AGENT:            the meaning given in the recitals to this
                                 Indenture.

ADVANCE: any advance made by a Senior Facility Lender from time to time pursuant to the applicable
                                 Senior Facility Loan Agreement.

AFFILIATES:                      with respect to any Person (the "FIRST
                                 PERSON"), any other Person (the "SECOND
                                 PERSON") which directly or indirectly controls,
                                 or is under common control with, or is
                                 controlled by, such First Person. As used in
                                 this definition, "control" (including, with its
                                 correlative meanings "CONTROLLED BY" and "UNDER
                                 COMMON CONTROL WITH") shall mean possession,
                                 directly or indirectly, of power (whether or
                                 not exercised) to direct or cause the direction
                                 of or exercise a controlling influence on
                                 management or policies (whether through legal
                                 or beneficial

                                 ownership of securities or partnership or other ownership interests, by contract, representation on the board of directors or similar governing body or otherwise).

AGGREGATE COMMITTED AMOUNT:      with respect to each Senior Facility Lender,
                                 the sum of its Base Committed Amount and
                                 Stand-By Committed Amount, if any.

AGGREGATE ISSUED BOND AMOUNT:    with respect to the Bonds, the aggregate
                                 principal amount of Bonds issued by the Issuer
                                 pursuant to this Indenture and the applicable
                                 Supplemental Indentures.

ANCILLARY CAPITAL
EXPENDITURES:                    capital expenditures that are neither
                                 Incremental Capital Expenditures nor Sustaining
                                 Capital Costs.

APPLICABLE ENVIRONMENTAL LAWS    any statute, law, ordinance, code, rule,
                                 regulation, order, decree or other requirement
                                 of any Peruvian Governmental Authority
                                 regulating the protection of human health (as
                                 it relates to releases of, or exposure to,
                                 hazardous substances) or the environment,
                                 applicable to the Sulfide Project and the
                                 Issuer.

APPLICABLE LAW:                  the legal rules and provisions in force in the
                                 Republic of Peru.

ASSIGNED AGREEMENTS:             the meaning given in Section 3.03 of the Master
                                 Security Agreement.

AVAILABILITY PERIOD END DATE:    the earliest of (i) the Completion Release
                                 Date, (ii) the date of full utilization of
                                 the Senior Facility Loans and (iii) the date
                                 that is 30 months after the date of the initial
                                 disbursement of the first Base Advance, but in
                                 any event no later than one month prior to the
                                 first Payment Date.

BANKRUPTCY EVENT OF DEFAULT:     the meaning given in Section 8.02(c) of this
                                 Indenture.

BASE ADVANCE:                    those Advances requested by the Issuer from the
                                 Senior Facility Lenders on a pro rata basis up
                                 to their respective Base Committed Amounts,
                                 pursuant to the terms of the Master
                                 Participation Agreement.

BASE COMMITTED AMOUNT:           with respect to each Senior Facility Lender,
                                 the amount set forth opposite its name on
                                 Schedule A hereto, in the column entitled "Base
                                 Committed Amounts", as such amount may be
                                 adjusted from time to time.

BENEFICIATION CONCESSION:        the beneficiation concession identified on
                                 Schedule B hereto.

BONDHOLDER:                      the holder of one or more Bonds.

BONDS: registered securities to be issued by the Issuer pursuant to this Indenture and the applicable Supplemental Indentures, and, subject to Section 7.03 secured by the Collateral.

BONDS OBLIGATIONS:               the obligations to pay the principal of and
                                 interest on the Bonds, including any interest
                                 accruing after the filing of a petition in
                                 bankruptcy or the commencement of any
                                 insolvency or bankruptcy proceedings with
                                 respect to the Issuer, and all commissions,
                                 fees, indemnities and other amounts payable to
                                 the Bondholders under this Indenture.

BOT-M: the meaning given in the recitals to this Indenture.

BUSINESS:                        the Sulfide Project and the Current Operations.

BUSINESS DAY:                    a day on which banks are generally open for
                                 business in Lima, Peru.

BVN:                             Compania de Minas Buenaventura S.A.A.

CALYON: the meaning given in the recitals to this Indenture.

CALYON LENDER:                   Calyon or any assignee of Calyon that (i) has
                                 purchased Senior Facility Loans in excess of
                                 U.S.$10 million and (ii) has been designated by
                                 Calyon, or by the immediate predecessor Calyon
                                 Lender, by written notice to the Administrative
                                 Agent and the Issuer as the Calyon Lender.

CAPITAL LEASE OBLIGATIONS:       for any Person, the obligations of such Person
                                 to pay rent or other amounts under a lease of
                                 (or other agreement conveying the right to use)
                                 any Property which obligations are required to
                                 be classified and accounted for as a capital
                                 lease on a balance sheet of such Person under
                                 United States GAAP and, for the purposes hereof
                                 the amount of such obligations shall be the
                                 capitalized amount thereof, determined in
                                 accordance with United States GAAP.

CATHODES:                        the copper cathodes produced by the Issuer.

CAVALI: the meaning given in Section 3.02 of this Indenture.

CCMC:                            Cyprus Climax Metals Company.

CLAIMS: the meaning given in Section 11.01 of this Indenture.

CLOSING DATE:                    The date of disbursement of the initial Base
                                 Advance by the Senior Facility Lenders.

CLOSING PROJECT DOCUMENTS:       collectively, the Offtake Agreements, the Power
                                 Supply Agreements, the Construction Agreements,
                                 the Operator's Agreement and the Port Services
                                 Agreement.

COLLATERAL:                      the collateral to be secured from time to time
                                 pursuant to the Master Security Agreement or
                                 any other Security Document.

COMMERCIAL BANKS LOAN
AGREEMENT:                       the Senior Facility Loan Agreement entered into
                                 among the Issuer, the Administrative Agent and
                                 the Commercial Banks.

COMMERCIAL BANKS:                any of Calyon, RBS, Scotia Capital or Mizuho.

COMMERCIAL PRODUCTION START-UP
DATE: the meaning given in Section 3.24 of this Indenture.

COMMITMENT:                      the Commitment of each Senior Facility Lender
                                 to make Advances pursuant to the Senior
                                 Facility Loan Agreement to which it is a party.

COMMON REPRESENTATIVE:           the meaning given in the preamble to this
                                 Indenture and any permitted successors and
                                 assigns.

COMPLETION GUARANTEE:            the meaning given in the recitals to this
                                 Indenture.

COMPLETION RELEASE DATE:         the date of achievement of either (i) Full
                                 Completion or (ii) Partial Completion.

CONASEV: National Supervisory Commission of Companies and Securities (Comision Nacional Supervisora de Empresas y Valores).

CONCENTRATES:                    the copper concentrate to be produced by the
                                 Issuer pursuant to the Sulfide Project.

CONCESSIONS:                     collectively, the Beneficiation Concession and
                                 the Mining Concessions.

CONSTRUCTION AGREEMENTS:         the Construction Agreement No. CV 12915, dated
                                 as of December 14, 2004, between the Issuer and
                                 Fluor Daniel Sucursal Del Peru; and the
                                 Engineering Agreement No. CV 12913, dated as of
                                 December 14, 2004, between the Issuer and Fluor
                                 Canada Ltd.

CORE GOVERNMENTAL APPROVAL:      the meaning given in Section 6.04(d) of this
                                 Indenture.

CORE MINING CONCESSIONS:         collectively, Cerro Verde Mining Concession 1,
                                 2, 3 and the Beneficiation Concession.

COURT OF ARBITRATION:            the meaning given in Section 12.02(a) of this
                                 Indenture.

CURRENT OPERATIONS:              the meaning given in the recitals to this
                                 Indenture.

DEBT BUY-DOWN RELEASE DATE:      the date upon which any of the circumstances
                                 described in Section 3.03(d) of the Completion
                                 Guarantee shall occur.

DEFAULT: the meaning given in Section 8.01 of this Indenture.

DEFAULT RATE:                    the annual default rate that will be applied,
                                 without demand or notice, upon the occurrence
                                 of a Payment Default with respect to a specific
                                 Issue or Series, as an additional charge and
                                 without prejudice to payment of interest
                                 accrued at the Interest Rate applicable to the
                                 applicable Issue or Series. The Default Rate
                                 shall be set forth in the applicable
                                 Supplemental Indenture, Pricing Supplement
                                 and/or public offering notice.

DISBURSEMENT DATE:               the date requested for the disbursement of a
                                 Base Advance or a Stand-By Advance, as the case
                                 may be, in the relevant notice delivered by the
                                 Issuer to the applicable Senior Facility Lender
                                 pursuant to the relevant Senior Facility Loan
                                 Agreement.

DOLLARS OR US$:                  the lawful currency of the United States.

EARLY REDEMPTION:                the meaning given in Section 3.16(a) of this
                                 Indenture.

EARLY REDEMPTION DATE:           the meaning given in Section 3.16(a) of this
                                 Indenture.

EQUIVALENT:                      for any amount, the calculation of currency
                                 equivalents on any day which such calculation
                                 shall be based on the foreign exchange spot
                                 mid-rates for such day reported in The Wall
                                 Street Journal, Eastern Edition, or, if not so
                                 reported, on the mid-market foreign exchange
                                 spot closing rates for such day reported in the
                                 Financial Times, or, if not so reported, on
                                 spot foreign exchange mid-market rates for
                                 trading among banks in amounts of
                                 U.S.$1,000,000 and more as quoted by or to the
                                 Trustee.

EVENT OF DEFAULT:                any of an Ordinary Event of Default, a Payment
                                 Event of Default, a Bankruptcy Event of
                                 Default, and an Abandonment Event of Default.

EVENT OF POLITICAL FORCE
MAJEURE: the occurrence of an Expropriatory Action, War or a material breach or effective unilateral amendment or cancellation by the Republic of Peru of the Stability Agreement (it being understood that an assertion or determination that certain benefits of the Stability
                                 Agreement do not apply to part of the
                                 operations of the Issuer will not be treated as an Event of Political Force Majeure).

EXPENSE CAP:                     the meaning given in Section 4.01(l) of this
                                 Indenture.

EXPROPRIATORY ACTION:            any action or series of actions (individually
                                 or in the aggregate together with similar prior
                                 actions or series of actions) that is taken,
                                 authorized or ratified by Peru or any agency,
                                 instrumentality or political subdivision
                                 thereof, for the appropriation, requisition,
                                 confiscation,

                                 expropriation or nationalization (by
                                 intervention, condemnation or other form of taking), whether with or without compensation, of (i) equity interests constituting more than 20% of aggregate common equity interests in the Issuer, or (ii) ownership or control of the Project Property or any substantial part thereof the loss of which would have a Material
                                 Adverse Effect.

FINANCIAL STATEMENTS:            the meaning given in Section 6.07 of this
                                 Indenture.

FINANCING DOCUMENTS:             the Senior Lenders Financing Documents and the
                                 Senior Facility Lenders Financing Documents.

FULL COMPLETION:                 for purposes of the Completion Guarantee, the
                                 full completion of the Sulfide Project which
                                 shall occur upon the delivery by the Issuer to
                                 the Administrative Agent of the certificates
                                 and other documents listed in clauses (a)
                                 through (h) of Section 2.01 of the Completion
                                 Guarantee.

GENERAL CORPORATE LAW:           Law No 26887, as amended.

GENERAL MEETING:                 any meeting to which all of the Bondholders are
                                 entitled to attend, as provided in Article X of
                                 this Indenture.

GENERAL SHAREHOLDERS' MEETING:   the meaning given in the recitals to this
                                 Indenture.

GOVERNMENTAL APPROVAL:           any authorization, consent, approval, license,
                                 ruling, permit, concession, certification,
                                 exemption, filing (other than with respect to
                                 the perfection of any security interest),
                                 variance, order, judgment, decree, publication,
                                 notice to, declaration of or with or
                                 registration by or with any Governmental
                                 Authority.

GOVERNMENTAL AUTHORITY:          any national, state, county, city, town,
                                 village, municipal or other local governmental
                                 department, commission, board, bureau, agency,
                                 authority or

                                 instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

GUARANTEE RELEASE DATE:          either (i) the date of achievement of Full
                                 Completion, with respect to all Parent
                                 Companies, or (ii) the date of occurrence of
                                 the Debt Buy-Down Release Date as contemplated
                                 under Section 3.03(d) of the Completion
                                 Guarantee.

IDENTIFIED MATERIAL PROJECT
DOCUMENTS:                       the Offtake Agreements, the Operator's
                                 Agreement, the Power Supply Agreements,
                                 evidence of the Issuer's water rights for the
                                 Sulfide Project and the Core Mining
                                 Concessions, and, in each case, any substitute
                                 agreement thereto entered into after the date
                                 hereof.


INCREMENTAL CAPITAL
EXPENDITURES:                    capital expenditures made to implement
                                 productivity improvements.

INDEBTEDNESS:                    for any Person, without duplication, (i) all
                                 indebtedness created, issued or incurred by
                                 such Person for borrowed money (whether by loan
                                 or the issuance and sale of debt securities or
                                 the sale of Property to another Person subject
                                 to an understanding or agreement, contingent or
                                 otherwise, to repurchase such Property from
                                 such Person); (ii) obligations of such Person
                                 to pay the deferred purchase or acquisition
                                 price of Property or services, other than trade
                                 accounts payable arising, and accrued expenses
                                 incurred, in the ordinary course of business so
                                 long as such trade accounts payable are payable
                                 within 90 days after the date the respective
                                 goods

                                 are delivered or the respective services are rendered; (iii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (iv) all indebtedness of others secured by (or for which the holder of any such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness so secured thereby has been assumed by such Person; (v) Capital Lease
                                 Obligations of such Person; and (vi)
                                 indebtedness of others guaranteed by such Person.

INDEMNITEE or INDEMNITEES:       the meaning given in Section 11.01 of this
                                 Indenture.

INDENTURE:                       the meaning given in the preamble to this
                                 Indenture.

INSURANCE:                       property and casualty insurance coverage
                                 maintained by the Issuer with respect to the
                                 Issuer's Property.

INTEREST PAYMENT:                the meaning given in Section 3.22(b) of this
                                 Indenture.

INTEREST PAYMENT DATE:           the meaning given in Section 3.22(c) of this
                                 Indenture.

INTEREST RATE:                   the meaning given in Section 3.22(a) of this
                                 Indenture.

ISSUE: any of the various issues of Bonds issued by the Issuer under the Program.

ISSUE DATE:                      the meaning given in Section 3.08 of this
                                 Indenture.

ISSUER: the meaning given in the preamble to this Indenture.

JBIC:                            the meaning given in the recitals to this
                                 Indenture.
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                                       12


JBIC LOAN AGREEMENT:             the Senior Facility Loan Agreement entered into
                                 among the Issuer, the JBIC Agent (as defined
                                 therein) and JBIC.

KFW: the meaning given in the recitals to this Indenture.

KFW LENDER:                      KfW or any assignee of KfW that (i) has
                                 purchased Senior Facility Loans in excess of
                                 U.S.$10 million and (ii) has been designated by
                                 KfW, or by the immediate predecessor KfW
                                 Lender, by written notice to the Administrative
                                 Agent and the Issuer as the KfW Lender, unless
                                 KfW has suspended it Commitment and the Issuer
                                 has entered into a Replacement Loan Agreement
                                 with a Replacement Lender that is not an
                                 Affiliate of a Parent Company in which case
                                 such Replacement Lender shall become the KfW
                                 Lender.

KFW LOAN AGREEMENT:              the Senior Facility Loan Agreement entered into
                                 between the Issuer and KfW.

LIEN: with respect to any Property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind in respect of such Property. For the purposes of this definition, any Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

MAJORITY FACILITY LENDERS:       with respect to any vote or decision to be made
                                 by Senior Facility Lenders, (i) before the
                                 Availability Period End Date, a vote or
                                 decision made by (x) Senior Facility Lenders
                                 with a cumulative Aggregate Committed Amount
                                 greater than 66 2/3% of the cumulative
                                 Aggregate Committed Amount of all Senior
                                 Facility Lenders and (y) at least 4
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                                       13


                                 Senior Facility Lenders Votes; and (ii) after the Availability Period End Date, a vote or decision made by (x) Senior Facility Lenders holding Senior Facility Loans with an Outstanding Advance Amount greater than 66 2/3% of the Outstanding Advance Amount of the Senior
                                 Facility Loans held by all Senior Facility
                                 Lenders and (y) at least 4 Senior Facility
                                 Lenders Votes.

MAJORITY LENDERS:                with respect to any vote or decision to be made
                                 by Senior Lenders, (i) before the Availability
                                 Period End Date, a vote or decision made by (x)
                                 Senior Lenders with, in the case of Senior
                                 Facility Lenders, a cumulative Aggregate
                                 Committed Amount and, in the case of the
                                 Bondholders, an Aggregate Issued Bond Amount
                                 greater than 66 2/3% of the sum of the
                                 cumulative Aggregate Committed Amount of all
                                 Senior Facility Lenders and the Aggregate
                                 Issued Amount of all Bonds and (y) at least 5
                                 Senior Lenders Votes (or, prior to an issuance
                                 of Bonds, 4 Senior Facility Lenders Votes); and
                                 (ii) after the Availability Period End Date, a
                                 vote or decision made by (x) Senior Lenders
                                 holding Senior Loans with an Outstanding
                                 Advance Amount greater than 66 2/3% of the
                                 Outstanding Advance Amount of the Senior Loans
                                 held by all Senior Lenders and (y) at least 5
                                 Senior Lenders Votes (or, prior to an issuance
                                 of Bonds, 4 Senior Facility Lenders Votes).

MASTER PARTICIPATION
AGREEMENT:                       the meaning given in the recitals to this
                                 Indenture.

MASTER SECURITY AGREEMENT:       the meaning given in the recitals to this
                                 Indenture.

MATERIAL ADVERSE EFFECT:         a Material Adverse Lender Effect and/or a
                                 Material Adverse Project Effect.

MATERIAL ADVERSE LENDER
EFFECT: a material adverse effect on (i) the ability of the Issuer to timely pay the Senior Loan

                                 Obligations, (ii) the security interests granted by Issuer pursuant to the Security
                                 Documents (other than to the extent listed in legal opinions of counsel to the Issuer delivered on or prior to the date of issuance of the Bonds), (iii) the rights and remedies of the Senior Lenders under any Financing
                                 Document, Project Document, the Indenture or any Supplemental Indenture (iv) the Collateral
                                 (taken as a whole), (v) the ability of the Issuer or (prior to the Guarantee Release Date) any Parent Company to timely perform any of its respective material obligations under the
                                 Indenture, any Supplemental Indenture or any Financing Document to which it is a party or
                                 (vi) the validity or enforceability of any Financing Document, the Indenture or any Supplemental Indenture.

MATERIAL ADVERSE PROJECT         a material adverse effect on the ability of the
EFFECT:                          Issuer to complete and operate the Sulfide
                                 Project as contemplated in the Identified
                                 Material Project Documents, (ii) the Current
                                 Operations or the Sulfide Project, including
                                 the projected costs of construction, operation
                                 or maintenance of the Sulfide Project, or (iii)
                                 the ability of the Issuer or any Parent Company
                                 to timely perform any of its respective
                                 material obligations under any Project Document
                                 to which it is a party or (iv) the validity or
                                 enforceability of any Project Document.

MATURITY DATE:                   the meaning given in Section 3.19 of this
                                 Indenture.

MINING CONCESSIONS:              the mining concessions owned by the Issuer and
                                 identified on Schedule B hereto.

MIZUHO: the meaning given in the recitals to this Indenture.

MIZUHO LENDER:                   Mizuho or any assignee of Mizuho that (i) has
                                 purchased Senior Facility Loans in

                                 excess of U.S.$10 million and (ii) has been designated by Mizuho, or the immediate predecessor Mizuho Lender, by written notice to the Administrative Agent and the Issuer as the Mizuho Lender.

NEW PARTY ACCESSION AGREEMENT:   the meaning given in Section 3.09 of this
                                 Indenture.

NOTICE OF ABANDONMENT EVENT OF   the meaning given in Section 8.03(d)(iii)(A) of
DEFAULT:                         this Indenture.

NOTICE OF BANKRUPTCY EVENT OF    the meaning given in Section 8.03(c)(iv) of
DEFAULT:                         this Indenture.

NOTICE OF INDENTURE EVENT OF     any of the Notice of Abandonment Event of
DEFAULT:                         Default, the Notice of Bankruptcy Event of
                                 Default, the Notice of Ordinary Event of
                                 Default and the Notice of Payment Event of
                                 Default.

NOTICE OF ORDINARY EVENT OF      the meaning given in Section 8.03(a)(iii) of
DEFAULT:                         this Indenture.

NOTICE OF ORDINARY DEFAULT       the meaning given in Section 8.02(a)of this
                                 Indenture.

NOTICE OF PAYMENT EVENT OF       the meaning given in Section 8.03(b)(ii)(A) of
DEFAULT:                         this Indenture.

NUEVOS SOLES:                    the lawful currency of the Republic of Peru.

OFFERING CIRCULAR:               the framework informative prospectus relating
                                 to the Program, as amended, modified, restated
                                 or supplemented from time to time.

OFFSHORE COLLATERAL:             the non-Peruvian collateral to be secured from
                                 time to time by the Master Security Agreement
                                 or any other Offshore Security Document,
                                 including (i) the non-domestic Sales
                                 Agreements, (ii) the Assigned Agreements and
                                 (iii) the Proceeds Accounts.

OFFSHORE COLLATERAL AGENT:       the meaning given in the recitals to this
                                 Indenture.

OFFSHORE SECURITY DOCUMENTS:     the Master Security Agreement and each other
                                 agreement or document, filings, notices,
                                 arrangements or the like which are required to
                                 establish and maintain the security interest in
                                 the Offshore Collateral for the benefit of the
                                 Secured Parties.

OFFTAKE AGREEMENTS:              the PDC Guarantee, the SMM Concentrate Sales
                                 Agreement, the PD Concentrate Sales Agreement
                                 and the PD Cathodes Sales Agreement.

ONSHORE ACCOUNTS:                the Onshore Dollars Account, the Onshore Nuevos
                                 Soles Account, the Operating Onshore Dollars
                                 Account and the Operating Onshore Nuevos Soles
                                 Account.

ONSHORE COLLATERAL:              the Peruvian collateral to be secured from time
                                 to time by the Master Security Agreement or any
                                 other Onshore Security Document, including (i)
                                 currently-owned or after-acquired Project
                                 Property, (ii) the Core Mining Concessions
                                 required to be mortgaged pursuant to the Master
                                 Security Agreement, (iii) the domestic Sales
                                 Agreements, if any, (iv) the Onshore Accounts
                                 to the extent provided in the Master Security
                                 Agreement, and (v) the SMCV Shares.

ONSHORE COLLATERAL AGENT:        the meaning given in the recitals to this
                                 Indenture.

ONSHORE DOLLARS ACCOUNT:         the meaning given in Section 4.01(a)(ii) of the
                                 Master Security Agreement.

ONSHORE NUEVOS SOLES ACCOUNT:    the meaning given in Section 4.01(a)(iv) of the
                                 Master Security Agreement.

ONSHORE SECURITY DOCUMENTS:      each of the following documents governed by
                                 Peruvian law: (i) the mining mortgages
                                 (hipoteca minera), the mining pledge (prenda
                                 minera) (equipment, machinery and movable
                                 assets), the floating mining

                                 pledge (prenda minera flotante) (minerals and Cathode and Concentrate in inventory), each granted pursuant to Section 3.01 of the Master
                                 Security Agreement, (ii) the conditional assignments of rights (cesion condicionada de derechos) granted pursuant to Section
                                 3.02(a)(ii) of the Master Security Agreement,
                                 (iii) the Contrato de Cuenta Escrow for Onshore
                                 Accounts executed pursuant to Section 3.05(b) of the Master Security Agreement, (iv) the pledge (prenda) for the SMCV Shares pursuant to
                                 Section 3.07 of the Master Security Agreement, and (v) the civil mortgages (hipoteca), if any, and the industrial pledge (prenda industrial), if any, each granted pursuant to Section
                                 3.09(b) of the Master Security Agreement, and
                                 (vi) any other agreement or document, filings, notices, arrangements or the like which are required to establish and maintain the security interest in the Onshore Collateral for the benefit of the Senior Lenders.

OPERATING ONSHORE DOLLARS        the meaning given in Section 4.01(a)(iii) of
ACCOUNT:                         the Master Security Agreement.

OPERATING ONSHORE NUEVOS         the meaning given in Section 4.01(a)(v) of the
SOLES ACCOUNT:                   Master Security Agreement.

OPERATOR:                        Minera Phelps Dodge Del Peru S.A.C.

OPERATOR'S AGREEMENT:            the Operator's Agreement, dated as of June 1,
                                 2005, between the Issuer and the Operator.

ORDINARY DEFAULT CURE PERIOD:    the meaning given in Section 8.02(a) of this
                                 Indenture.

ORDINARY EVENT OF DEFAULT:       the meaning given in Section 8.02(a) of this
                                 Indenture.

OUTSTANDING ADVANCE AMOUNT:      with respect to each Senior Facility Lender,
                                 the sum of its Outstanding Base Amount and, if
                                 applicable, its Outstanding Stand-By Amount
                                 and, with respect to the

                                 Bonds, the corresponding Outstanding Bond
                                 Amount.

OUTSTANDING BASE AMOUNT:         on any date, with respect to each Senior
                                 Facility Lender, the aggregate unpaid amount,
                                 on such date, of all Base Advances made by such
                                 Senior Facility Lender.

OUTSTANDING BOND AMOUNT:         on any date, with respect to the Bonds, the
                                 principal amount of Bonds outstanding on such
                                 date.

OUTSTANDING STAND-BY AMOUNT:     on any date, with respect to each Commercial
                                 Bank, the aggregate unpaid amount, on such
                                 date, of all Stand-By Advances made by such
                                 Commercial Bank.

PARENT COMPANIES:                collectively, PDC, SMM, SC and BVN.

PARTIAL COMPLETION:              for purposes of the Completion Guarantee, the
                                 partial completion of the Sulfide Project which
                                 shall occur upon the delivery by the Issuer to
                                 the Administrative Agent of (i) the
                                 certificates and other documents listed in
                                 clauses (a) and (b) of Section 2.02 of the
                                 Completion Guarantee and (ii) the Non-Variable
                                 Certificates (which certificates are those
                                 listed in clauses (c) through (h) of Section
                                 2.01 of the Completion Guarantee).

PAYING AGENT:                    the meaning given in Section 3.11 of this
                                 Indenture.

PAYMENT DATE:                    the earlier of (i) March 20 or September 20
                                 next occurring after the Commercial Production
                                 Start-Up Date and (ii) March 20, 2008, and,
                                 thereafter every March 20 and September 20,
                                 until the Maturity Date, the last day of such
                                 month, provided that if any such date shall
                                 fall on a day that is not a Business Day, the
                                 relevant Payment Date shall be the immediately
                                 succeeding Business Day and the Bondholders
                                 shall not be entitled to any interest on
                                 account of such delay in payment, or if the
                                 Senior

                                 Facility Loans have been fully repaid, such other days as set forth in applicable
                                 Supplemental Indenture.

PAYMENT DEFAULT:                 the meaning given in Section 8.01(a) of this
                                 Indenture.

PAYMENT DEFAULT CURE PERIOD:     the meaning given in Section 8.02(b) of this
                                 Indenture.

PAYMENT EVENT OF DEFAULT:        the meaning given in Section 8.02(b) of this
                                 Indenture.

PD CATHODES SALES AGREEMENT:     that certain Cathodes Sales Agreement, dated as
                                 of September 30, 2005, between the Issuer and
                                 PD Sales Company.

PD CONCENTRATE SALES             that certain Concentrate Sales Agreement, dated
AGREEMENT:                       September 30, 2005, between the Issuer and PD
                                 Sales Company.

PDC:                             Phelps Dodge Corporation

PDC GUARANTEE:                   that certain Parent Company Guarantee, dated of
                                 September 30, 2005, entered into by PDC for the
                                 benefit of the Issuer, pursuant to which PDC
                                 has agreed to guarantee the obligations of PD
                                 Sales Company under the PD Concentrate Sales
                                 Agreement and the obligations of PD Sales
                                 Company under the PD Cathodes Sales Agreement.

PD SALES COMPANY:                Phelps Dodge Sales Company Incorporated.

PERMITTED INVESTMENT:            with respect to all Accounts, any of the
                                 following (denominated in Dollars in the case
                                 of the Proceeds Account, the Onshore Dollars
                                 Account and the Operating Onshore Dollars
                                 Account and denominated in Nuevos Soles in the
                                 case of the Onshore Nuevos Soles Account and
                                 the Onshore Operating Nuevos Soles Account):

                                 (i)  obligations maturing or capable of
                                      redemption by the holder not more

                                      than six months after the date of
                                      acquisition thereof and issued or
                                      guaranteed by any government, governmental agency or international organization similar obligations of which have one of the two highest ratings from a credit rating agency of international standing;

                                 (ii) demand deposits, time deposits,
                                      certificates of deposit or other
                                      obligations (including acceptances)
                                      maturing or capable of redemption by the holder not more than six months after the date of investment or acquisition thereof which are issued, accepted or guaranteed by a bank having capital funds and reserves of not less than
                                      U.S.$1,000,000,000 (or the Equivalent) and a rating (as most recently published) on its outstanding senior long-term unsecured, unguaranteed indebtedness of A or higher by Standard & Poor's and A2 or higher by Moody's;

                                 (iii) commercial paper, corporate promissory
                                      notes or other obligations maturing or
                                      capable of redemption by the holder not
                                      more than six months after the date of
                                      acquisition thereof which (A) have, or are supported by an unconditional guarantee from a corporation similar obligations of which have, one of the two highest ratings from a credit rating agency of international standing, or (B) are obligations which are supported by an unconditional guarantee or letter of credit from any bank referred to in clause
                                      (ii) above;

                                 (iv) repurchase agreements fully collateralized
                                      by Permitted Investments of the type
                                      described in clauses (i), (ii) and (iii) above, provided that the Permitted
                                      Investments that collateralize

                                      such repurchase agreements may mature or be capable of redemption by the holder more than six months after the date of investment or acquisition thereof;

                                 (v)  any other investments so long as the
                                      Issuer notifies in writing the
                                      Administrative Agent of the proposed
                                      investment, and the Administrative Agent, acting pursuant to instructions from the Supermajority Lenders, consents to such proposal; and

                                 (vi) money market funds [capable of redemption
                                      at any time] having a rating in the
                                      highest investment category granted
                                      thereby by a recognized credit rating
                                      agency at the time of acquisition,
                                      including any fund for which the Trustee or the Offshore Collateral Agent or an Affiliate of the Trustee or the Offshore
                                      Collateral Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the
                                      Trustee or the Offshore Collateral Agent or an Affiliate of the Trustee or the Offshore Collateral Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (B) the Trustee or the Offshore Collateral Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement.

PERMITTED LIENS:                 the meaning given in Section 5.01(f) of this
                                 Indenture.

PERSON: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government agency or political subdivision thereof.

PERUVIAN GAAP:                   generally accepted accounting principles in
                                 Peru as in effect from time to time.

PLACEMENT DATE:                  the meaning given in Section 3.07 of this
                                 Indenture.

PLACING AGENT:                   the meaning given in Section 3.01 of this
                                 Indenture.

PORT SERVICES AGREEMENT:         the Port Services Agreement, dated December 31,
                                 2004, between the Issuer and Terminal
                                 Internacional del Sur S.A.

POWER SUPPLY AGREEMENTS:         (i) the Power Supply Agreement (110 MW), dated
                                 December 31, 2004, between the Issuer and
                                 ElectroPeru S.A., (ii) the Power Supply
                                 Agreement (46 MW), dated December 31, 2004,
                                 between the Issuer and ElectroPeru S.A., and
                                 (iii) the Power Supply Agreement, dated
                                 December 29, 2004, between the Issuer and
                                 Empresa de Generacion Electrica de Arequipa
                                 S.A. - EGASA.

PRICING SUPPLEMENT:              the informative pricing supplement relating to
                                 a specific Issue within the framework of the
                                 Program, as amended, modified, restated or
                                 supplemented from time to time.

PRINCIPAL PAYMENT:               the meaning given in Section 3.19(b) of this
                                 Indenture.

PRIVATE ISSUE:                   the meaning given in Section 3.15(a) of this
                                 Indenture.

PROCEEDS ACCOUNT:                the account established pursuant to Section
                                 4.01(a)(i) of the Master Security Agreement.

PROGRAM: the program of Bonds issued pursuant to this Indenture and the applicable

                                 Supplemental Indentures, which shall be known as ["Sociedad Minera Cerro Verde S.A.A. First
                                 Bonds Program"]

PROGRAM AMOUNT:                  the meaning given in Section 3.14 of this
                                 Indenture.

PROJECT COSTS:                   all costs and expenses to be incurred by the
                                 Issuer to finance and complete the Sulfide
                                 Project, including, without limitation, all
                                 costs and expenses incurred in connection with
                                 the design, equipment procurement,
                                 installation, construction and start-up of the
                                 Sulfide Project, the grant to the Issuer of the
                                 Governmental Approvals and all other easements,
                                 licenses and other real property rights and
                                 interests required for the Sulfide Project,
                                 acquisition of an inventory of initial
                                 supplies, Ancillary Capital Expenditures
                                 required to complete ancillary projects
                                 necessary for the completion or operation of
                                 the Sulfide Project, initial working capital,
                                 interest during construction, initial funding
                                 of the Senior Debt Service Reserve Sub-Account,
                                 Extraordinary Major Maintenance Reserve
                                 Sub-Account, Tax Contingency Reserve
                                 Sub-Account and Power Generator Reserve
                                 Sub-Account (as each such account is defined in
                                 the Master Security Agreement) and stamp
                                 duties.

PROJECT DOCUMENTS:               collectively, the Closing Project Documents and
                                 any other agreement material to the operations
                                 of the Sulfide Project that is entered into
                                 after the Closing Date.

PROJECT PROPERTY:                all Property of the Issuer, whether now owned
                                 or hereafter acquired, and wherever located
                                 (other than any interest of the Issuer in the
                                 Accounts).

PROMISSORY NOTE:                 each promissory note executed and delivered by
                                 the Issuer on each Disbursement Date in favor
                                 of each Senior

                                 Facility Lender making an Advance on such date.

PROPERTY:                        any rights or interest in, to or under property
                                 of any kind whatsoever, whether real, personal
                                 or mixed and whether tangible or intangible.

RBS: the meaning given in the recitals to this Indenture.

RBS LENDER:                      RBS or any assignee of RBS that (i) has
                                 purchased Senior Facility Loans in excess of
                                 U.S.$10 million and (ii) has been designated by
                                 RBS, or the immediate predecessor RBS Lender,
                                 by written notice to the Administrative Agent
                                 and the Issuer as the RBS Lender.

REDEMPTION PRICE:                the meaning given in Section 3.16(a) of this
                                 Indenture.

REPLACEMENT DEBT:                Indebtedness of the Issuer, the proceeds of
                                 which are used to prepay any of the Senior
                                 Loans.

REPLACEMENT LENDERS:             Any lender that has entered into a Replacement
                                 Loan Agreement with the Issuer.

REPLACEMENT LOAN AGREEMENT:      a loan agreement (w) which is entered into on
                                 terms and conditions no less favorable to the
                                 Issuer than the terms and conditions of the
                                 Senior Facility Loan Agreement under which the
                                 Commitment has been suspended or terminated,
                                 (x) which provides for payment of principal and
                                 interest on the same dates as principal and
                                 interest are payable under the Senior Facility
                                 Loan Agreement under which the Commitment has
                                 been suspended or terminated (y) does not
                                 mature earlier than the Maturity Date and (z)
                                 which shall be secured on a pari passu basis
                                 with the other Senior Facility Loan Agreements
                                 but which shall not entitle the lender
                                 thereunder (or holder of loans thereunder) to
                                 any voting rights so long as such lender

                                 or holder is a Parent Company or an Affiliate thereof.

RESUMPTION CERTIFICATE           The meaning given in Section 8.05 of this
                                 Indenture.

SALES AGREEMENT:                 a contract or agreement entered into by or on
                                 behalf of the Issuer for the sale or other
                                 disposition of Concentrates, Cathodes or other
                                 products produced by the Sulfide Project or the
                                 Current Operations.

SC:                              Sumitomo Corporation

SCOTIA CAPITAL:                  the meaning given in the recitals to this
                                 Indenture.

SCOTIA CAPITAL LENDER:           Scotia Capital or any assignee of Scotia
                                 Capital that (i) has purchased Senior Facility
                                 Loans in excess of U.S.$10 million and (ii) has
                                 been designated by Scotia Capital, or the
                                 immediate predecessor Scotia Capital Lender, by
                                 written notice to the Administrative Agent and
                                 the Issuer as the Scotia Capital Lender.

SECURED PARTIES:                 The Senior Lenders, the Trustee, the Onshore
                                 Collateral Agent, the Offshore Collateral
                                 Agent, the Administrative Agent, and the JBIC
                                 Agent under the JBIC Loan Agreement.

SECURITIES MARKET LAW:           Consolidated Text of the Securities Market Law
                                 (Texto Unico Ordenado de la Ley del Mercado de
                                 Valores) approved by Supreme Decree
                                 093-2002-EF/94.10, as amended.

SECURITY DOCUMENTS:              the Onshore Security Documents and the Offshore
                                 Security Documents.

SENIOR FACILITY LENDERS:         any of JBIC, KfW Lender, Calyon Lender, RBS
                                 Lender, Scotia Capital Lender and Mizhuo
                                 Lender.

SENIOR FACILITY LENDERS          the Master Participation Agreement, each Senior
FINANCING                        Facility Loan Agreement, each

DOCUMENTS:                       Promissory Note, and the Transfer Restrictions
                                 Agreement.

SENIOR FACILITY LENDERS VOTE:    a vote cast by the Senior Facility Lenders in
                                 accordance with Section 6.09 of the Master
                                 Security Agreement, it being understood that
                                 the JBIC shall have 3 Senior Facility Lenders
                                 Votes and each other Senior Facility Lender
                                 shall have one Senior Facility Lenders Vote.

SENIOR FACILITY LOAN             collectively the Commercial Banks Loan
AGREEMENTS:                      Agreement, the JBIC Loan Agreement and the KfW
                                 Loan Agreement.

SENIOR FACILITY LOANS:           loans provided to the Issuer by the Senior
                                 Facility Lenders pursuant to various Senior
                                 Facility Loan Agreements, together with any
                                 Replacement Debt.

SENIOR FACILITY LOAN             the obligations to pay the principal of and
OBLIGATIONS:                     interest on the Senior Facility Loans,
                                 including any interest accruing after the
                                 filing of a petition in bankruptcy or the
                                 commencement of any insolvency or bankruptcy
                                 proceedings with respect to the Issuer, and all
                                 commissions, fees, indemnities and other
                                 amounts payable to the Senior Facility Lenders
                                 under the Master Participation Agreement and
                                 their respective Senior Facility Loan
                                 Agreements.

SENIOR LENDERS:                  prior to an issuance of Peruvian Bonds, each
                                 Senior Facility Lender and after an issuance of
                                 Bonds, collectively, each Senior Facility
                                 Lender and, collectively, the Bondholders, it
                                 being understood that the Bondholders shall
                                 collectively count as only one Senior Lender.

SENIOR LENDERS FINANCING         the Completion Guarantee and each Security
DOCUMENTS:                       Document.

SENIOR LENDERS VOTE:             a vote cast by the Senior Lenders in accordance
                                 with Section 6.09 of the Master Security
                                 Agreement.

SENIOR LOANS:                    prior to an issuance of the Bonds, the Senior
                                 Facility Loans and, after an issuance of the
                                 Bonds, collectively, the Senior Facility Loans
                                 and the Bonds.

SENIOR LOAN OBLIGATIONS:         the Senior Facility Loan Obligations and the
                                 Bonds Obligations.

SERIES: one or more series of Bonds that are part of a single Issue.

SHAREHOLDER:                     any of the Sumitomo Participant, CCMC, and BVN.

SHAREHOLDERS' EQUITY:            at any date, the subscribed and paid-in capital
                                 stock plus legal reserves, other reserves and
                                 retained earnings plus Subordinated Loans, if
                                 any, as reported in the consolidated balance
                                 sheet of the Issuer as of such date determined
                                 in accordance with Peruvian GAAP and as set
                                 forth in the Issuer's most recent quarterly or
                                 annual financial statements, as applicable.

SHAREHOLDERS' PARENTS:           any of PDC, SMM and SC.

SMBC: the meaning given in the recitals to this Indenture.

SMCV SHARES:                     the shares of the Issuer held by or on behalf
                                 of the Shareholders at any time.

SMM:                             Sumitomo Metal Mining Co., Ltd.

SMM CONCENTRATE SALES            that certain Concentrate Sales Agreement, dated
AGREEMENT:                       June 1, 2005, between the Issuer and SMM, as
                                 amended on the date of the signing of the
                                 Master Security Agreement.

SPECIAL MEETING:                 any meeting of the Bondholders of a specific
                                 Issue as provided in Article X of this
                                 Indenture.

STABILITY AGREEMENT:             the agreement executed by and between the
                                 Issuer and the Ministry of Energy and Mines and
                                 dated as of February 13, 1998, pursuant to
                                 which the Peruvian State

                                 granted in favor of the Issuer a Contract of Guarantees and Investment Promotion Measures stabilizing certain legal matters until its expiration on December 31, 2013.

STAND-BY ADVANCE:                Any subsequent advance to the Base Advances up
                                 to the aggregate Base Committed Amount by the
                                 Commercial Banks pursuant to the Commercial
                                 Banks Loan Agreement.

STAND-BY COMMITTED AMOUNT:       with respect to each Commercial Bank, the
                                 amount set forth opposite its name on Schedule
                                 A hereto, in the column titled "Stand-By
                                 Committed Amounts," as such amount may be
                                 adjusted from time to time.

STRUCTURING ENTITY:              the meaning given in the preamble to this
                                 Indenture.

SUB-ACCOUNTS:                    the meaning given in Section 4.01(b) of the
                                 Master Security Agreement.

SUBORDINATED LENDER:             a Person making a Subordinated Loan to the
                                 Issuer.

SUBORDINATED LOAN:               unsecured indebtedness of the Issuer to a
                                 Subordinated Lender, whether presently
                                 outstanding or hereafter created, incurred or
                                 assumed, that is subordinated to the Senior
                                 Loans in accordance with the "Terms of
                                 Subordination" as attached to the Completion
                                 Guarantee.

SUCCESSOR REPRESENTATIVE:        the meaning given in Section 9.10(d) of this
                                 Indenture.

SULFIDE PROJECT:                 the meaning given in the recitals to this
                                 Indenture.

SUMITOMO PARTICIPANT:            SMM Cerro Verde Netherlands B.V.

SUPERMAJORITY LENDERS:           with respect to any vote or decision to be made
                                 by Senior Lenders, (i) before the Availability
                                 Period End Date, a vote or decision made by (x)
                                 Senior Lenders with, in the case of Senior
                                 Facility Lenders, a

                                 cumulative Aggregate Committed Amount and, in the case of Peruvian Bondholders, an Aggregate
                                 Issued Bond Amount greater than 662/3% of the sum of the cumulative Aggregate Committed
                                 Amount of all Senior Facility Lenders and the Aggregate Issued Amount of all Peruvian Bonds and (y) at least 6 Senior Lenders Votes (or, prior to an issuance of Peruvian Bonds, 5
                                 Senior Facility Lenders Votes); and (ii) after the Availability Period End Date, a vote or decision made by (x) Senior Lenders holding
                                 Senior Loans with an Outstanding Advance Amount greater than 662/3% of the Outstanding Advance
                                 Amount of the Senior Loans held by all Senior
                                 Lenders and (y) at least 6 Senior Lenders Votes
                                 (or, prior to an issuance of Peruvian Bonds, 5
                                 Senior Facility Lenders Votes).

SUPPLEMENTAL INDENTURE:          any supplement to this Indenture entered into
                                 by the Issuer and the Common Representative
                                 whereby the specific terms and conditions of a
                                 Bond Issue shall be set forth.

SUSTAINING CAPITAL COSTS:        at any time, the capital expenditures
                                 (including repairs and replacement funded by
                                 Insurance proceeds) of the Issuer required, in
                                 the opinion of the Issuer, to maintain its
                                 business operating at or near its design
                                 capacity.

TERM: the meaning given in Section 3.17 of this Indenture.

TOTAL LOSS:                      The actual total loss of the Business or any
                                 event which short of actual total loss is
                                 deemed by the Issuer's insurance carriers to be
                                 a total loss of the Business for purposes of
                                 paying claims under its property and casualty
                                 policies.

TRANSFER RESTRICTIONS            the Transfer Restrictions Agreement, dated as
AGREEMENT:                       of September 30, 2005, among the Sumitomo
                                 Participant, BVN, CCMC,

                                 SMM, SC, PDC, the Senior Facility Lenders and the Administrative Agent.

TRUSTEE: the meaning given in the recitals to this Indenture.

UNITED STATES:                   the United States of America

UNITED STATES GAAP:              generally accepted accounting principles in the
                                 United States as in effect from time to time.

WAR: war (declared or undeclared), civil war, revolution, insurrection, civil strife or terrorism (other than any such acts undertaken primarily to achieve labor or student objectives) in Peru which directly and proximately causes (i) cessation of substantially all construction or operation of the Sulfide Project for a period of at least 30 consecutive days and renders it unreasonable or impossible without unreasonable risk of physical harm to Sulfide Project workers at the Sulfide Project site to resume significant construction or operation activities at the Sulfide Project or (ii) damage to or destruction of the Project Property to such extent that it would be unreasonable for the Issuer to proceed to completion of the Sulfide
                                 Project.

                                   ARTICLE II

                            PURPOSE OF THE INDENTURE

     Section 2.01 Purpose. The purpose of this Indenture is to set forth the general terms and conditions of the Bonds, as well as the rights and duties of the Issuer and the Bondholders, in accordance with the provisions of the Securities Market Law, the General Corporate Law and other Applicable Law. Through the execution of this Indenture and the applicable Supplemental Indenture by the Common Representative, the Bondholders will adhere to, and ratify each and every term and condition of this Indenture and the applicable Supplemental Indenture.

                                   ARTICLE III

                   GENERAL TERMS AND CONDITIONS OF THE PROGRAM

     Section 3.01 Placing Agent. __ shall act as placing agent with respect to all Issues (the "PLACING AGENT").

     Section 3.02 Class. The Bonds shall be registered, unseverable and freely transferable, and will be represented by book entries in the accounting record kept by CAVALI ICLV S.A. ("CAVALI"), a securities clearing entity duly authorized by CONASEV. Nonetheless, should the Bonds be placed through a private offering under article 5 of the Securities Market Law, it is understood that the Bonds shall be subject to the transfer restrictions provided for therein.

     Section 3.03 Co-Ownership. In the case of co-ownership of the Bonds, the co-owners will agree on a single person to exercise the rights as Bondholder on behalf of all co-owners of such Bonds and will provide written notice thereof to the Issuer, signed by co-owners representing more than 50% of the co-owners and authenticated by a notary public; provided that all co-owners of such Bonds shall be jointly liable to the Issuer for any obligations arising from their capacity as Bondholders.

     Section 3.04 Issuance Costs. All costs related to the issuance of each Issue shall be borne by the Issuer.

     Section 3.05 Use of Proceeds. The Issuer shall use the proceeds of the Bonds as set forth under applicable Supplemental Indenture.

     Section 3.06 Issues and Series. (a) The Bonds shall be issued in one or more Issues. Each Issue may consist of one or more Series of Bonds.

     (b) All Bonds shall rank pari passu with the other Senior Loans without any preference to the other Senior Loans by reason of date of incurrence, currency of repayment or otherwise. Except as set forth in the preceding sentence, the Bonds are neither qualified nor subordinated in relation to other obligations of the Issuer.

     (c) As permitted by Section 309 of the General Corporate Law, each Issue, and each Series within a specific Issue, shall rank pari passu among all Bondholders regardless of Issue and Series. Therefore, in the case of the winding up of the Issuer, no Bondholder shall have pre-emptive rights, and each Bondholder shall rank pari passu among all Bondholders regardless of Issue and Series.

     Section 3.07 Placement Date. The placement date of a specific Issue or Series (the "PLACEMENT DATE") shall be set as provided in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice. The Placement Date of such Issue or Series shall be communicated publicly pursuant to the applicable public offering notice.

     Section 3.08 Issue Date. The issue date of a specific Issue or Series (the "ISSUE DATE") shall be set as provided in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice. The Issue Date of such Issue or Series shall be communicated publicly pursuant to the applicable public offering notice.

     Section 3.09 Collateral. On the date of the execution of the Supplemental Indenture relating to the first Issue under the Program, as security for the Issuer's obligations under this Indenture and the applicable Supplemental Indenture, the Common Representative, the Issuer and the Administrative Agent shall enter into a conditional accession agreement (the "NEW PARTY ACCESSION AGREEMENT"). The New Party Accession Agreement shall become effective upon the Issue Date of the first Issue whereupon the Common Representative shall become a party to the Completion Guarantee and the Master Security Agreement, and the Common Representative, and the Bondholders, collectively and through the Common Representative, shall have all of the rights and obligations of, respectively, the Common Representative and a Senior Lender under, respectively, the Completion Guarantee and the Master Security Agreement.

     Section 3.10 Applicable Law. Each Issue shall be governed by Applicable
Law.

     Section 3.11 Place of Payment and Paying Agent. (a) Payments of interest and redemption of principal on the Bonds shall be made through CAVALI which shall act as paying agent (the "PAYING AGENT"), and shall be made with such funds as the Issuer shall provide from time to time; provided that the Issuer shall have the right to appoint a replacement paying agent with respect to a specific Issue pursuant to a Supplemental Indenture and/or the public offering notice.

     (b) The Paying Agent, and any other paying agent appointed by the Issuer as provided above, shall not be liable to the Bondholders or the Common Representative nor shall it be under any obligation to make any payment with its own resources to the Bondholders or the Common Representative in the event that, notwithstanding a demand for payment, the Issuer fails to provide such funds as set forth in the pertaining agreement to be entered by and between the Issuer and the Paying Agent (or any replacement paying agent).

     Section 3.12 Secondary Market. The Bonds may be traded on the Lima Stock Exchange and/or any other centralized trading mechanism, as established in the applicable Supplemental Indenture and/or Pricing Supplement.

     Section 3.13 Currency. The Bonds shall be issued in Dollars. Payment of principal and interest on the Bonds shall be made in Dollars.

     Section 3.14 Program Amount. The Issuer may issue Bonds under the Program with an aggregate principal amount not to exceed [U.S.$250,000,000.00 (two hundred and fifty million and 00/100 Dollars)] (the "PROGRAM AMOUNT"), which amount may be increased by the agreement of the Issuer, the Common Representative and the Structuring Entity, without the consent of the Bondholders, any General Meeting or any Special Meeting.

     Section 3.15 Private Offering. (a) Without prejudice to the provisions of this Indenture, the Issuer, in its sole discretion, may place one or more Issues through private offerings (each such placement, a "PRIVATE ISSUE"); provided that the aggregate principal amount of any Bonds issued pursuant to a Private Issue shall be counted towards the Program Amount described above.

     (b) The terms and conditions of any such Private Issue shall be governed by the specific terms and conditions set forth in this Indenture and the Supplemental Indenture relating to such Private Issue.

     Section 3.16 Optional Redemption. The Bonds are subject to the following redemption options:

     (a) Early Redemption. The Issuer shall have the right, in its sole discretion, to redeem the outstanding Bonds, in whole or in part (an "EARLY REDEMPTION"), on any date (the "EARLY REDEMPTION DATE") at a price (the "REDEMPTION PRICE") equal to the sum of:

          (i) the aggregate outstanding principal amount of the Bonds as of the Early Redemption Date; and

          (ii) accrued and unpaid interest on the outstanding principal amount of the Bonds as of the Early Redemption Date.

     No prepayment premium or penalty shall be due and payable in connection with an Early Redemption unless such Early Redemption is financed with the proceeds of replacement debt obtained (either at the time or within a period of one year from such Early Redemption Date) from a Person other than the Parent Companies or an Affiliate of the Parent Companies, in which case a prepayment premium shall be payable as provided in the Supplemental Indenture entered into in connection with the Bonds so redeemed.

     Notwithstanding the foregoing, installments of interest on the Bonds that are due and payable on interest payment dates that fall on the Early Redemption Date shall be payable to the Bondholders as provided in this Indenture, the applicable Supplemental Indentures and Applicable Law.

     Notice of any Early Redemption described herein shall be published in "El Peruano" at least thirty (30) Business Days but not more than sixty (60) Business Days prior to the Early Redemption Date.

     Unless the Issuer defaults in payment of the Redemption Price, interest will cease to accrue on the Bonds on such Early Redemption Date.

     In the event of an Early Redemption, all Bondholders shall be treated equally and shall receive their respective pro rata portion of the Redemption Price, and payment of the Redemption Price shall be made through the Paying Agent or such other paying agent as the Issuer may appoint in the applicable Supplemental Indenture and/or the public offering notice.

     (b) Redemption under the General Corporate Law. The Issuer may redeem the Bonds in any of the circumstances contemplated within Section 330 of the General Corporate Law. In the case of such a redemption, Section 89 of the Securities Market Law shall also apply.

     (c) Additional Redemption Option. The Issuer may also redeem the Bonds in other circumstances if so provided in the applicable Supplemental Indentures and Pricing Supplements, in the form and within the time limits provided therein. In the case of such a redemption, Section 89 of the Securities Market Law shall also apply.

     Section 3.17 Term of the Program. The term (the "TERM") of the Program shall be the period of two (2) years from the listing thereof in the Public Register of the Securities Market of CONASEV. The Issuer and the Structuring Entity may, without the consent of the Bondholders, extend the Term for similar periods.

     Section 3.18 Placement Price. The Bonds may be placed at, below or over the par value thereof as provided in the applicable Supplemental Indenture and/or Pricing Supplement.

     Section 3.19 Redemption of the Bonds and Payments of Principal. (a) The maturity date of the Bonds (the "MATURITY Date") shall be set forth in the applicable Supplemental Indenture.

     (b) All payments with respect to amounts of principal due with respect to a specific Issue (each such payment, a "PRINCIPAL PAYMENT") shall be made on the applicable Payment Date. All Principal Payments shall be made through the Paying Agent or such other paying agent as the Issuer may appoint in the applicable Supplemental Indenture and/or the public offering notice. All Bondholders of a specific Issue shall be treated equally with respect to the Principal Payments and shall receive their respective pro rata portion of such Principal Payments.

     Section 3.20 Common Representative. There shall be a single Common Representative representing all Issues.

     Section 3.21 Placement of Issues. The date, time and time limits relating to the placement of each Issue or Series shall be set forth in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice.

     Section 3.22 Interest Rate. (a) The applicable interest rate for a specific Issue and/or Series (the "INTEREST RATE") may be fixed, variable or associated with the evolution of any indicator, and shall be determined prior to the applicable Issue Date in accordance with the placement process described in the Offering Circular or the additional information included in the applicable Supplemental Indenture, Pricing Supplement or public offering notice.

     (b) The Interest Rate for a specific Issue and/or Series, together with provisions for the payment of accrued interest (each such payment, an "INTEREST PAYMENT"), shall be set forth in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice.

     (c) The date of each Interest Payment (the "INTEREST PAYMENT DATE") shall be set forth in the applicable Supplemental Indenture. In the event that the date on which an Interest Payment is due is not a Business Day, the Issuer shall make such Interest Payment on the immediately succeeding Business Day and the Bondholders shall not be entitled to any interest on account of such delay in payment.

     Section 3.23 Face Amount of the Bonds. The face amount of each Bond shall be set forth in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice.

     Section 3.24 Commercial Production Start-up Date. The Issuer shall notify the Common Representative of the date as of which, in its judgment, it has achieved start of commercial production of the Sulfide Project (the "COMMERCIAL PRODUCTION START-UP DATE"); provided that such date shall be same date as the date notified by the Issuer to the Senior Facility Lenders for purposes of determining the date of payment of principal of the Senior Facility Loans.

     Section 3.25 Other Terms and Conditions. The terms and conditions set forth herein shall apply to each Issue and Series thereof. The specific terms and conditions relating to each Issue that are not set forth in this Indenture shall be set forth in the applicable Supplemental Indenture, Pricing Supplement and/or public offering notice.

                                   ARTICLE IV

                          OBLIGATIONS OF THE ISSUER(19)

     Section 4.01 Obligations of the Issuer. Without prejudice to the obligations set forth in the Securities Market Law, the regulations on the primary public offering and the sale of securities (Reglamento de Oferta Publica Primaria y de Venta de Valores Mobiliarios), approved by CONASEV Resolution No 141-98-EF/94.10, as amended, and

----------
(19) Note: provisions in brackets below will only be included if the relevant provision is required for marketing purpose or by applicable laws or regulations.

other Applicable Law, the Issuer undertakes the following obligations to the Bondholders of a specific Issue, unless otherwise authorized by a Special Meeting of any specific Issue:

     (a) Make Principal Payments and Interest Payments on the Bonds as they become due and payable.

     (b) (i) Verify that all information (A) disclosed in this Indenture, the Offering Circular, the applicable Supplemental Indenture and Pricing Supplement, and (B) delivered to CONASEV and/or the Common Representative with respect to a specific Issue is true and correct and that all such information is disclosed and/or delivered in a clear and timely fashion.

          (ii) With respect to information relating to the Program and/or the Issuer, disclose any and all relevant information that is required to be disclosed by and in accordance with Applicable Law, except for information that qualifies as "reserved information" under Applicable Law and is disclosed as such to CONASEV.

          (iii) The information disclosed by the Issuer should not be construed as a recommendation or suggestion for potential investors aimed to interfere in their respective investment decisions.

     (c) Provide the Common Representative with copies of all information submitted to CONASEV within the [five (5)] Business DAYS following the date on which the Issuer delivers such information to CONASEV; provided that the Issuer shall be under no obligation to provide the Common Representative with copies of information submitted to CONASEV in accordance with this Section 4.01(c) to the extent that the Issuer classifies such information as "reserved" in accordance with Applicable Law.

     (d) Provide such additional information relating to the performance of its material obligations with respect to a specific Issue as a Special Meeting, General Meeting or the Common Representative, on behalf of the applicable Issue, may reasonably request in writing. Such information shall be delivered within [thirty (30)] Business Days following any such request, unless the provision of such information by the Issuer is forbidden or protected by Applicable Law, or may damage the Issuer.

     (e) In the event that one or more creditors of the Issuer file a petition for the Issuer to be declared insolvent or in situacion de concurso under the General Bankruptcy System Law (Ley General del Sistema Concursal), Law No. 27809, or under any such provision as may replace the aforementioned law, the Issuer shall, upon notification of the filing of such a petition, notify the Common Representative of such petition and keep it reasonably informed of developments relating to such petition.

     (f) Within three (3) Business Days from the end of each calendar trimester, the Issuer shall deliver a certificate to the Common Representative certifying that, to the best of its knowledge, no Default or Event of Default has occurred with respect to a specific Issue.

     (g) Comply in all material respects with all Applicable Laws, including required Governmental Approvals, rules, regulations and orders of Peru and each other applicable jurisdiction, unless the necessity of compliance therewith is contested in good faith by appropriate proceedings, and with respect to which adequate accounting reserves have been established and maintained by the Issuer in accordance with United States GAAP with respect thereto.

     (h) Pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies lawfully imposed on it or its property (including interest and penalties) pursuant to Applicable Law, unless such taxes, assessments, governmental charges or levies are contested in good faith and by appropriate proceedings and adequate accounting reserves are established by the Issuer in accordance with United States GAAP with respect thereto.

     (i) Permit the compliance by the Common Representative with its obligations under this Indenture and the Supplemental Indentures, if applicable, and respect the powers and duties vested in the Common Representative.

     (j) Sell (i) the volumes of Concentrate and Cathodes, as the case may be, covered in the Offtake Agreements at the prices stipulated therein, and (ii) the balance of its production of Concentrate and Cathodes in U.S.$ at market prices, and cause all proceeds arising from the Offtake Agreements or from other sales of Concentrate or Cathodes to be paid directly to the Trustee for deposit to the Proceeds Account or, in the case of Domestic Sales, to the Issuer for deposit to the Onshore Dollars Account.

     (k) Not enter into any material transactions except in the ordinary course of business, on ordinary commercial terms and on the basis of arms' length arrangements, provided that neither this covenant nor Section 4.01(r) shall limit the Issuer's ability to transfer (including, without limitation, by way of donation) its co-ownership interest in the Pillones Dam to any third party so long as the water rights of the Issuer for the Current Operations and the Sulfide Project are unaffected by such transfer; and provided further that the transactions undertaken pursuant to any Identified Material Project Document with a Parent Company shall be deemed to meet the standard in this clause (k).

     (l) As required by Section 319 of the General Corporate Law, pay the expenses of the Bondholder syndicate of a specific Issue up to a limit of two percent (2.0%) of the annual Interest Rate of the applicable Issue and/or Series (the "EXPENSE CAP"); provided that any expenses incurred for the benefit of all Issues, including expenses incurred in connection with a General Meeting, shall be distributed pro rata among each Issue for the purpose of calculating the Expense Cap.

     (m) [All transactions between the Issuer and any of its Affiliates shall be on commercially reasonable terms that are at least as favorable to the Issuer as those which might be obtained in an arm's length transaction with a Person that is not an Affiliate, it being agreed that all Closing Project Documents between the Issuer and any of its Affiliates (excluding changes thereto or negotiation of variable provisions thereunder after the date hereof) are deemed to meet this standard.]

     (n) [The Issuer shall at all times (either directly or through one or several global insurance policies maintained by one or several of its Affiliates) maintain property and casualty insurance coverage with respect to the Project Property, of an insurable nature and of a character usually insured in such amount as are customary for copper mines and mining facilities of similar location, type and scale.]

     (o) [Mining Concessions.

          (i) The Issuer shall keep the Core Mining Concessions in full force and effect and shall, shall pay all fees and other payments payable in connection with the continuation therewith, defend its right, title and interest in, to and under the Core Mining Concessions against any adverse or competing claim.

          (ii) The Issuer shall keep the Mining Concessions that are not Core Mining Concessions in full force and effect, shall pay all fees and other payments payable in connection with the continuation therewith, and shall defend its right, title and interest in, to and under such Mining Concessions against any adverse or competing claim, except to the extent that the failure of such Mining Concession to be in full force and effect or the failure of the Issuer to defend its right, title and interest in, to and under such Mining Concessions against any adverse or competing claim would not be reasonably likely to have a Material Adverse Effect.]

     (p) [Notice of Defaults. The Issuer shall immediately notify the Common Representative upon its discovery of the occurrence of any Default or Event of Default.]

     (q) [Environmental Compliance. The Issuer shall, and shall cause all other persons occupying the site of its Business to, in all material respects perform its obligations and operate its Business in accordance with all Applicable Environmental Laws.]

     (r) [Facilities. The Issuer shall maintain the facilities necessary for the operation of the Sulfide Project and its Current Operations in good repair in accordance with good industry mining practice.]

     (s) As of the date of execution of each Supplemental Indenture, the Issuer shall have delivered or caused to be delivered to the Structuring Entity and the Common Representative the following documents, each of which shall be satisfactory to the Structuring Entity in form and substance:

          (i) Authorizations, etc. The Structuring Entity and the Common Representative shall have received certified copies of the organizational documents of the Issuer and of the actions of the board of directors or other governing body of the Issuer taken to authorize the execution, delivery and performance of the Indenture and the applicable Supplemental Indenture, and the performance by it of its obligations hereunder and thereunder.

          (ii) Incumbency and Signatures. The Structuring Entity and the Common Representative shall have received certificates of the Issuer in respect of the authority and incumbency, and containing a specimen signature, of each Person who has signed or will sign on its behalf the Supplemental Indenture or any certificate to be delivered thereunder or hereunder, or who will, until replaced by another Person or Persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with this Indenture and the transactions contemplated hereby and thereby.

          (iii) Security Documents. The Structuring Entity and the Common Representative shall have received executed copies of each Security Document, the Master Security Agreement and the Completion Guarantee and each such agreement shall be in full force and effect, and all actions required to be taken under the Security Documents to perfect the security interest created thereunder shall have been taken.(20)

                                    ARTICLE V

                      RESTRICTIONS APPLICABLE TO THE ISSUER

     Section 5.01 Applicable Restrictions. Unless otherwise authorized by a Special Meeting of a specific Issue, the Issuer shall be subject to the following restrictions with respect to each Issue from the Issue Date of each such Issue through the applicable Maturity Date:

     (a) In the event that a Default and/or Event of Default relating to a specific Issue occurs and is continuing, the Issuer, unless otherwise required by Applicable Law, shall not agree on (i) the application of profits for any dividend distribution; (ii) the payment of dividends, whether in cash or in kind (except for dividends resulting from the capitalization of profits or reserves);
(iii) any distribution on the Shareholders' Equity; or (iv) the purchase, redemption or other acquisition of any shares of the Issuer or any reduction of Shareholders' Equity; provided that this restriction does not include any reduction of Shareholders' Equity without distribution (whether in cash or in kind) in favor of the shareholders of the Issuer, including, without limitation, a reduction of Shareholders' Equity that is the result of the compensation of losses.

     (b) The Issuer shall not conduct any business other than any business related to or incidental to the Current Operations and the Sulfide Project and any activity contemplated in the Financing Documents, provided that the Issuer shall have the right to conduct any other mining activity so long as (A) such activity is conducted in the Concessions area, (B) such activity does not have a Material Adverse Effect, (C) the Issuer observes its affirmative covenants (including, without limitation, with respect to insurance) in relations to such activity, (D) the Senior Lenders are given a first priority security interest in the assets of the Issuer related to such activity, and (E) such activity is undertaken after the Completion Release Date. This provision shall not prevent the Issuer from entering into agreements or other arrangements with PDC or any of its Affiliates regarding any copper concentrate leaching facilities constructed, owned or operated by PDC or such Affiliate of PDC.

----------
(20) Note: Legal opinions to be described in the Supplemental Indenture.

     (c) The Issuer shall not transfer or assign, in whole or in part, the debt resulting from the issuance of the Bonds.

     (d) The Issuer shall not enter into any merger or consolidation with any other entity.

     (e) The Issuer shall not make any loan or advance to any Person except for
(i) Permitted Investments, (ii) down payments and prepayments to suppliers,
(iii) loans and advances to its employees and loans to employees of the Operator for travel, moving and household expenses of such employees and for the purchase of land and the construction and purchase of housing for such employees, in the ordinary course of business and in an aggregate amount not exceeding U.S.$5,000,000 (or its Equivalent) at any one time outstanding and (iv) other loans and advances in connection with the Business in an aggregate amount not exceeding U.S.$10,000,000 (or its Equivalent) at any one time outstanding.

     (f) The Issuer shall not create, assume or suffer to exist any Lien upon any of its Property, assets or contractual rights in each case whether now owned or hereafter acquired, except for the following Liens (collectively, "PERMITTED LIENS"):

          (i) Liens imposed by any Governmental Authority for taxes not yet due or which are being contested in good faith and by appropriate proceedings (and against which adequate accounting reserves are being maintained in accordance with United States GAAP);

          (ii) Liens for customs duties, relating to imported assets, owed by the Issuer that have been deferred in accordance with Applicable Law;

          (iii) deposits or pledges to secure the Issuer's obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

          (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business;

          (v) bankers' liens arising in the ordinary course of the Issuer's activities with commercial banks;

          (vi) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings (and against which adequate reserves are being maintained);

          (vii) the rights of a buyer of identified goods of the Issuer pursuant to Section 2-501 of the Uniform Commercial Code as in effect from time to time in the State of New York or any other similar provision of applicable law;

          (viii) easements (including easements for electric transmission lines) and minor imperfections of title on real estate and Concessions (other than the Core Mining Concessions), provided that such imperfections and easements do not render title unusable for purposes of the Business;

          (ix) Liens on any Property of the Issuer to which the Issuer has not consented and which are being contested by the Issuer in good faith and by appropriate proceedings or liens imposed by law (and against which adequate accounting reserves are being maintained in accordance with United States
     GAAP); and

          (x) Liens created pursuant to the Security Documents or otherwise for the benefit of the Senior Lenders, the Onshore Collateral Agent and the Offshore Collateral Agent.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE ISSUER(21)

The Issuer represents and warrants to the Common Representative, the Structuring Entity and the Bondholders, as of the date hereof, that:

     Section 6.01 Organization. The Issuer is a sociedad anonima abierta, established for an indefinite term, duly incorporated, validly existing and in good standing under the laws of the Republic of Peru. The Issuer has the corporate power and authority to enter into and perform this Indenture, each Supplemental Indenture and each other Senior Lenders Financing Document and to carry out the transactions contemplated hereby and thereby; the execution and delivery of this Indenture, each Supplemental Indenture and each other Senior Lenders Financing Document and the consummation of the transactions contemplated hereby and thereby have been or will have been duly authorized by all necessary corporate action on the part of the Issuer; this Indenture, and each Supplemental Indenture will have been, duly executed and delivered by a duly authorized officer of the Issuer; and this Indenture and each other Senior Lenders Financing Document constitutes, and each Supplemental Indenture will constitute, the valid, legal and binding obligation of the Issuer, in each case enforceable in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors or parties to executory contracts generally and by equitable principles of general applicability.

     Section 6.02 Information Disclosed and Provided. All of the information disclosed in the Offering Circular and this Indenture, each Supplemental Indenture and the applicable Pricing Supplement and all information that the Issuer may provide to

----------
(21) Note: Provisions in brackets below will only be included if the relevant provision is required for marketing purpose or by applicable laws or regulations.

CONASEV, the Bondholders and the Common Representative with respect to a specific Issue, in each case, complies with the requirements of Applicable Law.

     Section 6.03 Legal Proceedings. Except as disclosed in the Offering Circular and there is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Issuer, threatened, against or affecting the Issuer or its assets that (a) questions the validity of this Indenture or any Supplemental Indenture or any action taken pursuant hereto or thereto or (b) in any case or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

     Section 6.04 Compliance with Other Instruments and Laws.

     (a) Neither the execution and delivery of this Indenture or any Supplemental Indenture, nor the consummation of the transactions contemplated hereby or thereby, will result in any violation of or be in conflict with, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer pursuant to any provision of the organizational documents of the Issuer.

     (b) Neither the execution and delivery of this Indenture or any Supplemental Indenture, nor the consummation of the transactions contemplated hereby or thereby, will result in any material violation of or be in material conflict with, constitute a material default under, or result in the creation of any lien, charge or encumbrance upon any material property of the Issuer pursuant to any provision of any agreement, instrument, judgment, decree, order, law or regulation applicable to the Issuer or any of its properties.

     (c) Except as disclosed in the Offering Circular, the Issuer is in material compliance with all such provisions, agreements, instruments, judgments, decrees, orders, laws or regulations applicable to the Issuer or any of its properties except for any that the Issuer is disputing in good faith by appropriate proceedings and for which the Issuer has set aside adequate accounting reserves in accordance with United States GAAP.

     (d) Schedule 6.04 sets forth each Governmental Approval which is necessary under Applicable Law in connection with the transactions contemplated by the Financing Documents and the Project Documents, including any environmental regulatory permits and approvals necessary to commence and conduct construction and to operate the Sulfide Project and the Current Operations, but excepting routine and non-material approvals and authorizations (each a "CORE GOVERNMENTAL APPROVAL").

     (e) (i) the Issuer has obtained, and is in compliance with all of the terms and requirements of, each Core Governmental Approval listed as having been made or obtained on Schedule 6.04 and (ii) all such Core Governmental Approvals are in full force and effect.

     Section 6.05 Taxes. Except as disclosed in Schedule 6.05 or the Offering Circular and except for taxes being contested in good faith by appropriate proceedings and for which the Issuer has set aside adequate accounting reserves in accordance with United States GAAP, the Issuer has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes shown to be due and payable on such returns, or on any assessments made against it or any of its properties by written notice, and all other taxes, assessments, fees, liabilities or other charges imposed on it or on its properties by applicable laws or regulations, except where such failure to file or pay, in any case or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     Section 6.06 Absence of Undisclosed Liabilities. [Except as disclosed in the Offering Circular] the Issuer has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet prepared in accordance with Peruvian GAAP in a manner consistent with the Financial Statements except for (a) liabilities or obligations reflected or reserved against in the Financial Statements or (b) liabilities, including liabilities incurred in the ordinary course of business since December 31, 2004 that, in any case or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     Section 6.07 Financial Statements. (a)The financial statements of the Issuer included in the Offering Circular (including any restatements thereof, if applicable), as well as with respect to a specific Issue, the financial statements of the Issuer included in the applicable Pricing Supplement (such financial statements included in the applicable Pricing Supplement, the "FINANCIAL STATEMENTS"), fairly present, in all material respects, the financial condition of the Issuer and the results of operations and changes in financial position as of the date of such statements, and have been prepared in accordance with Peruvian GAAP consistently applied throughout the periods reported therein. There are no material off-balance sheet transactions, arrangements, obligations or relationships attributable to the Issuer's business or to which the Issuer is a party.

     (b) Except as otherwise disclosed in writing to the Common Representative, or as otherwise disclosed in the Offering Circular and the applicable Pricing Supplement, since the date of such financial statements there has been no material adverse change in the Issuer's financial condition.

     Section 6.08 Ranking. The obligations of the Issuer under this Indenture, any Supplemental Indenture and the Bonds issued hereunder and thereunder, will at all times rank in right of payment and of collateral security (a) pari passu with the Issuer's obligations under the Senior Facility Loan Agreements and the Senior Facility Loans made thereunder, (b) senior to the obligations of the Issuer in respect of the Subordinated Loans and (c) pari passu in right of payment with or senior in right of payment to, and senior in right of collateral security (other than Permitted Liens) to, all other obligations of the Issuer other than those which have priority under Applicable Law.

     Section 6.09 [Mining and Beneficiation Concessions. Except as set forth in
Schedule 6.09 or as would not, in any case or in the aggregate, reasonably be expected to result in a Material Adverse Lender Effect, the Issuer has full and sufficient rights to use the Core Mining Concessions, water rights and surface lands necessary for the Business as currently conducted and with respect to the Sulfide Project, as described in the Offering Circular. Except as would not, in any case or in the aggregate, reasonably be expected to result in a Material Adverse Lender Effect, or as disclosed in Schedule 6.09, the real property not owned by Issuer is currently served by all easements, rights of way and utilities services that are necessary for the operation of the Business as currently conducted thereon or contemplated to be conducted thereon.]

     Section 6.10 [Environmental Matters. Except as set forth in Schedule 6.10 or as disclosed in the Offering Circular, the Issuer is in compliance in all material respects with all Applicable Environmental Laws.]

     Section 6.11 [Labor Matters. Except as set forth in Schedule 6.11 or as disclosed in the Offering Circular, the Issuer is in material compliance with all applicable laws and regulations relating to labor, industrial relations and the employment of its employees.]

     Section 6.12 [Consents, etc. Except as set forth in Schedule 6.12 or as disclosed in the Offering Circular, neither the execution or delivery by the Issuer of this Indenture nor the consummation or performance by the Issuer of the transactions provided for hereby or thereby is subject to any requirement that the Issuer obtain any consent, approval or authorization of, or make any declaration or filing with, any third party that is not a Governmental Authority, except where the failure to obtain such consent, approval or authorization or to make such declaration or filing would not reasonably be expected to materially impair the operation of the Business.]

     Section 6.13 [No MPA Default. To the extent any Senior Facility Loan Obligations remain outstanding on the date as of which this representation is made, no event of default has been declared and is continuing under the Master Participation Agreement.]

     Section 6.14 [Security Documents. The security interests granted in the Collateral pursuant to the Security Documents which are on the date as of which this representation is made are required to be registered pursuant to the terms of the Master Security Agreement have been duly registered and such registrations is in full force and effect.]

     Section 6.15 Ratification and Amendment of Representations and Warranties.
(a)With respect to each Issue, the Issuer shall be deemed to have ratified the validity of the representations and warranties set forth in this Article VI to the Common Representative, on behalf of the Bondholders of the applicable Issue and the Structuring Entity in the following situations:

          (i) Upon execution of the applicable Supplemental Indenture (unless the Issuer expressly states otherwise therein);

          (ii) Upon execution of the public deeds incorporating this Indenture and the applicable Supplemental Indenture (unless the Issuer otherwise notifies the Common Representative and the Structuring Entity in writing prior to the execution of such public deeds); and

          (iii) On the Placement Date of each of the Bonds of such Issue (unless the Issuer otherwise notifies the Common Representative and the Structuring Entity in writing at least [two (2)] Business Days prior to the Placement
     Date).

     (b) With respect to each Issue, (i) the representations and warranties set forth in this Article VI may be amended, extended, and/or adjusted in the applicable Supplemental Indenture, and (ii) if requested by the Issuer, a breach of any of the representations and warranties set forth in this Article VI may be waived upon approval of a Special Meeting of the applicable Issue.

                                   ARTICLE VII

                                   COLLATERAL

     Section 7.01 Collateral. All payment and other obligations of the Issuer under the Bonds and the Senior Facility Loan Agreements are secured by the Collateral.

     Section 7.02 Enforcement on the Collateral. The enforcement on the Collateral by the Senior Lenders shall be governed by the provisions of the Master Security Agreement, which governs the relationship between the Senior Facility Lenders and the Bondholders, and the other Security Documents.

     Section 7.03 Release of Collateral. Pursuant to the terms of the Master Security Agreement, upon the payment in full of the Senior Facility Loan Obligations and upon receipt by the Common Representative of a written certificate from the Administrative Agent to such effect, all security interests and rights in the Collateral created in favor of the Senior Lenders pursuant to the Master Security Agreement and the other Security Documents shall terminate and be released; provided, however, that the Issuer and the Common Representative shall have received from any two of the rating agencies that have issued a rating with respect to the Bonds written confirmation that immediately after the release of the Collateral, and as a result thereof, the rating of the Bonds will be at least equal to the greater of (i) the rating of the Bonds immediately before such release and (ii) the rating issued to the Bonds as of their Issue Date, provided further, that in the event that one or both of such rating agencies are unable to provide such written confirmation, the Issuer may seek written confirmation from one or more, as the case may be, other rating agencies registered with CONASEV. Thereafter, the Issuer shall not, without the prior written consent of the Common Representative, create, assume or suffer to exist any Lien upon any of its material Property, assets or contractual rights, in each case whether then owned or thereafter acquired, except for Permitted Liens.

                                  ARTICLE VIII

                       DEFAULTS AND EVENTS OF DEFAULT(22)

     Section 8.01 Defaults. Each of the following events shall constitute a "DEFAULT" with respect to a specific Issue during the term of effectiveness of the Bonds of such Issue:

----------
(22) Note: Provisions in brackets below will only be included if the relevant provision is required for marketing purpose or by applicable laws or regulations.

     (a) The Issuer fails to make a payment in respect of interest or principal on the Bonds or the Senior Facility Loans (each such default, a "PAYMENT DEFAULT") when and as such payment shall be due and payable, as provided in this Indenture, the applicable Supplemental Indenture or in the applicable Senior Facility Lender Financing Documents, provided that a Payment Default shall not occur if such default is the result of the actions of or the failure to act by the Paying Agent or any other paying agent appointed by the Issuer as provided in Section 3.11(a) of this Indenture.

     (b) The Issuer fails to (i) use the proceeds of the Bonds of such Issue for the purposes set forth in this Indenture or the applicable Supplemental Indenture, (ii) observe any of the material restrictions in Article V of this Indenture, (iii) meet the material obligations contained in Article IV of this Indenture, or (iv) meet any other material obligation, term or condition set forth in this Indenture or the applicable Supplemental Indenture, in such a manner that such Default could reasonably result in a Material Adverse Effect.

     (c) The Issuer commences a proceeding under any applicable bankruptcy, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law (whether now or hereafter in effect) relating to itself, or is declared bankrupt, is dissolved by reason of insolvency or makes a general assignment for the benefit of creditors, or any action is taken by it for the purpose of effecting any of the foregoing or by a receiver, custodian or trustee or other officer or representative of a court or of creditors; or there is commenced against it any such proceeding which remains undismissed for 60 days from the date the Issuer receives such notification from the court where such proceeding has been filed.

     (d) A representation or warranty made by the Issuer hereunder shall prove to have been false when made or ratified in any material respect and such breach of representation or warranty could reasonably be expected to have a Material Adverse Effect.

     (e) Any of this Indenture, the applicable Supplemental Indenture, the Bonds issued thereunder, the applicable Pricing Supplement or any of the Senior Lenders Financing Documents is declared null, voidable or invalid by final and binding decision of the competent authority and, consequently, is legally void, or if the Issuer challenges the validity thereof, except due to causes not attributable to the Issuer.

     (f) The Issuer shall fail to obtain, maintain or renew any Core Governmental Approval and (i) such failure is reasonably likely to have a Material Adverse Effect and the Issuer fails to obtain a replacement Core Governmental Approval within 90 days after the occurrence of such failure to obtain, maintain or renew such Core Governmental Approval or (ii) in the case of a Core Governmental Approval that is an Identified Material Project Document, such failure is reasonably likely to have a Material Adverse Project Effect and the Issuer fails to obtain a replacement Core Governmental Approval within 180 days after the occurrence of such failure to obtain, maintain or renew such Core Governmental Approval.

     (g) Any Indebtedness of the Issuer (other than the Senior Loans and Subordinated Loans) that is due and payable (it being understood that Indebtedness other than for borrowed money shall not be deemed to be due and payable if there is a good faith dispute as to the amount of such Indebtedness) in a principal amount in excess of U.S.$10,000,000 or its Equivalent is not paid when due (and any grace period relating thereto has expired) or becomes or is declared to be due and payable prior to the stated maturity thereof and such Indebtedness shall remain unpaid for 30 days from its due date or from the date of such acceleration.

     (h) Final judgment or judgments for the payment of money in excess of U.S.$10,000,000 in the aggregate or its Equivalent shall be rendered by a court or courts against the Issuer and shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days from the date of notification to the Issuer.

     (i) Any of the Shareholders or the Shareholders' Parents breaches its share transfer restrictions set forth in Article II of the Transfer Restrictions Agreement.

     (j) [To the extent that the Collateral has not been released as described in Section 7.03, security interests purported to be created by or under any of the Security Documents with respect to the Collateral shall fail or cease to be validly perfected first priority security interests where such failure or cessation is, by itself or in the aggregate, reasonably likely to have a Material Adverse Effect.]

     (k) [Abandonment or Total Loss of the Sulfide Project or the Current Operations shall have occurred.]

     Section 8.02 Occurrence of Defaults.

     (a) Notwithstanding the Issuer's obligations under the regulations on material facts and confidential information (Reglamento de Hechos de Importancia e Informacion Reservada", approved by CONASEV Resolution No. 107-2002-EF/94.10), upon the occurrence of one or more of the Defaults described in Section 8.01 (other than the Defaults described in subsections (a), (c) and (k) of Section 8.01) with respect to a specific Issue, the Issuer shall report such event in writing to the Common Representative within three (3) Business Days after the Issuer is notified or first becomes aware of such Default. Upon the receipt of such notification, the Common Representative shall verify the occurrence such Default as contemplated under Section 9.08 of this Indenture, and upon such verification, convene a General Meeting pursuant to Article X of this Indenture. In such General Meeting, the Bondholders shall instruct the Common Representative whether or not to deliver a notice to the Issuer, with a copy to the Administrative Agent, declaring that a Default has occurred (the "NOTICE OF ORDINARY DEFAULT"). The Issuer shall have a period of thirty (30) Business Days from the next Business Day following the day on which the Issuer receives the Notice of Ordinary Default with respect to the applicable Default in order to cure such Default (the "ORDINARY DEFAULT CURE PERIOD"), provided that with respect to those Defaults described in subsections (b) of Section 8.01, the Ordinary Default Cure Period shall be (i) zero (0) days with respect to the obligations set forth under Sections 5.01(a) and 5.01(d), (ii) thirty (30) days with respect to the obligations set forth under Sections 4.01(j)(ii), [4.01(o), 4.01(r)], 5.01(b), 5.01(e), and 5.01(f), and (iii) ninety (90) days with respect to the obligations set forth under

Sections 4.01(e), 4.01(g), 4.01(h), 4.01(j)(i), 4.01(k), [4.01(m), 4.01(n), and
4.01(q)], in each case, from the date the Issuer receives the Notice of Ordinary Default with respect to a applicable Default, except for in case of Default with respect to the Issuer's obligation under Section 4.01(o), but only relates to covenants to keep the Core Mining Concessions in full force and effective, 30 days from the date of occurrence of the breach of such covenant. In the event that the Issuer fails to cure the applicable Default during the applicable Ordinary Default Cure Period, an Ordinary Event of Default with respect to the applicable Issue shall be deemed to have occurred (each, an "ORDINARY EVENT OF DEFAULT").

     (b) Upon the occurrence of a Payment Default described in (a) of Section
8.01 with respect to a specific Issue and the failure on the part of the Issuer to cure such Payment Default by the next Business Day following the date on which the applicable payment was originally due (the "PAYMENT DEFAULT CURE PERIOD"), a Payment Event of Default shall be deemed to have occurred with respect to the applicable Issue (each, a "PAYMENT EVENT OF DEFAULT").

     (c) Upon the occurrence of a Default described in subsection (c) of Section
8.01 (each, a "BANKRUPTCY EVENT OF DEFAULT"), a Bankruptcy Event of Default with respect to all Issues shall be deemed to have occurred.

     (d) [Upon the occurrence of a Default described in subsection (k) of
Section 8.01 (an "ABANDONMENT EVENT OF DEFAULT"), an Abandonment Event of Default with respect to all Issues shall be deemed to have occurred.]

     Section 8.03 Events of Default and Remedies Prior to Payment in Full of Senior Facility Loan Obligations. Prior to the payment in full of the Senior Facility Loan Obligations, the Bondholders shall have the following remedies upon the occurrence of an Ordinary Event of Default, Payment Event of Default, Bankruptcy Event of Default or Abandonment Event of Default, as the case may be:

     (a) Ordinary Event of Default. Upon the occurrence of an Ordinary Event of Default with respect to a particular Issue,

          (i) The Issuer shall report such Ordinary Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative of the affected Issue, without prejudice to the obligation set forth in Section 4.01(c) of this Indenture.

          (ii) (A) Within ten (10) Business Days following the occurrence of an Ordinary Event of Default, the Common Representative shall schedule a Special Meeting of the Bondholders of the applicable Issue in accordance with the requirement of Article X (except as otherwise provided in this Section 8.03(a)).

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such Special Meeting has been scheduled.

          (iii) (A) At the Special Meeting scheduled pursuant to Section 8.03(a)(ii) above, the Bondholders of the applicable Issue shall resolve whether or not to instruct the Common Representative to (1) extend the Ordinary Default Cure Period; (2) to the extent that there are multiple Issues under the Program, schedule a General Meeting at which Bondholders of all Issues shall resolve as to whether or not to direct the Common Representative to deliver a notice of such Ordinary Event of Default (the "NOTICE OF ORDINARY EVENT OF DEFAULT") to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders) or (3) to the extent that there is only one
     (1) Issue under the Program, whether or not to deliver a Notice of Ordinary Event of Default to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to
     Article V of the Master Security Agreement; provided that so long as the Senior Facility Loans remain outstanding, the Special Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of an Ordinary Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the Special Meeting is held with respect to the general terms of the resolutions adopted at such Special Meeting.

          (iv) In the event that the Special Meeting described in this Section 8.03(a) resolves to direct the Common Representative to schedule a General Meeting at which the Bondholders of all Issues shall resolve as to whether or not to direct the Common Representative to deliver to the Issuer a Notice of Ordinary Event of Default, the Common Representative shall schedule a General Meeting pursuant to the procedures set forth in Section
     10.03 of this Indenture.

          (v) (A) At the General Meeting described in Section 8.03(a)(iv), the Bondholders shall resolve whether or not to instruct the Common Representative to deliver a Notice of Ordinary Event of Default to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders); provided that so long as the Senior Facility Loans remain outstanding, the General Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of an Ordinary Event of Default.

               (B) In the event that such General Meeting resolves to direct the Common Representative to deliver to the Issuer a Notice of Ordinary Event of Default, the Common Representative shall (i) notify the Issuer, in writing, no later than the next Business Day following the day on which such General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting and (ii) deliver such Notice of Ordinary Event of Default to the Issuer, with a copy to the Administrative Agent, within [three (3)] Business Days of the day on which such General Meeting is held.

          (vi) (A) For the avoidance of doubt, the remedies set forth in this
     Section 8.03(a) shall be the exclusive and sole remedies of the Bondholders upon the occurrence of an Ordinary Event of Default so long as the Senior Facility Loans remain outstanding.

               (B) Following the payment in full of the Senior Facility Loan Obligations, upon the occurrence of an Ordinary Event of Default, the Bondholders shall have the remedies set forth in Section 8.04(a) of this Indenture.

     (b) Payment Event of Default. Upon the occurrence of a Payment Event of Default with respect to a particular Issue,

          (i) (A) Within two (2) Business Days following the occurrence of a Payment Event of Default, the Common Representative shall schedule a Special Meeting of the Bondholders of the applicable Issue in accordance with the requirements of Article X (except as otherwise set forth in this Section 8.03(b)).

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such Special Meeting has been scheduled.

          (ii) (A) At the Special Meeting scheduled pursuant to Section 8.03(b)(i) above, the Bondholders of the applicable Issue shall resolve whether or not to instruct the Common Representative (1) to extend the Payment Default Cure Period; (2) to the extent that there are multiple Issues under the Program, to schedule a General Meeting at which Bondholders of all Issues shall vote as to whether or not to direct the Common Representative to deliver a notice of such Payment Event of Default (the "NOTICE OF PAYMENT EVENT OF DEFAULT") to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders); or (3) to the extent that there is only one
     (1) Issue under the Program, whether or not to deliver a Notice of Payment Event of Default to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to
     Article V of the Master Security Agreement; provided that so long as the Senior Facility Loans remain outstanding, the Special Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of a Payment Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the Special Meeting is held with respect to the general terms of the resolutions adopted at such Special Meeting and, if applicable, the extent to which the Special Meeting was unable to adopt any resolutions relating to the Payment Event of Default.

          (iii) (A) Each Bondholder of the applicable Issue shall not exercise its statutory right to collect unpaid interest and principal on the Bonds until a resolution has been adopted by the Bondholders of the applicable Issue at the Special Meeting with respect to what measures shall be taken among those described in Section 8.03(b)(ii)(A) above. Moreover, as provided in Section 326 of the General Corporate Law, the Bondholders of the applicable Issue may not commence individual collection actions which are inconsistent with a resolution adopted by the Bondholders of such Issue at the Special Meeting described herein.

               (B) Notwithstanding the provisions of this Section 8.03(b), each Bondholder of the applicable Issue may exercise its statutory right to collect unpaid interest and principal on the Bonds, as well as any other right described in Section 326 of the General Corporate Law, (1) in the event that no resolution is reached as to the exercise of remedies at the Special Meeting described in Section 8.03(b)(ii), from the next Business Day following the date of such Special Meeting or the second call of such Special Meeting, as the case may be, or (2) in the event that the Special Meeting described in Section 8.03(b)(ii)(A) is not held on the first or second call, from the next Business Day following the date on which such Special Meeting was scheduled to be held on the second call as provided in Article X.

               (C) To the extent the Common Representative is notified by a Bondholder pursuant to Section 9.06, the Common Representative shall notify the Issuer, in writing, of the exercise of statutory remedies by individual Bondholders, if any, no later than the next Business Day following the date on which the Common Representative receives notice of the exercise of such statutory remedies.

          (iv) In the event that the Special Meeting described in this Section 8.03(b) resolves to direct the Common Representative to schedule a General Meeting at which the Bondholders of all Issue shall resolve as to whether or not to direct the Common Representative to deliver to the Issuer a Notice of Payment Event of Default, the Common Representative shall schedule a General Meeting pursuant to the procedures set forth in Section
     10.03 of this Indenture.

          (v) (A) At the General Meeting described in Section 8.03(b)(iv), the Bondholders shall resolve whether or not to instruct the Common Representative to deliver a Notice of Payment Event of Default to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders), provided that so long as the Senior Facility Loans remain outstanding, the General Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of a Payment Event of Default.

               (B) In the event that such General Meeting resolves to direct the Common Representative to deliver to the Issuer a Notice of Payment Event of Default, the Common Representative shall (1) notify the Issuer, in writing, no later than the next Business Day following the day on which such General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting and (2) deliver such Notice of Payment Event of Default to the Issuer, with a copy to the Administrative Agent, within [three (3)] Business Days of the day on which such General Meeting is held.

          (vi) (A) For the avoidance of doubt, the remedies set forth in this
     Section 8.03(b) and those granted to the Bondholders by Applicable Law shall, subject to the terms and conditions set forth in this Section 8.03(b), be the exclusive and sole remedies of the Bondholders upon the occurrence of a Payment Event of Default so long as the Senior Facility Loans remain outstanding.

               (B) Following the payment in full of the Senior Facility Loan Obligations, upon the occurrence of a Payment Event of Default, the Bondholders shall have the remedies set forth in Section 8.04(b) of this Indenture.

          (vii) For the avoidance of doubt, any and all actions taken in connection with the foreclosure upon the Collateral which secures all payment and other obligations of the Issuer under the Bonds and the Senior Facility Loan Agreements must be taken pursuant to the terms and conditions of the Master Security Agreement. Accordingly, Article 328 of the General Corporate Law should not be interpreted as providing an alternative way for individual Bondholders to foreclose upon the Collateral in a manner that is inconsistent with the specific terms and conditions provided for in the Master Security Agreement. Furthermore, no Bondholder can accelerate the payment obligations of principal or interest on the Bonds unless as expressly set forth under Article V of the Master Security Agreement or
     Section 8.03(e) of this Indenture. Accordingly, the parties expressly agree that the acceleration right contemplated under Article 1323 of the Peruvian Civil Code shall not be applicable to the payment obligations of the Issuer under the Bonds.

     (c) Bankruptcy Event of Default. Upon the occurrence of a Bankruptcy Event of Default,

          (i) All of the Bonds shall automatically become immediately due and payable, both as to principal and interest, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer.

          (ii) The Issuer shall report such Bankruptcy Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative, without prejudice to the obligation set forth in Section 4.01(c) herein.

          (iii) (A) No later than two (2) Business Days following the occurrence of a Bankruptcy Event of Default, the Common Representative shall schedule a General Meeting of the Bondholders of all Issues in accordance with the requirements of Article X (except as otherwise set forth in this Section 8.03(c)).

               (B) (1)The Common Representative shall notify the Issuer, in writing, on the same Business Day that such General Meeting has been scheduled.

          (iv) (A) At the General Meeting scheduled pursuant to Section 8.03(c)(iii) above, the Bondholders of all Issues shall resolve whether or not to direct the Common Representative to deliver a Notice of such Bankruptcy Event of Default (the "NOTICE OF BANKRUPTCY EVENT OF DEFAULT") to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders); provided that so long as the Senior Facility Loans remain outstanding, the General Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of a Bankruptcy Event of Default.

               (B) In the event that such General Meeting resolves to direct the Common Representative to deliver to the Issuer a Notice of Bankruptcy Event of Default, the Common Representative shall (1) notify the Issuer, in writing, no later than the next Business Day following the day on which such General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting and (2) deliver such Notice of Bankruptcy Event of Default to the Issuer, with a copy to the Administrative Agent, within [three (3)] Business Days of the day on which such General Meeting is held.

          (v) For the avoidance of doubt, the remedies set forth in this Section 8.03(c) shall be the exclusive and sole remedies of the Bondholders upon the occurrence of a Bankruptcy Event of Default so long as the Senior Facility Loans remain outstanding.

          (vi) Following the payment in full of the Senior Facility Loan Obligations upon the occurrence of a Bankruptcy Event of Default, the Bondholders shall have the remedies set forth in Section 8.04(c) of this Indenture.

     (d) [Abandonment Event of Default. Upon the occurrence of an Abandonment Event of Default,

          (i) The Issuer shall report such Abandonment Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative, without prejudice to the obligation set forth in Section 4.01(c) herein.

          (ii) (A) Within two (2) Business Days following the occurrence of an Abandonment Event of Default, the Common Representative shall schedule a General Meeting of the Bondholders of all Issues in accordance with the requirements of Section 10.03 (except as otherwise set forth in this Section 8.03(d)).

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such General Meeting has been scheduled.

          (iii) (A) At the General Meeting scheduled pursuant to Section 8.03(d)(ii) above, the Bondholders of all Issues shall resolve whether or not to direct the Common Representative to deliver a Notice of such Abandonment Event of Default (the "NOTICE OF ABANDONMENT EVENT OF DEFAULT") to the Issuer and to commence or not to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement (including by exercising its right to request the Administrative Agent to convene a meeting of the Senior Lenders); provided that so long as the Senior Facility Loans remain outstanding, the General Meeting described hereunder shall be prohibited from taking, or from directing the Common Representative to take, any other actions with respect to the exercise of remedies upon the occurrence of an Abandonment Event of Default.

               (B) In the event that such General Meeting resolves to direct the Common Representative to deliver to the Issuer a Notice of Abandonment Event of Default, the Common Representative shall (1) notify the Issuer, in writing, no later than the next Business Day following the day on which such General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting and (2) deliver such Notice of Abandonment Event of Default to the Issuer, with a copy to the Administrative Agent, within [three (3)] Business Days of the day on which such General Meeting is held.

          (iv) For the avoidance of doubt, the remedies set forth in this
     Section 8.03(d) shall be the exclusive and sole remedies of the Bondholders upon the occurrence of an Abandonment Event of Default so long as the Senior Facility Loans remain outstanding.

          (v) Following the payment in full of the Senior Facility Loan Obligations upon the occurrence of an Abandonment Event of Default, the Bondholders shall have the remedies set forth in Section 8.04(d) of this Indenture.]

     (e) Cross-Acceleration. In the event that all of the Senior Facility Loan Obligations become immediately due and payable pursuant to the terms of the Master Security Agreement, all of the Bonds shall automatically become immediately due and payable, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer.

     (f) Rescission of Acceleration. Following an acceleration of the Bonds of any Issue in accordance with the terms hereof and of the Master Security Agreement, such acceleration shall be rescinded and annulled in circumstances where the Senior Lenders have made decision to rescind and annul such acceleration in accordance with Section 5.01(c) of the Master Security Agreement.

     Section 8.04 Remedies Following Payment in Full of Senior Facility Loan Obligations. Upon the payment in full of the Senior Facility Loan Obligations, the Bondholders shall have the following remedies upon the occurrence of an Ordinary Event of Default, Payment Event of Default Bankruptcy Event of Default, or Abandonment Event of Default, as the case may be:

     (a) Ordinary Event of Default. Upon the occurrence of an Ordinary Event of Default with respect to a particular Issue,

          (i) The Issuer shall report such Ordinary Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative of the affected Issue, without prejudice to the obligation set forth in Section 4.01(c) of this Indenture.

          (ii) (A) Within ten (10) Business Days following an Ordinary Event of Default, the Common Representative shall schedule a Special Meeting of the Bondholders of the applicable Issue in accordance with the requirements of
     Article X.

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such Special Meeting has been scheduled.

          (iii) (A) At the Special Meeting scheduled pursuant to Section 8.04(a)(ii) above, the Bondholders of the applicable Issue shall resolve whether or not to instruct the Common Representative to (1) extend the Ordinary Default Cure

     Period; (2) declare the Bonds of the applicable Issue to be due and payable, both as to principal and as to interest and upon such declaration, all principal and interest of the Bonds of the applicable Issue shall automatically become immediately due and payable without any further notice and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Issuer; (3) waive any remedies of the Bondholders of the applicable Issue with respect to such Ordinary Event of Default; or (4) take any other actions that such Special Meeting may deem appropriate with respect to such Ordinary Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the Special Meeting is held with respect to the general terms of the resolutions adopted at such Special Meeting.

     (b) Payment Event of Default. Upon the occurrence of a Payment Event of Default with respect to a particular Issue,

          (i) (A) Following the expiration of the Payment Default Cure Period and within two (2) Business Days following such expiration of the Payment Default Cure Period, the Common Representative shall schedule a Special Meeting of the Bondholders of the applicable Issue in accordance with the requirements of Article X.

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such Special Meeting has been scheduled.

          (ii) (A) At the Special Meeting scheduled pursuant to Section 8.04(b)(i) above, the Bondholders of the applicable Issue shall resolve whether or not to instruct the Common Representative to (1) extend the Payment Default Cure Period; (2) declare the Bonds of the applicable Issue to be due and payable, both as to principal and as to interest and upon such declaration, all principal and interest of the Bonds of the applicable Issue shall automatically become immediately due and payable without any further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer; (3) waive any remedies of the Bondholders of the applicable Issue with respect to such Payment Event of Default; or (4) take any other actions that such Special Meeting may deem appropriate with respect to such Payment Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the Special Meeting is held with respect to the general terms of the resolutions adopted at such Special Meeting and, if applicable, the extent to which the Special Meeting was unable to adopt any resolutions relating to the Payment Event of Default.

          (iii) (A) Each Bondholder of the applicable Issue shall not exercise its statutory right to collect unpaid interest and principal on the Bonds until a resolution has been adopted by the Bondholders of the applicable Issue at the Special Meeting with respect to what measures shall be taken among those described in Section 8.04(b)(ii)(A) above. Moreover, as provided in Section 326 of the General Corporate Law, the Bondholders of the applicable Issue may not commence individual collection actions which are inconsistent with a resolution adopted by the Bondholders of such Issue at the Special Meeting described herein.

               (B) Notwithstanding the provisions of this Section 8.04(b), each Bondholder of the applicable Issue may exercise its statutory right to collect unpaid interest and principal on the Bonds, as well as any other right described in Section 326 of the General Corporate Law, (1) in the event that no resolution is reached as to the exercise of remedies at the Special Meeting described in Section 8.04(b)(ii), from the next Business Day following the date of such Special Meeting or the second call of such Special Meeting, as the case may be or (2) in the event that the Special Meeting described in Section 8.04(b)(ii)(A) is not held on the first or second call, from the next Business Day following the date on which such Special Meeting was scheduled to be held on the second call as provided in Article X.

               (C) To the extent that the Common Representative is notified by a Bondholder pursuant to Section 9.06, the Common Representative shall notify the Issuer, in writing, of the exercise of statutory remedies by individual Bondholders, if any, no later than the next Business Day following the date on which the Common Representative receives notice of the exercise of such statutory remedies.

     (c) Bankruptcy Event of Default. Upon the occurrence of a Bankruptcy Event of Default,

          (i) All of the Bonds shall automatically become immediately due and payable, both as to principal and as to interest, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer.

          (ii) The Issuer shall report such Bankruptcy Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative, without prejudice to the obligation set forth in Section 4.01(c) herein.

          (iii) (A) Within two (2) Business Days following the occurrence of a Bankruptcy Event of Default, the Common Representative shall schedule a General Meeting of the Bondholders of all Issues in accordance with the requirements of Article X.

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such General Meeting has been scheduled.

          (iv) (A) At the General Meeting scheduled pursuant to Section 8.04(c)(iii) above, the Bondholders of all Issues shall resolve whether or not to instruct the Common Representative to take any other actions that such General Meeting may deem appropriate with respect to such Bankruptcy Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting.

     (d) [Abandonment Event of Default. Upon the occurrence of an Abandonment Event of Default,

          (i) The Issuer shall report such Abandonment Event of Default to CONASEV and to the entity entrusted with conducting the centralized negotiation mechanism where the Bonds are registered through a "Material Fact" communication, as well as to the Common Representative, without prejudice to the obligation set forth in Section 4.01(c) herein.

          (ii) (A) Within two (2) Business Days following the occurrence of an Abandonment Event of Default, the Common Representative shall schedule a General Meeting of the Bondholders of all Issues in accordance with the requirements of Article X.

               (B) The Common Representative shall notify the Issuer, in writing, on the same Business Day that such General Meeting has been scheduled.

          (iii) (A) At the General Meeting scheduled pursuant to Section 8.04(d)(ii) above, the Bondholders of all Issues shall resolve whether or not to instruct the Common Representative to take any other actions that such General Meeting may deem appropriate with respect to such Abandonment Event of Default.

               (B) The Common Representative shall notify the Issuer, in writing, no later than the next Business Day following the day on which the General Meeting is held with respect to the general terms of the resolutions adopted at such General Meeting.]

     Section 8.05 [Abandonment. If the Issuer voluntarily ceases all or substantially all construction or production activities of the Sulfide Project or the Current Operations and such cessation continues without interruption for 90 days (the "ABANDONMENT TRIGGERING EVENT"), the Common Representative shall have the right, pursuant to a resolution of a Special Meeting or, if there are multiple Issues, of General Meeting, to deliver to the Issuer a notice (an "ABANDONMENT INQUIRY") requesting a certificate (a "RESUMPTION CERTIFICATE") from the Issuer certifying that the Issuer intends to cause all or substantially all construction or production activities of the Sulfide Project or the Current Operations, as the case may be, to resume as soon as is commercially practicable. If, following the Issuer's receipt of an Abandonment Inquiry, (i) within 30 days following delivery of the


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Abandonment Inquiry to the Issuer, the Issuer does not deliver a Resumption
Certificate or the Issuer does not resume all or substantially all such activities, (ii) the Issuer timely delivers a Resumption Certificate but does not resume all or substantially all such activities within 30 days following such delivery, or (iii) the Issuer timely delivers a Resumption Certificate and resumes such activities but does not maintain such activities for at least 120 days during the 180-day period following timely delivery of such a certificate, an Abandonment shall be deemed to have occurred (an "ABANDONMENT"). For purposes of this provision, the Issuer shall not be deemed to have voluntarily ceased construction or production activities of the Sulfide Project or the Current Operations if the cessation of construction or production activities is caused by an Event of Political Force Majeure or results from the depletion of the ore resources for the Current Operations, which is expected to occur prior to the Maturity Date.]

                                   ARTICLE IX

                              COMMON REPRESENTATIVE

     Section 9.01 Duties. The Common Representative shall have no powers, rights or duties other than those specifically set forth or provided for in this Indenture, any Supplemental Indenture, Applicable Law, and, upon effectiveness of the New Party Accession Agreement, the Completion Guarantee and the Master Security Agreement.

     Section 9.02 Liability. (a) The Common Representative shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct. Further, the Common Representative shall not be liable for any act, failure to act or Default of the Issuer or for any actions that individual Bondholders may elect to take against the Issuer.

     (b) The Common Representative shall not be liable to the Bondholders of a specific Issue for (i) any information provided by the Issuer in the Offering Circular, this Indenture, any of the Supplemental Indentures and Pricing Supplements and any other document prepared or furnished by the Issuer in order to register the Program or any Bonds in the Public Register of the Securities Market of CONASEV, (ii) any information provided by the Issuer to CONASEV, and any General Meeting and/or Special Meeting during the term of effectiveness of the Bonds of a specific Issue, or (iii) not disclosing any non-public information (informacion privilegiada) relating to the Issuer in compliance with article 43 of the Securities Market Law and other Applicable Law.

     (c) To the extent the Common Representative comes across any non public information (informacion privilegiada) relating to the Issuer, it shall request the Issuer to disclose such information to the market as required by Applicable Law.

     Section 9.03 Powers, Rights and Duties of Common Representative With Respect to Each Issue. The Common Representative shall have the following individual powers, rights and duties with respect to the each Issue, unless otherwise provided in this Indenture and/or the applicable Supplemental
Indenture:


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     (a) Schedule a Special Meeting (i) as soon as fifty percent (50%) of the
Issue is subscribed, (ii) as required by the terms of this Indenture and/or the applicable Supplemental Indenture, (iii) as requested, through a letter recorded by a Notary Public, by one or more Bondholders representing no less than twenty percent (20%) of the aggregate face value of the then-outstanding Bonds of such Issue; (iv) as requested by the Issuer pursuant to Section 10.03 of this Indenture, (v) as required by the Administrative Agent, and (vi) whenever it deems it necessary.

     (b) Chair any Special Meetings scheduled pursuant to Section 9.03(a) above.

     (c) Keep the minutes book of any Special Meeting scheduled pursuant to
Section 9.03(a) above, and be responsible for its custody and conservation.

     (d) Exercise all of the powers and perform all of the duties contemplated under this Indenture and/or the applicable Supplemental Indenture.

     (e) Retain legal representation for the Bondholders of the specific Issue as a group.

     (f) Attend the deliberations at any general shareholders meeting of the Issuer, without the right to vote, in accordance with item 3 of Section 325 of the General Corporate Law.

     (g) Confirm the payment by the Issuer of interest and principal with respect to the Bonds and, in general, safeguard the rights of the Bondholders within the limits set forth in this Indenture and/or the applicable Supplemental Indenture. The aforementioned limits shall not preclude the applicability of the provisions in Section 92 of the Securities Market Law.

     (h) Request from the Issuer all information and documentation required to be provided by this Indenture and Applicable Law, and make such information and documentation available to each Bondholder, upon prior written request, at the address indicated in Section 13.02(b) of this Indenture.

     (i) Appoint the individual or individuals who will permanently represent the Common Representative in connection with its dealings with the Issuer.

     (j) Call a general shareholders meeting of the Issuer in the event that (i) there is a Payment Default for more than eight (8) Business Days and (ii) the Issuer has failed to call such a meeting within such period.

     (k) (i) Institute and pursue legal proceedings on behalf of the Bondholders and (ii) take other actions on behalf of the Bondholders to preserve rights or property granted to it pursuant to this Indenture and/or the applicable Supplemental Indenture, each as directed by the applicable Special Meeting and at the sole cost and expense of the Bondholders attending such Special Meeting, without prejudice to the provisions of Section 327 of the General Corporate Law; provided that the Common Representative shall retain such legal counsel in connection with the legal proceedings described above as directed by the applicable Special Meeting; provided further that the Common Representative shall not be


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

liable to the Bondholders for the performance of such legal counsel during such legal proceedings, for the outcome of such legal proceedings, or for any expenses arising therefrom.

     (l) Within twenty-five (25) Business Days of payment in full of principal and interest on the Bonds of such Issue, execute, jointly with the Issuer, the applicable public instrument of repayment.

     (m) Maintain the confidentiality of all non-public information relating to the Issuer and/or its shareholders as may become known to it in it capacity as Common Representative, unless disclosure of such non-public information is absolutely necessary for the Common Representative to meet its obligations under this Indenture and/or the applicable Supplemental Indenture. For purposes of this Section 9.03(m), the Common Representative shall request the Issuer to disclose any such non-public information and the Issuer shall make such disclosure in accordance with Applicable Law.

     (n) Deliver a notice that an Event of Default has ceased to exist to the Issuer and the Administrative Agent in accordance with a resolution issued pursuant to Section 10.02(a).

     (o) Any other obligations now or hereafter provided by Applicable Law, including, without limitation, those set forth in Section 92 of the Securities Market Law.

     Section 9.04 Powers, Rights and Duties of Common Representative With Respect to All Issues. The Common Representative shall have the following individual powers, rights and duties with respect to the all Issues as a whole, without prejudice to its individual powers, rights and duties as Common Representative with respect to each specific Issue:

     (a) Schedule a General Meeting (i) as required pursuant to the terms of this Indenture; (ii) as requested, through a letter recorded by a Notary Public, by one or more Bondholders representing no less than twenty percent (20%) of the aggregate face value of the then-outstanding Bonds; (iii) as requested by the Issuer pursuant to Section 10.03 of this Indenture; and (iv) as required by the Administrative Agent.

     (b) Chair any General Meeting scheduled pursuant to Section 9.04(a) above.

     (c) Upon the execution of the first Supplemental Indenture pursuant to this Indenture, execute and deliver the New Party Accession Agreement.

     (d) (i) Upon resolution of a General Meeting or Special Meeting, as the case may be, scheduled pursuant to Section 8.03, deliver to the Issuer and the Administrative Agent the applicable Notice of Indenture Event of Default.

          (ii) Upon resolution of a General Meeting contemplated under Section 8.02(a), deliver to the Issuer a Notice of Ordinary Default.

          (iii) Upon resolution of a General Meeting or Special Meeting, as the case may be, request the Administrative Agent to convene a meeting of the Senior Lenders as contemplated under Section 6.10 of the Master Security Agreement.


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

          (iv) Provide the Bondholders, as required by the Administrative Agent, with any material information relating to any voting or other decisions to be made by the Senior Lenders with respect to the exercise of remedies pursuant to Article V of the Master Security Agreement or the Completion Guarantee.

          (v) To the extent instructed by further resolution of such General Meeting, participate in any voting or other decisions to be made by the Senior Lenders with respect to the exercise of remedies pursuant to Article V of the Master Security Agreement or the Completion Guarantee.

     (e) Deliver a notice that an Event of Default has ceased to exist to the Issuer and the Administrative Agent in accordance with a resolution issued pursuant to Section 10.01(a).

     (f) Upon resolution of a General Meeting or Special Meeting, as the case may be, scheduled pursuant to Article X of this Agreement, provide any consent or approval with respect to any amendment or supplement to, or waiver of provisions of, any Financing Documents that requires the consent or approval of the Bondholders.

     (g) Keep the Minutes Book of any General Meeting scheduled pursuant to
Section 9.04(a) above and be responsible for its custody and conservation.

     (h) Participate in decisions to be made by the Senior Lenders as a group pursuant to terms of the Master Security Agreement and the Completion Guarantee.

     Section 9.05 Limited Interference in Business of the Issuer. The Common Representative shall coordinate its requests and other activities involving the Issuer so as to avoid duplication of tasks on part of the Issuer and to avoid any interference, other than what is strictly necessary, with the conduct of the business of the Issuer.

     Section 9.06 Statutory Bondholder Remedies. Notwithstanding the Common Representative's appointment herein to act on behalf of the Bondholders of each Issue, each Bondholder shall retain the right to pursue its individual statutory remedies, as provided in Section 326 and Section 328 of the General Corporate Law except as set forth in Section 8.03 and Section 8.04 of this Indenture and in Article V of the Master Security Agreement; provided that each Bondholder shall notify the Common Representative, in writing, of the exercise of its individual statutory remedies on the next Business Day following such exercise of remedies.

     Section 9.07 Actions of Common Representative Binding on Present and Future Bondholders. (a) Any legal proceedings instituted or pursued by the Common Representative pursuant to this Indenture, the applicable Supplemental Indenture, and/or Applicable Law shall be final and binding on all present and future Bondholders of all present and future Issues; provided the foregoing shall not be interpreted as precluding the exercise by any or all of the Bondholders, present and future, of (i) the right to contest the validity of resolutions adopted by the Bondholders in a meeting as provided in the General Corporate Law and (ii) the right to terminate the Common Representative's representation as provided in Section 92 of the Securities Market Law.


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

     (b) Any actions, procedures or other acts taken by the Common Representative in its performance of the resolutions adopted at a General Meeting or Special Meeting, as the case may be, shall be final and binding on
(i) in the case of a General Meeting, all present and future Bondholders, and
(ii) in the case of a Special Meeting, all present and future Bondholders of the applicable Issue, and, in each case, inclusive of dissidents and Bondholders who failed to attend such meeting; provided that the foregoing shall not be interpreted as precluding the exercise by present and future Bondholders of the right to contest the validity of resolutions adopted by the Bondholders in a meeting as provided in the General Corporate Law.

     Section 9.08 Events of Defaults. The Common Representative, upon receipt of notice in accordance with the terms of this Indenture and/or any applicable Supplemental Indenture of the occurrence of one or more Defaults described in
Section 8.01 of this Indenture, shall (a) verify the occurrence of such Default, and in case of Default specified under Section 8.02(a) of this Indenture, schedule a General Meeting as contemplated under Section 8.02(a) of this Indenture, and (b) upon expiration of the applicable cure period, if any, schedule a Special Meeting or General Meeting, as the case may be, in order to allow the applicable Bondholders to make decisions as to the exercise of remedies, as provided in Section 8.03 or Section 8.04, as the case may be. In the event that a Special Meeting or General Meeting contemplated under Section
8.03 or Section 8.04 does not occur for whatever reason, the Common Representative shall promptly notify the Issuer accordingly.

     Section 9.09 Obligations of the Common Representative Pursuant to Applicable Law. Nothing contained within this Article IX should be interpreted as limiting any of the obligations imposed by Applicable Law upon the Common Representative.

     Section 9.10 Resignation of the Common Representative.

     (a) Subject to the provisions of this Section 9.10, the Common Representative may elect to resign from its position as Common Representative on behalf of Bondholders of all Issues anytime following the first Special Meeting of the first Issue.

     (b) Upon electing to resign, the Common Representative shall inform the Bondholders with respect thereto by a notice published in the official gazette "El Peruano" and in any high-circulation newspaper in the city of Lima. Likewise, the Common Representative shall notify the Issuer, in writing, of its election to resign within three (3) Business Days following publication of the aforementioned notice.

     (c) Concurrently with the publication of the notice to the Bondholder as set forth in Section 9.10(b) above, the Common Representative shall schedule a General Meeting to be held within ten (10) Business Days following publication of such notice. At such General Meeting, the Common Representative shall inform the Bondholders of the cause for its resignation.

     (d) The Common Representative shall continue to perform in such position until the General Meeting scheduled pursuant to Section 9.10(c) above appoints a successor common representative (a "SUCCESSOR REPRESENTATIVE"); provided that in the event that such General Meeting fails to appoint a Successor Representative within thirty (30)


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Business Days following the publication of the notice as set forth in Section
9.10(b) above, the Common Representative's appointment as such shall terminate automatically.

     (e) In the event that the Common Representative's appointment as such terminates automatically as set forth in Section 9.10(d) above, the Issuer shall appoint a Successor Representative within twenty (20) Business Days following such automatic termination of the Common Representative's appointment.

     (f) Any Successor Representative appointed pursuant to the terms of this Indenture shall be subject to the provisions of this Indenture and all Supplemental Indentures governing the rights and obligations of the Common Representative.

     (g) The Common Representative shall not be held liable for any resignation that it tenders in accordance with the terms of this Indenture.

     (h) Subject to Section 4.01 of this Indenture, in the event of a resignation of the Common Representative pursuant to this Section 9.10, the Issuer shall be responsible for the payment of all reasonable costs and expenses arising from the appointment of the Successor Representative, including any reasonable service fee due to such Successor Representative.

     Section 9.11 Removal of the Common Representative.

     (a) A General Meeting may resolve to remove the Common Representative with or without cause by providing the Common Representative with written notice of such removal.

     (b) The general procedures for scheduling a General Meeting set forth in this Indenture shall apply for the scheduling of the General Meeting described in Section 9.11(a) above, and the Common Representative shall not, under any circumstances, refuse to schedule such General Meeting. However, notwithstanding the foregoing, in the event that the Common Representative fails to schedule such General Meeting in accordance with procedures set forth in this Indenture, the Issuer shall schedule such General Meeting.

     (c) Unless otherwise resolved at the General Meeting described in Section 9.11(a) above, the Common Representative shall not chair such General Meeting.

     (d) In the event that the General Meeting described in Section 9.11(a) above resolves to remove the Common Representative, the Common Representative shall continue to perform in such position until such General Meeting appoints a Successor Representative; provided that in the event that such General Meeting fails to appoint a Successor Representative within thirty (30) Business Days following its resolution to remove the Common Representative, the Common Representative's appointment as such shall terminate automatically.

     (e) The General Meeting shall notify the Issuer, in writing, of the resolution to remove the Common Representative and the appointment of the Successor Representative on the next Business Day following such resolution or appointment, as the case may be.


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     (f) In the event that the Common Representative is removed and replaced by a Successor Representative pursuant to this Section 9.11, the Bondholders shall be responsible for all costs and expenses arising from such removal and replacement. The Issuer shall only be responsible for the payment of the reasonable service fee of the Successor Representative; provided that payment of any such fee by the Issuer shall be subject to the Expense Cap set forth in
Section 4.01(l) of this Indenture.

     Section 9.12 Dissolution of the Common Representative

     (a) In the event that the Common Representative enters into a process of dissolution and winding up or is placed under intervention by the Banking and Insurance Superintendence (Superintendencia de Banca, Seguros y AFP) or CONASEV, as the case may be, one or more Bondholders representing no less than twenty percent (20%) of the aggregate face value of the then-outstanding Bonds, through a letter recorded by a Notary Public, may schedule a General Meeting, either directly or indirectly through a representative, to remove the Common Representative and appoint a Successor Representative.

     (b) The General Meeting scheduled pursuant to Section 9.12(a) above shall notify the Issuer, in writing, of its resolution, if any, to remove the Common Representative and the appointment of a Successor Representative.

     (c) The provisions of Section 9.10(d)-(h) shall apply to any appointment of a Successor Representative pursuant to this Section 9.12.

     Section 9.13 Consultation with Counsel, etc. The Common Representative may consult with, and obtain advice from, legal counsel and other experts, in connection with the performance of its duties hereunder and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel and other experts (as to matters within any such expert's field of expertise). The Common Representative shall not be responsible for the negligence or misconduct of any counsel and other experts selected by it without gross negligence or willful misconduct on its part.

                                    ARTICLE X

                              BONDHOLDERS MEETINGS

     Section 10.01 Powers of the General Meeting. Any duly called and installed General Meeting shall have the following powers:

     (a) Adopt (i) any of the resolutions described in Section 8.03 or Section 8.04, as the case may be, including, without limitation, instructing the Common Representative to deliver to the Issuer (with a copy thereof to the Administrative Agent) the applicable Notice of Indenture Event of Default in order to commence the voting process relating to the potential exercise of remedies under Article V of the Master Security Agreement, (ii) any further resolutions instructing the Common Representative to participate in the exercise of rights and remedies under Article V of the Master Security Agreement and/or the Completion Guarantee and (iii) any resolution directing the Common Representative to


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

deliver to the Issuer (with a copy thereof to the Administrative Agent) a notice that an Event of Default has ceased to exist.

     (b) To the extent permitted by Applicable Law, and with the consent of the Issuer, agree to amend those terms and conditions that are applicable to all Issues under this Indenture.

     (c) Adopt any of the resolutions (i) described in Section 9.10 relating to the resignation of the Common Representative and (ii) described in Section 9.11 relating to the removal of the Common Representative and appointment of a Successor Representative (in the event that such resolution accepts the resignation or removal of the Common Representative, as the case may be).

     (d) Adopt resolutions directing the Common Representative to request an audit and/or inspection of the Issuer (it being understood that the Bondholders shall be responsible for all costs and expenses relating to such audit and/or inspection); provided that such audit and/or inspection does not entail the disclosure of proprietary information of third parties, prohibited or limited by contract or by Applicable Law, or considered by the Issuer to be confidential and not relevant to the Bondholders; provided further that in the event that the Issuer refuses to allow such audit and/or inspection, the Issuer shall provide the Common Representative with a written explanation for such refusal within [15] Business Days of the Common Representative's request.

     (e) Adopt resolutions directing the Common Representative to deliver to the Issuer a Notice of Ordinary Default.

     (f) Take any other action that is required by Applicable Law or which, with the prior written consent of the Issuer, affects all Bondholders equally.

     (g) Adopt internal regulations for the General Meeting, if determined by such meeting to be appropriate.

     (h) All additional powers set forth in this Indenture and those granted pursuant to Applicable Law.

     Section 10.02 Powers of the Special Meeting. Any duly called and installed Special Meeting of a specific Issue shall have the following powers:

     (a) Adopt (i) any of the resolutions described in Section 8.03 or Section 8.04, as the case may be, including, without limitation, directing the Common Representative to (x) extend the cure period, if any, relating to the applicable Default or (y) schedule a General Meeting at which Bondholders of all Issues shall vote as to whether to direct the Common Representative to deliver the applicable Notice of Indenture Event of Default to the Issuer (with a copy thereof to the Administrative Agent) in order to commence the voting process relating to the potential exercise of remedies pursuant to Article V of the Master Security Agreement and/or the Completion Guarantee and (ii) any resolution directing the Common Representative to deliver to the Issuer (with a copy thereof to the Administrative Agent) a notice that an Event of Default has ceased to exist.


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

     (b) Approve the actions of the Common Representative with respect to such Issue.

     (c) Adopt internal regulations for the Special Meeting, if determined by such meeting to be appropriate.

     (d) To the extent permitted by Applicable Law, and with the consent of the Issuer, agree to amend the terms and conditions of the Issue set forth in this Indenture and/or the applicable Supplemental Indenture.

     (e) Arrange for the listing of the Bonds of such Issue in a centralized trading mechanism other than a Session of the Lima Stock Exchange; provided that the Bondholders of such Issue shall be responsible for the payment of all costs and expenses relating to such a listing change.

     (f) Adopt resolutions instructing the Common Representative to schedule a General Meeting at which the Bondholders of all Issues shall vote as to whether to direct the Common Representative to request the performance of audits and inspections of the Issuer, subject to the restrictions of Section 10.01(d).

     (g) All additional powers set forth in this Indenture and those granted pursuant to Applicable Law.

     Section 10.03 Notice of a General Meeting or Special Meeting.

     (a) A General Meeting shall be scheduled by the Common Representative or the Board of Directors of the Issuer when (i) required pursuant to the terms of this Indenture and/or the applicable Supplemental Indenture; (ii) requested, through a letter recorded by a Notary Public indicating the matters to be discussed at such General Meeting, by on or more Bondholders representing no less than twenty percent (20%) of the aggregate face value of the then-outstanding Bonds; or (iii) deemed necessary by the Common Representative or the Board of Directors of the Issuer.

     (b) A Special Meeting of a specific Issue shall be scheduled by the Common Representative or the Board of Directors of the Issuer when (i) required pursuant to the terms of this Indenture and/or the applicable Supplemental Indenture; (ii) requested, through a letter recorded by a Notary Public indicating the matters to be discussed at such Special Meeting, by one more Bondholders representing no less than twenty percent (20%) of the aggregate face value of the then-outstanding Bonds of such Issue; or (iii) deemed necessary by the Common Representative or the Board of Directors of the Issuer.

     (c) Unless otherwise provided in this Indenture and/or the applicable Supplemental Indenture, any General Meeting or Special Meeting, as the case may be, shall be held within no less than [five (5)] Business Days and no more than [thirty (30)] Business Days following: (i) in the case of a General Meeting or Special Meeting, as the case may be, requested by one or more Bondholders as provided herein, the date of such request; or, (ii) in the case of any other event for scheduling a General Meeting or Special Meeting as provided in this Indenture and/or the applicable Supplemental Indenture, the date of such event.


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

     (d) The Common Representative shall provide the first notice of any General Meeting or Special Meeting scheduled pursuant to this Section 10.03, through the publication of two notices, one in the official gazette "El Peruano" and the other in any high-circulation newspaper in Lima, indicating the date, time and place for the first call of such meeting and the business to be transacted thereat (it being understood that the Common Representative shall not be required to take any other action for such purpose and that the Bondholders shall not object to the sufficiency of notices published as described herein). The notices described herein shall be published no less than [three (3)] calendar days prior to the first call of the General Meeting or Special Meeting, as the case may be, and shall contain the contemplated date for the second call, which shall be ten (10) calendar days after the day of the first call, in the event that the Bondholders attending the General Meeting or Special Meeting, as the case may be, fail to satisfy the quorum requirements of this Indenture in the first call. If the published notice does not indicate the date of the second call, then an additional notice shall be published for such second call, which notice shall meet the formalities set forth in this Section 10.03(d).

     Section 10.04 Quorum, Installation and Resolutions.

     (a) The Common Representative shall chair any General Meeting except as otherwise provided in this Indenture or as otherwise determined by one or more Bondholders present at a General Meeting that represent a simple majority of the aggregate face value of the then-outstanding Bonds. The person designated by the chairman of the General Meeting shall act as secretary.

     (b) The Common Representative shall chair any Special Meeting except as otherwise provided in this Indenture or as otherwise determined by one or more Bondholders present at a Special Meeting that represent a simple majority of the aggregate face value of the then-outstanding Bonds of the applicable Issue. The person designated by the chairman of the Special Meeting shall act as secretary.

     (c) For purposes of calculating the quorum requirements and majorities applicable to a General Meeting or Special Meeting, as the case may be, the face value of the then-outstanding Bonds shall be used. Therefore, each Bondholder attending a General Meeting or Special Meeting, as the case may be, shall represent an aggregate face value resulting from multiplying the number of Bonds held in such Bondholder's name by the face value of such Bonds.

     (d) (i) The required quorum for a General Meeting to be duly installed on first notice shall be Bondholders representing at least a simple majority of the aggregate face value of the then-outstanding Bonds.

          (ii) The required quorum for a General Meeting to be duly installed on second notice shall be those Bondholders present at such General Meeting, either in person or by proxy.

     (e) (i) The required quorum for a Special Meeting to be duly installed on first notice shall be Bondholders representing at least a simple majority of the aggregate face value of the then-outstanding Bonds of the specific Issue.


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

          (ii) The required quorum for a Special Meeting to be duly installed on second notice shall be those Bondholders present at such Special Meeting, either in person or by proxy.

     (f) Notwithstanding the provisions of this Indenture, any General Meeting or Special Meeting, as the case may be, shall be deemed called and duly installed without prior notice provided that, (i) in the case of a General Meeting, all Bondholders and (ii) in the case of a Special Meeting, all Bondholders of a specific Issue, are present, either in person or by proxy, and unanimously consent to hold the meeting and the business to be transacted at such meeting.

     (g) (i) Except as set forth in clause (ii) below, the resolutions of a General Meeting or Special Meeting, as the case may be, shall be adopted pursuant to the voting majorities set forth in Section 323 of the General Corporate Law.

          (ii) Notwithstanding the foregoing, the voting majorities set forth in Sections 323 of the General Corporate Law shall be altered in the following circumstances:

               (A) The approval of Bondholders representing no less than sixty-six and two thirds percent (66 2/3%) of the aggregate face value of the then-outstanding Bonds of the applicable Issue shall be required in order to approve any resolution of a Special Meeting made pursuant to Section 8.03 (other than Section 8.03(b)) or Section 8.04 (other than Section 8.04(b)) of this Indenture.

               (B) The approval of Bondholders representing no less than sixty-six and two thirds percent (66 2/3%) of the aggregate face value of the then-outstanding Bonds shall be required in order to approve any resolution of a General Meeting made pursuant to Section 8.03 (other than Section 8.03(b)) or Section 8.04 (other than Section 8.04(b)) of this Indenture, as the case may be.

               (C) With respect to Section 8.03(b) and Section 8.04(b), the approval of Bondholders representing no less than sixty-six and two thirds percent (66 2/3%) of (1) the aggregate face value of the then-outstanding Bonds of the applicable Issue (for the first call of the Special Meeting) or (2) the aggregate face value of the then-outstanding Bonds of the applicable Issue duly represented at the Special Meeting (for the second call of the Special Meeting) shall be required in order to approve any resolution of a Special Meeting scheduled pursuant to Section 8.03(b) or Section 8.04(b) of this Indenture.

               (D) With respect to Section 8.03(b) and Section 8.04(b), the approval of Bondholders representing no less than sixty-six and two thirds percent (66 2/3%) of the aggregate face value of (1) the then-outstanding Bonds (for the first call of the General Meeting) or
          (2) the aggregate face value of the then-outstanding Bonds duly represented (for the second call of the General

          Meeting) shall be required in order to approve any resolution of a General Meeting scheduled pursuant to Section 8.03(b) or Section 8.04(b) of this Indenture.

               (E) The unanimous approval of the Bondholders representing the aggregate face value of the then-outstanding Bonds of each affected Issue shall be required in order to approve the transfer or assignment by the Issuer of its rights and obligations under this Indenture, whether in whole or in part.

               (F) The approval of Bondholders representing no less than sixty percent (60%) of the aggregate face value of the then-outstanding Bonds shall be required in order to agree on the removal of Common Representative and the appointment of a Successor Representative, each pursuant to Section 9.11 of this Indenture.

          (iii) Any resolution approved by the Bondholders of a specific Issue that amends any terms and conditions of this Indenture or the applicable Supplemental Indenture, or modifies in any manner the rights of the Bondholders of such Issue shall not affect the rights of Bondholders of any other Issue under this Indenture or the applicable Supplemental Indentures.

     (h) For the purposes of determining the Bondholders who shall be permitted to attend the General Meeting or Special Meeting, as the case may be, those holders listed on the register kept by CAVALI two (2) Business Days prior to the date set for the General Meeting or Special Meeting, as the case may be, shall be considered Bondholders who are entitled to attend such meeting. In connection with the due installation of the General Meeting or Special Meeting, as the case may be, and the adoption of resolutions, the provisions in Section 323 of the General Corporate Law shall apply to the extent that such provisions do not conflict with the provisions of this Indenture.

     (i) The Bondholders identified pursuant to Section 10.04(h) above may attend the General Meeting and shall be entitled to vote thereat; provided that those Bondholders that have a conflict of interest with respect to decisions or resolutions that are voted on at such General Meeting shall refrain from voting on such matters.

     (j) The Bondholders of a specific Issue identified pursuant to Section 10.04(h) above may attend any Special Meeting of such Issue and shall be entitled to vote thereat; provided that those Bondholders that have a conflict of interest with respect to decisions or resolutions that are voted on at such Special Meeting shall refrain from voting on such matters.

     (k) The Bondholders entitled to attend a General Meeting or Special Meeting, as the case may be, may be represented through a simple proxy form indicating the act for which such appointment is made. Any permanent delegation of authority must be made by a public instrument.

     (l) (i) The resolutions adopted at a General Meeting or Special Meeting, as the case may be, shall be recorded in a duly legalized minutes book, and the minutes shall be signed by the chairman and secretary of such meeting.

          (ii) When a General Meeting or Special Meeting, as the case may be, is not chaired by the Common Representative, recording of the minutes in the minutes book kept by the Common Representative, as well as the contents thereof, shall be under the sole responsibility of the person chairing such meeting.

                                   ARTICLE XI

                            ISSUER'S INDEMNIFICATION

     Section 11.01 Claims Indemnified. The Issuer shall indemnify and hold harmless all of the Common Representative and any of its affiliates, officers, directors, employees, agents or representatives (each, an "INDEMNITEE" and, collectively, the "INDEMNITEES") from any legal action claim (whether in-court, out-of-court or administrative), penalty, loss or liability, or expenditure, including reasonable attorneys fees and personal defense costs (hereinafter, a "CLAIM") resulting or arising from any of the activities of the Common Representative contemplated in this Indenture and/or the Supplemental Indentures.

     Section 11.02 Claims Excluded. Any Claim that is the result of the gross negligence or willful misconduct of the Indemnitee, which such gross negligence or willful misconduct shall be determined by a Court of Arbitration in accordance with Article XII of this Indenture, shall be excluded from the Issuer's agreement to indemnify any Indemnitee under Section 11.01 above.

     Section 11.03 Claim Procedure. (a) Each Indemnitee shall provide the Issuer with written notice of any Claim against it together with a statement of such Indemnitee stating in reasonable detail the basis for the indemnification sought thereby. Further, each Indemnitee shall keep the Issuer informed of the status of any Claim against it.

     (b) Promptly after the Issuer receives notification of a Claim pursuant to subsection (a), the Issuer shall notify the applicable Indemnitee as to whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. In the event that the Issuer elects to defend a Claim against an Indemnitee, (i) such Indemnitee shall promptly grant to the legal advisors designated by the Issuer the powers required to take on such defense and (ii) the Issuer shall be responsible for the payment of all costs and expenses relating to such defense, including the retention of legal advisors; provided that the Indemnitee shall be entitled to retain its own legal advisors; provided further that the Issuer shall be responsible for the payment of the reasonable fees and expenses of the Indemnitee's legal advisors.

     (c) No Indemnitee may compromise or settle a Claim without the prior written consent of the Issuer, which consent shall not be unreasonably withheld, unless such Indemnitee waives its rights to indemnification hereunder.

     Section 11.04 Issuer's Rights Under Applicable Law. The provisions of this
Article XI are not exclusive or limiting, and are not intended to preclude or limit any right to which the Issuer may be entitled under Applicable Law to exercise against any Indemnitee for damages that such Indemnitee may cause the Issuer due to its gross negligence or willful misconduct.

                                   ARTICLE XII

                                   ARBITRATION

     Section 12.01 Resolution of Disputes Through Arbitration. (a) It being the intent of the parties hereto that any conflicts or disputes that may arise in relation to the performance of this Indenture or of the Supplemental Indentures, as well as any matter related to the Program, be resolved as expeditiously as possible, each of the parties hereby agrees that any lawsuit, dispute, claim or disagreement in connection with the interpretation, performance, validity, termination, effectiveness of, or arising from or in relation to, this Indenture, the Supplemental Indentures or any other document materially relevant to the Program that cannot be resolved by mutual agreement of the parties to such dispute within fifteen (15) Business Days following the date on which one of the parties to such dispute notifies the other in writing of the existence of such dispute, then it shall be settled by arbitration of law (arbitraje de derecho) according to the procedures set forth in this Article XII and Applicable Law.

     (b) The arbitration proceedings regulated in this Article XII shall also apply to the resolution of any conflict or dispute between the Issuer and Bondholders and the Common Representative or any of them that may arise in relation to the performance of this Indenture and/or the Supplemental Indentures, as well as any matter related to the Program, provided that any individual Bondholder may elect to resolve conflicts or disputes related to the collection of payment of principal or interest of the Bonds through a summary proceeding (proceso ejecutivo) as long as such an election by the individual Bondholder is not in any manner inconsistent with any resolution with respect to the same conflict or dispute reached at a Special Meeting or the General Meeting, as the case may be, convened in accordance with Section 8.03 or Section
8.04 of this Indenture.

     Section 12.02 Arbitration Procedure. The aforementioned arbitration shall be conducted according to the following procedures:

     (a) The arbitration shall take place in the city of Lima, by the establishment of a court of arbitration (the "COURT OF ARBITRATION") which shall consist of three (3) members to be appointed as follows: (i) each party shall appoint an arbitrator of its choice and (ii) the two chosen arbitrators shall appoint a third arbitrator, which such arbitrator shall preside over the Court of Arbitration. Each of the parties hereby expressly authorize the arbitrators to decide on the specific matter or matters subject to arbitration.

     (b) In the event that (i) either party fails to appoint an arbitrator as provided in Section 12.02(a) above within fifteen (15) Business Days following receipt of a notice informing such party of its obligation to appoint an arbitrator or (ii) the two arbitrators chosen by the parties fail to appoint the final arbitrator within fifteen (15) Business Days following the appointment of the second chosen arbitrator, any of the parties may request the appointment of an arbitrator by the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (Centro de Conciliacion y Arbitraje Nacional e Internacional de la Camara de Comercio de Lima).

     (c) In the event that the appointment of a substitute arbitrator becomes necessary under any circumstance, such substitute arbitrator shall be appointed pursuant to the procedure set forth in Section 12.02(b) above.

     (d) In the event that any party deems it necessary to seek the intervention of ordinary judges and courts in an arbitration proceeding commenced pursuant to this Article XII, including, without limitation, to request injunctive relief in connection with such arbitration proceeding or execution of the arbitration award, each of the parties hereby expressly submits to the jurisdiction of the judges and courts of the judicial district of Lima, waiving the jurisdiction of its respective place of business.

     (e) Any arbitration proceeding commenced pursuant to this Article XII shall not exceed a period of sixty (60) Business Days following the date of appointment of the last arbitrator and, to the extent not otherwise established herein, shall be governed by the provisions of the National Arbitration Regulations of the Center of National and International Settlement and Arbitration of the Lima Chamber of Commerce or, otherwise, by Law No
26572, as amended or supplemented, as the case may be.

     (f) Any arbitration award shall be final and binding on the parties, and each of the parties hereby waives its right to file any appeal relating to such arbitration award other than for clarification thereof.

     (g) All costs and expenses incurred in the course of any arbitration proceeding commenced pursuant to this Article XII shall be borne by the party against whom the arbitration award is granted, including, without limitation, the reasonable fees of such legal counsel and experts that each party may engage in connection with such arbitration proceeding.

     (h) Nothing in this Article XII shall limit the provisions of Article IX of the Master Security Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.01 Statement of Equivalence. Each of the parties hereto expressly agrees that the respective considerations granted pursuant to this Indenture are in strict equivalence, whereby this Indenture is entered in full reciprocity of the obligations taken on by the parties hereto.

     Section 13.02 Notices. (a) All notices and other communications relating to this Indenture and the Supplemental Indentures shall be made in writing and in Spanish, and shall be sent to the addresses and facsimile numbers indicated below, or to such other addresses and facsimile numbers as the party who desires to change them indicates to the other parties to this Agreement by written notice and the date on which such change shall become effective. All such notices shall be deemed effectively given (i) on the delivery date, if hand-delivered; (ii) on the date of receipt thereof, if sent by mail (with receipt acknowledgment); or (iii) on the date of receipt thereof, if sent by facsimile (with written confirmation of receipt, which confirmation may be by facsimile).

     (b) For the purposes of this Section 13.02, the parties indicate the following addresses and facsimile numbers:

     IF TO THE ISSUER:                  Sociedad Minera Cerro Verde S.A.A.

                                        Av. Alfonso Ugarte 304
                                        Cercado - Arequipa
                                        Peru
                                        Attention: General Manager
                                        Telephone: (054) 283-363
                                        Facsimile: (054) 283-376

                                        with a copy to PDC, at:

                                        Phelps Dodge Tower
                                        1 North Central Avenue
                                        Phoenix, Arizona 85004
                                        U.S.A.
                                        Attention: Treasurer
                                        Telephone: (602) 366-8100
                                        Facsimile: (602) 366-8150
                                        Telex: 6502331665

     IF TO THE STRUCTURING ENTITY:      Citibank del Peru S.A.
                                        Av. Canaval y Moreyra 480, Piso 3
                                        San Isidro - Lima
                                        Peru
                                        Attention: Alberto Carrera Lung
                                        Telephone: (511) 215-2206
                                        Facsimile: (511) 421-4173

     IF TO THE COMMON REPRESENTATIVE:   Citicorp Peru S.A. S.A.B.
                                        Av. Canaval y Moreyra 480, Piso 6
                                        San Isidro - Lima
                                        Peru
                                        Attention: Dennis Gray Febres
                                        Telephone: (511) 215-2201
                                        Facsimile: (511) 421-0556

     Section 13.03 Interpretation. In this Indenture, except to the extent that the context otherwise requires:

     (a) The section headings and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     (b) Unless otherwise specified, all references herein to numbered articles, sections and clauses are to articles, sections and clauses of this Indenture.

     (c) Unless otherwise specified, (i) all references to an article shall include all section therein, (ii) all references to a section shall include all sub-sections therein, and (iii) all references to a clause shall include all sub-clauses therein.

     (d) Except as otherwise set forth herein or in the Supplemental Indentures, any accounting term used in this Indenture or the Supplemental Indentures shall have the meaning and scope pertaining thereto under Peruvian GAAP.

     Section 13.04 Severability. In the event that, due to a final and binding decision issued by the competent legal authority, one or more provisions contained herein are declared null or unenforceable, Section 224 of the Civil Code shall apply. In such event, the parties shall negotiate and agree on the provisions necessary to substitute those declared null or unenforceable; provided that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such declaration.

     Section 13.05 Governing Law. This Indenture and the Supplemental Indentures are subject to the legal rules and provisions in force in the Republic of Peru.

     Section 13.06 Public Instrument. This Indenture shall be entered as a public instrument and any and all notary's fees and expenses arising therefrom shall be borne by the Issuer.

The Notary Public is requested to add any clauses required by law.

Lima, _______________, 2005

The ISSUER

-------------------------------------
__________, General Manager
Sociedad Minera Cerro Verde S.A.A.


-------------------------------------
__________, Financial Manager
Sociedad Minera Cerro Verde S.A.A.


The intervening STRUCTURING ENTITY


-------------------------------------
_________________________
Attorney-in-Fact


The COMMON REPRESENTATIVE


-------------------------------------
_________________________
Citicorp Peru S.A. S.A.B.

                                   Schedule A

                                Committed Amounts

                                   Schedule B

                               Mining Concessions

                                  Schedule 6.04

                           Core Governmental Approval

                                  Schedule 6.05

                                      Taxes

                                  Schedule 6.09

                         Mining Benefits and Concessions

                                  Schedule 6.10

                             [Environmental Matters]

                                  Schedule 6.11

                                 [Labor Matters]

                                  Schedule 6.12

                                   [Consents]

                                                                       EXHIBIT E

                 Form of Debt Service Coverage Ratio Certificate

     I, [NAME OF AUTHORIZED OFFICER], do hereby certify that I am the duly elected and qualified [title of Authorized Officer] of SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "BORROWER"), acting as Borrower under the Master Participation Agreement among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, and the Administrative Agent, dated _________ (the "MASTER PARTICIPATION AGREEMENT") and that as such I am authorized to execute and deliver this certificate on behalf of the Borrower. Capitalized terms used herein without definition shall have the respective meanings specified in Schedule Z to the Master Participation Agreement.

     This certificate is delivered pursuant to Section 7.05(f) of the Master Participation Agreement.

     I certify to the Administrative Agent, for and on behalf of the Senior Facility Lenders, that the Debt Service Coverage Ratio as of the last day of the Calculation Period ending on _____________ is as follows:

__________________

     IN WITNESS WHEREOF, I have hereunto signed my name this __ day of _______, 20__.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT F

        FORM OF TRANSFEREE ACCESSION, ASSIGNMENT AND ASSUMPTION AGREEMENT

     Reference is made to the Master Participation Agreement between the Borrower, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank Ltd., dated September 30, 2005 (as amended from time to time, the "Master Participation Agreement" or "MPA") and the Senior Facility Loan Agreement between the Assignor and the Borrower dated September 30, 2005 (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in Schedule Z to the Master Security Agreement dated as of September 30, 2005 among Sociedad Minera Cerro Verde S.A.A., Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru (as amended from time to time, the "Master Security Agreement" or "MSA"). The rules of interpretation as set forth in Section 1.02 of the MPA are incorporated by reference as if set forth at length herein.

     1. ___________ (the "Assignor") hereby sells and assigns to _____________ (the "Assignee") without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor without recourse to the Assignor, the interests set forth on Schedule A hereto (the "Assigned Interest") in the Assignor's rights and obligations under the Assigned Agreements (as defined below) or any other instrument or document furnished pursuant thereto, including, without limitation, [a portion of] the Advances which are outstanding on the Assignment Date (as defined below) as listed in Schedule A hereto, but excluding accrued interest and fees to and excluding the Assignment Date.

     2. The assignment and assumption executed hereby is made pursuant to and in accordance with Section 12.13(c) of the MPA.

     3. This executed and delivered Transferee Accession, Assignment and Assumption Agreement becomes effective upon the later of (a) the acknowledgement by the Administrative Agent or (b) the consent of the Borrower, if applicable (the "Assignment Date").

     4. Upon effectiveness of this Transferee Accession, Assignment and Assumption Agreement, the Assignee shall be a party to and be bound by the provisions of the Loan Agreement, the Master Participation Agreement, the Master Security Agreement, the Completion Guarantee and the Transfer Restriction Agreement (the "Assigned Agreements"), and, to the extent of the Assigned Interest, have the rights, obligations and benefits of the Assignor thereunder and under any other instrument or document furnished pursuant thereto holding the Advances (or portion(s) thereof) set forth on Schedule A hereto.

     5. The Assignor shall, to the extent of the Assigned Interest and obligations assumed hereby, relinquish its rights and be released from its obligations under the Assigned Agreements and any other instrument or document furnished pursuant thereto, it being understood that the Assignor shall continue to enjoy all rights of indemnification that have occurred prior to the Assignment Date.

     6. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Assigned Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Assigned Agreements or any other instrument or document furnished pursuant thereto and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under the Assigned Agreements or any other instrument or document furnished pursuant thereto.

     7. The Assignee (a) represents and warrants that (i) it has full power and authority to execute and deliver this Transferee Accession, Assignment and Assumption Agreement and that this Transferee Accession, Assignment and Assumption Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms and (ii) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement, (b) confirms that it has received a copy of the Assigned Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transferee Accession, Assignment and Assumption Agreement, (c) agrees that it will, independently and without reliance upon the Trustee, the Administrative Agent, the Assignor, any other Senior Facility Lender or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Assigned Agreements or any other instruments or documents furnished pursuant thereto, (d) appoints and authorizes the Trustee, the Administrative Agent, the Onshore Collateral Agent and the Offshore Collateral Agent, respectively (the "Agents"), to take such action as agent on its behalf and to exercise such powers and discretion under the Assigned Agreements or any other instrument or document furnished pursuant thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto, (e) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the

Assigned Agreements or any other instrument or document furnished pursuant thereto are required to be performed by it as the assignee of the Assignor's obligations, (f) agrees that the Borrower shall not be required to assume any obligations or costs under the Financing Documents, including any Indemnified Taxes or Other Taxes or any withholding tax liability, with respect to the Assignee in excess of such obligations or costs the Borrower is required to assume under the Financing Documents with respect to the Assignor, (g) agrees that the Parent Companies shall not be required to assume any obligations or costs under the Financing Documents, including any Indemnified Taxes or Other Taxes or any withholding tax liability, with respect to the Assignee in excess of the obligations or costs the Parent Companies are required to assume under the Financing Documents with respect to the Assignor, and (h) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     8. From and after the Assignment Date, the Trustee and the Administrative Agent, as applicable, shall make all payments under the Assigned Agreements or any other instrument or document furnished pursuant thereto in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees or other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Assigned Agreements or any other instrument or document furnished pursuant thereto for periods prior to the Assignment Date directly between themselves.

     9. Pursuant to Section 2.08(d) of the MPA, upon the occurrence of the Assignment Date, the Promissory Note of the Assignor may be cancelled, in which case the Borrower shall, upon the written request of the Assignor, issue new Promissory Notes to the Assignor and Assignee, in each case in principal amounts reflecting their Advances as set forth in Schedule A.

     10. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; (b) the representations and warranties and agreements made herein by the Assignee are also made for the benefit of the Senior Facility Lenders, the Agents, the Parent Companies and the Borrower, and the Assignee agrees that the Senior Facility Lenders, the Agents, the Parent Companies and the Borrower are entitled to rely upon such representations and warranties, (c) any future assignment of this Agreement shall be in accordance with the terms and conditions set forth in
Section 12.13(c) MPA and (d) no party to this Agreement may amend any of its rights or obligations hereunder without the prior written consent of the other party hereto, the acknowledgement thereof by the Administrative Agent and the consent of the Borrower, if applicable, provided that such amendment shall comply in all events with the conditions set forth in Section 12.13(c) MPA.

     11. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     12. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties hereto, and their successors and assigns.

     13. If any provision of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

                             [SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        [ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ACKNOWLEDGED AS OF ___________:

CALYON NEW YORK BRANCH, as Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CONSENTED TO AS OF ___________:

SOCIEDAD MINERA CERRO VERDE S.A.A.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      SCHEDULE A

Date of Assignment: ______________________________

Legal Name of Assignor: __________________________

Legal Name of Assignee: __________________________

Assignee's Address for Notices: __________________

Amount of Assigned Advances: _____________________

Assignor's Total Advances Outstanding as of the Assignment Date: _______________

Assignee's Total Advances Outstanding as of the Assignment Date: _______________

                                    Exhibit G

                      Form of New Party Accession Agreement

                                                                     EXHIBIT G-1

                      FORM OF NEW PARTY ACCESSION AGREEMENT

This NEW PARTY ACCESSION AGREEMENT, dated as of __ (the "Agreement"), is made among __ (the "Replacement Lender"), Calyon New York Branch, as administrative agent for the Senior Facility Lenders (the "Administrative Agent") and Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of the Republic of Peru (the "Borrower").

                                    RECITALS

     A. On September 30, 2005 the Borrower, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank Ltd. have entered into a Master Participation Agreement (as amended from time to time, the "Master Participation Agreement" or "MPA"), which sets forth various terms for the financing of the development of the Sulfide Project;

     B. On September 30, 2005 the Borrower entered into a Master Security Agreement among the Borrower, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A. as trustee and offshore collateral agent, and Citibank del Peru, as onshore collateral agent (as amended from time to time, the "Master Security Agreement" or "MSA").

     C. On September 30, 2005, the Borrower entered into a Completion Guarantee among the Parent Companies, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank, Ltd. (as amended from time to time, the "Completion Guarantee").

     D. On __ [JBIC] [KfW] has [suspended] [cancelled] [terminated] its Commitment and on __ the Borrower and the Replacement Lender, a __ have entered into a Replacement Loan Agreement.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Accession.

          a. Accession. As of the date hereof, the Replacement Lender shall become a party to the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee and shall have all of the rights and obligations of the Suspending Lender under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement, the Completion Guarantee and any other instruments and documents furnished pursuant thereto.

          b. Compliance. This accession to the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee is made pursuant to and in accordance with
          Section 12.02 of the MPA, Section 9.01(b) of the MSA, Section 4.02 of the Transfer Restrictions Agreement and Section 9.02(b) of the Completion Guarantee.

     2. Additional Actions of the Replacement Lender. As of the date hereof the Replacement Lender (a) represents and warrants that (i) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms and (ii) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement;
(b) confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Borrower, the Administrative Agent, any Senior Lender or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement, the Completion Guarantee or any other instruments and documents furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent, the Trustee, the Onshore Collateral Agent and the Offshore Collateral Agent (the "Agents"), pursuant to and in accordance with Article VI of the MSA, to take such actions as agents on its behalf and to exercise such powers under the Master Participation Agreement, the Master Security Agreement, the Completion Guarantee, the Transfer Restrictions Agreement or any other instruments and documents furnished pursuant thereto as are delegated to the Agents by the terms thereof, in each case, together with such powers as are incidental thereto and (e) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee or any other instrument or document furnished pursuant thereto are required to be performed by it as a Senior Lender.

     3. Terms of Replacement Loan Agreement. Borrower hereby certifies that the terms and conditions of the Replacement Loan Agreement regarding disbursement proceedings, repayment and prepayment obligations, place, date and time of payments, currency, assignment and the Administrative Agent, are no less favorable to the Borrower then the terms and conditions of the replaced [JBIC] [KfW] Senior Facility Loan Agreement.

     4. No Voting Rights. In the event that the Replacement Lender is a Parent Company or any Affiliate thereof, the Replacement Lender acknowledges that it is not entitled to any voting rights under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee or any other instrument or document furnished pursuant thereto.

     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties hereto, and their successors and assigns.

     7. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

     8. Definitions and Interpretation. Capitalized terms used but not defined herein shall have the meanings assigned to them in Schedule Z of the MSA. The rules of interpretation as set forth in Section 1.02 of the MPA are incorporated by reference as if set forth at length herein.

     9. Notices. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

          If to the Replacement Lender, at: __

          If to the Administrative Agent, at:

          CALYON New York Branch
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Ted Vandermel
          Telephone: (212) 261-7888
          Facsimile: (212) 261-3421

          If to the Borrower, at:

          c/o Asiento Minero Cerro Verde
          Uchumayo (Arequipa/Peru), Casilla Postal #299
          Shipping: Av. Alfonso Ugarte #304
          Cercado, Arequipa, Republic of Peru
          Attention: General Manager
          Telephone: (054) 283-363
          Facsimile: (054) 283-376

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above stated.

                                        [REPLACEMENT LENDER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


SOCIEDAD MINERA CERRO VERDE S.A.A.,
in its capacity as Borrower


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CALYON New York Branch, in its
capacity as Administrative Agent


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                     EXHIBIT G-2

                      FORM OF NEW PARTY ACCESSION AGREEMENT

This NEW PARTY ACCESSION AGREEMENT, dated as of __ (the "Agreement"), is made among __ (the "Bridge Loan Provider"), Calyon New York Branch, as administrative agent for the Senior Facility Lenders (the "Administrative Agent") and Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of the Republic of Peru (the "Borrower").

                                    RECITALS

     A. On September 30, 2005 the Borrower, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank Ltd. have entered into a Master Participation Agreement (as amended from time to time, the "Master Participation Agreement" or "MPA"), which sets forth various terms for the financing of the development of the Sulfide Project;

     B. On September 30, 2005 the Borrower entered into a Master Security Agreement among the Borrower, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A. as trustee and offshore collateral agent, and Citibank del Peru, as onshore collateral agent (as amended from time to time, the "Master Security Agreement" or "MSA").

     C. On September 30, 2005 the Borrower entered into a Completion Guarantee among the Parent Companies, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank, Ltd. (as amended from time to time, the "Completion Guarantee").

     D. On __ [JBIC] [KfW] has [suspended] [cancelled] [terminated] its Commitment and on __ the Borrower and the Bridge Loan Provider, a __ have entered into a Bridge Loan Agreement.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Accession.

          a. Accession. As of the date hereof, the Bridge Loan Provider shall become a party to the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee and shall have all of the rights and obligations of the Suspending Lender under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement, the Completion Guarantee and any other instruments and documents furnished pursuant thereto.

          b. Compliance. This accession to the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee is made pursuant to and in accordance with
          Section 12.02 of the MPA, Section 9.01(b) of the MSA, Section 4.02 of the Transfer Restrictions Agreement and Section 9.02(b) of the Completion Guarantee.

     2. Additional Actions of the Bridge Loan Provider. As of the date hereof the Bridge Loan Provider (a) represents and warrants that (i) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms and (ii) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement;
(b) confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Borrower, the Administrative Agent, any Senior Lender or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement, the Completion Guarantee or any other instruments and documents furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent, the Trustee, the Onshore Collateral Agent and the Offshore Collateral Agent (the "Agents"), pursuant to and in accordance with Article VI of the MSA, to take such actions as agents on its behalf and to exercise such powers under the Master Participation Agreement, the Master Security Agreement, the Completion Guarantee, the Transfer Restrictions Agreement or any other instruments and documents furnished pursuant thereto as are delegated to the Agents by the terms thereof, in each case, together with such powers as are incidental thereto and (e) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee or any other instrument or document furnished pursuant thereto are required to be performed by it as a Senior Lender.

     3. Terms of Bridge Loan Agreement. Borrower hereby certifies that the terms and conditions of the Bridge Loan Agreement regarding repayment and prepayment obligations, place and time of payments, currency, assignment and the Administrative Agent, if applicable, are not less favorable to the Borrower than the terms and conditions of the bridged [KfW] [JBIC] Senior Facility Loan Agreement.

     4. No Voting Rights. In the event that the Bridge Loan Provider is a Parent Company or any Affiliate thereof, the Bridge Loan Provider acknowledges that it is not entitled to any voting rights under the Master Participation Agreement, the Master Security Agreement, the Transfer Restrictions Agreement and the Completion Guarantee or any other instrument or document furnished pursuant thereto.

     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties hereto, and their successors and assigns.

     7. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

     8. Definitions and Interpretation. Capitalized terms used but not defined herein shall have the meanings assigned to them in Schedule Z of the MSA. The rules of interpretation as set forth in Section 1.02 of the MPA are incorporated by reference as if set forth at length herein.

     9. Notices. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

          If to the Bridge Loan Provider, at: __

          If to the Administrative Agent, at:

          CALYON New York Branch
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Ted Vandermel
          Telephone: (212) 261-7888
          Facsimile: (212) 261-3421

          If to the Borrower, at:

          c/o Asiento Minero Cerro Verde
          Uchumayo (Arequipa/Peru), Casilla Postal #299
          Shipping: Av. Alfonso Ugarte #304
          Cercado, Arequipa, Republic of Peru
          Attention: General Manager
          Telephone: (054) 283-363
          Facsimile: (054) 283-376

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above stated.

                                        [BRIDGE LOAN PROVIDER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


SOCIEDAD MINERA CERRO VERDE S.A.A.,
in its capacity as Borrower


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CALYON NEW YORK BRANCH, in its
capacity as Administrative Agent


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   Exhibit H-1

              Form of Consent to Assignment - Operator's Agreement

================================================================================

                              CONSENT AND AGREEMENT

                         Dated as of September 30, 2005

                               made by and between

                       MINERA PHELPS DODGE DEL PERU S.A.C.
                      (a Peruvian sociedad anonima abierta)

                                       and

                                 CITIBANK, N.A.,
                          as Offshore Collateral Agent

================================================================================

     This CONSENT AND AGREEMENT, dated as of September 30, 2005 (this "Consent"), made by and between MINERA PHELPS DODGE DEL PERU S.A.C., a Peruvian sociedad anonima abierta (the "Consenting Party") and CITIBANK, N.A., in its capacity as Offshore Collateral Agent under the Master Security Agreement (the "Offshore Collateral Agent").

                                   WITNESSETH

WHEREAS, the Borrower has entered into certain Financing Documents with the Senior Lenders pursuant to which the Senior Lenders have agreed to extend the Senior Loans to the Borrower and the Borrower has agreed to repay such Senior Loans;

WHEREAS, as a condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower has collaterally assigned its right, title and interest in the Operator's Agreement to the Offshore Collateral Agent for the benefit and on behalf of the Senior Lenders; and

WHEREAS, as a further condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower shall deliver a consent to such collateral assignment from the counterparty to the Operator's Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Party and the Offshore Collateral Agent agree as follows:

     1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to such term in Schedule Z to the Master Security Agreement dated as of September 30, 2005 among Sociedad Minera Cerro Verde S.A.A., Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru (as amended from time to time, the "Master Security Agreement" or "MSA"). The rules of interpretation set forth in Section 1.02 of the Master Participation Agreement are incorporated herein as if set forth herein.

     2. Representations and Warranties. The Consenting Party hereby represents and warrants that:

          (a) It is an entity duly organized, validly existing and is in good standing under the laws of the place in which it is organized.

          (b) It has full power and authority to execute and deliver the Operator's Agreement and this Consent and to perform its obligations thereunder and hereunder in accordance with the terms provided therein and herein and will not require any additional consent or approval of its board of directors, any of its shareholders or any other Person which it has not already obtained.

          (c) Each of the Operator's Agreement and this Consent has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) All Governmental Approvals and other third party approvals which are necessary for (i) the execution and delivery by it of the Operator's Agreement and this Consent, (ii) the performance of its obligations thereunder and hereunder and (iii) the exercise by the Offshore Collateral Agent of the rights and remedies with respect to the Operator's Agreement (other than Governmental Approvals, if any, required to transfer the Operator's Agreement to the Offshore Collateral Agent or its assignees) have been obtained and are in full force and effect.

          (e) There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of the Operator's Agreement or this Consent.

          (f) There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Consenting Party, threatened, against or affecting it or its assets that (i) questions the validity of the Operator's Agreement or this Consent or any action taken or to be taken pursuant hereto or thereto, or (ii) in any case or in the aggregate would reasonably be expected to result in a material adverse effect on the ability of the Consenting Party to perform its obligations hereunder or thereunder.

          (g) The Consenting Party is not in default under any material covenant or obligation under the Operator's Agreement and no such default has occurred prior to the date hereof. To the best knowledge of the Consenting Party, the Borrower is not in default under any material covenant or obligation under the Operator's Agreement and no such default has occurred prior to the date hereof. The Consenting Party and, to the best of its knowledge, the Borrower, have complied with all conditions precedent to the respective obligations of such party to perform under the Operator's Agreement. The Operator's Agreement, as of the date hereof, is in full force and effect, has not been amended, and none of the Borrower's rights under the Operator's Agreement have been waived.

     3. Consent and Agreement. The Consenting Party hereby acknowledges and agrees that, notwithstanding any other provision in the Operator's Agreement:

          (a) Pursuant to the Master Security Agreement, the Borrower has granted, transferred and assigned to the Offshore Collateral Agent, as collateral agent for the benefit of Senior Lenders named in the Master Security Agreement, all right, title and interest which Borrower now has or which shall hereafter arise in and to the Operator's Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Operator's Agreement, together with full power and authority, in its own name or in the name of Borrower or otherwise, to enforce and request payment under the Operator's Agreement and to collect, receive and give receipts and releases for such amounts.

          (b) The Consenting Party hereby irrevocably consents to and accepts the grant, transfer and assignment by the Borrower to the Offshore Collateral Agent for the benefit of and on behalf of the Senior Lenders of all of Borrower's right, title and interest in the Operator's Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Operator's Agreement, together with full power and authority, in the name of the Borrower, to enforce the Operator's Agreement against the Consenting Party, it being understood and agreed that any enforcement by the Offshore Collateral Agent shall not require any further consent from the Consenting Party or constitute a default under the Operator's Agreement. The Consenting Party hereby irrevocably further agrees for the benefit of the Offshore Collateral Agent and the Senior Lenders in case of a default under the Operator's Agreement by the Borrower, to accept performance by a Person designated by the Offshore Collateral Agent (or one or more of its representatives or assignees (the "Designee"), as instructed by the Administrative Agent) and neither the Offshore Collateral Agent nor its Designee shall be subject to any defense arising from the Borrower's failure to perform, provided that the Designee's performance shall in all other respects be in accordance with the provisions of the Operator's Agreement. In no event shall any grant, transfer, assignment or acceptance of performance pursuant to this Section 3(b) change or modify Borrower's obligations to the Consenting Party thereunder.

          (c) The Consenting Party shall deliver to the Offshore Collateral Agent at the address specified in Section 5(j), or at such other address as the Offshore Collateral Agent may designate in writing from time to time to the Consenting Party, concurrently with delivery thereof to the Borrower, a copy of any material notice, request, demand or other document given by the Consenting

     Party in connection with the Operator's Agreement, along with notice of any material breach, termination or claim of termination under the Operator's Agreement for which notice to the Borrower is required under the Operator's Agreement.

          (d) The Consenting Party will not, without the prior written consent of the Supermajority Facility Lenders, take any action to (i) except as expressly provided in the Operator's Agreement, cancel or terminate, or suspend performance under, the Operator's Agreement or consent to or accept any cancellation, termination or suspension thereof, (ii) exercise any of its rights set forth in the Operator's Agreement to cancel or terminate, or suspend or discontinue performance or withhold deliveries under, the Operator's Agreement unless the Consenting Party shall have delivered to the Offshore Collateral Agent and each Senior Lender written notice stating that it intends to exercise such right on a date not less than 30 days after the date of such notice, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Offshore Collateral Agent or its Designee on behalf of the Senior Lenders to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default (or if such default is not capable of being cured within said time, then diligently and continuously pursuing all reasonable actions necessary to effect cure), (iii) amend, supplement or otherwise modify the Operator's Agreement (as in effect on the date hereof) unless such amendment or modification would be permitted by Section 7.12 of the Master Participation Agreement or (iv) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Operator's Agreement or any part thereof, other than to enforce rights to which the Consenting Party is entitled pursuant to clause (i) or (ii) of this paragraph. In furtherance of the foregoing clause (ii), the Consenting Party agrees that, notwithstanding anything contained in the Operator's Agreement to the contrary, upon the occurrence of a default under the Operator's Agreement that cannot by its nature be cured by the payment of money, the Consenting Party will not cancel or terminate the Operator's Agreement if, and for so long as, the Offshore Collateral Agent shall be diligently seeking to institute foreclosure proceedings, or to acquire the Borrower's interest in the Operator's Agreement, and the Consenting Party shall grant the Offshore Collateral Agent a reasonable period of time to cure such default upon the occurrence of such foreclosure or acquisition.

          (e) In the event that (i) the Operator's Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (ii) the Operator's Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within

     60 days after notice by the Consenting Party to the Offshore Collateral Agent of such rejection or termination, the Offshore Collateral Agent or its Designee shall so request and shall certify in writing to the Consenting Party that such party intends to perform the obligations of the Borrower as and to the extent required under the Operator's Agreement and such Designee is sufficiently creditworthy to perform the obligations of the Borrower under the Operator's Agreement, the Consenting Party will execute and deliver to the Offshore Collateral Agent or such Designee a new Operator's Agreement which shall be for the balance of the remaining term under the original Operator's Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the agreements, terms, provisions and limitations as the original Operator's Agreement (except for any requirements which have been fulfilled by the Borrower and the Consenting Party prior to such rejection or termination). References in this Consent and Agreement to such "Operator's Agreement" shall be deemed also to refer to such new Operator's Agreement.

          (f) The Consenting Party and the Borrower hereby further acknowledge and agree that the Consenting Party will not, without the prior written consent of the Supermajority Facility Lenders, sell, assign, transfer or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Operator's Agreement; provided, that in no event shall the Consenting Party sell, assign, transfer or otherwise dispose of any part of its interest in the Operator's Agreement to any Person unless such Person is a wholly-owned direct or indirect subsidiary of Phelps Dodge Corporation or is another entity satisfactory to the Supermajority Facility Lenders.

          (g) In the event that the Designee succeeds to the Borrower's interest under the Operator's Agreement, whether by foreclosure or otherwise, the Designee may elect (but shall not be required to) by written notice of assumption delivered to the Consenting Party to assume liability for all of the Borrower's obligations under the Operator's Agreement (and the Consenting Party shall not be obligated to recognize any such succession until it has received such written notice of assumption); provided, however that such liability shall not include any liability for claims of the Consenting Party against the Borrower arising from the Borrower's failure to perform during the period prior to the Offshore Collateral Agent's or such Designee's succession to the Borrower's interest in and under the Operator's Agreement. Except as otherwise set forth in the immediately preceding sentence, the Designee shall not be liable for the performance or observance of any of the obligations or duties of the Borrower under the Operator's Agreement, nor shall the grant of a security interest in the Operator's Agreement by the Borrower to the Offshore Collateral Agent on behalf of the Senior Lenders give rise to any duties or obligations whatsoever on the part of the Offshore Collateral Agent owing to the Consenting Party.

          (h) Upon the exercise by the Offshore Collateral Agent on behalf of the Senior Lenders of any of the remedies set forth in the Master Security Agreement, the Offshore Collateral Agent may, to the extent permitted by
     Article V of the Master Security Agreement, assign its rights and interests and the rights and interests of the Borrower under the Operator's Agreement to any purchaser or transferee of the Offshore Collateral, if such purchaser or transferee shall (i) assume all of the obligations of the Borrower under the Operator's Agreement and (ii) be, in the reasonable opinion of the Consenting Party, sufficiently creditworthy to perform the obligations of the Borrower under the Operator's Agreement. Upon such assignment and assumption, the Senior Lenders shall be relieved of all obligations under the Operator's Agreement arising after such assignment and assumption.

          (i) In the event that the Designee shall assume or be liable for any obligation under the Operator's Agreement (as contemplated in clause (g) above or otherwise), such liability shall be limited solely to such party's interest in the Offshore Collateral (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

     4. Payment Arrangements. The Consenting Party hereby agrees that it shall make, or cause to be made by any person making payment on its behalf, all payments due or to become due from it under the Operator's Agreement by wire transfer in U.S. Dollars of same day funds directly to Proceeds Account account no.105487, in the name of Citibank N.A., at Citibank N.A. or such other account or accounts at such other bank or banks as are designate from time to time by the Offshore Collateral Agent.

     5. Miscellaneous.

          (a) This Consent shall be binding upon the Consenting Party, its successors and assigns and shall inure, together with the rights and remedies of the Offshore Collateral Agent hereunder, to the benefit of the Borrower and the Offshore Collateral Agent on behalf of the Senior Lenders and their respective successors, transferees and assigns.

          (b) This Consent and the obligations of the Consenting Party hereunder shall terminate and be of no further force and effect on the date on which the Consenting Party receives a notice from the Offshore Collateral Agent stating that all of the Borrower's obligations under the Master Security Agreement shall have terminated in accordance with the terms thereof.

          (c) No amendment, modification or waiver of any provision of this Consent shall be effective unless the same shall be in writing and signed by the parties hereto and then such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          (d) THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (e) The Consenting Party hereby irrevocably consents and agrees, for the benefit of the Offshore Collateral Agent, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Consent may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. The Consenting Party hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (f) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

          (g) If any provision of this Consent shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

          (h) The headings used in this Consent are for convenience only and will not affect the construction or interpretation of any of the terms of this Consent.

          (i) This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent by signing any such counterpart.

          (j) Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing), provided that any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication sent to the Offshore Collateral Agent shall be deemed effective upon actual receipt thereof:

     If to the Offshore Collateral Agent, at

          Citibank N.A.
          Citibank Agency & Trust
          388 Greenwich Street
          14th Floor
          New York, NY 10013
          Attention: Jenny Cheng
          Telephone: 212 816 5648
          Facsimile: 212 816 5530

     If to the Consenting Party, at

          Minera Phelps Dodge del Peru S.A.C.
          Av. Camino Real 348
          Torre El Pilar, Oficina 1401
          San Isidro, Lima 27, Peru

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent to be duly executed and delivered as of the day and year first above written.

                                        MINERA PHELPS DODGE DEL PERU S.A.C.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A., as Offshore Collateral
                                        Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Acknowledged and Agreed:

SOCIEDAD MINERA CERRO VERDE S.A.A.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   Exhibit H-2

              Form of Consent to Assignment - Engineering Agreement

================================================================================

                              CONSENT AND AGREEMENT

                         Dated as of September 30, 2005

                               made by and between

                                FLUOR CANADA LTD.
                               as Consenting Party

                                       and

                                 CITIBANK, N.A.,

                          as Offshore Collateral Agent

================================================================================

     This CONSENT AND AGREEMENT, dated as of September 30, 2005 (this "Consent"), made by and between FLUOR CANADA LTD., a Canadian corporation(the "Consenting Party") and CITIBANK, N.A., in its capacity as Offshore Collateral Agent under the Master Security Agreement (the "Offshore Collateral Agent").

                                   WITNESSETH

     WHEREAS, the Borrower has entered into certain Financing Documents with the Senior Lenders pursuant to which the Senior Lenders have agreed to extend the Senior Loans to the Borrower and the Borrower has agreed to repay such Senior Loans;

     WHEREAS, as a condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower has collaterally assigned its right, title and interest in the Engineering Agreement No. CV 12913, dated as of December 14, 2004 (the "Engineering Agreement"), between the Borrower and the Consenting Party to the Offshore Collateral Agent for the benefit and on behalf of the Senior Lenders; and

     WHEREAS, as a further condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower shall deliver a consent to such collateral assignment from the counterparty to the Engineering Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Party and the Offshore Collateral Agent agree as follows:

     1. Definitions and Interpretation.

          (a) Each capitalized term used herein shall have the meaning assigned to such term in Annex A hereto.

          (b) Interpretation. In this Consent, except to the extent that the context otherwise requires:

               (i) Section headings are for convenience of reference only and shall not affect the interpretation of this Consent;

               (ii) unless otherwise specified, references to Sections, clauses and Annexes are references to Sections and clauses of this Consent;

               (iii) references to any document or agreement, including this Consent, shall be deemed to include references to such document or agreement as amended, supplemented or replaced and in effect from time to time in accordance with its terms and subject to compliance with the requirements set forth herein and therein;

               (iv) references to any party to this Consent or any other document or agreement or to any other person shall include its successors and permitted assigns;

               (v) when used in this Consent, the words "including", "includes" and "include" shall be deemed to be followed in each instance by the words "without limitation";

               (vi) when used in this Consent, the words "herein", "hereby", "hereunder", "hereof", "hereto", "hereinbefore", and "hereinafter", and words of similar import, shall refer to this Consent in its entirety and not to any particular section, subsection, paragraph, sub-paragraph, clause or other subdivision, exhibit, schedule or appendix of this Consent; and

               (vii) when used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders, unless the context requires otherwise.

     2. Representations and Warranties. The Consenting Party hereby represents and warrants that:

          (a) It is an entity duly organized, validly existing and is in good standing under the laws of the place in which it is organized.

          (b) It has full power and authority to execute and deliver this Consent and to perform its obligations hereunder in accordance with the terms provided herein and will not require any additional consent or approval of its board of director, any of its shareholders or any other Person which it has not already obtained.

          (c) This Consent has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) All Governmental Approvals and other third party approvals which are necessary for (i) the execution and delivery by it of this Consent,
     (ii) the performance of its obligations hereunder and (iii) the exercise by the Offshore Collateral Agent of the rights and remedies with respect to the Engineering Agreement (other than Governmental Approvals, if any, required to transfer the Engineering Agreement to the Offshore Collateral Agent or its assignees) have been obtained and are in full force and effect.

          (e) There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Consent.

          (f) There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Consenting Party, threatened, against or affecting it or its assets that (i) questions the validity of this Consent or any action taken or to be taken pursuant hereto or thereto, or (ii) in any case or in the aggregate would reasonably be expected to result in a material adverse effect on the ability of the Consenting Party to perform its obligations hereunder.

          (g) The Consenting Party is not in default under any material covenant or obligation under the Engineering Agreement and no such default has occurred prior to the date hereof. To the best knowledge of the Consenting Party, the Borrower is not in default under any material covenant or obligation under the Engineering Agreement and no such default has occurred prior to the date hereof. The Consenting Party and, to the best of its knowledge, the Borrower, have complied with all conditions precedent to the respective obligations of such party to perform under the Engineering Agreement. The Engineering Agreement, as of the date hereof, is in full force and effect, has not been amended, and none of the Borrower's rights under the Engineering Agreement have been waived.

     3. Consent and Agreement. The Consenting Party hereby acknowledges and agrees that, notwithstanding any other provision in the Engineering Agreement:

          (a) Pursuant to the Master Security Agreement, the Borrower has granted, transferred and assigned to the Offshore Collateral Agent, as collateral agent for the benefit of Senior Lenders named in the Master Security Agreement, all right, title and interest which Borrower now has or which shall hereafter arise in and to the Engineering Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Engineering Agreement, together with full power and authority, in its own name or in the name of Borrower or otherwise, to enforce and request payment under the Engineering Agreement and to collect, receive and give receipts and releases for such amounts.

          (b) The Consenting Party hereby irrevocably consents to and accepts the grant, transfer and assignment by the Borrower to the Offshore Collateral Agent for the benefit of and on behalf of the Senior Lenders of all of Borrower's right, title and interest in the Engineering Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Engineering Agreement, together with full power and authority, in the name of the Borrower, to enforce the Engineering Agreement against the Consenting Party, it being understood and agreed that any enforcement by the Offshore Collateral Agent shall not require any further consent from the Consenting Party or constitute a default under the Engineering Agreement. The Consenting Party hereby irrevocably further agrees for the benefit of the Offshore Collateral Agent and the Senior Lenders in case of a default under the Engineering Agreement by the Borrower, to accept performance by a Person designated by the Offshore Collateral Agent (or one or more of its representatives or assignees (the "Designee"), as instructed by the Administrative Agent) and neither the Offshore Collateral Agent nor its Designee shall be subject to any defense arising from the Borrower's failure to perform, provided that the Designee's performance shall in all other respects be in accordance with the provisions of the Engineering Agreement.

          (c) The Consenting Party shall deliver to the Offshore Collateral Agent at the address specified in Section 5(j), or at such other address as the Offshore Collateral Agent may designate in writing from time to time to the Consenting Party, concurrently with delivery thereof to the Borrower, a copy of any material notice, request, demand or other document given by the Consenting Party in connection with the Engineering Agreement, along with notice of any material breach, termination or claim of termination under the Engineering Agreement for which notice to the Borrower is required under the Engineering Agreement.

          (d) In the event that the Designee succeeds to the Borrower's interest under the Engineering Agreement, whether by foreclosure or otherwise, the Designee may elect (but shall not be required to) by written notice of assumption delivered to the Consenting Party to assume liability for all of the Borrower's obligations under the Engineering Agreement (and the Consenting Party shall not be obligated to recognize any such succession until it has received such written notice of assumption); provided, however that such liability shall not include any liability for claims of the Consenting Party against the Borrower arising from the Borrower's failure to perform during the period prior to the Offshore Collateral Agent's or such Designee's succession to the Borrower's interest in and under the Engineering Agreement. Except as otherwise set forth in the immediately preceding sentence, the Designee shall not be liable for the performance or observance of any of the obligations or duties of the Borrower under the Engineering Agreement, nor shall the grant of a security interest in the Engineering Agreement by the Borrower to the Offshore Collateral Agent on behalf of the Senior Lenders give rise to any duties or obligations whatsoever on the part of the Offshore Collateral Agent owing to the Consenting Party.

          (e) Upon the exercise by the Offshore Collateral Agent on behalf of the Senior Lenders of any of the remedies set forth in the Master Security Agreement, the Offshore Collateral Agent may, to the extent permitted by
     Article V of the Master Security Agreement, assign its rights and interests and the rights and interests of the Borrower under the Engineering Agreement to any purchaser or transferee of the Offshore Collateral, if such purchaser or transferee shall (i) assume all of the obligations of the Borrower under the Engineering Agreement and (ii) be, in the reasonable opinion of the Consenting Party, sufficiently creditworthy to perform the obligations of the Borrower under the Engineering Agreement. Upon such assignment and assumption, the Senior Lenders shall be relieved of all obligations under the Engineering Agreement arising after such assignment and assumption.

          (f) In the event that the Designee shall assume or be liable for any obligation under the Engineering Agreement (as contemplated in clause (d) above or otherwise), such liability shall be limited solely to such party's interest in the Offshore Collateral (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

          (g) In no event shall any grant, transfer, assignment or acceptance of performance pursuant to this Section 3 change, modify or increase Borrower's obligations to the Consenting Party or the Consenting Party's obligations to the Borrower under the Engineering Agreement and any related agreement.

     4. Payment Arrangements. The Consenting Party hereby agrees that it shall make, or cause to be made by any person making payment on its behalf, all payments due or to become due from it under the Engineering Agreement by wire transfer in U.S. Dollars of same day funds directly to Proceeds Account account no.105487, in the name of Citibank N.A., at Citibank N.A. or such other account or accounts at such other bank or banks as are designate from time to time by the Offshore Collateral Agent.

     5. Miscellaneous.

          (a) This Consent shall be binding upon the Consenting Party, its successors and assigns and shall inure, together with the rights and remedies of the Offshore Collateral Agent hereunder, to the benefit of the Borrower and the Offshore Collateral Agent on behalf of the Senior Lenders and their respective successors, transferees and assigns.

          (b) This Consent and the obligations of the Consenting Party hereunder shall terminate and be of no further force and effect on the date on which the Consenting Party receives a notice from the Offshore Collateral Agent stating that all of the Borrower's obligations under the Master Security Agreement shall have terminated in accordance with the terms thereof.

          (c) No amendment, modification or waiver of any provision of this Consent shall be effective unless the same shall be in writing and signed by the parties hereto and then such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          (d) THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (e) The Consenting Party hereby irrevocably consents and agrees, for the benefit of the Offshore Collateral Agent, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Consent may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. The Consenting Party hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (f) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

          (g) If any provision of this Consent shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

          (h) The headings used in this Consent are for convenience only and will not affect the construction or interpretation of any of the terms of this Consent.

          (i) This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent by signing any such counterpart.

          (j) Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing), provided that any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication sent to the Offshore Collateral Agent shall be deemed effective upon actual receipt thereof:

     If to the Offshore Collateral Agent, at

          Citibank N.A.
          Citibank Agency & Trust
          388 Greenwich Street
          14th Floor
          New York, NY 10013

          Attention: Jenny Cheng
          Telephone: 212 816 5648
          Facsimile: 212 816 5530

     If to the Consenting Party, at
     Vasse Navaratnam
     1075 West Georgia Street, Suite 700
     Vancouver, British Columbia V6E 4M7
     Canada

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent to be duly executed and delivered as of the day and year first above written.

                                        FLUOR CANADA LTD.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A., as Offshore Collateral
                                        Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Acknowledged and Agreed:

SOCIEDAD MINERA CERRO VERDE S.A.A.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX A

     "Administrative Agent": Calyon.

     "Borrower": Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru.

     "BVN": Compania de Minas Buenaventure S.A.A., a sociedad anonima abierta organized under the laws of the Republic of Peru.

     "Calyon": Calyon New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic.

     "Completion Guarantee": the Completion Guarantee, dated as of the date hereof, among the Parent Companies, the Borrower, the Senior Facility Lenders and the Administrative Agent.

     "Consent": the meaning given in the first paragraph hereto.

     "Consenting Party": the meaning given in the first paragraph hereto.

     "Designee": the meaning given in Section 3(b) hereof.

     "Engineering Agreement" the meaning given in the Recitals hereto.

     "Financing Documents": the Senior Lenders Financing Documents and the Senior Facility Lenders Financing Documents.

     "Governmental Approval": any authorization, consent, approval, license, ruling, permit, concession, certification, exemption, filing (other than with respect to the perfection of any security interest), variance, order, judgment, decree, publication, notice to, declaration of or with or registration by or with any Governmental Authority.

     "JBIC": Japan Bank for International Cooperation, a Japanese government financial institution organized under the laws of Japan.

     "KfW": a public corporation formed under the laws of the Federal Republic of Germany.

     "Master Participation Agreement" or "MPA": the Master Participation Agreement, dated as of September 30, 2005, among the Borrower, JBIC, Sumitomo Mitsui Banking Corporation, the Bank of Tokyo-Mitsubishi Ltd., KfW, Calyon New York Branch, RBS, Scotia Capital and Mizuho.

     "Master Security Agreement" or "MSA": the Master Security Agreement, dated as of September 30, 2005, among the MSA Parties.

     "Mizuho": Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan.

     "MSA Parties": the Borrower, JBIC, Sumitomo Mitsui Banking Corporation, the Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon, RBS, Scotia Capital, Mizuho and Citibank, N.A.

     "Offshore Collateral Agent": the meaning given in the first paragraph hereto.

     "Offshore Security Documents": the Master Security Agreement, and each other agreement or document, filings, notices, arrangements or the like which are required to establish and maintain the security interest in the Offshore Collateral for the benefit of the Secured Parties.

     "Onshore Security Documents": each of the following documents governed by Peruvian law: (i) the mining mortgages (hipoteca minera), the civil mortgages (hipoteca), the mining pledge (prenda minera (equipment, machinery and movable assets), the floating mining pledge (prenda minera flotante (minerals and Cathode and Concentrate in inventory), each granted pursuant to Section 3.01 of the MSA, (ii) the conditional assignments of rights (cesion condicionada de derechos) granted pursuant to Section 3.02(a)(ii) of the MSA, (iii) the Contrato de Cuenta Escrow for Onshore Accounts executed pursuant to Section 3.05(b) of the MSA, (iv) the pledge (prenda) for the SMCV Shares pursuant to Section 3.07 of the MSA, and (v) any other agreement or document, filings, notices, arrangements or the like which are required to establish and maintain the security interest in the Onshore Collateral for the benefit of the Senior Lenders.

     "Parent Companies": collectively, PDC, SMM, SC and BVN.

     "PDC": Phelps Dodge Corporation, a New York corporation.

     "Person": any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government agency or political subdivision thereof.

     "RBS": The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland.

     "SC": Sumitomo Corporation, a Japanese corporation.

     "Scotia Capital": The Bank of Nova Scotia, a Canadian chartered bank, organized under the laws of Canada.

     "Security Documents": the Onshore Security Documents and the Offshore Security Documents.

     "Senior Facility Lenders": JBIC, KfW, Calyon, RBS, Scotia Capital, Mizuho and their respective assignees.

     "Senior Facility Lenders Financing Documents": the Master Participation Agreement, each Senior Facility Loan Agreement, each Promissory Note, and the Transfer Restrictions Agreement.

     "Senior Facility Loans": loans provided by the Senior Facility Lenders as set forth in the MPA, together with any Replacement Debt.

     "Senior Lenders": prior to an issuance of Peruvian Bonds, each Senior Facility Lender and after an issuance of Peruvian Bonds, collectively, each Senior Facility Lender and, collectively, the Peruvian Bondholders, it being understood that the Peruvian Bondholders shall collectively count as only one Senior Lender.

     "Senior Lenders Financing Documents": the Completion Guarantee and each Security Document.

     "Senior Loans": prior to an issuance of Peruvian Bonds, the Senior Facility Loans and, after an issuance of Peruvian Bonds, collectively, the Senior Facility Loans and the Peruvian Bonds.

     "SMM": Sumitomo Metal Mining Co., Ltd., a Japanese corporation.

================================================================================

                              CONSENT AND AGREEMENT

                         Dated as of September 30, 2005

                               made by and between

                         FLUOR DANIEL SUCURSAL DEL PERU
                               as Consenting Party

                                       and

                                 CITIBANK, N.A.,

                          as Offshore Collateral Agent

================================================================================

     This CONSENT AND AGREEMENT, dated as of September 30, 2005 (this "Consent"), made by and between FLUOR DANIEL SUCURSAL DEL PERU, with its principal place of business at Av. Las Camelias 790, Ofi 702-B, San Isidro, Lima, Peru (the "Consenting Party") and CITIBANK, N.A., in its capacity as Offshore Collateral Agent under the Master Security Agreement (the "Offshore Collateral Agent").

                                   WITNESSETH

     WHEREAS, the Borrower has entered into certain Financing Documents with the Senior Lenders pursuant to which the Senior Lenders have agreed to extend the Senior Loans to the Borrower and the Borrower has agreed to repay such Senior Loans;

     WHEREAS, as a condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower has collaterally assigned its right, title and interest in the Construction Agreement No. CV 12915, dated as of December 14, 2004 (the "Construction Agreement"), between the Borrower and the Consenting Party to the Offshore Collateral Agent for the benefit and on behalf of the Senior Lenders; and

     WHEREAS, as a further condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower shall deliver a consent to such collateral assignment from the counterparty to the Construction Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Party and the Offshore Collateral Agent agree as follows:

     1. Definitions and Interpretation.

          (a) Each capitalized term used herein shall have the meaning assigned to such term in Annex A hereto.

          (b) Interpretation. In this Consent, except to the extent that the context otherwise requires:

               (i) Section headings are for convenience of reference only and shall not affect the interpretation of this Consent;

               (ii) unless otherwise specified, references to Sections, clauses and Annexes are references to Sections and clauses of this Consent;

               (iii) references to any document or agreement, including this Consent, shall be deemed to include references to such document or agreement as amended, supplemented or replaced and in effect from time to time in accordance with its terms and subject to compliance with the requirements set forth herein and therein;

               (iv) references to any party to this Consent or any other document or agreement or to any other person shall include its successors and permitted assigns;

               (v) when used in this Consent, the words "including", "includes" and "include" shall be deemed to be followed in each instance by the words "without limitation";

               (vi) when used in this Consent, the words "herein", "hereby", "hereunder", "hereof", "hereto", "hereinbefore", and "hereinafter", and words of similar import, shall refer to this Consent in its entirety and not to any particular section, subsection, paragraph, sub-paragraph, clause or other subdivision, exhibit, schedule or appendix of this Consent; and

               (vii) when used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders, unless the context requires otherwise.

     2. Representations and Warranties. The Consenting Party hereby represents and warrants that:

          (a) It is an entity duly organized, validly existing and is in good standing under the laws of the place in which it is organized.

          (b) It has full power and authority to execute and deliver this Consent and to perform its obligations hereunder in accordance with the terms provided herein and will not require any additional consent or approval of its board of director, any of its shareholders or any other Person which it has not already obtained.

          (c) This Consent has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) All Governmental Approvals and other third party approvals which are necessary for (i) the execution and delivery by it of this Consent,
     (ii) the performance of its obligations hereunder and (iii) the exercise by the Offshore Collateral Agent of the rights and remedies with respect to the Construction Agreement (other than Governmental Approvals, if any, required to transfer the

     Construction Agreement to the Offshore Collateral Agent or its assignees) have been obtained and are in full force and effect.

          (e) There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Consent.

          (f) There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of the Consenting Party, threatened, against or affecting it or its assets that (i) questions the validity of this Consent or any action taken or to be taken pursuant hereto or thereto, or (ii) in any case or in the aggregate would reasonably be expected to result in a material adverse effect on the ability of the Consenting Party to perform its obligations hereunder.

          (g) The Consenting Party is not in default under any material covenant or obligation under the Construction Agreement and no such default has occurred prior to the date hereof. To the best knowledge of the Consenting Party, the Borrower is not in default under any material covenant or obligation under the Construction Agreement and no such default has occurred prior to the date hereof. The Consenting Party and, to the best of its knowledge, the Borrower, have complied with all conditions precedent to the respective obligations of such party to perform under the Construction Agreement. The Construction Agreement, as of the date hereof, is in full force and effect, has not been amended, and none of the Borrower's rights under the Construction Agreement have been waived.

     3. Consent and Agreement. The Consenting Party hereby acknowledges and agrees that, notwithstanding any other provision in the Construction Agreement:

          (a) Pursuant to the Master Security Agreement, the Borrower has granted, transferred and assigned to the Offshore Collateral Agent, as collateral agent for the benefit of Senior Lenders named in the Master Security Agreement, all right, title and interest which Borrower now has or which shall hereafter arise in and to the Construction Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Construction Agreement, together with full power and authority, in its own name or in the name of Borrower or otherwise, to enforce and request payment under the Construction Agreement and to collect, receive and give receipts and releases for such amounts.

          (b) The Consenting Party hereby irrevocably consents to and accepts the grant, transfer and assignment by the Borrower to the Offshore Collateral

     Agent for the benefit of and on behalf of the Senior Lenders of all of Borrower's right, title and interest in the Construction Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Construction Agreement, together with full power and authority, in the name of the Borrower, to enforce the Construction Agreement against the Consenting Party, it being understood and agreed that any enforcement by the Offshore Collateral Agent shall not require any further consent from the Consenting Party or constitute a default under the Construction Agreement. The Consenting Party hereby irrevocably further agrees for the benefit of the Offshore Collateral Agent and the Senior Lenders in case of a default under the Construction Agreement by the Borrower, to accept performance by a Person designated by the Offshore Collateral Agent (or one or more of its representatives or assignees (the "Designee"), as instructed by the Administrative Agent) and neither the Offshore Collateral Agent nor its Designee shall be subject to any defense arising from the Borrower's failure to perform, provided that the Designee's performance shall in all other respects be in accordance with the provisions of the Construction Agreement.

          (c) The Consenting Party shall deliver to the Offshore Collateral Agent at the address specified in Section 5(j), or at such other address as the Offshore Collateral Agent may designate in writing from time to time to the Consenting Party, concurrently with delivery thereof to the Borrower, a copy of any material notice, request, demand or other document given by the Consenting Party in connection with the Construction Agreement, along with notice of any material breach, termination or claim of termination under the Construction Agreement for which notice to the Borrower is required under the Construction Agreement.

          (d) In the event that the Designee succeeds to the Borrower's interest under the Construction Agreement, whether by foreclosure or otherwise, the Designee may elect (but shall not be required to) by written notice of assumption delivered to the Consenting Party to assume liability for all of the Borrower's obligations under the Construction Agreement (and the Consenting Party shall not be obligated to recognize any such succession until it has received such written notice of assumption); provided, however that such liability shall not include any liability for claims of the Consenting Party against the Borrower arising from the Borrower's failure to perform during the period prior to the Offshore Collateral Agent's or such Designee's succession to the Borrower's interest in and under the Construction Agreement. Except as otherwise set forth in the immediately preceding sentence, the Designee shall not be liable for the performance or observance of any of the obligations or duties of the Borrower under the Construction Agreement, nor shall the grant of a security interest in the Construction Agreement by the Borrower to the Offshore Collateral Agent on behalf of the Senior Lenders give rise to any duties or obligations whatsoever on the part of the Offshore Collateral Agent owing to the Consenting Party.

          (e) Upon the exercise by the Offshore Collateral Agent on behalf of the Senior Lenders of any of the remedies set forth in the Master Security Agreement, the Offshore Collateral Agent may, to the extent permitted by
     Article V of the Master Security Agreement, assign its rights and interests and the rights and interests of the Borrower under the Construction Agreement to any purchaser or transferee of the Offshore Collateral, if such purchaser or transferee shall (i) assume all of the obligations of the Borrower under the Construction Agreement and (ii) be, in the reasonable opinion of the Consenting Party, sufficiently creditworthy to perform the obligations of the Borrower under the Construction Agreement. Upon such assignment and assumption, the Senior Lenders shall be relieved of all obligations under the Construction Agreement arising after such assignment and assumption.

          (f) In the event that the Designee shall assume or be liable for any obligation under the Construction Agreement (as contemplated in clause (d) above or otherwise), such liability shall be limited solely to such party's interest in the Offshore Collateral (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

          (g) In no event shall any grant, transfer, assignment or acceptance of performance pursuant to this Section 3 change, modify or increase Borrower's obligations to the Consenting Party or the Consenting Party's obligations to the Borrower under the Construction Agreement and any related agreement.

     4. Payment Arrangements. The Consenting Party hereby agrees that it shall make, or cause to be made by any person making payment on its behalf, all payments due or to become due from it under the Construction Agreement by wire transfer in U.S. Dollars of same day funds directly to Proceeds Account account no.105487, in the name of Citibank N.A., at Citibank N.A. or such other account or accounts at such other bank or banks as are designate from time to time by the Offshore Collateral Agent.

     5. Miscellaneous.

          (a) This Consent shall be binding upon the Consenting Party, its successors and assigns and shall inure, together with the rights and remedies of the Offshore Collateral Agent hereunder, to the benefit of the Borrower and the Offshore Collateral Agent on behalf of the Senior Lenders and their respective successors, transferees and assigns.

          (b) This Consent and the obligations of the Consenting Party hereunder shall terminate and be of no further force and effect on the date on which the Consenting Party receives a notice from the Offshore Collateral Agent stating that all of the Borrower's obligations under the Master Security Agreement shall have terminated in accordance with the terms thereof.

          (c) No amendment, modification or waiver of any provision of this Consent shall be effective unless the same shall be in writing and signed by the parties hereto and then such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          (d) THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (e) The Consenting Party hereby irrevocably consents and agrees, for the benefit of the Offshore Collateral Agent, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Consent may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. The Consenting Party hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (f) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

          (g) If any provision of this Consent shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

          (h) The headings used in this Consent are for convenience only and will not affect the construction or interpretation of any of the terms of this Consent.

          (i) This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent by signing any such counterpart.

          (j) Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing), provided that any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication sent to the Offshore Collateral Agent shall be deemed effective upon actual receipt thereof:

     If to the Offshore Collateral Agent, at

          Citibank N.A.
          Citibank Agency & Trust
          388 Greenwich Street
          14th Floor
          New York, NY 10013

          Attention: Jenny Cheng
          Telephone: 212 816 5648
          Facsimile: 212 816 5530

     If to the Consenting Party, at
     Morris Wolf
     Av. Las Camelias 790, Ofi 702-B
     San Isidro
     Lima, Peru

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent to be duly executed and delivered as of the day and year first above written.

                                        FLUOR DANIEL SUCURSAL DEL PERU


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A., as Offshore Collateral
                                        Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Acknowledged and Agreed:

SOCIEDAD MINERA CERRO VERDE S.A.A.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX A

     "Administrative Agent": Calyon.

     "Borrower": Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru.

     "BVN": Compania de Minas Buenaventure S.A.A., a sociedad anonima abierta organized under the laws of the Republic of Peru.

     "Calyon": Calyon New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic.

     "Completion Guarantee": the Completion Guarantee, dated as of the date hereof, among the Parent Companies, the Borrower, the Senior Facility Lenders and the Administrative Agent.

     "Consent": the meaning given in the first paragraph hereto.

     "Consenting Party": the meaning given in the first paragraph hereto.

     "Designee": the meaning given in Section 3(b) hereof.

     "Construction Agreement" the meaning given in the Recitals hereto.

     "Financing Documents": the Senior Lenders Financing Documents and the Senior Facility Lenders Financing Documents.

     "Governmental Approval": any authorization, consent, approval, license, ruling, permit, concession, certification, exemption, filing (other than with respect to the perfection of any security interest), variance, order, judgment, decree, publication, notice to, declaration of or with or registration by or with any Governmental Authority.

     "JBIC": Japan Bank for International Cooperation, a Japanese government financial institution organized under the laws of Japan.

     "KfW": a public corporation formed under the laws of the Federal Republic of Germany.

     "Master Participation Agreement" or "MPA": the Master Participation Agreement, dated as of September 30, 2005, among the Borrower, JBIC, Sumitomo Mitsui Banking Corporation, the Bank of Tokyo-Mitsubishi Ltd., KfW, Calyon New York Branch, RBS, Scotia Capital and Mizuho.

     "Master Security Agreement" or "MSA": the Master Security Agreement, dated as of September 30, 2005, among the MSA Parties.

     "Mizuho": Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan.

     "MSA Parties": the Borrower, JBIC, Sumitomo Mitsui Banking Corporation, the Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon, RBS, Scotia Capital, Mizuho and Citibank, N.A.

     "Offshore Collateral Agent": the meaning given in the first paragraph hereto.

     "Offshore Security Documents": the Master Security Agreement, and each other agreement or document, filings, notices, arrangements or the like which are required to establish and maintain the security interest in the Offshore Collateral for the benefit of the Secured Parties.

     "Onshore Security Documents": each of the following documents governed by Peruvian law: (i) the mining mortgages (hipoteca minera), the civil mortgages (hipoteca), the mining pledge (prenda minera (equipment, machinery and movable assets), the floating mining pledge (prenda minera flotante (minerals and Cathode and Concentrate in inventory), each granted pursuant to Section 3.01 of the MSA, (ii) the conditional assignments of rights (cesion condicionada de derechos) granted pursuant to Section 3.02(a)(ii) of the MSA, (iii) the Contrato de Cuenta Escrow for Onshore Accounts executed pursuant to Section 3.05(b) of the MSA, (iv) the pledge (prenda) for the SMCV Shares pursuant to Section 3.07 of the MSA, and (v) any other agreement or document, filings, notices, arrangements or the like which are required to establish and maintain the security interest in the Onshore Collateral for the benefit of the Senior Lenders.

     "Parent Companies": collectively, PDC, SMM, SC and BVN.

     "PDC": Phelps Dodge Corporation, a New York corporation.

     "Person": any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government agency or political subdivision thereof.

     "RBS": The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland.

     "SC": Sumitomo Corporation, a Japanese corporation.

     "Scotia Capital": The Bank of Nova Scotia, a Canadian chartered bank, organized under the laws of Canada.

     "Security Documents": the Onshore Security Documents and the Offshore Security Documents.

     "Senior Facility Lenders": JBIC, KfW, Calyon, RBS, Scotia Capital, Mizuho and their respective assignees.

     "Senior Facility Lenders Financing Documents": the Master Participation Agreement, each Senior Facility Loan Agreement, each Promissory Note, and the Transfer Restrictions Agreement.

     "Senior Facility Loans": loans provided by the Senior Facility Lenders as set forth in the MPA, together with any Replacement Debt.

     "Senior Lenders": prior to an issuance of Peruvian Bonds, each Senior Facility Lender and after an issuance of Peruvian Bonds, collectively, each Senior Facility Lender and, collectively, the Peruvian Bondholders, it being understood that the Peruvian Bondholders shall collectively count as only one Senior Lender.

     "Senior Lenders Financing Documents": the Completion Guarantee and each Security Document.

     "Senior Loans": prior to an issuance of Peruvian Bonds, the Senior Facility Loans and, after an issuance of Peruvian Bonds, collectively, the Senior Facility Loans and the Peruvian Bonds.

     "SMM": Sumitomo Metal Mining Co., Ltd., a Japanese corporation.

                                   Exhibit H-3

             Form of Consent to Assignment - Shareholders Agreement

================================================================================

                              CONSENT AND AGREEMENT

                         Dated as of September 30, 2005

                                made by and among

                        SMM CERRO VERDE NETHERLANDS B.V.
                              (a Dutch corporation)

                         SUMITOMO METAL MINING CO., LTD.
                            (a Japanese corporation)

                              SUMITOMO CORPORATION
                            (a Japanese corporation)

                        SUMMIT GLOBAL MANAGEMENT II B.V.
                              (a Dutch corporation)

                      COMPANIA DE MINAS BUENAVENTURA S.A.A.
                      (a Peruvian sociedad anonima abierta)

                          CYPRUS CLIMAX METALS COMPANY
                            (a Delaware corporation)

                            PHELPS DODGE CORPORATION
                            (a New York corporation)

                                       and

                  CITIBANK, N.A., as Offshore Collateral Agent

================================================================================

     This CONSENT AND AGREEMENT, dated as of September 30, 2005 (this "Consent"), made by and among SMM CERRO VERDE NETHERLANDS B.V., a Dutch corporation (the "Sumitomo Participant"), SUMITOMO METAL MINING CO., LTD., a Japanese corporation ("SMM"), SUMITOMO CORPORATION, a Japanese corporation ("SC"), SUMMIT GLOBAL MANAGEMENT II B.V., formerly known as Summit Global Management B.V., a Dutch corporation ("SGM"), CYPRUS CLIMAX METALS COMPANY, a Delaware corporation (the "PD Participant"), PHELPS DODGE CORPORATION, a New York corporation ("PDC"), COMPANIA DE MINAS BUENAVENTURA S.A.A., a Peruvian sociedad anonima abierta ("BVN", and, together with the Sumitomo Participant, SMM, SC, SGM, the PD Participant, and PDC, the "Consenting Parties" and each a "Consenting Party") and CITIBANK, N.A., in its capacity as Offshore Collateral Agent under the Master Security Agreement (the "Offshore Collateral Agent").

                                   WITNESSETH

WHEREAS, the Borrower has entered into certain Financing Documents with the Senior Lenders pursuant to which the Senior Lenders have agreed to extend the Senior Loans to the Borrower and the Borrower has agreed to repay such Senior Loans;

WHEREAS, as a condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower has collaterally assigned its right, title and interest in the Shareholders Agreement to the Offshore Collateral Agent for the benefit and on behalf of the Senior Lenders; and

WHEREAS, as a further condition to the Senior Lenders extending Senior Loans to the Borrower, the Borrower shall deliver a consent to such collateral assignment from the counterparties to the Shareholders Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Parties and the Offshore Collateral Agent agree as follows:

     1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to such term in Schedule Z to the Master Security Agreement dated as of September 30, 2005 among Sociedad Minera Cerro Verde S.A.A., Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru (as amended from time to time, the "Master Security Agreement" or "MSA"). The rules of interpretation set forth in Section 1.02 of the Master Participation Agreement are incorporated herein as if set forth herein.

     2. Representations and Warranties. Each Consenting Party hereby represents and warrants with respect to itself that:

          (a) It is an entity duly organized, validly existing and is in good standing under the laws of the place in which it is organized.

          (b) It has full power and authority to execute and deliver the Shareholders Agreement and this Consent and to perform its obligations thereunder and hereunder in accordance with the terms provided therein and herein and will not require any additional consent or approval of its board of directors, any of its shareholders or any other Person which it has not already obtained.

          (c) Each of the Shareholders Agreement and this Consent has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) All Governmental Approvals and other third party approvals which are necessary for (i) the execution and delivery by it of the Shareholders Agreement and this Consent, (ii) the performance of its obligations thereunder and hereunder and (iii) the exercise by the Offshore Collateral Agent of the rights and remedies with respect to the Shareholders Agreement (other than Governmental Approvals, if any, required to transfer the rights and remedies of the Borrower in the Shareholders Agreement to the Offshore Collateral Agent or its assignees) have been obtained and are in full force and effect.

          (e) There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of the Shareholders Agreement or this Consent.

          (f) There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of such Consenting Party, threatened, against or affecting it or its assets that (i) questions the validity of the Shareholders Agreement or this Consent or any action taken or to be taken pursuant hereto or thereto, or (ii) in any case or in the aggregate would reasonably be expected to result in a material adverse effect on the ability of such Consenting Party to perform its obligations hereunder or thereunder.

          (g) Such Consenting Party is not in default under any material covenant or obligation under the Shareholders Agreement and no such default has occurred prior to the date hereof. To the best knowledge of such Consenting Party, the Borrower is not in default under any material covenant or obligation under the Shareholders Agreement and no such default has occurred prior to the date hereof. Such Consenting Party and, to the best knowledge of such Consenting Party, the Borrower, have complied with all conditions precedent to the respective obligations of such party to perform under the Shareholders Agreement. The Shareholders Agreement, as of the date hereof, is in full force and effect, has not been amended, and none of the Borrower's rights under the Shareholders Agreement have been waived.

     3. Consent and Agreement. Each Consenting Party hereby acknowledges and agrees that, notwithstanding any other provision in the Shareholders Agreement:

          (a) Pursuant to the Master Security Agreement, the Borrower has granted, transferred and assigned to the Offshore Collateral Agent, as collateral agent for the benefit of Senior Lenders named in the Master Security Agreement, all right, title and interest which Borrower now has or which shall hereafter arise in and to the Shareholders Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Shareholders Agreement, together with full power and authority, in its own name or in the name of Borrower or otherwise, to enforce and request payment under the Shareholders Agreement and to collect, receive and give receipts and releases for such amounts.

          (b) The Consenting Parties hereby irrevocably consent to and accept the grant, transfer and assignment by the Borrower to the Offshore Collateral Agent for the benefit of and on behalf of the Senior Lenders of all of Borrower's right, title and interest in the Shareholders Agreement and all claims resulting from any failure of performance or compliance with any of the provisions of the Shareholders Agreement, together with full power and authority, in the name of the Borrower, to enforce the Shareholders Agreement against the Consenting Parties, it being understood and agreed that any enforcement by the Offshore Collateral Agent shall not require any further consent from the Consenting Parties or constitute a default under the Shareholders Agreement. The Consenting Parties hereby irrevocably further agree for the benefit of the Offshore Collateral Agent and the Senior Lenders in case of a default under the Shareholders Agreement by the Borrower, to accept performance by a Person designated by the Offshore Collateral Agent (or one or more of its representatives or assignees (the "Designee"), as instructed by the Administrative Agent) and neither the Offshore Collateral Agent nor its Designee shall be subject to any defense arising from the Borrower's failure to perform, provided that the Designee's performance shall in all other respects be in accordance with the provisions of the Shareholders Agreement. In no event shall any grant, transfer, assignment or acceptance of performance pursuant to this Section 3(b) change or modify Borrower's obligations to the Consenting Parties thereunder.

          (c) The Consenting Parties shall deliver to the Offshore Collateral Agent at the address specified in Section 5(j), or at such other address as the Offshore Collateral Agent may designate in writing from time to time to the Consenting Parties, concurrently with delivery thereof to the Borrower, a copy of any material notice, request, demand or other document given by the Consenting Parties in connection with the Shareholders Agreement, along with notice of any material breach, termination or claim of termination under the Shareholders Agreement for which notice to the Borrower is required under the Shareholders Agreement.

          (d) The Consenting Parties will not, without the prior written consent of the Supermajority Facility Lenders, take any action to amend, supplement or otherwise modify the Shareholders Agreement (as in effect on the date hereof) unless such amendment or modification would be permitted by Section
     7.12 of the Master Participation Agreement.

          (e) The Consenting Parties and the Borrower hereby further acknowledge and agree that the Consenting Parties will not sell, assign, transfer or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Shareholders Agreement other than pursuant to a Transfer in accordance with the Transfer Restrictions Agreement.

          (f) In the event that the Designee succeeds to the Borrower's interest under the Shareholders Agreement, whether by foreclosure or otherwise, the Designee may elect (but shall not be required to) by written notice of assumption delivered to the Consenting Parties to assume liability for all of the Borrower's obligations under the Shareholders Agreement (and the Consenting Parties shall not be obligated to recognize any such succession until they have each received such written notice of assumption); provided, however that such liability shall not include any liability for claims of the Consenting Parties against the Borrower arising from the Borrower's failure to perform during the period prior to the Offshore Collateral Agent's or such Designee's succession to the Borrower's interest in and under the Shareholders Agreement. Except as otherwise set forth in the immediately preceding sentence, the Designee shall not be liable for the performance or observance of any of the obligations or duties of the Borrower under the Shareholders Agreement, nor shall the grant of a security interest in the Shareholders Agreement by the Borrower to the Offshore Collateral Agent on behalf of the Senior Lenders give rise to any duties or obligations whatsoever on the part of the Offshore Collateral Agent owing to any of the Consenting Parties.

          (g) Upon the exercise by the Offshore Collateral Agent on behalf of the Senior Lenders of any of the remedies set forth in the Master Security Agreement, the Offshore Collateral Agent may, to the extent permitted by
     Article V of the Master Security Agreement, assign its rights and interests and the rights and interests of the Borrower under the Shareholders Agreement to any purchaser or transferee of the Offshore Collateral, if such purchaser or transferee shall (i) assume all of the obligations of the Borrower under the Shareholders Agreement and (ii) be, in the reasonable opinion of the Consenting Parties, sufficiently creditworthy to perform the obligations of the Borrower under the Shareholders Agreement. Upon such assignment and assumption, the Senior Lenders shall be relieved of all obligations under the Shareholders Agreement arising after such assignment and assumption.

          (h) In the event that the Designee shall assume or be liable for any obligation under the Shareholders Agreement (as contemplated in clause (f) above or otherwise), such liability shall be limited solely to such party's interest in the Offshore Collateral (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

     4. Payment Arrangements. The Consenting Parties hereby agree that they shall make, or cause to be made by any person making payment on its behalf, all payments due or to become due from it under the Shareholders Agreement by wire transfer in U.S. Dollars of same day funds directly to Proceeds Account account no. 105487, in the name of Citibank N.A., at Citibank N.A. or such other account or accounts at such other bank or banks as are designate from time to time by the Offshore Collateral Agent.

     5. Miscellaneous.

          (a) This Consent shall be binding upon each Consenting Party, its successors and assigns and shall inure, together with the rights and remedies of the Offshore Collateral Agent hereunder, to the benefit of the Borrower and the Offshore Collateral Agent on behalf of the Senior Lenders and their respective successors, transferees and assigns.

          (b) This Consent and the obligations of the Consenting Parties hereunder shall terminate and be of no further force and effect on the date on which the Consenting Parties receive a notice from the Offshore Collateral Agent stating that all of the Borrower's obligations under the Master Security Agreement shall have terminated in accordance with the terms thereof.

          (c) No amendment, modification or waiver of any provision of this Consent shall be effective unless the same shall be in writing and signed by all of the parties hereto and then such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          (d) THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (e) The Consenting Parties hereby irrevocably consent and agree, for the benefit of the Offshore Collateral Agent, that any legal action, suit or proceeding against them with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Consent may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accept and submit to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. The Consenting Parties hereby waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (f) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

          (g) If any provision of this Consent shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in such jurisdiction and the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired.

          (h) The headings used in this Consent are for convenience only and will not affect the construction or interpretation of any of the terms of this Consent.

          (i) This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent by signing any such counterpart.

          (j) Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing), provided that any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication sent to the Offshore Collateral Agent shall be deemed effective upon actual receipt thereof:

     If to the Offshore Collateral Agent, at

          Citibank N.A.
          Citibank Agency & Trust
          388 Greenwich Street
          14th Floor
          New York, NY 10013
          Attention: Jenny Cheng
          Telephone: 212 816 5648
          Facsimile: 212 816 5530

     If to the Consenting Parties, at

          SMM Cerro Verde Netherlands B.V.
          c/o Sumitomo Metal Mining Co., Ltd.
          11-3, 5-Chome, Shimbashi
          Minato-ku, Tokyo 105
          Japan
          Attention: General Manager, Mineral Resources Division
          Telecopier: (81)-3-3436-7997

          with a copy to:

          Sumitomo Metal Mining America Inc.
          Corresponsalia En Chile
          Roger de Flor 2950, Piso 5
          Las Condes, Santiago, Chile
          Attention: General Manager
          Telecopier: (56)-2-362-9289

     and:

          Sumitomo Corporation Del Peru S.A.
          Jr. San Martin No. 864 Ofi. 701
          Miraflores, Lima, Peru
          Attention: President
          Telecopier: (51)-1-447-0506

          Sumitomo Metal Mining Co., Ltd.
          11-3, 5-Chome, Shimbashi
          Minato-ku, Tokyo 105
          Japan
          Attention: General Manager, Mineral Resources Division
          Telecopier (Fax): (81)-3-3436-7997

          Sumitomo Corporation
          1-8-11, Harumi
          Chuo-ku, Tokyo 104-8610
          Japan
          Attention: General Manager, Nonferrous Metals and Raw Materials Department
          Telecopier (Fax): (81)-3-5166-6423

          Summit Global Management II B.V.
          c/o Sumitomo Corporation
          1-8-11, Harumi
          Chuo-ku, Tokyo 104-8610
          Japan
          Attention: General Manager, Nonferrous Metals and Raw Materials Department
          Telecopier (Fax): (81)-3-5166-6423

          Cyprus Climax Metals Company
          c/o Phelps Dodge Mining Company
          One N. Central Avenue
          Phoenix, Arizona 85004
          Attention: President
          Telephone: (602) 366-8100
          Telecopier: (602) 366-7383

          with a copy to:

          Phelps Dodge Corporation
          One N. Central Avenue
          Phoenix, Arizona 85004
          Attention: General Counsel
          Telephone: (602) 366-8100
          Telecopier: (602) 366-7383

          Cia. De Minas Buenaventura S.A.A.
          Carlos Villaran 790
          Urb, Santa Catalina, Lima 13, Peru
          Attention: President
          Telecopier: (51)-1-471-7349

          Phelps Dodge Corporation
          One N. Central Avenue
          Phoenix, Arizona 85004
          Attention: General Counsel
          Telephone: (602) 366-8100
          Telecopier: (602) 366-7383

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent to be duly executed and delivered as of the day and year first above written.

                                        SMM CERRO VERDE NETHERLANDS B.V.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUMITOMO METAL MINING CO., LTD.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUMITOMO CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUMMIT GLOBAL MANAGEMENT II B.V.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CYPRUS CLIMAX METALS COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PHELPS DODGE CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COMPANIA DE MINAS BUENAVENTURA S.A.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A., as Offshore Collateral
                                        Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Acknowledged and Agreed:

SOCIEDAD MINERA CERRO VERDE S.A.A.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    Exhibit I

             Form of Consent to Assignment (Peruvian law agreement)

Lima, 29 de Septiembre de 2005

Senor Ingeniero
JESUS FIGUEROA
Gerente General - Sociedad Minera Cerro Verde S.A.A.
Presente.-

                                             Ref. Cesion de Posicion Contractual

De nuestra consideracion:

Tenemos el agrado de dirigirnos a usted a fin de saludarlo y, al mismo tiempo, dar respuesta a su solicitud para que vuestra representada pueda, de acuerdo a los terminos que a continuacion se mencionan, ceder sus derechos y obligaciones asumidos en el Contrato de Manipuleo, Carga y Transporte Bimodal de Concentrado, suscrito con nuestra representada, a favor de Japan Bank for International Cooperation, Sumitomo Mitsui Banking Cooperation, The Bank of Tokyo - Mitsubishi Ltd., KFW, Calyon New York Branch, The Royal Bank of Scotland, The Bank of Nova Scotia y Mizuho Corporate Bank Ltd.

Al respecto, por medio de la presente y en atencion a lo solicitado, manifestamos nuestro consentimiento para que su representada ceda su posicion contractual asumida en el Contrato de Manipuleo, Carga y Transporte Bimodal de Concentrado, suscrito con nuestra representada, a favor de los referidos bancos
o de quienes estos designen. Dejamos expresa constancia que nuestro consentimiento a la cesion de posicion contractual surtira efectos unicamente en caso se genere un evento cuya consecuencia permita a las entidades financieras arriba mencionadas hacer efectiva la cesion de posicion contractual, cuyo consentimiento se otorga por el presente instrumento.

Sin otro particular, quedamos de usted.


-------------------------------------   ----------------------------------------
P. PERU RAIL S.A.                       Filip Boyen
Armando Pareja                          Director Alterno
Director Financiero

(TRANSALTISA S.A. CORPORACION CERVESUR LOGO)

GG-027/2005

Arequipa, 30 de setiembre del 2005

Senores

SOCIEDAD MINERA CERRO VERDE S.A.A.

Asiento Minero Cerro Verde - Uchumayo
Casilla Postal 299
Arequipa

Ref.: Correos electronicos del 27 y del 30 de setiembre del 2005, enviados por Julia Torreblanca.

Att: Dra, Julia Torreblanca.

De mi mayor consideracion:

Por medio de la presente y en atencion a lo solicitado en la comunicacion de la referencia, dejamos expresa constancia del otorgamiento de nuestro consentimiento para que puedan Uds. si lo estiman necesario, ceder sus derechos y obligaciones asumidos en el CONTRATO DE SERVICIO DE TRANSPORTE DE CATODOS DE COBRE, MERCADERIAS Y ACIDO SULFURICO, a favor de Japan Bank for International Cooperation, Sumitomo Mitsui Banking Cooperation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia and Mizuho Corporate Bank, Ltd.y/o sus representantes, agentes o personas designadas.

Me valgo de la oportunidad para testimoniarles nuestra mas alta consideracion.

Atentamente

TRANSALTISA S.A.                        TRANSALTISA S.A.


/s/ Maximo Cornejo Paredes              /s/ Henry Cervantes Loayza
-------------------------------------   ----------------------------------------
MAXIMO CORNEJO PAREDES                  HENRY CERVANTES LOAYZA
Gerente General                         Gerente de Operaciones

c.c. Cristian Moran (e mail), Julia Torreblanca (e mail), GO, GT, GA, JLeg.,
     JfyS File

[Letterhead]

                                                     (CORPORACION CERVESUR LOGO)

                                    Exhibit J

                    Form of Notice of Conditional Assignment

                                                                       EXHIBIT J

                    FORM OF NOTICE OF CONDITIONAL ASSIGNMENT

                                 Notarial Letter

Lima, [date]

Messrs.
[Name of the Company]
[Address of the Company]
Peru

Attention: [Name or title]

Ladies and gentlemen:

Reference is made to (i) the [name of the Agreement] (the "Agreement"), dated __, entered into by and between Sociedad Minera Cerro Verde S.A.A. ("SMCV") and [name of the Company] ("you") and (ii) [Section __ of the Agreement / your letter dated __], whereby you consent that SMCV, at its sole discretion, may assign, for the benefit and on behalf of the senior lenders of SMCV, as described in Annex A (together with its successors and assigns, the "Senior Lenders") its contractual position under the Agreement.

Pursuant to Article 1435 of the Civil Code, SMCV hereby gives you notice that it has conditionally assigned in favor of [name of Onshore Collateral Agent] (together with its successors and assigns, the "Assignee") for the benefit and on behalf of the Senior Lenders, its contractual position under the Agreement. Such conditional assignment to the Assignee shall become effective with respect to you upon your receipt of a notice of effectiveness from the Assignee, without the participation of SMCV, substantially in the form attached hereto as Annex B (the "Notice of Effectiveness"), whereupon and thereafter the indicated assignment to the Assignee shall be in full and force and effect vis-a-vis you.

You are hereby irrevocably instructed that, immediately after your receipt of the Notice of Effectiveness and at all times thereafter, the rights and obligations of SMCV under the Agreement shall be deemed assigned to the Assignee pursuant to this assignment of contractual position ("cesion de posicion contractual") in accordance with Article 1435 of the Civil Code.

Sincerely yours,

SOCIEDAD MINERA CERRO VERDE S.A.A.


-------------------------------------
By:
    ---------------------------------
Title:
       ------------------------------

                                     Annex A

                                 Senior Lenders

1.   JAPAN BANK FOR INTERNATIONAL COOPERATION,

2.   KFW

3.   CALYON NEW YORK BRANCH

4.   THE ROYAL BANK OF SCOTLAND PLC

5.   THE BANK OF NOVA SCOTIA

6.   MIZUHO CORPORATE BANK, LTD.,

7.   SUMITOMO MITSUI BANKING CORPORATION

8.   THE BANK OF TOKYO-MITSUBISHI, LTD.

                                     Annex B

                             NOTICE OF EFFECTIVENESS

                                 Notarial Letter

Lima, [date]

Messrs.
[Name of the Company]
[Address of the Company]
Peru

Attention: [Name or title]

Ladies and gentlemen:

Reference is made to (i) the [name of the Agreement] (the "Agreement"), dated __, entered into by and between Sociedad Minera Cerro Verde S.A.A. ("SMCV") and [name of the Company] ("you"), and (ii) SMCV's notarial letter (the "Notice of Conditional Assignment"), dated __ and received by you on __, whereby SMCV gave you notice pursuant to Article 1435 of the Civil Code that it had conditionally assigned in favor of the undersigned (together with its successors and assigns, the "Assignee"), for the benefit and on behalf of the senior lenders of SMCV, as described in Annex A of the Notice of Conditional Assignment (together with its successors and assigns, the "Senior Lenders"), it's contractual position under the Agreement.

As stated by SMCV in the Notice of Conditional Assignment, such conditional assignment shall become effective with respect to you upon your receipt of this notice (this "Notice of Effectiveness"), whereupon and thereafter the indicated assignment to the Assignee shall be in full force and effect vis-a-vis you. In addition, as stated by SMCV in the Notice of Conditional Assignment, this Notice of Effectiveness is being sent to you without the participation of the SMCV.

Therefore, upon your receipt of this Notice all of the rights and obligations of SMCV pursuant to the Agreement shall be deemed assigned to the Assignee, for the benefit and on behalf of the Senior Lenders of SMCV, whereupon and thereafter this assignment of contractual position ("cesion de posicion contractual") shall be in full force and effect vis-a-vis you in accordance with
Article 1435 of the Civil Code.

Sincerely yours,

[NAME OF ONSHORE COLLATERAL AGENT]


-------------------------------------
By:
    ---------------------------------
Title:
       ------------------------------

                                                                    APPENDIX I-1

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                                       (Closing)

                                  Appendix I-1

              Form of Opinion of Rodrigo, Elias & Medrano, Abogados

                                                                    APPENDIX I-1

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                                       (Closing)

Lima, __

Japan Bank for International Cooperation
KfW
CALYON New York Branch
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
Sumitomo Mitsui Banking Corporation, as Lead JBIC Arranger
The Bank of Tokyo-Mitsubishi, Ltd., as Lead JBIC Arranger

Ladies and Gentlemen:

We have acted as special Peruvian counsel to Sociedad Minera Cerro Verde S.A.A. (the "Borrower") in connection with the following agreements:

(i) the Master Participation Agreement, dated __, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers and the Administrative Agent;

(ii) the JBIC Loan Agreement, dated __, among the Borrower, JBIC and the JBIC Facility Agent;

(iii) the KfW Loan Agreement, dated __, between the Borrower and KfW;

(iv) the Commercial Banks Loan Agreement, dated __, among the Borrower, the Commercial Banks and the Administrative Agent;

(v) the Master Security Agreement, dated __, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent;

(vi) the Promissory Notes, each dated __, issued by the Borrower in favor of each of the Senior Facility Lenders;

(vii) the Mining Mortgage Agreement, dated __, between the Borrower and the Onshore Collateral Agent;

(viii) the Mining Pledge Agreement, dated __, between the Borrower and the Onshore Collateral Agent;

(ix) the Mining Floating Pledge Agreement, dated __, between the Borrower and the Onshore Collateral Agent;

(x) the Conditional Assignment of Rights Agreement, dated __, between the Borrower and the Onshore Collateral Agent;

(xi) the Escrow Accounts Agreement, dated __, among Banco de Credito del Peru, as escrow agent, the Borrower and the Onshore Collateral Agent;

(xii) the Escrow Accounts Agreement, dated __, among Citibank del Peru S.A., as escrow agent, the Borrower and the Onshore Collateral Agent;

(xiii) the Operator's Agreement;

(xiv) the Consent and Agreement, dated __, among the Operator, the Offshore Collateral Agent and the Borrower;

(xv) each of the Power Supply Agreements;

(xvi) the SMM Concentrate Sales Agreement;

(xvii) the letter of amendment to the SMM Concentrate Sales Agreement, dated __, between SMM and the Borrower;

(xviii) the Concentrate Sales Agreement, dated __, between PD Sales Company and the Borrower (the "Concentrate Sales Agreement");

(xix) the Cathodes Sales Agreement, dated __, between PD Sales Company and the Borrower;

(xx) the Parent Company Guarantee, dated __, between PDC and the Borrower in connection with certain obligations of PD Sales Company;

(xxi) the Parent Company Guarantee, dated __, between PDC and the Borrower in connection with certain obligations of the Operator;

(xxii) the Construction Agreement;

(xxiii) the Engineering Agreement;

(xxiv) the Port Services Agreement;

(xxv) each of the Transportation Agreements; [and]

(xxvi) the Consent and Agreement, dated __, among Fluor Canada Ltd., the Offshore Collateral Agent and the Borrower[; and

(xxvii) the Mortgage Agreement, dated __, between the Borrower and the Onshore
     Collateral Agent](23).

Unless otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in Schedule Z to the Master Security Agreement. The term "Offshore Agreements" shall mean, collectively, the agreements described in (i) through (v), (xiii),
(xiv), (xvi) through (xxiii) and (xxvi) above. The term "Security Agreements" shall mean, collectively, the agreements described in (vii) through (ix) [and (xxvii)] above. The term "Agreements" shall mean, collectively, the agreements described in (i) through [(xxvi) / (xxvii)] above. The term "Closing Opinion Peruvian Governmental Approvals" shall mean, collectively, the Environmental Impact Study and the permit described in opinions 20 and 21 below, respectively.

This opinion is delivered to you pursuant to Section 5.01(g)(i) of the Master Participation Agreement.

In rendering this opinion, we have assumed, to the extent relevant with respect to each of the Agreements, that (except as to the Borrower):

(a) the Agreements have been duly authorized by, have been executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(b) all signatories to the Agreements have been duly authorized;

(c) all of the parties to the Agreements are duly organized and validly existing and have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform the Agreements; and

----------
(23) Include only if required to be executed prior to rendering this opinion in accordance with the Master Participation Agreement.

(d) each Agreement which is governed by a law other that Peruvian law constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, pursuant to such applicable governing law.

In rendering this opinion, we also have assumed that, at the time of so doing, the officials which executed the Closing Opinion Peruvian Governmental Approvals were duly authorized and had the power and authority to execute the Closing Opinion Peruvian Governmental Approvals on behalf of the relevant Peruvian Governmental Authority.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. In addition, we have examined such corporate records, certificates and other documents of the Borrower, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

1. The Borrower is a sociedad anonima abierta listed on the Lima Stock Exchange, duly incorporated, validly existing and in good standing under the laws of Peru. The Borrower has all requisite power to own its property and to carry on the Business to the extent and as contemplated by the Agreements.

2. The Borrower has all requisite corporate power to execute and deliver, and to incur and perform its obligations under, each of the Agreements.

3. The execution and delivery by the Borrower, and the incurrence and performance by the Borrower, of its obligations under each of the Agreements have been duly authorized by all necessary corporate action on the part of the Borrower.

4. Each Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5. Under Peruvian conflict of laws principles, the stated choice of New York law to govern the Offshore Agreements (other than each of the Construction Agreements) and, if applicable, the Promissory Notes, and the stated choice of Arizona law to govern the Construction Agreements, will be honored by the courts of Peru, except for the limitations of (a) Article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy or good morals, (b) Article 2088 of the Peruvian Civil Code, under which the creation, content and extinction of security interests on tangible assets located in Peru is governed by Peruvian law, and (c) Article 2.1 of the Insolvency System General Act, Law No. 27809, under which any insolvency, bankruptcy, moratorium, fraudulent conveyance or transfer involving entities domiciled in Peru shall be ruled by Peruvian law.

6. No authorization, approval or consent, and no filing or registration with, any Governmental Authority of Peru (except as has already been obtained or accomplished and is in full force and effect) is required on the part of the Borrower for (a) the execution or delivery of, or for the incurrence or performance of any obligations under, any of the Agreements, (b) the payment in Dollars by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Senior Facility Loans Obligations, and
     (c) the granting by the Borrower of a first priority perfected Lien in favor of the Onshore Collateral Agent, for the benefit and on behalf of the Secured Parties, purported to be granted by or pursuant to the Security Agreements.

7. The execution and delivery by the Borrower of, the incurrence and performance thereby of its obligations under, and the consummation of the other transactions contemplated by, any of the Agreements do not and will not (a) violate any provision of the organizational documents of the Borrower, (b) violate or conflict with any applicable law, rule, regulation or decree of Peru, (c) violate or conflict with any treaty or other international agreement to which Peru is subject, or (d) except for the Liens created pursuant to the Security Agreements, result in the creation or imposition of any Lien upon any Project Property pursuant to the terms of any of the Agreements.

8. Each of the Agreements is in proper legal form for the enforcement thereof against the Borrower in the courts of Peru, as applicable. No registration, notarization or other formality (including, without limitation, payment of any stamp or similar tax) is required to be accomplished in Peru (except as has already been accomplished and is in full force and effect) for the legality, validity, enforceability or admissibility in evidence of any of the Agreements in Peru, as applicable.

     Please note that the admissibility in evidence of the Agreements before any Peruvian court requires such documents, if written in English or any language other than Spanish, to be officially translated into Spanish by a duly authorized public translator in Peru. Such translation may be done at the time that enforcement is sought.

9. The Borrower is subject to civil and commercial law with respect to its obligations under each of the Agreements, and the making and performance by it of such Agreements constitute private and commercial acts, rather than governmental or public acts. Neither the Borrower nor any of its properties, assets or revenues has any immunity from jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

10. The Security Agreements create a valid and fully perfected first priority Lien in favor of the Onshore Collateral Agent, for the benefit and on behalf of the Secured Parties, upon the properties and rights purported to be covered thereby as security for the obligations of the Borrower, superior in right to any other Lien (other than Permitted Liens), and enforceable in Peru against the Borrower in accordance with its terms and against any trustee in insolvency proceedings and any attaching creditor or third party (including a judgment creditor), as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally (and by the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally). No authorization, registration, filing, notarization, recordation or other formality in Peru (except as has already been obtained or accomplished and is in full force and effect) is required to be obtained or accomplished, and no fee, duty, or tax (except as has already been paid) is required to be paid, in each case for the continued perfection and priority of such Lien.

11. Under applicable law of Peru currently in effect, no stamp or other similar taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be imposed, assessed, levied or collected from the Borrower or the Senior Facility Lenders by Peru or any political subdivision or taxing Governmental Authority thereof or therein or on or in respect of any of the Agreements.

12. The submission by the Borrower to the non-exclusive jurisdiction of the Federal or State Court located in New York County in the City of New York, New York, and any appellate court from any thereof, with respect to matters arising under or in connection with any of the Offshore Agreements (other than each of the Construction Agreements) and, if applicable, the Promissory Notes, and the submission by the Borrower to the non-exclusive jurisdiction of the Federal or State Court located in the City of Phoenix, Arizona, and any appellate court from any thereof, with respect to matters arising under or in connection with any of the Construction Agreements, pursuant to which the Borrower has so submitted in each case, is valid and effective under the laws of Peru, except for the limitations of Article 2060 of the Peruvian Civil Code, under which such submission shall be denied if the controversy concerns matters subject to the exclusive jurisdiction of Peruvian courts (i.e., in rem rights related to real estate located in Peru, criminal offences in Peru or when the parties have expressly or implicitly submitted to

     Peruvian jurisdiction), or if such submission would constitute an abuse of law or would contravene Peruvian public policy.

     The Borrower is generally subject to suit in Peru, and its submission to the non-exclusive jurisdiction of the courts of the cities of Lima, Peru, and Arequipa, Peru, as applicable, with respect to matters arising under or in connection with any Agreement, is valid and effective.

13. A final, non-appealable judgment against the Borrower obtained in the jurisdiction agreed to under the Offshore Agreements would be recognized, conclusive and enforceable in the courts of Peru without re-examination on the merits; provided that the following conditions and requirements are met:

     (a) there is a treaty between Peru and the country in which such judgment has been rendered, and the provisions of such treaty shall apply;

     (b) in the absence of a treaty, the reciprocity rule is applicable (such reciprocity being presumed), under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law (i) judgments issued by Peruvian courts are not admissible in such foreign country, or (ii) judgments issued by Peruvian courts are subject to re-examination by such foreign competent court of the issues dealt therein;

     (c) in either (a) or (b), (i) such judgment does not resolve matters which are subject to exclusive jurisdiction of Peruvian courts, (ii) the foreign competent court issuing the judgment holds jurisdiction under the rules of international conflicts of law and general principles of international procedural jurisdiction, (iii) the defendant against whom the enforcement is sought has been summoned in accordance with the laws of the place in which the action was brought up and a reasonable time to appear before the foreign court as well as due procedural guarantees to defend the case were granted to the defendant, (iv) the foreign judgment has the authority of res judicata under the laws of such foreign jurisdiction, (v) there are no pending legal proceedings in Peru between the same parties which relate to the same matters, started prior to the filing of the complaint that concluded with such foreign judgment, (vi) such foreign judgment is not compatible with other foreign judgments which meet the admissibility and enforceability requirements established by Peruvian law which have been previously issued with respect to the same subject matter, and (vii) such foreign judgment is not contrary to public policy or good morals.

     As of this date, there is no treaty between Peru and the State of New York, the State of Arizona or the United States of America on the enforcement of foreign judgments. In addition, we have no reason to believe that any obligation under the Agreements would be contrary to Peruvian public policy and international treaties to which Peru is subject or generally accepted principles of international law.

     Assuming that the foreign final judgment complies with the standards set forth in this opinion, and in the absence of any condition referred to above which would render a foreign judgment unenforceable, the respective parties would be entitled to enforce such judgment in Peru by proceedings for the enforcement of a foreign final judgment under the laws of Peru.

14. The arbitration clause of each of the Master Participation Agreement, the Operator's Agreement, the SMM Concentrate Sales Agreement, the Concentrate Sales Agreement, the Cathodes Sales Agreement and each of the Construction Agreements is valid and binding to refer any dispute contemplated thereunder to arbitration, pursuant to and in accordance with the terms and conditions in each case set forth therein. If applicable, a final arbitral award rendered by the foreign arbitration tribunal designated in each case therein would be recognized and enforced by the courts of Peru in accordance with Article 2064 of the Peruvian Civil Code and the General Arbitration Act, Law No. 26572, subject to the conditions and limitations thereof.

15. The Senior Facility Lenders are not and will not be deemed resident, carrying on business, subject to taxation as such or subject to environmental liability in Peru solely by reason of the making of the Senior Facility Loans or enforcement in Peru of any of the Agreements to which they are a party.

16. There are no restrictions or requirements which limit the availability or transfer of foreign currency for the purpose of the performance by the Borrower of its obligations under the Agreements.

17. The obligations of the Borrower under (a) the Agreements rank and shall rank at least pari passu in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Borrower outstanding at any time, except obligations that are mandatorily preferred by law, and (b) the Master Participation Agreement and the Senior Facility Loan Agreements rank and shall rank senior to the obligations of the Borrower in respect of the Subordinated Loans. No Person holding indebtedness of the Borrower may obtain a preference or priority over the obligations of the Borrower under the Senior Facility Lenders Financing Documents solely by reason of the agreements or instruments evidencing such indebtedness being executed before a notary or any other Person, provided that we express no opinion with respect to the Transfer Restrictions Agreement to which the Borrower is not a party.

18. Assuming that CT Corporation has, under the laws of the State of New York, been duly appointed by the Borrower as its agent to receive service of process in the State of New York, service of process made on CT Corporation pursuant to such appointment will, under the laws of Peru, be considered served personally on the Borrower and satisfy the conditions of Peruvian law thereto.

19. The Core Mining Concessions and the mining concessions identified as Tiabaya 4 and Tiabaya 10 are in full force and effect in all material respects and the Borrower holds registered title thereto. There are no liens, security interests, charges or encumbrances of any nature with respect to the Core Mining Concessions and the mining concessions identified as Tiabaya 4 and Tiabaya 10 registered in the relevant registry.

20. The Environmental Impact Study for the Sulfide Project, approved by the General Directorate of Mining Environmental Affairs of the Ministry of Energy and Mines by means of Directorial Resolution No. 438-2004-MEM/DGAAM, dated September 27, 2004, is in full force and effect in all material respects.

21. The permit for the expansion and construction of the Beneficiation Concession in respect of the Sulfide Project by the Directorate of Mining Promotion of the Ministry of Energy and Mines, dated October 26, 2004, is in full force and effect in all material respects.

22. The SMCV Shares comprise all of the issued and outstanding shares of capital stock of the Borrower held by the Shareholders at the date hereof and consist of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock registered in CAVALI ICLV S.A. and/or the share registry of the Borrower, as applicable, as follows:

     [NUMBER OF SHARES AND APPROXIMATE PERCENTAGE OF OVERALL SHARES FOR EACH SHAREHOLDER]

In addition, with respect to the Share Pledge Agreement, dated __, among each of the Shareholders and the Onshore Collateral Agent (the "Share Pledge Agreement"), and subject to the assumption that each of CCMC and the Sumitomo Participant is duly incorporated, validly existing and in good standing under the laws of the country or state of its incorporation, that each of them has all requisite corporate power to execute and deliver the power of attorney to be represented in Peru in respect of the Share Pledge Agreement and the transactions thereunder and that the execution and delivery by each of them, and incurrence and performance by each of them, of the Share Pledge Agreement does not and will not (i) violate any provision of its respective organizational documents nor (ii) violate or conflict with any applicable law, rule, regulation or decree other than those of Peru, we are of the opinion that:

(A) Each of CCMC and the Sumitomo Participant has granted sufficient powers of attorney for the execution and delivery by each of them, and the incurrence and performance by each of them, of its obligations under the Share Pledge Agreement.

(B) The Share Pledge Agreement constitutes the legal, valid and binding obligation of each of CCMC and the Sumitomo Participant, enforceable against each of them in accordance with its terms.

(C) The Lien created under the Share Pledge Agreement in favor of the Onshore Collateral Agent, for the benefit and on behalf of the Secured Parties, in respect of the SMCV Shares pledged by each of CCMC and the Sumitomo Participant has been perfected and constitutes a valid and fully perfected first priority Lien in favor of the Onshore Collateral Agent, for the benefit and on behalf of the Secured Parties, upon such SMCV Shares, subject to no other equal or prior pledges, liens, security interests, rights of reversion, assignments or other encumbrances or rights of others whatsoever registered with CAVALI ICLV S.A. and/or the share registry of the Borrower, as applicable.

(D) The execution and delivery by the Shareholders of, the incurrence and performance thereby of its obligations under, and the consummation of the other transactions contemplated by, the Share Pledge Agreement do not and will not (i) violate any provision of the organizational documents of the Borrower, (ii) violate or conflict with any applicable law, rule, regulation or decree of Peru, or (iii) violate or conflict with any treaty or other international agreement to which Peru is subject.

(E) No authorization, approval or consent, and no filing or registration with, any Governmental Authority of Peru is required on the part of either of CCMC or the Sumitomo Participant for the execution or delivery of, or for the incurrence or performance of any obligations under, the Share Pledge Agreement.

(F) The Share Pledge Agreement is in proper legal form for the enforcement thereof against either of CCMC or the Sumitomo Participant in the courts of Peru, as applicable. No registration, notarization or other formality (including, without limitation, payment of any stamp or similar tax) is required to be accomplished in Peru for the legality, validity, enforceability or admissibility in evidence of the Share Pledge Agreement in Peru, as applicable.

(G) Under applicable law of Peru currently in effect, no stamp or other similar taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be imposed, assessed, levied or collected from CCMC, the Sumitomo Participant or the Senior Facility Lenders by Peru or any political subdivision or taxing Governmental Authority thereof or therein or on or in respect of the Share Pledge Agreement.

(H) The submission by each of CCMC and the Sumitomo Participant to the non-exclusive jurisdiction of the courts of the city of Lima, Peru, with respect to matters arising under or in connection with the Share Pledge Agreement is valid and effective.

We express no opinion with respect to the ability of the Borrower to create and perfect the industrial pledge referred to in Section 3.09(b)(ii) of the Master Security Agreement.

The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the law of any other jurisdiction. Our opinions set forth herein are based upon the facts in existence and laws in effect as of the date hereof and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

We provide this opinion to you in our capacity as Peruvian counsel to the Borrower and this opinion may not be relied for any purpose other than in connection with the transactions contemplated by the Agreements without, in each instance, our prior written consent.

                                        Very truly yours,

                                  Appendix I-2

                   Form of Opinion of Debevoise & Plimpton LLP

                                                                    APPENDIX I-2

                    [Letterhead of Debevoise & Plimpton LLP]

[Date of Closing or Initial Borrowing]

To Each of the Addressees
Listed on Schedule I Attached Hereto:

                              CERRO VERDE FINANCING

Ladies and Gentlemen:

     We have acted as special New York counsel to Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta (the "Borrower"), Phelps Dodge Corporation, a New York corporation ("PDC") and Cyprus Climax Metals Company (the "PD Participant"), in connection with the Master Participation Agreement, dated as of September __, 2005 (the "Master Participation Agreement"), among the Borrower, Japan Bank for International Cooperation ("JBIC"), Sumitomo Mitsui Banking Corporation ("SMBC"), The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M"), KfW, Calyon New York Branch(as Senior Facility Lender, Lead Arranger and Global coordinator) ("Calyon"), The Royal Bank of Scotland plc ("RBS"), The Bank of Nova Scotia ("Scotia"), Mizuho Corporate Bank, Ltd. ("Mizuho"), and Calyon (as Administrative Agent) (the "Administrative Agent") and the transactions contemplated thereby. [In this connection, although we have not acted as counsel for Compania de Minas BuenaVentura S.A.A. ("BVN"), we are also rendering, at the request of BVN, certain opinions concerning its involvement in the transactions contemplated by the Master Participation Agreement.](24)

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Schedule Z to the Master Security Agreement.

----------
(24) Should D&P not be able to include in its closing opinion the bracketed portions of this form of opinion, equivalent opinions will need to be delivered in form and substance satisfactory to the Majority Facility Lenders from a reputable law firm acceptable to the Majority Facility Lenders.

     In connection therewith, we have examined the following documents and agreements (collectively, the "Transaction Documents");

     (i) the Master Participation Agreement;

     (ii) the Master Security Agreement, dated as of September __, 2005 (the "Master Security Agreement"), among the Borrower, JBIC, SMBC, BOT-M, KfW, Calyon, RBS, Scotia, Mizuho, the Administrative Agent, Citibank N.A. (the "Offshore Collateral Agent") and Citibank Del Peru S.A. (the "Onshore Collateral Agent");

     (iii) the Completion Guarantee, dated as of September __, 2005 (the "Completion Guarantee"), among Sumitomo Metal Mining Co. Ltd ("SMM"), Sumitomo Corporation ("SC"), BVN, Phelps Dodge Corporation ("PDC"), JBIC, SMBC, BOT-M., KfW, Calyon, RBS, Scotia, Mizuho, and the Administrative Agent;

     (iv) the Transfer Restrictions Agreement, dated as of September __, 2005 (the "Transfer Restrictions Agreement"), among SMM Cerro Verde Netherlands, B.V. ("SMMBV"), BVN, PD Participant, SC, SMM, PDC, JBIC, SMBC, BOT-M, KfW, Calyon, RBS, Scotia, Mizuho and the Administrative Agent;

     (v) the KfW Loan Agreement, dated as of September __, 2005 (the "KfW Loan Agreement"), between the Borrower and KfW;

     (vi) the Commercial Banks Loan Agreement, dated as of September __, 2005 (the "Commercial Banks Loan Agreement"), among the Borrower, Calyon, RBS, Scotia, Mizuho and the Administrative Agent;

     (vii) the JBIC Loan Agreement, dated as of September __, 2005 (the "JBIC Loan Agreement"), between the Borrower, JBIC and SMBC;

     (viii) the PD Concentrate Sales Agreement, dated as of September __, 2005 (the "PD Concentrate Sales Agreement"), between Phelps Dodge Sales Company Incorporated (the "PD Buyer") and the Borrower;

     (ix) the PD Cathodes Sales Agreement, dated as of September __, 2005 (the "PD Cathodes Sales Agreement" and, together with the PD Concentrate Sales Agreement, the "PD Offtake Agreements"), between the PD Buyer and the Borrower;

     (x) the Parent Company Guarantee, dated as of September __, 2005 (the "PD Offtake Guarantee"), between PDC and the Borrower with respect to the obligations of the PD Buyer under the PD Offtake Agreements;

     (xi) the Operator's Agreement, dated as of June 1, 2005 (the "Operator's Agreement") between the Borrower and Minera Phelps Dodge del Peru S.A.C. (the "Operator");

     (xii) the Consent and Agreement, dated as of September __, 2005 (the "Operator Consent"), between Operator and the Offshore Collateral Agent;

     (xiii) the Parent Company Guarantee, dated as of September __, 2005 (the "PD Operator Guarantee"), between PDC and the Borrower with respect to the obligations of the Operator under the Operator's Agreement;

     (xiv) The Share Pledge Agreement, dated as of __, 2005 (the Share Pledge Agreement"), among SMMBV, BVN, the PD Participant and the Onshore Collateral Agent; and

     (xv) the Consent and Agreement, dated as of September __, 2005 (the "Shareholder Consent"), among SMMBV, SMM, SC, Summit Global Management II B.V., BVN, the PD Participant, PDC and the Offshore Collateral Agent.

     We refer herein to (i) the Master Participation Agreement, the Master Security Agreement, the KfW Loan Agreement, the JBIC Loan Agreement, the Commercial Banks Loan Agreement, the PD Concentrate Sales Agreement, the PD Cathodes Sales Agreement and the Operator's Agreement as the "Borrower Transaction Documents", (ii) the Completion Guarantee, the Transfer Restrictions Agreement, the PD Offtake Guarantee, the PD Operator Guarantee and the Shareholder Consent as the "PD Transaction Documents", (iii) the Transfer Restrictions Agreement, the Shareholder Consent and the Share Pledge as the "PD Participant Transaction Documents", (iv) the Transfer Restrictions Agreement and the Shareholder Consent as the "PD Participant New York Transaction Documents",
(v) the Operator's Agreement and the Operator Consent as the "Operator Transaction Documents", (vi) the PD Concentrate Sales Agreement and the PD Cathodes Sales Agreement as the "PD Buyer Transaction Documents" and (vii) the Completion Guarantee, the Transfer Restrictions Agreement and the Shareholder Consent as the "BVN Transaction Documents."

     We have also examined and relied on such corporate documents and records of the PD Parties [and BVN] and such other instruments and certificates of public officials, officers and representatives of the PD Parties [and BVN] and other Persons and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. With respect to all Peruvian law matters that relate to the Borrower and the Operator, we have, with your permission, assumed the accuracy of and relied upon, respectively, the opinions of Estudio Rodrigo, Elias & Medrano Abogados, special Peruvian counsel to the Borrower and the opinions of Estudio Rodrigo, Elias & Medrano Abogados, special Peruvian counsel to the Operator, and have made no other investigation of any corporate records, certificates or other documents relating to either the Borrower or the Operator. [With respect to all Peruvian law matters that relate to BVN, we have, with your permission, assumed the accuracy of and relied upon the opinions of Estudio Aurelio Garcia Sayan Abogados, special Peruvian counsel to BVN, and have made no other investigation of any corporate records, certificates or other documents relating to BVN.]

     Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

     1. (a) PDC is validly existing and in good standing under the laws of the State of New York.

     (b) The PD Participant is validly existing and in good standing under the laws of the State of Delaware.

     (c) The PD Buyer is validly existing and in good standing under the laws of the State of Delaware.

     2. (a) PDC has the corporate power and authority to execute, deliver and perform its obligations under the PD Transaction Documents.

     (a) The PD Participant has the corporate power and authority to execute, deliver and perform its obligations under the PD Participant Transaction Documents.

     (b) The PD Buyer has the corporate power and authority to execute, deliver and perform its obligations under the PD Buyer Transaction Documents.

     3. (a) PDC has taken all necessary corporate action to authorize its execution and delivery of and performance of its obligations under the PD Transaction Documents.

     (b) The PD Participant has taken all necessary corporate action to authorize its execution and delivery of and performance of its obligations under the PD Participant Transaction Documents.

     (c) The PD Buyer has taken all necessary corporate action to authorize its execution and delivery of and performance of its obligations under the PD Buyer Transaction Documents.

     4. (a) Each of the Borrower Transaction Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     (b) Each of the PD Transaction Documents constitutes the valid and binding obligation of PDC, enforceable against PDC in accordance with its terms.

     (c) Each of the PD Participant New York Transaction Documents constitutes the valid and binding obligation of the PD Participant, enforceable against the PD Participant in accordance with its terms.

     (d) Each of the Operator Transaction Documents constitutes the valid and binding obligation of the Operator, enforceable against the Operator in accordance with its terms.

     (e) Each of the PD Buyer Transaction Documents constitutes the valid and binding obligation of the PD Buyer, enforceable against the PD Buyer in accordance with its terms.

     (f) [Each of the BVN Transaction Documents constitutes the valid and binding obligation of BVN, enforceable against BVN in accordance with its terms.]

     5. The Master Security Agreement is effective to create a valid security interest in favor of the Offshore Collateral Agent, for the benefit of the Senior Facility Lenders, as security for the Senior Facility Loan Obligations in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 (the "Article 9 Collateral") of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the "UCC") to the extent the UCC is applicable to the creation of such security interest.

                                      * * *

     In rendering the foregoing opinion, we have assumed that: (i) (a) the Transaction Documents have been duly authorized, executed and delivered by the respective parties thereto other than PDC, PD Participant and PD Buyer, (b) each party to each Transaction Document has been duly organized and, other than PDC, PD Participant and PD Buyer, is an existing legal entity in good standing under the laws of its jurisdiction of organization and (c) each of the Transaction Documents is in consideration for, or relates to, an obligation arising out of a transaction covering in the aggregate not less than US$1,000,000 and (ii) all copies of documents reviewed by us are in conformity with the originals thereof, and that there have been no amendments to such originals, and that any signatures thereon are genuine and affixed by persons with authority to do so.

     Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality, (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy and (v) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors. In addition, applicable laws and interpretations may affect the validity or enforceability of certain provisions of the Transaction Documents, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein).

     We express no opinion as to (A) the perfection of any security interest created under any of the Transaction Documents and (B) the creation, validity or perfection of any security interest, or the validity, binding effect or enforceability of any Transaction Document, to the extent that such Transaction Document grants or purports to grant (i) a security interest (a) that is not governed by the UCC (including but not limited to any such security interest with respect to (X) copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses or (Y) insurance policies), (b) in commercial tort claims, letter-of-credit rights, fixtures, cooperative interests, farm products, as-extracted collateral or timber to be cut, (ii) in any property the terms of or governing which void or prohibit, or are violated by, the granting of such security interest or (iv) in any claim against the United States, (iii) a mortgage or other interest in real property, or (c) an agricultural lien.

     Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Transaction Document that purports to (i) prohibit any Person from transferring its respective rights in the collateral described in the Transaction Documents or any proceeds thereof, as contemplated by Section 9-401 of the UCC, (ii) permit the Onshore Collateral Agent or the Offshore Collateral Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Transaction Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral, (iii) waive, release or vary any defense, right or privilege of, or any duties owing to, any Person to the extent that such waiver, release or variation may be limited by Section 1-102(3), 9-602 or 9-603 of the UCC or other provisions of applicable law, (iv) grant a right to collect any amount that a court determines to constitute post-judgment interest, or a penalty or forfeiture, (v) grant any right of set-off with respect to any contingent or unmatured obligation, or to permit any Person purchasing a participation from a Lender to exercise set-off rights with respect to such participation, (vi) maintain or impose any obligation to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency, (vii) constitute a waiver of inconvenient forum or improper venue, (viii) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (ix) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies, or (x) provide that the parties to any Transaction Document shall engage in negotiations to replace any illegal, prohibited or unenforceable provision. In addition, the enforceability of any provision in any Transaction Document to the effect that (i) the terms thereof may not be waived or modified except in writing,

(ii) the express terms thereof supersede any inconsistent course of performance or usage of trade or (iii) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. We wish to call to your attention that the enforceability of waivers of immunity is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

     Our opinions set forth in paragraph 5 above are limited to Articles 8 and 9 of the UCC and therefore do not address (i) laws of jurisdictions other than New York, (ii) laws of New York other than Articles 8 and 9 of the UCC or (iii) collateral of a type not subject to Article 9 of the UCC. We express no opinion as to what law governs perfection of any security interest granted by the Transaction Documents. We have assumed with your permission that (i) none of the Secured Parties has waived, subordinated or agreed with any third party to any modification of the perfection or priority of any security interest granted by the Transaction Documents, (ii) the Borrower has sufficient rights in the collateral described in the Transaction Documents for the security interests granted thereby to attach. We express no opinion as to the title or any other interest of the Borrower in or to any of the collateral described in the Transaction Documents. No security interest will exist with respect to after-acquired property of the Borrower until the Borrower has rights therein within the meaning of Section 9-203 of the UCC.

     We express no opinion as to the validity, perfection or priority of such security interests: (i) with respect to collateral sold, exchanged or otherwise disposed of by the Borrower; (ii) to the extent such security interests may be affected by (x) Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (y) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference; (iii) with respect to proceeds, to the extent of limitations under Section 9-315 of the UCC on the perfection of a security interest in proceeds; (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name so as to make the relevant financing statements seriously misleading, unless amendments to such financing statements indicating the new name of such party are properly filed before the expiration of such four months; (v) as to any collateral acquired by any Person following any change in the jurisdiction of organization (within the meaning of Section 9-102(a)(50) of the UCC) of the Borrower unless a new financing statement is properly filed in the applicable new jurisdiction within the time specified in
Section 9-316 of the UCC; (vi) as to any property subject to a statute, regulation or treaty of the United States, whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the UCC; (vii) as to any goods that are an accession to, or commingled or processed with, other goods, to the extent limited by Section 9-335 or 9-

336 of the UCC; or (viii) as to goods of any kind, such as motor vehicles, subject to certificate of title statutes.

     We call to your attention that (A) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto, (B) Section 8-107 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Transaction Documents not registered in the name of or issued to the Agent and not originally issued in bearer form, (C) under certain circumstances
Section 9-408 of the UCC limits the enforcement of security interests in promissory notes, health-care-insurance receivables and general intangibles and
(D) the perfection of the security interests granted by the Transaction Documents may be limited by (i) rights under Article 2 of the UCC of a seller of goods as to which the debtor does not yet have possession, (ii) the right of reservation of a seller of goods under Section 2-505 of the UCC, (iii) the right of reclamation of a seller of goods on credit under Section 2-702 of the UCC,
(iv) rights of buyers and lessees in the ordinary course to take goods free of such security interests to the extent provided in Sections 9-320 and 9-321 of the UCC, (v) rights of licensees in the ordinary course of business to license general intangibles free of such security interest to the extent provided in
Section 9-321 of the UCC and (vi) rights of a purchaser of chattel paper and instruments to claim priority over such security interests to the extent provided in Section 9-330 of the UCC.

     We express no opinion as to the priority of the security interests purported to be created by the Transaction Documents. Without limiting the foregoing, we express no opinion as to the priority of any security interest (i) as against any claims or liens in favor of the United States or any state thereof, or any federal or state agency, instrumentality or political subdivision, including but not limited to liens for payment of federal, state or local taxes that are given priority by operation of law, liens under Title IV of the Employee Retirement Security Act of 1974, as amended, or claims arising under 31 U.S.C. Section 3713, (ii) as against any rights of a person in possession of proceeds consisting of money or "instruments" (as defined in Section 9-102(a)(47) of the UCC), (iii) as against liens under Section 4-208 of the UCC, relating to security interests of a collecting bank, (iv) as against liens granted under Section 364(d) of the United States Bankruptcy Code, relating to liens granted by a court after the commencement of a case or (v) that has been perfected by "control" under Sections 8-106, 9-104, 9-105, 9-106 or 9-107 of the UCC, as against any other security interest in the same property that has also been perfected by "control."

     Without limiting the foregoing, we express no opinion as to: (i) any provisions in the Transaction Documents which are too vague to have a clear remedy, such as obligations to consult, discuss, coordinate or negotiate with respect to specified matters or any provisions in the Transaction Documents which constitute an agreement to agree in the future; (ii) any provision in the PD Offtake Agreements setting forth specifications for products, forecasting and sampling procedures, pricing formulae and any other similar provisions, including any provision in the exhibits to such agreements; and (iii) any provision for payment of damages to the extent such provision would be considered void as a penalty or not reasonable in light of the anticipated or actual harm caused by the breach, the difficulties of proof of loss and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America, in each case that in our experience are generally applicable to transactions of this type. In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Borrower or of any other party to or beneficiary of any of the Transaction Documents, or (c) whether the choice of the law of the State of New York as the governing law in any Transaction Document would be given effect by any court or governmental authority other than a New York State court. We have assumed, with your permission, that the execution and delivery of each of the Transaction Documents by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under, and that no such party has entered therein with the intent of avoiding or a view to violating, applicable law (other than the laws of the State of New York and Federal laws of the United States of America). In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that limits the rate of interest that such Lender may charge or collect.

     The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person.

     This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

     Very truly yours,

Schedule I

                                   ADDRESSEES

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.
KfW
Calyon
The Royal Bank of Scotland Plc
Scotia Capital
Mizuho Corporate Bank, Ltd.

                                  Appendix I-3

                Form of Opinion of Estudio Luis Echecopar Garcia,
             Special Peruvian Counsel to the Senior Facility Lenders

                                                                    APPENDIX I-3

                     [FORM OF OPINION OF ESTUDIO ECHECOPAR]

                                                      Lima, [Closing Date], 2005

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi
KfW
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
CALYON New York Branch, for itself and as Administrative Agent

          Re: Sociedad Minera Cerro Verde S.A.A.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(g)(iii) of the Master Participation Agreement dated as of September 30, 2005 (as amended from time to time, the "Master Participation Agreement" or "MPA") among Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru (the "Borrower"), Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank Ltd. and CALYON New York Branch, in its individual capacity and as Administrative Agent for the Senior Facility Lenders. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in Schedule Z of the Master Security Agreement as defined in the MPA). For purposes of this opinion, the term "Obligor" shall mean, collectively, the Borrower, the Parent Companies, the Shareholders and the Operator.

     We have acted as special Peruvian counsel to the Senior Facility Lenders in connection with the preparation, execution and delivery of, and the initial Senior Facility Loans made under, the Master Participation Agreement and the other Financing Documents to which the Borrower or any Senior Facility Lender is a party.

     In rendering the opinions below, we have examined originals or copies certified to our satisfaction of the following agreements and documents (collectively, as amended, supplemented or modified, the "Transaction Documents"):

          (a)  Master Participation Agreement;

          (b)  Master Security Agreement;

          (c)  Completion Guarantee;

          (d)  JBIC Loan Agreement;

          (e)  JBIC Loan Funding Agreement;

          (f)  JBIC Political Risk Guarantee;

          (g)  KfW Loan Agreement;

          (h)  Commercial Banks Loan Agreement;

          (i)  Transfer Restrictions Agreement;

          (j) Each Promissory Note to which the Borrower is a party on the date hereof;

          (k)  Construction Agreement;

          (l)  Engineering Agreement;

          (m)  Operator's Agreement;

          (n) Each of PDC Guarantee and the Parent Company Guarantee, dated as of September 30, 2005, between Phelps Dodge Corporation and the Borrower;

          (o) SMM Concentrate Sales Agreement and Amendment No. 1 thereto dated as of [September 30, 2005];

          (p)  PD Concentrate Sales Agreement;

          (q)  PD Cathodes Sales Agreement;

          (r) Power Supply Agreement (110 MW), dated December 31, 2004, between the Borrower and ElectroPeru S.A. ("Power Supply I Agreement");

          (s) Power Supply Agreement (46 MW), dated December 31, 2004, between the Borrower and ElectroPeru S.A. ("Power Supply II Agreement");

          (t) Power Supply Agreement, dated December 29, 2004, between the Borrower and Empresa de Generacion Electrica de Arequipa S.A. ("Power Supply III Agreement");

          (u)  Port Services Agreement;

          (v) Transportation Agreement (Contrato de Manipuleo, Carga y Transporte Bi-modal de Concentrado), dated as of June 11, 2005, between the Borrower and Peru Rail S.A. (the "Peru Rail Agreement");

          (w) Transportation Agreement (Contrato de Servicios de Transporte de Catodos de Cobre, Mercaderias y Acido Sulfurico), dated as of June 2, 2003, between the Borrower and Transaltisa S.A. (as amended pursuant to the Primera Clausula Adicional al Contrato de Servicios de Transporte, dated as of August 6, 2004, by and between the Borrower and Transaltisa S.A.) (the "Transaltisa Agreement");

          (x)  each of the following Onshore Security Documents:

               (i) Mining Mortgage (hipoteca minera) over all Core Mining Concessions and the mining concessions identified as Tiabaya 4 and Tiabaya 10 (the "Material Concessions"), owned or to be owned by the Borrower;

               (ii) Mining Pledge (prenda minera) of all equipment, machinery and movable assets owned or to be owned by the Borrower in accordance with Section 3.01 of the Master Security Agreement;

               (iii) Floating Mining Pledge (prenda minera flotante) of (x) all minerals extracted from the Core Mining Concessions and (y) all Cathode and Concentrate in inventory extracted from the Core Mining Concessions;

               (iv) Master Conditional Assignment of Rights (cesion condicionada de derechos) of all of the Borrower's credit rights under the Domestic Sales Agreements;

               (v) Contrato de Cuenta Escrow among Banco de Credito del Peru, as escrow agent, the Borrower and the Onshore Collateral Agent;

               (vi) Contrato de Cuenta Escrow among Citibank del Peru S.A., as escrow agent, the Borrower and the Onshore Collateral Agent;

               (vii) Share Pledge Agreement;

               (viii) The form of Industrial Pledge (prenda industrial) of all non-mining equipment, machinery and movable non-mining assets (if any) to be owned by the Borrower in accordance with Section 3.09(b)(ii) of the Master Security Agreement; and

               (ix) The form of Real Estate Mortgage (hipoteca civil) of all non-mining real estate (if any) to be owned by the Borrower in accordance with Section 3.09(b)(i) of the Master Security Agreement.

          (y)  the Consents to Assignment for each of the following documents:

               (i)  Power Supply I Agreement;

               (ii) Power Supply II Agreement;

               (iii) Power Supply III Agreement;

               (iv) Peru Rail Agreement;

               (v)  Transaltisa Agreement;

               (vi) Port Services Agreement;

               (vii) Operator's Agreement;

               (viii) Construction Agreements; and

               (ix) Shareholders Agreement.

          The agreements and documents referred to in clauses (a) through (q), are referred to herein collectively as the "U.S. Transaction Documents". The agreements and documents referred to in clauses (r) through (y), are referred to herein collectively as the "Peruvian Transaction Documents". The agreements and documents referred to in clauses (k) and (l) are referred to herein collectively as the "Arizona Transaction Documents".

     In addition, we have examined such certificates of officers of the Obligors, certificates and records of governmental officials, corporate records and other documents, approvals and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Obligors, and upon representations made in or pursuant to the Transaction Documents.

     In rendering the opinions expressed below, we have assumed (without investigation on our part), with respect to all of the documents referred to in this opinion letter, that, except to the extent set forth in the opinions expressed below, as to all parties except the Borrower:

          (a) such documents have been duly authorized by, and, except as to the Obligors, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (b)  all signatories to such documents have been duly authorized; and

          (c) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

     Based upon and subject to the foregoing and to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

     1. The Borrower is a sociedad anonima abierta listed on the Lima Stock Exchange, duly incorporated and validly existing under the laws of the Republic of Peru. The Borrower has all requisite power to own its property and to carry on the Business to the extent and as contemplated by the Transaction Documents.

     2. The Borrower has full power and authority to enter into each of the Transaction Documents in which it is named a party, and has full power and authority to incur the obligations, to grant to the Senior Facility Lenders, the Administrative Agent and the Collateral Agents, as security for the Senior Facility Loans Obligations, the security interests in the Collateral purported to be granted by it in or pursuant to the Master Security Agreement and the Onshore Security Documents and to incur and perform the obligations provided for in the Transaction Documents in which it is named as a party.

     3. Each Transaction Document in which the Borrower has been named as a party has been duly executed and delivered by the Borrower, and constitutes the legal valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms therein.

     4. Each Transaction Document to which the Borrower is named as a party has been duly authorized by all requisite action (including by resolution of the Board of Directors [and Shareholders' Meeting] of the Borrower adopted on [ ]). Each Peruvian Transaction Document constitutes the legal, valid and binding obligation of the Obligor party thereto, enforceable against such Obligor in accordance with its terms, except (i) that Peruvian courts will disregard the waiver of protest and (ii) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally. Each promissory note when duly executed and delivered by the Borrower for value in the form annexed to the applicable Senior Facility Loan Agreement, will constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally.

     5. The choice of the law of the State of New York to govern the interpretation of each New York Transaction Document or the law of the State of Arizona to govern the interpretation of each Arizona Transaction Document would be upheld as a valid choice of law in any action on the document brought to the courts of Peru, except where the application of said laws are incompatible with international public order or good customs.

     6. (a) All authorizations, approvals and consents from, and registrations, filings and recordations by or with, governmental authorities in Peru or any political subdivision thereof which are necessary for:

          (i) the execution, delivery and performance by the Borrower of each of the Financing Documents to which it is a party, the incurrence by the Borrower of the Senior Facility Loans Obligations, (ii) the payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Senior Facility Loans Obligations, (iii) the granting by the Borrower to the Secured Parties, the Administrative Agent or the Collateral Agents, as the case may be, of the security interests in the Collateral purported to be granted by or pursuant to the Master Security Agreement and the Onshore Security Documents and (iv) the performance by the Borrower of its other obligations under the Financing Documents, and

          (ii) the execution, delivery and performance by each Obligor, other than the Borrower, of each of the Peruvian Transaction Documents to which it is a party, have been obtained or made and are in full force and effect.

     (b) With respect to the Master Participation Agreement and the other Financing Documents, no registration or approval of the financial terms of the Senior Facility Loans Obligations to be incurred thereunder is required and no action in Peru is required in respect of the ability of the Borrower to obtain Dollars when and as necessary to pay the Senior Facility Loans Obligations when due or the creation and maintenance of the Collateral as contemplated by the Master Security Agreement and the Onshore Security Documents.

     (c) All filings, registrations and recordations by or with governmental authorities in Peru or any political subdivision thereof that are necessary or advisable with respect to (i) the validity or enforceability in Peru of the obligations of the Borrower or the rights and remedies of any Senior Facility Lender, under any of the Peruvian Transaction Documents to which they are party, or (ii) the admissibility in evidence in a court in Peru of any of the Transaction Documents, have been made.

     (d) Directorial Resolution No. 438-2004 dated September 27, 2004 which approves the Enviromental Impact Study; Directorial Resolution No. 1027-2004 dated October 26, 2004 which approves the Beneficiation Concession Expansion and Construction; and Supreme Decree No. 003-2004-AG dated January 28, 2004 that reserves water rights in favor of the Borrower are in full force and effect.

     7. No income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in Peru currently in effect, imposed, assessed or levied upon or collected from the Borrower by Peru or any political subdivision or taxing authority thereof or therein or on or in respect of the Financing Documents, the Senior Loans made thereunder or the Promissory Notes or any payments of principal, interest or commissions under any thereof, except for (a) the 4.99% withholding tax currently imposed by Peruvian tax legislation which 4.99% withholding tax rate will be applied so long as (i) the interest rate borne by the Senior Loans does not exceed Libor plus 7% or Prime plus 6%, (ii) there is no economic linkage between the Borrower and the Senior Lender to whom such interest is paid and
(iii) the proceeds, if in cash, of the Senior Loans are received in Peru by the Borrower and (b) the 19% VAT imposed on interest paid to non-banking or non-financial or non-credit institutions. Any portion of the interest rates applying to the Senior Loans that exceed the rates specified in clause (i) above will be subject to taxation at a 30% withholding tax rate. If the conditions specified in clauses (ii) or (iii) above are not satisfied, interest on the relevant Senior Loans will be subject to taxation at a 30% withholding tax rate. For this purpose, all expenses and commissions, premiums and any other sum payable in addition to interest agreed upon, paid to the foreign beneficiary, will also be considered as interest.

     8. The execution and delivery by the Borrower of, the performance and incurrence by the Borrower of its obligations and liabilities under, and the consummation by the Borrower of the other relevant transactions contemplated by the Transaction Documents to which the Borrower is a party, do not and will not
(a) violate any provision of the charter or by-laws of the Borrower, (b) violate any provision of the Peruvian Corporation Law, (c) violate or conflict with any and applicable treaty, law, rule or regulation of Peru or any political subdivision thereof, (d) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to the Borrower of which we have knowledge (after due inquiry) or (e) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument, of which we have knowledge (after due inquiry) to which the Borrower is a party or by which the Borrower is bound or to which it is subject, or (except for the Permitted Liens created pursuant to the Master Participation Agreement and the Onshore Security Documents) result in the creation or imposition of any lien upon any property of the Borrower pursuant to the terms of any such agreement or instrument.

     9. The execution and delivery by the Operator, each Parent Company and each Shareholder of, the performance and incurrence by such Obligor of its obligations and liabilities under, and the consummation by such Obligor of the other transactions contemplated by the Peruvian Transaction Documents to which such Obligor is a party do not and will not violate any applicable treaty, law, rule or regulation of Peru or any political subdivision thereof.

     10. To our knowledge (after due inquiry), (a) there are no actions, suits or legal or arbitral proceeding, or any proceedings or investigation, at law or equity, by or before any Peruvian governmental or regulatory authority or agency, now pending, or threatened against or affecting the Borrower or any of its properties, or any existing default by the Borrower under any applicable order, writ, injunction or decree of any Peruvian governmental or regulatory authority to be applicable to the Borrower, other than as disclosed in writing to the Senior Facility Lenders on or prior to the date hereof and (b) there are no competing existing claims to the Material Concessions reported in El Peruano within the twelve month period immediately preceding the date of this Opinion or registered in the Book of Mining Rights of the Public Records Office.

     11. The SMCV Shares comprise all of the issued and outstanding shares of capital stock of the Borrower held by or on behalf of the Shareholders as of the date hereof and consist of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock held as follows: [DESCRIBE TYPE & NUMBER OF SHARES FOR EACH SHAREHOLDER.] The SMCV Shares have been duly and validly issued and are fully paid and non assessable and are duly registered in CAVALI ICLV S.A. and/or the share registry of the Borrower, as applicable, in the name of the Shareholders.

     12. (a) The Borrower has good and valid title to the real and personal property and water rights informed by the Borrower to be owned by it. There are no liens, security interests, charges or encumbrances of any nature registered in the relevant registry, and to the best of our knowledge (after due inquiry) no averse or competing claims, against said properties of the Borrower except Permitted Liens and any action, suit or proceeding referred to in paragraph 10 hereinabove.

     (b) Each of the Material Concessions is validly granted to and owned by the Borrower, is duly registered in the name of the Borrower, and is subject to no defects, irregularities, easements, restrictions on use, liens or encumbrances (other than Permitted Liens created pursuant to the Master Participation Agreement and the Onshore Security Documents) or rights of others. Currently, no Person other than the Borrower and the Onshore Collateral Agent has any right, title or interest, in, to or under the Material Concessions.

     13. The obligations of the Borrower to the Senior Lenders under the Master Participation Agreement, Promissory Notes and other Transaction Documents will at all times rank in right of payment (a) pari passu with or senior to all other obligations of the Borrower, except for claims in Peru for employee benefits and social security contributions and (b) senior to the obligations of the Borrower in respect of the Subordinated Loans. No Person holding indebtedness of the Borrower may obtain a preference or priority over the obligations of the Borrower under the Transaction Documents solely by reason of the agreements or instruments evidencing such indebtedness being executed before a notary or any other Person.

     14. Each of the Onshore Security Documents to which the Borrower is a party purported to create a garantia real pursuant to the laws of Peru creates in Peru a valid and fully perfected first and prior security interest in and lien upon the properties, rights and revenues purported to be covered thereby as security for the Senior Loans Obligations, subject to no other equal or prior mortgages, pledges, liens, security interests, rights of reversion, assignments or other encumbrances or rights of others whatsoever, enforceable in Peru against the Borrower and except for claims in Peru for employee benefits and social security contributions against any trustee, receiver or intervenor in bankruptcy, any attaching creditor and all other third parties, in accordance with its terms; and no further authorization, registration, filing, notarization, recordation or other formality in Peru is required to be obtained or accomplished, and no fee, duty or tax is required to be paid, for the maintenance, preservation and continued perfection and priority of such security interests and liens.

     15. The Share Pledge Agreement in respect of SMCV Shares creates in Peru a valid and fully perfected first rank security interest in and lien upon the SMCV Shares as security for the Senior Facility Loans Obligations, subject to no other equal or prior mortgages, pledges, liens, security interests, rights of reversion, assignments or other encumbrances or rights of others whatsoever, enforceable in Peru against the Shareholder party thereto and against any trustee, receiver or intervenor in bankruptcy, any attaching creditor and all other third parties, in accordance with its terms; and no further authorization, registration, filing, notarization, recordation or other formality in Peru is required to be obtained or accomplished, and no fee, duty or tax is required to be paid, for the maintenance, preservation and continued perfection and priority of such security interests and liens.

     16. The Borrower is subject to civil and commercial law with respect to its obligations under each of the Transaction Documents, and the making and performance by it of such Transaction Documents constitute private and commercial acts, rather than governmental or public acts. Neither of the Borrower nor any Obligor nor any of their respective assets, properties or revenues, has in Peru any immunity from jurisdiction of any court or from any legal process in Peru (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

     17. Each of the Transaction Documents is in proper legal form for the effectiveness and enforcement thereof in the courts of Peru, except that an official translation to Spanish of each Transaction Document which is not executed in the Spanish language would be required for purposes of enforcement proceedings in Peru.

     18. (a) The submission by the Borrower to the non-exclusive jurisdiction of any Federal or State Court located in the Borough of Manhattan, The City of New York, with respect to matters arising under or in connection with any Transaction Document (other than the Peruvian Transaction Documents) is valid and effective under the laws of Peru. The submission by the Borrower to the non-exclusive jurisdiction of any court located in the City of Phoenix, State of Arizona with respect to matters arising under or in connection with any Transaction Documents (other than the New York Transaction Document and the Peruvian Transaction Documents) is valid and effective under the laws of Peru.

     (b) The Borrower is generally subject to suit in Peru, and its submission to the non-exclusive jurisdiction of the courts of the city of Lima, Peru, with respect to matters arising under or in connection with any Transaction Document, is valid and effective.

     (c) A final judgment against the Borrower for the payment of money obtained in any such court in the State of New York pursuant to service of process on an agent of the Borrower in the manner specified in the Master Participation Agreement (other than the Onshore Security Documents) providing for such service of process would be recognized, conclusive and enforceable in the courts of Peru without reconsideration on the merits provided that: (i) there is in effect a treaty between the country where said foreign court sits and the Republic of Peru regarding the recognition and enforcement of foreign judgments or, in the absence of such treaty and (ii) the following requirements are met:

               (A) the judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts;

               (B) such court had jurisdiction under its own conflicts of law rules and under general principles of international procedural jurisdiction;

               (C) the defendant was served in accordance with the laws of the place where the procedure took place, was granted a reasonable opportunity to appear before such foreign court, and was guaranteed due process rights;

               (D) the judgment has the status of res judicata in the jurisdiction of the court rendering such judgment;

               (E) there is no pending litigation in Peru between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment;

               (F) the judgment is not incompatible with another judgment which fulfills the requirements of recognition and enforceability established by Peruvian law which was rendered first;

               (G) the judgment is not contrary to public order or good morals; and

               (H) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof.

     We have no reason to believe that any obligation under the Transaction Documents would be contrary to Peruvian public policy and international treaties binding upon Peru or generally accepted principles of international law.

     Assuming such a foreign final judgment complied with the standards set forth in this paragraph 18(c), and in the absence of any condition referred to above which would render a foreign judgment unenforceable, the Secured Parties would be entitled to enforce such judgment in Peru by proceedings for the enforcement of a foreign final judgment under the laws of Peru.

     19. The subordination terms set out in Exhibit A to the Completion Guarantee are enforceable in Peru.

     20. Under the law of Peru, a foreign corporation is not required solely as a lender holding Indebtedness, or liens under any security agreement covering personal property, to procure a certificate of authority to transact business or otherwise qualify to do business in Peru. As such, none of the Secured Parties nor the Administrative Agent, solely by reason of the making of the extensions of credit contemplated by the Financing Documents or the execution and delivery by the Borrower or the Obligors of the Financing Documents, will (a) be required to qualify to do business in Peru or to comply with the requirements of any foreign registration or qualification law of Peru, (b) be subject to taxation by Peru or any political subdivision of Peru or (c) be required, preceding enforcement of the Financing Documents, to make any filing with any court or other judicial or administrative body in or of Peru in order to carry out any of the transactions contemplated by the Financing Documents.

     21. Pursuant to Legislative Resolution No. 24810, Peru has ratified, and has enacted all legislation necessary under the laws of Peru to implement the Convention on the Recognition and Enforcement of Foreign Arbitral, adopted in June 10th, 1958 in New York. We are not aware of any public policy of Peru that would prevent the recognition and enforcement of any arbitral award rendered pursuant to the Master Participation Agreement, Master Security Agreement or any other Financing Document. The arbitration provisions in Section 12.17 of the Master Participation Agreement and Section 9.16 of the Completion Guarantee are valid and binding to refer any dispute contemplated thereunder to arbitration, pursuant to and in accordance with the terms and conditions set forth in such Sections.

     22. The Senior Facility Lenders are not and will not be deemed resident, carrying on business, subject to taxation as such or subject to environmental liability in Peru solely by reason of the making of the Senior Facility Loans or enforcement in Peru of any of the Transaction Documents to which they are a party.

     23. There are no restrictions or requirements which limit the availability or transfer of foreign currency for the purpose of the performance by the Borrower of its obligations under the Transaction Documents.

     24. Under the laws of Peru, the perfection of non-possessory security interests over the Proceeds Account or the rights of the Borrower under the SMM Concentrate Sales Agreement, the PD Concentrate Sales Agreement, the PD Cathode Sales Agreement, the Construction Agreements, the Operator's Agreement and the Shareholders Agreement, do not require filing, recording or registration as a condition or result of such security interest being created.

     The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the laws of any other jurisdiction. Unless otherwise indicated, our opinions are based upon the facts in existence and the laws in effect as of the date hereof and we disclaim any obligation to update our opinions with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

     At the request of our clients, this opinion letter is provided to you by us in our capacity as counsel to the Senior Facility Lenders, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Transaction Documents without, in each instance, our prior written consent.

                                        Very truly yours,

                                  Appendix I-4

             Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP

                                                                    APPENDIX I-4

            [Form of opinion of Milbank, Tweed, Hadley & McCloy LLP]

                                                              [__________], 2005

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.
KfW
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
CALYON New York Branch, in its own capacity and as Administrative Agent

Re: Sociedad Minera Cerro Verde S.A.A.

Ladies and Gentlemen:

          We have acted as special New York counsel to Japan Bank for International Cooperation ("JBIC"), Sumitomo Mitsui Banking Corporation ("SMBC") in its own capacity and as JBIC Agent, The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M"), KfW, The Royal Bank of Scotland plc ("RBS"), The Bank of Nova Scotia ("Scotia Capital"), Mizuho Corporate Bank, Ltd. ("Mizuho") and CALYON New York Branch ("Calyon"), in it own capacity and as Administrative Agent (in such capacity, the "Administrative Agent"), in connection with the execution and delivery of Master Participation Agreement dated as of September 30, 2005 (the "Master Participation Agreement" ) among Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "Borrower"), JBIC, SMBC, BOT-M, KfW, Calyon in its own capacity and as Administrative Agent, RBS, Scotia Capital and Mizuho. Capitalized terms used and not otherwise defined herein have the meanings given to them in Schedule Z to the Master Security Agreement (as defined in the Master Participation Agreement). As used herein, "UCC" means the Uniform Commercial Code as in effect in the State of New York.

          In rendering the opinions expressed below, we have examined the following agreements and documents (collectively referred to as the "New York Documents"):

          (i)  the Master Participation Agreement;

          (ii) the Master Security Agreement;

          (iii) the Completion Guarantee;

          (iv) the Transfer Restrictions Agreement;

          (v)  the KfW Loan Agreement; and

          (vi) the Commercial Banks Loan Agreement.

          We have assumed for purposes of our opinions hereinafter set forth that the New York Documents have been duly authorized, executed and delivered by, and (except to the extent set forth below as to the Borrower, SMM, SC, the Sumitomo Participant, BVN, PDC and CCMC) constitute the legal, valid, binding and enforceable obligations of, the respective parties thereto; that each of the respective parties thereto is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power, authority and legal right to make and perform each New York Document to which it is a party, and that all authorizations, approvals or consents of (including without limitation all foreign exchange control approvals), and all filings or registrations with, any governmental or regulatory authority or agency required for the making and performance of each of the New York Documents by the respective parties thereto have been obtained or made and are in effect; and that the making and performance of each of the New York Documents by the respective parties thereto do not, in the case of any such party, contravene, and such agreements are not invalid or unenforceable under, the law of the jurisdiction (other than the State of New York) of organization of such party.

          In rendering the opinions expressed below, we have examined such documents and papers as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies. With respect to certain matters of fact, we have relied upon representations of the parties to the New York Documents, including, without limitation, the representations set forth in the New York Documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Master Participation Agreement constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Master

Participation Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          2. The Master Security Agreement constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Master Security Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation
(i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          3. Each of the KfW Loan Agreement and Commercial Banks Loan Agreement constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of each of such agreements is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          4. The Completion Guarantee constitutes the valid and binding obligation of each of SMM, SC, BVN and PDC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Completion Guarantee is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          5. The Transfer Restrictions Agreement constitutes the valid and binding obligation of each of the SMM Participant, BVN, CCMC, SMM, SC and PDC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Transfer Restrictions Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          6. The Master Security Agreement is effective to create in favor of the Offshore Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations, valid security interests (to the extent the UCC is applicable thereto) in the right, title and interest of the Borrower
(a) in, to and under the SMM Concentrate Sales Agreement, the PD Concentrate Sales Agreement and the PD Cathodes Sales Agreement, (b) in the Proceeds Account, (c) in and to each of the Construction Agreements, the Operator's Agreement and the Shareholders Agreement. We note that (i) that such security interest will continue in such collateral after disposition thereof and in any proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof only to the extent provided in Section 9-315 of the UCC and (ii) in the case of property which becomes collateral after the date hereof, the security interests therein referred to above will not attach or be enforceable until such time as the debtor or other grantor has rights in such property, and Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor or other grantor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor or other grantor before the commencement of such case. We express no opinion herein as to whether the Borrower has any right, title or interest in or to any of the properties or rights in which security interests are, or are purported to be, granted by the Master Security Agreement, or as to the perfection of any such security interest (except expressly set forth in paragraph 7 below) or as to the priority of any such security interest.

          7. The security interest created by the Master Security Agreement in the Borrower's right, title and interest, if any, in and to the Proceeds Account is perfected by execution and delivery of the Master Security Agreement by the parties thereto. As to security interests referred to in paragraph 6 hereof created by the Master Security Agreement that are not so perfected, (a) if Peru constitutes a filing jurisdiction as hereinafter defined (as to which we express no opinion), and the Borrower's place of business or (if it has more than one place of business) chief executive office is in Peru, under Section 9-301 of the UCC the local law of Peru governs perfection, the effect of perfection or non-perfection and the priority of such security interest, and (b) if Peru does not constitute such a filing jurisdiction, (i) the Borrower will be deemed to be located in the District of Columbia for purposes of Article 9 of the UCC, (ii) under
Section 9-301 of the UCC the local law of the District of Columbia governs perfection, the effect of perfection or non-perfection and the priority of the security interest created in the Borrower's rights, title and interest in and to the collateral described by the Master Security Agreement and (iii) pursuant to
Section 9-501 of the Uniform Commercial Code as in effect in the District of Columbia, the filing of an appropriate financing statement in the Recorder of Deeds of the District of Columbia will cause such security interests to be perfected. As used herein, "filing jurisdiction" means a jurisdiction whose law generally requires information concerning the existence of a non-possessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest's taking priority over the rights of a lien creditor (as defined in Section 9-102(a)(52) of the UCC) with respect to the collateral referred to in paragraph 6 hereof.

          Our opinions in paragraphs 2 and 6 above are subject to possible limitations on the exercise of remedial or procedural provisions contained in the Master Security Agreement, but such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that would be afforded to the Offshore Collateral Agent or the Secured Parties inadequate for the practical realization of the benefits intended to be provided by the Master Security Agreement. We further point out that provisions of the New York Documents which permit the Offshore Collateral Agent, the Secured Parties or a Senior Facility Lender to take actions or make determinations or require payments under indemnity and similar provisions may be subject to a requirement that such actions be taken and such determinations be made on a reasonable basis and in good faith and may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

          The foregoing opinions are also subject to the following comments and qualifications:

               (a) We express no opinion as to (i) the provisions of Section 12.16(a) of the Master Participation Agreement, and similar provisions of any of the other New York Documents, to the extent such provisions relate to the subject matter jurisdiction of United States Federal courts to adjudicate any matter under or arising out of or in connection with the New York Documents or Senior Facility Loans Obligations or to a waiver of inconvenient forum with respect to proceedings in any United States Federal Court located in New York County in the City of New York; (ii) Section 10.04(b) of the Master Participation Agreement, and similar provisions of any of the other New York Documents; (iii) the provisions of Section 12.24 of the Master Participation Agreement, and similar provisions of any of the other New York Documents, to the extent such provisions relate to immunity acquired after the date of the execution and delivery of the New York Documents; or (iv) the enforceability of provisions of the New York Documents which prohibit transfers of rights in property subject to a security interest thereunder.

               (b) We express no opinion as to (i) the enforceability of any provision of a New York Document calling for payments to be made without set-off or counterclaim for any reason whatsoever; (ii) Section 13.08 of the KfW Loan Agreement and Section 11.11 of the Commercial Banks Loan Agreement; or (iii) any promissory note provided for in any Senior Facility Loan Agreement.

               (c) We express no opinion as to the creation or perfection of any security interest in any portion of the Collateral to the extent that, pursuant to Section 9-109(c) or (d) of the UCC, Article 9 of the UCC does not apply thereto.

               (d) We express no opinion as to the enforceability of provisions in the New York Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

               (e) We express no opinion with respect to the effect of the laws of any jurisdiction in which any Senior Facility Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit.

               (f) For purposes of paragraph 7 above, we assume that each endorsement, instruction and entitlement order, as such terms are defined in Section 8-102(a) of the UCC, is effective in accordance with Section 8-107 of the UCC; we express no opinion as to the effect of any rule adopted by any clearing corporation, as defined in Section 8-102(a) of the UCC, governing rights and obligations among such clearing corporation and its participants; our opinion with respect to any security entitlement is subject to Part 5 of Article 8 of the UCC; and we express no opinion as to the creation, perfection or priority of any security interest in any obligations of the Government of the United States or any agency or instrumentality thereof except for obligations subject to the Revised Book-Entry Rules as defined in Annex 1 hereto.

          With respect to our opinion in paragraphs 1 through 6 above, we note that under Section 12.17 of the Master Participation Agreement, and under provisions of the Completion Guarantee, certain particular disputes arising thereunder are to be settled by arbitration. Although there can be no assurance that the arbitrators will apply principles of New York law in resolving any such dispute or in rendering any award and, if they do not, the failure to apply principles of New York law will not be a basis for a court vacating such award, we have, with your permission, nevertheless assumed in rendering our opinions above that the arbitrators will properly apply principles of New York law in arriving at their award.

          We wish to point out that the acquisition by the Borrower after the initial extension of credit under the New York Documents of an interest in property that becomes subject to the lien of the Master Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

          This opinion is provided to you by us as special New York counsel to the addressees noted above pursuant to Section 5.01(g)(iv) of the Master Participation Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the New York Documents without, in each instance, our prior written consent.

          We are members of the bar of the State of New York and we do not herein express any opinion as to any matters governed by any laws other than the laws of the State of New York, the federal laws of the United States, and for purposes of paragraph 7(iii) above, the Uniform Commercial Code as in effect in the District of Columbia, and we do not express any opinion as to the law of any other jurisdiction. Without limiting the foregoing, we do not hold ourselves out as experts on, or purport to advise on, the laws of Peru.

                                        Very truly yours,



RSB/JJG/JAM

                                                                         Annex 1

                            Revised Book-Entry Rules

The term "Revised Book-Entry Rules" means 31 C.F.R. Section 357 (Treasury bills, notes and bonds; 12 C.F.R. Section 615 (book-entry securities of the Farm Credit
  Administration); 12 C.F.R. Sections 910 and 912 (book-entry securities of the
   Federal Home Loan Bank); 24 C.F.R. Section 81 (book-entry securities of the
    Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. Section 1511 (book-entry securities of the Resolution Funding Corporation; and 31 C.F.R. Section 354 (book-entry securities of the
                      Student Loan Marketing Association).

                                  Appendix I-5

                 Form of Opinion of Emmet, Marvin & Martin, LLP,
                     Special New York Counsel to the Trustee

                                                                    APPENDIX I-5

                                        __, 2005

TO THE PARTIES LISTED ON
THE ATTACHED SCHEDULE I

          Re: Cerro Verde - Project Finance

Ladies and Gentlemen:

We have acted as special counsel to Citibank, N.A., as Trustee and Offshore Collateral Agent for the benefit of the Secured Parties (the "Trustee") in connection with the execution of the Master Security Agreement, dated as of September 30, 2005 (the "Agreement"), among Sociedad Minera Cerro Verde S.A.A., as Borrower, Japan Bank for International Cooperation, as a Senior Facility Lender, Sumitomo Mitsui Banking Corporation, as a Lead JBIC Arranger and Global Coordinator, The Bank of Tokyo-Mitsubishi, Ltd., as a Lead JBIC Arranger, KfW, as a Senior Facility Lender, CALYON New york Branch, as a Senior Facility Lender, Lead Arranger and Global Coordinator, The Royal Bank of Scotland plc, as a Senior Facility Lender and Lead Arranger, The Bank of Nova Scotia, as a Senior Facility Lender and Lead Arranger, Mizuho Corporate Bank, Ltd., as a Senior Facility Lender and Lead Arranger, CALYON New York Branch, as Administrative Agent, Citibank del Peru S.A., as Onshore Collateral Agent and Citibank N.A., as Offshore Collateral Agent and the Trustee.

     Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

     In rendering the opinions set forth below, we have examined the originals, or copies certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers of the Trustee and other papers as we deemed relevant and necessary as a basis for such opinions and have relied as to factual matters on representations, warranties and other statements therein. In such examination, we have assumed the genuineness of all signatures (other than the Trustee) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the due authorization, execution and delivery of instruments and agreements by the parties (other than the Trustee) thereto, and the authority and existence of such parties other than the Trustee.

     Based upon and subject to the foregoing, we are of the opinion that as of the date hereof:

          1. The Trustee has (a) been duly incorporated, is validly existing and in good standing as a national banking association under the laws of the United States of America, (b) the corporate power and authority to enter into, and to take all action required of it under, and to incur and perform all obligations provided for in the Agreement and (c) taken all necessary corporate action to authorize the execution and delivery of the Agreement and the performance of its obligations thereunder.

          2. The Agreement has been duly authorized and duly executed and delivered by the Trustee.

          3. The Agreement constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, as the case may be, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The execution and delivery of the Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (i) any law or regulation governing the banking or trust powers of the Trustee or (ii) any of the terms, conditions or provisions of the constitutive documents of the Trustee.

          5. No approval, consent, authorization or other action by, or filing with, any governmental authority or agency having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution, delivery and performance by the Trustee of the terms of the Agreement.

          6. The Trustee has duly accepted the trusts intended to be created by the Agreement.

     We are members of the New York Bar and do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                   SCHEDULE I

Citibank, N.A., as Trustee and Offshore Collateral Agent

Citibank del Peru S.A., as Onshore Collateral Agent

Sociedad Minera Cerro Verde S.A.A., as Borrower

Japan Bank for International Cooperation, as a Senior Facility Lender

Sumitomo Mitsui Banking Corporation, as a Lead JBIC Arranger and Global Coordinator

The Bank of Tokyo-Mitsubishi, Ltd., as a Lead JBIC Arranger

KfW, as a Senior Facility Lender

CALYON New York Branch, as a Senior Facility Lender, Lead Arranger and Global Coordinator

The Royal Bank of Scotland plc, as a Senior Facility Lender and Lead Arranger

The Bank of Nova Scotia, as a Senior Facility Lender and Lead Arranger

Mizuho Corporate Bank, Ltd., as a Senior Facility Lender and Lead Arranger

CALYON New York Branch, as Administrative Agent

                                  Appendix I-6

    Form of Opinion of Rodrigo, Elias & Medrano, Abogados (Operator Opinion)

                                                                    APPENDIX I-6

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                                      (Operator)

Lima, __

Japan Bank for International Cooperation
KfW
CALYON New York Branch
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
Sumitomo Mitsui Banking Corporation, as Lead JBIC Arranger
The Bank of Tokyo-Mitsubishi, Ltd., as Lead JBIC Arranger

Ladies and Gentlemen:

We have acted as special Peruvian counsel to Minera Phelps Dodge del Peru S.A.C. (the "Operator") in connection with the following agreements:

(i)  the Operator's Agreement; and

(ii) the Consent and Agreement, dated __, among the Operator, the Offshore Collateral Agent and the Borrower (the "Consent and Agreement" and, together with the Operator's Agreement, the "Agreements").

Unless otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in Schedule Z to the Master Security Agreement, dated __, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent.

This opinion is delivered to you pursuant to Section 5.01(g)(vii) of the Master Participation Agreement.

In rendering this opinion, we have assumed, to the extent relevant with respect to each of the Agreements, that:

(a) the Consent and Agreement has been duly authorized by, has been executed and delivered by, and constitutes legal, valid, binding and enforceable obligations of, the Offshore Collateral Agent;

(b) all signatories to the Consent and Agreement on behalf of the Offshore Collateral Agent have been duly authorized;

(c) the Offshore Collateral Agent is duly organized and validly existing and has the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform the Consent and Agreement; and

(d) each Agreement which is governed by a law other that Peruvian law constitutes the legal, valid and binding obligation of the Operator, enforceable against the Operator in accordance with its terms, pursuant to such applicable governing law.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. In addition, we have examined such corporate records, certificates and other documents of the Borrower and the Operator, an executed copy of each of the Master Participation Agreement and the Master Security Agreement, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

1. The Operator is a sociedad anonima cerrada duly incorporated, validly existing and in good standing under the laws of Peru.

2. The Operator has all requisite corporate power to execute and deliver, and to incur and perform its obligations under, each of the Agreements.

3. The execution and delivery by the Operator, and the incurrence and performance by the Operator, of its obligations under each of the Agreements have been duly authorized by all necessary corporate action on the part of the Operator.

4. Each Agreement has been duly executed and delivered by the Operator and constitutes the legal, valid and binding obligation of the Operator, enforceable against the Operator in accordance with its terms.

5. Under Peruvian conflict of laws principles, the stated choice of New York law to govern the Agreements will be honored by the courts of Peru, except for the limitations of (a) Article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy or good morals, (b) Article 2088 of the Peruvian Civil Code, under which the creation, content and extinction of security interests on tangible assets located in Peru is governed by Peruvian law, and (c) Article 2.1 of the Insolvency System General Act, Law No. 27809, under which any insolvency, bankruptcy, moratorium, fraudulent conveyance or transfer involving entities domiciled in Peru shall be ruled by Peruvian law.

6. No authorization, approval or consent, and no filing or registration with, any Governmental Authority of Peru (except as has already been obtained or accomplished and is in full force and effect) is required on the part of the Operator (a) for the execution or delivery of, or for the incurrence or performance of any obligations under, any of the Agreements, or (b) to create or to perfect the security interest in the Operator's Agreement and the proceeds thereof purported to be granted by the Borrower for the benefit of the Secured Parties under Section 3.03 of the Master Security Agreement.

7. The execution and delivery by the Operator of, the incurrence and performance thereby of its obligations under, and the consummation of the other transactions contemplated by, any of the Agreements do not and will not (a) violate or conflict with any provision of the organizational documents of the Operator, (b) violate or conflict with any applicable law, rule, regulation or decree of Peru, (c) violate or conflict with any treaty or other international agreement to which Peru is subject, or (d) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any of the Agreements.

8. Each of the Agreements is in proper legal form for the enforcement thereof against the Operator in the courts of Peru, as applicable. No registration, notarization or other formality (including, without limitation, payment of any stamp or similar tax) is required to be accomplished in Peru (except as has already been accomplished and is in full force and effect) for the legality, validity, enforceability or admissibility in evidence of any of the Agreements in Peru, as applicable.

     Please note that the admissibility in evidence of the Agreements before any Peruvian court requires such documents to be officially translated into Spanish by a duly authorized public translator in Peru. Such translation may be done at the time that enforcement is sought.

9. The submission by the Operator to the non-exclusive jurisdiction of the Federal or State Court located in New York County in the City of New York, and any appellate court from any thereof, with respect to matters arising under or in connection with any of the Agreements, is valid and effective under the laws of Peru, except for the limitations of Article 2060 of the Peruvian Civil Code, under which such submission shall be denied if the controversy concerns matters subject to the exclusive jurisdiction of Peruvian courts (i.e., in rem rights related to real estate located in Peru, criminal offences in Peru or when the parties have expressly or implicitly submitted to Peruvian jurisdiction), or if such submission would constitute an abuse of law or would contravene Peruvian public policy.

10. A final, non-appealable judgment against the Operator obtained in the jurisdiction agreed to under the Agreements would be recognized, conclusive and enforceable in the courts of Peru without re-examination on the merits; provided that the following conditions and requirements are met:

     (a) there is a treaty between Peru and the country in which such judgment has been rendered, and the provisions of such treaty shall apply;

     (b) in the absence of a treaty, the reciprocity rule is applicable (such reciprocity being presumed), under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law (i) judgments issued by Peruvian courts are not admissible in such foreign country, or (ii) judgments issued by Peruvian courts are subject to re-examination by such foreign competent court of the issues dealt therein;

     (c) in either (a) or (b), (i) such judgment does not resolve matters which are subject to exclusive jurisdiction of Peruvian courts, (ii) the foreign competent court issuing the judgment holds jurisdiction under the rules of international conflicts of law and general principles of international procedural jurisdiction, (iii) the defendant against whom the enforcement is sought has been summoned in accordance with the laws of the place in which the action was brought up and a reasonable time to appear before the foreign court as well as due procedural guarantees to defend the case were granted to the defendant, (iv) the foreign judgment has the authority of res judicata under the laws of such foreign jurisdiction, (v) there are no pending legal proceedings in Peru between the same parties which relate to the same matters, started prior to the filing of the complaint that concluded with such foreign judgment,
          (vi) such foreign judgment is not compatible with other foreign judgments which meet the admissibility and enforceability requirements established by Peruvian law which have been previously issued with respect to the same subject matter, and (vii) such foreign judgment is not contrary to public policy or good morals.

     As of this date, there is no treaty between Peru and the State of New York or the United States of America on the enforcement of foreign judgments. In addition, we have no reason to believe that any obligation under the Agreements would be contrary to Peruvian public policy and international treaties to which Peru is subject or generally accepted principles of international law.

     Assuming that the foreign final judgment complies with the standards set forth in this opinion, and in the absence of any condition referred to above which would render a foreign judgment unenforceable, the respective parties would be entitled to enforce such judgment in Peru by proceedings for the enforcement of a foreign final judgment under the laws of Peru.

The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the law of any other jurisdiction. Our opinions set forth herein are based upon the facts in existence and laws in effect as of the date hereof and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

This opinion may not be relied upon by any Person other than you or for any purpose other than in connection with the transactions contemplated by the Master Participation Agreement without, in each instance, our prior written consent.

                                Very truly yours,

                                  Appendix I-7

Form of Opinion of Rodrigo, Elias & Medrano, Abogados (ElectroPeru S.A. Opinion)

                                                                    APPENDIX I-7

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                                   (ElectroPeru)

Lima, __

Japan Bank for International Cooperation
KfW
CALYON New York Branch
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
Sumitomo Mitsui Banking Corporation, as Lead JBIC Arranger
The Bank of Tokyo-Mitsubishi, Ltd., as Lead JBIC Arranger

Ladies and Gentlemen:

We have reviewed an executed copy of each of the following agreements:

(i) the Power Supply Agreement (110 MW) (the "PSA"), dated December 31, 2004, between Sociedad Minera Cerro Verde S.A.A. (the "Borrower") and ElectroPeru S.A. ("ElectroPeru"); and

(ii) the Power Supply Agreement (46 MW), dated December 31, 2004, between the Borrower and ElectroPeru (together with the PSA, the "Agreements").

Unless otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in Schedule Z to the Master Security Agreement, dated __, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent.

This opinion is delivered to you pursuant to Section 5.01(g)(vii) of the Master Participation Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. In addition, we have examined such corporate records, certificates and other documents of the Borrower and ElectroPeru, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

1. As of December 31, 2004, the execution and delivery by ElectroPeru, and the incurrence and performance by ElectroPeru, of its obligations under each of the Agreements had been duly authorized by all necessary corporate action on the part of ElectroPeru.

2. As of December 31, 2004, each of the Agreements constituted, and as of the date hereof each of the Agreements constitutes, the legal, valid and binding obligation of ElectroPeru, enforceable against ElectroPeru in accordance with its terms.

3. Each of the Agreements is in proper legal form for the enforcement thereof against ElectroPeru in the courts of Peru. No registration, notarization or other formality (including, without limitation, payment of any stamp or similar tax) is required to be accomplished in Peru (except as has already been accomplished and is in full force and effect) for the legality, validity, enforceability or admissibility in evidence of each of the Agreements in Peru. We have no evidence that the filing of each of the Agreements required to be made by ElectroPeru pursuant to Article 8 of the Electricity Concessions Act, Law Decree No. 25844, has been made but such filing does not affect the legality, validity, enforceability or admissibility in evidence of the Agreements in Peru.

The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the law of any other jurisdiction. Unless otherwise indicated, our opinions set forth herein are based upon the facts in existence and laws in effect as of the date hereof and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

This opinion may not be relied upon by any Person other than you or for any purpose other than in connection with the transactions contemplated by the Master Participation Agreement without, in each instance, our prior written consent.

                                Very truly yours,

                                  Appendix I-8

     Form of Opinion of Rodrigo, Elias & Medrano, Abogados (EGASA Opinion)

                                                                    APPENDIX I-8

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                                         (EGASA)

Lima, __

Japan Bank for International Cooperation
KfW
CALYON New York Branch
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
Sumitomo Mitsui Banking Corporation, as Lead JBIC Arranger
The Bank of Tokyo-Mitsubishi, Ltd., as Lead JBIC Arranger

Ladies and Gentlemen:

We have reviewed an executed copy of the Power Supply Agreement (the "PSA"), dated December 29, 2004, between Sociedad Minera Cerro Verde S.A.A. (the "Borrower") and Empresa de Generacion Electrica de Arequipa S.A. - EGASA ("EGASA").

Unless otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in Schedule Z to the Master Security Agreement, dated __, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent.

This opinion is delivered to you pursuant to Section 5.01(g)(vii) of the Master Participation Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. In addition, we have examined such corporate records, certificates and other documents of the Borrower and EGASA, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

1. As of December 29, 2004, the execution and delivery by EGASA, and the incurrence and performance by EGASA, of its obligations under the PSA had been duly authorized by all necessary corporate action on the part of EGASA.

2. As of December 29, 2004, the PSA constituted, and as of the date hereof the PSA constitutes, the legal, valid and binding obligation of EGASA, enforceable against EGASA in accordance with its terms.

3. The PSA is in proper legal form for the enforcement thereof against EGASA in the courts of Peru. No registration, notarization or other formality (including, without limitation, payment of any stamp or similar tax) is required to be accomplished in Peru (except as has already been accomplished and is in full force and effect) for the legality, validity, enforceability or admissibility in evidence of the PSA in Peru. We have no evidence that the filing of the PSA required to be made by EGASA pursuant to Article 8 of the Electricity Concessions Act, Law Decree No. 25844, has been made but such filing does not affect the legality, validity, enforceability or admissibility in evidence of the PSA in Peru.

The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the law of any other jurisdiction. Unless otherwise indicated, our opinions set forth herein are based upon the facts in existence and laws in effect as of the date hereof and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

This opinion may not be relied upon by any Person other than you or for any purpose other than in connection with the transactions contemplated by the Master Participation Agreement without, in each instance, our prior written consent.

Very truly yours,

                                  Appendix I-9

     Form of Opinion of Sullivan & Cromwell LLP (Financing Documents)

                                                                    APPENDIX I-9

                                                                    [__], 200[5]

The Institutions named in Schedule I hereto, as Senior Facility Lenders.

CALYON New York Branch,
   as Administrative Agent for the Senior Lenders,
      1301 Avenue of the Americas,
         New York, New York 10019.

Ladies and Gentlemen:

          In connection with (i) the Completion Guarantee, dated as of September [30], 2005 (the "Completion Guarantee"), among Sumitomo Metal Mining Co., Ltd., a Japanese corporation ("SMM"), Sumitomo Corporation, a Japanese corporation ("SC"), Compania de Minas Buenaventura S.A.A., a Peruvian sociedad anonima abierta ("BVN"), Phelps Dodge Corporation, a New York corporation ("PDC"), Japan Bank for International Cooperation, a Japanese government financial institution organized under the laws of Japan ("JBIC"), Sumitomo Mitsui Banking Corporation, a stock corporation organized under the laws of Japan ("SMBC"), The Bank of Tokyo-Mitsubishi, Ltd., a banking institution organized under the laws of Japan ("BOT-M"), KfW, a public

The Institutions named in Schedule I hereto
CALYON New York Branch                                                       -3-


corporation formed under the laws of the Federal Republic of Germany ("KfW"), CALYON New York Branch, a licensed branch of a banking corporation organized under the laws of the French Republic ("CALYON"), The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland ("RBS"), The Bank of Nova Scotia, a Canadian chartered bank, organized under the laws of Canada ("Scotia Capital"), Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan ("Mizuho"), and CALYON, as Administrative Agent for the Senior Lenders (the "Administrative Agent"), (ii) the Transfer Restriction Agreement, dated as of September [30], 2005 (the "Transfer Restriction Agreement"), among SMM Cerro Verde Netherlands B.V., a Dutch corporation (the "Sumitomo Participant"), BVN, Cyprus Climax Metals Company, a corporation organized under the laws of the State of Delaware ("CCMC"), SMM, SC, PDC, JBIC, SMBC, BOT-M, KfW, CALYON, RBS, Scotia Capital, Mizuho and the Administrative Agent, and (iii) the Consent and Agreement, dated as of September [30], 2005 (the "Consent"), among the Sumitomo Participant, SMM, SC, Summit Global Management II B.V, a Dutch corporation ("SGM"), BVN, CCMC, PDC and Citibank, N.A., a national banking association organized under the laws of the United States of America, as Offshore Collateral Agent, we, as special New York counsel to SMM, SC, the Sumitomo Participant and SGM, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate

The Institutions named in Schedule I hereto
CALYON New York Branch                                                       -4-


for the purposes of this opinion. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Completion Guarantee.

          Upon the basis of such examination, it is our opinion that each of the Completion Guarantee, the Transfer Restriction Agreement and the Consent (the "Agreements") constitutes a valid and legally binding obligation of each of SMM, SC, SGM and the Sumitomo Participant enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          We express no opinion as to:

          (i) Section 19.3(a) of the Completion Guarantee, Section 4.08(a) of the Transfer Restriction Agreement and Section 5(e) of the Consent, to the extent that each such Section relates to the waiver of inconvenient forum with respect to proceedings in any United States Federal Court located in the Borough of Manhattan, The City of New York;

          (ii) Section 19.3(a) of the Completion Guarantee, Section 4.08(a) of the Transfer Restriction Agreement and Section 5(e) of the Consent insofar as such provisions relate to subject matter jurisdiction of any United States Federal court;

The Institutions named in Schedule I hereto
CALYON New York Branch                                                       -5-


          (iii) any provision of the Completion Guarantee purporting to provide indemnification to any person to the extent inconsistent with public policy or otherwise contrary to law;

          (iv) any provision of the Agreements insofar as such provision is invalid, not binding or unenforceable under the laws of the jurisdiction (other than the State of New York) under which a party to such agreement is organized; and

          (v) the validity or binding effect of any waiver under any of the Agreements or any consent thereunder, relating to the rights of any of SMM, SC, the Sumitomo Participant or SGM or duties owing to any of them existing as a matter of law except to the extent that they may so waive or consent under applicable law.

          We note that provisions of the Agreements that permit persons named therein to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis or in good faith.

          We also note that:

          (i) provisions of the Agreements that (A) prohibit or restrict parties thereto from transferring their respective rights in the collateral or any proceeds thereof or from creating, attaching, perfecting or enforcing a security interest in such collateral except as specified therein, (B) impose a consent requirement on

The Institutions named in Schedule I hereto
CALYON New York Branch                                                       -6-


     such transfer or pledge, or (C) provide that such transfer or pledge may give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy may be unenforceable by virtue of Sections 9-401, 9-406 and/or 9-408 of the UCC as in effect on the date hereof in the State of New York;

          (ii) certain remedial and other provisions of the Agreements (A) may be subject to the right of account debtors, the terms of the contracts with such account debtors and any claims or defenses of such account debtors arising under or outside such contracts and (B) may be unenforceable in whole or in part under applicable law, provided that the inclusion of such provisions does not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Senior Lenders inadequate for the practical realization of the benefits purported to be provided to the Senior Lenders by the Agreements; and

          (iii) the enforceability of Section 9.14 of the Completion Guarantee,
     Section 4.09 of the Transfer Restriction Agreement and Section 5(c) of the Consent to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          In rendering the foregoing opinion, we have assumed without independent verification that:

The Institutions named in Schedule I hereto
CALYON New York Branch                                                       -7-


     (i) each party to each Agreement has been duly organized and is an existing legal entity in good standing under the laws of its jurisdiction of organization;

     (ii) each Agreement has been duly authorized, executed and delivered by the respective parties thereto;

     (iii) the signatures on all documents examined by us are genuine; and

     (iv) each of the Agreements is in consideration for, or relates to, an obligation arising out of a transaction covering in the aggregate not less than US$1,000,000.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          With your approval, we have relied as to certain matters upon information obtained from public officials, officers of SMM, SC, SGM and the Sumitomo Participant and other sources believed by us to be responsible.

          This opinion is being delivered to you pursuant to Section 5.01(g)(ix) of the Master Participation Agreement solely for your benefit and is not to be made available to, nor may it be relied upon, by any other person, firm or entity.

                                                               Very truly yours,

                                                                    APPENDIX I-9

                                   Schedule I

Japan Bank for International Cooperation,
4 - 1, Ohtemachi 1 - Chome,
Chiyoda - Ku,
Tokyo 100 - 8144,
Japan.

Sumitomo Mitsui Banking Corporation,
1-2, Yurakucho 1-chome,
Chiyoda-ku,
Tokyo,
Japan (Zip: 100-0006).

The Bank of Tokyo-Mitsubishi, Ltd.,
2-7-1, Marunouchi, Chiyoda-Ku,
Tokyo 100-8388,
Japan.

KfW,
CALYON New York Branch,
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.,
c/o CALYON New York Branch, as Administrative Agent for the Senior Lenders, 1301 Avenue of the Americas,
New York, New York 10019.

                                  Appendix I-10

     Form of Opinion of Sullivan & Cromwell LLP (Offtake Agreements)

                                                                   APPENDIX I-10

                                                                    [__], 200[5]

Japan Bank for International Cooperation,
Sumitomo Mitsui Banking Corporation,
The Bank of Tokyo-Mitsubishi, Ltd.,
KfW,
CALYON New York Branch,
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.,
   c/o CALYON New York Branch,
   as Administrative Agent for the Senior Lenders,
      1301 Avenue of the Americas,
         New York, New York 10019.

Ladies and Gentlemen:

     In connection with the Concentrate Sales Agreement, dated as of June 1, 2005, as amended by Amendment No. 1, dated as of September [30], 2005 (as so amended, the "Concentrate Sales Agreement"), between Sumitomo Metal Mining Co., Ltd., a Japanese corporation ("SMM"), and Sociedad Minera Cerro Verde S.A.A., a sociedad anonima abierta organized under the laws of the Republic of Peru ("Cerro Verde"), we, as special New York counsel to SMM, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Japan Bank for International Cooperation,
Sumitomo Mitsui Banking Corporation,
The Bank of Tokyo-Mitsubishi, Ltd.,
KfW,
CALYON New York Branch,
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.,
c/o CALYON New York Branch,
as Administrative Agent for the Senior Lenders,                              -2-


     Upon the basis of such examination, it is our opinion that the Concentrate Sales Agreement constitutes a valid and legally binding obligation of SMM enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We express no opinion as to:

          (i) Section 17.1 of the Concentrate Sales Agreement, to the extent that such Section relates to a waiver of inconvenient forum with respect to proceedings in any United States Federal Court located in the Borough of Manhattan, The City of New York;

          (ii) Section 17.1 or 23.1(d) of the Concentrate Sales Agreement insofar as such provisions relate to subject matter jurisdiction of any United States Federal court;

          (iii) the enforceability of any provisions of the Concentrate Sales Agreement providing for payment to be made without any set-off, defense or counterclaim;

          (iv) the validity or binding effect of any waiver under the Concentrate Sales Agreement or any consent thereunder, relating to the rights SMM or duties owing

Japan Bank for International Cooperation,
Sumitomo Mitsui Banking Corporation,
The Bank of Tokyo-Mitsubishi, Ltd.,
KfW,
CALYON New York Branch,
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.,
c/o CALYON New York Branch,
as Administrative Agent for the Senior Lenders,                              -3-


to it existing as a matter of law except to the extent they may so waive or consent under applicable law;

          (v) any provision of the Concentrate Sales Agreement insofar as such provision is invalid, not binding or unenforceable under the laws of the jurisdiction (other than the State of New York) under which a party to such agreement is organized; and

          (vi) the enforceability of SMM's obligations for any default interest charges or late charges.

     We note that provisions of the Concentrate Sales Agreement that permit persons named therein to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis or in good faith

     We also note that:

     (i) the enforceability of Section 24.1 of the Concentrate Sales Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances; and

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.
KfW,
CALYON, New York Branch
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.
c/o CALYON, New York Branch
as Administrative Agent for the Senior Lenders.                              -4-


     (ii) certain remedial and other provisions of the Concentrate Sales Agreement (A) may be subject to the right of account debtors, the terms of the contracts with such account debtors and any claims or defenses of such account debtors arising under or outside such contracts and (B) may be unenforceable in whole or in part under applicable law, provided that the inclusion of such provisions does not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Senior Project Lenders (as defined in the Concentrate Sales Agreement) inadequate for the practical realization of the benefits purported to be provided to the Senior Project Lenders by the Concentrate Sales Agreement.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters upon information obtained from public officials, officers of SMM and other sources believed by us to be responsible, and we have assumed, without independent verification that:

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.
KfW,
CALYON, New York Branch
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.
c/o CALYON, New York Branch
as Administrative Agent for the Senior Lenders.                              -5-


          (i) each party to the Concentrate Sales Agreement has been duly organized and is an existing legal entity in good standing under the laws of its jurisdiction of organization;

          (ii) the Concentrate Sales Agreement have been duly authorized, executed and delivered by each party thereto;

          (iii) the signatures on all documents examined by us are genuine;

          (iv) each of the parties to the Concentrate Sales Agreement intends to be bound thereby within the meaning of Section 2-305 of the Uniform Commercial Code as in effect on the date hereof in the State of New York; and

          (v) the Concentrate Sales Agreement is in consideration for, or relates to, an obligation arising out of a transaction covering in the aggregate not less than US$1,000,000.

     This opinion is being delivered to you pursuant to Section 24.6 of the Concentrate Sales Agreement and Section 5.01(g)(x) of the Master Participation Agreement, dated as of September [30], 2005, among Sociedad Minera Cerro Verde S.A.A., a sociedad anomina abierta listed on the Lima Stock Exchange and organized under the laws of

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.
KfW,
CALYON, New York Branch
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.
c/o CALYON, New York Branch
as Administrative Agent for the Senior Lenders.                              -6-


Peru, Japan Bank for International Cooperation, a Japanese government financial institution organized under the laws of Japan, Sumitomo Mitsui Banking Corporation, a stock corporation organized under the laws of Japan, The Bank of Tokyo-Mitsubishi, Ltd., a banking institution organized under the laws of Japan, KfW, a public corporation formed under the laws of the Federal Republic of Germany, CALYON New York Branch, a licensed branch of a banking corporation organized under the laws of the French Republic, The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, The Bank of Nova Scotia, a Canadian chartered bank, organized under the laws of Canada, Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan, and

CALYON New York Branch, as administrative agent for the senior lenders, solely for your benefit and is not to be made available to, nor may it be relied upon, by any other person, firm or entity.

                                                               Very truly yours,

                                  Appendix I-11

             Form of Opinion of Sakai & Nimura (Offtake Agreements)

                                                                   APPENDIX I-11

                                 SAKAI & MIMURA

                  9TH FLOOR, OTEMACHI TATEMONO TORANOMON BLDG.
                             6-12 TORANOMON 1-CHOME
                         MINATO-KU, TOKYO 105-0001 JAPAN

                           TELEPHONE: +81-3-3519-8321
                           FACSIMILE: +81-3-3519-8322

                          E-MAIL: sakai.h@sakailaw.com

                                www.sakailaw.com

[_____________], 2005

Japan Bank for International Cooperation
Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi
KfW
The Royal Bank of Scotland plc
The Bank of Nova Scotia
Mizuho Corporate Bank, Ltd.
CALYON New York Branch, for itself and as Administrative Agent

Re: Concentrate Sales Agreement between Sumitomo Metal Mining Co., Ltd. ("Buyer") and Sociedad Minera Cerro Verde S.A.A. ("Seller") dated as of June 1, 2005 (as amended by the Letter of Amendment to the SMM Concentrate Sales Agreement ("Amendment No. 1"), dated as of September 30, 2005; the "Agreement");
     Opinion of Buyer's Counsel under Section 24.6 of the Agreement.

Dear Sirs:

We have acted as counsel in Japan for Buyer in connection with the captioned matter, and have been asked to provide the legal opinion ("Opinion") required under Section 24.6 of the Agreement in respect of Buyer. Capitalized terms used and not otherwise defined herein have the meanings given to them in the MPA.

In connection with this Opinion, we have reviewed and/or relied on copies or certified copies of the following:

                                                                  SAKAI & MIMURA

a) the Master Participation Agreement dated as of September 30, 2005, among Seller, Japan Bank for International Cooperation ("JBIC"), Sumitomo Mitsui Banking Corporation ("SMBC"), The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M"), KfW, The Royal Bank of Scotland plc ("RBS"), The Bank of Nova Scotia ("Scotia Capital"), Mizuho Corporate Bank Ltd. ("Mizuho") and CALYON New York Branch, in its individual capacity and as Administrative Agent for the Senior Facility Lenders ("Calyon");

b) the Master Security Agreement dated as of September 30, 2005, among Seller, JBIC, SMBC, BOT-M, KfW, RBS, Scotia Capital, Mizuho, Calyon, Citibank del Peru S.A., as Onshore Collateral Agent and Citibank, N.A., as Trustee and Offshore Collateral Agent; and

c) the Agreement and the signature pages for the Agreement, together with the stamped and signed notarial certificate of the signature of the representative director of Buyer,

d)   the articles of incorporation of Buyer,

e)   the internal regulations of the board of directors of Buyer,

f)   the company registration of Buyer dated September 22, 2005,

g) an excerpt from the minutes of a meeting of the board of directors of Buyer [dated March 8, 2005], passing a resolution approving the execution of the Agreement and delegating final approval of contents to the executive officer in charge of the Mineral Resources Division.

h) such other corporate records, agreements and instruments, certificates and other material as we have deemed necessary or desirable, and

i) such statements and confirmations from officers of Buyer, and such other matters of fact and law, as we have deemed appropriate for the purposes of this Opinion.

In giving this Opinion, we have assumed (but not independently verified):

1) That the Agreement has been duly authorized, executed and delivered by each of the parties thereto (except in the case of Buyer) in the same form as reviewed by us;

2) That the Agreement is legal and valid under the law of the State of New York, by which it is stated to be governed, and that the transactions contemplated by the Agreement that are to be performed in the Republic of Peru, where Seller is located, are legal under the laws of the Republic of Peru; and

                                                                  SAKAI & MIMURA

3) That all copies reviewed by us are in conformity with the originals thereof, and that any signatures thereon are genuine and affixed (except in the case of Buyer) by persons with authority to do so.

We are qualified to practice law in Japan, and we do not express any opinion with respect to the laws of any other jurisdiction, and this opinion is limited to matters of Japanese law under the laws of Japan in force as of the date hereof. Particularly, we expressly offer no opinion as to the laws of the State of New York, which is the governing law under the Agreement.

Based on the above, and subject to the qualifications and limitations set out below, we are of the opinion that:

1) Buyer is a corporation duly organized, and is validly existing under the laws of Japan where Buyer was incorporated;

2) Buyer has full power and authority to own its properties and conduct the business in which it is engaged, and to execute, deliver and perform, and incur the obligations provided in the Agreement;

3) The Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms; and

4) All authorizations, licenses, approvals (including without limitation, foreign exchange approvals) and consents from, and filings and registrations with, governmental authorities in Japan which are necessary for the execution, delivery and performance of the Agreement by Buyer have been obtained and are in full force and effect.

5)   The making and performance by Buyer of the Agreement do not and will not
     (i)violate any provision of law, statute, rule, order, injunction, decree, writ, judgment or regulation or any provision of its organizational documents as currently in effect or (ii)result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien or encumbrance upon, any of its properties, revenues or assets pursuant to, any indenture, mortgage, contract or other agreement or instrument to which Buyer is now a party or by which it or its properties may now be bound or affected.

6) Assuming that the Agreement is legal, valid, binding and enforceable under the laws of the State of New York:

     (a) The choice of the laws of the State of New York to govern the Agreement is a valid choice of law under the laws of Japan, and a court in Japan would uphold such choice of law, in regard to substantive law issues, in a suit on the Agreement brought in a court in Japan.

                                                                  SAKAI & MIMURA

     (b) Under the Agreement, Buyer has validly submitted to the jurisdiction of the State and Federal courts located in the Borough of Manhattan, the City of New York for the purposes specified in Section 17.1 of the Agreement.

7) If any final judgment of a foreign court is rendered with respect to the Agreement, the judgment would be recognized and enforced by the courts of Japan without re-examination or re-litigation on the merits thereof, subject to the conditions stipulated in Article 118 of the Code of Civil Procedure of Japan that:

     (a) the foreign court's jurisdiction is allowed by laws and ordinances or by treaty;

     (b) the defeated party has received service (except for service by publication of notice or any similar means) of summons or any other necessary orders to commence procedures or has responded in the action without receiving service thereof;

     (c) the contents of the judgment and the procedures of the litigation are not contrary to the public order or morals of Japan; and

     (d)  there is reciprocity.

8) An arbitral award will be enforceable in Japan, pursuant to a request for and receipt of an enforcement decision made in the competent court in Japan, unless any one of the following under Article 45 of the Arbitration Law of Japan is applicable (with respect to the grounds described in items
     (a) through (g), this shall be limited to where either of the parties has proven the existence of the ground in question):

     (a) the arbitration agreement is not valid due to limits to a party's capacity;

     (b) the arbitration agreement is not valid for a reason other than limits to a party's capacity under the law to which the parties have agreed to subject it (or failing any indication thereon, the law of the country under which the place of arbitration falls);

     (c) a party was not given notice as required by the provisions of the law of the country under which the place of arbitration falls (or where the parties have otherwise reached an agreement on matters concerning the provisions of the law that do not relate to public policy, such agreement) in the proceedings to appoint arbitrators or in the arbitral proceedings;

     (d)  a party was unable to defend itself in the arbitral proceedings;

     (e) the arbitral award contains decisions on matters beyond the scope of the arbitration agreement or the claims in the arbitral proceedings;

     (f) the composition of an arbitral tribunal or the arbitral proceedings were not in accordance with the provisions of the law of the country under which the place of arbitration falls (or where the parties have otherwise reached an

                                                                  SAKAI & MIMURA

          agreement on matters concerning the provisions of the law that do not relate to public policy, such agreement);

     (g) according to the law of the country under which the place of arbitration falls (or where the law of a country other than the country under which the place of arbitration falls was applied to the arbitral proceedings, such country), the arbitral award has not yet become binding, or the arbitral award has been set aside or suspended by a court of such country;

     (h) the claims in the arbitral proceedings relate to a dispute that cannot constitute the subject of an arbitration agreement under the laws of Japan; or

     (i) the content of the arbitral award would be contrary to the public policy or good morals of Japan.

9) Assuming that CT Corporation System has, under the laws of the State of New York, been duly appointed by Buyer as its agent to receive service of process in the State of New York, service of process made on CT Corporation System pursuant to such appointment will, under the laws of Japan, be considered served personally on Buyer and satisfy the condition of Article 118 of the Code of Civil Procedure of Japan in regard to a judgment rendered by a New York court.

10) Assignment by Seller of its rights to receipt of payments under Article 15 of the Agreement is valid and enforceable against Buyer under the laws of Japan; provided that in order to fully perfect the effectiveness of such assignment against third persons, either the notice by Seller to Buyer of such assignment must be made by a date-certified writing (proved by notarization or contents-certified mail), or recordation with the competent registry must be made.

The opinions expressed above are subject to the following qualifications and limitations:

(i) Nothing in this Opinion should be taken as indicating that the remedies of specific performance or injunction (being in some instances discretionary remedies of the court) would necessarily be available with respect to any particular provision of the Agreement in any particular instance.

(ii) Enforcement of the Agreement against Buyer will be subject to (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditor rights generally, (ii) laws imposing duties to act in good faith or in a commercially reasonable manner, and
     (iii) laws respecting or affecting the procedural or remedial provisions of the Agreement.

This Opinion is provided solely in connection with the Agreement, in respect of the matters specifically set out above, and is not to be used in relation to any other matter or fact situation.

                                                                  SAKAI & MIMURA

Sincerely yours,
SAKAI & MIMURA


Hideyuki Sakai
Managing Partner

                                  Appendix I-12

             Form of Opinion of Sakai & Nimura (Financing Documents)

                                                                   APPENDIX I-12

                                 SAKAI & MIMURA

                  9TH FLOOR, OTEMACHI TATEMONO TORANOMON BLDG.
                             6-12 TORANOMON 1-CHOME
                         MINATO-KU, TOKYO 105-0001 JAPAN

                           TELEPHONE: +81-3-3519-8321
                           FACSIMILE: +81-3-3519-8322
                          E-MAIL: sakai.h@sakailaw.com

                                www.sakailaw.com

[__________], 2005

CALYON, New York Branch

as Administrative Agent under the Master Participation Agreement,
[Address]

Japan Bank for International Cooperation
4-1, Ohtemachi 1-Chome, Chiyoda - Ku
Tokyo, 100-8144 Japan

Sumitomo Mitsui Banking Corporation
1-2, Yurakucho 1-chome, Chiyoda-ku
Tokyo, 100-0006 Japan

The Bank of Tokyo-Mitsubishi, Ltd.
2-7-1, Marunouchi, Chiyoda-Ku
Tokyo, 100-8388 Japan

KfW,
CALYON, New York Branch
The Royal Bank of Scotland plc,
The Bank of Nova Scotia,
Mizuho Corporate Bank, Ltd.
c/o CALYON, New York Branch
as Administrative Agent for the Senior Lenders
[Address]

Re: Opinion for Sumitomo Metal Mining Co., Ltd. ("SMM") and Sumitomo Corporation ("SC") (also referred to as "Parent Company" or, collectively,

                                                                  SAKAI & MIMURA

     "Parent Companies") in respect of (1) Completion Guarantee, (2) Transfer Restrictions Agreement, (3) the Shareholders Agreement and (4) Consent and Agreement (collectively, "Opinion Agreements"), in connection with the Sulfide Project concerning Sociedad Minera Cerro Verde S.A.A.

     Dear Sirs:

We have acted as counsel in Japan for Parent Companies in connection with the captioned matter, and have been asked to provide the legal opinion ("Opinion") required under Section 5.01 (g)(vi) of the Master Participation Agreement dated as of September 30, 2005 (the "Master Participation Agreement"), among Seller, Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd. and CALYON New York Branch, in its individual capacity and as Administrative Agent for the Senior Facility Lenders, in respect of the Parent Companies. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Participation Agreement.

In connection with this Opinion, we have reviewed and/or relied on copies or certified copies of the following:

a)   Opinion Agreements

     -    the Completion Guarantee

     -    the Transfer Restrictions Agreement

     -    the Shareholders Agreement

     -    the Consent and Agreement

b)   Documents and materials in regard to SMM

     -    the company registration of SMM dated September 22, 2005

     -    the articles of incorporation of SMM

     -    the internal regulations of the board of directors of SMM

     - an excerpt from the minutes of a meeting of the board of directors of SMM dated April 28, 2005, passing a resolution approving the execution, delivery and performance of the Completion Guarantee

     - internal approval of SMM dated [__], 2005, approving the execution of the Transfer Restrictions Agreement and the Consent and Agreement

     - an excerpt from the minutes of a meeting of the board of directors of SMM dated March 8, 2005, passing a resolution approving the execution of the Shareholders Agreement

     - such other corporate records, agreements and instruments, certificates and other material as we have deemed necessary or desirable

     - such statements and confirmations from officers of SMM (but without independent verification), and such other matters of fact and law, as we have deemed appropriate for the purposes of this Opinion

c)   Documents and materials in regard to SC

                                                                  SAKAI & MIMURA

     -    the company registration of SC dated September 20, 2005

     -    the articles of incorporation of SC

     -    the internal regulations of the board of directors of SC

     - a certified excerpt from the minutes of a meeting of the board of directors of SC dated December 22, 2004, passing a resolution approving the project for the acquisition of the shares of Sociedad Minera Cerro Verde S.A.A. through the joint venture company with SMM

     - the internal approval of the Mineral Resources and Energy Business Unit of SC dated March 22, 2005, approving the execution of the Shareholders Agreement and transactions thereunder in the forms presented to the Unit

     - the internal approval of the Mineral Resources and Energy Business Unit of SC dated May 17, 2005, approving the execution of the Opinion Agreements and transactions thereunder in the forms presented to the Unit

     - the internal rules of the Mineral Resources and Energy Business Unit setting the scope of decisions and standards for affixing seal and/or signature by the Unit

     - such other corporate records, agreements and instruments, certificates and other material as we have deemed necessary or desirable

     - such statements and confirmations from officers of SC (but without independent verification), and such other matters of fact and law, as we have deemed appropriate for the purposes of this Opinion

In giving this Opinion, we have assumed (but not independently verified):

1) That the Opinion Agreements have been duly authorized, executed and delivered by all parties thereto (except in the case of SMM and SC) in the same form as reviewed by us;

2) That the Opinion Agreements are legal and valid under the law of the State of New York, by which they are stated to be governed, and that all of the actions under the Opinion Agreements that are to be performed in the Republic of Peru, where Sociedad Minera Cerro Verde S.A.A. is located, are legal under the laws of the Republic of Peru; and

3) That all copies reviewed by us are in conformity with the originals thereof.

We are qualified to practice law in Japan, and we do not express any opinion with respect to the laws of any other jurisdiction, and this opinion is limited to matters of Japanese law under the laws of Japan in force as of the date hereof. Particularly, we expressly offer no opinion as to the laws of the State of New York, which is the governing law under the Opinion Agreements.

Based on the above, and subject to the qualifications and limitations set out below, we are of the opinion that:

                                                                  SAKAI & MIMURA

1. Each Parent Company is a corporation duly organized, and validly existing under the laws of Japan and has all requisite power and authority to own its property and conduct its business.

2. Each Parent Company has full power and authority to enter into each of the Opinion Agreements to which it is party and to incur and perform the obligations provided for therein.

3. Each Opinion Agreement has been duly authorized, executed and delivered by each Parent Company thereto and constitute the valid and legally binding obligation of each Parent Company thereto, enforceable in accordance with its terms.

4. All authorizations, approvals and consents from and filings and registrations with, governmental authorities in Japan which are necessary for the execution, delivery and performance of each Opinion Agreement by each Parent Company have been obtained and are in full force and effect.

5. There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, or the charter or constitutive documents of each Parent Company, and no provision of any mortgage, indenture, contract or agreement binding on each Parent Company or affecting any of its respective properties, which would prohibit, conflict with or in any way prevent the execution, delivery, or performance by each Parent Company of any of the Opinion Agreements to which it is a party. Except as provided in the Opinion Agreements, the execution, delivery and performance of the Opinion Agreements will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature upon the property of each Parent Company. The making and performance by the Parent Companies of the Opinion Agreements do not and will not (i) violate any provision of law or regulation or any provision of its organizational documents as currently in effect or (ii) result in the breach of, or constitute a default or require any consent under any indenture or other agreement or instrument to which any of the Parent Companies are now a party or by which it or its properties may now be bound or affected.

     (a) Assuming that the Opinion Agreements are executed outside Japan, no documentary, stamp or similar tax, imposition or charge need to be paid on any Opinion Agreement in Japan.

     (b) No documentary, stamp or similar tax, imposition or charge need be paid in order to ensure the legality, validity, enforceability or admissibility in evidence of a Opinion Agreement in Japan.

     (c) It is not necessary for the validity or enforceability of the obligations of the Parent Companies under the Opinion Agreements to file or register or record the Opinion Agreements in any public office in Japan.

                                                                  SAKAI & MIMURA

6. The Opinion Agreements are in proper legal form under the laws of Japan for enforcement thereof against the Parent Companies and it is not necessary, for the legality, validity, enforceability of or admissibility into evidence of the Opinion Agreements that it be filed or recorded with any court or other authority in Japan or that any Opinion Agreement be written, executed and delivered in Japanese pursuant to the laws of Japan; provided that items offered into evidence in a legal proceeding in Japan may require a Japanese translation be attached thereto.

7. The choice of the laws of the State of New York to govern the Opinion Agreements is a valid choice of law under the laws of Japan, and a court in Japan would uphold such choice of law, in regard to substantive law issues, in a suit on such Opinion Agreement in Japan.

8. Under each Opinion Agreement each Parent Company thereto has validly submitted to the jurisdiction of the State of New York for the purposes specified therein. A final and conclusive judgment rendered by a State or Federal court in the State of New York having jurisdiction and venue over each Parent Company, and which is not subject to appeal and is enforceable in the United States of America, may be enforced against each Parent Company in Japan without a review of the merits, provided that the following requirements under Article 118 of the Code of Civil Procedure of Japan are met:

     (a) The foreign court's jurisdiction is allowed by laws and ordinances or by treaty;

     (b) the defeated party has received service (except for service by publication of notice or any similar means) of summons or any other necessary orders to commence procedures or has responded in the action without receiving service thereof;

     (c) the contents of the judgment and the procedures of the litigation are not contrary to the public order or morals of Japan; and

     (d)  there is reciprocity.

9. An arbitral award will be enforceable in Japan, pursuant to a request for and receipt of an enforcement decision made in the competent court in Japan, unless any one of the following under Article 45 of the Arbitration Law of Japan is applicable (with respect to the grounds described in items
     (a) through (g), this shall be limited to where either of the parties has proven the existence of the ground in question):

     (a) the arbitration agreement is not valid due to limits to a party's capacity;

     (b) the arbitration agreement is not valid for a reason other than limits to a party's capacity under the law to which the parties have agreed to subject it (or failing any indication thereon, the law of the country under which the place of arbitration falls);

                                                                  SAKAI & MIMURA

     (c) a party was not given notice as required by the provisions of the law of the country under which the place of arbitration falls (or where the parties have otherwise reached an agreement on matters concerning the provisions of the law that do not relate to public policy, such agreement) in the proceedings to appoint arbitrators or in the arbitral proceedings;

     (d)  a party was unable to defend itself in the arbitral proceedings;

     (e) the arbitral award contains decisions on matters beyond the scope of the arbitration agreement or the claims in the arbitral proceedings;

     (f) the composition of an arbitral tribunal or the arbitral proceedings were not in accordance with the provisions of the law of the country under which the place of arbitration falls (or where the parties have otherwise reached an agreement on matters concerning the provisions of the law that do not relate to public policy, such agreement);

     (g) according to the law of the country under which the place of arbitration falls (or where the law of a country other than the country under which the place of arbitration falls was applied to the arbitral proceedings, such country), the arbitral award has not yet become binding, or the arbitral award has been set aside or suspended by a court of such country;

     (h) the claims in the arbitral proceedings relate to a dispute that cannot constitute the subject of an arbitration agreement under the laws of Japan; or

     (i) the content of the arbitral award would be contrary to the public policy or good morals of Japan.

10. Assuming that CT Corporation System has, under the laws of the State of New York been duly appointed by the Parent Companies as their agent to receive service of process in the State of New York, service of process made on CT Corporation System pursuant to such appointment will, under the laws of Japan, be considered served personally on the Parent Companies and satisfy the condition of Article 118 of the Code of Civil Procedure of Japan in regard to a judgment rendered by a New York court.

11. There is no action, suit or proceeding pending against or affecting either Parent Company or any of their properties in any court or before any governmental authority in Japan and no existing default by either Parent Company under any applicable order, or injunction or decree of any court or governmental authority in Japan, in each case that could be expected to have a material adverse effect on or that questions the legality, validity or enforceability of any of the Opinion Agreements.

12. Neither of the Parent Companies nor any of their assets have any immunity (or rights to claim that they have immunity) from jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to

                                                                  SAKAI & MIMURA

     judgment, attachment in aid of execution, execution or otherwise).

The opinions expressed above are subject to the following qualifications and limitations:

(i) Nothing in this Opinion should be taken as indicating that the remedies of specific performance or injunction (being in some instances discretionary remedies of the court) would necessarily be available with respect to any particular provision of the Opinion Agreements in any particular instance.

(ii) Enforcement of the Opinion Agreements against Parent Companies will be subject to (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditor rights generally, (ii) laws imposing duties to act in good faith or in a commercially reasonable manner, and (iii) laws respecting or affecting the procedural or remedial provisions of the Agreement.

This Opinion is provided solely in connection with the Opinion Agreements, in respect of the matters specifically set out above, and is not to be used in relation to any other matter or fact situation.

Sincerely yours,
SAKAI & MIMURA


Hideyuki Sakai
Managing Partner

                                  Appendix I-13

                      Form of Opinion of Allen & Overy LLP

                                                                   APPENDIX I-13


To:                                     ALLEN & OVERY LLP
CALYON New York Branch,                 Apollolaan 15
As Administrative Agent under the       1077 AB Amsterdam The Netherlands
Master Participation Agreement
[address to follow]
                                        PO Box 75440
Japan Bank for International            1070 AK Amsterdam The Netherlands
Cooperation,
4-1, Ohtemachi 1 - Chome                Tel  +31 20 674 1000
Chiyoda-ku                              Fax  +31 20 674 1111
Tokyo 100 - 8144
Japan

Sumitomo Mitsui Banking Corporation,
1-2, Yurakucho 1 - Chome
Chiyoda-ku
Tokyo
Japan

The Bank of Tokyo-Mitsubishi, Ltd,
2-7-1, Marunouchi, Chiyoda-ku
Tokyo
Japan

KfW,
[address to follow]

CALYON New York Branch,

The Royal Bank of Scotland plc,
[address to follow]

The Bank of Nova Scotia,
[address to follow]

Mizuho Corporate Bank, Ltd.,
[address to follow]

Amsterdam, [__] September, 2005
Our ref    10023-14195 AMBA:227861.3
           VDS/KHAM

RE: OPINIONS TO BE PROVIDED IN CONNECTION WITH SMM CERRO VERDE NETHERLANDS B.V. AND SUMMIT GLOBAL MANAGEMENT II B.V. FOR THE CERRO VERDE PROJECT FINANCING

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at our London office, One New Change, London EC4M 9QQ, and at our Amsterdam office. Any reference to a partner or compagnon in connection with Allen & Overy LLP should be regarded as a reference to a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin and Warsaw.

Dear Sirs, Madam,

1. We have acted as legal advisers in the Netherlands to SMM Cerro Verde Netherlands B.V. (the SUMITOMO PARTICIPANT) and to Summit Global Management II B.V. (SGM and together with the Sumitomo Participant referred to as the DUTCH COMPANIES and each a DUTCH COMPANY), (i) in connection with the Sumitomo Participant entering into the Transfer Restrictions Agreement dated September [_] 2005 between the Sumitomo Participant and the other parties thereto as mentioned therein (the TRANSFER RESTRICTIONS AGREEMENT),
     (ii) the Dutch Companies entering into the Consent and Agreement dated September [_] 2005 between the Dutch Companies and the other parties thereto as mentioned therein (the CONSENT), and (iii) the Sumitomo Participant entering into the Share Pledge Agreement dated September [__] 2005 between the Sumitomo Participant and the other parties thereto as mentioned therein (the SHARE PLEDGE). The Transfer Restrictions Agreement, the Consent and the Share Pledge are herein collectively referred to as the AGREEMENTS and individually as an AGREEMENT. Capitalised terms defined in the Agreements have the same meaning when used in this opinion unless the context requires otherwise.

2.   We have examined:

     (a)  a copy of the executed Agreements;

     (b) a copy of an excerpt of the registration of the Sumitomo Participant in the relevant Trade Register (the TRADE REGISTER) dated 20 September 2005 and confirmed by telephone by the Trade Register to be correct on the date hereof (the SUMITOMO PARTICIPANT EXCERPT);

     (c) a copy of the articles of association (statuten) of the Sumitomo Participant dated 23 May 2005 as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the SUMITOMO PARTICIPANT ARTICLES);

     (d) a copy of the deed of incorporation (akte van oprichting) of the Sumitomo Participant dated 21 April 2005 (the SUMITOMO PARTICIPANT DEED OF INCORPORATION);

     (e) a copy of an excerpt of the registration of SGM in the relevant Trade Register (the TRADE REGISTER) dated 20 September 2005 and confirmed by telephone by the Trade Register to be correct on the date hereof (the SGM EXCERPT and together with the Sumitomo Participant Excerpt the EXCERPTS);

     (f) a copy of the articles of association (statuten) of SGM dated 30 March 2004 as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the SGM ARTICLES and together with the Sumitomo Participant Articles the ARTICLES);

     (g) a copy of the deed of incorporation (akte van oprichting) of SGM dated 24 April 2003 (the SGM DEED OF INCORPORATION and together with the Sumitomo Participant Deed of Incorporation the DEEDS OF INCORPORATION and each a DEED OF INCORPORATION);

     (h) a copy of a written resolution of the management board (bestuur) of the Sumitomo Participant dated [_] (the SUMITOMO PARTICIPANT BOARD RESOLUTION);

     (i) a copy of a written resolution of the management board (bestuur) of SGM dated [_] (the SGM BOARD RESOLUTION);

     (j) a copy of the executed power of attorney issued by the Sumitomo Participant dated [_] authorising G.A.J.S. Ratti, J.P.C. Cunza, E.L.L. Sandoval and L.E.P. Cisneros acting individually to execute and deliver the Share Pledge Agreement on behalf of the Sumitomo Participant (the SHARE PLEDGE POWER OF ATTORNEY);

     We have not examined any other agreement, deed or document entered into by or affecting the Dutch Companies or any other corporate records of the Dutch companies and have not made any other inquiry concerning it.

3.   We assume:

     (a)  the genuineness of all signatures;

     (b) the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to originals of all documents submitted to us as copies;

     (c) that the documents referred to in paragraph 2 above (other than the Agreements) were at their date, and have through the date hereof remained, accurate and in full force and effect and that the Agreements have through the date hereof remained in existence in the form in which they were presented to us;

     (d) that each Deed of Incorporation is a valid notarial deed (authentieke akte), the contents thereof were correct and complete as of the date thereof and there were no defects in the incorporation of each Dutch Company (not appearing on the face of each Deed of Incorporation) on the basis of which a court might dissolve each Dutch Company or deem it never to have existed;

     (e) that each Dutch Company has not been dissolved (ontbonden), granted a moratorium (surseance verleend) or declared bankrupt (failliet verklaard) (although not constituting conclusive evidence thereof, this assumption is supported by (i) the contents of the Excerpts and
          (ii) information obtained by telephone today from the insolvency office (afdeling insolventie) of the court in Amsterdam);

     (f) that the general meeting of shareholders of the Sumitomo Participant has not submitted any resolutions of the management board to its approval pursuant to Article 16(1) of the Sumitomo Participant Articles and that the general meeting of shareholders of SGM has not submitted any resolutions of the management board to its approval pursuant to Article 11(4) of the SGM Articles; we note that if any such approval were required but not given, this will not affect the legality, validity, binding effect or enforceability of the Agreements as executed by the Dutch Companies;

     (g) that the Share Pledge Power of Attorney has been executed and delivered on behalf of the Sumitomo Participant by Ichiro Abe and that the Share Pledge has been executed and delivered by any one of the following: G. A. J. S. Ratti, J. P. C. Cunza, E. L. L. Sandoval and L.
          E. P. Cisneros;

     (h) that the Agreements other than the Share Pledge have been executed and delivered on behalf of the Sumitomo Participant by [_] and on behalf of SGM by [_];

     (i) that the Agreements constitute legal, valid, binding and enforceable obligations of the Dutch Companies that are a party thereto in accordance with their terms under the law by which they are expressed to be governed;

     (j) that, insofar as any obligation of any Dutch Company under the Agreements falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the laws of the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction;

     (k) that any law, other than Dutch law, which may apply to the Share Pledge Power of Attorney or to the Agreements (or the transactions contemplated thereby) would not be such as to affect any conclusion stated in this opinion;

     (l) that each security right created by the Share Pledge has been validly created and can be enforced against each asset described therein as security for the payment and performance of the obligations and liabilities expressed to be secured thereby under the laws by which it is expressed to be governed;

     (m) that at the time a security right becomes effective pursuant to the Share Pledge, title to each asset which is made subject to that security right is held by the Sumitomo Participant;

     (n) that each Dutch Company has its centre of main interests within the meaning of the Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Procedures (the REGULATION) in the Netherlands and that it has not been subjected to any one or more of the insolvency and winding-up proceedings listed in Annex A or Annex B to the Regulation in any EU Member State, other than the Netherlands, on the date of execution of the Agreements;

4. This opinion is limited to the laws of the Netherlands currently in force (unpublished case law not included) excluding tax law (except as specifically referred to herein), the laws of the EU (insofar as not implemented in Dutch law or directly applicable in the Netherlands) and competition or procurement laws.

     We express no opinion as to matters of fact. We assume that there are no facts not disclosed to us which would affect the conclusions in this opinion.

     This opinion is limited to the Agreements and the matters contemplated therein and does not relate to any other agreement or matter. Nothing in this opinion should be taken as expressing an opinion in respect of any representation, warranty or other statement contained in the Agreements.

5. Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

     (a)  STATUS

          Each Dutch Company is duly incorporated and validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

     (b)  POWERS AND AUTHORITY

          Each Dutch Company has the corporate power and authority to enter into, incur and perform the obligations expressed to be assumed by it under each Agreement to which it is a party and has taken all necessary corporate action to authorise the execution and delivery of such Agreement. The Sumitomo Participant has all requisite power and authority to own its assets and conduct its business as set out in the objects and purposes clause of the Sumitomo Participant Articles. The Sumitomo Participant has the corporate power and authority to issue the Share Pledge Power of Attorney and has taken all necessary corporate action to authorise the execution and delivery of such Share Pledge Power of Attorney.

     (c)  DUE EXECUTION

          Each Agreement has been duly authorised, executed and delivered by the Dutch Company that is a party thereto. The Share Pledge Power of Attorney has been duly authorised, executed and delivered by the Sumitomo Participant.

     (d)  APPLICATION OF PROPER LAW

          The choice of law as contained in the Agreements would be upheld as a valid choice of law by Dutch courts and applied by those courts in proceedings in relation to the Agreements as the governing law thereof, except (i) to the extent that any term of an Agreement or any provision of the law applicable to that Agreement is manifestly incompatible with Dutch public policy and (ii) that mandatory provisions of Dutch law may be given effect if and insofar as, under Dutch law those provisions must be applied irrespective of the chosen law.

     (e)  LEGAL VALIDITY

          Subject to the opinion given under (d) above, each of the Agreements constitutes a legal, valid, binding and enforceable obligation of each Dutch Company in accordance with its terms and each Agreement is in proper form for its enforcement in Dutch courts.

     (f)  NON-CONFLICT WITH LAWS

          The execution by each Dutch Company of each Agreement to which it is a party does not and its performance of such Agreement will not (i) conflict with or result in a violation of any provision of the relevant Articles or the provisions of any published law, rule or regulation of general application of the Netherlands, and (ii) result in, or require the creation or imposition of, any lien, charge or encumbrance (other than under the Agreements) on any of its properties or revenues by operation of any law, rule or regulation referred to
          (i) above.

     (g)  CONSENTS

          No authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations or other requirements of governmental, judicial or public bodies or authorities of or in the Netherlands are required in connection with each Dutch Company's entry into or performance of the Agreements to which it is a party or for its validity or enforceability against the relevant Dutch Company, except for notice requirements to the Dutch Central Bank pursuant to the Act on Foreign Financial Relations (Wet financiele betrekkingen buitenland) 1994 and regulations promulgated thereunder. Failure to observe these requirements does not affect the validity or enforceability of the Agreements.

     (h)  PARI PASSU RANKING

          The obligations of each Dutch Company under the Agreements to which it is a party will rank at least pari passu with all its other unsecured obligations other than those preferred by statute, and with the exception of any rights of set-off or counterclaim which may be asserted by or against each Dutch Company.

     (i)  STAMP DUTIES

          No stamp or registration fee or duty or similar taxes or charges are payable in the Netherlands in connection with the execution or enforcement of the Agreements.

     (j)  NO IMMUNITY

          Each Dutch Company is subject to civil and commercial law with respect to its obligations under the Agreements to which it is a party, the entry into and performance of the Agreements to which it is a party by the relevant Dutch Company constitute private and commercial acts and neither of the Dutch Companies nor any of its assets located in the Netherlands enjoys any right of immunity from set-off, suit, attachment prior to judgment, execution or other legal process in respect of its obligations under the Agreements to which it is a party.

     (k)  SUBMISSION TO JURISDICTION

          The submission to jurisdiction by the Dutch Companies contained in the Agreements is valid and binding on the Dutch Companies and not subject to revocation. This submission does not preclude that claims for provisional measures in summary proceedings may be brought before a competent Dutch court.

     (l)  ENFORCEMENT OF FOREIGN JUDGMENTS

          There is no treaty between the United States of America and the Netherlands regarding the recognition and enforcement of judicial decisions. There is also no such treaty between Peru and the Netherlands. In the absence of such treaties,, a judgement rendered by a court in New York County in the City of New York or by a court in Lima-Cercado will not be enforced by Dutch courts. In order to obtain a judgement which is enforceable in the Netherlands, the claim must be relitigated before a competent Dutch court. If and to the extent that the Dutch court finds that the jurisdiction of the relevant foreign courts has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court would, in principle, give binding effect to the final judgement of the relevant foreign courts unless such judgement contravenes principles of Dutch public policy.

     (m)  NO RESIDENCY

          It is not a condition to the ability of any Secured Party to bring a legal action in a Dutch court against the Dutch Companies in respect of any Agreement that such Secured Party has complied with any requirements in the Netherlands necessary to enable it to do or carry on business in the Netherlands. The Secured Parties are not and will not be deemed resident, carrying on business, subject to taxation as such or subject to environmental liability in the Netherlands solely by reason of the execution, delivery, performance or enforcement of any of the Agreements to which they are a party.

     (n)  APPOINTMENT OF AGENT

          Assuming that CT Corporation System has, under the laws of the State of New York, been duly appointed by the Dutch Companies as their agent to receive service of process in the State of New York, service of process made on CT Corporation System pursuant to such appointment will, under the laws of the Netherlands, be considered served personally on the Dutch Companies for the purpose of proceedings in the State of New York if such service of process has been validly made under the law of the State of New York.

     (o)  PROPER FORM

          Each of the Agreements is in proper legal form under the laws of the Netherlands for the enforcement thereof in accordance with its terms against the Dutch Companies and, to ensure the legality, enforceability and admissibility in evidence of each of the Agreements in the Netherlands, it is not necessary that any of the Agreements or any other documents be filed or recorded with any court or other authority in the Netherlands or that any stamp or similar tax be paid on or in respect of any of the Agreements or that any of the Agreements be written, executed and delivered in Dutch pursuant to the laws of the Netherlands.

6.   This opinion is subject to the following qualifications:

     (a) This opinion is limited by all bankruptcy (faillissement), moratorium (surseance van betaling), fraudulent conveyance (Actio Pauliana) or similar laws affecting creditors' rights generally, provided that the security rights created by the Share Pledge Agreement will not be affected by a bankruptcy or moratorium of the Sumitomo Participant except as set forth in qualifications (b), (c) and (d) below.

     (b) Under the Dutch Bankruptcy Code, a receiver in bankruptcy can require the holder of a security right in an asset which forms part of the bankrupt estate to foreclose such security right within a reasonable period of time. If that holder fails to do so, the receiver may sell the assets himself, in the manner provided for in the Dutch Bankruptcy Code. In the latter case, the holder of the security right concerned may only realise its claim by submission thereof in the bankruptcy and will receive payment, if any, only through distribution of the proceeds of that sale less the holder's share in the bankruptcy costs and subject to the satisfaction of higher ranking claims of creditors. Furthermore, under the Dutch Bankruptcy Code, foreclosure by the holder of a security right in an asset which forms part of or which is in the control of the bankrupt estate or which is owned or controlled by a company which has been granted a moratorium, as the case may be, may be prevented by the bankruptcy judge (in case of bankruptcy) or by the court (in case of a moratorium), in each case for a maximum period of four months.

     (c) The validity of the Share Pledge Agreement may be affected by the provisions of section 42 of the Dutch Bankruptcy Code. These provisions grant to the receiver in bankruptcy of a company the right to challenge the validity of a security right granted by that company if (i) that security right is granted by the company without a legal obligation to do so, (ii) the rights of the creditors (including future creditors) are thereby prejudiced and (iii) there is knowledge on the part of the company and the party to which or for whose benefit the security right is granted that the rights of the creditors would be prejudiced thereby).

     (d) Under Dutch bankruptcy law, assets that are acquired or come into existence after bankruptcy or moratorium of the Sumitomo Participant, may not be subject to the security rights created by the Share Pledge Agreement and will therefore form part of the bankrupt estate. A right that is exercisable or a receivable that becomes due and payable after bankruptcy or moratorium will only be deemed to exist prior to the bankruptcy or moratorium if it is not subject to an act of the creditor or debtor thereof.

     (e) As used in this opinion, the term ENFORCEABLE means that the obligations referred to are of a type enforced by Dutch courts. It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, the enforcement being subject, inter alia, to the nature of the available remedies. We do not express any opinion as to whether specific performance or injunctive relief would be available in respect of any obligations of each Dutch Company under the Agreements to which it is a party.

     (f) The enforcement in the Netherlands of the Agreements and foreign judgments will be subject to the rules of civil procedure as applied by Dutch courts.

     (g) A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere.

     (h) Under Dutch law, each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by each Dutch Company in the Agreements, will terminate by force of law and without notice, upon bankruptcy of each Dutch Company and cease to have effect upon each Dutch Company having been granted a moratorium. The foregoing applies to any appointment of a service of process agent by the Dutch Companies.

     (i) Generally with respect to the enforcement by Dutch courts of security rights created under a law other than Dutch law (hereafter to be referred too as FOREIGN SECURITY RIGHTS), there is no conclusive case law in the Netherlands. The foreclosure and ranking of security rights and preferred rights in the Netherlands will be subject to Dutch law which has a fixed system and mandatory ranking of those rights.

          Provided that a foreign security right has been validly created and is enforceable under the law by which it is expressed to be governed and complies with the Dutch conflict of laws rules as set out below and subject to (i) the exceptions to the validity of a choice of law as set forth in our opinion contained in paragraph 5, sub-paragraph (d), and (ii) the other qualifications contained in this opinion, that foreign security right will be recognised in the Netherlands. If recognised, the foreign security right will be enforced, and have the same ranking, as the Dutch security right which, in content and purpose, most closely resembles it. This means that the secured party may not have more rights than it would have had if Dutch law had governed the security right concerned. We therefore do not opine on the enforceability in the Netherlands of the remedies afforded to the secured party and the powers and discretions awarded to a receiver, if any, in respect of a foreign security right under the law governing that right.

          Under Dutch conflict of laws rules a security right in a registered share in a company must constitute a legal, valid, binding and enforceable security right under the laws of the jurisdiction under which that company is incorporated.

7. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not always be identical to the concepts described by the English terms as such terms may be understood under the laws of other jurisdictions. This opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this opinion and all rights, obligations or liability in relation to it are governed by Dutch law and that any action or claim in relation to it can only be brought exclusively before the courts of Amsterdam, the Netherlands.

8. This opinion is given exclusively in connection with the Agreements and for no other purpose. This opinion is given for the sole benefit of its addressees and may not be relied upon by any other person without our prior written consent.

Yours faithfully,

------------------------------------
Allen & Overy

                                  Appendix I-14

            Form of Opinion of Estudio Aurelio Garcia Sayan, Abogados

                                                                   APPENDIX I-14

                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS

FRANCISCO MOREYRA GARCIA SAYAN                AURELIO GARCIA SAYAN
PEDRO GASTANETA GONZALES                          (1902 - 1997)
JOSE MIGUEL MORALES DASSO
ALFREDO GASTANETA ALAYZA                      AV. EL ROSARIO No 380
LUIS GASTANETA ALAYZA                         LIMA 27, PERU
OSCAR GASTANETA ALAYZA                        TELEFS.: (51-1) 440-7341 441-5157
MANUEL GASTANETA CARRILLO DE ALBORNOZ         FAX: (51-1) 440-5218 440-6393
AGUSTIN YRIGOYEN GONZALEZ DEL RIEGO           lgastaneta@garciasayan.com.pe
DIEGO CALMET MUJICA                           www.garciasayan.com.pe
ALBERTO VARILLAS CUETO
JAIME DURAND PLANAS                           MEMBER OF MERITAS
JUAN PEDRO PORTARO CAMET
ROSIE GADEA BENAVIDES
ROSSANA RODRIGUEZ RUIZ
DIEGO GRISOLLE FONTANA
SHIRLEY CARDENAS CHAMOCHUMBI
GONZALO RAFFO MONCLOA
AISSA PAREDES LEON

                                                     [__________________], 2005.


To: Japan Bank for International Cooperation
    KfW
    CALYON New York Branch
    The Royal Bank of Scotland plc
    The Bank of Nova Scotia
    Mizuho Corporate Bank, Ltd.
    Sumitomo Mitsui Banking Corporation
    The Bank of Tokyo-Mitsubishi

Ladies and Gentlemen:

     We have acted as Peruvian counsel to Compania de Minas Buenaventura S.A.A. ("Buenaventura") in connection with (i) the Completion Guarantee dated as of September [30], 2005 (the "Completion Guarantee") among Sumitomo Metal Mining Co., Ltd. ("SMM"), Buenaventura, Phelps Dodge Corporation ("PDC"), Japan Bank for International Cooperation ("JBIC"), Sumitomo Mitsui Banking Corporation ("Sumitomo Mitsui"), The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M"), KfW, CALYON New York Branch ("CALYON"), The Royal Bank of Scotland plc ("RBS"), The Bank of Nova Scotia ("Scotia Capital") and Mizuho Corporate Bank, Ltd. ("Mizuho"); (ii) the Share Pledge Agreement dated as of September 30, 2005 (the "Share Pledge Agreement")

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS
among SMM Cerro Verde Netherlands B.V. ("Sumitomo"), Buenaventura, Cyprus Climax Metals Company ("Cyprus") and Citibank del Peru S.A. ("Citibank-Peru"); (iii) the Transfer Restrictions Agreement dated as of September 30, 2005 (the "Transfer Restrictions Agreement") among Sumitomo, Buenaventura, Cyprus, SMM, SC, PDC, JBIC, Sumitomo Mitsui, BOT-M, KfW, CALYON, RBS, Scotia Capital and Mizuho; (iv) the Shareholders Agreement dated as of June 1, 2005 (the "Shareholders Agreement") among Sumitomo, SMM, SC, Summit Global Management B.V. ("Summit"), Buenaventura, Cyprus, PCD and Sociedad Minera Cerro Verdi S.A.A. ("Cerro Verde"); and (v) the Consent and Agreement dated as of September 30, 2005 (the "Consent") among Sumitomo, SMM, SC, Summit, Buenaventura, Cyprus, PCD and Cerro Verde. The Completion Guarantee, the Share Pledge Agreement, the Shareholders Agreement, the Consent and the Transfer Restrictions Agreement are hereinafter called, jointly, the "Financing Agreements". Capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Completion Guarantee.

     In connection with the opinions hereinafter expressed, we have examined originals or copies, whether certified or not, of such all public and corporate records, resolutions, certificates and other documents and approvals of Buenaventura as we have considered necessary or appropriate in rendering this opinion.

     In our examination, we have assumed the legal capacity of all individuals executing the Financing Agreements, the genuineness of all signatures and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Financing Agreements.

     In giving the opinions below, we have further assumed (without investigation on our part):

     (i) the due organization and valid existence under the laws of its jurisdiction of incorporation of each of the parties to the Financing Agreements, except Buenaventura;

     (ii) each of the parties to the Financing Agreements, other than Buenaventura, has full power and authority to execute and deliver the Financing Agreements; and

     (iii) the execution and delivery of the Financing Agreements and the performance by the parties thereto, other than Buenaventura, of their obligations thereunder have been duly authorized by all requisite action and the Financing Agreements are valid, binding and enforceable under

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS
          the laws of each jurisdiction in which any obligations thereunder are to be performed or in which any party thereto has been formed or organized.

     Based upon the foregoing, having regard to legal considerations we deem relevant and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that insofar as the laws of Peru are concerned:

     (1) Buenaventura is a sociedad anonima abierta duly organized, validly existing and in good standing under the laws of Peru which has all requisite power and authority to own its property and to conduct its businesses as it is currently being conducted.

     (2) Buenaventura has full power and authority to (i) enter into each of the Financing Agreements, (ii) incur and perform the obligations therein contained and (iii) grant to the Secured Parties the security interests in its property purported to be covered by the Share Pledge Agreement.

     (3) There is no provision of any treaty, law, statute, regulation, rule, order or decree in or of Peru or any political subdivision thereof, nor award, decree or judgment of any court or governmental authority of competent jurisdiction to which Buenaventura is subject, and no provision of the organizational deed and bylaws of Buenaventura, (i) which would prohibit, conflict with or in any way prevent the execution, delivery or performance by Buenaventura of any of the Financing Agreements or which would result in the creation or imposition under the laws of Peru of any lien, security interest, charge or encumbrance of any nature upon any property of Buenaventura (except those created pursuant to the Share Pledge Agreement), (ii) that violate or conflict with, constitute (with notice or lapse of time, or both) a default under, or result in a breach of, any indenture, mortgage, lien, material agreement or other material contracts to which Buenaventura is a party or (iii) that violate or result in a breach of any of the terms, conditions or provisions or any order of any court arbitrator or governmental authority or regulatory body or Peru or contravene any law or regulation of Peru; except for application of Article 254 of the General Corporations Law (Ley General de Sociedades No 26887) under which any agreement regarding restrictions to the transfer of shares issued by a company organized as a sociedad anonima abierta will not be enforceable against such issuer.

     (4) Each of the Financing Agreements has been duly authorized, executed and delivered by Buenaventura and constitutes the valid and legally binding obligation of Buenaventura enforceable against Buenaventura in accordance with its terms, except for (i) limitations that may arise from

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS
          bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws that affect the rights of creditors generally; and (ii) application of Article 2049 of the Peruvian Civil Code under which provisions of a foreign law shall be excluded if they are incompatible with international public order or good customs.

     (5) All authorizations, approvals, consents, filings, registrations and recordations that are necessary or advisable with respect to (i) the execution, delivery and performance of each Financing Agreement by Buenaventura, (ii) the validity or enforceability in Peru of the obligations of Buenaventura under any of the Financing Agreements and
          (iii) the admissibility in evidence in a court in Peru of the Financing Agreements have been made, and all stamp and other duties or taxes required to be paid thereon have been paid, except for the admissibility in evidence of the Completion Guarantee and the Transfer Restrictions Agreement, where the procedure described in paragraph
          (12) below shall have to be followed. No further authorization or approval of other action by, and no notice to or filing with, any Peruvian governmental authority or any third party is required under the laws of Peru for the execution, delivery or performance by Buenaventura of any of the Financing Agreements.

     (6) The Share Pledge Agreement has been executed through a notarized Peruvian public deed and registered in the Share Pledge Registry (Matricula de Acciones) of Sociedad Minera Cerro Verde S.A.A or the Account Annotation (Anotacion en Cuenta) in CAVALI, as the case may be, creating a valid and fully perfected first ranking security interest upon the property purported to be covered thereby as security for the payment in full of the Secured Obligations, subject to no other equal or prior mortgages, pledges, liens, security interests, rights of reversion, assignments or other encumbrances or rights of others whatsoever enforceable in Peru against Buenaventura, any attaching creditor and third parties, except limitations that may arise from bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and or other similar laws that affect the rights of creditors generally. No further approval, consent, authorization, notarization or other formality in Peru, and no notice to or filing with any Peruvian governmental authority or any third party, is required to be obtained or accomplished, and no fee, duty or tax is required to be paid, for the maintenance, preservation and continued perfection and first priority nature of such security interest and lien, or the remedies in respect of the collateral pursuant to the Share Pledge Agreement, except obligations that are mandatorily preferred by law, such as labour obligations.

                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS

     (7) The choice of the law of the State of New York, United States of America, set forth in Section 9.05 of the Completion Guarantee,
          Section 4.03 of the Transfer Restrictions Agreement and Section 5(d) of the Consent are legal, valid and binding, and will be recognized and enforced by the Peruvian Courts, provided it is not incompatible with international public order or good customs.We have no reason to believe that any of the obligations under the Completion Guarantee, the Transfer Restrictions Agreement and the Consent are contrary to international public order or good customs, nor to Peruvian public policy (including public conduct and good morals) or any international treaties binding upon Peru or any of the generally accepted principles of international law.

     (8) The submission by Buenaventura to the non-exclusive jurisdiction of any Federal or State Court located in New York County in the City of New York, United States of America, set forth in Section 9.13(a) of the Completion Guarantee, Section 4.08(a) of the Transfer Restrictions Agreement and Section 5(d) of the Consent with respect to matters arising under or in connection with the Completion Guarantee, the Transfer Restrictions Agreement and the Consent is valid and effective under the laws of Peru, provided that such submission is not an abuse of law, is not contrary to Peruvian public order and the matter being submitted to such foreign Court is not subject to the exclusive jurisdiction of Peruvian Courts. In our opinion, the submission of the Completion Guarantee, Transfer Restrictions Agreement and the Consent to the non-exclusive jurisdiction of the Federal or State Courts located in the New York County in the City of New York is not an abuse of law, is not contrary to Peruvian public order and the matters therein referred are not subject to the exclusive jurisdiction of Peruvian Courts. However, if a claim is filed in a Peruvian Court, it could be disallowed by such Court upon request of the defendant if a claim on the same matter has been filed previously in a Federal or State Court located in the New York County in the city of New York, to avoid simultaneous or concurrent procedures and the risk of having different judgments on the same matter.

     (9) Assuming that CT Corporation System has, under the laws of the State of New York, been duly appointed by Buenaventura as its agent to receive service of process in the State of New York, service of process made on CT Corporation System pursuant to such appointment will, under the laws of Peru, be considered served personally on Buenaventura and satisfy the conditions of Peruvian law.

     (10) A final judgment against Buenaventura for the payment of money obtained in any Court located in the New York County in the City of New York

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS

          ("New York"), would be recognized, conclusive and enforceable in the Courts of Peru without reconsideration on the merits, so long as the following conditions are met:

     (1) if there is any treaty for the enforcement of judgments between Peru and the United States of America, the provisions of such treaty will apply;
     (2) in the absence of such treaty, the reciprocity principle is applicable, pursuant to which a judgment given by the Courts of New York will be admissible in the Courts of Peru and will be enforceable thereby, except if according to the laws of New York as interpreted or applied by the Courts of New York (i) judgments issued by Peruvian Courts are not admissible in the Courts of New York or (ii) judgments issued by Peruvian Courts are subject to reexamination by the Courts of New York, such reciprocity being presumed under the laws of Peru (3) in either case: (i) such judgment does not resolve matters which are subject to the exclusive jurisdiction of Peruvian Courts; (ii) the Courts of New York is the competent jurisdiction under its own conflict of law rules and general principles of procedural jurisdiction; (iii) the defendant against whom the enforcement is sought has been summoned in accordance with the laws of New York and a reasonable term to appear before the Court as well as the procedural guarantees to defend his case were granted to the defendant in accordance with the laws of New York; (iv) the judgment has the authority of res judicata under the laws of New York; (v) there are no pending legal proceedings between the same parties related to the same matter, started prior to the filing of the complaint that concluded with the judgment issued by the Courts of New York; (vi) such judgment is not incompatible with another judgment meeting the admissibility and enforceability requirements required by Peruvian law, previously issued in respect of the same subject matter; and (vii) such judgment is not contrary to public order and good customs.

     (11) The submission by Buenaventura to the arbitration in accordance with the UNCITRAL Arbitration Rules set forth in Section 9.16(a) of the Completion Guarantee for the resolution of any dispute on the matters expressly stated in such Section is valid and effective under the Arbitration General Law No. 26572 (Ley General de Arbitraje) and shall be enforceable in Peru without reconsideration of the merits.

     (12) To ensure the enforceability or admissibility in evidence in Peru of any document executed or granted outside Peru, including any document containing a judgment issued by the Courts of a place outside Peru, such document must be authenticated before the competent Consul of Peru and before the Ministry of Foreign Affairs in Peru. In addition, any document

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS
          written in any language other than Spanish must be officially translated into Spanish by an official public translator in Peru prior to its submission for consideration of any Peruvian authority or its admission as evidence in any Courts of Peru, and such official Spanish translation would prevail over its original version.

     (13) There are no procedural bars to prevent the commencement of a proceeding against Buenaventura by a party to a Financing Agreement in a court of competent jurisdiction in Peru, pursuant to the terms of each Financing Agreement and based upon its obligations under a Financing Agreement and such courts would be prepared to accept jurisdiction over any such action or proceeding, except that a court in Peru may decline to accept jurisdiction over an action or proceeding based on the principle of forum non conveniens as it is applied in Peru or based upon proceedings brought on the same cause of action in another jurisdiction and subject to Section 12.16(a) of the Master Participation Agreement, Section 9.13(a) of the Completion Guarantee, Section 4.08(a) of the Transfer Restrictions Agreement,
          Section 5 of the Consent and Section 14.2 of the Share Pledge
          Agreement.

     (14) There are no actions, suits or proceedings including arbitral duly served against, or to our knowledge (after due inquiry) threatened against or affecting Buenaventura or any of its assets that could reasonably be expected to materially and adversely affect its ability to perform any of its obligations under the Financing Agreements or that question the legality, validity and enforceability of the Financing Agreements. Buenaventura is not in default with respect to any order, judgment or decree of any governmental authority or regulatory body or any arbitrator in Peru in a manner or to an extent that could reasonably be expected to have such an effect and there are no orders, judgments or decrees of any governmental authority, regulatory body or any arbitrator in Peru outstanding against Buenaventura or affecting its assets that could reasonably be expected to materially and adversely affect its ability to perform any of its obligations under the Financing Agreements.

     (15) The obligations of Buenaventura under each of the Financing Agreements rank pari passu with or senior to, in right of the payment, with all other unsecured and unsubordinated obligations of Buenaventura, except obligations that are mandatorily preferred by law.

     (16) Buenaventura is subject to civil and commercial law with respect to its obligations under each of the Financing Agreements, and the making and performance by it of such Financing Agreements constitute private and

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                                     ESTUDIO
                              AURELIO GARCIA SAYAN
                                    ABOGADOS
          commercial acts, rather than governmental or public acts. Neither Buenaventura nor any of its respective assets or properties has in Peru any immunity from jurisdiction of any court or from any legal process in Peru (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

     (17) It is not a condition to the ability of any Secured Party to bring a legal action in the courts of Peru against Buenaventura in respect of any Financing Agreement that such Secured Party has complied with any requirements in Peru necessary to enable it to do or carry on business in Peru. The Secured Parties are not and will not be deemed resident, carrying on business, subject to taxation as such or subject to environmental liability in Peru solely by reason of the execution, delivery, performance or enforcement of any of the Financing Agreements to which they are a party.

     (18) As of the date of this Legal opinion, Buenaventura owns [include number of shares] of the Borrower, all of which are free and clear form any pledge, lien or encumbrance, other than the Share Pledge Agreement and the Transfer Restriction Agreement.

     We are attorneys duly qualified to practice law in Peru and we express no opinion herein as to any laws other than the laws of Peru as in effect on the date hereof.

     This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by anyone other than you and your counsel in connection with such transactions.

                                        Very truly yours,

                                        ----------------------------------------
                                        Gonzalo Raffo Moncloa

                                                                     APPENDIX II

                                    INSURANCE

(A) Insurance by the Borrower: The Borrower shall procure or cause another Person to procure at Borrower's own expense and maintain in full force and effect at all times on and after the Closing Date (unless otherwise specified below) and continuing throughout the term of this Agreement (unless otherwise specified below) insurance policies with insurance companies (i) having a Best Insurance Reports rating of "A-" or better and an financial size category of "VIII" or higher, or (ii) having a Standard & Poor's financial strength rating of "BBB+" or higher, or (iii) reasonably acceptable to the Administrative Agent, or (iv) of sound financial standing and good repute which does not meet any of above subsections (i), (ii) or
     (iii), subject to such insurers not constituting more that 10% of the total amount at risk on any one policy. Such insurance policies shall contain limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below. If an insurance company cannot meet the requirements of the above subsections (i), (ii) or (iv), the Administrative Agent may require that all or part of the risk be reinsured and that an agreement be in effect that allows the Borrower or Senior Facility Lenders direct access to any reinsurers for direct payment of premiums and losses; provided that, the provisions of any such reinsurance, including the rights of the Senior Facility Lenders and any limitation on the rights of the Borrower or Senior Facility Lenders, with regard to the reinsurers, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (vi) any such reinsurers shall also be subject to the same financial approval standards as outlined above in subsections (i), (ii) and (iv).

     (1) General Liability Insurance: Liability insurance on an occurrence basis against claims filed anywhere in the world and occurring anywhere in the world for the Borrower's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, contractual liability, independent contractors and sudden and accidental pollution liability (which may be written separately on a claims made basis) with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage. A maximum deductible or self-insured retention of $100,000 per occurrence shall be allowed.

     (2) Automobile Liability Insurance: Automobile liability insurance for the Borrower's liability arising out of claims for bodily injury and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Borrower, including loading and unloading, with a $1,000,000 minimum limit per accident for combined bodily injury and property damage. A


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

          maximum deductible or self-insured retention of $100,000 per occurrence shall be allowed.

     (3) Excess Liability Insurance: Excess liability insurance on an occurrence basis covering claims (on at least a following form basis) in excess of the underlying insurance described in the foregoing subsections (1) and (2), with a $74,000,000 minimum limit per occurrence except for insurance applicable to the Sulfide Project where a $49,000,000 minimum limit is required.

          The amounts of insurance required in the foregoing subsections (1),
          (2) and this subsection (3) may be satisfied by Borrower purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

     (4) Aircraft Liability Insurance: Aircraft liability insurance if the Borrower uses an aircraft (fixed wing or helicopter) that is owned, operated or chartered by the Borrower, for liability arising out of the operation of such aircraft. The insurance shall be provided for a combined single limit not less than $15,000,000 each occurrence and such limit shall apply to bodily injury (including passengers) and property damage liability. In the event the Borrower charters aircraft, the foregoing insurance and evidence of insurance may be furnished by the owner of the aircraft with the Borrower included as additional insured. In the event that a chartered aircraft hull is insured, such insurance shall provide for an insurer's waiver of subrogation in favor of Borrower.

     (5) Construction All Risk Insurance: Property damage insurance on an "all risk" basis covering the Sulfide Project and insuring the Borrower and Senior Facility Lenders, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, sabotage, windstorm, boiler and machinery accidents (excluding mobile equipment), strike, riot, civil commotion and "terrorism". For purposes of this clause "terrorism" shall be defined as an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or governments(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear. The terrorism coverage may be insured under a separate policy.


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

          (a)  Property Covered: The insurance policy shall provide coverage for
               (i) the permanent structures, boilers, machinery, equipment (excluding construction equipment), facilities, fixtures, supplies (excluding consumables) and other properties constituting a part of the Sulfide Project, (ii) free issue items used in connection with the Sulfide Project, (iii) the inventory of spare parts to be included in the Sulfide Project, (iv) all preliminary works, temporary works and interconnection works and
               (v) foundations and other property below the surface of the ground (excluding piles).

          (b) Additional Coverages: The insurance policy shall insure (i) operational and performance testing for a period not less than 90 days, (ii) expediting expenses in an amount not less than 20% of the loss subject to a maximum of $10,000,000, (iii) off-site storage with a sub-limit of $10,000,000 and (iv) the removal of debris with a sub-limit not less than 10 percent of the loss amount, subject to a maximum of $10,000,000.

          (c) Special Clauses: The insurance policy shall include (i) a 72 hour flood/storm/earthquake clause, (ii) a 50/50 clause, (iii) an other insurance clause making this insurance primary over any other insurance, (iv) a currency clause requiring that loss payments be paid in U.S. Dollars, (v) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium and (vi) an extension clause allowing the policy period to be extended up to 3 months without modification to the terms and conditions of the policy, excluding premium costs.

          (d)  Prohibited Exclusions: The insurance policy shall not contain any
               (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing, mechanical breakdown, (iii) exclusion for property covered under any guarantee or warranty arising out of an insured peril, or (iv) exclusion for resultant damage caused by wear and tear, deterioration, normal subsidence, settling, cracking, expansion or contraction, faulty workmanship, design or materials.

          (e) Sum Insured: The insurance policy shall (i) be on a completed value form, with no periodic reporting of values, (ii) insure the Sulfide Project for an amount not less than $600,000,000, (iii) value losses at replacement cost (excluding mobile equipment which may be insured on an ACV basis), without deduction for physical depreciation or obsolescence including custom duties, taxes and fees, (iv) insure loss or damage from earth movement and flood with a


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

               sub-limit not less than $250,000,000 including Delayed Startup Coverage, (v) insure terrorism in an amount not less than $100,000,000 which may be insured under a separate policy and
               (vi) insure SRCC perils in an amount not less than $25,000,000.

          (f) Deductible: The insurance policy shall have no deductible greater than 5% of the value at risk at the time of loss for earthquake (subject to a maximum of $7,500,000) and $500,000 per occurrence for all other coverage.

          (g) Policy Expiration: The insurance policy shall remain in effect until replaced by operational property damage insurance as specified in Section (A)(9) below.

     (6) Delayed Startup Insurance: Until the date of Start-up of Commercial Production, delayed startup coverage covering the Sulfide Project and insuring the Borrower and Senior Facility Lenders, as their interests may appear, covering loss of income as a result of any loss or damage insured by Section (5) above resulting in a delay in completion of the Sulfide Project beyond its anticipated date of completion in an amount not less than $315,000,000.

          Such insurance shall (a) have a deductible of not greater than 60 days aggregate for all occurrences during the construction period, (b) include an interim payments clause allowing for the periodic payment of a claim pending final determination of the full claim amount, (c) cover loss sustained due to the loss of electrical or water supply in an amount not less than $5,000,000, and (d) not contain any form of a coinsurance provision or include a waiver of such provision, however, this coinsurance provision shall not apply to the "average" clause.

          Coverage shall remain in effect until replaced by business interruption insurance as specified in Section (A)(10) below.

     (7) Marine Cargo Insurance: Until the date of Start-up of Commercial Production, cargo insurance insuring the Borrower and Senior Facility Lenders, as their interests may appear, on a "warehouse to warehouse" basis including land, air and marine transit insuring "all risks" of loss or damage on a replacement cost basis plus freight and insurance from the time the goods are in the process of being loaded for transit until they are finally delivered to the Sulfide Project site including shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall (a) include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, jettison, washing and loss overboard of containers and debris removal (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause, a non-vitiation clause (which shall be satisfied if Section (D)(4) "Separation of Interests" is satisfied), (c) contain no exclusion for inadequate packing, and (d) insure for the replacement value of the largest single shipment plus freight and insurance, subject to a minimum limit of $30,000,000 per conveyance. Such insurance shall have a maximum deductible of $25,000 per conveyance.

     (8) Marine Cargo Delayed Startup Insurance: Until the Completion Release Date, delayed startup insurance insuring the Borrower and Senior Facility Lenders, as their interest may appear, covering loss of income due to a delay in the completion of the Project arising out of an event insured by the marine cargo insurance. Such insurance shall
          (a) include an interim payments clause allowing for the periodic payment of a claim pending final determination of the full claim amount and (b) loss, breakdown or damage to the hull, machinery or equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in completion of the Sulfide Project beyond their anticipated date of completion in an amount not less than $315,000,000. Such insurance shall have a deductible of not greater than 30 days per occurrence.

     (9) Operational Property Damage Insurance: Property damage insurance on an "all risk" basis, covering the Sulfide Operations (commencing at the expiration of the construction all risk coverage) and the Current Operations (commencing as of the Closing Date) (and collectively with the Sulfide Operations, the "Facility"), insuring the Borrower and Senior Facility Lenders, as their interests may appear, including coverage against damage or loss caused by earth movement (including but not limited to earthquake, sabotage, landslide, subsidence and volcanic eruption), flood, windstorm, boiler and machinery accidents, strike, riot, civil commotion and "terrorism". For purposes of this clause "terrorism" shall be defined as an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or governments(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear. Terrorism may be insured under a separate policy.

          (a) Property Insured: The property damage insurance shall provide coverage for (i) all real and personal property constituting a part of the Facility, (ii) the cost of recreating plans, drawings or any other documents or computer system records, (iii) electronic equipment and (iv) foundations and other property below the surface of the ground.

          (b) Additional Coverages: The property damage policy shall insure (i) when needed, insured property prior to its being moved to or from the Project site and while located away from the Project site, including ocean marine and air transit coverage (if applicable) with limits sufficient to insure the full replacement value of the property or equipment (other than mobile equipment), (ii) reasonable attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property, (iii) increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances, (iv) debris removal and (v) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss).

          (c) Special Clauses: The property damage policy shall include (i) a 72 hour clause for flood, windstorm and earthquakes, (ii) an unintentional errors and omissions clause, (iii) a requirement that the insurer pay losses within 60 days after receipt of an acceptable proof of loss or partial proof of loss, (iv) an other insurance clause making this insurance primary over any other insurance (excluding the extended maintenance coverage provided by the construction all risk policy) and (v)a clause requiring payment in U.S. dollars.

          (d) Sum Insured: The property damage policy shall (i) value property damage losses at their repair or replacement cost (excluding mobile equipment which may be insured at ACV), without deduction for physical depreciation or obsolescence, including custom duties, taxes and fees and (ii) insure the Facility in an amount not less than $500,000,000 including the business interruption coverage, including any improvements, equipment, spare parts and supplies, without deduction for physical depreciation and/or obsolescence. For those perils and coverages required to be insured by this Section (9), sub-limits are allowed only for the following coverages and subject to the following minimum limits.

               -    Professional fees - $1,000,000

               -    Undamaged property & building laws - $10,000,000

               -    Debris removal - lesser of 10% of the loss or $10,000,000

               -    Expediting expenses - $10,000,000

               -    Flood - $100,000,000

               -    Earthquake - $250,000,000

               -    Terrorism - $100,000,000

               -    Extra expenses - $100,000,000

               -    Property in transit - $10,000,000

               -    Pit walls and haul roads - $25,000,000

               -    Tailings dam - $25,000,000

          (e) Deductibles: As respects this Appendix II the property damage policy may have deductibles of not greater than $25,000,000 per occurrence for property damage and business interruption combined.

          (f) Prohibited Exclusions: The property damage policy shall not contain any (i) coinsurance provision, (ii) exclusion for loss or damage resulting from freezing, mechanical breakdown, (iii) exclusion for property covered under any guarantee or warranty arising out of an insured peril or (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling cracking, expansion or contraction, faulty workmanship, design or materials.

     (10) Business Interruption Insurance: Business interruption insurance, covering the Sulfide Project (on or prior to the expiration of the delayed startup coverage) and the Current Operations (collectively with the Sulfide Operation the "Facility") insuring the Borrower and Senior Facility Lenders, as their interests may appear, covering loss of income sufficient to insure the Borrower's continuing normal operating expenses including payroll and debt service for a period not less than 15 months, arising from any loss required to be insured by the operational property damage insurance section above in an amount not less than $500,000,000, including the operational property damage coverage.

          Such insurance shall (a) include coverage for electrical or water service interruption in an amount not less than $10,000,000 and (b) include a clause allowing interim payments on account pending finalization of the claim payment. Such insurance shall not contain any coinsurance clause or include a waiver of such clause.

          Such insurance shall be subject to a maximum deductible of $25,000,000 per occurrence.

(B)  Amendment of Requirements:

     (1) Amendment by the Administrative Agent: The Administrative Agent (acting upon instructions from the Supermajority Facility Lenders) may at any time recommend amending the minimum insurance requirements and approved insurance companies of this Appendix II due to (i) new information not known by the Senior Facility Lenders on the Closing Date which poses a material risk to the Project or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Administrative Agent renders such coverage materially inadequate.

          The Administrative Agent shall provide notice to the Borrower along with a report setting forth the reasoning for the proposed amendment. The Administrative Agent and the Borrower shall negotiate the recommendation promptly and in good faith. The resultant agreed amended requirement(s) shall become effective on the next policy anniversary or renewal date unless otherwise agreed.

     (2) Amendment Due To Commercial Unfeasibility: In the event any insurance or insurance related provisions (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market:

          (i) the Borrower shall have the right to request in writing a waiver from the requirement to maintain such insurance or to comply with such insurance related provision, which request shall be accompanied by a written report prepared by the Insurance Advisor, certifying that such insurance is "not reasonably available and commercially feasible" (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions;

          (ii) the waiver shall be deemed to be granted if the Administrative Agent acting upon instructions from the Majority Facility Lenders does not object in writing to such request within 30 Business Days of receipt of the notice requesting such waiver;

          (iii) at any time after the effectiveness of any such waiver, but not more often than once a year, the Administrative Agent (acting upon instructions from the Majority Facility Lenders) may request, and the Borrower shall furnish to the Administrative Agent within sixty (60) days after such request, supplemental reports reasonably acceptable to the Administrative Agent from the Insurance Advisor updating their prior report and reaffirming such conclusion; and

          (iv) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market.

          For purposes of this sub-section, insurance will be considered "not reasonably available and commercially feasible" if it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Sulfide Project or the Current Operations because of such excessive costs.

(C)  Borrower Conditions and Requirements:

     (1) Loss Notification: The Borrower shall promptly notify the Administrative Agent of any single loss or event reasonably likely to give rise to a claim against an insurer for an amount in excess of $10,000,000 covered by any insurance policy after application of the deductible in the policy.

     (2) Loss Adjustment and Settlement: A loss under the insurance policies providing construction all risk, operational property damage, delayed startup, marine cargo, marine cargo delayed startup or business interruption, shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, who shall consult in good faith with the Administrative Agent if such loss is in excess of $10,000,000 after application of the deductible in the policy. In addition the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $35,000,000 the terms of such settlement is concurred with by the Administrative Agent.

     (3) Compliance With Policy Requirements: The Borrower shall not intentionally violate or permit to be violated any of the material conditions, provisions or requirements of any insurance policy required by this Appendix II, and without prejudice to Section B(2) above, the Borrower shall use commercially reasonable efforts to perform, satisfy and comply with, or cause to be performed, satisfied and complied with, all conditions, provisions and requirements of all insurance policies.

     (4) Waiver of Subrogation: The Borrower hereby waives any and every claim for recovery from the Senior Facility Lenders for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall endeavor to cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver. Multiple Insured Clause (Paragraph 7 deleted) shall apply under CAR/DSU policy. Waiver of subrogation requirements shall not apply to the construction liability policy.

     (5) Evidence of Insurance: On the Closing Date and on an annual basis prior to each policy anniversary, the Borrower shall furnish the Administrative Agent with (1) evidence of insurance evidencing all of the insurance required by the provisions of this Appendix II. Such evidence of insurance shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the evidence of insurance itself. Such evidence of insurance shall identify the insurer, the type of insurance, the insurance limits and the policy term and shall specifically contain the special provisions enumerated for such insurance required by this Appendix II. Upon request, the Borrower will promptly furnish the Administrative Agent with copies of all insurance policies, reinsurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Borrower.

     (6) Reports: On the Closing Date and annually thereafter within 10 business days of the property insurance renewal or anniversary, the Borrower shall furnish the Administrative Agent with a report of a broker not directly employed with the Borrower, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in full force and effect and is in accordance with the terms of this Appendix II and attaching a schedule of insurance policies required by the provisions of this Appendix II. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

          In addition the Borrower will advise the Administrative Agent in writing promptly of (1) failure to maintain insurance in compliance with the minimum insurance required by this Appendix II and (2) any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Appendix II.

(D)  Insurance Policy Conditions and Requirements

     (1) Loss Survey: All policies of insurance required to be maintained pursuant to this Appendix II, wherein more than one insurer provides the coverage on any single policy, shall have clause (or a separate agreement among the insurers) wherein all insurers have agreed upon the employment of a single firm to survey and investigate all losses on behalf of the insurers. Where the insurer(s) on any single policy do not meet the financial rating requirements specified in this Appendix II, the provisions of this clause shall also apply to all reinsurers where the reinsurers and insurers will have agreed upon a firm with authority to survey and investigate losses on behalf of all insurers and reinsurers.

     (2) Policy Cancellation and Change: All policies of insurance or reinsurance required to be maintained pursuant to this Appendix II shall be endorsed so that if at any time they are canceled (by any party including the insured) so as to affect the interests of the Senior Facility Lenders, such cancellation shall not be effective as to the Senior Facility Lenders for 60 days (30 days for marine cargo/DSU), except for non-payment of premium which shall be for 10 days, after notification to the Administrative Agent of written notice from such insurer of such cancellation or reduction. Where it is impossible for the Borrower to obtain agreement from insurers for such notice, an agreement with its insurance broker to provide the notice will be acceptable.

     (3) Miscellaneous Policy Provisions: The portions of the insurance policies providing the required construction all risk, operational property damage, delayed startup, marine cargo, marine cargo delayed startup or business interruption insurance shall (i) not include any annual or term aggregate limits of liability except for the delayed startup limit and the perils of flood, earth movement and terrorism,
          (ii) have any aggregate limits of liability apply separately with respect to the Facility excluding flood, (iii) not include a clause requiring the payment of additional premium to reinstate the limits after loss (excluding the construction all risk, delayed startup insurance and the perils of flood, earth movement and terrorism provided under the operational property and business interruption insurance), (iv) include the

          Senior Facility Lenders as additional insureds as their interest may appear, (v) with the exception of the marine cargo/DSU, CAR and delayed startup policy, include a clause requiring the insurer to make final payment on any claim within 60 days after the submission of proof of loss and its acceptance by the insurer and (vi) shall be denominated and losses payable in Dollars.

     (4) Separation of Interests: All policies shall insure the interests of the Senior Facility Lenders regardless of any breach or violation by the Borrower or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of the Borrower or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project. This section does not apply to the marine cargo survey warranty. This requirement can be met by the use of a mortgagee clause substantially similar to form 438BFU or the multi-insured clause. The construction all risk policy is subject to the multiple insured clause with paragraph 7 deleted.

     (5) Liability Insurance Endorsements: All policies of liability insurance required to be maintained by the Borrower shall be endorsed as follows:

          (a)  To name the Senior Facility Lenders as additional insureds;

          (b) To provide a severability of interests and/or cross liability clause or a separation of insureds clause;

          (c) Other than the automobile liability insurance, that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Senior Facility Lenders, and

          (d) Maintain policies denominated and losses payable in Dollars (to the extent permitted by Peruvian laws and regulations from time to time).

     (6) Payment of Loss Proceeds: The insurance policies providing construction all risk, operational property damage, delayed startup, marine cargo, marine cargo delayed startup or business interruption, if issued outside of Peru or reinsurance policies if the primary policies are issued within Peru, shall specify that the proceeds of such policies shall be payable solely to the Trustee for deposit in the Proceeds Account. All proceeds paid within Peru from such policies shall be paid to the Onshore Collateral Agent for deposit into the Onshore Dollars Account or the Onshore Nuevo Soles Account as applicable.

(E) Failure to Maintain Insurance: In the event the Borrower fails, or fails to cause the Contractor or the Operator, to take out or maintain the full insurance coverage required by this Appendix II, the Administrative Agent, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Administrative Agent shall become an additional obligation of the Borrower to the Administrative Agent, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Past-Due Rate from the date so advanced.

(F) No Duty of Senior Facility Lenders to Verify or Review: No provision of this Appendix II or any provision of the Credit Agreement or any Project Document shall impose on the Senior Facility Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Senior Facility Lenders be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of the Senior Facility Lenders to pursue or obtain the evidence of insurance required by this Agreement from the Borrower and/or failure of the Senior Facility Lenders to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(G) Acceptable Policy Terms and Conditions: The portions of all policies of insurance required to be maintained pursuant to this Appendix II shall contain terms and conditions reasonably acceptable to the Administrative Agent. If the requirements of this Appendix II are satisfied through a global insurance policy maintained by PDC or any of its Affiliates, the requirements of this Appendix II shall be required to be satisfied by such policy only in so far as it relates to the Borrower.

(H) Delayed Effective Date: Notwithstanding the foregoing, until December 1, 2005, the Borrower will not be required to comply with the requirements to
     (1) maintain terrorism insurance, (2) have a business interruption indemnity period of 15 months but instead have an indemnity period of 12 months and (3) have the earthquake aggregate limit apply separately to the Sulphide Facility.

(I) Delayed Implementation Date: Notwithstanding the foregoing, until the suspension or termination of the Completion Guarantee for an Event of Political Force Majeure pursuant to Section 5.01 of the Completion Guarantee or Section 11.01 of the Master Participation Agreement, the Borrower will not be required to comply with the payment of loss proceeds requirement in Section (D)(6) of this

     Appendix II as it applies to the construction all risk, delayed startup, marine cargo and marine cargo delayed startup insurance.

                                  Appendix III

                              Form of Annual Budget

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                                 BALANCE SHEET
                                   YEAR 2005
                           (IN THOUSAND U.S. DOLLARS)

                                           PRELIM
                                            2005   JAN-06  FEB-06  MAR-06  APR-06  MAY-06  JUN-06  JUL-06
                                           ------  ------  ------  ------  ------  ------  ------  ------
ASSETS
   Cash and short-term investments, at
      cost
   Receivables, net
   Inventories
   Supplies
   Prepaid Expenses

      Current Assets

   Property, plant and equipment, net
   Other Assets
Total Assets

LIABILITIES
   Accounts Payable and accrued expenses
   Accrued Taxes
   Short term-debt
   Accrued Interest
      Current Liabilities

   Dividends payable
   Long term-debt
      Long term bank debt
      Long term bond debt
   Deferred Income Taxes
   Other liabilities & deferred credits

SHAREHOLDER'S EQUITY
   Common and pref. Shares,
   Capital in Excess of Par
   Reserves
   Dividends
   Retained earnings, Beginning of period
   Transfer to Reserves
   Net Income
   Total shareholder's equity
Total liabilities and shareholder's
   equity


                                           AUG-06  SEP-06  OCT-06  NOV-06  DEC-06  2006  2007  2008
                                           ------  ------  ------  ------  ------  ----  ----  ----
ASSETS
   Cash and short-term investments, at
      cost
   Receivables, net
   Inventories
   Supplies
   Prepaid Expenses

      Current Assets

   Property, plant and equipment, net
   Other Assets
Total Assets

LIABILITIES
   Accounts Payable and accrued expenses
   Accrued Taxes
   Short term-debt
   Accrued Interest
      Current Liabilities

   Dividends payable
   Long term-debt
      Long term bank debt
      Long term bond debt
   Deferred Income Taxes
   Other liabilities & deferred credits

SHAREHOLDER'S EQUITY
   Common and pref. Shares,
   Capital in Excess of Par
   Reserves
   Dividends
   Retained earnings, Beginning of period
   Transfer to Reserves
   Net Income
   Total shareholder's equity
Total liabilities and shareholder's
   equity

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                        STATEMENT OF INCOME AND EXPENSES
                                    YEAR 2005
                           (IN THOUSAND U.S. DOLLARS)

                                          PRELIM
                                           2005   JAN-06  FEB-06  MAR-06  APR-06  MAY-06  JUN-06  JUL-06
                                          ------  ------  ------  ------  ------  ------  ------  ------
SALES AND OTHER OPERATING REVENUES
   Copper Revenues, cathode
   Copper Revenues, concentrate
   Silver Revenues
   Gold Revenues
   Swaps
   Eliminations
   Swaps Eliminations

OPERATING COST AND EXPENSES
   Cost of products sold
   Treatment & Refining
   Concentrate Shipping & Handling
   Swaps Cost of Sales
   Depreciation, depletion and
      amortization
   Selling and general adm.
      expenses

OPERATING INCOME

Equity earning (losses)

EARNING FROM OPERATIONS
   Interest expense
   Capitalized Interest
   Miscellaneous income and expense, net

INCOME BEFORE TAXES AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGES

   Provision for taxes
   Employees participation
   Income tax benefit

INCOME BEFORE CUMULATIVE EFFECT OF
   ACCOUNTING CHANGES

Minority Interest
   Cumulative effect of accounting
      changes

NET INCOME


                                          AUG-06  SEP-06  OCT-06  NOV-06  DEC-06  2006  2007  2008
                                          ------  ------  ------  ------  ------  ----  ----  ----
SALES AND OTHER OPERATING REVENUES
   Copper Revenues, cathode
   Copper Revenues, concentrate
   Silver Revenues
   Gold Revenues
   Swaps
   Eliminations
   Swaps Eliminations

OPERATING COST AND EXPENSES
   Cost of products sold
   Treatment & Refining
   Concentrate Shipping & Handling
   Swaps Cost of Sales
   Depreciation, depletion and
      amortization
   Selling and general adm.
      expenses

OPERATING INCOME

Equity earning (losses)

EARNING FROM OPERATIONS
   Interest expense
   Capitalized Interest
   Miscellaneous income and expense, net

INCOME BEFORE TAXES AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGES

   Provision for taxes
   Employees participation
   Income tax benefit

INCOME BEFORE CUMULATIVE EFFECT OF
   ACCOUNTING CHANGES

Minority Interest
   Cumulative effect of accounting
      changes

NET INCOME

                       SOCIEDAD MIHERA CERRO VERDE S.A.A.
                             STATEMENT OF CASH FLOW
                                    YEAR 2005
                           (IN THOUSAND U.S. DOLLARS)

                                                  PRELIM
                                                   2005   JAN-06  FEB-06  MAR-06  APR-06  MAY-06  JUN-06  JUL-06
                                                  ------  ------  ------  ------  ------  ------  ------  ------
OPERATING ACTIVITIES
Net Income
   Adjustments to reconcile net income cash flow
      from operations:
   Depreciation, depletion and amortization
   Deferred income taxes
   Changes in current assets and liabilities
   Other

   NET CASH PROVIDED BY OPERATING ACTIVITIES

INVESTING ACTIVITIES
   Capital Outlays
   Other

   NET CASH USED IN INVESTING ACTIVITIES

FINANCING ACTIVITIES
   Bank debt (Increase)
   Bond debt (Increase)
   Bank debt (Repayments)
   Bond debt (Repayments)
   Subordinated debt (Payment)
Issuance of Capital Stock
Ordinary Dividends
Debt issue costs
Other

   NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES

INCREASE (OR DECREASE) IN CASH AND SHORT-TERM
      INVESTMENTS...............................
CASH AND SHORT-TERM INVESTMENTS AT BEGINNING
   OF PERIOD....................................

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING
   OF PERIOD....................................

                                                  AUG-06  SEP-06  OCT-06  NOV-06  DEC-06  2006  2007  2008
                                                  ------  ------  ------  ------  ------  ----  ----  ----
OPERATING ACTIVITIES
Net Income
   Adjustments to reconcile net income cash flow
      from operations:
   Depreciation, depletion and amortization
   Deferred income taxes
   Changes in current assets and liabilities
   Other

   NET CASH PROVIDED BY OPERATING ACTIVITIES

INVESTING ACTIVITIES
   Capital Outlays
   Other

NET CASH USED IN INVESTING ACTIVITIES

FINANCING ACTIVITIES
   Bank debt (Increase)
   Bond debt (Increase)
   Bank debt (Repayments)
   Bond debt (Repayments)
   Subordinated debt (Payment)
Issuance of Capital Stock
Ordinary Dividends
Debt issue costs
Other

   NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES

INCREASE (OR DECREASE) IN CASH AND SHORT-TERM
   INVESTMENTS..................................

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING
   OF PERIOD....................................

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING
   OF PERIOD....................................

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                              CAPITAL EXPENDITURES
                                    YEAR 2005
                           (IN THOUSAND U.S. DOLLARS)

                            PRELIM
                             2005   JAN-06  FEB-06  MAR-06  APR-06  MAY-06  JUN-06  JUL-06
                            ------  ------  ------  ------  ------  ------  ------  ------
AREAS

   Mine

   Crushing & Conveying

   Leach

   SX-EW

   Concentrator

   General Administration

Total Capital Expenditures

                            AUG-06  SEP-06  OCT-06  NOV-06  DEC-06  2006  2007  2008
                            ------  ------  ------  ------  ------  ----  ----  ----
AREAS

   Mine

   Crushing & Conveying

   Leach

   SX-EW

   Concentrator

   General Administration

Total Capital Expenditures

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                            KEY OPERATING STATISTICS

                                                   PRELIM
                                                    2005    JAN-06   FEB-06   MAR-06   APR-06   MAY-06   JUN-06   JUL-06
                                                   ------   ------   ------   ------   ------   ------   ------   ------
PRODUCTION

MATERIAL MINED EX-PIT                      K dmt

MILL
   ORE MILLED                              K dmt

   CONCENTRATE PRODUCTION, PAYABLE METAL
      Copper concentrate                   K dmt
         Copper                            M lbs
         Silver, contained in cu conc
            (payable)                      M ozs
      Molybdenum concentrate               K dmt
         Molybdenum (payable)              M lbs
LEACH
   TOTAL MATERIAL LEACHED
      Total Leached material Placed        K dmt
      Grade                                %

   SX-EW
      Flow rate                            gpm
      PLS grade                            gpl
      Cu harvested                         Klbs
      Cu harvested, tonnes                 Kdmt

PRODUCTION SUMMARY
   COPPER, PAYABLE METAL
      Cathode                              M lbs
      Concentrate                          M lbs
         Total                             M lbs
      Molybdenum                           M lbs
      Silver, contained in cu conc (Mozs)  M ozs

CASH OPERATING COSTS
   Mine                                    $000
   Concentrator                            $000
   Crushing & Leach                        $000
   SX-EW                                   $000
   General Administration                  $000
      Total Direct Operating Costs         $000


                                           AUG-06   SEP-06   OCT-06   NOV-06   DEC-06   2006   2007   2008
                                           ------   ------   ------   ------   ------   ----   ----   ----
PRODUCTION

MATERIAL MINED EX-PIT

MILL
   ORE MILLED

   CONCENTRATE PRODUCTION, PAYABLE METAL
      Copper concentrate
         Copper
         Silver, contained in cu conc
            (payable)
      Molybdenum concentrate
         Molybdenum (payable)
LEACH
   TOTAL MATERIAL LEACHED
      Total Leached material Placed
      Grade

   SX-EW
      Flow rate
      PLS grade
      Cu harvested
      Cu harvested, tonnes

PRODUCTION SUMMARY
   COPPER, PAYABLE METAL
      Cathode
      Concentrate
         Total
      Molybdenum
      Silver, contained in cu conc (Mozs)

CASH OPERATING COSTS
   Mine
   Concentrator
   Crushing & Leach
   SX-EW
   General Administration
      Total Direct Operating Costs

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                                   ASSUMPTIONS

                                           PRELIM
                                            2005    JAN-06   FEB-06   MAR-06   APR-O6   MAY-06   JUN-06   JUL-O6   AUG-06
                                           ------   ------   ------   ------   ------   ------   ------   ------   ------
PRICES
   Copper
   Silver
   Molybdenum

LEACH STATISTICS
   ORE GRADE
      Copper

CONCENTRATOR STATISTICS
   ORE GRADE
      Copper
      Molybdenum
      Silver

   METAL RECOVERIES
      Copper
      Molybdenum
      Silver

   CONCENTRATE GRADE
      Copper
      Silver contained in copper conc
      Molybdenum

   SALES VOLUME, PAYABLE LBS
      Copper concentrate
      Copper cathode
      Molybdenum
      Silver, contained in cu conc (ozs)

PERSONNEL PLAN
   Mine
   Crushing & Conveying
   Leach
   SX-EW
   Concentrator
   G&A
      Total


                                           SEP-06   OCT-06   NOV-06   DEC-06   2006   2007   2008
                                           ------   ------   ------   ------   ----   ----   ----
PRICES
   Copper
   Silver
   Molybdenum

LEACH STATISTICS
   ORE GRADE
      Copper

CONCENTRATOR STATISTICS
   ORE GRADE
      Copper
      Molybdenum
      Silver

   METAL RECOVERIES
      Copper
      Molybdenum
      Silver

   CONCENTRATE GRADE
      Copper
      Silver contained in copper conc
      Molybdenum

   SALES VOLUME, PAYABLE LBS
      Copper concentrate
      Copper cathode
      Molybdenum
      Silver, contained in cu conc (ozs)

PERSONNEL PLAN
   Mine
   Crushing & Conveying
   Leach
   SX-EW
   Concentrator
   G&A
      Total
